UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CSLM Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

CSLM ACQUISITION CORP.

(a Cayman Islands exempted company)

PROSPECTUS

FOR UP TO 28,541,535 SHARES OF COMMON STOCK AND

9,487,500 WARRANTS TO PURCHASE SHARES OF COMMON STOCK (For Issuance)

OF

CSLM HOLDINGS, INC.

(to be renamed “Fusemachines Inc.” in connection with the Business Combination described herein)

On January 22, 2024, CSLM Acquisition Corp., a Cayman Islands exempted company (“CSLM” or the “Company”), entered into a merger agreement as amended on August 27, 2024 and February 4, 2025, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (as may be further amended and/or restated from time to time, the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A. If the Merger Agreement is approved by CSLM’s shareholders and the transactions contemplated by the Merger Agreement are consummated, the following will occur: (1) the merger of CSLM with and into CSLM Holdings, Inc., a Delaware corporation and wholly owned subsidiary of CSLM upon which the separate existence of CSLM will cease and CSLM Holdings, Inc. will be the surviving corporation (such surviving company “Pubco”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.6 to this proxy statement/prospectus (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (as may be amended from time to time, the “Current Charter”), (the “Domestication”); (2) the merger (the “Merger”) of Merger Sub with and into Fusemachines, pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the separate corporate existence of Merger Sub will cease and Fusemachines will be the surviving corporation and a wholly-owned subsidiary of Pubco, pursuant to the terms of the Merger Agreement and in accordance with the laws of the State of Delaware, as more fully described elsewhere in this proxy statement/prospectus; and (3) the other transactions contemplated by the Merger Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Proposed Transaction” or “Business Combination”). In connection with the Proposed Transaction, Pubco will be renamed “Fusemachines Inc.” and Fusemachines will be renamed “Fusemachines USA, Inc.”

In connection with the Domestication, (x) prior to the Domestication, Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (“Sponsor”), will surrender to CSLM for no consideration the sole issued and outstanding Class B ordinary share of CSLM (“CSLM Class B Ordinary Share”), par value $0.0001 per share, and (y) at the effective time of the Domestication, (i) each then issued and outstanding Class A ordinary share of CSLM (“CSLM Class A Ordinary Shares”), par value $0.0001 per share, after giving effect to redemptions occurring prior to the Domestication, will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Pubco (each a share of “Pubco Common Stock”), (ii) each then issued and outstanding CSLM Class B Ordinary Share shall convert automatically into a CSLM Class A Ordinary share, after which it would automatically convert, on a one-for-one basis, into one Pubco Common Stock; (iii) each then issued and outstanding warrant of CSLM will become exercisable for one share of Pubco Common Stock (“Domesticated Pubco Warrant”), pursuant to the Warrant Agreement, dated as of January 12, 2022, by and between CSLM and Continental Stock Transfer & Trust Company, as warrant agent, (iv) each then issued and outstanding Public Right shall convert automatically into one right to acquire one-tenth (1/10) of one share of Pubco Common Stock upon the consummation of the Business Combination, pursuant to the terms of the Public Rights Agreement (“Domesticated Pubco Right”); and (v) each then issued and outstanding unit of CSLM shall separate and convert automatically into one Pubco Common Stock, one right to acquire one-tenth of a Pubco Common Stock, and one-half of one Domesticated Pubco Warrant.

The CSLM Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of CSLM and its shareholders because they believe that Fusemachines is a company with strong revenue growth potential. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of CSLM reviewed various industry and financial data and the due diligence and evaluation materials provided by Fusemachines, demonstrating that Fusemachines has a business plan dedicated to both to near term cash flow as well as long term growth. See “The Business Combination Proposal — CSLM Board of Directors’ Reasons for the Approval of the Business Combination” on page 124. In addition, the CSLM Board obtained a Fairness Opinion from Marshall Stevens which concluded that, as of the date of its opinion, as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, and based on and subject to the assumptions, qualifications and other matters set forth therein, the Aggregate Merger Consideration to be paid by CSLM in the Merger is fair to Public Shareholders unaffiliated with the Sponsor or its affiliates. See “The Business Combination Proposal — Opinion of Marshall & Stevens, as Financial Advisor to CSLM’s Board of Directors”.

CSLM has filed a proxy to extend the time to complete the Business Combination, and will hold an extraordinary meeting for that purpose, should the Business Combination not be completed by July 18, 2025 (the “Final Extension Meeting”). If necessary, CSLM will hold the Final Extension Meeting to extend the time to complete the Business Combination on a monthly basis, until October 18, 2025.

Consideration and Structure

Under the Merger Agreement, the Fusemachines equityholders that hold shares of Fusemachines Common Stock (as defined below), shares of Fusemachines Preferred Stock (as defined below), Fusemachines Options (as defined below), or Fusemachines Convertible Notes (as defined below) will receive an aggregate of the number of shares of Pubco Common Stock equal to the quotient obtained by dividing (a) $200,000,000, by (b) $10.00 (the “Aggregate Merger Consideration”) in exchange for the Aggregate Fully Diluted Fusemachines Common Stock, as defined below.

The Merger Agreement also provides, among other things, CSLM, Sameer Maskey, the founder and Chief Executive Officer of Fusemachines, and Pubco are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus of up to $1,000,000 upon the Closing. The transaction bonus to be paid to Dr. Maskey is equal to 20% of the sum of (i) the amount of cash remaining in the Trust Account after Redemptions and (ii) the amount of proceeds of any equity investments or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount (as defined below), provided that such transaction bonus shall not exceed $1,000,000.

Sponsor Convertible Notes

Within five (5) business days following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Sponsor provided to Fusemachines loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million was to be used by Fusemachines for general corporate purposes, including debt repayment, and $2.0 million was to be used by Fusemachines to repurchase certain Fusemachines shares from Mr. Maskey (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey entered into a pledge agreement with the Sponsor and Fusemachines (the “Pledge Agreement”), pursuant to which Mr. Maskey pledged certain shares of Fusemachines Common Stock held by him to secure the Fusemachines ‘obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Fusemachines Preferred Stock prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of Fusemachines prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

The PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, the parties agreed that Pubco will enter into subscription agreements, in the form and substance as reasonably agreed upon by CSLM and

Fusemachines (the “Subscription Agreements”), with certain investors providing for aggregate investments in Pubco Common Stock in a private placement on or prior to the Closing of an amount as of immediately prior to the Effective Time, the sum of (i) $8,240,000, (ii) the outstanding balance under the 3rd Amended and Restated Promissory Note of up to $4,000,000, dated as of February 4, 2025 and amended on May 23, 2025, issued by CSLM in favor of Sponsor to fund CSLM’s working capital requirements, as it may be from time to time amended or supplemented, and (iii) up to $3,000,000, subject to reduction up to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000 (as defined below), and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000 (the “Contingent PIPE Investment Amount”), if any (the “PIPE Investment Amount”) at $10.00 per share of Pubco Common Stock (the “PIPE Investment”). “Parent Closing Excess Cash” means (i) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount (as such term is defined in the Merger Agreement) plus (ii) the proceeds of any equity investments (including any private investments in public equity) or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount.

Treatment of Fusemachines Securities

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Fusemachines Option”) to purchase shares of common stock of Fusemachines (“Fusemachines Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Fusemachines Option (including expiration date, vesting conditions, and exercise provisions), the number of shares of Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Fusemachines Common Stock subject to such Fusemachines Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per share of Pubco Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Fusemachines Common Stock of such Fusemachines Option divided by (B) the Conversion Ratio ( each a “Converted Stock Option”). At the Effective Time, Pubco will assume all obligations of the Fusemachines with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, effective immediately prior to the Effective Time, each of Fusemachines’ issued and outstanding convertible promissory notes (the “Fusemachines Convertible Notes”) shall be (i) treated in accordance with the terms of the relevant agreement governing such Fusemachines Convertible Notes, and (ii) converted into Fusemachines Preferred Stock or Fusemachines Common Stock, as applicable.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of shares of Pubco Common Stock constituting the Aggregate Merger Consideration, by (ii) the “Aggregate Fully Diluted Fusemachines Common Stock”, which means: the sum, without duplication, of (a) all shares of Fusemachines Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Fusemachines Common Stock issuable upon conversion of all shares of Fusemachines Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Fusemachines Common Stock issuable upon full exercise of all Fusemachines Options (whether vested or unvested); plus (d) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Fusemachines outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Fusemachines Common Stock. The proposed new bylaws of Pubco (the “Proposed Bylaws”) will provide that the Pubco Common Stock issued as consideration pursuant to the Merger will be subject to a lock-up for a period of the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Pubco’s shareholders having the right to exchange their Pubco Common Stock for cash, securities or other property. The board of directors of Pubco may, in its sole discretion, determine to waive, amend or repeal such lock-up obligations, whether in whole or in part.

The Sponsor Support Agreement provides that the Pubco Common Stock owned by the Sponsor shall be subject to a “lock-up” of the same duration and terms as those set forth in the Proposed Bylaws with respect to Pubco Common Stock issued as consideration in the Merger.

Second Amendment to the Merger Agreement

On February 4, 2025, CSLM entered into a second amendment to the Merger Agreement (the “2nd Amendment”) to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, an affiliate of the Sponsor (the “Sponsor Affiliate”), provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”). and shall be released to Pubco upon the consummation of the Business Combination. In addition, the maturity dates on the Sponsor Convertible Notes issued on January 25, 2024 were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”).

For information on the percentage of the issued and outstanding shares of Pubco Common Stock immediately following the Closing that are expected to be held by the Fusemachines Securityholders (as defined below), the Sponsor and CSLM’s current public security holders, in various redemption scenarios, based on Fusemachines’ balance of capital stock as of March 31, 2024, see “Questions and Answers for Shareholders of CSLM — What equity stake will current CSLM shareholders and Fusemachines Securityholders hold in Pubco immediately after the consummation of the Proposed Transaction?”

On January 15, 2025, CSLM received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that CSLM did not comply with Nasdaq Interpretive Material IM-5101-2, because the Business Combination was not consummated by January 12, 2025, 36 months after the effective date of its IPO, and that its securities were subject to delisting. CSLM’s securities were suspended from trading on Nasdaq at the opening of business on January 22, 2025, and began trading on the OTC Markets Group, Inc. - Pink Open Market (“OTC”).

The CSLM Units, Class A Ordinary Shares, Rights and Warrants are currently listed on OTC under the symbols “CSLUF,” “CSLMF” “CSLRF” and “CSLWF,” respectively. CSLM has applied to obtain the listing of the Pubco Common Stock and Pubco Warrants on Nasdaq under the symbols “FUSE” and “FUSEW”, respectively, upon the Closing. Pubco will not have publicly traded units nor publicly traded rights following the Closing. Pursuant to the terms of the Merger Agreement, as a closing condition, CSLM is required to cause the Pubco Common Stock to be issued in connection with the Business Combination to be approved for listing on Nasdaq or another national securities exchange, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement. It is important for you to know that, at the time of the extraordinary general meeting, CSLM may not have received from Nasdaq either confirmation of the listing of the Pubco Common Stock or that approval will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received, and the Business Combination could still be consummated if such condition is waived and therefore the Pubco Common Stock would not be listed on any nationally recognized securities exchange.

The following summarizes the pro forma ownership of Pubco Common Stock immediately following the Business Combination under several redemption scenarios: no additional redemptions, 25%, 50%, 75% redemptions, and full redemptions.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	3,270,187		12%	2,927,015		11%	2,583,843		10%	2,240,671		8%	1,897,500		7%
Sponsor and related parties of Sponsor	9,480,380	(2)	34%	9,453,111	(2)	35%	9,489,954	(2)(3)	35%	9,559,175	(2)(3)	36%	9,719,069	(2)(3)	37%
Fusemachines Stockholders(4)	13,967,074		51%	14,005,506		51%	14,030,115		52%	14,049,313		53%	14,053,480		53%
Unrelated third party shareholders	831,000		3%	831,000		3%	831,000		3%	831,000		3%	831,000		3%

Total	27,548,641		100%	27,216,632		100%	26,934,912		100%	26,680,159		100%	26,501,049		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to the 18,975,000 units issued in CSLM’s initial public offering.

(2)

Includes the following: (a) 3,259,142, 3,238,381, 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (b) 1,021,683, 1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the Third Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines preferred stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines convertible notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing.

Stockholders will experience additional dilution to the extent Pubco issues additional shares of Common Stock after the closing of the Business Combination. The table above excludes any shares that will be issuable upon the exercise of the 3,971,250 Private Warrants, 9,487,500 Public Warrants or any Fusemachines options.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal 1 — The Business Combination Proposal — Ownership After the Closing.”

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Unaudited Condensed Combined Pro Forma Financial Information”. For more information, including the ownership percentages in the no additional redemptions scenario and the effect of certain dilutive securities, see the section entitled “The Business Combination Proposal — Ownership of Pubco after the Closing”.

Compensation Received by the Sponsor

Within five (5) business days following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (our “Sponsor”) will provide to Fusemachines loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million shall be used by Fusemachines for general corporate purposes, including debt repayment, and $2.0 million shall be used by Fusemachines to repurchase certain Fusemachines shares from Mr. Maskey, the Chief Executive Officer of Fusemachines (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey shall enter into a pledge agreement with the Sponsor and Fusemachines (the “Pledge Agreement”), pursuant to which Mr. Maskey shall pledge certain shares of Fusemachines Common Stock held by him to secure Fusemachines ‘obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Preferred Stock of Fusemachines prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of Fusemachines prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

In addition, the Sponsor or an affiliate of the Sponsor has issued an unsecured promissory note to CSLM up to an aggregate amount of $4,000,000 (the “Working Capital Loans”) as described below.

On February 4, 2025, CSLM issued a 3rd amended and restated promissory note (the “3rd A&R Note”) to increase the amount the Company may borrow from $2,750,000 to $3,000,000. The 3rd A&R Note bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid as follows: $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall be payable in cash at the closing of the Business Combination. On May 23, 2025, the 3rd A&R Note was amended to increase the amount the Company may borrow to $4,000,000.

In addition, as disclosed in the IPO prospectus, CSLM may issue Working Capital Loans that would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post business combination entity. If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Warrants issued in the IPO.

Conflicts of interest

Since the Sponsor, its affiliates, representatives and certain the initial shareholders of CSLM (the “Initial Shareholders”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of CSLM Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Fusemachines is appropriate. Such interests include that the Initial Shareholders, will lose their entire investment in CSLM if CSLM does not complete a business combination. When you consider the recommendation of the CSLM Board in favor of approval of the Business Combination, you should keep in mind that the Initial Shareholders, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the CSLM shareholders generally.

These conflicts of interest include, among other things, the interests listed below:

•

The beneficial ownership of the Sponsor and certain the Initial Shareholders of 4,743,750 CSLM Ordinary Shares which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless if the Business Combination is not consummated because the Initial Shareholders and the Sponsor have agreed to waive their rights to any liquidation distributions. In addition, the 7,942,500 Private Warrants purchased by the Initial Shareholders for a total purchase price of $7,942,500 would expire worthless.

•

If the Business Combination is consummated, the Sponsor and Initial Shareholders would own up to an aggregate of 4,743,750 Ordinary Shares with an aggregate market value of approximately $56,782,687.50, based on the closing price of the Public Shares of $11.97 as of June 27, 2025; and 7,942,500 Private Warrants with an aggregate market value of approximately $794,250 based on the closing price of the Public Warrants of $0.10 as of June 27, 2025 as reported on the OTC.

•

The Sponsor or an affiliate of the Sponsor have issued to the CSLM working capital loans up to the amount of $4,000,000. In the event that the Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. All unpaid amounts would be forfeited.

•

The Escrow Note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) at any time after July 12, 2025 at the option of the holder, if not, payable in cash.

•	the continued indemnification of current directors and officers of CSLM and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, and current and former officers and directors will lose their entire investment in us if an initial business combination is not completed.

These interests may influence CSLM’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby. These interests were considered by the CSLM Board when it approved the Business Combination.

For more information, please see Section - “DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF CSLM PRIOR TO THE BUSINESS COMBINATION - Conflicts of interest” on page 238.

CSLM will hold an extraordinary general meeting of its shareholders (the “extraordinary general meeting”) to consider matters relating to the Business Combination at 11:00, Eastern Time, on July 28, 2025. The extraordinary general meeting will be a virtual meeting conducted via live webcast. For the purposes of Cayman Islands law and the Current Charter, the physical location of the meeting will be at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308. You or your proxyholder will also be able to attend and vote at the extraordinary general meeting online by visiting https://www.cstproxy.com/cimspac/bc2025 and using a control number assigned by Continental Stock Transfer & Trust Company (the “Transfer Agent”). To register and receive access to the extraordinary general meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement/prospectus.

If you have any questions or need assistance voting your shares in CSLM, please contact Advantage Proxy, Inc. our proxy solicitor, by email at karen@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565. The notice of the extraordinary general meeting and the proxy statement/prospectus relating to the Business Combination will be available at: https://www.cstproxy.com/cimspac/bc2025.

This document is (i) a prospectus related to the issuance by Pubco of Pubco Common Stock and Pubco Warrants in the Business Combination, (ii) a proxy statement for CSLM to use in soliciting proxies for the extraordinary general meeting, and (iii) a prospectus for the sale by the selling stockholders of Pubco Common Stock and Pubco Warrants received in the Business Combination.

This proxy statement/prospectus provides shareholders of CSLM with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of CSLM. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

CSLM ACQUISITION CORP.

Cayman Islands Exempted Company

(Company Number WC-374301)

2400 E. Commercial Boulevard, Suite 900,

Fort Lauderdale, FL 33308

(954) 315-9380

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON JULY 28, 2025

To the Shareholders of CSLM Acquisition Corp.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of CSLM Acquisition Corp., a Cayman Islands exempted company (“CSLM”), will be held virtually at 11:00, Eastern Time, on July 28, 2025. The extraordinary general meeting will be a virtual meeting conducted via live webcast at as set forth below. For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of CSLM (as may be amended from time to time, the “Current Charter”), the physical location of the extraordinary general meeting will be at the offices of CSLM at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308.

Dial:	877 853 5257 (Toll Free)

888 475 4499 (Toll Free)

Meeting URL: https://loeb.zoom.us/j/97214707480?from=addon

Meeting ID: 972 1470 7480

You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Merger Agreement, dated as of January 22, 2024, as amended on August 27, 2024, and February 4, 2025, (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (post-Merger, as defined below - “Pubco”) and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Proposed Transaction” or “Business Combination”). Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law, as amended, (“DGCL”), Merger Sub will merge with and into Fusemachines (the “Merger”), with Fusemachines continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of Pubco, as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A. The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, that CSLM’s entry into the Merger Agreement, dated as of January 22, 2024 as amended on August 27, 2024 and February 4, 2025 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (a copy of which is attached to the proxy statement/prospectus as Annex A), pursuant to which, among other things, following the Domestication of CSLM to the State of Delaware as described below, the merger of Merger Sub with and into Fusemachines (the “Merger”), with Fusemachines surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, as amended, to be approved, ratified and confirmed in all respects.”

(2) Proposal No. 2 — The Domestication Merger Proposal — The holders of the CSLM Ordinary Shares issued and outstanding, voting as a separate class, to consider and vote upon a proposal to approve by way of special resolution of the holders of the CSLM Ordinary Shares that: (a) CSLM be and is hereby authorized to merge with and into CSLM Holdings, Inc. with CSLM Holdings, Inc. being the surviving company (such surviving company “Pubco”) and all the undertaking, property and liability of CSLM vest in CSLM Holdings, Inc. by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands and the DGCL; (b) the Plan of Merger, the form of which is attached to the proxy statement/consent solicitation statement/prospectus as Exhibit 3.6 (the “Plan of Merger”), be authorized, approved and confirmed in all respects and CSLM be authorized to enter into the Plan of Merger; and (c) the Plan of Merger be executed by any one director of CSLM (a “Director”) on behalf of CSLM and any Director or, with their authorization, CSLM’s officers on behalf of CSLM, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and with the Secretary of State of the State of Delaware.” Upon the effectiveness of the Domestication, Pubco will become a Delaware corporation and will change its corporate name to “Fusemachines Inc.” and all outstanding securities of CSLM will convert into securities of Pubco, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Domestication Merger Proposal.” The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as a special resolution of the holders of Ordinary Shares that: (a) CSLM be and is hereby authorized to merge with and into CSLM Holdings, Inc. with CSLM Holdings, Inc. being the surviving company and all the undertaking, property and liability of CSLM vest in CSLM Holdings, Inc. by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands and the DGCL; (b) the Plan of Merger, the form of which is attached to the proxy statement/consent solicitation statement/prospectus as Exhibit 3.6 (the “Plan of Merger”), be authorized, approved and confirmed in all respects and CSLM be authorized to enter into the Plan of Merger; and (c) the Plan of Merger be executed by any one director of CSLM (a “Director”) on behalf of CSLM and any Director or, with their authorization, CSLM’s officers on behalf of CSLM, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and with the Secretary of State of the State of Delaware.”

(3) Proposal No. 3 — The Stock Issuance Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Pubco Common Stock and securities convertible into shares of Pubco Common Stock to (i) the Fusemachines equityholders pursuant to the Merger Agreement, and (ii) to any other persons pursuant to subscription, purchase, or similar agreements CSLM may enter into prior to Closing. We refer to this proposal as the “Stock Issuance Proposal”. The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Pubco Common Stock to Fusemachines equityholders pursuant to the Merger Agreement, and any other persons pursuant to subscription, purchase or similar agreements CSLM may enter into prior to Closing be approved in all respects.”

(4) Proposal No. 4 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of special resolution the Proposed Charter and the proposed new bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Pubco (a corporation incorporated in the State of Delaware), (the “Organizational Documents Proposal”). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively. The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as a special resolution, that the Current Charter currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as Annex B-1 and Annex B-2, respectively), with such principal changes as described in the Advisory Organizational Documents Proposals 5A through 5F.”

(5) Proposal No. 5 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A)

Advisory Organizational Documents Proposal 5A (Authorized Shares) — authorize the amendment and redesignation of the authorized share capital of CSLM from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 500,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock (“Advisory Organizational Documents Proposal 5A”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the authorized share capital of CSLM be amended and redesignated from 500,000,000 CSLM Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 CSLM Class B Ordinary Shares par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to 500,000,000 shares of Pubco Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, as described in Advisory Organizational Documents Proposal 5A.”

(B)

Advisory Organizational Documents Proposal 5B (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 5B”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that (a) Delaware be adopted as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States be adopted as the exclusive forum for asserting a cause under the Securities Act, as described in Advisory Organizational Documents Proposal 5B.”

(C)

Advisory Organizational Documents Proposal 5C (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter (“Advisory Organizational Documents Proposal 5C”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter; provided that, so long as any shares of Pubco Common Stock remain outstanding, Pubco may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Pubco Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Charter in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Pubco Common Stock so as to affect them adversely as described in Advisory Organizational Documents Proposal 5C, be approved.”

(D)	Advisory Organizational Documents Proposal 5D (Removal of Directors) — to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 5D”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, as described in Advisory Organizational Documents Proposal 5D, be approved.”

(E)

Advisory Organizational Documents Proposal 5E (Stockholder Action by Written Consent) —to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting (“Advisory Organizational Documents Proposal 5E”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, as described in Advisory Organizational Documents Proposal 5E, be approved.”

(F)

Advisory Organizational Documents Proposal 5F (Additional Changes) — to approve and adopt an amendment to the Current Charter to authorize certain additional changes, including, among other things, (a) making Pubco’s corporate existence perpetual, and (b) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon Closing, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination (“Advisory Organizational Documents Proposal 5F”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that certain additional changes, including, among other things, (i) making Pubco’s corporate existence perpetual and (ii) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination, as described in Advisory Organizational Documents Proposal 5F, be approved.”

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, that the Fusemachines Inc. Equity Incentive Plan (a copy of which is attached to this proxy statement/prospectus as Annex C) and any form award agreements thereunder, be approved and adopted in all respects.”

(7) Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”). The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved.”

Each of Proposal Nos. 1, 2, 3, 4, 5A and 6 is cross-conditioned on the approval of each other (the “Condition Precedent Proposals”). The Advisory Organizational Documents Proposal 5B-F and the Adjournment Proposal

are not cross-conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Notwithstanding the order of the resolutions on the notice to the extraordinary general meeting, the Adjournment Proposal may be presented first to the shareholders if, based on the tabulated vote collected at the time of the extraordinary general meeting, there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals.

Only holders of record of CSLM Ordinary Shares at the close of business on June 9, 2025 (the “Record Date”) are entitled to notice of and to vote at and to have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

This proxy statement/prospectus and accompanying proxy card is being provided to CSLM’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournment of the extraordinary general meeting. Whether or not you plan to attend the extraordinary general meeting, all of CSLM’s shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 65 of this proxy statement/prospectus.

After careful consideration, the board of directors of CSLM (the “CSLM Board”) has unanimously approved the Proposed Transaction and unanimously recommends that shareholders vote “FOR” the adoption of the Merger Agreement, and approval of the transactions contemplated thereby, including the Proposed Transaction, and “FOR” all other proposals presented to CSLM’s shareholders in this proxy statement/prospectus. When you consider the recommendation of these proposals by the CSLM Board, you should keep in mind that CSLM’s directors and officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. Additionally, the Sponsor (as defined below) has the right to vote an aggregate of 4,743,750 shares, or approximately 77.6% of the issued and outstanding CSLM Ordinary Shares, and the Sponsor owns the sole outstanding CSLM Class B Ordinary Share. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

CSLM has filed a proxy to extend the time to complete the Business Combination, and will hold an extraordinary meeting for that purpose, should the Business Combination not be completed by July 18, 2025 (the “Final Extension Meeting”). If necessary, CSLM will hold the Final Extension Meeting to extend the time to complete the Business Combination on a monthly basis, until October 18, 2025.

Pursuant to the Current Charter, a holder of Public Shares (as defined herein) (a “Public Shareholder”) may request that CSLM redeem all or a portion of its Public Shares for cash if the Proposed Transaction is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)

(a) hold Public Shares or (b) hold Public Shares through CSLM Units and elect to separate your CSLM Units into the underlying Public Shares, Public Rights and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(ii)

submit a written request to Continental Stock Transfer & Trust Company (“Transfer Agent”), CSLM’s transfer agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that CSLM redeem all or a portion of your Public Shares for cash; and

(iii)	tender or deliver your share certificates for Public Shares (if any) along with the redemption forms to the Transfer Agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 pm, Eastern Time, on July 24, 2025 (up to two business days prior to the initially scheduled vote on the Business Combination Proposal ) in order for their Public Shares to be redeemed.

Holders of CSLM Units must elect to separate Units held by them into the underlying Public Shares, Public Rights and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. Public Shareholders may elect to redeem Public Shares regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. If the Proposed Transaction is not consummated, the Public Shares will be returned to the respective holder, broker or bank.

If the Proposed Transaction is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely tenders or delivers its share certificates (if any) and other redemption forms (as applicable) to the Transfer Agent, CSLM will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account and not previously released to the CSLM to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue For illustrative purposes, as of June 20, 2025, this would have amounted to approximately $12.06 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See “Extraordinary General Meeting of CSLM — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without CSLM’s prior consent. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash without CSLM’s prior consent.

The Merger Agreement is subject to the satisfaction or waiver of customary closing conditions, including, among others: (a) approval of the Business Combination and related agreements and transactions by the respective shareholders of CSLM and Fusemachines; (b) the effectiveness of the registration statement on Form S-4 filed by CSLM of which the accompanying proxy statement/prospectus forms a part; (c) the Pubco Common Stock being approved for listing on Nasdaq or another national securities exchange; and (d) the PIPE Investment Amount shall be not less than the sum of (i) $8,240,000 and (ii) the outstanding balance under the 2nd Amended and Restated Promissory Note of up to $2 million. Conditions (a) through (d) above are subject to waiver (where permissible) by all parties to the Merger Agreement. The “maximum redemptions scenario” presented throughout the accompanying proxy statement/prospectus reflects the redemption of 100% of the Public Shares that are not subject to non-redemption agreements.

The approval of each of the Business Combination Proposal, the Stock Issuance Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the votes cast by holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The approval of the Organizational Documents Proposal and the Domestication Merger requires a special resolution under Cayman Islands law, being the affirmative vote of a majority of not less than least two-thirds of the votes cast by the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

The Sponsor and each director and officer of CSLM (collectively, the “Insiders”) have agreed to, among other things, vote in favor of the Proposed Transaction, and to waive their redemption rights in connection with the consummation of the Proposed Transaction with respect to any CSLM Ordinary Shares held by them. Such redemption rights waiver was provided in connection with CSLM’s IPO and without any separate consideration paid in connection with providing such waiver. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 CSLM Ordinary Shares, including one CSLM Class B Share,

7,942,500 Private Placement Warrants (of which it shall irrevocably forfeit and surrender to CSLM 3,971,250 such Private Placement Warrants at the Closing). As a result, as of the date of the accompanying proxy statement/prospectus, the Insiders own approximately 77.6% of the issued and outstanding CSLM Ordinary Shares. Accordingly, the Insiders will be able to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal, even if all other outstanding shares are voted against such proposals.

Your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the extraordinary general meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the extraordinary general meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal because each proposal requires the affirmative vote of a particular number of votes cast and an abstention is not a vote cast. If you are a shareholder of record and you attend the extraordinary general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the remainder of the proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the Proposed Transaction and related transactions and each of the proposals. You are encouraged to read this proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your CSLM Ordinary Shares, please contact Advantage Proxy, Inc., our proxy solicitor, by email at Karen@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565. This notice of extraordinary general meeting and the proxy statement/prospectus are available at https://www.cstproxy.com/cimspac/bc2025.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of CSLM Acquisition Corp.

Charles Cassel

Chairman of the Board of Directors

TO EXERCISE YOUR REDEMPTION RIGHTS, AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE EXTRAORDINARY GENERAL MEETING YOU MUST (1) IF YOU HOLD CSLM CLASS A ORDINARY SHARES AS PART OF UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES, PUBLIC RIGHTS AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST, INCLUDING THE NAME, PHONE NUMBER, AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE EXTRAORDINARY GENERAL MEETING THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (3) DELIVER YOUR PUBLIC SHARES TO THE TRANSFER AGENT, PHYSICALLY OR

ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. The accompanying proxy statement/prospectus is dated July 1, 2025 and is first being mailed to shareholders on or about July 2, 2025.

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Annexes

Annex A	Merger Agreement	A-1
Annex A-2	Amendment No. 1 to Merger Agreement	A-2-1

Annex B-1*	Proposed Charter	B-1-1

Annex B-2*	Proposed Bylaws	B-2-1

Annex C*	Equity Incentive Plan	C-1

Annex D*	A&R Registration Rights Agreement	D-1

Annex E*	Fusemachines Support Agreement	E-1

Annex F*	Sponsor Support Agreement	F-1

Annex G-1*	CSLM Amended and Restated Memorandum and Articles of Association	G-1-1

Annex G-2*	CSLM Amendment to Amended and Restated Memorandum and Articles of Association (Extension)	G-2-1

Annex H	Fairness Opinion of Marshall & Stevens Transaction Advisory Services, LLC	H-1

*	To be filed by amendment.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by CSLM, constitutes a prospectus of Pubco under Section 5 of the Securities Act , with respect to the Pubco Common Stock and Pubco Warrants to be issued to CSLM shareholders and warrantholders and Fusemachines equityholders if the Business Combination described herein is consummated. This document also constitutes a proxy statement of CSLM under Section 14(a) of the Exchange Act, and a notice of meeting with respect to the extraordinary general meeting of CSLM.

You should rely only on the information contained in this proxy statement/prospectus. CSLM and Fusemachines have not authorized anyone to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated July 2, 2025, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

You may request copies of this proxy statement/prospectus, without charge, by written request to CSLM’s Chief Executive Officer at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308; or to Advantage Proxy LLC, our proxy solicitor, by email at karen@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565, or from the SEC through the SEC website at the address provided above.

In order for you to receive timely delivery of the documents in advance of the extraordinary general meeting of CSLM to be held virtually on July 28, 2025, you must request the information no later than five business days prior to the date of the extraordinary general meeting, by July 23, 2025.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “CSLM” refer to CSLM Acquisition Corp. (which prior to the Domestication is an exempted company incorporated under the laws of the Cayman Islands and thereafter a corporation incorporated under the laws of the State of Delaware). Following the Domestication, CSLM will be renamed “Fusemachines Inc.” and referred to in this document as Pubco.

In this document:

“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into by and among Pubco, the Sponsor, certain Fusemachines shareholders and certain other parties thereto upon the completion of the Proposed Transaction. A form of the A&R Registration Rights Agreement in substantially the form it will be executed in connection with the Closing is attached to this proxy statement/prospectus as Annex D.

“Adjournment Proposal” means the proposal to be considered at the extraordinary general meeting to adjourn the extraordinary general meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by CSLM that more time is necessary or appropriate to approve one or more proposal at the extraordinary general meeting.

“Advantage Proxy” means Advantage Proxy, Inc., proxy solicitor to CSLM.

“Advisory Organizational Documents Proposals” means the proposals to be considered at the extraordinary general meeting to approve, on a non-binding advisory basis and as required by applicable SEC guidance, certain material differences between the Current Charter and the Proposed Organizational Documents.

“Aggregate Fully Diluted Fusemachines Common Stock” means the sum, without duplication, of (a) all shares of Fusemachines Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon full exercise of all Company Options (whether vested or unvested); plus (d) the aggregate number of shares of Company Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Company outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Company Common Stock.

“Aggregate Merger Consideration” means a number of shares of Pubco Common Stock equal to the quotient obtained by dividing (i) the Base Purchase Price of $200,000,000 by (ii) $10.00, in exchange for all of Aggregate Fully Diluted Fusemachines’ Common Stock.

“Ancillary Agreements” means each of the agreements and instruments contemplated by the Merger Agreement or otherwise related to the transactions contemplated by the Merger Agreement and such other agreements or instruments contemplated by the Merger Agreement, in each case that was executed and delivered on the date of the Merger Agreement or on or prior to the date of Closing by CSLM, Merger Sub, the Sponsor, Fusemachines, a Fusemachines securityholder and/or any of their respective affiliates, including, the A&R Registration Rights Agreement, the Proposed Charter, the Proposed Bylaws, the Sponsor Support Agreement, the Fusemachines Support Agreement and the Founder Transaction Bonus Agreement.

“Base Purchase Price” means $200,000,000.

“Business Combination Proposal” means the proposal to be considered at the extraordinary general meeting to approve the Proposed Transaction.

“Current Charter” means CSLM’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

“Cayman Registrar” means the Registrar of Companies in the Cayman Islands.

“Closing” means the closing of the Proposed Transaction.

“Closing Date” means the date of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means CSLM Acquisition Corp.

“Companies Act” refers to the Cayman Islands Companies Act (As Revised).

“Company Revenue” means for the applicable earnout period, the revenues of Fusemachines on a consolidated basis, calculated in accordance with U.S. GAAP and determined on a basis consistent with past practices.

“Condition Precedent Proposals” mean the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, and the Equity Incentive Plan Proposal.

“Continental” or “Transfer Agent” means Continental Stock Transfer & Trust Company.

“Conversion Ratio” means the quotient obtained by dividing (a) the number of shares constituting the Aggregate Merger Consideration, by (b) the number of shares constituting the Aggregate Fully Diluted Fusemachines Common Stock immediately prior to Effective Time.

“CSLM” means CSLM Acquisition Corp. (which prior to the Domestication is an exempted company incorporated under the laws of the Cayman Islands and after the Domestication will be a corporation incorporated under the laws of the State of Delaware).

“CSLM Board” means the board of directors of CSLM prior to the Closing.

“CSLM Class A Ordinary Shares” means, prior to the Domestication, the Class A ordinary shares of CSLM, par value $0.0001 per share.

“CSLM Class B Ordinary Shares” means, prior to the Domestication, the Class B ordinary shares of CSLM, par value $0.0001 per share.

“CSLM Ordinary Shares” means, collectively, the CSLM Class A Ordinary Shares and the CSLM Class B Ordinary Shares.

“CSLM Rights” or “Public Rights” means the public rights included in the CSLM Units, where one right entitles the holder to receive one-tenth of one CSLM Class A Ordinary Share.

“CSLM Units” means the units sold in the IPO (including pursuant to the overallotment option) consisting of one CSLM Class A Ordinary Share, one CSLM Right to receive one-tenth of one CSLM Class A Ordinary Share, and one-half of one CSLM Warrant.

“CSLM Warrant” means a redeemable warrant exercisable for one CSLM Class A Ordinary Share at an exercise price of $11.50 per share.

“Current Charter” means CSLM’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the merger of CSLM with and into CSLM Holdings, Inc., a Delaware corporation and wholly owned subsidiary of CSLM, upon which the separate existence of CSLM will cease and CSLM Holdings, Inc. will be the surviving corporation (such surviving company, “Pubco”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.6 to this proxy statement/prospectus (the “Certificate of Merger”), and the Current Charter.

“Domestication Merger Proposal” means the proposal to be considered at the extraordinary general meeting to approve the Domestication.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Effective Time” means the effective time of the Business Combination.

“Equity Incentive Plan” means the Fusemachines Inc. Equity Incentive Plan, which will become effective upon the Closing. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C.

“Equity Incentive Plan Proposal” means the proposal to be considered at the extraordinary general meeting to approve the Equity Incentive Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary General Meeting” means the extraordinary general meeting of CSLM’s shareholders, to be held virtually at 11:00 am Eastern Time on July 28, 2025 via live webcast at: Dial: 877 853 5257 (Toll Free) 888 475 4499 (Toll Free) Meeting URL: https://loeb.zoom.us/j/97214707480?from=addon Meeting ID: 972 1470 7480 and any adjournments or postponements thereof.

“Founder Shares” means the 4,743,750 currently outstanding CSLM Class A Ordinary Shares and one CSLM Class B Ordinary Share owned by the Sponsor.

“Fusemachines” means Fusemachines Inc., a Delaware company, and, if the context requires, Fusemachines Inc. together with its subsidiaries.

“Fusemachines Board” means the board of directors of Fusemachines prior to the Closing.

“Fusemachines Common Stock” means the common stock, no par value, of Fusemachines.

“Fusemachines Convertible Notes” means each of Fusemachines’ issued and outstanding convertible promissory notes.

“Fusemachines Option” means each option (whether vested or unvested) to purchase shares of Fusemachines Common Stock outstanding immediately prior to the Effective Time.

“Fusemachines Stockholder” means a holder of shares of Fusemachines Common Stock prior to the Closing.

“Fusemachines Support Agreement” means the support agreement, dated as of January 22, 2024, entered by and among CSLM, Fusemachines and certain shareholders of Fusemachines, as it may be amended and supplemented from time to time, pursuant to which such Fusemachines shareholders have agreed, among other things, to vote in favor of the adoption and approval of the Business Combination. A copy of the Fusemachines Support Agreement is attached to this proxy statement/prospectus as Annex E.

“Founder Shares” means the 4,743,750 currently outstanding CSLM Class A Ordinary Shares and one CSLM Class B Ordinary Share owned by the Sponsor.

“GAAP” means U.S. generally accepted accounting principles.

“IRS” means the U.S. Internal Revenue Service.

“Insiders” means the Sponsor and each director and officer of CSLM.

“Insider Letter” means CSLM’s letter agreements with the Insiders, dated January 12, 2022, containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Units, indemnification of the Trust Account, waiver of Redemption Rights and participation in liquidation distributions from the Trust Account. No separate consideration was paid to the Insiders in connection with the waiver of Redemption Rights.

“IPO” or “Initial Public Offering” means CSLM’s initial public offering of the CSLM Units, (consisting of CSLM Class A Ordinary Shares, CSLM Rights and CSLM Warrants) pursuant to registration statements on Form S-1 declared effective by the SEC on January 12, 2022 (SEC File No. 333-261570). On January 18, 2022, CSLM completed its initial public offering.

“Marshall & Stevens” means Marshall & Stevens Transaction Advisory Services, LLC, the fairness opinion provider to CSLM.

“Maximum Redemptions Scenario” means a redemptions scenario that assumes that 1,372,437 Public Shares, or approximately 22% of the outstanding Public Shares and 100% of all Public Shares that are not subject to non-redemption Agreements, are redeemed in connection with the Business Combination for an aggregate payment of approximately $15.5 million from the Trust Account at a redemption price of approximately $11.35 per share.

“Merger” means the statutory merger of Merger Sub with and into Fusemachines pursuant to the terms of the Merger Agreement with Fusemachines continuing as the surviving entity and a wholly-owned subsidiary of Pubco and changing its name to “Fusemachines USA, Inc.”.

“Merger Agreement” means the Merger Agreement, dated as of January 22, 2024, as amended on August 27, 2024 by and among CSLM, Merger Sub, Fusemachines and CSLM Holdings, Inc., and as it may be further amended and/or restated from time to time. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

“Merger Sub” means CSLM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CSLM.

“Nasdaq” means The Nasdaq Stock Market LLC.

“No Additional Redemptions Scenario” means a redemptions scenario that assumes that no Public Shares are redeemed in connection with the Business Combination.

“Organizational Documents Proposal” means the proposal to be considered at the extraordinary general meeting to approve by special resolution the Proposed Charter and the Proposed Bylaws. A copy of each of the Proposed Charter and the Proposed Bylaws is attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

“OTC” means the OTC Markets Group, Inc. - Pink Open Market.

“Person” means any individual, firm, corporation, partnership, limited liability company, association, trust, joint venture, joint stock company, governmental authority or instrumentality or other entity or organization of any other kind.

“PIPE Financing” means any purchase by investors of CSLM shares in connection with a private placement at or prior to the Closing on terms mutually agreeable to CSLM and Fusemachines, acting reasonably. At the time of this filing, there is no commitment for any PIPE Financing and there can be no assurance that CSLM and Fusemachines will enter into agreements for any PIPE Financing.

“Private Placement Shares” means the CSLM Class A Ordinary Shares underlying the Private Placement Warrants.

“Private Placement Warrants” means CSLM 7,942,500 private placement warrants, each exercisable for one CSLM Class A ordinary share, of which 3,971,250 CSLM private placement warrants shall be forfeited at the Closing.

“Proposed Bylaws” mean the proposed bylaws of Pubco to be in effect following the Domestication and Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B-2.

“Proposed Charter” means the proposed certificate of incorporation of Pubco to be in effect following the Domestication and the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B-1.

“Proposed Organizational Documents” means the Proposed Charter and the Proposed Bylaws.

“Proposed Transaction” or “Business Combination” means the transactions contemplated by the Merger Agreement and the other agreements contemplated therein.

“Pubco” means CSLM Holdings, Inc. following its merger with CSLM (which will be renamed “Fusemachines Inc.”).

“Pubco Board” means the board of directors of Pubco subsequent to the Closing.

“Pubco Common Stock” means the common stock of Pubco, par value $0.0001 per share.

“Pubco Security” means a share of Pubco Common Stock or an Pubco Warrant.

“Pubco Warrant” means a CSLM Warrant that will become exercisable for one share of Pubco Common Stock subsequent to the Closing.

“Public Rights” means the rights included in the CSLM Units, each right entitles the holder thereof to one-tenth of one CSLM Class A Ordinary Share.

“Public Shareholders” means the holders of CSLM Class A Ordinary Shares that were sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Shares” means the CSLM Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the CSLM Units or thereafter in the open market) and, following the Domestication, the shares of Pubco Common Stock received in connection with the Domestication upon conversion of such CSLM Class A Ordinary Shares.

“Public Warrant Holders” means the holders of the Public Warrants of CSLM.

“Public Warrants” means the CSLM Warrants sold in the IPO (whether they were purchased in the IPO as part of the CSLM Units or thereafter in the open market).

“Record Date” means June 9, 2025.

“Redemption” means the redemption of Public Shares for the Redemption Price.

“Redemption Price” means a per-share redemption price payable in cash equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay income taxed, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue.

“Redemption Rights” means the rights of the Public Shareholders to demand Redemption of their Public Shares into cash in accordance with the procedures set forth in the Current Charter and this proxy statement/prospectus.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder Proposals” means, collectively, (a) the Business Combination Proposal, (b) the Domestication Merger Proposal, (c) the Stock Issuance Proposal, (d) the Organizational Documents Proposal, (e) the Advisory Organizational Documents Proposals, (f) the Equity Incentive Plan Proposal and (g) the Adjournment Proposal, if presented.

“Sponsor” means Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited partnership.

“Sponsor Shares” means 4,743,750 of the Founder Shares held by the Sponsor.

“Sponsor Support Agreement” means the Sponsor support agreement, dated as of January 22, 2024, entered by and among CSLM, Fusemachines and the Sponsor, as it may be amended and supplemented from time to time, pursuant to which the Sponsor has agreed, among other things, to vote in favor of the adoption and approval of the Business Combination, forfeit certain Sponsor Shares and make the Share Contribution. A copy of the Sponsor Support Agreement is attached to this proxy statement/prospectus as Annex F.

“Stock Issuance Proposal” means the proposal to be considered at the extraordinary general meeting to approve for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Pubco Common Stock and securities convertible into shares of Pubco Common Stock to (i) the Fusemachines equityholders pursuant to the Merger Agreement, and (ii) to any other persons pursuant to subscription, purchase, or similar agreements CSLM may enter into prior to Closing.

“Trust Account” means the trust account of CSLM, which holds the net proceeds from the IPO and the sale of the Private Placement Units, together with interest earned thereon, less amounts released to pay taxes.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of January 12, 2022, by and between CSLM and the Transfer Agent, as trustee, as amended.

“Warrant Agreement” means the Warrant Agreement, dated as of January 12, 2022, between CSLM and the Transfer Agent, as warrant agent, which governs CSLM’s outstanding warrants.

“25% Redemptions Scenario” means a redemptions scenario that assumes that 343,176 Public Shares are redeemed for an aggregate payment of approximately $4,138,702.56 at an assumed redemption price of approximately $12.06 share, which represents approximately 25% of the Public Shares that are not subject to non-redemption Agreements.

“50% Redemptions Scenario” means a redemptions scenario that assumes that 686,344 Public Shares are redeemed for an aggregate payment of approximately $8,277,308.64 at an assumed redemption price of approximately $12.06 per share, which represents approximately 50% of the Public Shares that are not subject to non-redemption Agreements.

“75% Redemptions Scenario” means a redemptions scenario that assumes that 1,029,515 Public Shares are redeemed for an aggregate payment of approximately $12,415,950.90 at an assumed redemption price of approximately $12.06 per share, which represents approximately 75% of the Public Shares that are not subject to non-redemption Agreements.

MARKET AND INDUSTRY DATA

We are responsible for the disclosure contained in this proxy statement/prospectus. However, information contained in this proxy statement/prospectus concerning the market and the industry in which Fusemachines competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by Fusemachines based on such sources and Fusemachines’ knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable. The industry in which Fusemachines operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors — Risks Related to Fusemachines’ Business” and elsewhere in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for CSLM and Fusemachines to complete the Proposed Transaction. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus may include, for example, statements about:

•	the benefits of the Proposed Transaction;

•	the ability to consummate the Business Combination;

•	the future financial performance of Pubco following the Proposed Transaction;

•	changes in the market for Fusemachines’ products and services; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and CSLM and Fusemachines managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of CSLM, Fusemachines and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing CSLM’s or Fusemachines’ views as of any subsequent date. Neither CSLM nor Fusemachines undertakes any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set out in this proxy statement/prospectus. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could delay the Proposed Transaction or give rise to the termination of the Merger Agreement;

•	estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the Proposed Transaction;

•	risks relating to the uncertainty of the projected financial information with respect to Pubco;

•	the outcome of any legal proceedings that may be instituted against Fusemachines or CSLM following announcement of the Proposed Transaction and transactions contemplated thereby;

•	the inability to complete the Proposed Transaction due to the failure to obtain approval of the CSLM shareholders or the failure of CSLM to meet the conditions to closing in the Merger Agreement;

•	the inability to maintain the listing of the Pubco Common Stock on Nasdaq following the Proposed Transaction;

•	Pubco’s public securities’ liquidity and trading;

•	the risk that the Proposed Transaction disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, and the ability of Pubco to grow and manage growth profitably;

•	costs related to the Proposed Transaction;

•	Fusemachines’ ability to obtain sufficient additional financing, on acceptable terms or at all, and ability to continue as a going concern;

•	the impact of Fusemachines’ remaining indebtedness outstanding following the Proposed Transaction;

•	changes in the market in which Fusemachines competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

•	the impact of macroeconomic events, such as inflation, recessions or depressions, war or fears of war, and the 2024 U.S. presidential election;

•	changes in the vertical markets that Fusemachines targets;

•	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;

•	the ability to launch new Fusemachines services and products or to profitably expand into new markets;

•	the ability to execute Fusemachines’ growth strategies, including identifying and executing acquisitions;

•

the ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weakness, or correct or remediate any future identified material weaknesses;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to Fusemachines’ data security;

•	the possibility that Fusemachines or CSLM may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under “Risk Factors” of this proxy statement/prospectus.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF CSLM

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the Proposed Transaction. The following questions and answers do not include all the information that is important to CSLM’s shareholders. CSLM urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Proposed Transaction and the voting procedures for the extraordinary general meeting, which will be held at 11:00 am, Eastern Time, on July 28, 2025, virtually via live webcast. For the purposes of Cayman Islands law and the Current Charter (as defined herein), the physical location of the extraordinary general meeting will be at the offices of CSLM at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308. To participate in the extraordinary general meeting online, visit https://loeb.zoom.us/j/97214707480?from=addon Meeting ID: 972 1470 7480. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the extraordinary general meeting, as described in this proxy statement/prospectus.

Q.	Why am I receiving this proxy statement/prospectus?

A.

You are receiving this proxy statement/prospectus because you are a shareholder of CSLM and you are entitled to vote at the extraordinary general meeting to approve the matters set forth herein. This document serves as:

•	a proxy statement of CSLM to solicit proxies for the extraordinary general meeting on the matters set forth herein;

•	a prospectus of Pubco to offer Pubco Common Stock and Pubco Warrants to the CSLM shareholders and warrantholders in the Domestication and to the Fusemachines equityholders in the Merger; and

•	a prospectus of Pubco for the sale by the selling stockholders of the Pubco Common Stock and Pubco Warrants received in the Business Combination.

CSLM shareholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Merger Agreement and approve the Proposed Transaction. The Merger Agreement provides for, among other things, (i) the Domestication of CSLM and (ii) the Merger of Merger Sub with and into Fusemachines, with Fusemachines surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in this proxy statement/prospectus. See “The Domestication Merger Proposal” and “The Business Combination Proposal” for more detail.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and you are encouraged to read it in its entirety.

THE VOTE OF PUBLIC SHAREHOLDERS IS IMPORTANT. PUBLIC SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF CSLM AND FUSEMACHINES.

Q.	What proposals are shareholders of CSLM being asked to vote upon?

A.	At the extraordinary general meeting, CSLM is asking holders of CSLM Ordinary Shares to consider and vote upon:

•	The Business Combination Proposal;

•	The Domestication Merger Proposal;

•	The Stock Issuance Proposal;

•	The Organizational Documents Proposal;

•	The Advisory Organizational Documents Proposals;

•	The Equity Incentive Plan Proposal; and

•	The Adjournment Proposal, if presented.

If CSLM’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could be terminated and the Proposed Transaction may not be consummated. See “The Business Combination Proposal,” “The Domestication Merger Proposal,” “The Stock Issuance Proposal,” “The Organizational Documents Proposal,” and “The Equity Incentive Plan Proposal,” of this proxy statement/prospectus, respectively.

CSLM will hold the extraordinary general meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Proposed Transaction and the other matters to be acted upon at the extraordinary general meeting. Shareholders of CSLM should read it carefully.

After careful consideration, the CSLM Board has determined that each of (a) the Business Combination Proposal, (b) the Domestication Merger Proposal, (c) the Stock Issuance Proposal, (d) the Organizational Documents Proposal, (e) the Advisory Organizational Documents Proposals, (f) the Equity Incentive Plan Proposal, and (g) the Adjournment Proposal, if presented, are in the best interests of CSLM and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Q.	Are the proposals conditioned on one another?

A.

Yes. The Proposed Transaction is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Advisory Organizational Documents Proposals and the Adjournment Proposal are not conditioned upon the approval of any other proposal.

Q.	Why is CSLM proposing the Proposed Transaction?

A.	CSLM was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities.

Fusemachines is a global provider of enterprise Artificial Intelligence (“AI”) products and solutions. Fusemachines also provides high quality AI education in underserved communities and helping organizations achieve their full potential with AI.

Based on CSLM’s due diligence investigations of Fusemachines and the industry in which it operates, including the financial and other information provided by Fusemachines in the course of CSLM’s due diligence investigations, the CSLM Board believes that the Proposed Transaction with Fusemachines is in the best interests of CSLM and presents an opportunity to increase shareholder value. However, there is no assurance that the Proposed Transaction with Fusemachines will increase shareholder value. See “The Business Combination Proposal — CSLM Board of Director’s Reasons for the Approval of the Business Combination” for additional information.

Although the CSLM Board believes that the Proposed Transaction with Fusemachines presents an attractive business combination opportunity and is in the best interests of CSLM and its shareholders, the CSLM Board did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in “The Business Combination Proposal — CSLM Board of Director’s Reasons for the Approval of the Business Combination,” as well as in “Risk Factors — Risks Related to Fusemachines’ Business”.

Q.	What will Fusemachines Securityholders receive in connection with the Business Combination?

A.

Under the Merger Agreement, the holders of shares of Aggregate Fully Diluted Fusemachines’ Common Stock, immediately prior to the Closing will receive aggregate consideration of $200.0 million in the form of shares of Pubco Common Stock (at a deemed value of $10.00 per share) in exchange for their outstanding equity interests, as set forth in more detail below.

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Fusemachines Option”) to purchase shares of common stock of Fusemachines (“Fusemachines Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Fusemachines Option (including expiration date, vesting conditions, and exercise provisions), the number of shares of Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Fusemachines Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per share of Pubco Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock of such Fusemachines Option divided by (B) the Conversion Ratio (a “Converted Stock Option”). At the Effective Time, Pubco will assume all obligations of Fusemachines with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, effective immediately prior to the Effective Time, each of the Company’s issued and outstanding convertible promissory notes (the “Company Convertible Notes”) shall be (i) treated in accordance with the terms of the relevant agreement governing such Company Convertible Notes, and (ii) converted into Company Preferred Stock or Company Common Stock, as applicable.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of shares of Pubco Common Stock constituting the Aggregate Merger Consideration, by (ii) the “Aggregate Fully Diluted Fusemachines Common Stock”, which means: the sum, without duplication, of (a) all shares of Fusemachines Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon full exercise of all Fusemachines Options (whether vested or unvested); plus (d) the aggregate number of shares of Company Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion, exercise or exchange of any other securities of Fusemachines outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Fusemachines Common Stock.

The proposed new bylaws of Pubco (the “Proposed Bylaws”) will provide that the Pubco Common Stock issued as consideration pursuant to the Merger will be subject to a lock-up for a period of the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Pubco’s shareholders having the right to exchange their Pubco Common Stock for cash, securities or other property. The board of directors of Pubco may, in its sole discretion, determine to waive, amend or repeal such lock-up obligations, whether in whole or in part. For information on the percentage of the issued and outstanding shares of Pubco Common Stock immediately following the Closing that are expected to be held by the Fusemachines Securityholders, the Sponsor and CSLM’s current public security holders, in various redemption scenarios, based on Fusemachines’ balance of capital stock as of December 31, 2023, see “— What equity stake will current CSLM shareholders and Fusemachines Securityholders hold in Pubco immediately after the consummation of the Proposed Transaction?”

Q.	What equity stake will current CSLM shareholders and Fusemachines Securityholders hold in Pubco immediately after the consummation of the Proposed Transaction?

A.

It is anticipated that, following the Business Combination, an aggregate of 26,501,049 shares of Pubco Common Stock will be outstanding, assuming maximum redemptions and based on Fusemachines’ balance of capital stock as of May 15, 2025, comprised of: (i) 14,053,480 shares of Pubco Common Stock issued to Fusemachines Securityholders in the Merger, constituting approximately 53% of the outstanding Pubco Common Stock; (ii) 9,719,069 shares of Pubco Common Stock issued to the Sponsor and related parties of Sponsor (includes one Class B ordinary Share, the conversion of the Sponsor Convertible Notes, the conversion of the Escrow Note, and 1,184,000 shares issued as a result of the PIPE Investment), constituting approximately 37% of the outstanding shares of Pubco Common Stock; and (iii) 1,897,500 shares of Pubco Common Stock held by Public Shareholders after the conversion of the CSLM Rights, or 7% of the outstanding Pubco Common Stock. These percentages assume that no CSLM Warrants will be exercised and there are no other issuances of equity securities of Pubco prior to or in connection with the Closing, including any equity awards that may be issued under the Equity Incentive Plan following the Business Combination. If the actual facts are different from these assumptions, the percentage ownership retained by CSLM’s existing shareholders in the combined company will be different.

The following summarizes the pro forma ownership of Pubco Common Stock immediately following the Business Combination under several redemption scenarios: no additional redemptions, 25%, 50%, 75% redemptions, and full redemptions.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	3,270,187		12%	2,927,015		11%	2,583,843		10%	2,240,671		8%	1,897,500		7%
Sponsor and related parties of Sponsor	9,480,380	(2)	34%	9,453,111	(2)	35%	9,489,954	(2)(3)	35%	9,559,175	(2)(3)	36%	9,719,069	(2)(3)	37%
Fusemachines Stockholders(4)	13,967,074		51%	14,005,506		51%	14,030,115		52%	14,049,313		53%	14,053,480		53%
Unrelated third party shareholders	831,000		3%	831,000		3%	831,000		3%	831,000		3%	831,000		3%

Total	27,548,641		100%	27,216,632		100%	26,934,912		100%	26,680,159		100%	26,501,049		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to the 18,975,000 units issued in CSLM’s initial public offering.

(2)

Includes the following: (a) 3,259,142, 3,238,381, 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing

(b)

1,021,683, 1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the Third Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines preferred stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines convertible notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing.

Stockholders will experience additional dilution to the extent Pubco issues additional shares of Common Stock after the closing of the Business Combination. The table above excludes any shares of Common Stock that will be issuable upon the exercise of the 3,971,250 Private Warrants and 9,487,500 Public Warrants.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal 1 — The Business Combination Proposal — Ownership After the Closing.”

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Unaudited Condensed Combined Pro Forma Financial Information”. For more information, including the ownership percentages in the no additional redemptions scenario and the effect of certain dilutive securities, see the section entitled “The Business Combination Proposal — Ownership of Pubco after the Closing”.

Q.	Will the Sponsor receive compensation in connection with the Merger ?

A.

Yes. Following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (our “Sponsor”) provided to Fusemachines loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million is being used by Fusemachines for general corporate purposes, including debt repayment, and $2.0 million is being used by Fusemachines to repurchase certain Fusemachines shares from Mr. Maskey, the Chief Executive Officer of Fusemachines (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey entered into a pledge agreement with the Sponsor and Fusemachines (the “Pledge Agreement”), pursuant to which Mr. Maskey pledged certain shares of Company Common Stock held by him to secure Fusemachines’ obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Preferred Stock of Fusemachines prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of Fusemachines prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing. On February 4, 2025 Fusemachines issued to an affiliate of the Sponsor, the Escrow Note in the amount of $2,160,000, which shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) at any time after July 12, 2025 at the option of the holder, if not, payable in cash. The funds shall be released to Pubco upon the consummation of the Business Combination. In addition, the maturity dates on the Sponsor Convertible Notes issued on January 25, 2024 were extended to July 12, 2025.

On February 4, 2025, the Sponsor or an affiliate of the Sponsor has issued an unsecured promissory note to CSLM up to an aggregate amount of $3,000,000 (the “Working Capital Loans”). The Working Capital Loans bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid as follows: $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall be payable in cash at the closing of the Business Combination. On May 23, 2025, the 3rd A&R Note was amended to increase the amount the Company may borrow to $4,000,000.

Q.	Does the Sponsor, any of its affiliates or promoters have any prior experience in organizing special purpose acquisition companies?

A.

No. None of the members of the Sponsor, Charles Cassel and Jonathan Binder, nor any affiliate or promoter of the Company have any prior experience with, or are currently involved in other special purpose acquisition companies, however they may choose to organize or become affiliated with special purpose acquisition companies in the future.

Q.	Do any conflicts of interest exist relating to the Merger?

A.

Yes. Since the Sponsor, its affiliates, representatives and certain the initial shareholders of CSLM (the “Initial Shareholders”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Fusemachines is appropriate. Such interests include that the Initial Shareholders, will lose their entire investment in CSLM if CSLM does not complete a business combination. When you consider the recommendation of the CSLM Board in favor of approval of the Business Combination, you should keep in mind that the Initial Shareholders, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the CSLM shareholders generally.

These conflicts of interest include, among other things, the interests listed below:

•

The beneficial ownership of the Sponsor and certain the Initial Shareholders of 4,743,750 Ordinary Shares which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless if the Business Combination is not consummated because the Initial Shareholders and the Sponsor have agreed to waive their rights to any liquidation distributions. In addition, the 7,942,500 Private Warrants purchased by the Initial Shareholders for a total purchase price of $7,942,500 would expire worthless.

•

If the Business Combination is consummated, the Sponsor and Initial Shareholders would own up to an aggregate of 4,743,750 Ordinary Shares with an aggregate market value of approximately $56,782,687.50, based on the closing price of the Public Shares of $11.97 as of June 27, 2025; and 7,942,500 Private Warrants with an aggregate market value of approximately $794,250 based on the closing price of the Public Warrants of $0.10 as of June 27, 2025 as reported on the OTC.

•

The Sponsor or an affiliate of the Sponsor have issued to the CSLM working capital loans up to the amount of $4,000,000. In the event that the Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. All unpaid amounts would be forfeited.

•	the continued indemnification of current directors and officers of CSLM and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, and current and former officers and directors will lose their entire investment in us if an initial business combination is not completed.

These interests may influence CSLM’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby. These interests were considered by the CSLM Board when it approved the Business Combination. For more information, please see Section - “DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF CSLM PRIOR TO THE BUSINESS COMBINATION - Conflicts of interest” on page 238.

Q.	How has the announcement of the Proposed Transaction affected the trading price of the CSLM Class A Ordinary Shares?

A.

On January 22, 2024, the last trading date prior to the public announcement of the Proposed Transaction, CSLM Units, CSLM Class A Ordinary Shares, Public Warrants and Public Rights closed at $10.72, $10.90, $0.046 and $0.07895, respectively. As of June 27, 2025, the closing price for each CSLM Class A Ordinary Shares, Public Warrants and Public Rights was $11.97, $0.10 and $0.19, respectively.

Q.	Why is CSLM proposing the Domestication?

A.

The CSLM Board believes that there are significant advantages to Pubco that will arise as a result of a change of CSLM’s domicile to the State of Delaware. Further, the CSLM Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. The CSLM Board believes that there are several reasons why a reincorporation in the State of Delaware is in the best interests of CSLM and its shareholders, including (a) the prominence, predictability and flexibility of the DGCL, (b) Delaware’s well-established principles of corporate governance and (c) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in “The Domestication Merger Proposal — Reasons for the Domestication”.

To effect the Domestication, CSLM will merge with and into CSLM Holdings, Inc., a Delaware corporation and wholly owned subsidiary of CSLM, upon which the separate existence of CSLM will cease and CSLM Holdings, Inc. will be the surviving corporation (such surviving company “Pubco”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.6 to this proxy statement/prospectus (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (as may be amended from time to time, the “Current Charter”),

The approval of the Domestication Merger Proposal is a condition to the Closing under the Merger Agreement. The approval of the Domestication Merger Proposal requires a special resolution under Cayman Islands law of holders of CSLM Ordinary Shares, voting as a separate class, represented in person or by proxy and entitled to vote thereon and who does so at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

Q.	What amendments will be made to the Current Charter?

A.

The consummation of the Proposed Transaction is conditioned, among other things, on the Domestication. Accordingly, in addition to voting on the Proposed Transaction, CSLM’s shareholders are also being asked to consider and vote upon a proposal to approve the Domestication and replace the Current Charter, in each case, under the Companies Act, with the Proposed Charter and the Proposed Bylaws, in each case, under the DGCL, which differ materially from the Current Charter. These differences are discussed in greater detail in “The Domestication Merger Proposal” of this proxy statement/prospectus.

Q.	How will the Domestication affect my CSLM Class A Ordinary Shares, CSLM Warrants, CSLM Rights and CSLM Units?

A.

In connection with the Domestication, at the effective time of the Domestication, (i) each then issued and outstanding CSLM Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of Pubco Common Stock; (ii) each then issued and outstanding CSLM Warrant (including each Private Placement Warrant) will become exercisable for one share of Pubco Common Stock having the same terms and subject to the same conditions of such CSLM Warrant; and (iii) each then issued and outstanding CSLM Unit will separate and convert automatically into one share of Pubco Common Stock, one-half of one Pubco Warrant and the right to receive one-tenth of a Share, therefore for every ten Rights, the holder will receive one share of Pubco Common Stock.

Q.	Will holders of Public Shares, Public Rights or Public Warrants be subject to U.S. federal income tax on the Pubco Common Stock or Pubco Warrants received in the Domestication?

A.

As discussed more fully under “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities,” the Domestication should qualify as a “reorganization” within the meaning of Section 368 of the Code. However, the provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368 to a Domestication of a corporation holding only investment-type assets such as CSLM, the qualification of the Domestication as an “reorganization” within the meaning of Section 368 of the Code is not entirely clear. If the Domestication so qualifies, then a U.S. Holder (as defined in Material U.S. Federal Income Tax Considerations) will be subject to Section 367(b) of the Code and, as a result:

•

a U.S. Holder whose Public Shares have a fair market value of less than $50,000 on the date of the Domestication and who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of CSLM stock entitled to vote and less than 10% of the total value of all classes of CSLM stock will generally not recognize any gain or loss and will generally not be required to include any part of CSLM’s earnings in income pursuant to the Domestication;

•

a U.S. Holder whose Public Shares have a fair market value of $50,000 or more on the date of the Domestication, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of CSLM shares entitled to vote and less than 10% of the total value of all classes of CSLM shares will generally recognize gain (but not loss) on the exchange of Public Shares for Pubco Common Stock pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Public Shares, provided certain other requirements are satisfied. CSLM does not expect to have significant cumulative earnings and profits on the date of the Domestication; and

•

a U.S. Holder who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of CSLM shares entitled to vote or 10% or more of the total value of all classes of CSLM shares will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to its Public Shares, provided certain other requirements are satisfied. Any U.S. Holder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code. CSLM does not expect to have significant cumulative earnings and profits on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of CSLM securities may, in certain circumstances, still recognize gain (but not loss) upon the exchange of its CSLM securities for Pubco securities pursuant to the Domestication under the PFIC rules of the Code equal to the excess, if any, of the fair market value of Pubco securities received in the Domestication and the U.S. Holder’s adjusted tax basis in the corresponding CSLM securities surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the discussion in the section titled “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities — Passive Foreign Investment Company Status.”

If the Domestication does not qualify as a reorganization, then a U.S. Holder that exchanges its CSLM securities for Pubco securities will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Pubco Common Stock and Pubco Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares, Public Rights and Public Warrants exchanged.

Additionally, the Domestication may cause Non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations”) to become subject to U.S. federal income withholding taxes on any dividends paid in respect of such Non-U.S. Holder’s shares of Public Shares after the Domestication.

For a more detailed discussion of certain U.S. federal income tax consequences of the Domestication, see “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities” in this proxy statement/consent solicitation statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Domestication.

Q.	Do I have Redemption Rights?

A.

If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. If you wish to exercise your Redemption Rights, please see the answer to the next question: “How do I exercise my Redemption Rights?”

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without CSLM’s prior consent. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash without CSLM’s prior consent.

As part of the Insider Letter entered into at the time of CSLM’s IPO, the Insiders agreed to waive their Redemption Rights with respect to all of the Founder Shares in connection with the completion of the Business Combination. The Insiders did not receive any separate consideration paid in connection with providing such waiver.

Holders of CSLM Warrants and CSLM Rights do not have redemption rights with respect to their CSLM Warrants and CSLM Rights.

Holders of Public Shares who also hold Public Warrants and Public Rights may elect to redeem their Public Shares, and still retain their Public Warrants and Public Rights. The aggregate value of the 8,250,000 Public Warrants based on the closing price of $0.10 per Public Warrant on June 27, 2025 was approximately $825,000. Public Shareholders who redeem their Public Shares may continue to hold any Public Warrants that they owned prior to redemption, which results in additional dilution to non-redeeming holders upon exercise of such Public Warrants, if despite such redemptions, the Business Combination was consummated. We cannot predict the ultimate value of the Public Warrants following consummation of the Business Combination.

As indicated elsewhere in this proxy statement/prospectus, the outstanding CSLM Warrants and Public Rights represent potential additional dilution to CSLM Shareholders. See “Summary of the Proxy Statement/

Prospectus — Ownership of Pubco After the Closing.” The CSLM Warrants will become exercisable beginning 30 days after the Closing. For a discussion of the risks relating to warrant dilution, see “Risk Factors — Pubco Warrants will become exercisable for Pubco Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more shares of CSLM Class A Ordinary Shares are redeemed.”

Q.	How do I exercise my Redemption Rights?

A.	If you are a Public Shareholder and wish to exercise your right to redeem the Public Shares, you must:

(a)

(i) hold Public Shares or (ii) hold Public Shares through CSLM Units and elect to separate your CSLM Units into the underlying Public Shares, Public Rights and Public Warrants prior to exercising your Redemption Rights with respect to the Public Shares;

(b)

submit a written request to the Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that CSLM redeem all or a portion of your Public Shares for cash; and

(c)	tender or deliver your share certificates for Public Shares (if any) along with the redemption forms to the Transfer Agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5.00 pm Eastern Time, on July 24, 2025 (up to two business days prior to the initially scheduled meeting to vote on the Business Combination Proposal) in order for their Public Shares to be redeemed.

The address of the Transfer Agent is listed under the question “Who can help answer my questions?” beginning on page 32 of this proxy statement/prospectus.

Holders of CSLM Units must elect to separate Units held by them into the underlying Public Shares, Public Rights and Public Warrants prior to exercising their redemption rights with respect to the Public Shares. Public Shareholders may elect to redeem Public Shares regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. If the Proposed Transaction is not consummated, the Public Shares will be returned to the respective holder, broker or bank.

Public Shareholders will be entitled to request that their Public Shares be redeemed for the Redemption Price. For illustrative purposes, as of June 20, 2025, this would have amounted to approximately $12.06 per issued and outstanding Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of CSLM’s creditors, if any, which could have priority over the claims of the Public Shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your Redemption Rights. It is expected that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the consummation of the Proposed Transaction.

A CSLM shareholder may withdraw a request for Redemption until the redemption deadline and, following this deadline, with CSLM’s consent up until the Closing. Furthermore, if a holder of a Public Share tenders or delivers its share certificates (if any) along with the redemption forms in connection with an election of its Redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that CSLM permit the withdrawal of the request for Redemption and instruct the Transfer Agent to return the share certificates (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus.

Any corrected or changed written exercise of Redemption Rights must be received by the Transfer Agent, prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for Redemption will be honored unless the holder’s certificates for Public Shares (if any) along with the redemption forms have been tendered or delivered (either physically or electronically) to the Transfer Agent, at least two days prior to the initially scheduled vote on the Business Combination Proposal at the extraordinary general meeting.

If a holder of Public Shares properly makes a request for Redemption and the certificates for Public Shares (if any) along with the redemption forms are tendered or delivered as described above, then, if the Proposed Transaction is consummated, Pubco will redeem the Public Shares for a pro rata portion of funds payable in cash, equal to the Shareholders, aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the CSLM to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue.

If the Proposed Transaction is not consummated, the Public Shares will be returned to the respective holder, broker or bank.

If you are a holder of Public Shares and you exercise your Redemption Rights, such exercise will not result in the loss of any Public Warrants or Public Rights that you may hold.

Q.	How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any Public Warrant holders post-Business Combination?

A.

The Public Warrants are identical to the Private Placement Warrants in their respective material terms and provisions, except that the Private Placement Warrants will not be redeemable by CSLM so long as they are held by the Sponsor or any of its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or any of its permitted transferees, they will be redeemable by CSLM and exercisable by the holders on the same basis as the Public Warrants. The Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the consummation of the Business Combination. The aforementioned terms of the Private Placement Warrants are detailed in the Warrant Agreement and are not modified as a result of the Business Combination.

Following the consummation of the Business Combination, Pubco has the ability to redeem the outstanding Public Warrants for cash at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, if, among other things, the closing price of Pubco Common Stock is equal to or exceeds $18.00 per share (as adjusted for sub share sub divisions, share capitalizations, reorganizations, recapitalization and the like) for any 20 trading days within a 30-trading day period ending three business days prior to the date on which Pubco sends the notice of redemption to warrant holders. The value received upon redemption of the warrants (i) may be less than the value the holders would have received if they have exercised their warrants at a later time when the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants.

In addition, Pubco will have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.10 per warrant, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, if, among other things, the last reported sale price of the Pubco Common Stock equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days prior to the date on which Pubco sends the notice of redemption to the warrant holders. In such a case, the holders will be able to exercise their Public Warrants on a cashless basis prior to redemption for a number of the Pubco Common Stock determined based on the redemption date and the fair market value of the Pubco Common Stock. If the reference value is less than $18.00 per share, the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above. Any such redemption may have similar consequences to a cashless redemption described in “Description of Pubco Securities — Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $10.00”. In addition, such redemption may occur at a time when the warrants are “out-of-the-money”, in which case warrant holders would lose any potential embedded value from a subsequent increase in the value of Pubco Common Stock had the warrants remained outstanding. For more information, see “Description of Pubco Securities — Warrants — Public Warrants”.

In the event that Pubco determines to redeem the Public Warrants pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement, Pubco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Pubco not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Q.	If I am a holder of CSLM Units, can I exercise Redemption Rights with respect to my CSLM Units?

A.

No. Holders of issued and outstanding CSLM Units must elect to separate the CSLM Units into the underlying Public Shares, Public Rights and Public Warrants prior to exercising Redemption Rights with respect to the Public Shares. If you hold your CSLM Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the CSLM Units into the underlying Public Shares, Public Rights and Public Warrants, or if you hold CSLM Units registered in your own name, you must contact the Transfer Agent, directly and instruct them to do so. You are requested to cause your Public Shares to be separated and tendered or delivered to the Transfer Agent, along with the redemption forms by 5:00 pm Eastern Time, on July 24, 2025 (two business days prior to the initially scheduled date vote on the Business Combination Proposal) in order to exercise your Redemption Rights with respect to your Public Shares.

Q:	If I am a holder of Rights, can I exercise redemption rights with respect to my Public Rights?

A:	No. The holders of Rights have no redemption rights with respect to the Rights.

Q.	What are the U.S. federal income tax consequences of exercising my Redemption Rights?

A.

In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), or is treated as a distribution under Section 301 of the Code and whether CSLM would be characterized as a passive foreign investment company (“PFIC”).

Additionally, because the Domestication will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(b) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(b) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Considerations.” All holders of Public Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q.	What happens to the funds deposited in the Trust Account after consummation of the Proposed Transaction?

A.

Following the closing of the IPO (including exercise of the over-allotment option by the underwriters of the IPO), an amount equal to $191,647,500 of the net proceeds from the IPO and the sale of the Private Placement Warrants was placed in the Trust Account. CSLM initially had until October 18, 2023 to consummate an initial business combination. On July 13, 2023, CSLM held an extraordinary general meeting (the “Extension Meeting”). At the Extension Meeting, the shareholders approved amendments to the Current Charter to extend the date by which CSLM must complete an initial business combination from July 18, 2023 to October 18, 2024 on a monthly basis, by depositing the sum of $70,000 into the trust account for each one-month extension. In connection with the Extension Meeting, shareholders holding an aggregate of 14,202,813 CSLM Class A Ordinary Shares exercised their right to redeem their shares. On August 18, 2024, CSLM held an annual general meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders approved amendments to the Current Charter to extend the date by which CSLM must complete an initial business combination from August 18, 2024 to July 18, 2025 (the “Extension”) on a monthly basis, by depositing the sum of $30,000 into the trust account for each one-month extension. In connection with the Annual Meeting, shareholders holding an aggregate of 3,399,500 CSLM Class A Ordinary Shares exercised their right to redeem their shares. To date, the Company has deposited $1,150,000 in the Trust Account and has until July 18, 2025 to consummate the Business Combination, if the extension payments are made. As of the Record Date, funds in the Trust Account totaled $16,026,412 and were held in an interest-bearing bank deposit account. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (a) the completion of a business combination (including the Closing), (b) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend the Current Charter to modify the substance or timing of CSLM’s obligation to redeem 100% of the Public Shares if it does not complete a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension and (c) the Redemption of all of the Public Shares if CSLM is unable to complete a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

Upon consummation of the Proposed Transaction, the funds deposited in the Trust Account will be released to pay holders of Public Shares who properly exercise their Redemption Rights, to pay transaction fees and expenses associated with the Proposed Transaction, and for working capital and general corporate purposes of Pubco following the Proposed Transaction.

Q.	What underwriting fees are payable in connection with the Business Combination?

A.

Pursuant to that certain Underwriting Agreement, dated July 12, 2022, by and between BTIG, LLC. (“BTIG”), acting individually and as representative of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), at the time of the IPO, CSLM provided an upfront discount to the underwriters of its IPO of $3,795,000. In addition, pursuant to the Underwriting Agreement, BTIG was entitled to a deferred underwriting discount of $0.35 per CSLM Unit totaling $6,641,250 (the “Deferred Discount”) upon the consummation of the Business Combination, which would be payable from the amounts held in the Trust Account. On November 28, 2023, BTIG agreed to permanently waive the Deferred Underwriting Fee (the “BTIG Waiver”). Pursuant to the BTIG Waiver, BTIG resigned from every capacity, role or involvement in which BTIG may otherwise be described in any registration statement as acting or agreeing to act in the future with respect to any business combination of CSLM and/or its Sponsor. The Company has agreed to register shares received by BTIG from Consilium Acquisition Sponsor I, LLC, the Company’s Sponsor, upon the closing of its initial business combination (the “BTIG Shares”). In the event that such BTIG Shares are not registered, the Deferred Discount shall be reinstated. In addition, FUSE has agreed to waive the lock-up provisions of that certain Letter Agreement, dated as of January 12, 2022, by and among CSLM, the Sponsor and the other parties thereto (the “Letter Agreement”), with respect to the BTIG Shares and certain other Class A shares held by advisors that were received from the Sponsor. The following table illustrates the effective underwriting discount on a percentage basis for Public Shares at each redemption level identified below, taking into account that the upfront discount will not be adjusted based on redemptions and the waiver of the deferred underwriting discount:

	Assuming No Additional Redemptions	Assuming 25% Redemptions	Assuming 50% Redemptions	Assuming 75% Redemptions	Assuming Maximum Redemptions
Unredeemed Public Shares	1,372,687	1,029,515	686,344	343,172	—
Trust Proceeds to Pubco(1)	$16,569,494	$12,427,121	$8,284,747	$4,142,374	$—
Upfront Underwriting Discount	$3,795,000	$3,795,000	$3,795,000	$3,795,000	$3,795,000
Deferred Underwriting Discount, pre-waiver	$6,641,250	$6,641,250	$6,641,250	$6,641,250	$6,641,250
Deferred Underwriting Discount, post-waiver	$—	$—	$—	$—	$—
Total Underwriting Discount, pre-waiver	$10,436,250	$10,436,250	$10,436,250	$10,436,250	$10,436,250
Total Underwriting Discount, post-waiver	$3,795,000	$3,795,000	$3,795,000	$3,795,000	$3,795,000
Total Underwriting Discount, pre-waiver as percentage of Trust Proceeds to Pubco	63%	84%	126%	252%	NA	%
Effective Total Underwriting Discount, post-waiver as percentage of Trust Proceeds to Pubco	23%	31%	46%	92%	NA	%

(1)

Uses an illustrative per share price of $12.07, based on the per share redemption price as of March 31, 2025 plus the actual and expected extension deposits totaling $0.1 million made into the Trust Account and the $0.2 million actual and expected dividends on marketable securities held in the Trust Account subsequent to March 31, 2025 through the estimated Closing Date.

Q.	Did the CSLM Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Proposed Transaction?

A.

Yes. Marshall & Stevens Transaction Advisory Services, LLC (“Marshall & Stevens”) provided the CSLM Board a fairness opinion which concluded that, as of the date of its opinion, and based on and subject to the assumptions, qualifications and other matters set forth therein, the Aggregate Merger Consideration to be paid by CSLM in the Merger, in their opinion as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, and to Public Shareholders unaffiliated with the Sponsor or its affiliates from a financial point of view. As part of its analysis, Marshall & Stevens looked at two valuation approaches: (i) a selected public companies analysis and (ii) a selected transactions analysis.

Marshall & Stevens’ opinion was provided to the CSLM Board (in its capacity as such) in connection with its evaluation of the Merger and was not provided to any other party for any other purpose. See “The Business Combination Proposal — Opinion of Marshall & Stevens, as Financial Advisor to CSLM’s Board of Directors” for additional information regarding the scope, assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken and other matters considered by Marshall & Stevens in connection with the preparation of its fairness opinion.

Q.	What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A.

Our Public Shareholders are not required to vote in respect of the Proposed Transaction in order to exercise their Redemption Rights. Accordingly, the Proposed Transaction may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced as a result of Redemptions by Public Shareholders.

Q.	What conditions must be satisfied to complete the Proposed Transaction?

A.

The Merger Agreement is subject to the satisfaction or waiver of customary closing conditions, including, among others: The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of CSLM and Fusemachines; (ii) the effectiveness of the Registration Statement; (iii) the Pubco Common Stock being conditionally approved for listing on the Nasdaq Stock Market (“Nasdaq”) or another national stock exchange; (iv) the Domestication shall have been consummated on the day that is at least one Business Day prior to the Closing Date (v) delivery of the respective certificates, authorizations and certificates of good standing from Fusemachines, CSLM, CSLM Holdings, Inc. and Merger Sub; (vi) Fusemachines shall have obtained each Fusemachines Consent; (vii) Fusemachines shall have delivered to CSLM executed employment agreements with certain employees; (viii) the size and composition of the post-Closing Pubco Board of Directors shall have been appointed; (ix) the PIPE Investment shall have been consummated as of immediately prior to the Closing with gross proceeds in an amount not less than the PIPE Investment Amount; and (x) there shall not have occurred an Event of Default under a Sponsor Convertible Note, as defined in the applicable Sponsor Convertible Note.

For more information about conditions to the consummation of the Proposed Transaction, see “The Business Combination Proposal — Merger Agreement” beginning on page 134 of this proxy statement/prospectus.

Q.	When is the Proposed Transaction expected to be completed?

A.

It is currently expected that the Proposed Transaction will be consummated in the first quarter of 2025. This date depends, among other things, on the approval of the proposals to be put to CSLM shareholders at the extraordinary general meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by CSLM’s shareholders at the extraordinary general meeting and CSLM elects to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting. For a description of the conditions for the completion of the Proposed Transaction, see “The Business Combination Proposal — Merger Agreement”.

CSLM has filed a proxy to extend the time to complete the Business Combination, and will hold an extraordinary meeting for that purpose, should the Business Combination not be completed by July 18, 2025 (the “Final Extension Meeting”). If necessary, CSLM will hold the Final Extension Meeting to extend the time to complete the Business Combination on a monthly basis, until October 18, 2025.

Q.	What happens if the Proposed Transaction is not consummated?

A.

CSLM will not complete the Domestication to the State of Delaware unless all other conditions to the consummation of the Proposed Transaction have been satisfied or waived by the parties in accordance with the terms of the Merger Agreement. If CSLM is not able to complete the Proposed Transaction with Fusemachines by July 18, 2025 (unless otherwise extended), by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, and is not able to complete another business combination by such date, in each case, as such date may be extended by a shareholder-approved amendment to the Current Charter, pursuant to the Current Charter, CSLM will: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to CSLM to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses)divided by the number of then issued Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (c) as promptly as reasonably possible following such redemption, subject to the approval of CSLM’s remaining shareholders and the CSLM Board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Q.	What interests do the Sponsor and CSLM’s current officers and directors have in the Business Combination?

A.

The Sponsor and CSLM’s directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others the Business Combination.”

Q.	Following the Proposed Transaction, will CSLM’s securities trade on a stock exchange?

A.	Yes. Pubco has applied to list the Pubco Common Stock and Pubco Warrants on Nasdaq under the proposed symbols “FUSE” and “FUSEW”, respectively, upon the Closing.

Pursuant to the terms of the Merger Agreement, as a closing condition, Pubco is required to cause the Pubco Common Stock to be issued in connection with the Business Combination to be approved for listing on Nasdaq or another national securities exchange, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement. It is important for you to know that, at the time of the extraordinary general meeting, CSLM may not have received from Nasdaq either confirmation of the listing of the Pubco Common Stock or that approval will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the Pubco Common Stock would not be listed on any nationally recognized securities exchange.

In addition, pursuant to IM-5101-2(b) of the Nasdaq Listing Rules, we were required to consummate a Business Combination within 36 months of the effectiveness of our IPO Registration Statement, or by January 12, 2025. As the Business Combination was not consummated by January 12, 2025, Nasdaq issued a Staff Delisting Determination under Rule 5810 to delist our securities, our securities were delisted from Nasdaq and began trading on the OTC.

Q.	Do I have appraisal rights or dissenters’ rights in connection with the Proposed Transaction?

A.

None of CSLM’s shareholders, CSLM’s warrant holders nor rights holders have appraisal rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law or the DGCL. CSLM’s shareholders do not have dissenters’ rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law.

Q.	What do I need to do now?

A.

CSLM urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Proposed Transaction will affect you as a shareholder or warrant holder. CSLM’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.

If you are a holder of record of CSLM Ordinary Shares on the Record Date for the extraordinary general meeting, you may vote in person at the extraordinary general meeting or by submitting a proxy for the extraordinary general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote in person, obtain a valid proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal under Cayman Islands law.

Q.	When and where will the extraordinary general meeting be held?

A.	The extraordinary general meeting will be held virtually at 11:00 am Eastern Time, on July 28, 2025. The extraordinary general meeting will be a virtual meeting conducted via live webcast at:

https://loeb.zoom.us/j/97214707480?from=addon

Meeting ID: 972 1470 7480

Dial:     877 853 5257 (Toll Free)

       888 475 4499 (Toll Free)

For the purposes of Cayman Islands law and the Current Charter, the physical location of the extraordinary general meeting will be at the offices of CSLM at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308.

Q.	Who is entitled to vote at the extraordinary general meeting?

A.

CSLM has fixed June 9, 2025 as the Record Date for the extraordinary general meeting. If you were a shareholder of CSLM at the close of business on the Record Date, you are entitled to vote on matters that come before the extraordinary general meeting. However, a shareholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the extraordinary general meeting.

Q.	How many votes do I have?

A.

CSLM shareholders are entitled to one vote jat the extraordinary general meeting for each CSLM Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the extraordinary general meeting, there were 6,116,437 CSLM Ordinary Shares issued and outstanding, of which 1,372,687 were Public Shares held by persons other than the Insiders.

Q.	What constitutes a quorum?

A.

A quorum of CSLM shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of at least one-third of the issued and outstanding CSLM Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. Because the Sponsor has the right to vote 4,743,750 CSLM Ordinary Shares, that would be enough to establish a quorum to hold the extraordinary general meeting.

Q.	What vote is required to approve each proposal at the extraordinary general meeting?

A.	The following votes are required to approve each proposal being presented at the extraordinary general meeting:

Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Domestication Merger Proposal — The approval of the Domestication Merger Proposal requires a special resolution under Cayman Islands law of holders of CSLM Ordinary Shares, voting as a separate class, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Organizational Documents Proposal — The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders a majority of not less than two-thirds of votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Stock Issuance Proposal — The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Advisory Organizational Documents Proposals — The separate approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Equity Incentive Plan Proposal — The approval of the Equity Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share and is the holder of 7,942,500 Private Warrants, of which 3,971,250 are subject to forfeiture at the Closing. Our Sponsor is owned 70% by Consilium Extended Opportunities Fund, L.P. (“CEO Fund”) and 30% by Consilium Investment Capital, Inc., which is the manager of the Sponsor (“CIM” or the “Sponsor Manager”). The Sponsor Manager is equally managed and controlled by Charles Cassel, our Chief Executive Officer, and Jonathan Binder, Chairman of the CSLM Board, each holding a 50% interest. The CEO Fund is 100% owned by Consilium GP, LLC, which is 100% owned by Consilium Investment Management, LLC, which is 100% owned by the Sponsor Manager, all managed by Mr. Cassel and Mr. Binder.

As a result, as of the date of this proxy statement/prospectus, no additional holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents

Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Q.	What are the recommendations of the CSLM Board?

A.

The CSLM Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interests of Fusemachines and CSLM’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Equity Incentive Plan Proposal and “FOR” the approval of the Adjournment Proposal, if presented, to the extraordinary general meeting.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination”.

Q.	How do the Insiders intend to vote their CSLM Ordinary Shares?

A.

The Sponsor and the officers and directors of CSLM, who we collectively refer to as the Insiders, have agreed to vote in favor of all the proposals being presented at the extraordinary general meeting. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result no additional holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination”.

Q.	What happens if I sell my CSLM Ordinary Shares before the extraordinary general meeting?

A.

The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and earlier than the date that the Proposed Transaction is expected to be completed. If you transfer your Public Shares after the applicable Record Date, but before the extraordinary general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the extraordinary general meeting but the transferee, and not you, will have the ability to redeem such shares, so long as such transferee takes the required steps to elect to redeem such shares at least two business days prior to the initially scheduled vote on the Business Combination Proposal.

Q.	How can I vote my shares without attending the extraordinary general meeting?

A.

If you are a shareholder of record of our CSLM Ordinary Shares as of the close of business on the Record Date, you can vote by proxy by e-mail or by mail by following the instructions provided in the attached or enclosed proxy card, as the case may be, or at the extraordinary general meeting. Please note that if you are a beneficial owner of CSLM Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Shareholders may send a later-dated, signed proxy card to CSLM’s Chairman at CSLM’s address set forth below so that it is received by CSLM’s Chairman prior to the vote at the extraordinary general meeting (which is scheduled to take place on July 28, 2025) or attend the extraordinary general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to CSLM’s Chairman, which must be received by CSLM’s Chairman prior to the vote at the extraordinary general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q.	What happens if I fail to take any action with respect to the extraordinary general meeting?

A.

If you fail to take any action with respect to the extraordinary general meeting and the Proposed Transaction is approved by shareholders and the Proposed Transaction is consummated, you will become a stockholder or warrant holder of Pubco. If you fail to take any action with respect to the extraordinary general meeting and the Proposed Transaction is not approved, you will remain a shareholder or warrant holder of CSLM. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your Public Shares in connection with the Proposed Transaction, so long as you take the required steps to elect to redeem your shares at least two business days prior to the initially scheduled vote on the Business Combination Proposal.

Q.	What happens if I vote against the Business Combination Proposal?

A.

If you vote against the Business Combination Proposal, but the Business Combination Proposal still obtains the requisite shareholder approval described in this proxy statement/prospectus, then the Business Combination Proposal will be approved and, assuming the approval of the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Equity Incentive Plan Proposal, and the satisfaction or waiver of the other conditions to the Closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

Because the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares, no additional votes of holders of Public Shares will be required to approve the Business Combination Proposal.

Q.	What should I do with my share certificates, warrant certificates or unit certificates?

A.

Our shareholders who exercise their Redemption Rights must tender or deliver (either physically or electronically) their share certificates (if any) along with the redemption forms to the Transfer Agent, prior to the extraordinary general meeting.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 pm, Eastern Time, on July 24, 2025 ((up to two business days prior to the initially scheduled meeting vote on the Business Combination Proposal) in order for their Public Shares to be redeemed.

Our warrant holders should not submit the certificates relating to their warrants. Public Shareholders who do not elect to have their Public Shares redeemed for the pro rata share of the funds held in the Trust Account should not submit the certificates relating to their Public Shares.

Upon the Domestication, holders of CSLM Units, CSLM Class A Ordinary Shares and CSLM Warrants will receive shares of Pubco Common Stock and Pubco Warrants, as the case may be, without needing to take any action and, accordingly, such holders should not submit any certificates relating to their CSLM Units,

CSLM Class A Ordinary Shares (unless such holder elects to redeem the Public Shares in accordance with the procedures set forth above), or CSLM Warrants.

Q.	What should I do if I receive more than one set of voting materials?

A.

Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your CSLM Ordinary Shares.

Q.	Who will solicit and pay the cost of soliciting proxies for the extraordinary general meeting?

A.

CSLM will pay the cost of soliciting proxies for the extraordinary general meeting. CSLM has engaged Advantage Proxy to assist in the solicitation of proxies for the extraordinary general meeting. CSLM has agreed to pay Advantage Proxy a fee of $8,500, plus disbursements. CSLM will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of CSLM Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of CSLM Class A Ordinary Shares and in obtaining voting instructions from those owners. CSLM’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Where can I find the voting results of the extraordinary general meeting?

A.

The preliminary voting results will be expected to be announced at the extraordinary general meeting. CSLM will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four business days after the extraordinary general meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact:

Advantage Proxy, Inc. Tel: 877-870-8565 (toll-free) or 206-870-8565 (banks and brokers can call collect) Email: karen@advantageproxy.com

You also may obtain additional information about CSLM from documents filed with the SEC by following the instructions in “Where You Can Find More Information”. If you are a holder of Public Shares and you intend to seek Redemption, you will need to tender or deliver the certificates for your Public Shares (if any) along with the redemption forms (either physically or electronically) to the Transfer Agent, at the address below prior to the extraordinary general meeting. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 pm Eastern Time, on July 24, 2025 (two business days prior to the initially scheduled vote on the Business Combination Proposal) in order for their Public Shares to be redeemed. If you have questions regarding the certification of your position or tendering or delivery of your share certificates (if any) along with the redemption forms, please contact:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004 Attention: SPAC Redemption Team Email: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the Proposals to be considered at the extraordinary general meeting, including the Business Combination Proposal, whether or not you plan to attend such meetings, we urge you to read this proxy statement/prospectus (including the Annexes) carefully, including “Risk Factors”. See also “Where You Can Find More Information”.

Parties to the Business Combination

CSLM Acquisition Corp. (“CSLM”)

CSLM is a blank check company incorporated on April 13, 2021 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

CSLM Units, CSLM Class A Ordinary Shares, Public Warrants and Public Rights are currently traded on OTC under the ticker symbols “CSLUF,” “CSLMF,” “CSLWF,” and “CSLRF” respectively.

CSLM’s principal executive office is located at 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308. Its telephone number is (954) 315-9380. CSLM’s corporate website address is https://www.cimspac.com/. CSLM’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

CSLM Holdings, Inc.

CSLM Holdings, Inc. is a wholly-owned subsidiary of CSLM formed solely for the purpose of effecting the Domestication and the Business Combination. Pursuant to the Domestication, CSLM will merge with and into CSLM Holdings, Inc. with Pubco being the surviving entity. CSLM Holdings, Inc. was incorporated in Delaware on August 6, 2024. CSLM Holdings, Inc. (post Merger, “Pubco”) owns no material assets and does not operate any business. CSLM Holdings, Inc. principal executive office is located at 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308. Its telephone number is (954) 315-9380.

Merger Sub

Merger Sub is a wholly-owned subsidiary of CSLM formed solely for the purpose of effecting the Business Combination. Pursuant to the Merger, Merger Sub will merge with and into Fusemachines with Fusemachines being the surviving entity and becoming a wholly-owned subsidiary of Pubco. Merger Sub was incorporated in Delaware on December 18, 2023. Merger Sub owns no material assets and does not operate any business. Merger Sub’s principal executive office is located at 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308. Its telephone number is (954) 315-9380.

Fusemachines

Fusemachines is a global provider of enterprise AI products and solutions. Fusemachines also provides high quality AI education in underserved communities and helping organizations achieve their full potential with AI.

Fusemachines’ principal executive office is located at 251 West 30th Street, 5th Floor, New York, New York 10001 and its telephone number is (347) 212-5075. Fusemachines’ corporate website address is https://fusemachines.com/. Fusemachines’ website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

CSLM Board of Director’s Reasons for the Approval of the Business Combination

The officers and directors of CSLM have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled such officers and directors of CSLM to make the necessary analyses and determinations regarding the Business Combination. After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of CSLM and its shareholders because they believe that Fusemachines is a company with strong revenue growth potential. They have been operating for some time and the Board believes that they have demonstrated a good return on investment capital for their client base in the AI subsector of the technology space. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of CSLM also reviewed various industry and financial data and the due diligence and evaluation materials provided by Fusemachines, demonstrating that Fusemachines has a business plan dedicated to both to near term cash flow as well as long term growth. For additional information regarding the positive and negative factors the CSLM Board considered in evaluating the Transactions, see the section entitled “The Business Combination Proposal — CSLM Board of Directors’ Reasons for the Approval of the Business Combination” on page 124. In addition, the CSLM Board obtained a Fairness Opinion from Marshall & Stevens which concluded that, as of the date of its opinion, and based on and subject to the assumptions, qualifications and other matters set forth therein, issued their opinion as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, and to Public Shareholders unaffiliated with the Sponsor or its affiliates from a financial point of view, the Aggregate Merger Consideration to be paid by CSLM in the Merger, is fair. As part of its analysis, Marshall & Stevens looked at two valuation approaches: (i) a selected public companies analysis and (ii) a selected transactions analysis.

Marshall & Stevens’ opinion was provided to the CSLM Board (in its capacity as such) in connection with its evaluation of the Merger and was not provided to any other party for any other purpose. See “The Business Combination Proposal — Opinion of Marshall & Stevens, as Financial Advisor to CSLM’s Board of Directors” for additional information regarding the scope, assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken and other matters considered by Marshall & Stevens in connection with the preparation of its fairness opinion.

CSLM has filed a proxy to extend the time to complete the Business Combination, and will hold an extraordinary meeting for that purpose, should the Business Combination not be completed by July 18, 2025 (the “Final Extension Meeting”). If necessary, CSLM will hold the Final Extension Meeting to extend the time to complete the Business Combination on a monthly basis, until October 18, 2025.

The Proposals to be Submitted at the Extraordinary General Meeting

Proposal No. 1 — The Business Combination Proposal

As discussed in this proxy statement/prospectus, CSLM is asking its shareholders to approve by ordinary resolution and adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, (1) the Domestication of CSLM to the State of Delaware and (2) following the Domestication, the merger of Merger Sub with and into Fusemachines, with Fusemachines surviving the Merger in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in this proxy statement/prospectus. After consideration of the factors identified and discussed in “The Business Combination Proposal — CSLM Board of Director’s Reasons for the Approval of the Business Combination”, the CSLM Board concluded that the Business Combination met the requirements disclosed in the prospectus related to the IPO. For more information about the transactions contemplated by the Merger Agreement, see “The Business Combination Proposal”.

Organizational Structure

On January 22, 2024, CSLM entered into the Merger Agreement, as amended on August 27, 2024 and February 4, 2025, with Merger Sub, Fusemachines, and CSLM Holdings, Inc. pursuant to which, among other things, following the Domestication, Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease, and Fusemachines will be the surviving entity as a wholly-owned subsidiary of Pubco and Fusemachines will change its name to “Fusemachines USA Inc.” and Pubco will be renamed “Fusemachines Inc.”

At least one business day prior to the Closing Date and as a condition of the Merger, pursuant to the Domestication, CSLM will merge with and into CSLM Holdings, Inc. , a Delaware corporation and wholly owned subsidiary of CSLM, upon which the separate existence of CSLM will cease and Pubco will be the surviving corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.6 to this proxy statement/prospectus (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (as may be amended from time to time, the “Current Charter”). For more information, see “The Domestication Merger Proposal”.

Simplified Pre-Combination Structure

Simplified Post-Combination Structure(1)

(1)

Represents the organizational structure immediately following the Business Combination. As presented, the ownership in Fusemachines Inc. excludes all potential equity interests related to (a) 3,971,250 warrants held by Sponsor, (b) 9,487,500 warrants held by CSLM Public Shareholders, (c) options to purchase Pubco Common Stock underlying the conversion rights under the pre-combination Fusemachines equity incentive plan, and (d) 122,779 and 121,451 warrants held by former debt holders of Fusemachines in the No Additional Redemptions and Maximum Redemptions Scenarios, respectively.

(2)	Represents anticipated equity ownership under the No Additional Redemptions Scenario.
(3)	Represents anticipated equity ownership under the Maximum Redemptions Scenario.

Consideration and Structure

Under the Merger Agreement, the Fusemachines equityholders that hold shares of Fusemachines Common Stock (as defined below), shares of Fusemachines Preferred Stock (as defined below), Fusemachines Options (as defined below), or Fusemachines Convertible Notes (as defined below) will receive an aggregate of the number of shares of Pubco Common Stock equal to the quotient obtained by dividing (a) $200,000,000, by (b) $10.00 (the “Aggregate Merger Consideration”) in exchange for all of Fusemachines’ Aggregate Fully Diluted Fusemachines Common Stock.

The Merger Agreement also provides, among other things, CSLM, Sameer Maskey, the founder and Chief Executive Officer of Fusemachines, and Pubco are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus of up to $1,000,000 upon the Closing. The transaction bonus to be paid to Dr. Maskey is equal to 20% of the sum of (i) the amount of cash remaining in the Trust Account after Redemptions and (ii) the amount of proceeds of any equity investments or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount, provided that such transaction bonus shall not exceed $1,000,000.

Sponsor Convertible Notes

Within five (5) Business Days following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Sponsor provided to Fusemachines loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million is being used by Fusemachines for general corporate purposes, including debt repayment, and $2.0 million is being used by Fusemachines to repurchase certain Fusemachines shares from Mr. Maskey (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey entered into a pledge agreement with the Sponsor and Fusemachines (the “Pledge Agreement”), pursuant to which Mr. Maskey pledged certain shares of Fusemachines Common Stock held by him to secure the Fusemachines’ obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Preferred Stock of Fusemachines prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of Fusemachines prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

The PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, Pubco will enter into subscription agreements, in the form and substance as reasonably agreed upon by CSLM and Fusemachines (the “Subscription Agreements”), with certain investors providing for aggregate investments in Pubco Common Stock in a private placement on or prior to the Closing of an amount as of immediately prior to the Effective Time, the sum of (i) $8,240,000, (ii) the outstanding balance under the 2nd Amended and Restated Promissory Note of up to $4,000,000, dated as of February 4, 2025, issued by CSLM in favor of Sponsor to fund CSLM’s working capital requirements, as amended on May 23, 2025, which may be from time to time further amended or supplemented, and (iii) up to $3,000,000, subject to reduction up to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000 (as such term is defined in the Merger Agreement), and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000 (the “Contingent PIPE Investment Amount”), if any (the “PIPE Investment Amount”) at $10.00 per Pubco Common Stock (the “PIPE Investment”). “Parent Closing Excess Cash” means (i) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount (as such term is defined in the Merger Agreement) plus (ii) the proceeds of any equity investments (including any private investments in public equity) or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount.

Treatment of Fusemachines Securities

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Fusemachines Option”) to purchase shares of common stock of Fusemachines (“Fusemachines Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Fusemachines Option (including expiration date, vesting conditions, and exercise provisions), the number of shares of Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Fusemachines Common Stock subject to such Fusemachines Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per Pubco Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Fusemachines Common Stock of such Fusemachines Option divided by (B) the Conversion Ratio (a “Converted Stock Option”). At the Effective Time, Pubco will assume all obligations of Fusemachines with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, effective immediately prior to the Effective Time, each of Fusemachines’ issued and outstanding convertible promissory notes (the “Fusemachines Convertible Notes”) shall be (i) treated in accordance with the terms of the relevant agreement governing such Fusemachines Convertible Notes, and (ii) converted into Fusemachines Preferred Stock or Fusemachines Common Stock, as applicable.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of Pubco Common Stock constituting the Aggregate Merger Consideration, by (ii) the “Aggregate Fully Diluted Fusemachines Common Stock”, which means: the sum, without duplication, of (a) all shares of Fusemachines Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Fusemachines Common Stock issuable upon conversion of all shares of Fusemachines Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Fusemachines Common Stock issuable upon full exercise of all Fusemachines Options (whether vested or unvested); plus (d) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Fusemachines outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Fusemachines Common Stock. The Proposed Bylaws will provide that the Pubco Common Stock issued as consideration pursuant to the Merger will be subject to a lock-up for a period of the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of CSLM Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Pubco’s shareholders having the right to exchange their Pubco Common Stock for cash, securities or other property. The board of directors of Pubco may, in its sole discretion, determine to waive, amend or repeal such lock-up obligations, whether in whole or in part.

The Sponsor Support Agreement provides that the CSLM Common Shares owned by the Sponsor shall be subject to a “lock-up” of the same duration and terms as those set forth in the Proposed Bylaws with respect to Pubco Common Stock issued as consideration in the Merger. Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Fusemachines and CSLM and their respective subsidiaries prior to the Closing, including Fusemachines’ covenant to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Business Combination (the “Registration Statement”), and that such Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines has covenanted to provide the Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month).

CSLM and Fusemachines may also mutually agree that CSLM enter into and consummate subscription agreements with investors to purchase securities of CSLM in connection with the PIPE Investment on terms mutually agreeable to CSLM and Fusemachines.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of CSLM and Fusemachines; (ii) the effectiveness of the Registration Statement; (iii) the Pubco Common Stock being conditionally approved for listing on Nasdaq or another national stock exchange; (iv) the Domestication shall have been consummated on the day that is at least one Business Day prior to the Closing Date (v) delivery of the respective certificates, authorizations and certificates of good standing from Fusemachines, CSLM and Merger Sub; (vi) Fusemachines shall have obtained each Fusemachines Consent; (vii) Fusemachines shall have delivered to CSLM executed employment agreements with certain employees; (viii) the size and composition of the post-Closing Pubco Board of Directors shall have been appointed; (ix) the PIPE Investment shall have been consummated as of immediately prior to the Closing with gross proceeds in an amount not less than the PIPE Investment Amount; and (x) there shall not have occurred an Event of Default under a Sponsor Convertible Note, as defined in the applicable Sponsor Convertible Note.

Termination without Default

The Merger Agreement may be terminated by CSLM and Fusemachines under certain circumstances, including, among others, (i) by mutual written agreement of CSLM and Fusemachines, (ii) by either CSLM or Fusemachines if (1) the Closing has not occurred on or before the latest of (A) October 18, 2024, and (B) such date as approved in accordance with the CSLM Articles to extend such date, the last date for CSLM to consummate a Business Combination pursuant to such extensions (the “Outside Date”) and (2) the material breach or violation of any representation, warranty or covenant under the Merger Agreement by the party seeking to terminate the Merger Agreement is not the cause of, or has not resulted in, the failure of the Closing to occur by the Outside Date, (iii) in the event an Authority shall have issued an Order or enacted a Law (as such terms are defined in the Merger Agreement), having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable, CSLM or Fusemachines shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party; provided, however, that the right to terminate the Merger Agreement pursuant to this Section shall not be available to Fusemachines or CSLM if the failure by such party or its Affiliates to comply with any provision of the Merger Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority, (iv) in the event that the CSLM

Shareholder Meeting has been held (including any adjournment thereof) and has concluded, and the holders of CSLM Common Shares have duly voted, and the CSLM Shareholder Approval was not obtained, CSLM or Fusemachines shall have the right, at its sole option, to terminate the Merger Agreement within five (5) Business Days thereafter; and (v) in the event an Event of Default (as defined in the applicable Sponsor Convertible Note) has occurred under a Sponsor Convertible Note, then CSLM or Fusemachines, as applicable, shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party at any time; provided, however, that such termination by Fusemachines for an Event of Default pursuant to Section 3(g) of such Sponsor Convertible Note shall be deemed a CSLM Termination for Cause. Such right to terminate the Merger Agreement may be exercised by CSLM or Fusemachines, as the case may be, giving written notice to the other at any time prior to the Outside Date.

Termination Upon Default

CSLM may terminate the Merger Agreement if (i) at any time prior to the Closing Date if (x) Fusemachines shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of certain conditions impossible; and (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by Fusemachines of a written notice from CSLM describing in reasonable detail the nature of such breach, provided, however, that CSLM is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or (ii) at any time after Fusemachines Stockholder Written Consent Deadline if Fusemachines has not previously received Fusemachines Stockholder Approval. For the avoidance of doubt, CSLM shall also have the right to terminate the Merger Agreement if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) CSLM and Merger Sub are willing, ready and able to effect the Closing, and (C) Fusemachines fails to effect the Closing within two (2) Business Days following the written request of CSLM to proceed with the Closing.

Fusemachines may terminate the Merger Agreement (i) at any time prior to the Closing Date if (x) CSLM shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of certain conditions impossible; and (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by CSLM of a written notice from Fusemachines describing in reasonable detail the nature of such breach, provided, however, that Fusemachines is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement. For the avoidance of doubt, Fusemachines shall also have the right to terminate if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) Fusemachines is willing, ready and able to effect the Closing, and (C) CSLM and Merger Sub fail to effect the Closing within two (2) Business Days following the written request of Fusemachines to proceed with the Closing.

In the event that the Merger Agreement is validly terminated by CSLM pursuant to Section 10.2(a) of the Merger Agreement, and at the time of any such termination, Fusemachines is not permitted to terminate the Merger Agreement pursuant to Section 10.2(b) thereof, (such termination, a “CSLM Termination for Cause”), then Fusemachines shall pay to CSLM a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

In the event that the Merger Agreement is validly terminated by Fusemachines pursuant to Section 10.2(b) of the Merger Agreement, and at the time of any such termination, CSLM is not permitted to terminate the Merger Agreement pursuant to Section 10.2(a), then Sponsor and CSLM shall pay to (and Sponsor and CSLM shall be jointly and severally liable for) Fusemachines a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

Governance

The executive management of Fusemachines is expected to serve as the executive management of Pubco following the Closing. Pursuant to the Merger Agreement, Pubco’s board of directors will consist of five members, with the Sponsor having the right to designate one independent director and the remaining directors shall be designated by Fusemachines. At least a majority of the board of directors shall qualify as independent directors under the Securities Act and Nasdaq or Alternate Exchange rules, as applicable. Pursuant to the CSLM Certificate of Incorporation, the CSLM’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). The director designated by the Sponsor shall be a Class III Director. For additional information, see “The Business Combination Proposal — Merger Agreement — Termination”.

Related Agreements

In connection with the Business Combination, CSLM and Fusemachines have entered into, or intend to enter into on the Closing Date, several agreements, including the Sponsor Support Agreement, Fusemachines Support Agreement, A&R Registration Rights Agreement, and the Transaction Bonus Agreement. For additional information about each of these agreements, see “The Business Combination Proposal — Related Agreements”.

Second Amendment to the Merger Agreement

On February 4, 2025, CSLM entered into the Second Amendment to Merger Agreement to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, the Sponsor Affiliate issued the Escrow Note to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash. The funds from the Escrow Note shall be put in an escrow account held CST pursuant to the Escrow Agreement and released to Pubco upon the consummation of the Business Combination In addition, the maturity dates on the Sponsor Convertible Notes issued on January 25, 2024 were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties, entered into the Subscription Agreement Amendment to revise the PIPE Investment Amount to $8,840,000.

Proposal No. 2 — The Domestication Merger Proposal

If the Business Combination Proposal is approved, then CSLM will ask the holders of CSLM Ordinary Shares to approve by a special resolution, the Domestication Merger Proposal. As a condition to closing the Business Combination pursuant to the terms of the Merger Agreement, the CSLM Board has unanimously approved the Domestication Merger Proposal. The Domestication Merger Proposal, if approved, will authorize a change of CSLM’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while CSLM is currently governed by the Companies Act, upon the Domestication, Pubco will be governed by the DGCL. There are differences between Cayman Islands corporate law and Delaware corporate law as well as between the Current Charter and the Proposed Organizational Documents. Accordingly, CSLM encourages shareholders to carefully review the information in “Comparison of Corporate Governance and Shareholder Rights”.

In connection with the Domestication, (x) immediately prior to the Domestication, Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM, will surrender to CSLM for no consideration the sole issued and outstanding CSLM Class B Ordinary Share and (y) at the effective time of the Domestication, (i) each then issued and outstanding CSLM Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of Pubco Common Stock; (ii) each then issued and outstanding CSLM Warrant will become exercisable for one share of Pubco Common Stock having the same terms and subject to the same conditions of such CSLM Warrant; and (iii) each then issued and outstanding CSLM Unit will separate and convert automatically into one share of Pubco Common Stock, one-half of one Pubco Warrant and for every 10 Rights, the holders thereof shall receive one Ordinary Share of Pubco.

For additional information, see “The Domestication Merger Proposal”.

Proposal No. 3 — The Stock Issuance Proposal

If each of the Business Combination Proposal, and the Domestication Merger Proposal are approved, CSLM’s shareholders are also being asked to approve by ordinary resolution the Stock Issuance Proposal for purposes of complying with the applicable provisions of Nasdaq Listing Rules. Although our securities are not currently listed on Nasdaq, we are voluntarily complying with this standard as we intend to obtain the listing of our securities on Nasdaq.

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, such securities are not issued in a public offering for cash and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to an issuance of securities when the issuance or potential issuance will result in a change of control of the issuer.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the shares of common stock, or 20% or more of the voting power, outstanding before the issuance.

The aggregate shares of Pubco Common Stock that Pubco will and potentially will issue in connection with the Proposed Transaction will exceed 20% of both the voting power and the shares of Pubco Common Stock outstanding before such issuance and may result in a change of control under the applicable Nasdaq Listing Rules. Accordingly, CSLM is seeking the approval of CSLM shareholders for the issuance of shares of Pubco Common Stock in connection with the Proposed Transaction. For additional information, see “The Stock Issuance Proposal”.

Proposal No. 4 — The Organizational Documents Proposal

If each of the Business Combination Proposal, the Domestication Merger Proposal, and the Stock Issuance Proposal are approved, CSLM will ask its shareholders to approve by special resolution the Organizational

Documents Proposal in connection with the replacement of the Current Charter, under the Companies Act, with the Proposed Organizational Documents, under the DGCL. The CSLM Board has unanimously approved the Organizational Documents Proposal and believes such proposal is necessary to adequately address the needs of Pubco following the Closing. Approval of the Organizational Documents Proposal is a condition to the consummation of the Business Combination.

For additional information, see “The Organizational Documents Proposal”.

Proposal No. 5 — The Advisory Organizational Documents Proposals

CSLM will ask its shareholders to approve by ordinary resolution on a non-binding advisory basis six (6) separate Advisory Organizational Documents Proposals in connection with the replacement of the Current Charter, under the Companies Act, with the Proposed Organizational Documents, under the DGCL. The CSLM Board has unanimously approved the Advisory Organizational Documents Proposals and believes such proposals are necessary to adequately address the needs of Pubco after the Business Combination. Approval of the Advisory Organizational Documents Proposals is not a condition to the consummation of the Business Combination.

A brief summary of each of the Advisory Organizational Documents Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents.

(A) Advisory Organizational Documents Proposal 5A (Authorized Shares) — to authorize the amendment and redesignation of the authorized share capital of CSLM from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 200,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock;

(B) Advisory Organizational Documents Proposal 5B (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act;

(C) Advisory Organizational Documents Proposal 5C (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter;

(D) Advisory Organizational Documents Proposal 5D (Removal of Directors) — to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class;

(E) Advisory Organizational Documents Proposal 5E (Stockholder Action by Written Consent) — to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; and

(F) Advisory Organizational Documents Proposal 5F (Additional Changes) — to approve and adopt an amendment to the Current Charter to authorize certain additional changes, including, among other things, (a) making Pubco’s corporate existence perpetual, and (b) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon Closing, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination.

For additional information, see “The Advisory Organizational Documents Proposals”.

Proposal No. 6 — The Equity Incentive Plan Proposal

If each of the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal and the Organizational Documents Proposal is approved, CSLM is proposing that its shareholders approve by ordinary resolution the Equity Incentive Plan, which will become effective upon the Closing and will be used by Pubco on a going-forward basis following the Closing.

For additional information, see “The Equity Incentive Plan Proposal”.

Proposal No. 7 — The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the extraordinary general meeting to authorize CSLM to consummate the Business Combination (because any of the Condition Precedent Proposals has not been approved (including as a result of the failure of any other cross-conditioned Condition Precedent Proposals to be approved)), the CSLM Board may submit a proposal to the shareholders to approve by way of an ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.

For additional information, see “The Adjournment Proposal”.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held virtually at 11:00 am Eastern Time, on July 28, 2025 and will be a virtual meeting conducted via live webcast at

https://loeb.zoom.us/j/97214707480?from=addon

Meeting ID: 972 1470 7480

Dial:     877 853 5257 (Toll Free)

       888 475 4499 (Toll Free)

For the purposes of Cayman Islands law and the Current Charter, the physical location of the extraordinary general meeting will be at the offices of CSLM at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308.

Attending the Extraordinary General Meeting

Any shareholder wishing to attend the extraordinary general meeting virtually should go to https://loeb.zoom.us/j/97214707480?from=addon - Meeting ID: 972 1470 7480

Details can be found at https://www.cstproxy.com/cimspac/bc2025

Voting Power; Record Date

CSLM shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned CSLM Ordinary Shares at the close of business on June 9, 2025, which is the Record Date for the extraordinary general meeting. Shareholders will have one vote for each CSLM Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. CSLM Warrants do not have voting rights. As of the close of business on the Record Date, there were 6,116,437 CSLM Ordinary Shares outstanding, of which 1,372,687 were Public Shares held by persons other than held by the Insiders.

Quorum and Vote of CSLM Shareholders

A quorum of CSLM shareholders is necessary to hold a valid meeting. A quorum will be present at the CSLM extraordinary general meeting if the holders of at least one-third of the issued and outstanding shares entitled to vote at the extraordinary general meeting are represented in person or by proxy (which would include presence at the extraordinary general meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

As of the Record Date for the extraordinary general meeting, 2,638,812 CSLM Ordinary Shares would be required to achieve a quorum. Because the Sponsor has the right to vote 4,743,750 CSLM Ordinary Shares, the presence at the extraordinary general meeting no additional holders of Ordinary Shares will be needed to establish a quorum.

The proposals presented at the extraordinary general meeting require the following votes:

•

Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Domestication Merger Proposal — The approval of the Domestication Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of a majority of not less than two thirds of the votes cast by the holders of CSLM Class B Ordinary Shares, voting as a separate class, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Stock Issuance Proposal — The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Organizational Documents Proposal — The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of a majority of not less than two-thirds of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Advisory Organizational Documents Proposals — The separate approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Equity Incentive Plan Proposal — The approval of the Equity Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

•

Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Insiders have agreed to vote all of their CSLM Ordinary Shares in favor of the proposals being presented at the extraordinary general meeting. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Redemption Rights

Pursuant to the Current Charter, a Public Shareholder may request that CSLM redeem all or a portion of its Public Shares for cash if the Proposed Transaction is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

•

(a) hold Public Shares or (b) hold Public Shares through CSLM Units and elect to separate your CSLM Units into the underlying Public Shares, Public Rights and Public Warrants prior to exercising your Redemption Rights with respect to the Public Shares;

•

submit a written request to the Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that CSLM redeem all or a portion of your Public Shares for cash; and

•	tender or deliver the certificates for your Public Shares (if any) along with the redemption forms to the Transfer Agent physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5.00 pm, Eastern Time, on July 24, 2025 (up to two business days prior to the initially scheduled vote on the Business Combination Proposal) in order for their Public Shares to be redeemed.

Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. Holders of CSLM Units must elect to separate Units held by them into the underlying Public Shares, Public Rights and Public Warrants prior to exercising their Redemption Rights with respect to the Public Shares. If the Proposed Transaction is not consummated, the Public Shares will be returned to the respective holder, broker or bank. If the Proposed Transaction is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely tenders or delivers the certificates for its shares (if any) along with the redemption forms to the Transfer Agent, CSLM will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the Business Combination, including interest earned on the Trust Account and not previously released to the CSLM to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue. For illustrative purposes, as of June 20, 2025, this would have amounted to approximately $12.06 per issued and outstanding Public Share. If a Public Shareholder exercises its Redemption Rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See “Extraordinary General Meeting of CSLM — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without CSLM’s prior consent. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash without CSLM’s prior consent.

Holders of the Public Warrants will not have Redemption Rights with respect to the Public Warrants.

Ownership of Pubco after the Closing

The following table illustrates estimated ownership levels in Pubco, immediately following the consummation of the Business Combination, based on varying levels of redemptions by Public Shareholders, excluding the dilutive effect of Public Warrants, Private Placement Warrants, and Fusemachines Options, that will be assumed by Pubco in the Proposed Transaction.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	3,270,187		12%	2,927,015		11%	2,583,843		10%	2,240,671		8%	1,897,500		7%
Sponsor and related parties of Sponsor	9,480,380	(2)	34%	9,453,111	(2)	35%	9,489,954	(2)(3)	35%	9,559,175	(2)(3)	36%	9,719,069	(2)(3)	37%
Fusemachines Stockholders(4)	13,967,074		51%	14,005,506		51%	14,030,115		52%	14,049,313		53%	14,053,480		53%
Unrelated third party shareholders	831,000		3%	831,000		3%	831,000		3%	831,000		3%	831,000		3%

Total	27,548,641		100%	27,216,632		100%	26,934,912		100%	26,680,159		100%	26,501,049		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to the 18,975,000 units issued in CSLM’s initial public offering.

(2)

Includes the following: (a) 3,259,142, 3,238,381, 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (b) 1,021,683, 1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the Third Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines preferred stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines convertible notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing.

Dilutive Instruments

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public stockholders could experience in connection with the closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all Public Warrants and Private Placement Warrants, which are exercisable for one share of common stock at a price of $11.50 per share and Fusemachines Options that will be assumed by Pubco in the Proposed Transaction.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	12,757,687		30%	12,414,515		29%	12,071,343		29%	11,728,171		29%	11,385,000		27%
Sponsor and related parties of Sponsor	13,451,630	(2)	31%	13,424,361	(2)	32%	13,461,204	(2)(3)	32%	13,530,425	(2)(3)	32%	13,690,319	(2)(3)	33%
Fusemachines Stockholders(4)	15,656,189		37%	15,683,861		37%	15,701,580		37%	15,715,402		37%	15,718,403		38%
Unrelated third party shareholders	831,000		2%	831,000		2%	831,000		2%	831,000		2%	831,000		2%
Former debt holders of Fusemachines(5)	122,779		0%	122,188		0%	121,810		0%	121,515		0%	121,451		0%

Fully diluted Shares	42,819,285		100%	42,475,925		100%	42,186,937		100%	41,926,513		100%	41,746,173		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to 18,975,000 units issued in CSLM’s initial public offering and 9,487,500 shares underlying the CSLM Public Warrants held by CSLM public stockholders.

(2)

Includes the following: (a) 3,259,142, 3,238,381, 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (b) 1,021,683, 1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the Third Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM (g) 3,971,250 shares underlying the Private Placement Warrants held by the Sponsor.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines preferred stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines convertible notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing. The amounts in this line also include shares potentially issuable as a result of the exchange of options to purchase Common Stock for options to purchase Fusemachines Pubco Common Stock.

(5)	Represents the shares underlying the Fusemachines Pubco warrants held by former debt holders of Fusemachines.

Per Share Value

The table below shows the potential impact of redemptions on the per share value of the Public Shares owned by non-redeeming CSLM public stockholders in each redemption scenario and sets forth, on a disaggregated basis, the potential dilutive impact from various sources in each redemption scenario.

	Assuming No Additional Redemptions Into Cash		Assuming 25% Redemptions Into Cash		Assuming 50% Redemptions Into Cash		Assuming 75% Redemptions Into Cash		Assuming Maximum Redemptions Into Cash
	Shares	Per share value(1)	Shares	Per share value(1)	Shares	Per share value(1)	Shares	Per share value(2)	Shares	Per share value(2)
Base scenario(3)	27,548,641	$7.09	27,216,632	$7.18	26,934,912	$7.25	26,680,159	$7.34	26,501,049	$7.41
Shares underlying Public Warrants(4)	37,036,141	$5.27	36,704,132	$5.32	36,422,412	$5.36	36,167,659	$5.41	35,988,549	$5.46
Shares underlying Private Placement Warrants(5)	41,130,170	$4.75	40,797,570	$4.79	40,515,472	$4.82	40,260,424	$4.86	40,081,250	$4.90
Shares underlying Fusemachines dilutive instruments(6)	42,819,285	$4.56	42,475,925	$4.60	42,186,937	$4.63	41,926,513	$4.67	41,746,173	$4.70

(1)	Based on a post-transaction equity value of $195 million after $5 million in estimated transaction costs.
(2)	Based on a post-transaction equity value of $196 million, after $4 million in estimated transaction costs.
(3)	Represents total Pubco shares prior to any potential dilution.
(4)	Represents 9,487,500 Fusemachines Pubco shares underlying the warrants held by CSLM Public Stockholders, in combination with the shares specified in (3).
(5)

Represents 3,971,250 Fusemachines Pubco shares underlying the warrants held by CSLM Sponsor, along with the Fusemachines Pubco shares underlying warrants held by former debt holders of Fusemachines, in combination with the shares specified in (4).

(6)

Represents Fusemachines Pubco shares underlying the options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan, in combination with the shares specified in (5).

None of CSLM’s shareholders, CSLM’s warrant holders or rights holders have appraisal rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law or the DGCL. CSLM’s shareholders do not have dissenters’ rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. CSLM has engaged Advantage Proxy to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the extraordinary general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in “Extraordinary General Meeting of CSLM — Revoking Your Proxy”.

Interests of CSLM Directors, Officers and Others in the Proposed Transaction

When you consider the recommendation of the CSLM Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor, CSLM’s directors and executive officers and others have interests in such proposal that are different from, or in addition to, those of CSLM shareholders and holders of Public Warrants generally. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination.”

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder.

The personal and financial interests of the Sponsor as well as CSLM’s directors and officers may have influenced their motivation in identifying and selecting Fusemachines as a business combination target, completing an initial business combination with Fusemachines and influencing the operation of the business following the Closing. In considering the recommendations of the CSLM Board to vote for the proposals, its shareholders should consider these interests.

Regulatory Matters

Neither CSLM nor Fusemachines is aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “The Business Combination Proposal — Merger Agreement — Closing Conditions — Conditions to the Obligations of Each Party”. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Stock Exchange Listing

Pubco has applied to list the Pubco Common Stock and Pubco Warrants on Nasdaq under the proposed symbols “FUSE” and “FUSEW”, respectively, upon the Closing.

Pursuant to the terms of the Merger Agreement, as a closing condition, Pubco is required to cause the Pubco Common Stock to be issued in connection with the Business Combination to be approved for listing on Nasdaq or another national securities exchange, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement. It is important for you to know that, at the time of the extraordinary general meeting, Pubco may not have received from Nasdaq either confirmation of the listing of the Pubco Common Stock or that approval will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the Pubco Common Stock would not be listed on any nationally recognized securities exchange.

Our securities are currently quoted on the OTC.

Opinion of Marshall & Stevens

On March 22, 2023, CSLM engaged Marshall & Stevens Transaction Advisory Services LLC (“Marshall & Stevens”) to evaluate as to the fairness to CSLM, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, the consideration to be received by CSLM for the issuance of its equity securities to the equity holders of Fusemachines in connection with the anticipated acquisition by CSLM of one hundred percent of the equity and equity equivalents (“equity”) and/or all or substantially all of the assets and business (the “business”) of Fuse. On December 27, 2023, CSLM’s board of directors met to review the proposed merger. During this meeting, Marshall & Stevens reviewed with CSLM’s board of directors certain financial analyses as described below and rendered its oral opinion to CSLM’s board of directors. This opinion was confirmed by delivery of a written opinion, dated December 26, 2023 (the “M&S Opinion”), to the effect that, based upon a valuation date of December 22, 2023 and based on and subject to the matters described in its opinion, as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non- controlling public common shareholders, from a financial point of view, that the purchase price being paid by CSLM for Fusemachines was fair.

The full text of M&S Opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by Marshall & Stevens in rendering its opinion, is attached as Annex H and is incorporated into this proxy statement by reference in its entirety. Holders of the Common Stock are encouraged to read this opinion carefully in its entirety. Marshall & Stevens’ opinion was provided to CSLM’s board of directors for their information in connection with their evaluation of the consideration to be received by CSLM in consideration of the issuance of its equity securities to the equity holders of Fusemachines in the merger, as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its noncontrolling public common shareholders, from a financial point of view, that the purchase price being paid by CSLM for Fusemachines is fair to CSLM, and does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger. The summary of Marshall & Stevens’ opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Marshall & Stevens:

•	reviewed the draft Business Combination Agreement presented on December 17, 2023 (the “BCA”);

•

reviewed certain operating and financial information relating to Fusemachines’ business and prospects, including financial statements for the fiscal years ended December 31, 2019 through December 31, 2022 and the trailing twelve months ended November 30, 2023 and the projections for the years ending December 31, 2024 through December 31, 2026, all as prepared by Fusemachines’ management and provided to Marshall & Stevens;

•	spoke with certain members of Fusemachines’ management regarding Fusemachines’ operations, financial condition, future prospects and projected operations and performance and regarding the merger;

•	participated in discussions with the board and its counsel regarding Fusemachines’ projected financials results, among other matters;

•	reviewed certain business, financial and other information regarding Fusemachines that was furnished to Marshall & Stevens by Fusemachines through its management;

•

reviewed certain other publicly available financial data for certain companies that Marshall & Stevens deemed relevant for purposes of its analysis and publicly available transaction prices and premiums paid in other transactions that it deemed relevant for purposes of its analysis;

•	performed an income approach through a discounted cash flow analysis based on the projected financial information provided by Fusemachines’ management;

•	performed a market approach through implementing the guideline public company method; and

•	conducted such other financial studies, analyses and inquiries as deemed appropriate.

In connection with its review, Marshall & Stevens relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, Fusemachines’ management advised Marshall & Stevens, and Marshall & Stevens assumed, that Fusemachines’ projected financial information provided to Marshall & Stevens was reasonably prepared on bases reflecting the best currently available estimates and judgments of Fusemachines’ future financial results and condition. In evaluating fairness, Marshall & Stevens assumed a fair market value for CSLM shares based on the adjusted book value (ABV) of CSLM from the September 30, 2023 Form 10-Q. The ABV for CSLM shares was approximately $6.09 per share. This value was used, with the consent of CSLM’s board of directors, due to the fact that CSLM is a special purpose acquisition company with only limited trading history and no material operations or assets other than cash or cash equivalents and an as yet to be approved business combination agreement. Accordingly, Marshall & Stevens did not perform an independent analysis regarding the fair market value of the common stock to be issued pursuant to the BCA.

Marshall & Stevens expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. Marshall & Stevens also relied upon and assumed, without independent verification, that there has been no material change in Fusemachines’ assets, liabilities, financial condition, results of operations, business or prospects since the date of the most recent financial statements provided to Marshall & Stevens, and that there is no information or facts that would make the information reviewed by Marshall & Stevens incomplete or misleading. Marshall & Stevens also assumed that Fusemachines is not party to any material pending transaction, including, without limitation, any external financing (other than in connection with the merger), recapitalization, acquisition or merger, divestiture or spin-off (other than the merger or other publicly disclosed transactions).

Marshall & Stevens relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the BCA and all other related documents and instruments that are referred to therein are true and correct, (b) each party to each such agreement, document or instrument will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the completion of the merger will be satisfied without waiver thereof and (d) the merger will be completed in a timely manner in accordance with the terms described in the agreements provided to Marshall & Stevens, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Marshall & Stevens also relied upon and assumed, without independent verification, that all governmental, regulatory and other consents and approvals necessary for the completion of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed.

Marshall & Stevens was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of Fusemachines, CSLM or any other party. Furthermore, Marshall & Stevens did not undertake independent analysis of any potential or actual litigation, governmental investigation, regulatory action, possible unasserted claims or other contingent liabilities to which Fusemachines or CSLM is a party or may be subject.

Marshall & Stevens’ opinion addressed only the fairness, from a financial point of view, of the consideration to be received by CSLM in consideration of the issuance of its equity securities to the equity holders of Fusemachines in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Marshall & Stevens’ opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Marshall & Stevens’ opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to CSLM, nor did it address CSLM’s underlying business decision to proceed with the merger. Except as described herein, CSLM’s board of directors imposed no other limitations on Marshall & Stevens with respect to the investigations made or procedures followed in rendering the opinion.

In preparing its opinion to CSLM’s board of directors, Marshall & Stevens performed a variety of financial and comparative analyses, including those described below that were the material financial analyses reviewed with CSLM’s board of directors in connection with Marshall & Stevens’ opinion. The summary of Marshall & Stevens’ analyses described below is not a complete description of such analyses underlying Marshall & Stevens’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Marshall & Stevens arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Marshall & Stevens believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tables and charts, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Marshall & Stevens considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Fusemachines’ control. No company, transaction or business used in Marshall & Stevens’ analyses as a comparison is identical to Fusemachines or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Marshall & Stevens’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Marshall & Stevens’ analyses are inherently subject to substantial uncertainty.

Marshall & Stevens was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined between CSLM and Fusemachines, and the decision to enter into the merger was solely that of CSLM’s board of directors. Marshall & Stevens’ opinion and financial analyses were only one of many factors considered by CSLM’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of CSLM’s board of directors or CSLM’s management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed with CSLM’s board of directors in connection with Marshall & Stevens’ opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Marshall & Stevens’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Marshall & Stevens’ financial analyses.

Fees Paid to Marshall & Stevens

Marshall & Stevens was engaged on a fixed fee basis and their compensation is not contingent upon the completion of the transaction. Marshall & Stevens previously provided valuation consulting services on an hourly basis to CSLM. Total fees for such services was approximately $140,000.

Financial Projections

Fusemachines’ management provided projections of revenue, cost of goods sold, operating expenses, depreciation, capital expenditures, and working capital, for the financial years ending 2024 through 2026. Marshall & Stevens then extended and extrapolated such projections to a steady state period that ended in 2033.

See “Certain Projected Financial Information for Fusemachines” for more information.

Discounted Cash Flow Method

Using the financial projections discussed above, Marshall & Stevens performed an income approach via discounted cash flow method. The major inputs and assumptions used in Marshall & Stevens’ discounted cash flow method were as follows:

•

As discussed above, Fusemachines provided the projections through financial year 2026, which was extrapolated to 2033 by Marshall & Stevens reflecting a deceleration in revenue growth coupled with stable earnings before interest, depreciation and amortization (“EBITDA”) margins, as the basis for the Discounted Cash Flow analysis. The duration of the projection provided assumes a time period by which Fusemachines believes it would achieve a stabilized long term growth rate.

•

A weighted average cost of capital (WACC) was used as the discount rate in Marshall & Stevens’ analysis and applied to debt free, after-tax cash flows. The WACC was calculated to be approximately 18.0% and was determined based upon a cost of equity of approximately 19.58% and an after-tax cost of debt of approximately 4.01%.

•

A cost of equity was determined using a 20-year U.S. treasury rate of 4.19%, inflation data between 2.0% to 4.0% from the International Monetary Fund and Federal Reserve Bank of Philadelphia, Equity Risk Premium of 5.85% (Kroll Cost of Capital Navigator 2023 (“KCOC”)), Re-levered Equity beta of 0.95 based upon the median beta of the Guideline Companies discussed below, a size premium of 4.83% based upon KCOC data for the 10th decile, and a company specific risk premium of 5.00% based upon anticipated forecast and execution risk.

•	After-tax cost of debt was determined using the S&P BBB rated bond yield Capital IQ Company database and a blended Federal and State (New York)based tax rate of 27.0%.

•	The debt-to-total capital ratio was estimated at 10% and the equity-to-total capital ratio was estimated at 90%.

•	Estimated income tax expense of 27.0% of pre-tax income;

•

Capital expenditures for projected year 2024 to 2033 were based upon of Fusemachines’ projected capital expenditures, and remaining capital expenditures were calculated as a percentage of incremental revenue proportionate to Fusemachines’ 2033 capital expenditure levels, which was supported by discussions with Fusemachines and projected Guideline Company levels;

•

Working capital requirements for projected year 2024 to 2033 were based upon a review of Fusemachines’ historic balance sheets, and remaining working capital requirements were estimated based on Fusemachines’ guidance and projected Guideline Company levels;

•	The terminal value was calculated using the Gordon Growth Model and based upon a WACC of 18.0% and terminal growth rate of 4.0%.

Marshall & Stevens first determined the enterprise value of Fusemachines, which is defined as the market value of invested capital, less cash. The indication of enterprise value for Fusemachines using the discounted cash flow method and management’s projections was estimated to be between $150,100,000 and $199,400,000. Marshall & Stevens subsequently determined the fair market value of equity by adding the estimated cash balance ($300,000) and subtracting the estimated debt balance ($2,999,000) as of the valuation date. The indication of equity value for Fusemachines using the discounted cash flow method and projections was estimated to be between approximately $147,401,000 and $196,701,000.

Guideline Public Company Analysis

Marshall & Stevens reviewed and analyzed selected historical and projected information about Fusemachines provided by Fusemachines’ management and compared this information to certain financial information of eight (8) publicly traded companies that Marshall & Stevens deemed to be reasonably comparable to Fusemachines (each a “Guideline Company” or “Comp” and, collectively, the “Guideline Companies” or “Comps”). For the Guideline Companies, Marshall & Stevens based their selection on discussions with management and industry research.

In their search for Guideline Companies, Marshall & Stevens considered factors that coincide with Fusemachines’ business model, the geography and the markets Fusemachines serves, exposure to similar industry dynamics, and if the comps are currently or could be future competitors to Fusemachines. Marshall & Stevens also considered other relevant factors such as the comps’ operating history and their future strategy for growth, their market share in the relevant markets that Fusemachines operates in, the comp size (market capitalization or enterprise value), and diversification in other business lines.

Business descriptions and financial information are provided below for the selected Guideline Companies. The descriptions of these companies and the financial information for such companies set out below are derived from publicly available information and are summary in nature. Shareholders are referred to, and these summaries are qualified in full by reference to, the public reports filed by these companies with the SEC, if applicable. Marshall & Stevens has conducted no due diligence as to the truthfulness, accuracy or completeness of this information and makes no representation or warranty as to any such matter.

•	SoundHound AI, Inc. (NasdaqGM:SOUN)

SoundHound AI, Inc. develops independent voice artificial intelligence (AI) solutions that enables businesses across automotive, TV, and IoT, and to customer service industries to deliver high-quality conversational experiences to their customers. Its products include Houndify platform that offers a suite of Houndify tools to help brands build conversational voice assistants, such as Application Programming Interfaces (API) for text and voice queries, support for custom commands, extensive library of content domains, inclusive software development kit platforms, collaboration capabilities, diagnostic tools, and built-in analytics; SoundHound Chat AI that integrates with knowledge domains, pulling real-time data like weather, sports, stocks, flight status, and restaurants; and SoundHound Smart Answering is built to offer customer establishments custom AI-powered voice assistant. The company’s products also include CaiNET software that uses machine learning to enhance how domains work together to handle queries; CaiLAN software that arbitrates responses so users get answers from the right domain; Dynamic Interaction a real-time, multimodal customer service interface; Smart Ordering which offers an easy-to-understand voice assistant for restaurants; Employee Assist; automatic speech recognition; natural language understanding; wake words; custom domains; text-to-speech; and embedded voice solutions. SoundHound AI, Inc. was founded in 2005 and is headquartered in Santa Clara, California.

•	Symbiotic Inc. (NasdaqGM:SYM)

Symbotic Inc., an automation technology company, engages in developing technologies to improve operating efficiencies in modern warehouses. The company automates the processing of pallets and cases in large warehouses or distribution centers for retail companies. Its systems enhance operations at the front end of the supply chain. The company was founded in 2006 and is headquartered in Wilmington, Massachusetts.

•	C3.ai, Inc. (NYSE:AI)

C3.ai, Inc. operates as an enterprise artificial intelligence (AI) software company in North America, Europe, the Middle East, Africa, the Asia Pacific, and internationally. The company provides C3 AI platform, an application development and runtime environment that enables customers to design, develop, and deploy enterprise AI applications; C3 AI Ex Machina for analysis-ready data; C3 AI CRM, an industry specific customer relationship management solution; and C3 Generative AI Product Suite that enables to locate, retrieve, and present information. It also offers C3 AI applications, including C3 AI Inventory Optimization, a solution to optimize raw material, in-process, and finished goods inventory levels; C3 AI Supply Network Risk, which identifies emerging inbound and outbound risks across the network; C3 AI Sustainability Suite, which helps to decrease greenhouse gas emission; C3 AI Production Schedule Optimization, a solution for scheduling production; C3 AI Financial Services Suite, which helps to minimize compliance risks; and C3 AI Energy Management solution. In addition, it offers integrated turnkey enterprise AI applications for oil and gas, chemicals, utilities, manufacturing, financial services, defense, intelligence, aerospace, healthcare, and telecommunications market. It has strategic partnerships with Baker Hughes in the areas of oil and gas market; Booz Allen to provide solutions to government, defense, and intelligence sectors; Raytheon; and AWS, Google, and Microsoft. The company was formerly known as C3 IoT, Inc. and changed its name to C3.ai, Inc. in June 2019. C3.ai, Inc. was incorporated in 2009 and is headquartered in Redwood City, California.

•	Upstart Holdings, Inc. (NasdaqGS:UPST)

Upstart Holdings, Inc., together with its subsidiaries, operates a cloud-based artificial intelligence (AI) lending platform in the United States. Its platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small dollar loans that connects consumer demand for loans to its to bank and credit unions. Upstart Holdings, Inc. was founded in 2012 and is headquartered in San Mateo, California.

•	UiPath Inc. (NYSE:PATH)

UiPath Inc. provides an end-to-end automation platform that offers a range of robotic process automation (RPA) solutions primarily in the United States, Romania, and Japan. The company offers a suite of interrelated software to build, manage, run, engage, measure, and govern automation within the organization. Its platform combines artificial intelligence with desktop recording, back-end mining of both human activity and system logs, and intuitive visualization tools, which enables users to discover, analyze, and identify processes to automate in a centralized portal; offers low-code development environments that allows users in an organization to create attended and unattended automations without any prior knowledge of coding; deploys robots in highly immersive attended experiences or in standalone, unattended modes behind the scenes, and can leverage native connectors built for commonly used line-of-business applications; offers centralized tools designed to manage, test, and deploy automations and ML models across the enterprise; allows customers to manage long running processes that orchestrate work between robots and humans; and enable users to track, measure, and forecast the performance of automation in their enterprise and help businesses ensure compliance with business standards. In addition, the company provides maintenance and support for its software, as well as professional services, such as training and implementation services to facilitate the adoption of its platform. It serves banking, healthcare, financial services, and government entities. UiPath Inc. has collaboration with Deloitte to introduce Turnkey automation offering for growth companies. The company was founded in 2005 and is headquartered in New York, New York.

•	PROS Holdings, Inc. (NYSE:PRO)

PROS Holdings, Inc. provides software solutions that optimize the processes of selling and shopping in the digital economy in Europe, the Asia Pacific, the Middle East, Africa, and internationally. The company offers PROS Smart Configure Price Quote that improves sales productivity and accelerate deal velocity by automating common sales tasks; and PROS Smart Price Optimization and Management, which enables businesses to optimize, personalize, and harmonize pricing. It also provides PROS Airline Revenue Optimization; PROS Airline Revenue Management solution that delivers algorithmic forecasting and network optimization for the travel industry; PROS Airline Real-Time Dynamic Pricing, which offers accurate booking class availability and seat prices; PROS Dynamic Ancillary Pricing, an AI-based reinforcement learning algorithm; PROS Airline Group Sales Optimizer that enables airlines and their travel agent partners to create and manage group bookings, contracts, policies, and payments; and PROS Corporate Sales, a solution that enables airlines to create commercial agreements with corporate customers. In addition, the company provides PROS Digital Retail, a configurable end-to-end solution for airlines to optimize the traveler experience from inspiration to post-trip; PROS Dynamic Offers; and PROS Digital Offer Marketing solutions comprising airTRFX, airModules, airWire, and airSEM platforms. Further, it provides software-related services, such as implementation, configuration, consulting, training, maintenance, and support services. The company markets and sells its solutions to customers in various industries, including automotive and industrial manufacturing, transportation and logistics, chemicals and energy, food and consumables, beverages, healthcare, insurance, technology, and travel through its direct sales force, partners, resellers, and systems integrators. PROS Holdings, Inc. was incorporated in 1985 and is headquartered in Houston, Texas.

•	Microsoft Corporation (NasdaqGS:MSFT)

Microsoft Corporation develops and supports software, services, devices and solutions worldwide. The Productivity and Business Processes segment offers office, exchange, SharePoint, Microsoft Teams, office 365 Security and Compliance, Microsoft viva, and Microsoft 365 copilot; and office consumer services, such as Microsoft 365 consumer subscriptions, Office licensed on-premises, and other office services. This segment also provides LinkedIn; and dynamics business solutions, including Dynamics 365, a set of intelligent, cloud-based applications across ERP, CRM, power apps, and power automate; and on-premises ERP and CRM applications. The Intelligent Cloud segment offers server products and cloud services, such as azure and other cloud services; SQL and windows server, visual studio, system center, and related client access licenses, as well as nuance and GitHub; and enterprise services including enterprise support services, industry solutions, and nuance professional services. The More Personal Computing segment offers Windows, including windows OEM licensing and other non-volume licensing of the Windows operating system; Windows commercial comprising volume licensing of the Windows operating system, windows cloud services, and other Windows commercial offerings; patent licensing; and windows Internet of Things; and devices, such as surface, HoloLens, and PC accessories. Additionally, this segment provides gaming, which includes Xbox hardware and content, and first- and third-party content; Xbox game pass and other subscriptions, cloud gaming, advertising, third-party disc royalties, and other cloud services; and search and news advertising, which includes Bing, Microsoft News and Edge, and third-party affiliates. The company sells its products through OEMs, distributors, and resellers; and directly through digital marketplaces, online, and retail stores. The company was founded in 1975 and is headquartered in Redmond, Washington.

•	NVIDIA Corporation (NasdaqGS:NVDA)

NVIDIA Corporation provides graphics, and compute and networking solutions in the United States, Taiwan, China, Hong Kong, and internationally. The Graphics segment offers GeForce GPUs for gaming and PCs, the GeForce NOW game streaming service and related infrastructure, and solutions for gaming platforms; Quadro/NVIDIA RTX GPUs for enterprise workstation graphics; virtual GPU or vGPU software for cloud-based visual and virtual computing; automotive platforms for infotainment systems; and Omniverse software for building and operating metaverse and 3D internet applications. The Compute & Networking segment comprises Data Center computing platforms and end-to-end networking platforms, including Quantum for InfiniBand and Spectrum for Ethernet; NVIDIA DRIVE automated-driving platform and automotive development agreements; Jetson robotics and other embedded platforms; NVIDIA AI Enterprise and other software; and DGX Cloud software and services. The company’s products are used in gaming, professional visualization, data center, and automotive markets. It sells its products to original equipment manufacturers, original device manufacturers, system integrators and distributors, independent software vendors, cloud service providers, consumer internet companies, add-in board manufacturers, distributors, automotive manufacturers and tier-1 automotive suppliers, and other ecosystem participants. NVIDIA Corporation was incorporated in 1993 and is headquartered in Santa Clara, California.

•	Alphabet, Inc. (NasdaqGS:GOOGL)

Alphabet Inc. offers various products and platforms in the United States, Europe, the Middle East, Africa, the Asia-Pacific, Canada, and Latin America. It operates through Google Services, Google Cloud, and Other Bets segments. The Google Services segment provides products and services, including ads, Android, Chrome, devices, Gmail, Google Drive, Google Maps, Google Photos, Google Play, Search, and YouTube. It is also involved in the sale of apps and in-app purchases and digital content in the Google Play and YouTube; and devices, as well as in the provision of YouTube consumer subscription services. The Google Cloud segment offers infrastructure, cybersecurity, databases, analytics, AI, and other services; Google Workspace that include cloud-based communication and collaboration tools for enterprises, such as Gmail, Docs, Drive, Calendar, and Meet; and other services for enterprise customers. The Other Bets segment sells healthcare-related and internet services. The company was incorporated in 1998 and is headquartered in Mountain View, California.

•	Meta Platforms Inc. (NYSE:META)

Meta Platforms, Inc. engages in the development of products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets, and wearables worldwide. It operates in two segments, Family of Apps and Reality Labs. The Family of Apps segment offers Facebook, which enables people to share, discuss, discover, and connect with interests; Instagram, a community for sharing photos, videos, and private messages, as well as feed, stories, reels, video, live, and shops; Messenger, a messaging application for people to connect with friends, family, communities, and businesses across platforms and devices through text, audio, and video calls; and WhatsApp, a messaging application that is used by people and businesses to communicate and transact privately. The Reality Labs segment provides augmented and virtual reality related products comprising consumer hardware, software, and content that help people feel connected, anytime, and anywhere. The company was formerly known as Facebook, Inc. and changed its name to Meta Platforms, Inc. in October 2021. The company was incorporated in 2004 and is headquartered in Menlo Park, California.

•	Kin and Carta plc (LSE:KCT)

Kin and Carta plc provides technology, data, and digital transformation services in the United Kingdom, the United States, and internationally. The company offers cloud and platforms, data and AI, intelligent experiences, managed, and strategy and innovation services. It serves agriculture, digital, financial services, healthcare, industrial, insurance, private equity, public, and retail sectors. The company was formerly known as St Ives plc and changed its name to Kin and Carta plc in October 2018. Kin and Carta plc was incorporated in 1981 and is headquartered in London, the United Kingdom.

•	Neurones S.A (ENXTPA:NRO)

Neurones S.A., an information technology (IT) services company, provides infrastructure, application, and consulting services in France and internationally. Its infrastructure services include infrastructure management, manages public and private cloud services, IT operations, user support, DevOps, cybersecurity, IT service management, information system governance, and automation. The company also provides application services in the areas of SAP, digital, WEB, mobility, UX/UI, enterprise content and document management, business process management, robotic process automation, dematerialization, IT consulting for finance, big data, and DevOps, IT training and change management, and Innovation connected devices (IOT). In addition, it offers consulting services, including management and digital transformation, and digital marketing consulting; digital transformation services in the areas of agile/scrum, DevOps, CI/CD, cloud, infrastructure as code, cyber security, analytics, big data, mobility, digital workplace, connected devices, innovations, client experience, UX/UI, and digital marketing, as well as internal process digitization, ECM/BPM, RPA, dematerialization, AI, predictive maintenance, machine learning, and blockchain; and managed services/outsourcing services. The company serves banking/insurance, services/consumer goods, energy/utilities/healthcare, technologies/media/telecoms, industry/public works and civil engineering, and public sector markets. Neurones S.A. was founded in 1984 and is based in Nanterre, France.

Marshall & Stevens reviewed, among other data points, the Guideline Companies’ enterprise value (“EV”) as a multiple of revenue for the second (“CY 2025”) forecast for each Guideline Company.

The multiples were size-adjusted based on a comparison to the respective deciles, and the respective equity risk premium, to which each Guideline Company was classified compared to the 10th decile utilized for Fusemachines. The selected multiples were based upon the comparative expected growth and margin performance of Fusemachines relative to the Guideline Company forecasts. Marshall & Stevens quantitatively considered the execution risk of management’s projections as an offset in the consideration of the multiple selections. Given the expected growth profile of Fusemachines, the CY 2025 forecasted revenue value indications were utilized as the more normalized performance years. The selected multiples were as follows:

•	EV / CY 2025 revenue: 5.0x to 6.0x

The overall range of enterprise value as determined by the Guideline Public Company method using the Projections was approximately $160,100,000 to $192,200,000 (rounded). After adding the estimated cash balance ($300,000) and subtracting the estimated debt balance ($2,999,000), the indicated equity value range for Fusemachines under the Guideline Public Company method was estimated to be between approximately $157,401,000 and $189,501,000.

Guideline Transaction Analysis

The market transaction method is a variation of the market approach where transactions involving the actual sale or purchase of Fusemachines’ enterprise value, or the enterprise value of similar companies are analyzed to provide an indication of fair market value. In the present instance, Marshall & Stevens’ transaction search yielded 21 comparable transactions.

Marshall & Stevens reviewed and analyzed selected historical and projected information about Fusemachines provided by Fusemachines’ management and compared this information to certain financial information of twenty-one (21) market transactions that Marshall & Stevens deemed to be reasonably comparable to Fusemachines (each a “Guideline Transaction” or “Transaction” and, collectively, the “Guideline Transactions” or “Transactions”). For the Guideline Transactions, Marshall & Stevens based their selection on discussions with management and industry research.

In their search for Guideline Transactions, Marshall & Stevens considered factors that coincide with Fusemachines’ business model, the geography and the markets Fusemachines serves, exposure to similar industry dynamics.

Marshall & Stevens reviewed, among other data points, the Guideline Transactions’ enterprise value (“EV”) as a multiple of revenue for the second (“CY 2025”) forecast for each Guideline Company.

Marshall & Stevens quantitatively considered the execution risk of management’s projections as an offset in the consideration of the multiple selections. Given the expected growth profile of Fusemachines, the CY 2025 forecasted revenue value indications were utilized as the more normalized performance years. The selected multiples were as follows:

•	EV / CY 2025 revenue: 4.6x to 6.8x

The overall range of enterprise value as determined by the guideline transactions method using the Projections was approximately $147,300,000 to $217,800,000 (rounded). After adding the estimated cash balance ($300,000) and subtracting the estimated debt balance ($2,999,000), the indicated equity value range for Fusemachines under the guideline public company method was estimated to be between approximately $144,601,000 and $215,101,000.

Reconciled Conclusion of Value

Marshall & Stevens considered the discounted cash flow method the guideline public company method and guideline transactions method. A 50% weighting was placed on the discounted cash flow method given the detailed forecast provided by Fusemachines management. A 25% weighting was placed on the guideline public company method given the current market information and relevancy of the guideline companies. A 25% weighting was placed on the guideline transactions method given the current market information and relevancy of the guideline transactions. The indication of value under the Sensitivity Scenario was used for sensitivity testing only and was assigned no weight in the final value conclusion.

Giving the weighing discussed above, Marshall & Stevens concluded a final equity value range of approximately $149,200,000 to $199,500,000. This compares against the Base Purchase Price noted in the BCA of $196,100,000 and the calculated purchase price using the ABV method of $119,410,000.

The full text of Marshall & Stevens’ written opinion, dated December 23, 2023, which sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on the review undertaken, and other matters considered by Marshall & Stevens in connection with the opinion, is attached to this proxy statement/prospectus as Annex H. The summary of Marshall & Stevens’ opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Marshall & Stevens’ written opinion. Marshall & Stevens’ opinion was provided for the information and assistance of the CSLM Board and does not constitute a recommendation as to how any shareholder of CSLM should vote or act (including with respect to any Redemption Rights) with respect to the Business Combination or any other matter.

Recommendation to Shareholders of CSLM

The CSLM Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interests of CSLM and CSLM’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Document Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Equity Incentive Plan Proposal and “FOR” the approval of the Adjournment Proposal, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination”.

U.S. Federal Income Tax Considerations

For a discussion summarizing certain U.S. federal income tax considerations of the Domestication and an exercise of Redemption Rights in connection with the Proposed Transaction, please see “Material U.S. Federal Income Tax Considerations”.

Accounting Considerations

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, CSLM will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Fusemachines issuing stock for the net assets of CSLM, accompanied by a recapitalization. The net assets of CSLM will be stated at historical cost, with no goodwill or other intangible assets recorded.

Summary Risk Factors

CSLM believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that neither CSLM nor Fusemachines are able to predict accurately or over which they have control. The section in this proxy statement/prospectus entitled “Risk Factors” and the other cautionary language discussed in this proxy statement/prospectus provide examples of certain risks, uncertainties and events that may cause actual results to differ materially from the expectations described by CSLM or Fusemachines in such forward-looking statements. Set forth below is only a summary of certain principal risks associated with an investment in our securities. You should carefully consider the following discussion of risks, as well as the discussion of risks included elsewhere in this proxy statement/prospectus, including those described under “Risk Factors.”

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The market for Fusemachines’ enterprise artificial intelligence services and products is relatively new, and may decline or experience limited growth, and Fusemachines’ business is dependent on its clients’ continuing adoption and use of its services and products.

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Fusemachines has experienced moderate growth in the past several years, and if Fusemachines fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

•

Fusemachines’ sales efforts involve considerable time and expense and its sales cycle is often long and unpredictable. These fluctuations may negatively impact Fusemachines’ results of operations and financial condition.

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A limited number of customers account for a substantial portion of Fusemachines’ revenue. If existing customers do not make subsequent purchases from Fusemachines or renew their contracts with Fusemachines, or if its relationships with its largest customers are impaired or terminated, Fusemachines’ revenue could decline, and its results of operations would be adversely impacted.

•	If Fusemachines does not successfully develop and deploy new technologies to address the needs of its customers, its business and results of operations could suffer.

•

Fusemachines’ ability to sell its platforms and satisfy its customers is dependent on the quality of Fusemachines’ services, and its failure to offer high quality services could have a material adverse effect on its sales and results of operations.

•

If the market for Fusemachines’ platforms and services develops more slowly than Fusemachines expects, its growth may slow or stall, and its business, financial condition, and results of operations could be harmed.

•	Issues raised by the use of AI (including machine learning) in Fusemachines’ platforms may result in reputational harm or liability.

•	Real or perceived errors, failures, defects, or bugs in Fusemachines’ platforms could adversely affect its results of operations and growth prospects.

•	Cyber-attacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to Fusemachines’ competitive position.

•	Fusemachines has not been profitable in the past and may not achieve or maintain profitability in the future.

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Fusemachines requires substantial additional funding, which may not be available to Fusemachines on acceptable terms, or at all, and, if not so available, may require Fusemachines to delay, limit, reduce or cease its operations.

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Fusemachines’ independent registered public accounting firm’s report for the year ended December 31, 2023 contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

•	Fusemachines faces intense competition within its industry and is subject to the effects of technological change.

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Fusemachines’ proprietary products and services and service delivery may not operate properly, which could damage its reputation, give rise to claims against Fusemachines, or divert application of its resources from other purposes, any of which could harm its business and operating results.

•

If Fusemachines’ security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and Fusemachines may incur significant liabilities.

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Fusemachines may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Fusemachines’ efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

•	Algorithms embedded in AI solutions, and AI datasets, often suffer from lack of transparency, bias, and risks of inadvertent disclosure of information, which could subject us to adverse consequences.

•	Use of open source software creates inherent risk and could subject us to adverse consequences.

•	Claims by others that Fusemachines infringes upon their intellectual property could force Fusemachines to incur significant costs or revise the way Fusemachines conducts its business.

•

Fusemachines depends on its management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could adversely affect its business.

•	Fusemachines’ management team has limited experience managing a public company and regulatory compliance may divert their attention from the day-to-day management of Fusemachines’ business.

•	Material adverse developments in domestic and global economic conditions, or the occurrence of other world events, could materially adversely affect Fusemachines’ revenue and results of operations.

•	Catastrophic events, including those which impact third parties on which we materially rely, could materially adversely affect Fusemachines’ business, results of operations and/or financial condition.

•

Fusemachines has identified material weaknesses and significant deficiencies related in our internal control over financial reporting. If Fusemachines fails to remediate these material weaknesses, maintain effective internal control over financial reporting or identify additional material weakness or significant deficiency in its internal control over financial reporting, Fusemachines’ ability to report its financial condition and results of operations in a timely and accurate manner could be adversely affected, investor confidence in Fusemachines company could diminish, and the value of its stock may decline.

•	The ability of Public Shareholders to exercise Redemption Rights with respect to a large number of Public Shares may adversely affect the liquidity and trading of Pubco securities following Closing.

•	The price of Pubco Common Stock may be volatile.

•

Fusemachines’ executive officers and directors will continue to exercise significant control over the company after the Business Combination, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

•	The requirements of being a public company may strain Pubco’s resources and distract management and we will incur substantial costs as a result of being a public company.

•

Sales of a substantial amount of Pubco Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Pubco Common Stock to decline.

•	A decline in the price of Pubco Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.

•

Fusemachines does not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the company’s capital stock must come from increases in the fair market value and trading price of the capital stock.

•	If the price of Pubco Common Stock fluctuates after the Business Combination, you could lose a significant part of your investment.

•

The public stockholders will experience immediate dilution as a consequence of the issuance of Pubco Common Stock as consideration in the Business Combination and due to future issuances pursuant to the Fusemachines Equity Incentive Plan. Having a minority share position may reduce the influence that Fusemachines’ current stockholders have on the management of Pubco.

•

Pubco Warrants will become exercisable for Pubco Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more Public Shares are redeemed.

•

There can be no assurance that the shares of Pubco Common Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing, or that Pubco will be able to comply with the continued listing rules of Nasdaq.

•	The future exercise of registration rights may adversely affect the market price of the Pubco Common Stock.

•

Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

•	Pubco may redeem your unexpired Pubco Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Pubco Warrants worthless.

•	The Pubco Warrants may have an adverse effect on the market price of the Pubco Common Stock.

•

Pubco will be a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our common stock less attractive to investors.

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We were required by the Nasdaq Listing Rules to consummate a Business Combination within 36 months of the effectiveness of our IPO Registration Statement. Our securities are currently quoted for trading on the OTC, and we may be unable to complete the listing of our securities on the Nasdaq.

•	The Sponsor has agreed to vote in favor of the Business Combination, regardless of how CSLM’s Public Shareholders vote.

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Since the Sponsor and CSLM’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with Fusemachines is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.

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The exercise of CSLM’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in CSLM’s shareholders’ best interest.

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The historical financial results of Fusemachines and unaudited condensed combined pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what Pubco’s actual financial position or results of operations would have been.

•	The fairness opinion obtained by the CSLM Board does not and will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.

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If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price per unit in CSLM’s IPO).

•

The process of taking a company public by means of a business combination with a SPAC is different from taking a company public through an underwritten public offering and may create risks for unaffiliated investors.

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Upon consummation of the Business Combination, the rights of holders of Pubco Common Stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of CSLM Class A Ordinary Shares arising under the Companies Act as well as our Current Charter.

MARKET PRICE AND DIVIDENDS OF SECURITIES

Market Price of CSLM Units, CSLM Ordinary Shares and Public Warrants

Market Price and Ticker Symbol

On January 15, 2025, CSLM received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that CSLM did not comply with Nasdaq Interpretive Material IM-5101-2, because the Business Combination was not consummated by January 12, 2025, 36 months after the effective date of its IPO, and that its securities were subject to delisting. CSLM’s securities were suspended from trading on Nasdaq at the opening of business on January 22, 2025, and began trading on the OTC Markets Group, Inc. - Pink Open Market (“OTC”).

The CSLM Units, CSLM Class A Ordinary Shares, Public Warrants and Public Rights are traded on OTC under the symbols “CSLUF,” “CSLMF,” “CSLWF” and “CSLRF” respectively. The CSLM Units began public trading on Nasdaq on January 18, 2022, and the CSLM Class A Ordinary Shares, Public Warrants and Public Rights began public trading on Nasdaq on March 3, 2022.

On January 22, 2024, the last trading date prior to the public announcement of the Proposed Transaction, CSLM Class A Ordinary Shares, Public Warrants and Public Rights closed at $10.72, $10.90, $0.046 and $0.07895, respectively. As of June 27, 2025, the closing price for each CSLM Class A Ordinary Share, Public Warrant and Public Right was $11.97, $0.10 and $0.19, respectively.

Holders of the CSLM Units, CSLM Class A Ordinary Shares and Public Warrants should obtain current market quotations for their securities. The market price of CSLM’s securities could vary at any time before the Closing. Market price information regarding the CSLM Class B Ordinary Shares is not provided here because there is no established public trading market for the CSLM Class B Ordinary Shares.

Holders

As of the Record Date, there were 11 holders of record of CSLM Units, 76 holders of record of Public Shares, 5 holders of record of Founder Shares, one holder of record of CSLM Class B Ordinary Shares, 106 holders of record of CSLM Warrants and 113 holders of record of CSLM Rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose CSLM Units, Public Shares and Public Warrants are held of record by banks, brokers and other financial institutions.

Dividends of CSLM Securities

CSLM has not paid any cash dividends on the CSLM Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Fusemachines

Market Price of Fusemachines Securities

Historical market price information regarding Fusemachines is not provided because there is no public market for Fusemachines’ securities. For information regarding Fusemachines’ liquidity and capital resources, see “Fusemachines’ Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources.”

Dividend Policy of Pubco Following the Business Combination

Pubco does not intend to pay cash dividends after the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of Fusemachines and will also apply to the business and operations of Pubco following the completion of the Business Combination. If any of the following risks actually occurs, it may have a material adverse effect on the business, results of operations or financial condition of Fusemachines or Pubco, and could adversely affect the trading price of Pubco’s common stock following the business combination. The risks described in this “Risk Factors” section may change. If the risks and uncertainties that Fusemachines or Pubco plan for are incomplete, or if Fusemachines or Pubco fail to fully understand and manage these risks successfully this failure may have a material adverse effect on the business, financial condition and results of operation of Pubco following the Business Combination. The following risks should be read in conjunction with the financial statements and notes to the financial statements included herein.

Unless the context requires otherwise, references to “Fusemachines”, “we”, “us”, “our” and “the company” in this section are to the business and operations of Fusemachines prior to the Business Combination and the business and operations of Pubco as directly or indirectly affected by Fusemachines by virtue of Pubco’s ownership of the business of Fusemachines following the Business Combination.

Risks Related to Fusemachines’ Business, Industry, and Operations

The market for Fusemachines’ enterprise AI services and products is relatively new, and may decline or experience limited growth, and Fusemachines’ business is dependent on its clients’ continuing adoption and use of its services and products.

The use of enterprise AI is still relatively new, and customers may not recognize the need for or benefits of our services and products. If customers do not recognize the need for and benefits of our services and products, then they may decide to adopt alternative services to satisfy their business needs. In order to grow our business and extend our market position, Fusemachines intends to focus on educating potential customers about the benefits of our services and products, expanding the range of Fusemachines’ services and bringing new technologies to market to increase market acceptance and use of our platform. Fusemachines’ ability to expand the market that our services and products address depends upon a number of factors, including the cost, performance and perceived value associated with our services and products. The market for our services and products could fail to grow significantly or there could be a reduction in demand for our services and/or products as a result of a lack of acceptance, technological challenges, competing services, a decrease in spending by current and prospective customers, weakening economic conditions and other causes. If the market for enterprise AI does not experience continued significant growth, or demand for its services and/or products decreases, then our business, financial condition and results of operations could be adversely affected.

Fusemachines has experienced moderate growth in the past several years, and if Fusemachines fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

Fusemachines has experienced moderate growth in its business since its founding in 2012. This growth has placed, and may continue to place, significant demands on its corporate culture, operational infrastructure and management. Any failure to manage Fusemachines’ anticipated growth and organizational changes in a manner that preserves the key aspects of its culture and services could adversely affect Fusemachines’ overall chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, financial condition and results of operations.

In addition, Fusemachines’ ability to manage its operations and future growth will require Fusemachines to continue to improve its operational, financial and management controls, compliance programs with multiple and changing international laws and regulations and reporting systems. Fusemachines may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation, results of operations and financial condition.

Fusemachines’ sales efforts involve considerable time and expense and its sales cycle is often long and unpredictable. These fluctuations may negatively impact Fusemachines’ results of operations and financial condition.

Fusemachines’ results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. The length of our sales cycle, from initial evaluation to payment often lasts six to eight months, but can extend to a year or more for some customers. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services.

Our sales strategy is comprised of two main constituents: our direct sales team and our channel partners. Our direct sales team is tasked with both acquiring clients in established verticals and acquiring new channel partners in expansionary markets. We leverage our channel partners to generate leads in new verticals and geographies which we then scale through our direct sales force. Our sales team is supported by engineers with deep technical expertise and responsibility for pre-sales technical support, solutions for engineering for our customers and technical training for our channel partners. We generate customer leads, accelerate sales opportunities and build brand awareness through our marketing programs and through our channel partner relationships. Our marketing programs target business units within companies rather than purchasing, human resources or administrative departments to drive sales by demonstrating the impact of our product capabilities on results. Our principal marketing programs include webinars, roadshows, sponsored exhibitions and events, cooperative marketing efforts with channel partners, and use of our website.

Our results of operations depend on sales to commercial enterprise organizations, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the platforms, including, among others, that customer’s projections of business growth, uncertainty about macroeconomic conditions (including as a result of the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts rising inflation and interest rates, or monetary policy changes), capital budgets, anticipated cost savings from the implementation of our platforms, potential preference for such customer’s internally-developed software solutions, perceptions about our business and platforms, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our platforms and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, including in our growing direct sales force, our business, financial condition, and results of operations could be adversely affected.

A limited number of customers account for a substantial portion of our revenue. If existing customers do not make subsequent purchases from Fusemachines or renew their contracts with Fusemachines, or if its relationships with its largest customers are impaired or terminated, Fusemachines’ revenue could decline, and its results of operations would be adversely impacted.

We derive a significant portion of our revenue from existing customers that expand their relationships with us. Increasing the size and number of the deployments of our existing customers is a major part of our growth strategy. We may not be effective in executing this or any other aspect of our growth strategy.

For the year ended December 31, 2023, two customers represented approximately 23% of total revenue. The loss of one or more significant customers or a reduction in the amount of revenue we derive from any such customer could significantly and adversely affect our business, financial condition and results of operations. Our top customers by revenue have been long term customers. From time to time, we may lose a major customer. It is not possible for us to predict the future level of demand from our larger customers for our platforms and applications.

We generally offer contract terms of up to one year in length, which may not provide for automatic renewal and may require the customer to opt-in to extend the term. Our customers have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements have expired. In addition, many of our customer contracts permit the customer to terminate their contracts with us with notice periods ranging from 60 to 90 days. If one or more of our customers terminate their contracts with us, whether for convenience, for default in the event of a breach by us, or for other reasons specified in our contracts, as applicable; if our customers elect not to renew their contracts with us; if our customers renew their contractual arrangements with us for shorter contract lengths or for a reduced scope; or if our customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to us, our business and results of operations could be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of our revenue or business operations.

Our ability to renew or expand our customer relationships may decrease or vary as a result of a number of factors, including our customers’ satisfaction or dissatisfaction with our platforms and services, the frequency and severity of software and implementation errors, our platforms’ reliability, our pricing, the effects of general economic conditions, competitive offerings or alternatives, or reductions in our customers’ spending levels. If our customers do not renew or expand their agreements with us or if they renew their contracts for shorter lengths or on other terms less favorable to us, our revenue may grow more slowly than expected or decline, and our business could suffer. Our business, financial condition, and results of operations would also be adversely affected if we face difficulty collecting our accounts receivable from our customers.

Achieving renewal or expansion of deployments may require us to increasingly engage in sophisticated and costly sales efforts that may not result in additional sales. In addition, our customers’ decisions to expand the deployment of our platforms depends on a number of factors, including general economic conditions, the functioning of our platforms, the ability of our forward-deployed engineers to assist our customers in identifying new use cases, enabling the simplification and acceleration of rapidly building applications, and our customers’ satisfaction with our services. If our efforts to expand within our existing customer base are not successful, our business may suffer.

If Fusemachines does not successfully develop and deploy new technologies to address the needs of its customers, its business and results of operations could suffer.

Fusemachines’ success has been based on our ability to design products that enables our customers to rapidly develop, deploy, and operate large-scale enterprise AI applications. We spend substantial amounts of time and money researching and developing new technologies and enhanced versions of existing features to meet our customers’ and potential customers’ rapidly evolving needs. There is no assurance that our enhancements to our platforms or our new product features, capabilities, or offerings, will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand or if we fail to develop our platforms in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our platforms.

The introduction of new products and services by competitors or the development of entirely new technologies to replace existing offerings could make our platforms obsolete or adversely affect our business, financial condition, and results of operations. We may experience difficulties with software development, design, or marketing that delay or prevent our development, introduction, or implementation of new platforms, features, or capabilities. We have in the past experienced delays in our internally planned release dates of new features and capabilities, and there can be no assurance that new platforms, features, or capabilities will be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, any of which could harm our business. Moreover, the design and development of new platforms or new features and capabilities to our existing platforms may require substantial investment, and we have no assurance that such investments will be successful. If customers do not widely adopt our new platforms, experiences, features, and capabilities, we may not be able to realize a return on our investment and our business, financial condition, and results of operations may be adversely affected.

Our new and existing platforms and changes to our existing platforms could fail to attain sufficient market acceptance for many reasons, including:

•	our failure to predict market demand accurately in terms of product functionality and to supply offerings that meet this demand in a timely fashion;

•	product defects, errors, or failures or our inability to satisfy customer service level requirements;

•	negative publicity or negative private statements about the security, performance, or effectiveness of our platforms or product enhancements;

•	delays in releasing to the market our new offerings or enhancements to our existing offerings;

•	introduction or anticipated introduction of competing platforms or functionalities by our competitors;

•	inability of our platforms or product enhancements to scale and perform to meet customer demands;

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receiving qualified or adverse opinions in connection with security or penetration testing, certifications or audits, such as those related to IT controls and security standards and frameworks or compliance;

•	poor business conditions for our customers, causing them to delay software purchases;

•	reluctance of customers to purchase proprietary software products;

•	reluctance of our customers to purchase products hosted by our vendors and/or service interruption from such providers; and

•	reluctance of customers to purchase products incorporating open source software.

If we are not able to continue to identify challenges faced by our customers and develop, license, or acquire new features and capabilities to our platforms in a timely and cost-effective manner, or if such enhancements do not achieve market acceptance, our business, financial condition, results of operations, and prospects may suffer and our anticipated revenue growth may not be achieved. Because we derive, and expect to continue to derive, substantially all of our revenue from customers purchasing our platforms and products, market acceptance of these platforms and products, and any enhancements or changes thereto, is critical to our success.

Fusemachines’ ability to sell its products and satisfy its customers is dependent on the quality of Fusemachines’ services, and its failure to offer high quality services could have a material adverse effect on its sales and results of operations.

Once Fusemachines’ platforms are deployed and integrated with our customers’ existing information technology investments and data, our customers will depend on our support and maintenance services to resolve any issues relating to our platforms. In the future, our platforms may be deployed in large-scale, complex technology environments, and we believe our future success will depend on our ability to increase sales of our platforms for use in such deployments. Further, our ability to provide effective ongoing services, or to provide such services in a timely, efficient, or scalable manner, may depend in part on our customers’ environments and their upgrading to the latest versions of our platforms and participating in our centralized platform management and services.

In addition, our ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers on platforms such as ours. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our services. We also may be unable to modify the future scope and delivery of our services to compete with changes in the services provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations.

Our customers may in the future need training in the proper use of and the variety of benefits that can be derived from our platforms to maximize the potential of our platforms. If we do not effectively deploy, update, or upgrade our platforms, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing services, our ability to sell additional products and services to existing customers could be adversely affected, we may face negative publicity, and our reputation with potential customers could be damaged. As a result, our failure to maintain high quality services may have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

If Fusemachines is not able to maintain and enhance its brand and reputation, Fusemachines’ relationships with its customers, partners, and employees may be harmed, and its business and results of operations may be adversely affected.

We believe that maintaining and enhancing our brand identity and reputation is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality software, maintain strong relationships with our customers, the community, and others, while successfully differentiating our platforms from those of our competitors. Unfavorable media coverage may adversely affect our brand and reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. If we do not successfully maintain and enhance our brand identity and reputation, we may fail to attract and retain employees, customers, investors, or partners, grow our business, or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations, and growth prospects. Additionally, despite our internal safeguards and efforts to the contrary, we cannot guarantee that our customers will not ultimately use our platforms for purposes inconsistent with our company values, and such uses may harm our brand and reputation.

If the market for Fusemachines’ platforms and services develops more slowly than Fusemachines expects, its growth may slow or stall, and its business, financial condition, and results of operations could be harmed.

The market for Fusemachines’ platforms is rapidly evolving. Our future success will depend in large part on the growth and expansion of this market, which is difficult to predict and relies on a number of factors, including customer adoption, customer demand, changing customer needs, the entry of competitive products, the success of existing competitive products, potential customers’ willingness to adopt an alternative approach to developing, deploying, and operating enterprise AI, and their willingness to invest in new software after significant prior investments in legacy software. The estimates and assumptions that are used to calculate our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of the organizations covered by our market opportunity estimates will pay for our platforms and services at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasts, our business could fail to grow at the levels we expect or at all for a variety of reasons outside our control, including competition in our industry. Further, if we or other enterprise AI companies experience security breaches or incidents, loss, corruption, or unavailability of or unauthorized access to customer data, disruptions in delivery, or other problems, this market as a whole, including our platforms, may be negatively affected. If software for the challenges that we address does not achieve widespread adoption, or if there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions (including due to the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, rising inflation and interest rates, and monetary policy changes), security or privacy concerns, competing technologies and products, decreases in corporate spending, or otherwise, or, alternatively, if the market develops but we are unable to continue to penetrate it due to the cost, performance, and perceived value associated with our platforms, or other factors, it could result in decreased revenue and our business, financial condition, and results of operations could be adversely affected.

Issues raised by the use of AI (including machine learning) in Fusemachines’ platforms may result in reputational harm or liability.

AI is enabled by or integrated into Fusemachines’ technology platforms and is a significant element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets in AI training, development, or operations may be insufficient, of poor quality, or reflect unwanted forms of bias. Inappropriate or controversial data practices by, or practices reflecting inherent biases of, data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, including under new proposed legislation regulating AI in jurisdictions such as the United States and the European Union and brand or reputational harm. Some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial or problematic because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm, as well as regulatory or legal scrutiny.

Real or perceived errors, failures, defects, or bugs in Fusemachines’ products, or platforms could adversely affect its results of operations and growth prospects.

Because Fusemachines offers complex technology products, undetected errors, defects, failures, or bugs may in the future occur, especially when products or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our platforms are often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our platforms or may expose undetected errors, failures, or bugs in our platforms. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of platform implementation. Errors may affect the performance of our platforms and may also delay the development or release of new platforms or capabilities or new versions of platforms, adversely affect our reputation and our customers’ willingness to buy platforms from us, and adversely affect market acceptance or perception of our platforms. Many of our customers use our platforms in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our platforms than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of platforms or allegations of unsatisfactory performance, errors, defects, or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our platforms could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our platforms resulting in a security breach or perceived product failure. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.

Fusemachines has not been profitable in the past and may not achieve or maintain profitability in the future.

We had a comprehensive loss of approximately $6.77 million and approximately $0.64 million for the years ended December 31, 2023 and December 31, 2022, respectively.

There can be no assurance that Fusemachines will ever achieve the level of revenues needed to be profitable in the future and if profitability is achieved, that it will be sustained. Fusemachines’ revenues have fluctuated and are likely to continue to fluctuate significantly from quarter to quarter and from year to year. Fusemachines will need to obtain additional capital and increase sales to become profitable.

Fusemachines requires substantial additional funding, which may not be available to Fusemachines on acceptable terms, or at all, and, if not so available, may require Fusemachines to delay, limit, reduce or cease its operations.

Fusemachines has limited financial resources. There can be no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. Unless we achieve substantial profitability, we anticipate that we will likely need to raise additional capital to fund our operations while we implement and execute our business plan. Other than the proposed PIPE Investment, we currently do not have any contracts or commitments for additional financing. In addition, any additional equity financing may involve substantial dilution to our existing shareholders. There can be no assurance that such additional capital will be available on a timely basis or on terms that will be acceptable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of our business. If adequate funds are not available or are not available on acceptable terms, we may not be able to further fund our business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on our business, results of operations, cash flow, financial condition and prospects.

Fusemachines’ independent registered public accounting firm’s report for the year ended December 31, 2023 contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a "going concern."

As of December 31, 2023, Fusemachines had cash of approximately $100.0 thousand. For the year ended December 31, 2023, the Company used approximately $2,474.0 thousand in cash for operating activities. The Company has incurred recurring net losses from operations and negative cash flows from operating activities in two of the last three years. As of December 31, 2023, the Company had an accumulated deficit of approximately $18,834.0 thousand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements were issued. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

Our indebtedness could adversely affect our business and growth prospects.

We have existing indebtedness, and we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes.

Fusemachines faces intense competition within its industry and is subject to the effects of technological change.

The industry in which we are engaged is subject to rapid and significant technological change. There can be no assurance that Fusemachines’ systems can be upgraded to meet future innovations in the industry or that new technologies will not emerge, or existing technologies will not be improved, which would render Fusemachines’ offerings obsolete or non-competitive. Many of the companies we compete with enjoy significant competitive advantages over us, including greater name recognition; greater financial, technical and service resources; established networks; additional product offerings; and greater resources for product development and sales and marketing. In addition, there can be no assurance that other established technology companies, any of which would likely have greater resources than Fusemachines, will not enter the market. There can be no assurance that Fusemachines will be able to compete successfully against any of its competitors.

Fusemachines’ proprietary products and services and service delivery may not operate properly, which could damage its reputation, give rise to claims against Fusemachines, or divert application of its resources from other purposes, any of which could harm its business and operating results.

We may encounter supply chain, human, or technical obstacles that prevent our products and services from operating properly. If our offerings do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers. We cannot assure you that material performance problems or defects in our products will not arise in the future. Errors may result from receipt and interpretation of customer data or from interface of our services. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If critical components used in Fusemachines’ products become scarce or unavailable, Fusemachines may incur delays in delivering its products and providing services, which could damage its business. Fusemachines relies on a sustainable supply chain. Any issues with this supply chain could adversely affect daily business operations and profitability.

We depend on third party providers, suppliers and licensors to supply some of the hardware, software and support necessary to provide some of our products and services. We obtain these materials from a limited number of vendors, some of which do not have a long operating history, or which may not be able to continue to supply the equipment, supplies, and services we desire. If demand exceeds these vendors’ capacity or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our customers. These events could materially and adversely affect our ability to retain and attract customers, and have a material negative impact on our operations, business, financial results and financial condition.

If Fusemachines’ security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and Fusemachines may incur significant liabilities.

Fusemachines’ services involve the web-based and data storage and transmission of customers’ information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.

Fusemachines depends on key information systems and third party service providers.

We depend on key information systems to transact our business accurately and efficiently. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, pandemics, epidemics, natural disasters, terrorist attacks, software or equipment failures, processing errors, computer viruses, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.

As cybersecurity attacks continue to evolve and increase, our information systems could also be penetrated or compromised by internal and external parties’ intent on extracting confidential information, disrupting business processes or corrupting information. These risks could arise from external parties or from acts or omissions of internal or service provider personnel. Such unauthorized access could disrupt our business and could result in the loss of assets, litigation, remediation costs, damage to our reputation and failure to retain or attract customers following such an event, which could adversely affect our business.

Cyber-attacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to Fusemachines’ competitive position.

Increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems contain valuable proprietary and confidential information and may contain personal data of our customers. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences would adversely affect our revenue and margins.

Fusemachines may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Fusemachines’ efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of Fusemachines’ services and its business depends, in part, on Fusemachines’ ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Fusemachines cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Fusemachines or infringe Fusemachines’ intellectual property.

Protecting against the unauthorized use of Fusemachines’ intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer Fusemachines’ solutions or certain aspects of Fusemachines’ solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend Fusemachines’ intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in Fusemachines’ favor.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available or applied for in every country in which Fusemachines’ products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce Fusemachines’ intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its technology solutions or certain aspects of its solutions that Fusemachines considers proprietary could adversely affect its business, operating results, financial condition and prospects.

Fusemachines relies on unpatented proprietary information, trade secrets, processes and know-how, as well as open source software in certain instances. Our failure to protect our confidential information, trade secrets, processes and know-how, and our reliance on open source solutions, could negatively impact our business and results of operations.

Fusemachines relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection.

Fusemachines generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Fusemachines may fail to enter into the necessary agreements and, even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Fusemachines has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Fusemachines’ proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Fusemachines, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Fusemachines’ proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Fusemachines operates may afford limited or no protection for its trade secrets.

Fusemachines also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize Fusemachines’ proprietary information to its competitive disadvantage. Fusemachines may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

In addition, while the majority of Fusemachines’ algorithms utilized for its products are proprietary, including those most critical to the company’s products, certain algorithms which form a part of these products are made available under “open source” licenses. Fusemachines expects to continue to incorporate open source software in the company’s solutions in the future. Open source software is typically freely available, but is licensed under various requirements that bind the licensee. While the use of open source software may reduce development costs and speed up the development process, it may also present certain risks, that may be greater than those associated with the use of third-party commercial software, including but not limited to potential non-compliance with these licenses. Further, depending on the manner in which such licenses were interpreted and applied to software code that combines proprietary and open source software and source code, companies have in the past faced restrictions on their ability to commercialize certain of our products, and it is possible that Fusemachines could be subject to similar restrictions in the future.

Algorithms embedded in AI solutions, and AI datasets, often suffer from lack of transparency, bias, and risks of inadvertent disclosure of information, which could subject us to adverse consequences.

AI systems are created with a variety of tools including machine learning, natural language processing, computer vision, and neural networks. AI systems are capable of behaving in ways that mimic human capabilities, and AI therefore refers to the ability of computers to emulate human thought and perform tasks that are usually performed by humans; it refers to the technologies and algorithms that enable systems to identify patterns, make decisions and could learn from data without being explicitly programmed. Challenges related to AI are numerous, and include biases and lack of transparency embedded in AI solutions, and inadvertent disclosure of information.

Many current AI models are closed, meaning it is unclear how they are trained, and even where open-source AI models are used, the risk of bias and inadvertent disclosure of information can remain, depending on the humans developing the models and the way in which these models are used. Use of closed AI models, where such a lack of transparency exists as to sources of data used to train or develop such technologies or how inputs are converted to outputs, may make it difficult to fully validate the process and can raise issues with trust, accountability, and ethics. Whether or not AI systems are closed, or open-source and available to review, the algorithms and models utilized in AI systems may have limitations, including biases, vulnerabilities, errors, or inability to handle certain data types or scenarios. Any deficiencies could, despite our efforts, undermine the decisions, predictions or analysis AI applications produce, or give rise to risks related to harmful content, accuracy, bias, discrimination, toxicity, intellectual property infringement or misappropriation, defamation, data privacy, and cybersecurity, among others. For example, the use of AI applications has resulted in, and may in the future result in, cybersecurity incidents that implicate the personal data of customers analyzed within such applications. Any such cybersecurity incidents related to our use of AI applications to analysis personal data could adversely affect our reputation and results of operations.

Further, AI solutions and models are part of a new and expanding industry, and our use and implementation of such models now and in the future, could subject us to any of the foregoing, or additional risks, which could impact our business, results of operations, or result in brand or reputational harm, competitive harm, or legal liability.

Use of open source software creates inherent risk and could subject us to adverse consequences.

The use of open source software, including algorithms, involves a number of risks, many of which cannot be eliminated and could negatively affect our business. For example:

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The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our platform. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses.

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We may face claims alleging noncompliance with open source license terms or misappropriation or other violation of open source technology. These claims could result in litigation, damage our reputation in the open-source community, or require us to purchase a costly license, devote additional research or development resources to re-engineer our products or services, discontinue the sale of our products if re-engineering could not be accomplished on a timely or cost-effective basis, require us to make the source code of our proprietary code generally available, or result in us being enjoined from the offering of components of our platform that contained the open source software, any of which would have a negative effect on our business and operating results.

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We also could be subject to lawsuits from other parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results or financial condition, and could require us to devote additional research and development resources to re-engineer our platform. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software.

Claims by others that Fusemachines infringes upon their intellectual property could force Fusemachines to incur significant costs or revise the way Fusemachines conducts its business.

Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third-parties (often referred to as a freedom to operate search), who may have patents or patent applications relating to our proprietary technology. We may receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:

•	be time-consuming and expensive to defend, whether meritorious or not;

•	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;

•	divert the attention of our technical and managerial resources;

•	require us to enter into royalty or licensing agreements with third-parties, which may not be available on terms that we deem acceptable;

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prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

•	subject us to significant liability for damages or result in significant settlement payments; or

•	require us to indemnify our customers.

Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.

Fusemachines depends on its management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could adversely affect its business.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously and adversely affect our business, financial condition and results of operations. Although we have entered into employment or consulting agreements with our personnel, their employment is generally for no specific duration.

Our future performance also depends on the continued services and continuing contributions of our senior management team, including Sameer Maskey, our Founder and Chief Executive Officer, to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of our senior management team, particularly our Chief Executive Officer, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition and results of operations.

We are subject to evolving laws and regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations or products, and may be a party to material legal proceedings in the future.

We are or will be subject to complex laws and regulations at numerous jurisdictional levels in the U.S., and other locations abroad. New, or changes in such regulations or rules could also lead to increased costs of compliance, including remediations of any discovered issues in our products, and changes to our operations, which may be significant, and any failures to comply could result in significant expenses, delays or fines. In addition, we may become a party to material legal proceedings, or governmental investigations, in the future. If we are unable to successfully defend ourselves in such proceedings or government investigations, it may harm our brand, ability to attract and retain qualified employees, business and financial condition.

Fusemachines’ management team has limited experience managing a public company and regulatory compliance may divert their attention from the day-to-day management of Fusemachines’ business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

Material adverse developments in domestic and global economic conditions, or the occurrence of other world events, could materially adversely affect Fusemachines’ revenue and results of operations.

Various factors contribute to the uncertain economic environment, including the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, the increase in, and volatility of, interest rates, high inflation, an actual recession or fears of a recession, trade policies and tariffs and geopolitical tensions. Our inability to offset price inflation in our materials, components, shipping, or labor through increased prices to customers with long-term fixed contracts and formula-based or long-term fixed price contracts with suppliers could adversely affect our business, financial condition and results of operations. Global supply chain and labor market challenges could also negatively affect our performance as well as the performance of our suppliers. Interest rate increases have also created financial market volatility and could further negatively impact financial markets, lead to an economic downturn or recession or have an adverse effect on our operating results. In addition, geopolitical risks could affect our customers’ budgets and policies. These and other factors may adversely affect customer demand and ability to pay, cause decrease in sales, and negatively impact the realizability of our accounts and notes receivable and contract assets.

Our business is heavily dependent upon our international operations, particularly in Nepal, and any disruption to those operations would adversely affect us.

Our business and future growth depend largely on continued demand for our services performed from Nepal. Various factors, such as changes in the governments, could trigger significant changes in Nepal’s economic liberalization and deregulation policies and disrupt business and economic conditions in Nepal generally and our business in particular. Our business and our international operations may also be affected by actual or threatened trade war or tariffs or other trade controls. If we are unable to continue to leverage the skills and experience of our international workforce, particularly in Nepal, we may be unable to provide our solutions at an attractive price and our business could be materially and negatively impacted.

We have significant fixed costs related to lease facilities.

We have made and continue to make significant contractual commitments related to our leased facilities. These expenses will have a significant impact on our fixed costs, and if we are unable to grow our business and revenue proportionately, our operating results may be negatively affected.

Our sites operate on leasehold property, and our inability to renew our leases on commercially acceptable terms or at all may adversely affect our results of operations.

Our sites operate on leasehold property. Our leases are subject to renewal and we may be unable to renew such leases on commercially acceptable terms or at all, which may have an adverse impact on our operations. In addition, in the event of non-renewal of our leases, we may be unable to locate suitable replacement properties for our sites or we may experience delays in relocation that could lead to a disruption in our operations.

Catastrophic events, including those which impact third parties on which we materially rely, could materially adversely affect Fusemachines’ business, results of operations and/or financial condition.

A disruption or failure of our systems or operations, or the systems or operations of a third party on which we materially rely, such as in the event of a major earthquake, weather event, fire, explosion, failure to contain hazardous materials, industrial accident, utility failure, cyber-attack, IT failure, terrorist attack, public health crisis, pandemic, or other catastrophic event could cause delays in completing sales, providing services, or performing other mission-critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results as well as expose us to claims, litigation and governmental investigations and fines.

If our backup and mitigation plans are not sufficient to minimize business disruption, our financial results could be adversely affected. We are continuously monitoring our operations and intend to take appropriate actions to mitigate the risks arising from catastrophic events, but there can be no assurances that we will be successful in doing so.

Fusemachines has identified material weaknesses and significant deficiencies related in our internal control over financial reporting. If Fusemachines fails to remediate these material weaknesses, maintain effective internal control over financial reporting or identify additional material weakness or significant deficiency in its internal control over financial reporting, Fusemachines’ ability to report its financial condition and results of operations in a timely and accurate manner could be adversely affected, investor confidence in Fusemachines company could diminish, and the value of its stock may decline.

Preparing our consolidated financial statements involves a number of complex manual and automated processes, which are dependent upon individual data input or review and require significant management judgment. One or more of these processes may result in errors that may not be detected and could result in a material misstatement or other errors of our consolidated financial statements. Such errors may be more likely to occur when implementing new systems and processes, particularly when implementing evolving and complex accounting rules. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that as a publicly-traded company we disclose whether our internal control over financial reporting and disclosure controls and procedures are effective. While we continually undertake steps to improve our internal control over financial reporting as our business changes, we may not be successful in making the improvements and changes necessary to be able to identify and remediate control deficiencies or material weaknesses on a timely basis. If we are unable to successfully remediate any current or future material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected; our liquidity, access to capital markets and perceptions of our creditworthiness may be adversely affected; we may be unable to maintain compliance with securities laws, stock exchange listing requirements and debt instruments covenants regarding the timely filing of periodic reports; we may be subject to regulatory investigations and penalties; investors may lose confidence in our financial reporting; we may suffer defaults under our debt instruments; and our stock price may decline.

As a privately-held company, Fusemachines was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act.

In connection with the preparation and audit of Fusemachines’ consolidated financial statements as of and for the years ended December 31, 2023 and 2022, material weaknesses were identified in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis. The following material weaknesses were identified:

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Fusemachines did not maintain a sufficient complement of personnel with accounting knowledge, experience and training to appropriately analyze, record and disclose accounting matters to provide reasonable assurance of preventing material misstatements.

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Fusemachines did not maintain an effective process over the revenue cycle, including not properly maintaining adequate books and records over client projects and billing which ultimately resulted in improper revenue recognition.

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Fusemachines did not maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, Fusemachines currently relies on QuickBooks for its books and records as well as financial reporting needs. Because QuickBooks lacks robust financial reporting capabilities as well as certain controls, the close process was manually intensive. This process resulted in significant delays and errors in the preparation of its consolidated financial statements. In addition, Fusemachines did not design and maintain user access controls to ensure appropriate segregation of duties and restrict user access to its financial applications to appropriate company personnel.

Management expects to address these deficiencies by implementing remediation measures, including those that have already been taken to date, which include the following:

•	the Company’s hiring of the current CFO and additional consulting resources with extensive technical accounting and internal control advisory background;

•	the already introduced reconciliation processes including balance sheet account reconciliations, and a review of chart of accounts and mapping of expense accounts as of December 31, 2023;

•	establishing a central repository of signed contracts with periodic management review for completeness and assessment of accounting implications; and

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establishing a quarterly management oversight and review mechanism for identifying significant unusual/non-recurring transactions, critical accounting and complex financial instruments and evaluating related accounting implications.

Management expects to take the following additional remedial measures to address the internal control deficiencies:

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establishing a detailed internal controls framework based on COSO 13 principles, along with focused training on Internal Controls across levels of personnel covering executives, other management and finance/accounting resources;

•	hiring additional management and accounting resources with relevant public company accounting and reporting technical expertise; and

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continuing to streamline roles and responsibilities between management and employees to implement robust supervisory reviews and management review controls around areas such as journal entries, period-end close procedures, set-up of accruals including those that require significant judgment.

Changes in accounting principles or their application to Fusemachines could result in unfavorable accounting charges or effects, which could adversely affect its results of operations and growth prospects.

We prepare our consolidated financial statements in accordance with GAAP. In particular, we make certain estimates and assumptions related to the adoption and interpretation of these principles including the recognition of our revenue and the accounting for our provision for income taxes. If these assumptions turn out to be incorrect, our financial results and position could materially differ from our expectations and could be materially adversely affected. A change in any of these principles or guidance, or in their interpretations or application to us, may have a significant effect on our reported results, as well as our processes and related controls, and may retroactively affect previously reported results or our forecasts, which may negatively impact our financial statements.

If Fusemachines’ judgments or estimates relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, Fusemachines’ results of operations could fall below expectations of securities analysts and investors, resulting in a decline in its stock price.

The preparation of our financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of the combined company’s securities. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition and income taxes.

Fusemachines’ results of operations could be affected by currency fluctuations.

Fusemachines’ global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, Fusemachines incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-

party and intercompany) and translation of earnings and cash flows into U.S. dollars. Accordingly, the results of our operations are subject to currency exchange risks. To date, we have not engaged in any formal hedging program to mitigate these risks. The fluctuations in currency exchange rates may significantly impact our financial position and results of operations in the future.

Fusemachines has limited insurance which may not cover claims by third parties against Fusemachines or its officers and directors.

We have directors’ and officers’ liability insurance and commercial liability insurance policies. Claims, however, by third parties against us may exceed policy amounts and we may not have amounts to cover these claims. Any significant claims would have a material adverse effect on our business, financial condition and results of operations. In addition, our limited directors’ and officers’ liability insurance may affect our ability to attract and retain directors and officers.

Fusemachines could be subject to additional tax liabilities.

We are subject to federal, state, and local income taxes in the United States and foreign jurisdictions. Determining our provision for income taxes requires significant management judgment, and the ultimate tax outcome may be uncertain. In addition, our provision for income taxes is subject to volatility and could be adversely affected by many factors, including, among other things, changes to our operating or holding structure, changes in the amounts of earnings in jurisdictions with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in U.S. and foreign tax laws. Moreover, we are subject to the examination of our income tax returns by tax authorities in the United States and various foreign jurisdictions, which may disagree with our calculation of research and development tax credits, cross-jurisdictional transfer pricing, or other matters and assess additional taxes, interest or penalties. While we regularly assess the likely outcomes of these examinations to determine the adequacy of our provision for income taxes and we believe that our financial statements reflect adequate reserves to cover any such contingencies, there can be no assurance that the outcomes of such examinations will not have a material impact on our results of operations and cash flows. If U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our financial condition or results of operations may be adversely impacted.

Provisions enacted by the 2017 Tax Cuts and Jobs Act (the “JOBS Act”) related to the capitalization for tax purposes of research and experimental (“R&E”) expenditures became effective on January 1, 2022. Beginning January 1, 2022, all U.S. and non-U.S. based R&E expenditures must be capitalized and amortized over five years and 15 years, respectively.

The Company capitalizes certain costs related to internal use software acquired, modified, or developed related to the Company’s services. These capitalized costs are primarily related to salaries and other personnel costs. Costs incurred in the preliminary stages of development are expensed as incurred. Once the application development stage has been reached, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Maintenance and training costs are expensed as incurred. Capitalized software is amortized on a straight-line basis over its useful life.

Risks Related to Ownership of Pubco Securities

The ability of Public Shareholders to exercise Redemption Rights with respect to a large number of Public Shares may adversely affect the liquidity and trading of Pubco securities following Closing.

At the time of entering into the Merger Agreement, CSLM did not know how many Public Shareholders may exercise their Redemption Rights.

The exercise of Redemption Rights with respect to a large number of Public Shares may result in insufficient cash available to fund Fusemachines’ business and may make CSLM and Fusemachines unable to take such actions as may be desirable in order to optimize the capital structure of Pubco upon consummation of the Business Combination.

The price of Pubco Common Stock may be volatile.

If a public trading market does develop for the Pubco Common Stock, its market price is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;

•	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Pubco Common Stock;

•	additions or departures of key personnel;

•	loss of a strategic relationship;

•	variations in operating results from the expectations of securities analysts or investors;

•	announcements of new products or services by us or our competitors;

•	reductions in the market share of our products;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry;

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	sales of the Pubco Common Stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and

•	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of the Pubco Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Pubco Common Stock will be at any time, including as to whether the Pubco Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Pubco Common Stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Pubco Common Stock.

Fusemachines’ executive officers and directors will continue to exercise significant control over the company after the Business Combination, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Following the Business Combination (assuming all Public Shareholders exercise their Redemption Rights), Sameer Maskey, Fusemachines’ Founder and Chief Executive Officer, will beneficially own (including shares underlying Converted Warrants, Converted Stock Options and Converted SARs) approximately 27% of the combined voting power for the election of directors to the Pubco Board. As a result, this stockholder will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets.

This stockholder may have interests, with respect to his Pubco Common Stock, which are different from those of the public investors and the concentration of voting power among this stockholder may have an adverse effect on the price of the Pubco Common Stock.

In addition, this concentration of ownership might adversely affect the market price of the Pubco Common Stock by: (1) delaying, deferring or preventing a change of control; (2) impeding a merger, consolidation, takeover or other business combination involving us; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

The requirements of being a public company may strain Pubco’s resources and distract management and we will incur substantial costs as a result of being a public company.

Following the consummation of the Business Combination, Fusemachines will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Pubco Board or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this proxy statement/prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

Sales of a substantial amount of Pubco Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Pubco Common Stock to decline.

Sales of a substantial number of shares of Pubco Common Stock in the public market, particularly sales by our executive officers, directors and principal stockholders, or the perception that these sales might occur, could cause the market price of Pubco Common Stock to decline. Holders of a substantial number of shares of Pubco Common Stock following the Business Combination are subject to lock-up provisions in our Proposed Bylaws in that, for a period of at least one year from the date of closing of the Business Combination, subject to certain exceptions, prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of Pubco Common Stock and of any securities convertible into or exercisable for Pubco Common Stock, unless waived, amended, or repealed by the Pubco Board.

When the applicable lock-up periods expire, our security holders subject to the lock-up provisions will be able to sell shares of Pubco Common Stock in the public market. In addition, the Pubco Board may, in its discretion, permit our security holders to sell shares prior to the expiration of the restrictive provisions contained in the Proposed Bylaws. Pursuant to Section 7.14(d) of the Proposed Bylaws, the Pubco Board of Directors may also waive, amend or repeal the terms of the lock-up provision in the Proposed By laws for any reason, including in order to meet or maintain the Nasdaq listing requirements, which would allow the holders of any securities held by the parties to such lock-up agreements. to sell our shares without restriction, subject to applicable securities laws. Sales of a substantial number of such shares upon expiration of the lock-up provisions, the perception that such sales may occur or early release of these provisions could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

A decline in the price of Pubco Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.

A prolonged decline in the price of Pubco Common Stock could result in a reduction in the liquidity of the common stock and a reduction in our ability to raise capital. A decline in the price of Pubco Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If Pubco Common Stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Fusemachines does not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the company’s capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on Pubco Common Stock and do not intend to pay cash dividends on Pubco Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of the Pubco Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Pubco Board decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

If the price of Pubco Common Stock fluctuates after the Business Combination, you could lose a significant part of your investment.

The market price of Pubco Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this proxy statement/prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, recessions, inflation, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public stockholders will experience immediate dilution as a consequence of the issuance of Pubco Common Stock as consideration in the Business Combination and due to future issuances pursuant to the Fusemachines Equity Incentive Plan. Having a minority share position may reduce the influence that Fusemachines’ current stockholders have on the management of Pubco.

It is anticipated that, following the Business Combination, an aggregate of 25,520,127 shares of Pubco Common Stock will be outstanding, assuming maximum redemptions and based on Fusemachines’ balance of capital stock as of June 30, 2025, comprised of: (i) 16,347,875 shares of Pubco Common Stock issued to Fusemachines Securityholders in the Merger excluding the shares of Pubco Common Stock reserved for issuance upon the exercise of Converted Stock Options, Converted Warrants and Converted SARs, which will not be outstanding immediately following the Closing), constituting approximately 64% of the outstanding Pubco Common Stock; and (ii) 6,568,752 shares of Pubco Common Stock issued to the Sponsor. These percentages assume that no CSLM Warrants will be exercised and there are no other issuances of equity securities of Pubco prior to or in connection with the Closing, including any equity awards that may be issued under the Fusemachines Equity Incentive Plan following the Business Combination. If the actual facts are different from these assumptions, the percentage ownership retained by CSLM’s existing shareholders in the combined company will be different.

In addition, Fusemachines employees and consultants hold, and after the Business Combination, are expected to be granted, equity awards under equity incentive plans. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Pubco Common Stock.

The issuance of additional common stock will significantly dilute the equity interests of existing holders of CSLM securities and may adversely affect prevailing market prices for our Public Shares or Public Warrants.

Pubco Warrants will become exercisable for Pubco Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more Public Shares are redeemed.

Outstanding Pubco Warrants to purchase an aggregate of up to 9,487,500 shares of Pubco Common Stock, including 9,487,500 Public Warrants and 7,942,500 Private Placement Warrants after the surrender of 3,971,250 Private Placement Warrants pursuant to the Sponsor Support Agreement, will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These warrants will become exercisable at any time commencing 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. However, there is no guarantee that the Pubco Warrants will ever be “in the money” prior to their expiration, and, as such, the Pubco Warrants may expire worthless. See “- Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.”

To the extent the Pubco Warrants are exercised, additional shares of Pubco Common Stock will be issued, which will result in dilution to the holders of Pubco Common Stock and increase the number of shares eligible for resale in the public market. The dilution, as a percentage of outstanding shares, caused by the exercise of the Pubco Warrants will increase if a large number of CSLM shareholders elect to redeem their shares in connection with the Business Combination. Holders of the Public Warrants do not have a right to redeem such warrants. Accordingly, the redemption of Public Shares without any accompanying redemption of Public Warrants will increase the dilutive effect of the exercise of Public Warrants. Assuming the maximum redemption of 1,372,687 Public Shares, and assuming each redeeming shareholder holds one-half of one warrant for each Public Share redeemed, representing the number of warrants initially included in the CSLM Units, up to 9,487,500 Public Warrants would be retained by redeeming stockholders (assuming all such holders elected not to exercise their warrants) with an aggregate market value of approximately $948,750, based on the market price of $0.10 per Public Warrant as of June 27, 2025. We cannot predict the ultimate value of the Public Warrants following consummation of the Business Combination. Sales of substantial numbers of shares issued upon the exercise of Pubco Warrants in the public market or the potential that such warrants may be exercised could also adversely affect the market price of Pubco Common Stock.

There can be no assurance that the shares of Pubco Common Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing, or that Pubco will be able to comply with the continued listing rules of Nasdaq.

CSLM Units, Public Shares, Rights and Public Warrants are currently listed on OTC.

We have applied for listing of the Pubco Common Stock and Pubco Warrants on Nasdaq. However, there can be no assurance that the shares of Pubco Common Stock or Pubco Warrants that will be issued in connection with the Business Combination will be approved for listing on Nasdaq following the Closing. Even if Pubco’s securities are so listed at Closing, Pubco may be unable to maintain the listing of its securities in the future.

The continued eligibility for listing of Pubco’s securities may depend on, among other things, the number of our shares that are redeemed. If we are unable to list our securities on the Nasdaq, or if after the Business Combination, Nasdaq delists the shares of Pubco Common Stock or Public Warrants from trading on its exchange for failure to meet its listing rules, Pubco and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that the Pubco Common Stock is a “penny stock” which will require brokers trading in shares of Pubco Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” The Pubco Common Stock and Public Warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Pubco’s securities were no longer listed on Nasdaq, such securities would not qualify as covered securities and Pubco would be subject to regulation in each state in which it offers its securities.

The future exercise of registration rights may adversely affect the market price of the Pubco Common Stock.

Pursuant to the A&R Registration Rights Agreement, Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Pubco Common Stock and other equity securities of Pubco that are held by the Registration Rights Holders from time to time. Pursuant to the A&R Registration Rights Agreement, the Registration Rights Holders will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut back provisions with respect to Pubco Common Stock held by such parties following the consummation of the Merger. We estimate that an aggregate of 4,743,750 shares of Pubco Common Stock and 13,458,750 Pubco Warrants will be subject to registration rights immediately following Closing.

The registration of these securities will permit the public resale of such securities, subject to any applicable contractual lock-up obligation. The registration and availability of a significant number of securities for trading in the public market may have an adverse effect on the market price of the Pubco Common Stock post-Closing.

Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The exercise price for the outstanding CSLM Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration and as such, the Public Warrants may expire worthless.

The CSLM Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and CSLM. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that increases the exercise price or shortens the exercise period of the Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Pubco Common Stock purchasable upon exercise of a warrant.

Pubco may redeem your unexpired Pubco Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Pubco Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of Pubco Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the thirty (30)-day redemption period, except if we elect to require the warrants to be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants, if you do not otherwise exercise you warrants, as permitted under the Warrant Agreement, before the redemption date. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or any of its permitted transferees. As of the date of this proxy statement/prospectus, CSLM Class A Ordinary Shares have never traded above $15.00 per share, therefore neither current nor recent share prices meet or exceed the threshold that would allow Pubco to redeem Public Warrants.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption if the closing price of the Pubco Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) day trading-day period ending on the third day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants on a cashless basis prior to redemption for a number of shares of Pubco Common Stock determined based on the redemption date and fair market value of the Pubco Common Stock. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had been able to exercise their warrants at a later time at which the underlying share price is higher and (2) may not compensate the holders for the value of the warrants. In addition, such redemptions may occur at a time when the Pubco Warrants are “out-of-the-money,” in which case holders thereof would lose any potential embedded value from a subsequent increase in the value of the Pubco Common Stock had such Pubco Warrants remained outstanding. If the price of the Pubco Common Stock is less than $18.00 and we seek redemption of the Public Warrants, we must call the Private Placement Warrants for redemption on the same terms.

In the event that Pubco determines to redeem the Public Warrants when the closing price of the shares of Pubco Common Stock equals or exceeds $18.00 per share, pursuant to Section 6.2 of the Warrant Agreement, respectively, Pubco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Pubco not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Public Warrant holders will only be able to exercise their Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer shares of Pubco Common Stock from such exercise than if such warrants were exercised for cash.

The Public Warrants generally may not be exercised on a “cashless basis”, except as described below. In contrast, the Private Placement Warrants, for so long as they are held by the Sponsor and certain permitted transferees, may be exercised on a “cashless basis”. The reason that CSLM agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of CSLM’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with Pubco, its ability to sell Pubco securities in the open market will be significantly limited. We expect Pubco to have policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Pubco securities, an insider cannot trade in Pubco securities if he or she is in possession of material non-public information. Accordingly, unlike Public Shareholders who could exercise their Pubco Warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the Insiders could be significantly restricted from selling such securities.

The Warrant Agreement provides that in the following circumstances holders of Public Warrants who seek to exercise their Public Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Pubco Common Stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Pubco Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of Pubco Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of the shares of Pubco Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of Pubco Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, a holder of Public Warrants would receive fewer shares of Pubco Common Stock from such exercise than if such warrants were exercised for cash.

The Pubco Warrants may have an adverse effect on the market price of the Pubco Common Stock.

Upon the Business Combination, the CSLM Warrants will be assumed and converted into Pubco Warrants and will entitle the holders to purchase shares of Pubco Common Stock. Such Pubco Warrants, when exercised, will increase the number of issued and outstanding shares of Pubco Common Stock and reduce the value of the Pubco Common Stock.

The Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the

United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Pubco will be a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our common stock less attractive to investors.

We are a “smaller reporting company” and an “emerging growth company” under U.S. federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Furthermore, as an emerging growth company, we intend to take advantage of exemptions from certain reporting requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. Investors may not find our common stock attractive because we may rely on these exemptions and reduced disclosures. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CSLM’s IPO, (b) in which we have total annual gross revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Risks Related to the Business Combination and CSLM

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to CSLM prior to the consummation of the Business Combination.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how CSLM’s Public Shareholders vote.

The Sponsor and each director and officer of CSLM have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in the case of the Sponsor, subject also to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no votes of holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

We may be forced to close the Business Combination even if we determine it is no longer in our shareholders’ best interest.

Our Public Shareholders are protected from a material adverse event of Fusemachines arising between the date of the Merger Agreement and the Closing primarily by the right to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account that are available for distribution to Public Shareholders, calculated as of two business days prior to the scheduled vote on the Business Combination Proposal. Accordingly, if a material adverse event were to occur after approval of the Condition Precedent Proposals at the extraordinary general meeting, we may be forced to close the Business Combination even if we determine it is no longer in our shareholders’ best interest to do so (as a result of such material adverse event) which could have a significant negative impact on our business, financial condition or results of operations.

CSLM’s ability to complete an initial business combination with Fusemachines may be impacted if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”), and ultimately prohibited.

The Sponsor is a Cayman Islands exempted limited liability company and is likely to be considered a “foreign person” under the regulations administered by CFIUS. As such, an initial business combination with Fusemachines may be subject to CFIUS jurisdiction, the scope of which includes controlling investments (within the meaning of “control” under the CFIUS regulations) as well as certain non-passive, non-controlling investments in sensitive U.S. businesses meeting certain criteria. The parties have determined that Fusemachines is not a TID U.S. business, as that term is defined in 31 C.F.R. § 800.248, and as a result, it is not mandatory to submit a CFIUS filing with respect to the Business Combination. The parties may determine to submit a voluntary filing to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or recommend that the U.S. president block the initial business combination or order CSLM to divest all or a portion of Fusemachines following the Closing. Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and CSLM has limited time to complete its initial business combination. If CSLM cannot complete its initial business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, or such later date that may be approved by CSLM’s shareholders, because the review process extends beyond such timeframe or because the Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, CSLM may be required to liquidate. If CSLM liquidates, its Public Shareholders may only receive their pro rata share of amounts held in the Trust Account that are available for distribution to Public Shareholders, and the CSLM Warrants will expire worthless. This will also cause shareholders to lose the investment opportunity in Fusemachines and the chance of realizing future gains on their investment through any price appreciation in the combined company.

We are at risk of being deemed an investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”) and we may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

The longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate.

Since the Sponsor and CSLM’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with Fusemachines is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.

When you consider the recommendation of the CSLM Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and CSLM’s directors and officers have interests in such proposal that are different from, or in addition to, those of CSLM shareholders and warrant holders generally.

Such interests include the following:

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The Sponsor paid (i) $25,000 or approximately $0.003 per share for the Founder Shares, which such Founder Shares, if unrestricted and freely tradeable, would be valued at approximately $56,782,687.50 based on the $11.97 closing price of the CSLM Class A Ordinary Shares on June 27, 2025 (ii) $397,125 or approximately $0.10 per warrant for the 3,971,250 Private Warrants (after forfeiture of 3,971,250 Private Warrants), based on the $0.10 closing price of the CSLM Warrants on June 27, 2025. Pursuant to the Sponsor Support Agreement, the Sponsor will forfeit 3,971,250 Private Placement Warrants in connection with the Closing of the Business Combination. We estimate that, at the Closing, the Sponsor will hold an aggregate of 4,743,750 shares of Pubco Common Stock and 3,791,250 Pubco Warrants, which if unrestricted and freely tradeable, would be valued at approximately $57,179,812.50, based on the $11.970 closing price of the CSLM Class A Ordinary Shares and $0.10 closing price of the CSLM Warrants on June 27, 2025. However, given that such shares of Pubco Common Stock will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, CSLM believes such shares have less value.

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If CSLM does not consummate a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is extended at a duly called extraordinary general meeting, such later date), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the CSLM Board, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the Founder Shares owned by the Sponsor would be worthless because following the redemption of the Public Shares, CSLM would likely have few, if any, net assets and because the Insiders have agreed to waive their respective rights to liquidating distributions from the Trust Account in respect of the Founder Shares if CSLM fails to complete a business combination within the required period. Additionally, in such event, the Private Placement Warrants (including the underlying securities) will also expire worthless. CSLM’s directors and executive officers have an indirect economic interest in the Private Placement Warrants and Founder Shares owned by the Sponsor.

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As a result of the low purchase price paid for the Founder Shares, even if the trading price of the Pubco Common Stock were as low as $2.10 per share, the aggregate market value of the Founder Shares alone (without taking into account the value of the Pubco Common Stock and Pubco Warrants issued in respect of the Private Placement Warrants or the Public Shares held by the Sponsor) would be approximately equal to the investment in CSLM by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in us even at a time when the Pubco Common Stock has lost significant value. On the other hand, if the Business Combination is not completed and CSLM liquidates without completing another initial business combination before the end of the completion window, the Sponsor would lose its entire investment in us.

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Upon liquidation, the Sponsor will lose its entire investment in the Founder Shares and Private Placement Units, which totals $7,967,500 in the aggregate. The potential loss of this investment could incentivize the Sponsor and its affiliates to pursue a business combination transaction on unfavorable terms in order to avoid a liquidation.

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CSLM’s existing directors and officers will be eligible for continued indemnification and continued coverage under CSLM’s directors’ and officers’ liability insurance policy after the Merger and pursuant to the Merger Agreement and indemnification agreements entered into with such directors and officers in connection with the IPO.

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In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to CSLM if and to the extent any claims by a third party (other than CSLM’s independent registered public accounting firm) for services rendered or products sold to CSLM, or a prospective target business with which CSLM has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per Public Share and (b) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in value of the trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

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The Sponsor and its affiliates have made an aggregate of $3,363,000 of advances to CSLM as of the date of this proxy statement/prospectus, out of the $4,000,000 A&R Note, as amended, held by the Sponsor, which bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid at the payee’s discretion, (i) in cash, or (ii) $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination. Additionally, CSLM’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination. As of the date of this proxy statement/prospectus the current value of the reimbursement of the out-of-pocket expenses owed to CSLM’s officers and directors and their affiliates is $266.51. However, if CSLM fails to consummate a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is extended at a duly called extraordinary general meeting, such later date), such persons will not have any claim against the Trust Account for reimbursement. Accordingly, CSLM may not be able to reimburse these advances and expenses if the Business Combination or another business combination is not completed by such date. CSLM has filed a proxy in connection with holding an extraordinary meeting to extend the time to complete the Business Combination, should it be necessary to October 18, 2025, on a monthly basis.

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The Escrow Note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) at any time after July 12, 2025 at the option of the holder, if not, payable in cash.

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Pursuant to the A&R Registration Rights Agreement, the Insiders will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Pubco Common Stock and Pubco Warrants held by such parties following the consummation of the Proposed Transaction. We estimate that the Insiders will hold an aggregate of 4,743,750 shares of Pubco Common Stock and 3,971,250 Pubco Warrants subject to registration rights after reflecting forfeitures pursuant to the Sponsor Support Agreement.

See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination.”

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “— Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

The personal and financial interests of the Sponsor as well as CSLM’s directors and officers may have influenced their motivation in identifying and selecting Fusemachines as a business combination target, completing an initial business combination with Fusemachines and influencing the operation of the business following the initial business combination. Because the Sponsor and CSLM’s directors and officers will lose their entire investment in CSLM if CSLM does not complete an initial business combination and will benefit from the completion of a business combination, they may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to CSLM shareholders rather than liquidate. In considering the recommendations of the CSLM Board to vote for the proposals, its shareholders should consider these interests.

The exercise of CSLM’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in CSLM’s shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require CSLM to agree to amend the Merger Agreement, to consent to certain actions taken by Fusemachines or to waive rights that CSLM is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Fusemachines’ business or a request by Fusemachines to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement. In any of such circumstances, it would be at CSLM’s discretion, acting through the CSLM Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, CSLM does not believe there will be any changes or waivers that CSLM’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, CSLM will circulate a new or amended proxy statement/prospectus and resolicit CSLM’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

CSLM and Fusemachines will incur significant transaction and transition costs in connection with the Business Combination.

CSLM and Fusemachines have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. CSLM and Fusemachines may also incur additional costs to retain key employees. Certain transaction costs incurred in connection with the Merger Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by Pubco following the closing of the Business Combination.

Subsequent to the consummation of the Business Combination, Pubco may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to Fusemachines has identified all material issues or risks associated with Fusemachines, its business or the industry in which it competes. Furthermore, we cannot assure you that factors outside of Fusemachines’ and our control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities or Pubco. Additionally, we have no indemnification rights against the Fusemachines Securityholders under the Merger Agreement and all of the purchase price consideration will be delivered at the Closing.

Accordingly, any shareholders or warrant holders of CSLM who choose to remain Pubco stockholders or warrant holders following the Business Combination could suffer a reduction in the value of their shares or warrants. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The historical financial results of Fusemachines and unaudited condensed combined pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what Pubco’s actual financial position or results of operations would have been.

The historical financial results of Fusemachines included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone public company during the periods presented or those Pubco will achieve in the future. This is primarily the result of the following factors: (i) Pubco will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) Pubco’s capital structure will be different from that reflected in Fusemachines’ historical financial statements. Pubco’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare Pubco’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited condensed combined pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, CSLM being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Fusemachines on the Closing Date and the number of CSLM Class A Ordinary Shares that are redeemed in connection with the Business Combination. Accordingly, such unaudited condensed combined pro forma financial information may not be indicative of Pubco’s future operating or financial performance and Pubco’s actual financial condition and results of operations may vary materially from Pubco’s pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Fusemachines and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on Pubco Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Fusemachines. We will depend on Fusemachines for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to Pubco Common Stock. The financial condition and operating requirements of Fusemachines may limit our ability to obtain cash from Fusemachines. The earnings from, or other available assets of, Fusemachines may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on Pubco Common Stock or satisfy our other financial obligations.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our Business Combination.

The fairness opinion obtained by the CSLM Board does not and will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.

Marshall & Stevens has provided a fairness opinion to the CSLM Board stating that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on review undertaken, and other matters considered by Marshall Stevens in preparing such opinion, as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, the Consideration (as defined in such opinion) to be paid by CSLM to the Fusemachines Stockholders pursuant to the Merger Agreement was fair to CSLM, without giving effect to any impact of the Business Combination on any particular holder of the CSLM Class A Ordinary Shares other than in its capacity as a holder of the CSLM Class A Ordinary Shares. The written opinion of Marshall & Stevens is attached as Annex H to this proxy statement/prospectus and is incorporated by reference herein.

Marshall & Stevens’ opinion does not and will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion, including changes in the operations and prospects of CSLM or Fusemachines, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of CSLM and Fusemachines and on which the fairness opinion was based, and that may alter the value of CSLM and Fusemachines or the prices of the CSLM Class A Ordinary Shares or Fusemachines Common Stock prior to consummation of the Business Combination. The value of the CSLM Class A Ordinary Shares has fluctuated since, and could be materially different from its value as of, the date of Marshall & Stevens’ opinion, and Marshall & Stevens’ opinion does not address the prices at which the CSLM Class A Ordinary Shares, CSLM Class B Ordinary Shares, CSLM Warrants, CSLM Units, CSLM Rights or other securities or financial instruments of or relating to CSLM may trade. The opinion does not speak as of the time the Business Combination will be completed or as of any date other than the date of such opinion. CSLM does not anticipate asking Marshall & Stevens to update Marshall & Stevens’ opinion, and Marshall & Stevens does not have an obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. The lack of a new or updated third-party fairness opinion may lead to an increased number of CSLM Shareholders who vote against the Business Combination or demand redemption of their Public Shares, which could potentially impact CSLM’s ability to consummate the Business Combination, or if CSLM is able to consummate the Business Combination, high redemptions will impact the amount of capital Pubco has to execute on its business plans as set forth in this proxy statement/prospectus.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price per unit in CSLM’s IPO).

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we have not completed our business combination within the required time period, or upon the exercise of a Redemption Right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by Public Shareholders could be less than the $10.00 per Public Share initially held in the Trust Account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in value of the trust assets, less taxes payable, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future. The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we complete the Business Combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the Business Combination. As a result, in order to protect our directors and officers, Pubco may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate the Business Combination on terms favorable to our investors.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, CSLM files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, the CSLM Board may be viewed as having breached its fiduciary duty to our creditors or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the Trust Account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of approximately $18,293 and to imprisonment for five years in the Cayman Islands.

We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Once we lose our “emerging growth company” and “smaller reporting company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CSLM’s IPO, (b) in which we have total annual gross revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of Public Shares after December 31, 2022.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the Excise Tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect.

Because we will be a Delaware corporation as a result of the Domestication, we will be a “covered corporation” for purposes of the Excise Tax. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our Public Shares after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination), as well as any other issuances of securities not in connection with an initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

CSLM may be or may have been a PFIC during a U.S. Holder’s holding period.

If CSLM is a PFIC or has been a PFIC during a U.S. Holder’s holding period, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences as a result of the Domestication. There is no assurance that CSLM is not currently or has not been a PFIC during a U.S. Holder’s holding period. If (a) CSLM has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Public Shares has not made certain elections with respect to its Public Shares), and (b) Pubco is not a PFIC in the taxable year of the Domestication, such U.S. Holder would likely recognize gain (but not loss if the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code) upon the exchange of Public Shares and Public Warrants as applicable, for Pubco Common Stock or Pubco Warrants pursuant to the Domestication. Please see “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to CSLM’s potential PFIC status and certain tax implications thereof.

If the Merger does not qualify as a reorganization under Section 368(a) of the Code, U.S. Holders of Fusemachines securities may be required to pay substantial U.S. federal income taxes.

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a U.S. Holder that exchanges its Fusemachines securities for CSLM securities may recognize gain in connection with the Merger and may be subject to substantial U.S. federal income taxes. For more information on the material U.S. federal income tax consequences of the Merger to U.S. Holders of Fusemachines securities, see “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Fusemachines Securities.”

The underwriters of the IPO were to be compensated in part on a deferred basis for already-rendered services in connection with CSLM’s IPO. However, BTIG waived such compensation. BTIG had no role in this Business Combination and do not have any responsibility for this proxy statement/prospectus.

BTIG was the lead underwriter in the CSLM IPO. Pursuant to the Underwriting Agreement, BTIG was entitled to deferred compensation in the aggregate amount of $10,436,250 as consideration for services rendered to CSLM in connection with the IPO, which was to become payable upon consummation of a business combination transaction. BTIG waived its entitlement to the payment of the deferred compensation solely with respect to the Business Combination on November 28, 2023. Accordingly, BTIG will not receive any portion of the $6,641,250 deferred underwriting fee. Pursuant to the BTIG Waiver, BTIG resigned from every capacity, role or involvement in which BTIG may otherwise be described in any registration statement as acting or agreeing to act in the future with respect to any business combination of CSLM and/or its Sponsor. The Company has agreed to register the BTIG Shares, upon the closing of its initial business combination. In the event that such shares are not registered, the Deferred Discount shall be reinstated. In addition, FUSE has agreed to waive the lock-up provisions of the Letter Agreement with respect to the BTIG Shares and certain other Class A shares held by advisors that were received from the Sponsor.

In addition, with respect to the Business Combination, CSLM continues to have customary obligations under certain provisions of the Underwriting Agreement. These provisions include the relevant clauses of the underwriters’ standard terms and conditions, including CSLM’s obligation to (i) indemnify and hold harmless each of the underwriters, the directors, officers, employees, affiliates and agents of each underwriter, and each person, if any, who controls any of the underwriters or any affiliate within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the securities sold in the IPO as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any “road show” as defined in Section 433(h) of the Act or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto (each as defined in the Underwriting Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CSLM will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to CSLM by or on behalf of any underwriter through BTIG specifically for inclusion therein.

Further, the Underwriting Agreement contains a contribution provision in the event the indemnification obligations described above are unavailable or otherwise prohibited by law. The contribution obligations of the underwriters under the Underwriting Agreement are limited to the total underwriting discounts and commissions paid, in the aggregate, by CSLM to the underwriters upon the consummation of CSLM’s IPO, and the underwriters otherwise have no further contribution liability under the Underwriting Agreement because BTIG waived its rights to any deferred underwriting discounts. Therefore, in contrast to other transactions where the underwriters did not waive rights to fees or deferred underwriting discounts, as the case may be, the potential financial liability of CSLM with respect to an indemnified loss where such indemnification is otherwise unavailable to the indemnified party may be higher under the respective agreements than it would have been had BTIG not refused to serve and waived their rights to any fees or deferred underwriting discounts.

There is no dispute among CSLM and BTIG with respect to BTIG’s role as underwriter of CSLM’s IPO. The services of BTIG as underwriter in the IPO were complete. BTIG had no role in connection with this Business Combination. BTIG waived its entitlement to the deferred fees at the request of CSLM. Accordingly, CSLM does not believe that the waiver of fees will impact the consummation of the Business Combination, other than by reducing transaction expenses payable at the Closing. BTIG has not been involved in the preparation of any disclosure that is included in this proxy statement/prospectus, or any business analysis underlying such disclosure, and CSLM Shareholders do not have the benefit of any such involvement. CSLM Shareholders should not place any reliance on the fact that BTIG was involved with CSLM’s IPO.

There are risks to CSLM shareholders who are not affiliates of the Sponsor of becoming stockholders of Pubco through the Business Combination rather than acquiring securities of Pubco directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of securities in connection therewith, investors will not receive the benefit of an outside independent review of Pubco’s, Fusemachines’ and CSLM’s respective finances and operations typically performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for material misstatements or omissions in a registration statement filed with the SEC in connection with the public offering. As no such review has been or will be conducted in connection with the Business Combination, CSLM shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an underwriter in a public securities offering.

In addition, the Insiders have interests in the Business Combination that may be different from, or in addition to, the interests of CSLM shareholders generally. Such interests may have influenced CSLM’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “Risk Factors – Since the Sponsor and CSLM’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with Fusemachines is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.”

The process of taking a company public by means of a business combination with a SPAC is different from taking a company public through an underwritten public offering and may create risks for unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the merger agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

If CSLM’s due diligence investigation of Fusemachines was inadequate, then CSLM shareholders following the consummation of the Business Combination could lose some or all of their investment.

Even though CSLM and its legal advisors conducted a due diligence investigation of Fusemachines, it cannot be sure that this due diligence uncovered all material issues that may be present in Fusemachines and its business and operations, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Fusemachines and its business and operations and outside of its control will not later arise.

During the pendency of the Business Combination, CSLM will not be able to enter into an agreement with another party because of restrictions in the Merger Agreement. If the Proposed Transaction is not completed, those restrictions may make it harder for CSLM to complete an alternate business combination before its liquidation date.

While the Merger Agreement is in effect, neither CSLM nor Fusemachines may solicit, assist, facilitate the making, submission or announcement of, or intentionally encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to their respective shareholders than the Proposed Transaction. In addition, if the Business Combination is not completed, these provisions will make it more difficult for CSLM to complete an alternative business combination following the termination of the Merger Agreement due to the passage of time during which these provisions have remained in effect.

There is no guarantee that a Public Shareholder’s decision to redeem its Public Shares will put the shareholder in a better future economic position.

CSLM can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in CSLM’s share price and may result in a lower value realized now than a stockholder of CSLM might realize in the future had the stockholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the Pubco Common Stock after the consummation of the Business Combination and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If Public Shareholders fail to properly demand redemption, they will not be entitled to have their Public Shares redeemed for a pro rata portion of the Trust Account.

CSLM’s Public Stockholders may demand that CSLM redeem their Public Shares for their respective pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable). Public Shareholders who seek to exercise this Redemption Right must (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested and (b) deliver their Public Shares (either physically or electronically through DTC) to CSLM’s transfer agent two business days prior to the scheduled date of the extraordinary general meeting. Any Public Shareholder who fails to properly deliver their Public Shares will not be entitled to have his or her shares redeemed. See the section of this proxy statement/prospectus entitled “The Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to have your Public Shares redeemed for cash.

If you or a “group” of shareholders of which you are a part are deemed to hold 15% or more of the Public Shares, you will lose the ability to redeem your Public Shares.

A Public Shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 15% or more of the Public Shares, which we refer to as “Excess Shares.” In order to determine whether a shareholder is acting in concert or as a group with another shareholder, CSLM will require each Public Shareholder seeking to exercise Redemption Rights to certify to CSLM whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to CSLM at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which CSLM makes the above-referenced determination. Your inability to redeem any Excess Shares will reduce your influence over CSLM’s ability to consummate the Business Combination and you could suffer a material loss on your investment in CSLM if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if CSLM consummates the Business Combination. As a result, in order to dispose of such shares, you would be required to sell your shares in open market transactions, potentially at a loss. Notwithstanding the foregoing, shareholders may challenge CSLM’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

CSLM may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on CSLM’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect CSLM’s and Fusemachines’ respective businesses, financial condition and results of operation.

Risks Related to the Consummation of the Domestication

The Domestication may be a taxable event for U.S. Holders of Public Shares, Public Rights and Public Warrants.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Considerations,” including the application of the PFIC rules and Section 367(b) of the Code, the Domestication should qualify as a

“reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined below) should not recognize gain or loss on the exchange of Public Shares, Public Rights or the Public Warrants for Pubco Common Stock or Pubco Warrants, as applicable, pursuant to the Domestication. If the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of CSLM securities may still recognize gain (but not loss) or be required to include the “all earnings and profits amount” upon the exchange of its CSLM securities for Pubco securities pursuant to the Domestication under Section 367(b) of the Code.

Alternatively, if the Domestication does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Public Shares, Public Rights or Public Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Pubco Common Stock and Pubco Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and Public Warrants exchanged therefor.

In addition, U.S. Holders of Public Shares, Public Rights and Public Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC rules. Please see “Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to CSLM’s potential PFIC status and certain tax implications thereof.

Further, because the Domestication will occur immediately prior to the redemption of Public Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication. All U.S. Holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.

Upon consummation of the Business Combination, the rights of holders of Pubco Common Stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of CSLM Class A Ordinary Shares arising under the Companies Act as well as our Current Charter.

Upon consummation of the Business Combination, the rights of holders of Pubco Common Stock will arise under the Proposed Organizational Documents as well as the DGCL. Those new organizational documents and the DGCL contain provisions that differ in some respects from those in our Current Charter and the Companies Act and, therefore, some rights of holders of Pubco Common Stock could differ from the rights that holders of CSLM Class A Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under Companies Act, such actions are generally available under the DGCL. This change could increase the likelihood that Pubco becomes involved in costly litigation, which could have a material adverse effect on Pubco.

In addition, there are differences between the new organizational documents of Pubco and the current constitutional documents of CSLM. For a more detailed description of the rights of holders of Pubco Common Stock and how they may differ from the rights of holders of CSLM Class A Ordinary Shares, please see “Comparison of Corporate Governance and Shareholder Rights.” The forms of the Proposed Charter and the Proposed Bylaws of Pubco are attached as Annex B-1 and Annex B-2, respectively, to this proxy statement/prospectus and we urge you to read them.

Delaware law and Pubco’s Proposed Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Proposed Organizational Documents that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of Pubco’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Pubco Board or taking other corporate actions, including effecting changes in our management. Among other things, the Proposed Organizational Documents include provisions regarding:

•

the ability of the Pubco Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the Pubco Proposed Charter will prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the limitation of the liability of, and the indemnification of, Pubco’s directors and officers;

•

the ability of the Pubco Board to amend the Proposed Bylaws, which may allow the Pubco Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Proposed Bylaws to facilitate an unsolicited takeover attempt; and

•

advance notice procedures with which stockholders must comply to nominate candidates to the Pubco Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Pubco Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Pubco.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Pubco Board or management.

The provisions of the Proposed Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Pubco’s Proposed Charter provides that, to the fullest extent permitted by law, and unless Pubco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on Pubco’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Pubco to Pubco or Pubco’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or Pubco’s Proposed Bylaws or Pubco’s Proposed Charter (as each may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against Pubco or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Charter will also provide that, unless Pubco consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the

United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Proposed Charter will provide that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising under the Securities Act, any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These provisions may have the effect of discouraging lawsuits against Pubco’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against Pubco, a court could find the choice of forum provisions contained in the Proposed Charter to be inapplicable or unenforceable in such action.

Risks if the Domestication and the Business Combination are not Consummated

If we are not able to complete the Business Combination with Fusemachines by July 18, 2025 (unless otherwise extended), by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, nor able to complete another business combination by such date, in each case, as such date may be further extended pursuant to the Current Charter, we would cease all operations except for the purpose of winding up and we would redeem our Class A Ordinary Shares and liquidate the Trust Account, in which case our Public Shareholders may only receive approximately $10.00 per share and our warrants will expire worthless.

Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If CSLM is not able to complete the Business Combination with Fusemachines by July 18, 2025 (unless otherwise extended), by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, nor able to complete another business combination by such date, in each case, as such date may be extended pursuant to the Current Charter CSLM will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of CSLM’s remaining shareholders and the CSLM Board, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. In such case, our Public Shareholders may only receive approximately $10.00 per share and our warrants will expire worthless.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares and/or Public Warrants, potentially at a loss.

Our Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of (1) our completion of an initial business combination (including the Closing), and then only in connection with those Public Shares that such Public Shareholder properly elected to redeem, subject to certain limitations; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Current Charter to (A) modify the substance and timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of the Public Shares if we do not complete a business combination by July 18, 205 (unless otherwise extended), by depositing $30,000 in the Trust account on a monthly basis for each one-month extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Public Shares if we have not completed an initial business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares and/or Public Warrants, potentially at a loss.

If we have not completed our initial business combination, our Public Shareholders may be forced to wait until after July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, before redemption from the Trust Account.

If we have not completed our initial business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date), we will distribute the aggregate amount then on deposit in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our Public Shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described in this proxy statement/prospectus. Any redemption of Public Shareholders from the Trust Account will be affected automatically by function of the Current Charter prior to any voluntary winding up. If we are required to wind-up, liquidate the Trust Account and distribute such amount therein, pro rata, to our Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date), before the redemption proceeds of the Trust Account become available to them, and they receive the return of their pro rata portion of the proceeds from the Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our Current Charter and only then in cases where investors have properly sought to redeem their Public Shares. Only upon our redemption or any liquidation will Public Shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our Current Charter prior thereto.

If the net proceeds of CSLM’s IPO not being held in the Trust Account are insufficient to allow us to operate through to July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date) and we are unable to obtain additional capital, we may be unable to complete our initial business combination, in which case our Public Shareholders may only receive $10.00 per share, and our warrants will expire worthless.

As of June 27, 2025, CSLM had cash of $14,041 held outside the Trust Account, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. In addition, as of December 31, 2024, CSLM had total current liabilities of $10.8 million.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until July 18, 2025, (or if such date is further extended at a duly called extraordinary general meeting, such later date), assuming that our initial business combination is not completed during that time. Of the funds available to us, we could use a portion of the funds available to us to consummate the Business Combination with Fusemachines, or, if the Merger Agreement is terminated, to pay fees to consultants to assist us with our search for another target business. In such event, we could also use a portion of the funds as a down payment or to fund a “no-shop”

provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we are required to seek additional capital, we would need to borrow funds from our Sponsor, members of our management team or other third parties to operate or may be forced to liquidate. Neither the members of our management team nor any of their affiliates is under any further obligation to advance funds to CSLM in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial business combination. If we are unable to obtain additional financing, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. Consequently, our Public Shareholders may only receive approximately $10.00 per share on our redemption of the Public Shares and the Public Warrants will expire worthless.

CSLM’s independent registered public accounting firm’s report for each of the year ended December 31, 2023 and period ended December 31, 2022 contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of December 31, 2024, CSLM had approximately $83,227 in cash and may not have sufficient liquidity to fund its working capital needs. Further, CSLM has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. CSLM cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

EXTRAORDINARY GENERAL MEETING OF CSLM

General

CSLM is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the CSLM Board for use at the extraordinary general meeting to be held virtually at 11:00 am Eastern Time, on July 28, 2025, and at any adjournment or postponement thereof. This proxy statement/prospectus provides CSLM shareholders with information they need to know to be able to vote or direct their vote to be cast at the extraordinary general meeting.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held virtually at 11:00 am, Eastern Time, on July 28, 2025 and will be a virtual meeting conducted via live webcast at

https://loeb.zoom.us/j/97214707480?from=addon

Meeting ID: 972 1470 7480

For the purposes of Cayman Islands law and the Current Charter, the physical location of the extraordinary general meeting will be at the offices of CSLM at 2400 E. Commercial Boulevard, Suite 900, Fort Lauderdale, FL 33308.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, CSLM is asking holders of CSLM Ordinary Shares to consider and vote upon:

•	the Business Combination Proposal. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A;

•	the Domestication Merger Proposal. The Proposed Charter is attached to this proxy statement/prospectus as Annex B-1;

•	the Stock Issuance Proposal;

•	the Organizational Documents Proposal. The Proposed Charter and the Proposed Bylaws are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively;

•	the Advisory Organizational Documents Proposals;

•	the Equity Incentive Plan Proposal. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C; and

•	the Adjournment Proposal.

Each of Proposal Nos. 1, 2, 3, 4, 5A and 6 is cross-conditioned on the approval of each other (the “Condition Precedent Proposals”). The Advisory Organizational Documents Proposal 5B-F and the Adjournment Proposal are not cross-conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Notwithstanding the order of the resolutions on the notice to the extraordinary general meeting, the Adjournment Proposal may be presented first to the shareholders if, based on the tabulated vote collected at the time of the extraordinary general meeting, there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals.

Recommendation of the CSLM Board

The CSLM Board believes that the Business Combination Proposal and the other proposals to be presented at the extraordinary general meeting are in the best interests of CSLM’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory

Organizational Documents Proposals, “FOR” the approval of the Equity Incentive Plan Proposal and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the extraordinary general meeting.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal —Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Record Date; Who is Entitled to Vote

CSLM shareholders will be entitled to vote or direct votes to be cast at the extraordinary general meeting if they owned CSLM Ordinary Shares at the close of business on June 9, 2025, which is the “Record Date” for the extraordinary general meeting. Shareholders will have one vote for each CSLM Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. CSLM Warrants do not have voting rights. As of the close of business on the Record Date, there were 6,116,437 CSLM Ordinary Shares issued and outstanding, of which 1,372,687 were Public Shares held by persons other than the Insiders.

The Insiders have agreed to, among other things, vote in favor of the Proposed Transaction. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares.

Quorum

A quorum of CSLM shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting if the holders of at least one-third of the issued and outstanding CSLM Ordinary Shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. As of the Record Date for the extraordinary general meeting, 2,038,812 CSLM Ordinary Shares would be required to achieve a quorum. Because the Sponsor has the right to vote 4,743,750 CSLM Ordinary Shares, the presence at the extraordinary general meeting no other holders of Ordinary Shares will be needed to establish a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to CSLM but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. CSLM believes all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition

Precedent Proposals are not approved, the Business Combination Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares.

The approval of the Domestication Merger Proposal requires a special resolution under Cayman Islands law of holders of CSLM Ordinary Shares, voting as a separate class, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Domestication Merger Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Domestication Merger Proposal will have no effect, even if approved by the holders of the CSLM Ordinary Shares.

The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Stock Issuance Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Stock Issuance Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares.

The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote a majority of not less than least two-thirds of the votes cast by the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Organizational Documents Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares.

The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the CSLM Ordinary Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Advisory Organizational Documents Proposals are not conditioned upon any other proposal.

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Equity Incentive Plan Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares.

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. The Adjournment Proposal is not conditioned upon any other proposal.

The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, no votes of holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Voting Your Shares

Each CSLM Class A Ordinary Share and each CSLM Class B Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of CSLM Ordinary Shares that you own.

If you are a record owner of your shares, there are two ways to vote your CSLM Ordinary Shares at the extraordinary general meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.

If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by CSLM’s board “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Document Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Equity Incentive Plan Proposal and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the extraordinary general meeting. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

You Can Attend the Extraordinary General Meeting and Vote in Person.

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If your shares are registered in your name with the Transfer Agent and you wish to attend the extraordinary general meeting, go to https://www.cstproxy.com/cimspac/bc2025 for more information, or log in to:

Meeting URL: https://loeb.zoom.us/j/97214707480?from=addon

Meeting ID: 972 1470 7480

Dial:	877 853 5257 (Toll Free)

888 475 4499 (Toll Free)

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person or online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way CSLM can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a CSLM shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Charles Cassel, Chairman of CSLM, in writing before the extraordinary general meeting that you have revoked your proxy; or

•	you may attend the extraordinary general meeting, revoke your proxy, and vote, as indicated above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your CSLM Ordinary Shares, you may call Advantage Proxy, our proxy solicitor, by email at karen@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565.

Redemption Rights

Pursuant to the Current Charter, a Public Shareholder may request that CSLM redeem all or a portion of its Public Shares for cash if the Proposed Transaction is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

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(a) hold Public Shares or (b) hold Public Shares through CSLM Units and elect to separate your CSLM Units into the underlying Public Shares, Public Rights and Public Warrants prior to exercising your Redemption Rights with respect to the Public Shares;

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submit a written request to the Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that CSLM redeem all or a portion of your Public Shares for cash; and

•	tender or deliver the certificates for your Public Shares (if any) along with the redemption forms to the Transfer Agent, physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 11:00 am Eastern Time, on June 28, 2025 (up to two business days prior to the initially scheduled vote on the Business Combination Proposal) in order for their Public Shares to be redeemed.

Therefore, the election to exercise Redemption Rights occurs prior to the Domestication, but the Redemption might be with respect to the Pubco Common Stock that an electing Public Shareholder holds after the Domestication. For the purposes of the Current Charter, the exercise of Redemption Rights will be treated as an election to have such Public Shares redeemed for cash and references in this proxy statement/prospectus to “redemption” or “redeeming” will be interpreted accordingly. Immediately following the Domestication and the consummation of the Proposed Transaction, Pubco will satisfy the exercise of Redemption Rights by redeeming the corresponding Pubco Common Stock issued to the Public Shareholders that validly exercised their Redemption Rights.

Public Shareholders may elect to redeem all or a portion of the Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. Holders of CSLM Units must elect to separate Units held by them into the underlying Public Shares, Public Rights and Public Warrants prior to exercising their Redemption Rights with respect to the Public Shares. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank. If the Proposed Transaction is consummated, and if a Public Shareholder properly exercises its Redemption Rights to redeem all or a portion of the Public Shares that it holds and timely tenders or delivers the certificates for its shares (if any) along with the Redemption forms to the Transfer Agent, CSLM will redeem such Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of a Business Combination, including interest earned on the Trust Account and not previously released to the CSLM to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue. For illustrative purposes, as of the Record Date, this would have amounted to approximately $12.06 per issued and outstanding Public Share. If a Public Shareholder exercises its Redemption Rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares.

If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or tendered or delivered electronically. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or tendering or delivering them through DTC’s DWAC (deposit withdrawal at custodian) system. In the event the Proposed Transaction is not consummated this may result in an additional cost to shareholders for the return of their Public Shares.

A CSLM shareholder may withdraw a request for Redemption until the redemption deadline and, following this deadline, with CSLM’s consent up until the Closing. Furthermore, if a holder of a Public Share tenders or delivers its share certificates (if any) along with the Redemption forms in connection with an election of its Redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that CSLM permit the withdrawal of the Redemption request and instruct the Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent at the address or email address listed in this proxy statement/prospectus.

Any corrected or changed written exercise of Redemption Rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal at the extraordinary general meeting. No request for Redemption will be honored unless the holder’s Public Shares have been tendered or delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the scheduled vote at the extraordinary general meeting.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without CSLM’s prior consent. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash without CSLM’s prior consent.

The closing price of Public Shares on June 27, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, was $11.97. As of June 20, 2025, funds in the Trust Account totaled $16,551,595.25 and were held in an interest-bearing bank deposit account.

Prior to exercising Redemption Rights, Public Shareholders should verify the market price of the Public Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their Redemption Rights if the market price per share is higher than the Redemption Price. CSLM cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Public Shares.

Appraisal Rights and Dissenters’ Rights

None of CSLM’s shareholders, CSLM’s warrant holders or rights holders have appraisal rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law or the DGCL. CSLM’s shareholders do not have dissenters’ rights in connection with the Proposed Transaction or the Domestication under Cayman Islands law.

Proxy Solicitation

CSLM is soliciting proxies on behalf of the CSLM Board. This solicitation is being made by mail but also may be made by telephone or in person. CSLM and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. CSLM will file with the SEC all scripts and other electronic communications as proxy soliciting materials. CSLM will bear the cost of the solicitation.

CSLM has engaged Advantage Proxy to assist in the solicitation process and will pay Advantage Proxy a fee of $8,500, plus disbursements.

CSLM will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. CSLM will reimburse them for their reasonable expenses.

CSLM Shareholders

As of the date of this proxy statement/prospectus, there are 6,116,437 CSLM Ordinary Shares issued and outstanding, which includes 4,743,750 Ordinary Shares held by the Sponsor, including 1 CSLM Class B Ordinary Share). As of the date of this proxy statement/prospectus, there is outstanding an aggregate of 17,430,000 CSLM Warrants, which includes the 7,942,500 Private Placement Warrants held by the Sponsor and the 9,487,500 Public Warrants. 3,971,250 Private Placement Warrants will be forfeited by the Sponsor at the Closing.

At any time at or prior to the Proposed Transaction, subject to applicable securities laws (including with respect to material non-public information), the Sponsor, the existing equity holders of Fusemachines or CSLM or our or their respective directors, officers, advisors or respective affiliates may (a) purchase Public Shares from institutional and other investors who elect to redeem, or indicate an intention to redeem, Public Shares, (b) execute agreements to purchase such shares from such investors in the future, or (c) enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or not redeem their Public Shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of CSLM Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that the Sponsor, the existing equity holders of Fusemachines or CSLM or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from Public Shareholders, such shares that are purchased by the Sponsor, Fusemachines Stockholders or our or their respective directors, officers, advisors or respective affiliates would not be voted in favor of the Business Combination Proposal, and the Sponsor, the existing equity holders of Fusemachines or CSLM or our or their respective directors, officers, advisors or respective affiliates would waive their Redemption Rights. In the event that the Sponsor, the existing equity holders of Fusemachines or CSLM or our or their respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares.

The purpose of such share purchases and other transactions would be to reduce the number of Public Shares electing to redeem.

Entering into any such arrangements may have a depressive effect on the price of CSLM Ordinary Shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he, she or it owns, either at or prior to the Proposed Transaction). If such transactions are effected, the consequence could be to cause the Proposed Transaction to be consummated in circumstances where such consummation could not otherwise occur.

THE BUSINESS COMBINATION PROPOSAL

Background of the Business Combination

The Business Combination was the result of a thorough search by CSLM for a potential transaction utilizing the global network and investing and operating experience of its management team and board of directors. The terms of the Business Combination were the result of negotiations between CSLM’s independent directors, management team, and the Sponsor, in consultation with CSLM’s legal advisors and professional service providers, and representatives of Fusemachines, in consultation with their financial and legal advisors. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

CSLM is a blank check company incorporated in Cayman Islands on April 13, 2021, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our intention was to capitalize on the substantial deal sourcing, investing and operating expertise of our founders, directors and management team to identify and combine with one or more businesses with high growth potential.

On January 18, 2022, the Company consummated the IPO of 18,975,000 units at a price of $10.00 per public unit, including the full exercise of the underwriter’s overallotment option, generating gross proceeds of $189,750,000. Substantially concurrently with the closing of the IPO, the Company consummated a private placement of 7,942,500 warrants, at a price of $1.00 per private placement warrant to the Sponsor (the “Private Warrants”), generating gross proceeds of $7,942,500. $191,647,500 ($10.10 per unit) of cash was placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee established for the benefit of the persons holding Public Shares.

As part of the Insider Letter entered into at the time of CSLM’s IPO, the Insiders agreed to waive their Redemption Rights with respect to all of the Founder Shares in connection with the completion of the Business Combination. The Insiders did not receive any separate consideration paid in connection with providing such waiver.

The prospectus for CSLM’s IPO states that CSLM intended to use the following general criteria and guidelines to evaluate potential acquisition opportunities:

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Operations in the new economy sectors across our target markets. We believe that disruptive new economy companies benefit from highly favorable macroeconomic trends in our target markets. These trends are in their infancy, and we believe they have headroom for expansion and growth which makes investing in these sectors attractive.

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Established business models. Most of our target businesses will have models that we believe are well established in their home and core markets with relevant localization by market and established paths to profitable growth. In addition, we will seek a business that we believe has a sustainable competitive advantage as a result of differentiated de-risked business model, strong technology component, brand recognition and marketing capabilities or any other characteristics that are difficult to replicate.

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Sector leading KPIs and unit economics. We will seek to merge with a company with critical mass that enjoys sustainable unit economics in its sector. We believe that healthy growth must be supported by strong sector KPIs steering the company in the right direction to drive profitability and free cash flow generation.

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Scalability. We seek to invest in a business with a scalable platform and operations to take advantage of growth opportunities, including through geographical expansion and synergistic acquisitions. We intend to leverage our experience in scaling businesses in order to help accelerate growth.

•	Underpenetrated and growing total addressable market. Based on our prior research and personal experience, we believe frontier growth markets present a significant opportunity to invest in companies which serve an underpenetrated total addressable market. These countries hold significant potential due to their geographical size, favorable population trends and the emergence of a middle-class in certain countries.

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Strong management team and culture. We will look to partner with a passionate, experienced management team that is capable of scaling a business. We will also evaluate ways to support the team in its transition to becoming a U.S.-listed company and beyond.

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Market leadership. We will seek to combine with a company with a leading position in its geography, market share, volume, technology, product capabilities, or other attributes across an industry or segment, significant barriers to entry and a sustainable competitive advantage.

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Attractive valuation. We believe that valuations of some companies in frontier growth markets are discounted relative to U.S. peers. We look to seek an acquisition of a company that has potential to grow valuation levels in line with its global peers.

•	Focus on ESG and social empowerment. We will look for companies focused on making a positive impact across a variety of ESG themes within frontier growth markets, as well as on a larger scale.

Prior to the consummation of the IPO, neither CSLM, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with CSLM.

Upon the consummation of the IPO, CSLM’s management team commenced an active search for prospective businesses to acquire in its initial business combination. Through the networks of relationships of its management team, the Sponsor and their affiliates, representatives of CSLM contacted, and representatives of CSLM were contacted by, a number of individuals, financial advisors and other entities who offered to present ideas for business combination opportunities, including several investment banks and advisors.

During this search process, CSLM developed a funnel that included 177 potential business combination opportunities in tech and fintech across the Eastern European, MENA and Asian regions.

Of the companies in the funnel, CSLM evaluated 13 potential target business and executed several non-disclosure agreements. The potential valuations discussed for these potential targets ranged from $150 million to over $1 billion.

The decisions not to pursue the alternative acquisition targets were generally the result of one or more of: (i) a difference in valuation expectations between CSLM, on the one hand, and the target, on the other hand; (ii) CSLM’s assessment of the target company’s ability to execute, scale its business, and achieve its targeted financial projections; (iii) the long-term viability of the target business or its industry or the target’s ability to compete long-term; (iv) the amount of capital that would need to be raised in connection with the closing of a business combination to support the target’s business over the near-term and the likelihood of raising such capital at a valuation mutually agreeable to CSLM and the target; (v) material negative items surfacing during extensive due diligence efforts; or (vi) CSLM’s assessment of limited interest from institutional investors in the target or relevant industry. CSLM had either terminated discussions with each of these potential targets prior to meeting with Fusemachines or prior to its decision to focus exclusively on the business combination with Fusemachines.

In January, 2022, CSLM began discussion with a target company in the fintech and microfinance industry in the MENA region, which we refer to as Company A. CSLM conducted in-depth management meetings and a site visit along with financial and industry due diligence on Company A. Company A’s capital plan required a significant amount of capital to fund expansion of its lending operations and to fund an acquisition strategy. These amounts of capital added both transactional risk as well as long term operational risk for the Company. Due to a difference of expectations on valuation, CSLM decided not to pursue the Company A opportunity.

During the course of this process, the management team of CSLM kept the members of the CSLM Board apprised of the various target businesses, the discussions with such businesses during periods when exclusivity restrictions had lapsed, and the status thereof to discuss material issues as they arose.

In May, 2022, CSLM began discussions with a target company in the media industry in Southeast Asia, which we refer to as Company B. CSLM conducted in-depth management meetings and site visits along with financial and industry due diligence on Company B.

CSLM and its consultant and advisors began to conduct due diligence on Company B. Company B’s capital plan required a significant amount of capital raised to acquire content licenses and to expand into neighboring countries. This amount of capital added both transactional risk as well as long term operational risk for this business. Business combination discussions ultimately failed due to disagreements on the suitability of becoming a public company via a reverse merger with a SPAC as well as misalignment on transaction terms.

During the course of this process, the management team of CSLM kept the members of the CSLM Board apprised of the various target businesses, the discussions with such businesses during periods when exclusivity restrictions had lapsed, and the status thereof to discuss material issues as they arose.

On October 13, 2022, CSLM was introduced to CEMAC Sponsor L.P. by CSLM’s financial advisor, and an independent contractor known to the Sponsor, Capitalworks Investment Partners International Limited (referred to as “CWEM”) as a source of potential cooperation on mutual target companies.

On October 19, 2022, CSLM and CEMAC executed a mutual non-disclosure agreement that gave CSLM access to confidential information on targets with whom CEMAC was already engaged.

Throughout October and November 2022, CSLM and CEMAC discussed the suitability of three potential targets.

On December 5, 2022, CSLM was introduced to Fusemachines and through CWEM. CWEM is not as an employee or agent of the Sponsor nor an affiliate of the Sponsor. Further, CWEM has no authority to act for, represent or bind the Sponsor or any affiliate thereof in any manner. In consideration for the introduction of Fusemachines, the Sponsor agreed to transfer to them 125,000 Founder Shares at the closing of the Business Combination. CSLM began its initial review of the financial information and business plans to assess valuation.

As with each potential target that had been reviewed previously, there were drawbacks and risks to investigate. With Fusemachines. These included:

•	Early Stage Company – While Fusemachines has operated since 2014, it remains a company with a nascent, albeit growing, revenue stream

•	Strategic Focus – Fusemachines is shifting focus from providing AI services to clients, to licensing AI products to clients.

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Unproven record of executing a capital investment strategy to support growth – Fusemachines has been judicious in raising capital and has not had the experience of deploying significant capital to grow revenues.

In addition to the drawbacks, there were many points of Fusemachines that make it an attractive target. These include:

•	High Quality Founder– Fusemachines’ Founder is highly experienced and has been on the leading edge of artificial intelligence breakthroughs throughout his career.

•	Enterprise-level Customer Base – Fusemachines has been able to penetrate high-quality, enterprise clients in the United States

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Sustainable Growth Model – A high growth revenue strategy requires the ability to deliver high quality products and services, and the capacity constraint for SAAS companies is on-boarding strong computer engineering talent. Fusemachines’ Founder has solved for it with a proprietary artificial intelligence training program offering fellowships to Nepalese and other underrepresented students in emerging market countries to internally source engineering talent.

•	High Quality Products – Fusemachines has developed unique AI models to solve for customer specific problems that can be rolled out to a broader client base.

Compared to Fusemachines, CSLM and its advisors did not consider the other alternative business combination targets to be as compelling when taking into consideration their business prospects, strategy, management teams, structure, likelihood of execution and valuation considerations.

Timeline of the Preliminary Negotiations

For the remainder of December 2022 and through early January 2023, CSLM discussed potential Fusemachines deal structures and valuation terms with CEMAC.

On January 26, 2023, CSLM was provided documents from Fusemachines’ virtual data room (the “Data Room”) and a discussion began about valuation framework, due diligence questions and follow ups, current and future business plan, current and post transaction financing needs and structural and procedural items related to the merger process.

On February 1, 2023, Fusemachines made an in-depth presentation to CSLM’s management team about Fusemachines’ business plans, revenue streams, and strategic initiatives.

On February 2-3, 2023, CSLM and Fusemachines held two days of meetings at BTIG’s offices to discuss various aspects of a potential business combination, including, among other things, valuation, process considerations applicable to transactions with special purpose acquisition companies (for example, with respect to required approvals, typical due diligence process and investor outreach), public company readiness and related topics, Fusemachines’ capital structure, financing options, and the de-SPAC transaction structure.

On February 4, 2023, CSLM began drafting a letter of intent for the Business Combination after discussion with its advisors to encapsulate the discussions held. The prepared definitive letter of intent incorporating the amount of a PIPE that CSLM affiliates or assigns could commit to, the amount of founder shares to be forfeited, and allowable amount of capital to be used to fund share repurchases with the Fusemachines CEO, and other terms and conditions to the discussion draft, provided for (1) an equity valuation of $134.7 million; (2) exclusivity period through April 18, 2023 or the date Fusemachines 2022 audited financial statement are completed, whichever is later; (3) a five-member board comprised of one Fusemachines director, one CSLM director, and three independent directors; and (4) a mutual condition that CSLM have at least $30 million in cash on hand in the aggregate at closing, and that the parties contemplate arranging a PIPE at the time of the business combination.

CSLM’s management discussed the revised draft of the letter of intent internally, and CSLM’s management decided to submit the non-binding letter of intent and ask the CSLM Board to review and approve the binding exclusivity terms without further changes.

On February 17, 2023, the CSLM Board held a meeting to review and discuss the terms of the letter of intent and other strategic transactions. The CSLM Board unanimously authorized CSLM’s management to continue discussions with Fusemachines regarding the proposed business combination, to conduct more intensive due diligence on Fusemachines and ratified the non-binding letter of intent, including the binding exclusivity terms.

On February 19, 2023, CSLM provided the letter of intent to Fusemachines and on February 20, 2023, Fusemachines countersigned it and returned it, along with an updated non-disclosure agreement, to CSLM.

Between March 2, 2023 and March 16, 2023, and at the direction of the CSLM Board, CSLM engaged two independent experts in technology and artificial intelligence as consultants for the transaction, one expert in background verification and one expert on foreign legal due diligence.

Between April 17, 2023 and May 2, 2023, CSLM management and the independent experts held detailed due diligence and structural discussions about Fusemachines.

During May 2023, CSLM management and Fusemachines management held discussions regarding timing and delays surrounding the audited 2022 Fusemachines financial statements.

On July 21, 2023, CSLM and Fusemachines mutually agreed to terminate the letter of intent. Fusemachines wanted to prioritize building a marketing team prior to closing the business combination thereby pushing the timeline for closing past the end of 2023, which was beyond CSLM’s targeted closing date. It was shortly thereafter that CSLM pivoted to pursue Target C.

On July 27, 2023, CSLM began discussions with a target company in the public relations and communication business based in Singapore which will be referred to as Company C. CSLM was introduced to Company C through Concord Ventures.

CSLM conducted in-depth management, advisor and industry meetings along with financial and industry due diligence on Company C.

CSLM and its advisors began to conduct extensive due diligence on Company C. discussions ultimately failed due to the complexities of Company C’s capital structure that could not be resolved.

On August 22, 2023, discussions with Target C were terminated.

On September 28, 2023, CSLM reengaged with Fusemachines with the goal of expediting a transaction given so much due diligence had been done and under the premise that there would be a push to expedite a transaction and that there would be no minimum cash requirements that could further slow the process.

On October 9, 2023, the Fusemachines team updated a presentation to CSLM’s management team regarding Fusemachines’ business and revenue streams. This discussion included a valuation framework, due diligence questions and follow ups, current and future business plan, current and post transaction financing needs and structural and procedural items related to the merger process. CSLM additionally updated internally generated public company comparables to help assist CSLM management in determining an updated enterprise value for Fusemachines.

On October 10, 2023, CSLM began drafting a new and revised letter of intent for the Business Combination. The valuation for the Fusemachines equity was set at $200.0 million in the discussion draft letter of intent. This valuation was determined based upon review and discussion of the financial projections, discussion with industry experts, review of publicly traded comparable companies and industry trends.

Over the course of October and November, 2023, CSLM and Fusemachines had ongoing discussions about the contents of a letter of intent.

CSLM’s management discussed the revised draft of the letter of intent internally on November 29, 2023. CSLM’s management decided to submit the non-binding letter of intent and informed the CSLM Board.

On December 27, 2023, the CSLM Board held a meeting to review and discuss the terms of the letter of intent. The CSLM Board unanimously ratified it, reviewed the fairness opinion rendered by Marshall & Stevens, and reviewed and approved the Merger Agreement, the Company Support Agreement, the Sponsor Support Agreement and the Founder Transaction Bonus Agreement.

The parties and their respective counsels had a conference call to discuss final Business Combination Agreement and related ancillary documentation.

CSLM’s charter provides that it must complete an initial business combination by January 18, 2025 unless stockholders approved an extension.

Timeline of Public Announcement & Preparation of the Definitive Documents

On December 27, 2023, CSLM held its board meetings approving the resolutions supporting the Business Combination. During the CSLM Board meeting, representatives of Marshall & Stevens reviewed its financial analysis of the Business Combination with the CSLM Board and rendered to the CSLM Board an oral opinion (subsequently confirmed in writing) that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Marshall & Stevens in preparing its opinion (attached as Annex H to this proxy statement/prospectus), as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, that the purchase price being paid by CSLM for Fusemachines was fair.

During the CSLM Board meeting, Loeb presented their due diligence findings to the CSLM Board and their conclusion that there were no red flags that Loeb came across during the course of their diligence of Fusemachines. Throughout the board meeting the CSLM Board asked numerous questions of Marshall & Stevens and Loeb, and upon receiving satisfactory responses the CSLM Board approved the Business Combination.

On January 22, 2024, CSLM scheduled an all-hands call with Fusemachines, Loeb and Dentons US LLP (“Dentons”) via virtual conference line. On the call, CSLM and Fusemachines announced that they had each received board approval for the Business Combination. The parties then agreed on announcing the transaction publicly the following morning, January 23, 2024, and discussed what remaining work was required on the investor presentation, press release and Current Report on Form 8-K to allow for the public announcement.

On January 23, 2024, CSLM and Fusemachines announced the signing of the Merger Agreement via press release and filed a Current Report on Form 8-K including the ancillary documents, the investor presentation and the press release.

On July 24, 2024, CSLM and Fusemachines discussed the structure of the Business Combination with their respective counsels to adjust structure of the domestication of CSLM to Delaware by means of a merger of CSLM with and into a newly formed Delaware corporation, CSLM Holdings, Inc., or Pubco, and wholly owned subsidiary of CSLM, such that CSLM will merge with and into Pubco upon which the separate existence of CSLM will cease and CSLM Holdings, Inc. becoming the surviving corporation in the Merger.

On August 19, 2024, CSLM issued a 2nd amended and restated promissory note (the “2nd A&R Note”) to the Sponsor, to replace the initial promissory note issued to the Sponsor on February 28, 2023, as amended on January 18, 2024, for working capital, allowing the Company to borrow up to $2,000,000. The 2nd A&R Note is unsecured, increases the amount the Company may borrow to $2,750,000, bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination.

On August 22, 2024, the parties updated the amendment to the Merger Agreement to account for the increase in the 2nd A&R Note, and an updated draft of the amendment to the Merger Agreement (“First Amendment to the Merger Agreement”).

On August 27, 2024, the parties signed the First Amendment to the Merger Agreement.

On January 15, 2025, CSLM received a Notice from Nasdaq stating that CSLM did not comply with Nasdaq Interpretive Material IM-5101-2, because the Business Combination was not consummated by January 12, 2025,

36 months after the effective date of its IPO, and that its securities were subject to delisting. CSLM’s securities were suspended from trading on Nasdaq at the opening of business on January 22, 2025, and began trading on the OTC.

In January 2025, FUSE and CSLM management discussed the timing of consummating the Business Combination, which was taking longer than expected, the need additional financing, and the late fees incurred in connection with the production of FUSE financial statements. An affiliate of the Sponsor, which affiliate would also fund the PIPE (the “Sponsor Affiliate”) agreed to provide the additional financing to FUSE. In consideration, the investor would convert the new note into FUSE shares of common stock at the time of the Business Combination at $0.44 per share. The parties also concluded that it would be in the best interests of the post Business Combination business to also increase the size of the PIPE investment from $8,240,000 to $8,840,000, and to forgo the late fees incurred by FUSE, and the Sponsor’s Convertible Notes that came due in January, 2025, should also be extended to allow for additional time to complete the Business Combination. The parties also agreed that it would be in the best interest of the Company not to have to pay the Sponsor for the 2nd A&R Note in cash at the closing of the Business Combination, so the Sponsor agreed to take partial payment for a portion of the 2nd A&R Note in CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall in cash at the closing of the Business Combination.

On February 4, 2025, CSLM issued the 3rd A&R Note to increase the amount the Company may borrow from $2,750,000 to $3,000,000. The 3rd A&R Note bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid as follows: $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall be payable in cash at the closing of the Business Combination. On May 23, 2025, the 3rd A&R Note was amended to increase the amount the Company may borrow to $4,000,000.

On February 4, 2025, CSLM entered into the Second Amendment to Merger Agreement to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, the Sponsor Affiliate issued the Escrow Note to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash. The funds from the Escrow Note shall be put in an escrow account held CST pursuant to the Escrow Agreement. The funds shall be released to Pubco upon the consummation of the Business Combination. In addition, the maturity dates on the Sponsor Convertible Notes issued on January 25, 2024 were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties, entered into the Subscription Agreement Amendment to revise the PIPE Investment Amount to $8,840,000.

On February 6, 2025, the Sponsor signed an agreement with CWEM for their introduction to Fusemachines, whereby the Sponsor shall transfer 125,000 Founder Shares to CWEM at the closing of the Business Combination.

CSLM Board of Directors’ Reasons for the Approval of the Business Combination

As described under “Background of the Business Combination” above, in evaluating the Business Combination, the CSLM Board consulted with CSLM’s management and financial and legal advisors. In reaching its unanimous decision to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, considered a range of factors, including but not limited to, the factors discussed below. In light of the complexity of those factors, the CSLM Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the CSLM Board may have given different weight to different factors. Certain information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the CSLM Board discussed and reviewed the results of the due diligence conducted by its management, the Sponsor, and CSLM’s advisors, which included:

•	extensive meetings and calls with the management team and advisors of Fusemachines regarding, among other things, operations and forecasts;

•	review of material contracts and other material matters;

•	financial, tax, legal, insurance, accounting, operational, business and other due diligence;

•	consultation with CSLM management and its legal counsel and financial advisors;

•	review of historical financial performance of Fusemachines and Fusemachines’ management projections for its business; and

•	financial and valuation analyses of Fusemachines and the Business Combination.

The officers and directors of CSLM have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled such officers and directors of CSLM to make the necessary analyses and determinations regarding the Business Combination.

In the prospectus for the IPO, CSLM’s objective is to identify and consummate a business combination with a business in the consumer, media and/or technology sectors that leverages D2C engagement as its primary go-to-market channel. The objective was to seek out a business combination target with a proven track record of competing effectively in the current environment of active consumer brands. CSLM believed would be important in evaluating prospective target businesses, namely a business that has leadership positions within its industry, unrealized potential for shareholder value creation, has the potential to grow, has a committed and capable management team, could benefit from being a publicly traded company, and could benefit from the capabilities of the Sponsor and CSLM’s management team.

Based on its review of the industry data and the operational, financial and other relevant information related to its business which Target provided and presented to the CSLM Board, the factors considered by the CSLM Board included, but were not limited to, the following:

Fusemachines has a business plan dedicated both to near term cash flow as well as long term growth. Additionally, Fusemachines has emphasized the following as part of their strategy:

•	Streamlining licensed product offerings to focus on building active predictions and lowering error rates

•	Adding sales personnel and services to further build leads

•	streamline licensed product offerings to focus on building active predictions and lowering error rates;

•	add sales personnel and services to further build leads;

•	build enduring partnerships with large early adopters;

•	continue to expand its platform’s capabilities;

•	further penetrate its existing customer base;

•	leverage its existing use cases to further penetrate industry verticals;

•	expand into new verticals and new geographies; and

•	pursue opportunistic acquisition opportunities.

The material assumptions used in review of the financial projections of Fusemachines include the following criteria which may pose risk or adversely affect the business:

•	The market for Fusemachines’ enterprise artificial intelligence services and products is relatively new.

•	Fusemachines’ aim for continued growth places significant demands on its corporate culture, operational infrastructure and management.

•	Fusemachines’ sales efforts involve considerable time and expense.

•	A limited number of customers account for a substantial portion of Fusemachines’ revenue.

•	Seasonality may cause fluctuations in Fusemachines’ results of operations and financial position.

•	The success of Fusemachines depends on its ability to successfully develop and deploy new technologies.

•	Using artificial intelligence presents unique technological, social and ethical issues.

•	Fusemachines has not been profitable in the past and may not achieve or maintain profitability in the future.

•	Fusemachines requires substantial additional funding.

•	Fusemachines faces intense competition.

The projections included both current and future revenue streams. There is inherent risk in any forward-looking projections and the CSLM Board considered the risks of results of ongoing contracts and those of future revenue generating contracts. The projections also included cost forecasts which are susceptible to unknown increases or decreases in future years.

The projections were constructed and viewed under currently and anticipated regulatory frameworks. If these frameworks change or new frameworks are instituted actual results may vary from projected results.

The projections were constructed and viewed under current market conditions. If these conditions change actual results may vary from the projected results.

The financial projections were constructed and viewed given underlying assumptions of capital resources available to Fusemachines. If these capital resources are not available or become more costly, the actual results may vary from the projected results.

The CSLM Board also considered a variety of uncertainties and risk and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•	Development Stage Company. Fusemachines’ status as a growth stage company, and the risk that it may not be able to execute on its business plan;

•	Macro-economic Risks. Macro-economic uncertainty and the effects it could have on Pubco’s revenues;

•

Redemption Risk. The potential that a significant number of CSLM’s stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to CSLM’s existing charter, which would potentially make the Business Combination more difficult or impossible to complete, and/or reduce the amount of cash available to Pubco following the Closing;

•	Stockholder Vote. The risk that CSLM’s shareholders or Fusemachines’ stockholders may fail to provide the respective votes necessary to effect the Business Combination;

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•	CSLM’s Shareholders Receive a Minority Position. The fact that CSLM’s shareholders will hold a minority position in Pubco;

Certain Projected Financial Information for Fusemachines

As part of CSLM’s due diligence process, CSLM requested that Fusemachines provide internally prepared forecasts and projections to Marshall & Stevens. Fusemachines provided to CSLM and Marshall & Stevens its estimated revenue, gross profit and gross margin for the period from fiscal years 2024 to 2026 (the “Projections”). The Projections were initially prepared by Fusemachines management for its internal use. CSLM requested the Projections from Fusemachines to assist the CSLM Board in determining the valuation of Fusemachines, as well as to assist Marshall & Stevens in its analysis and determination as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, that the purchase price being paid by CSLM for Fusemachines was fair to the holders of the CSLM Class A Ordinary Shares other than the Excluded Parties (without giving effect to any impact of the Business Combination on any particular shareholder of the CSLM Class A Ordinary Shares other than in its capacity as a shareholder of the CSLM Class A Ordinary Shares), of the consideration to be received by CSLM in the Business Combination. Marshall & Stevens was authorized and directed by CSLM to use and rely upon the Projections in connection with preparing the fairness opinion. The Projections are included in this proxy statement/prospectus solely to provide CSLM shareholders access to the material financial forecasts that were made available to the CSLM Board and Marshall & Stevens, and are not included in this proxy statement/prospectus to influence a CSLM Shareholder’s decision whether to vote for or against the Business Combination and the other proposals included in this proxy statement/prospectus or whether to exercise their Redemption Right. No financial projections and assumptions were separately prepared by CSLM management, but CSLM’s management and advisors reviewed the Projections and underlying assumptions provided by Fusemachines. In the view of Fusemachines’ management, the Projections were prepared on a reasonable basis reflecting management’s currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Fusemachines at the time. However, the Projections are not a statement of fact and should not be viewed as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Projections.

The Projections reflect numerous estimates and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Fusemachines’ business, all of which are difficult to predict and many of which are beyond Fusemachines’ and CSLM’s control. The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Fusemachines’ control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively. As a result, there can be no assurance that the

Projections will be realized or that the actual financial results will not be significantly higher or lower than the Projections. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience, events and business developments. The inclusion of the Projections in this proxy statement/prospectus should not be regarded as an indication that CSLM or Fusemachines, its respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such Projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination and the other proposals included in this proxy statement/prospectus. Furthermore, the Projections do not purport to be a complete description of the financial analyses performed or factors considered. Pubco will not refer back to the Projections in future periodic reports filed under the Exchange Act.

Neither Fusemachines’ independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections. The Projections were prepared by Fusemachines in November 2023 and do not take into account any circumstances or events occurring after November 8, 2023, the date the Projections were prepared. Fusemachines has not made, and does not intend to make, any representations or warranties regarding the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including CSLM. None of Fusemachines or its board of directors, officers, management or any other representative of Fusemachines has made or makes any representation to any person regarding Fusemachines’ ultimate performance compared to the information contained in the Projections. Although presented with numerical specificity, the Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Fusemachines’ management. Information provided by Fusemachines does not constitute any representation, estimate or projection of any other party. The Projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Fusemachines’ management.

Certain of the measures included in the Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Fusemachines may not be comparable to similarly titled amounts used by other companies. Financial measures included in forecasts (including these projections) provided to a financial advisor are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC if and to the extent such financial measures are included in the forecasts provided to the financial advisor for the purpose of rendering an opinion that is materially related to a business combination transaction and the forecasts are being disclosed in order to comply with the SEC rules or requirements under state or foreign law, including case law regarding disclosure of the financial advisor’s analyses. Therefore the Projections are not subject to the SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Marshall Stevens for purposes of its opinion to the CSLM Board, or by the CSLM Board in connection with its consideration of the Business Combination. Accordingly, no reconciliation of the financial measures included in the Projections is provided.

The following table sets forth projections of Revenue, Revenue Growth, Gross Profit and Gross Profit Percentage for fiscal years 2024, 2025 and 2026 shared with CSLM.

	For the Fiscal Year Ended
($ in millions)	2024	2025	2026
Revenue	$17.5	32.0	64.1
Revenue Growth	128%	83%	100%
Gross Profit	$10.8	23.4	49.3
Gross Profit %	61.7%	73.0%	76.8%

Fusemachines has made numerous estimates and material assumptions with respect to, regulatory, market and financial conditions and competition, market size, commercial efforts, industry performance, general business and economic conditions to forecast the Projections. The Projections are based on the following assumptions:

In 2024, Fusemachines plans to significantly invest in its sales and marketing so that it is able to add 40 new customers for its AI Solutions business. The company already boasts of a strong retention in its clients with retention of customers expected to be 70% year-over- year, through 2026. This trajectory will increase revenues in 2025 to $32M, primarily driven by AI Product business revenue which contributes about 44% and exceeds AI Solutions revenue in 2026. The product growth will be achieved by capturing the market share of clients in the financial services and consumer market sectors that manage large volumes of data.

Fusemachines has five internally developed software solutions, two of which (Squadery and Fuse Classroom) will help in the management of the AI solutions business whereas the remaining solutions – AI Studio (ML Ops Platform) and AI Engines (Extract, Fraud Detection), will be sold on a license basis. These products will be marketed to the verticals that Fusemachines has had success in, such as media, retail, financial services. In 2025, these solutions are expected to be available to Fusemachines’ customers across other verticals as well. This software will be hosted within the client’s servers and domain as these are AI software which will work with client’s private data thereby reducing the cost of hosting and data security.

The products that Fusemachines plans to sell have been developed after recurring demands within its service client base so the company has forecasted to generate $14.7 million in 2025 increasing to $36.7 million in 2026 where it will outpace the contribution by AI Solution.

Revenue – Fusemachines has forecasted revenue based on growth in their customer base as well as retaining existing customers. There is an increased emphasis on product revenue related to AI Studio, Extract and Fraud Detection as the company penetrates new sectors globally.

Operating Expenses – Fusemachines forecasts operating expenses based on historical expenses for major line items and all departments. Departments include research and development, sales and marketing and general and administrative. Fusemachines major expenses are payroll expenses and then followed by tools, marketing, rent, depreciation, professional fees.

Other Income / Expenses – Fusemachines expects this to be minimal in the short term.

Satisfaction of 80% Test

Nasdaq rules require that CSLM’s initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the funds held in the Trust Account) at the time of the execution of a definitive agreement for CSLM’s initial business combination. As of January 22, 2024, the date of the execution of the Merger Agreement, the fair value of the funds held in the Trust Account was approximately $52,203,081 million (excluding taxes payable on the income earned on the funds held in the Trust Account at that time), and 80% thereof represents approximately $41,762,465 million. Based on the enterprise value of Fusemachines of approximately $200 million compared to the approximately $52,203,081 in the Trust Account (excluding the taxes payable on the income earned on the funds held in the Trust Account), the fact that the purchase price for Fusemachines was the result of an arm’s length negotiation and all of the factors described in this section and “The Business Combination Proposal —Merger Agreement”, the CSLM Board determined that this requirement was met.

Opinion of Marshall & Stevens, as Financial Advisor to CSLM’s Board of Directors

On December 27, 2023, at a meeting of the CSLM Board, Marshall & Stevens rendered its oral opinion to the CSLM Board, subsequently confirmed in writing, that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Marshall & Stevens in preparing its opinion, as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, the consideration to be paid by CSLM to the Fusemachines Securityholders pursuant to the Merger Agreement was fair to the holders of the CSLM Class A Ordinary Shares other than the Excluded Parties (without giving effect to any impact of the Business Combination on any particular shareholder of the CSLM Class A Ordinary Shares other than in its capacity as a shareholder of the CSLM Class A Ordinary Shares). For purposes of Marshall & Stevens’ opinion and this summary, the “consideration” consisted of CSLM Ordinary Shares with an aggregate value (based on a stated value of $10.00 per CSLM Ordinary Share) equal to (i) $200 million multiplied by (ii) the number of shares of Fusemachines Common Stock outstanding as of the Effective Time divided by (iii) the Aggregate Fully Diluted Fusemachines Common Stock.

The full text of Marshall & Stevens’ written opinion, dated December 27, 2023, which sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on the review undertaken, and other matters considered by Marshall & Stevens in connection with the opinion, is attached to this proxy statement/prospectus as Annex H. The summary of Marshall & Stevens’ opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Marshall & Stevens’ written opinion. Marshall & Stevens’ opinion was provided for the information and assistance of the CSLM Board and does not constitute a recommendation as to how any shareholder of CSLM should vote or act (including with respect to any Redemption Rights) with respect to the Business Combination or any other matter.

In arriving at its opinion, Marshall & Stevens, among other things:

•	reviewed the Merger Agreement;

•	reviewed a draft of the Sponsor Support Agreement;

•	reviewed certain publicly available business and financial information relating to CSLM;

•

reviewed certain historical financial information and other data relating to Fusemachines that were provided to Marshall & Stevens by the management of CSLM, approved for Marshall & Stevens’ use by CSLM, and not publicly available;

•	reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of Fusemachines (the “Projections”);

•

conducted discussions with members of the senior management of Fusemachines and CSLM concerning the business, operations, historical financial results, and financial prospects of Fusemachines and the Business Combination;

•	reviewed current and historical market prices of the CSLM Class A Ordinary Shares;

•	reviewed certain financial data of Fusemachines and compared that data with similar publicly available data for certain other companies;

•	reviewed certain pro forma effects relating to the Business Combination, including estimated transaction costs and the effects of anticipated financings, approved for Marshall & Stevens’ use by CSLM;

•

In performing its analysis and rendering its opinion, with CSLM’s consent, Marshall & Stevens relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of financial and other information that was publicly available or was furnished, or otherwise made available to Marshall & Stevens or discussed with or reviewed by Marshall & Stevens.

•

Without limiting the generality of the foregoing, for the purpose of its opinion, Marshall & Stevens assumed with respect to financial forecasts, estimates, pro forma effects, and other forward-looking information reviewed by Marshall & Stevens, that such information had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Fusemachines as to the expected future results of operations and financial condition of Fusemachines. Marshall & Stevens assumed no responsibility for and expressed no opinion as to any such financial forecasts, estimates, pro forma effects, or forward-looking information or the assumptions on which they were based. Marshall Stevens also assumed that the Business Combination will have the tax consequences described in discussions with, and materials furnished to Marshall & Stevens by, representatives of Fusemachines or CSLM, and will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Summary of Marshall & Stevens’ Financial Analysis

Ownership of Pubco after the Closing

The following table illustrates estimated ownership levels in Pubco, immediately following the consummation of the Business Combination, based on varying levels of redemptions by Public Shareholders, excluding the dilutive effect of Public Warrants, Private Placement Warrants, and Fusemachines Options that will be assumed by Pubco in the Proposed Transaction.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	3,270,187		12%	2,927,015		11%	2,583,843		10%	2,240,671		8%	1,897,500		7%
Sponsor and related parties of Sponsor	9,480,380	(2)	34%	9,453,111	(2)	35%	9,489,954	(2)(3)	35%	9,559,175	(2)(3)	36%	9,719,069	(2)(3)	37%
Fusemachines Stockholders(4)	13,967,074		51%	14,005,506		51%	14,030,115		52%	14,049,313		53%	14,053,480		53%
Unrelated third party shareholders	831,000		3%	831,000		3%	831,000		3%	831,000		3%	831,000		3%

Total	27,548,641		100%	27,216,632		100%	26,934,912		100%	26,680,159		100%	26,501,049		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to the 18,975,000 units issued in CSLM’s initial public offering.

(2)

Includes the following: (a) 3,259,142, 3,238,381 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (b) 1,021,683, 1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the Third Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines Preferred Stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines Convertible Notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing.

Dilutive Instruments

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public stockholders could experience in connection with the closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all Public Warrants and Private Placement Warrants, which are exercisable for one share of common stock at a price of $11.50 per share, and Fusemachines Options that will be assumed by Pubco in the Proposed Transaction.

	Assuming No Additional Redemptions Into Cash			Assuming 25% Redemptions Into Cash			Assuming 50% Redemptions Into Cash			Assuming 75% Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage	Shares		Percentage
CSLM Public Stockholders(1)	12,757,687		30%	12,414,515		29%	12,071,343		29%	11,728,171		29%	11,385,000		27%
Sponsor and related parties of Sponsor	13,451,630	(2)	31%	13,424,361	(2)	32%	13,461,204	(2)(3)	32%	13,530,425	(2)(3)	32%	13,690,319	(2)(3)	33%
Fusemachines Stockholders(4)	15,656,189		37%	15,683,861		37%	15,701,580		37%	15,715,402		37%	15,718,403		38%
Unrelated third party shareholders	831,000		2%	831,000		2%	831,000		2%	831,000		2%	831,000		2%
Former debt holders of Fusemachines(5)	122,779		0%	122,188		0%	121,810		0%	121,515		0%	121,451		0%

Fully diluted Shares	42,819,285		100%	42,475,925		100%	42,186,937		100%	41,926,513		100%	41,746,173		100%

(1)

Includes the remaining CSLM Class A Ordinary Shares subject to possible redemption that were sold in CSLM’s initial public offering that are assumed to not be redeemed in connection with the Business Combination. This line also includes 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to 18,975,000 units issued in CSLM’s initial public offering and 9,487,500 shares underlying the CSLM Public Warrants held by CSLM Public Stockholders.

(2)

Includes the following: (a) 3,259,142, 3,238,381, 3,225,087, 3,214,713, and 3,212,464 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (b) 1,021,683,1,015,175, 1,011,007, 1,007,755, and 1,007,050 shares in the No Additional, 25% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing (c) 402,805 shares to be held by an affiliate of the Sponsor resulting from the partial conversion of the 3rd Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date (d) 884,000 shares issued as a result of the PIPE Investment (e) 3,762,750 shares held by Sponsor (f) 150,000 shares held by directors of CSLM (g) 3,971,250 shares underlying the Private Placement Warrants held by the Sponsor.

(3)	Includes an additional 54,305, 137,152, and 300,000 shares in the 50% Redemption, 75% Redemption, and Maximum Redemption Scenarios, respectively, as a result of the Contingent PIPE Investment Amount.
(4)

Consists of Fusemachines Pubco Common Stock arising from the exchange of shares of Fusemachines Common Stock and Fusemachines Preferred Stock immediately prior to Closing. The shares of Fusemachines Common Stock are inclusive of shares to be issued as a result of conversion of certain outstanding Fusemachines Convertible Notes whereby all such aforementioned Fusemachines Common Stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing. The amounts in this line also include shares potentially issuable as a result of the exchange of options to purchase Fusemachines Common Stock for options to purchase Fusemachines Pubco Common Stock.

(5)	Represents the shares underlying the Fusemachines Pubco warrants held by former debt holders of Fusemachines.

Per Share Value

The table below shows the potential impact of redemptions on the per share value of the Public Shares owned by non-redeeming CSLM public stockholders in each redemption scenario and sets forth, on a disaggregated basis, the potential dilutive impact from various sources in each redemption scenario.

	Assuming No Additional Redemptions Into Cash		Assuming 25% Redemptions Into Cash		Assuming 50% Redemptions Into Cash		Assuming 75% Redemptions Into Cash		Assuming Maximum Redemptions Into Cash
	Shares	Per share value(1)	Shares	Per share value(1)	Shares	Per share value(1)	Shares	Per share value(2)	Shares	Per share value(2)
Base scenario(3)	27,548,641	$7.09	27,216,632	$7.18	26,934,912	$7.25	26,680,159	$7.34	26,501,049	$7.41
Shares underlying Public Warrants(4)	37,036,141	$5.27	36,704,132	$5.32	36,422,412	$5.36	36,167,659	$5.41	35,988,549	$5.46
Shares underlying Private Placement Warrants(5)	41,130,170	$4.75	40,797,570	$4.79	40,515,472	$4.82	40,260,424	$4.86	40,081,250	$4.90
Shares underlying Fusemachines dilutive instruments(6)	42,819,285	$4.56	42,475,925	$4.60	42,186,937	$4.63	41,926,513	$4.67	41,746,173	$4.70

(1)	Based on a post-transaction equity value of $195 million, after $5 million in estimated transaction costs.
(2)	Based on a post-transaction equity value of $196 million, after $4 million in estimated transaction costs.
(3)	Represents total Fusemachines Pubco shares prior to any potential dilution.
(4)	Represents 9,487,500 Fusemachines Pubco shares underlying the warrants held by CSLM public stockholders, in combination with the shares specified in (2).
(5)

Represents 3,971,250 Fusemachines Pubco shares underlying the warrants held by CSLM Sponsor, along with the Fusemachines Pubco shares underlying warrants held by former debt holders of Fusemachines, in combination with the shares specified in (4).

(6)

Represents Fusemachines Pubco shares underlying the options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan, in combination with the shares specified in (5).

Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination

In considering the recommendation of the CSLM Board in favor of approval of the Business Combination, it should be noted that CSLM’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•

The Sponsor paid (i) $25,000 or approximately $0.003 per share for the Founder Shares, which such Founder Shares, if unrestricted and freely tradeable, would be valued at approximately $56,782,687.50, based on the $11.97 closing price of the CSLM Class A Ordinary Shares on June 27, 2025, (ii) $397,125 for the Private Placement Warrants based on the closing price of $0.10 per Warrant on June 27, 2025. Pursuant to the Sponsor Support Agreement, the Sponsor will forfeit 3,971,250 Private Placement Warrants in connection with the Closing of the Business Combination. We estimate that, at the Closing, the Sponsor will hold an aggregate of 4,743,750 shares of Pubco Common Stock and 3,971,250 Pubco Warrants, which if unrestricted and freely tradeable, would be valued at approximately $57,179,812, based on the $11.97 closing price of the CSLM Class A Ordinary Shares and the $0.10 closing price of the CSLM Warrants on June 27, 2025. However, given that such shares of Pubco Common Stock will be subject to certain restrictions, including those described elsewhere in this proxy statement/prospectus, CSLM believes such shares have less value.

•

If CSLM does not consummate a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is extended at a duly called extraordinary general meeting or an annual general meeting, such later date), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and the CSLM Board, liquidating and dissolving, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the Founder Shares owned by the Sponsor would be worthless because following the redemption of the Public Shares, CSLM would likely have few, if any, net assets and because the Insiders have agreed to waive their respective rights to liquidating distributions from the Trust Account in respect of the Founder Shares if CSLM fails to complete a business combination within the required period. Additionally, in such event, the Private Placement Warrants (including the underlying securities) will also expire worthless. CSLM’s directors and executive officers have an indirect economic interest in the Private Placement Warrants and Founder Shares owned by the Sponsor.

•

As a result of the low purchase price paid for the Founder Shares, even if the trading price of the Pubco Common Stock were as low as $2.10 per share, the aggregate market value of the Founder Shares alone (without taking into account the value of the Pubco Common Stock and Pubco Warrants issued in respect of the Private Placement Warrants or the Public Shares held by the Sponsor) would be approximately equal to the investment in CSLM by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in us even at a time when the Pubco Common Stock has lost significant value. On the other hand, if the Business Combination is not completed and CSLM liquidates without completing another initial business combination before the end of the completion window, the Sponsor would lose its entire investment in us.

•

Upon liquidation, the Sponsor will lose its entire investment in the Founder Shares and Private Placement Units, which totals $7,967,500 in the aggregate. The potential loss of this investment could incentivize the Sponsor and its affiliates to pursue a business combination transaction on unfavorable terms in order to avoid a liquidation.

•

CSLM’s existing directors and officers will be eligible for continued indemnification and continued coverage under CSLM’s directors’ and officers’ liability insurance policy after the Merger and pursuant to the Merger Agreement and indemnification agreements entered into with such directors and officers in connection with the IPO.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to CSLM if and to the extent any claims by a third party (other than CSLM’s independent registered public accounting firm) for services rendered or products sold to CSLM, or a prospective target business with which CSLM has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per Public Share and (b) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in value of the trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

•

The Sponsor and its affiliates have made an aggregate of $3,363,000 of advances to CSLM as of the date of this proxy statement/prospectus, which will be repaid in cash at the closing of the Business Combination. Additionally, CSLM’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing an initial business combination. As of the date of this proxy statement/prospectus the current value of the reimbursement of the out-of-pocket expenses owed to CSLM’s officers and directors and their affiliates is $266.51. However, if CSLM fails to consummate a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is extended at a duly called extraordinary general meeting or an annual general meeting, such later date), such persons will not have any claim against the Trust Account for reimbursement. Accordingly, CSLM may not be able to reimburse these advances and expenses if the Business Combination or another business combination is not completed by such date.

•

Pursuant to the A&R Registration Rights Agreement, the Insiders will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the Pubco Common Stock and Pubco Warrants held by such parties following the consummation of the Proposed Transaction. We estimate that the Insiders will hold an aggregate of 4,734,750 shares of Pubco Common Stock and 3,971,250 Pubco Warrants subject to registration rights after reflecting forfeitures and the Share Contribution pursuant to the Sponsor Support Agreement.

The Merger Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Merger.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates set forth therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about CSLM, Fusemachines or any other matter.

Structure of the Merger

On January 22, 2024, CSLM Acquisition Corp. (“CSLM”), a Cayman Islands exempted company, entered into a Merger Agreement, as amended on August 27, 2024 and February 4, 2025, by and among CSLM, CSLM Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware corporation (“Fusemachines”) and CSLM Holdings, Inc. (as it may be amended and/or restated from time to time, the “Merger Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Fusemachines is a global provider of enterprise AI products and solutions on a mission to democratize AI, by providing high quality AI education in underserved communities and helping organizations achieve their full potential with AI.

The board of directors of CSLM has unanimously approved and declared advisable the Merger Agreement and the Business Combination (as defined below) and resolved to recommend approval of the Merger Agreement and related matters by CSLM’s shareholders. The Merger is expected to be consummated after obtaining the required approval by the shareholders of CSLM and Fusemachines and the satisfaction of certain other customary closing conditions.

The following description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The Merger

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, following the Domestication (as defined below) Merger Sub will merge with and into Fusemachines (the

“Merger”), after which Fusemachines will be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Pubco. The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.” The time of the closing of the Business Combination is referred to herein as the “Closing.” The date of the Closing is referred to herein as the “Closing Date.” In connection with the Business Combination, Pubco will be renamed “Fusemachines Inc.” The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties to the Merger Agreement and specified in the articles of merger (the “Effective Time”).

The Domestication

At least one Business Day prior to the date of the Effective Time and on the terms and subject to the conditions of the Merger Agreement, CSLM will merge with and into CSLM Holdings, Inc., a Delaware corporation and wholly owned subsidiary of CSLM (“Pubco”), upon which the separate existence of CSLM will cease and Pubco will be the surviving corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.6 to this proxy statement/prospectus (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (as may be amended from time to time, the “Current Charter (the “Domestication”).

In connection with the Domestication, (x) prior to the Domestication, Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company and the Sponsor of CSLM (“Sponsor”), will surrender to CSLM for no consideration the sole issued and outstanding Class B ordinary share of CSLM (“CSLM Class B Ordinary Share”), par value $0.0001 per share, and (y) at the effective time of the Domestication, (i) each then issued and outstanding Class A ordinary share of CSLM (“CSLM Class A Ordinary Shares”), par value $0.0001 per share, after giving effect to redemptions occurring prior to the Domestication, will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Pubco (each a “Pubco Common Stock”), (ii) each then issued and outstanding CSLM Class B Ordinary Share shall convert automatically into a CSLM Class A Ordinary share, after which it would automatically convert, on a one-for-one basis, into one Pubco Common Stock; (iii) each then issued and outstanding warrant of CSLM will become exercisable for one Pubco Common Stock (“Domesticated Pubco Warrant”), pursuant to the Warrant Agreement, dated as of January 12, 2022, by and between CSLM and Continental Stock Transfer & Trust Company, as warrant agent, (iv) each then issued and outstanding Public Right shall convert automatically into one right to acquire one-tenth (1/10) of one Pubco Common Stock upon the consummation of the Business Combination, pursuant to the terms of the Public Rights Agreement (“Domesticated Pubco Right”); and (v) each then issued and outstanding unit of CSLM shall separate and convert automatically into one Pubco Common Stock, one right to acquire one-tenth of a Pubco Common Stock, and one-half of one Domesticated Pubco Warrant.

Consideration and Structure

Under the Merger Agreement, the Fusemachines equityholders that hold shares of Fusemachines Common Stock (as defined below), shares of Fusemachines Preferred Stock (as defined below), Fusemachines Options (as defined below), or Fusemachines Convertible Notes (as defined below) will receive an aggregate of the number of shares of Pubco Common Stock equal to the quotient obtained by dividing (a) $200,000,000, by (b) $10.00 (the “Aggregate Merger Consideration”) in exchange for all of Fusemachines’ Aggregate Fully Diluted Fusemachines Common Stock, as defined below.

The Merger Agreement also provides, among other things, CSLM, Sameer Maskey, the founder and Chief Executive Officer of Fusemachines, and Pubco are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus of up to $1,000,000 upon the Closing. The transaction bonus to be paid to Dr. Maskey is equal to 20% of the sum of (i) the amount of cash remaining in the Trust Account after

Redemptions and (ii) the amount of proceeds of any equity investments or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount, provided that such transaction bonus shall not exceed $1,000,000.

Sponsor Convertible Notes

Within five (5) Business Days following the execution of the Merger Agreement, and as a condition to Closing, an affiliate of Sponsor provided to the Company loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million is being used by Fusemachines for general corporate purposes, including debt repayment, and $2.0 million is being used by Fusemachines to repurchase certain Fusemachines shares from Mr. Maskey (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey entered into a pledge agreement with the Sponsor and the Company (the “Pledge Agreement”), pursuant to which Mr. Maskey pledged certain shares of Fusemachines Common Stock held by him to secure Fusemachines’ obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Preferred Stock of Fusemachines prior to the Closing of Merger at the option of the Sponsor in the event of a Qualified Financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of Common Stock of Fusemachines prior to the Closing of the Merger, at the Conversion Price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

The PIPE Investment

In connection with the transactions contemplated by the Merger Agreement, Pubco will enter into subscription agreements, in the form and substance as reasonably agreed upon by CSLM and Fusemachines (the “Subscription Agreements”), with certain investors providing for aggregate investments in Pubco Common Stock in a private placement on or prior to the Closing of an amount as of immediately prior to the Effective Time, the sum of (i) $8,240,000, (ii) the outstanding balance under the 3rd Amended and Restated Promissory Note of up to $4,000,000, dated as of February 4, 2025, as amended on May 23, 2025, issued by CSLM in favor of Sponsor to fund CSLM’s working capital requirements, as it may be from time to time amended or supplemented, and (iii) up to $3,000,000, subject to reduction up to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000 (as such term is defined in the Merger Agreement), and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000 (the “Contingent PIPE Investment Amount”), if any (the “PIPE Investment Amount”) at $10.00 per Pubco Common Stock (the “PIPE Investment”). “Parent Closing Excess Cash” means (i) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount (as such term is defined in the Merger Agreement) plus (ii) the proceeds of any equity investments (including any private investments in public equity) or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount.

Treatment of Fusemachines Securities

Pursuant to the Merger Agreement, at the Effective Time, each option (whether vested or unvested) (each, a “Fusemachines Option”) to purchase shares of common stock of Fusemachines (“Fusemachines Common Stock”) that is outstanding as of immediately prior to the Effective Time will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Fusemachines Option (including expiration date, vesting conditions, and exercise provisions), the number of shares of Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Fusemachines Common Stock subject to such Fusemachines Option as of immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per Pubco Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Fusemachines Common Stock of such Fusemachines Option divided by (B) the Conversion Ratio (a “Converted Stock Option”). At the Effective Time, Pubco will assume all obligations of the Fusemachines with respect to each Converted Stock Option.

Pursuant to the Merger Agreement, effective immediately prior to the Effective Time, each of Fusemachines’ issued and outstanding convertible promissory notes (the “Fusemachines Convertible Notes”) shall be (i) treated in accordance with the terms of the relevant agreement governing such Fusemachines Convertible Notes, and (ii) converted into Fusemachines Preferred Stock or Fusemachines Common Stock, as applicable.

The “Conversion Ratio” is the quotient obtained by dividing (i) the number of Pubco Common Stock constituting the Aggregate Merger Consideration, by (ii) the “Aggregate Fully Diluted Fusemachines Common Stock”, which means: the sum, without duplication, of (a) all shares of Fusemachines Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Fusemachines Common Stock issuable upon conversion of all shares of Fusemachines Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Fusemachines Common Stock issuable upon full exercise of all Fusemachines Options (whether vested or unvested); plus (d) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Fusemachines Common Stock issuable upon full conversion, exercise or exchange of any other securities of Fusemachines outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Fusemachines Common Stock. The Proposed Bylaws will provide that Pubco Common Stock issued as consideration pursuant to the Merger will be subject to a lock-up for a period of the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of CSLM Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Pubco’s shareholders having the right to exchange their CSLM Common Shares for cash, securities or other property. The board of directors of Pubco may, in its sole discretion, determine to waive, amend or repeal such lock-up obligations, whether in whole or in part.

The Sponsor Support Agreement provides that the Pubco Common Stock owned by the Sponsor shall be subject to a “lock-up” of the same duration and terms as those set forth in the Proposed Bylaws with respect to Pubco Common Stock issued as consideration in the Merger.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Fusemachines and CSLM and their respective subsidiaries prior to the Closing, including Fusemachines’ covenant to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Business Combination (the “Registration Statement”), and that such Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines has covenanted to provide the Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month).

CSLM and Fusemachines may also mutually agree that CSLM enter into and consummate subscription agreements with investors to purchase securities of CSLM in connection with the PIPE Investment on terms mutually agreeable to CSLM and Fusemachines.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of CSLM and

Fusemachines; (ii) the effectiveness of the Registration Statement; (iii) the Pubco Common Stock being conditionally approved for listing on the Nasdaq Stock Market (“Nasdaq”) or another national stock exchange; (iv) the Domestication shall have been consummated on the day that is at least one Business Day prior to the Closing Date (v) delivery of the respective certificates, authorizations and certificates of good standing from Fusemachines, CSLM and Merger Sub; (vi) Fusemachines shall have obtained each Company Consent; (vii) Company shall have delivered to CSLM executed employment agreements with certain employees; (viii) the size and composition of the post-Closing CSLM Board of Directors shall have been appointed; (ix) the PIPE Investment shall have been consummated as of immediately prior to the Closing with gross proceeds in an amount not less than the PIPE Investment Amount; and (x) there shall not have occurred an Event of Default under a Sponsor Convertible Note, as defined in the applicable Sponsor Convertible Note.

Termination without Default

The Merger Agreement may be terminated by CSLM and Fusemachines under certain circumstances, including, among others, (i) by mutual written agreement of CSLM and Fusemachines, (ii) by either CSLM or Fusemachines if (1) the Closing has not occurred on or before the latest of (A) October 18, 2024, and (B) such date as approved in accordance with the CSLM Articles to extend such date, the last date for CSLM to consummate a Business Combination pursuant to such extensions (the “Outside Date”) and (2) the material breach or violation of any representation, warranty or covenant under the Merger Agreement by the party seeking to terminate the Merger Agreement is not the cause of, or has not resulted in, the failure of the Closing to occur by the Outside Date, (iii) in the event an Authority shall have issued an Order or enacted a Law (as such terms are defined in the Merger Agreement), having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable, CSLM or Fusemachines shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate the Merger Agreement pursuant to this Section shall not be available to Fusemachines or CSLM if the failure by such party or its Affiliates to comply with any provision of the Merger Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority, (iv)in the event that the CSLM Shareholder Meeting has been held (including any adjournment thereof) and has concluded, and the holders of CSLM Common Shares have duly voted, and the CSLM Shareholder Approval was not obtained, CSLM or Fusemachines shall have the right, at its sole option, to terminate the Merger Agreement within five (5) Business Days thereafter; and (v) in the event an Event of Default (as defined in the applicable Sponsor Convertible Note) has occurred under a Sponsor Convertible Note, then CSLM or Fusemachines, as applicable, shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party at any time; provided, however, that such termination by Fusemachines for an Event of Default pursuant to Section 3(g) of such Sponsor Convertible Note shall be deemed a CSLM Termination for Cause. Such right to terminate the Merger Agreement may be exercised by CSLM or Fusemachines, as the case may be, giving written notice to the other at any time prior to the Outside Date.

Termination Upon Default

CSLM may terminate the Merger Agreement if (i) at any time prior to the Closing Date if (x) Fusemachines shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of certain conditions impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by Fusemachines of a written notice from CSLM describing in reasonable detail the nature of such breach, provided, however, that CSLM is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or (ii) at any time after Fusemachines Stockholder Written Consent Deadline if Fusemachines has not previously received Fusemachines Stockholder Approval. For the avoidance of doubt, CSLM shall also have the right to terminate the Merger Agreement if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) CSLM and Merger Sub are willing, ready and able to effect the Closing, and (C) Fusemachines fails to effect the Closing within two (2) Business Days following the written request of CSLM to proceed with the Closing.

Fusemachines may terminate the Merger Agreement (i) at any time prior to the Closing Date if (x) CSLM shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of certain conditions impossible; and (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by CSLM of a written notice from Fusemachines describing in reasonable detail the nature of such breach, provided, however, that Fusemachines is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement. For the avoidance of doubt, Fusemachines shall also have the right to terminate if (A) such conditions have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) Fusemachines is willing, ready and able to effect the Closing, and (C) CSLM and Merger Sub fail to effect the Closing within two (2) Business Days following the written request of Fusemachines to proceed with the Closing.

In the event that the Merger Agreement is validly terminated by CSLM pursuant to Section 10.2(a) of the Merger Agreement, and at the time of any such termination, Fusemachines is not permitted to terminate the Merger Agreement pursuant to Section 10.2(b) thereof, (such termination, a “CSLM Termination for Cause”), then Fusemachines shall pay to CSLM a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

In the event that the Merger Agreement is validly terminated by Fusemachines pursuant to Section 10.2(b) of the Merger Agreement, and at the time of any such termination, CSLM is not permitted to terminate the Merger Agreement pursuant to Section 10.2(a), then Sponsor and CSLM shall pay to (and Sponsor and CSLM shall be jointly and severally liable for) Fusemachines a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination).

Governance

The executive management of Fusemachines is expected to serve as the executive management of Pubco following the Closing. Pursuant to the Merger Agreement, Pubco’s board of directors will consist of five members, with the Sponsor having the right to designate one independent director and the remaining directors shall be designated by Fusemachines. At least a majority of the board of directors shall qualify as independent directors under the Securities Act and Nasdaq rules, as applicable. Pursuant to the CSLM Certificate of Incorporation, the CSLM’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of Pubco shareholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). The director designated by the Sponsor shall be a Class III Director.

Timeframes for Filing and Closing

The Closing is expected to occur following the fulfillment or waiver of the closing conditions set forth in the Merger Agreement.

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the below related agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Shareholders and other interested parties are urged to read such related agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, CSLM entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and the Company, pursuant to which the Sponsor agreed to, among other things, (i) vote all of its shares in favor of the various proposals related to the Business Combination and the Merger Agreement and any other matters necessary or reasonably requested by CSLM for consummation of the Business Combination, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CSLM (other than the Merger Agreement and transactions relating to the Merger), (iv) vote against any change in the business, management or board of directors of CSLM (other than in connection with the Merger), (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of CSLM, Merger Sub or the Sponsor under the Merger Agreement or the Sponsor Support Agreement, and (vi) vote in favor of any proposal to extend the period of time CSLM is afforded under its organizational documents to consummate an initial business combination, in each case, subject to the terms and conditions of the Sponsor Support Agreement. The Sponsor agrees that, effective as of and conditioned upon the Closing, it shall irrevocably forfeit and surrender to CSLM 3,971,250 CSLM Private Warrants purchased in connection with the initial public offering.

In addition, the Sponsor agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

Fusemachines Support Agreement

In connection with the execution of the Merger Agreement, Fusemachines entered into a support agreement (the “Fusemachines Support Agreement”) with the Company and certain shareholders of Fusemachines (the “Fusemachines Supporting Shareholders”) pursuant to which Fusemachines Supporting Shareholders agreed to, among other things, (i) vote to adopt and approve, or to execute a written consent with respect to the approval, within five Business Days following the date of the effectiveness of the Registration Statement, the Merger Agreement and all other documents and transactions contemplated thereby, (ii) vote against any alternative proposal or alternative transaction or any proposal relating to an alternative proposal or alternative transaction, (iii) vote against any merger agreement or merger, consolidation, or combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Fusemachines (other than the Merger Agreement and the transactions relating to the Merger), (iv) vote against any change in the business (to the extent in violation of the Merger Agreement), management or board of directors of Fusemachines (other than in connection with the Merger), and (v) vote against any proposal that would impede the Merger or that would result in a breach with respect to any obligation or agreement of Fusemachines or Fusemachines Supporting Shareholders under the Merger Agreement or Fusemachines Support Agreement, in each case, subject to the terms and conditions of Fusemachines Support Agreement.

In addition, Fusemachines Supporting Shareholders agreed to be bound by exclusivity and publicity sections of the Merger Agreement.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Pubco, the Sponsor and certain former shareholders of Fusemachines (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration

Rights Agreement”), pursuant to which Pubco will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain CSLM Common Shares and Domesticated Pubco Warrants that are held by the Holders from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by CSLM, the Sponsor and the other parties thereto in connection with CSLM’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

Founder Bonus Agreement

CSLM, Sameer Maskey, the founder and Chief Executive Officer of Fusemachines, and the Company are entering into and delivering a Founder Transaction Bonus Agreement, (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus of up to $1,000,000 upon the Closing. The transaction bonus to be paid to Dr. Maskey is equal to 20% of the sum of (i) the amount of cash remaining in the Trust Account after Redemptions and (ii) the amount of proceeds of any equity investments or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount, provided that such transaction bonus shall not exceed $1,000,000.

Second Amendment to the Merger Agreement

On February 4, 2025, CSLM entered into the Second Amendment to Merger Agreement to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, the Sponsor Affiliate issued the Escrow Note to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash. The funds from the Escrow Note shall be put in an escrow account held CST pursuant to the Escrow Agreement. The funds shall be released to Pubco upon the consummation of the Business Combination. In addition, the maturity dates on the Sponsor Convertible Notes issued on January 25, 2024 were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties, entered into the Subscription Agreement Amendment to revise the PIPE Investment Amount to $8,840,000.

Expected Accounting Treatment of the Business Combination Proposal

The Domestication

There will be no accounting effect or change in the carrying amount of the assets and liabilities of CSLM as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of CSLM immediately following the Domestication will be the same as those immediately prior to the Domestication.

The Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, CSLM will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Fusemachines issuing stock for the net assets of CSLM, accompanied by a recapitalization. The net assets of CSLM will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Neither CSLM nor Fusemachines are aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “The Business Combination Proposal — Merger Agreement — Closing Conditions — Conditions to the Obligations of Each Party”. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Ordinary Shares including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of 1Public Shares will be required to approve the Business Combination Proposal even if all other outstanding shares are voted against such proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that CSLM’s entry into the Merger Agreement, dated as of January 22, 2024, as amended on August 27, 2024 and February 4, 2025, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (as may be further amended and/or restated from time to time, the “Merger Agreement”), (a copy of which is attached to the proxy statement/prospectus as Annex A), pursuant to which, among other things, following the Domestication of CSLM to the State of Delaware as described below, the merger of Merger Sub with and into Fusemachines (the “Merger”), with Fusemachines surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement, and in accordance with the laws of the State of Delaware, to be approved, ratified and confirmed in all respects.”

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The CSLM Board believes that the Business Combination Proposal to be presented at the extraordinary general meeting is in the best interests of CSLM’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal —Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion.

THE DOMESTICATION MERGER PROPOSAL

Overview

As discussed in this proxy statement/prospectus, if the Business Combination Proposal is approved, then CSLM is asking its shareholders to approve the Domestication Merger Proposal. Under the Merger Agreement, the approval of the Domestication Merger Proposal is also a condition to the consummation of the Merger. If, however, the Domestication Merger Proposal is approved, but the Business Combination Proposal is not approved, then neither the Domestication nor the Merger will be consummated.

As a condition to Closing the Merger, the CSLM Board has unanimously approved a change of CSLM’s jurisdiction of incorporation through its merger with Pubco, a Delaware entity and wholly owned subsidiary of CSLM and shall adopt the Plan of Merger in the form attached as Exhibit 3.6 to this Proxy Statement. To effect the Domestication, CSLM will merge with and into Pubco so that Pubco will be the surviving company and all assets and liabilities of CSLM will vest in Pubco by virtue of the Companies Act (As Revised) of the Cayman Islands. In connection with the Domestication and simultaneously with the Proposed Transaction, the corporate name of Pubco will change to “Fusemachines Inc.”

In accordance with applicable law, the Certificate of Merger will provide that at the effective time of the Domestication Merger, by virtue of the Domestication Merger, and without any action on the part of any shareholder, (i) each then issued and outstanding CSLM Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of the Pubco Common Stock; (ii) each then issued and outstanding CSLM Warrant will become exercisable for one share of Pubco Common Stock having the same terms and subject to the same conditions of such CSLM Warrant; and (iii) each then issued and outstanding CSLM Unit will separate and convert automatically into one share of Pubco Common Stock and one-half of one Pubco Warrant.

The Domestication Merger Proposal, if approved, will approve a merger of CSLM into Pubco which is being effected change of CSLM’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while CSLM is currently governed by the Companies Act, upon the Domestication, Pubco will be governed by the DGCL. CSLM encourages shareholders to carefully consult the information in “Comparison of Corporate Governance and Shareholder Rights”.

Reasons for the Domestication

The CSLM Board believes that it would be in the best interests of CSLM, simultaneously with the completion of the Proposed Transaction, to effect the Domestication. Further, the CSLM Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. In addition, because Pubco will operate within the United States following the Proposed Transaction, it was the view of the CSLM Board that Pubco should be structured as a corporation organized in the United States.

The CSLM Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of CSLM and its shareholders. These additional reasons can be summarized as follows:

•

Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as Pubco’s.

•

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. CSLM believes such clarity would be advantageous to Pubco, the Pubco Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Pubco’s stockholders from possible abuses by directors and officers.

•

Increased Ability to Attract and Retain Qualified Directors. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. Pubco’s incorporation in Delaware may make Pubco more attractive to future candidates for the Pubco Board, because many such candidates are already familiar with Delaware corporate law from their past business experiences. To date, CSLM has not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. The CSLM Board therefore believes that providing the benefits afforded directors by Delaware law will enable Pubco to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for CSLM’s shareholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, CSLM believes that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a company’s ability to limit director liability. As a result, CSLM believes that the corporate environment afforded by Delaware will enable Pubco to compete more effectively with other public companies in attracting and retaining new directors.

Reasons for the Name Change

The CSLM Board believes that it would be in the best interests of CSLM to, in connection with the Domestication and simultaneously with the Business Combination, change the corporate name to “Fusemachines USA, Inc.” in order to more accurately reflect the business purpose and activities of Pubco.

Regulatory Approvals; Third-Party Consents

CSLM is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication. However, because the Domestication must occur simultaneously with the Merger, it will not occur unless the Merger can be completed, which will require the approvals as described under “The Business Combination Proposal”. CSLM must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with OTC or Nasdaq (as applicable) of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon CSLM and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.

Proposed Charter and Proposed Bylaws

Commencing with the effective time of the Domestication, which will be the effective time of the Business Combination, the Proposed Charter and the Proposed Bylaws will govern the rights of stockholders in Pubco.

A chart comparing your rights as a holder of CSLM Ordinary Shares as a Cayman Islands exempted company with your rights as a holder of the shares of Pubco Common Stock can be found in “Comparison of Corporate Governance and Shareholder Rights”.

Accounting Treatment of the Domestication

The Domestication is being proposed solely for the purpose of changing the legal domicile of CSLM. There will be no accounting effect or change in the carrying amount of the assets and liabilities of CSLM as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of CSLM immediately following the Domestication will be the same as those immediately prior to the Domestication.

Vote Required for Approval

The approval of the Domestication Merger Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of a two-thirds majority of the votes cast by holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Domestication Merger Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Domestication Merger Proposal will have no effect.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution of the holders of Ordinary Shares that: (a) CSLM be and is hereby authorized to merge with and into CSLM Holdings, Inc. with CSLM Holdings, Inc. being the surviving company and all the undertaking, property and liability of CSLM vest in CSLM Holdings, Inc. by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands and the DGCL; (b) the Plan of Merger, the form of which is attached to the proxy statement/consent solicitation statement/prospectus as Exhibit 3.6 (the “Plan of Merger”), be authorized, approved and confirmed in all respects and CSLM be authorized to enter into the Plan of Merger; and (c) the Plan of Merger be executed by any one director of CSLM (a “Director”) on behalf of CSLM and any Director or, with their authorization, CSLM’s officers on behalf of CSLM, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and with the Secretary of State of the State of Delaware.”

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION MERGER PROPOSAL.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE STOCK ISSUANCE PROPOSAL

Overview

Assuming the Business Combination Proposal, the Domestication Merger Proposal and the other Condition Precedent Proposals are approved, CSLM’s shareholders are also being asked to approve, by ordinary resolution, the Stock Issuance Proposal.

Why CSLM Needs Shareholder Approval

Although our securities are not currently traded on the Nasdaq we have elected to comply with all otherwise applicable Nasdaq rules.

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, such securities are not issued in a public offering for cash and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to an issuance of securities when the issuance or potential issuance will result in a change of control of the issuer.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the shares of common stock, or 20% or more of the voting power, outstanding before the issuance.

The aggregate shares of Pubco Common Stock that Pubco will and potentially will issue in connection with the Proposed Transaction will exceed 20% of both the voting power and the shares of Pubco Common Stock outstanding before such issuance and may result in a change of control under the applicable Nasdaq Listing Rules. Accordingly, CSLM is seeking the approval of CSLM shareholders for the issuance of shares of Pubco Common Stock in connection with the Proposed Transaction.

Vote Required for Approval

The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Stock Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Stock Issuance Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Stock Issuance Proposal even if all other outstanding shares are voted against such proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Pubco Common Stock to Fusemachines equityholders pursuant to the Merger Agreement, and any other persons pursuant to subscription, purchase or similar agreements CSLM may enter into prior to Closing be approved in all respects.”

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL

If the Domestication Merger Proposal is approved and the Business Combination is consummated, CSLM will replace the Current Charter, under the Companies Act, with the Proposed Charter and the Proposed Bylaws of Pubco and change the name of Pubco to “Fusemachines Inc.”, in each case, pursuant to the DGCL.

CSLM’s shareholders are asked to consider and vote upon and to adopt the Proposed Organizational Documents in connection with the replacement of the Current Charter with the Proposed Organizational Documents. The Organizational Documents Proposal is conditioned on the approval of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares.

Reasons for the Amendments

The CSLM Board’s reasons for proposing the Proposed Organizational Documents are set forth below. The following is a summary of the key changes effected by the Proposed Organizational Documents, but this summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex B-1, and by reference to the full text of the Proposed Bylaws, a copy of which is included as Annex B-2:

•	To change the corporate name from “CSLM Acquisition Corp.” to “Fusemachines Inc.”;

•

To amend and redesignate the authorized share capital of the Company from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 200,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share, of Pubco; and

•

To authorize all other changes in connection with the replacement of the Current Charter with the Proposed Charter and the Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively).

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that the Current Charter currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as Annex B-1 and Annex B-2, respectively), with such principal changes as described in the Advisory Organizational Documents Proposals 5A through 5F.”

Vote Required for Approval

The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Shares will be required to approve the Organizational Documents Proposal even if all other outstanding shares are voted against such proposal.

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Proposed Transaction that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion.

THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

CSLM’s shareholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Proposed Organizational Documents, which are separately being presented in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by the Companies Act or Delaware law separate and apart from the Organizational Documents Proposal, but pursuant to SEC guidance, CSLM is required to submit these provisions to its shareholders separately for approval. However, the shareholder votes regarding these proposals are advisory in nature, and are not binding on CSLM or the CSLM Board (separate and apart from the approval of the Organizational Documents Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on this proposal, CSLM intends that the Proposed Organizational Documents will take effect at the Closing (assuming approval of the Organizational Documents Proposal).

The Proposed Organizational Documents differ materially from the Current Charter. The following table sets forth a summary of the principal changes proposed between the Current Charter and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Current Charter of CSLM, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B-1, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms. Additionally, as the Current Charter are governed by the Companies Act and the Proposed Organizational Documents will be governed by the DGCL, CSLM encourages shareholders to carefully consult the information set out under the section entitled “Comparison of Corporate Governance and Shareholder Rights”.

Advisory Organizational Documents Proposal	Description of Change
Authorized Shares (Advisory Organizational Documents Proposal 5A)

The Current Charter has an authorized share capital of 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 CSLM preference shares. See paragraph 7 of the Current Charter.

The Proposed Organizational Documents authorize 205,000,000 shares, consisting of 200,000,000 shares of Pubco Common Stock and 5,000,000 shares of Pubco preferred stock. See Article IV of the Proposed Charter.

Exclusive Forum Provision (Advisory Organizational Documents Proposal 5B)

The Current Charter does not contain a provision adopting an exclusive forum for certain shareholder litigation.

The Proposed Organizational Documents adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. See Article XII of the Proposed Charter.

Required Vote to Amend Charter (Advisory Organizational Documents Proposal 5C)

The Current Charter provides that amendments may be made by a special resolution under Cayman Islands law, being the affirmative vote of holders of a majority of at least two-thirds of the votes cast by the holders of CSLM Ordinary Shares

Advisory Organizational Documents Proposal	Description of Change

represented in person or by proxy and entitled to vote at a general meeting and at a general meeting. See Article 18.3 of the Current Charter.

The Proposed Charter adopt provisions providing the affirmative vote of at least 66 and 2/3% of the voting power of all the then issued and outstanding shares of in the capital of the CSLM entitled to vote thereon, to amend, alter, repeal or rescind all or any portion of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter. See Article XIV of the Proposed Charter.

Removal of Directors (Advisory Organizational Documents Proposal 5D)

The Current Charter provide that prior to the closing of an initial business combination, holders of CSLM Class B Ordinary Shares may remove any director by an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a simple majority of the votes cast by the holders of CSLM Class B Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and who vote at a general meeting, and that after the closing of an initial business combination, the holders of CSLM Ordinary Shares may by ordinary resolution remove any director. See Article 98 of the Current Charter.

The Proposed Organizational Documents adopt provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding shares in the capital of the Company entitled to vote generally in the election of directors. See Article VII of the Proposed Charter.

Stockholder Action by Written Consent (Advisory Organizational Documents Proposal 5E)

The Current Charter permit shareholders to approve matters by written resolution (including a special resolution) of the shareholders entitled to receive notice of and to attend and vote at general meetings. See the definitions of “Ordinary Resolution” and “Special Resolution” in Article 1 of the Current Charter.

The Proposed Organizational Documents approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting. See Article VIII of the Proposed Charter.

Additional Changes (Advisory Organizational Documents Proposal 5F)

The Current Charter include provisions related to CSLM’s status as a blank check company prior to the consummation of an initial business combination. See Articles 159-173 of the Current Charter.

The Proposed Organizational Documents do not include such provisions related to CSLM’s status as a blank check company, which will no longer apply upon consummation of the Merger, as CSLM will cease to be a blank check company at such time.

Advisory Organizational Documents Proposal 5A — Authorized Shares

CSLM’s shareholders are being asked to approve and adopt an amendment to the Current Charter to authorize the amendment and redesignation of the authorized share capital of CSLM from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 200,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock.

As of the date of this proxy statement/prospectus, there are (a) 13,487,186 CSLM Class A Ordinary Shares issued and outstanding, (b) 1 CSLM Class B Ordinary Share issued and outstanding and (c) no CSLM preference shares issued and outstanding. In addition, as of the date of this proxy statement/prospectus, there is an aggregate of (i) 9,487,500 Public Warrants and (ii) 7,942,500 Private Placement Warrants, in each case, issued and outstanding. Subject to the terms and conditions of the Warrant Agreement, each whole CSLM Warrant will be exercisable after giving effect to the Merger for one share of Pubco Common Stock at an exercise price of $11.50 per share. CSLM Warrants will become exercisable 30 days after the Closing.

Pursuant to the Merger Agreement, (i) the holders of Fusemachines Common Stock, Fusemachines Options, Fusemachines Earnout Warrants and Fusemachines SARs immediately prior to the Closing will receive aggregate consideration of $200.0 million in the form of shares of Pubco Common Stock (at a deemed value of $10.00 per share) in exchange for their outstanding equity interests and the holders of other Fusemachines Warrants will receive Converted Warrants in exchange for such warrants, (and (ii) Pubco will assume all obligations of Fusemachines with respect to the Converted Stock Options, Converted Warrants, and will issue or, as applicable, reserve for issuance in respect of shares underlying the Converted Stock Options, Converted Warrants.

In order to ensure that Pubco has sufficient authorized capital for future issuances, the CSLM Board has approved, subject to shareholder approval, that the Proposed Organizational Documents of Pubco amend and redesignate the authorized share capital of CSLM from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 CSLM preference shares to (b) 200,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Pubco, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The principal purpose of this proposal is to provide for an authorized capital structure of Pubco that will enable it to continue as an operating company governed by the DGCL. The CSLM Board believes that it is important for CSLM to have available for issuance a number of authorized shares of Pubco Common Stock and preferred stock sufficient to support its growth and to provide flexibility for future corporate needs.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the authorized share capital of CSLM be amended and redesignated from 500,000,000 CSLM Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 CSLM Class B Ordinary Shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to 200,000,000 shares of Pubco Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, as described in Advisory Organizational Documents Proposal 5A.”

Advisory Organizational Documents Proposal 5B — Exclusive Forum Provision

CSLM’s shareholders are being asked to approve and adopt an amendment to the Current Charter to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act.

The Proposed Organizational Documents stipulate that, unless Pubco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of Pubco, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Pubco to Pubco or Pubco’s stockholders, (iii) any action, suit or proceeding against Pubco or any current or former director, officer or other employee of Pubco arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, or (vi) any action, suit or proceeding asserting a claim against Pubco or any current or former director, officer or other employee of Pubco governed by the internal affairs doctrine or otherwise related to Pubco’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Proposed Charter further provides that unless Pubco consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the Proposed Charter will not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Pubco, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist Pubco in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The CSLM Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication, Pubco will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the post-combination company with more predictability regarding the outcome of intra-

corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. The CSLM Board further believes that providing that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving actions arising under the Securities Act, provides the flexibility to file such suits in any federal district court while providing the benefits of eliminating duplicative litigation and having such cases heard by courts that are well-versed in the applicable law. This provision in the Proposed Charter will not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. To the extent these provisions could be construed to apply to such claims, there is uncertainty as to whether a court would enforce such provisions in connection with such claims, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make Pubco’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that (a) Delaware be adopted as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States be adopted as the exclusive forum for asserting a cause under the Securities Act of 1933, as amended, as described in Advisory Organizational Documents Proposal 5B.”

Advisory Organizational Documents Proposal 5C — Required Vote to Amend Charter

CSLM’s shareholders are being asked to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter.

The above is qualified by a provision that so long as any shares of Pubco Common Stock remain outstanding, Pubco may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Pubco Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Charter in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Pubco Common Stock so as to affect them adversely.

Reasons for Amendment

The Current Charter provide that amendments may be made by a special resolution under Cayman Islands law, being the affirmative vote of holders of a simple majority of at least two-thirds of the votes cast by the holders of CSLM Ordinary Shares who, being present in person or by proxy and entitled to vote at a general meeting, vote at a general meeting. The Proposed Organizational Documents require the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter.

The amendments are intended to protect certain key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an special resolution, on an advisory non-binding basis, that the provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter; provided that, so long as any shares of Pubco Common Stock remain outstanding, Pubco may not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Pubco Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Proposed Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Proposed Charter in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Pubco Common Stock so as to affect them adversely as described in Advisory Organizational Documents Proposal 5C, be approved.”

Advisory Organizational Documents Proposal 5D — Removal of Directors

CSLM’s shareholders are being asked to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Pubco, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All stockholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The Current Charter provide that before a business combination, holders of CSLM Class B Ordinary Shares may remove any director by an ordinary resolution under Cayman Islands law, being the affirmative vote of holders of a simple majority of the votes cast by the holders of CSLM Class B Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and at a general meeting, and that after a business combination, CSLM shareholders may by an ordinary resolution remove any director. Upon consummation of the Business Combination, the Class B Share shall automatically convert into a Class A Share and along with the other Class A Shares shall convert into shares of Common Stock of Pubco. The Proposed Organizational Documents permit the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The CSLM Board believes that such a standard will (a) increase board continuity and the likelihood that experienced board members with familiarity of Pubco’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of the Pubco Board.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as a special resolution, on an advisory non-binding basis, that the provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, as described in Advisory Organizational Documents Proposal 5D, be approved.”

Advisory Organizational Documents Proposal 5E — Stockholder Action by Written Consent

CSLM’s shareholders are being asked to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Pubco, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All stockholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The CSLM Board believes that prohibiting stockholder action by written consent is a prudent corporate governance measure to reduce the possibility that a block of stockholders could take corporate actions without the benefit of a stockholder meeting to consider important corporate issues.

The elimination of the stockholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the Pubco Board only at a duly called special or annual meeting. However, this proposal is not in response to any effort of which CSLM is aware to obtain control of Pubco, and CSLM and its management do not presently intend to propose other anti-takeover measures in future proxy solicitations. Further, the CSLM Board does not believe that the effects of the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of Pubco. Inclusion of these provisions in the Proposed Organizational Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with Pubco Board and thereby help protect stockholders from the use of abusive and coercive takeover tactics.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, as described in Advisory Organizational Documents Proposal 5E, be approved.”

Advisory Organizational Documents Proposal 5F — Additional Changes

CSLM’s shareholders are being asked to approve and adopt an amendment to the Current Charter to authorize certain additional changes, including, among other things, (a) making Pubco’s corporate existence perpetual, and (b) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon Closing, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination.

The Proposed Organizational Documents will not contain provisions related to a blank check company (including those related to operation of the Trust Account, winding up of CSLM’s operations should CSLM not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Current Charter) because following the Closing, Pubco will not be a blank check company.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of Pubco, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The CSLM Board believes that making corporate existence perpetual is desirable to reflect the Business Combination with Fusemachines and to clearly identify Pubco as the publicly traded entity. Perpetual existence is the usual period of existence for public corporations, and the CSLM Board believes it is the most appropriate period for Pubco following the Closing.

The elimination of certain provisions related to CSLM’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Organizational Documents do not include the requirement to dissolve Pubco and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from the IPO be held in the Trust Account until a business combination or liquidation of CSLM has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Organizational Documents.

Implementation of the provisions of the Proposed Organizational Documents will result, upon the Domestication, in the wholesale replacement of the Current Charter with the Proposed Organizational Documents. While certain material changes between the Current Charter and the Proposed Organizational Documents have been unbundled into distinct organizational documents proposals or otherwise identified in these Advisory Organizational Documents Proposals, there are other differences between the Current Charter and the Proposed Organizational Documents (arising from, among other things, differences between the Companies Act and the DGCL and the typical form of organizational documents under each such body of law) that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if CSLM shareholders approve the Organizational Documents Proposal.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that certain additional changes, including, among other things, (i) making Pubco’s corporate existence perpetual and (ii) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination, as described in Advisory Organizational Documents Proposal 5F, be approved.”

Vote Required for Approval

The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law. The Advisory Organizational Documents Proposals are not conditioned upon any other proposal.

The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Advisory Organizational Documents Proposals even if all other outstanding shares are voted against such proposal.

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of one or more of CSLM’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, CSLM’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

In this Proposal No. 6, CSLM is asking its shareholders to approve the assumption and adoption by Pubco of the Fusemachines Inc. Equity Incentive Plan, or the “Equity Incentive Plan,” a copy of which is included as Annex C. The Plan is being adopted in connection with the Business Combination and will become effective, if at all, upon the closing of the Business Combination, and subject to shareholder approval. If the Business Combination Proposal is not approved by CSLM’s Shareholders, the Equity Incentive Plan is not approved by CSLM’s Shareholders, or if the Business Combination is terminated prior to the consummation of the Business Combination, the Plan will remain with Fusemachines and not be amended and restated as described herein.

The Plan will allow Pubco to provide equity awards as part of Pubco’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. If the Plan is not approved it will compel Pubco to significantly increase the cash component of employee compensation needed to attract and retain key employees, which would therefore reduce Pubco’s operating cash flow.

The Board believes that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. The Plan will increase Pubco’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps Pubco to recruit, reward, motivate, and retain talented personnel. The Board believes that the approval of the Plan is essential to Pubco’s continued success, and in particular, Pubco’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor marks in which Pubco will compete. Such awards are also crucial to Pubco’s ability to motivate employees to achieve its goals.

Key Plan Provisions

•

Unless terminated earlier by Pubco’s Board, the Equity Incentive Plan will continue until the 10th anniversary of earlier of the date the adoption of the Plan was approved by Pubco’s Board or the date the adoption of the Plan was approved by Pubco’s stockholders.

•	The Equity Incentive Plan provides for the grant of stock options, both incentive stock options and non-qualified stock options, restricted stock, restricted stock units, and other stock-based awards.

•	1,500,000 shares of Pubco’s common stock, par value $0.0001 per share, will be authorized for issuance pursuant to awards granted under the Plan.

•	The Equity Incentive Plan will be administered by the Pubco Board or, if designated by the Pubco Board, a committee of the Pubco Board (the “Administrator”).

Description of Pubco’s Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. However, this summary is not a complete description of all of the provisions of the Plan and is qualified in its entirety by the specific language of the Plan.

Purposes of the Plan

The purposes of the Equity Incentive Plan are to advance the interests of Pubco’s stockholders by enhancing its ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of its stockholders.

Eligibility

The Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees of Pubco or any of its parent corporations or subsidiary corporations, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and other stock-based awards to employees, directors and consultants of Pubco or any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which Pubco, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

Authorized Shares

The maximum number of 1,500,000 shares of Pubco’s common stock, par value $0.0001 per share, will be authorized for issuance pursuant to awards granted under the Plan. As of the date hereof, no shares have been issued or are issuable pursuant to awards that have been previously granted under the Plan.

Generally, if any award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by Pubco at or below the original issuance price), the unused common stock covered by such award shall again be available for the grant of awards under the Plan. Further, shares of common stock delivered to Pubco by a participant to satisfy the applicable exercise or purchase price of an award and/or to satisfy any applicable tax withholding obligation (including shares retained by Pubco from the award being exercised or purchased and/or creating the tax obligation) shall be added to the number of shares of common stock available for the grant of awards under the Equity Incentive Plan. However, in the case of incentive stock options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.

If the Administrator determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Pubco, or sale or exchange of common stock or other securities of Pubco, issuance of warrants or other rights to purchase common stock or other securities of the company, or other similar corporate transaction or event, as determined by the Administrator, affects the common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by Pubco to be made available under the Equity Incentive Plan or with respect to any Award, the Administrator will adjust the number and class of shares that may be delivered under the Equity Incentive Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the Equity Incentive Plan.

In connection with a merger or consolidation of another entity with or into Pubco or a subsidiary of Pubco or the acquisition by Pubco or a subsidiary of Pubco of property or stock of another entity, the Administrator may grant awards in substitution for any options or other stock or stock-based awards granted prior to such merger or consolidation by such other entity or its affiliate. Substitute awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit described above, except as may be required by reason of Section 422 of the Code or applicable securities exchange rules.

In connection with the Business Combination, outstanding awards for stock options for Fusemachines common stock that were issued prior to the Closing of the Business Combination will be converted into options to acquire Pubco common stock such that the number of shares of Fusemachines underlying each such option award prior to the Closing date will be converted into an option to purchase 1,689,115 and 1,664,923 shares of Pubco common stock in the No Additional Redemption Scenario and Maximum Redemption Scenario, respectively at an exercise price per share that will be the exercise price per share of Fusemachines common stock immediately prior to the conversion divided by 0.6621 and 0.6526 shares of Pubco common stock in the No Additional Redemption Scenario and Maximum Redemption Scenario, respectively. The shares underlying such converted options will count against the shares reserved for issuance under the Plan.

Equity Incentive Plan Administration

Pubco’s Board or a committee appointed by Pubco’s Board will administer the Plan and are referred to as the Administrator. The Administrator may delegate certain duties and authorities of the Administrator to officers of Fusemachines but the full Board must approve the grant of any award to a non-employee director. Grants to executive officers of Pubco must be approved by the full Board or by a committee comprised of “non-employee directors” under Rule 16b-3 of the Securities Exchange Act.

Subject to the terms of the Equity Incentive Plan and applicable laws, the Administrator shall have authority to determine which employees, non-employee directors and consultants will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Equity Incentive Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Equity Incentive Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Equity Incentive Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all persons having or claiming any interest in the Equity Incentive Plan or in any Award.

No Repricings

The terms of any outstanding option may not be amended to reduce the exercise price of such option or cancel any outstanding option in exchange for other options with an exercise price that is less than the exercise price of the cancelled option or for any cash payment (or shares of common stock with a market value) that exceeds the excess of the market value of the shares underlying such cancelled options over the aggregate exercise price of such options or for any other award, without stockholder approval.

Stock Options

Options to purchase Pubco common stock may be granted under the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the Administrator will determine the terms and conditions of options, including when such options vest and when they become exercisable (and the Administrator will have the discretion to accelerate the time at which such options will vest and/or become exercisable) and the acceptable forms of consideration for exercising an option. The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of Pubco or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date.

As required by the Code, the aggregate fair market value (determined at the time an incentive stock option is granted) of company stock with respect to which such employee’s incentive stock options may become exercisable by such employee for the first time during any calendar year under all incentive stock options granted under any incentive stock option plan maintained by Pubco or any parent or subsidiary corporation may not exceed $100,000. To the extent that an option designated as an incentive stock option exceeds the $100,000 threshold, it will be treated as a non-qualified stock option.

After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law. An option designated as an incentive stock option will cease to constitute an incentive stock option and will be treated as a non-qualified stock option to the extent that it is exercised more than three months after the employee’s termination of employment (or more than one year in the case of death or disability).

Subject to the provisions of the Plan, the Administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Restricted Stock

Restricted stock may be granted under the Equity Incentive Plan. Restricted stock awards are grants of shares of Pubco common stock that vest in accordance with terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The Administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the Administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the Company Group), and the Administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting and have the right to receive dividends with respect to such shares, unless the award agreement provides otherwise. Except as otherwise provided by the Administrator, to the extent that dividends are paid in stock or property other than cash, such non-cash dividends will be subject to the same vesting and forfeiture conditions applicable to the restricted shares and will be delivered no later than the 15th day of the third calendar month following the later of (i) the date the dividends are paid to Pubco stockholders or (ii) the date such dividends are no longer subject to a substantial risk of forfeiture.

Shares of restricted stock as to which the restrictions have not lapsed upon the recipient’s termination of service or when the Administrator determines that satisfaction of performance-based vesting conditions are no longer possible are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units may be granted under the Equity Incentive Plan pursuant to terms and conditions established by the Administrator. A restricted stock units is a bookkeeping entry representing an amount equal to the fair market value of one share of Pubco common stock. The Administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us or members of the Company Group or both) and the form and timing of payment. The Administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.

The award agreement may provide participants with a right to receive dividend equivalents with respect to their restricted stock units. Such dividend equivalents may be paid in cash or in shares of our common stock may be subject to the same vesting conditions applicable to the restricted stock units.

Other Stock-Based Awards

The Administrator may grant other stock-based awards under the Equity Incentive Plan pursuant to terms and conditions established by the Administrator and set forth in the award agreement. The Administrator will have the discretion to settle other stock-based award in the form of cash, shares of Pubco common stock, or a combination of both.

Non-Transferability of Awards

Unless the Administrator provides otherwise, the Equity Incentive Plan generally does not allow awards under the Equity Incentive Plan to be sold, transferred, assigned, pledged or otherwise encumbered by the participant either voluntarily or by operation of law, except by will or the laws of descent and distribution. Any unauthorized transfer will be void.

Merger or Change in Control

The Equity Incentive Plan provides that if there is a “change in control” (as defined under the Equity Incentive Plan) of Pubco and the awards under the Equity Incentive Plan are not continued, converted, assumed or replaced with substantially similar awards by Pubco or the successor entity or its parent and provided that the participant has not terminated service prior to such change in control, then immediately prior to such change in control, such awards shall become fully vested, exercisable and/or payable, as applicable, and forfeiture, repurchase and other restrictions on such awards shall lapse. Each such award shall be cancelled upon the consummation of such change in control each such outstanding award will be cancelled of such change in control in exchange for the change in control consideration payable to other holders of common stock with respect to the shares of common stock underlying such award (net of any applicable exercise price). Such change in control consideration may be payable on the same terms and conditions applicable to other holders of our common stock or on such terms and conditions as the Administrator may provide. To the extent that the award constitutes “non-qualified deferred compensation” for purposes of Section 409A of the Code, the timing of any payment in settlement of such award in connection with such change in control will be governed by the terms of such award to avoid subjecting the participant to penalties under Section 409A. If the amount of the change in control consideration the participant would receive with respect to the shares subject to any outstanding option is less than or equal to the exercise price of such option, such option will be terminated without payment upon consummation of such change in control.

Forfeiture and Clawback

All awards granted under the Equity Incentive Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the Administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination

The amendment and restatement of the Equity Incentive Plan will become effective upon and subject to the Closing and stockholder approval of the amendment and restatement of the Plan and will continue in effect until the tenth (10th) anniversary of the earlier of the date the amendment and restatement of the Equity Incentive Plan was approved by the Board or the date its adoption is approved by Pubco’s stockholders. Pubco’s Board will have the authority to amend, suspend, or terminate the Equity Incentive Plan, but such action generally may not materially impair the rights of any participant with respect to any award that is outstanding at the time such amendment, suspension or termination of the Equity Incentive Plan is approved by the Board without the participant’s written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Equity Incentive Plan. The summary is based on existing U.S. laws and regulations as of the date hereof, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option, holds the stock until the later of second anniversary of the date on which the incentive stock option was granted or the first anniversary of the date such incentive stock option was exercised (the “applicable holding period”) and then later sells or otherwise disposes of the shares acquired upon exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares before the end of the applicable holding period (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received upon sale of such shares) over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Non-Qualified Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising a non-qualified stock option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and FICA taxes.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercise of non-qualified option generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the shares acquired through the exercise of the non-qualified stock option.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and FICA taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon vesting in shares of restricted stock (or upon filing an election under Section 83(b) of the Code) generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards or Cash or Shares Issuable upon Settlement of an Other Stock-Based Award

There are no immediate tax consequences of receiving an award of restricted stock units or another stock-based award. A participant who is awarded restricted stock units or another stock-based award generally will be required to recognize ordinary income in an amount equal to the amount of cash and/or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant in such award agreement. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. Any ordinary income recognized by the participant upon the issuance of shares pursuant to a restricted stock unit award or other stock-based award generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Equity Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with the requirements of Code Section 409A, the participant will incur an additional federal income tax penalty equal to 20 of the compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for Pubco

Pubco generally will be entitled to a tax deduction in connection with an award under the Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-qualified stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND PUBCO WITH RESPECT TO AWARDS UNDER THE EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the Equity Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As of June 6, 2025, the aggregate number of shares of Fusemachines’ common stock previously issued or issuable pursuant to outstanding awards to our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all other current employees who are not executive officers, as a group is as follows:

Group of Participants:	Number of Shares issued or Issuable Pursuant to Outstanding Awards
Named Executive Officers:	245,000
Directors (other than Executive Officers):	90,000
All Other Employees:	2,165,222

Interests of Certain Persons in this Proposal

CSLM’s directors and executive officers may be considered to have an interest in the approval of the Equity Incentive Plan because they may in the future receive awards under the Equity Incentive Plan. Nevertheless, the CSLM Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced and highly qualified officers, employees, directors, consultants and other service providers by adopting the Equity Incentive Plan.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Fusemachines Inc. 2023 Equity Incentive Plan (a copy of which is attached to this proxy statement/prospectus as Annex C) and any form award agreements thereunder, be approved and adopted in all respects.”

Vote Required for Approval

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the CSLM Ordinary Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Equity Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Approvals is not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by holders of CSLM Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Equity Incentive Plan Proposal even if all other outstanding shares are voted against such proposal.

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT THE CSLM SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the CSLM Board to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Condition Precedent Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor, CSLM and their members and shareholders, respectively, to make purchases of CSLM Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the extraordinary general meeting. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination”.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a simple majority of the votes cast by the holders of CSLM Ordinary Shares, represented in person or by proxy and entitled to vote thereon and at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting and otherwise will have no effect on a particular proposal under Cayman Islands law.

The Adjournment Proposal is not conditioned upon any other proposal. The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, including the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Adjournment Proposal even if all other outstanding shares are voted against such proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved.”

Recommendation of the CSLM Board

THE CSLM BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of CSLM’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of CSLM and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See “The Business Combination Proposal — Certain Interests of CSLM’s Directors and Officers and Others in the Business Combination” for a further discussion.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the Domestication to U.S. Holders (defined below) of Public Shares, Public Rights and Public Warrants (collectively, the “CSLM securities”), (ii) of the exercise of redemption rights by holders of CSLM securities that are U.S. Holders, (iii) of the Merger to U.S. Holders and Non-U.S. Holders of Fusemachines Common Stock and Fusemachines Preferred Stock (the “Fusemachines securities”), and (iv) of the ownership and disposition of Pubco Common Stock and Pubco Warrants (collectively, the “Pubco securities”) received in the Business Combination to U.S. Holders and Non-U.S. Holders.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of Pubco securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of CSLM securities, Fusemachines securities or Pubco securities.

Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold CSLM securities or Fusemachines securities and, after the completion of the Business Combination, Pubco securities, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

•	or former citizens or former long-term residents of the United States;

•	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•	dealers or traders in securities, commodities or currencies;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•

persons who received Public Shares or Fusemachines Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•

persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding Public Shares or Fusemachines Common Stock, or, after the Business Combination, the issued Pubco Common Stock (excluding treasury shares);

•

holders holding CSLM securities or Fusemachines securities, or, after the Business Combination, Pubco securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•

controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•	the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of CSLM securities or Fusemachines securities, and, after the Business Combination, Pubco securities received in the Business Combination, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of CSLM securities or Fusemachines securities, and, after the Business Combination, Pubco securities received in the Business Combination, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds CSLM securities or Fusemachines securities, and, after the completion of the Business Combination, Pubco securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of Pubco securities received in the Business Combination.

Because CSLM Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a CSLM Unit should be treated as the owner of the underlying component CSLM securities for U.S. federal income tax purposes. The discussion below with respect to CSLM securities should also apply to holders of CSLM Units (as the deemed owner of the underlying component CSLM securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION MERGER, ACQUISITION MERGER, OWNERSHIP AND DISPOSITION OF PUBCO COMMON STOCK AND PUBCO WARRANTS AND THE EXERCISE OF REDEMPTION RIGHTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF CSLM SECURITIES, FUSEMACHINES SECURITIES OR PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF CSLM SECURITIES OR FUSEMACHINES SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities

The following constitutes the opinion of Loeb & Loeb, counsel to CSLM, as to the material U.S. federal income tax consequences of the Domestication to U.S. Holders of CSLM securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

If the Domestication Qualifies as a Reorganization

General U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Domestication to U.S. Holders will depend primarily on whether the Domestication qualifies as a reorganization within the meaning of Section 368 of the Code (a “Reorganization”). The Domestication should qualify as a Reorganization. However, the provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368 to a reincorporation merger of a corporation holding only investment-type assets such as CSLM, the qualification of the Domestication as a Reorganization is not entirely clear. U.S. Holders should be aware that CSLM has not requested and, following the Domestication, Pubco does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Domestication. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

If the Domestication qualifies as a Reorganization and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” and the discussion below regarding the effect of Section 367 of the Code, a U.S. Holder that exchanges its CSLM securities pursuant to the Domestication should not recognize gain or loss on the exchange of CSLM securities for Pubco securities. The aggregate adjusted tax basis of a U.S. Holder in the Pubco Common Stock received as a result of the Domestication should equal the aggregate adjusted tax basis of the Public Shares surrendered in the exchange, and the aggregate adjusted tax basis in the Pubco Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the Public Warrants surrendered in the exchange, in each case increased by any amount included in the income of such U.S. Holder under Section 367(b) of the Code (as discussed below). A U.S. Holder’s holding period for the Pubco securities received in the exchange should include the holding period for the CSLM securities surrendered in the exchange.

Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to CSLM securities, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Domestication. All holders considering exercising redemption rights with respect to their public shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.

Effect of Section 367 of the Code to U.S. Holders of Public Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a Reorganization. When it applies, Section 367 imposes U.S. federal income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) generally will apply to U.S. Holders that exchange Public Shares (but not the Public Warrants) for Pubco Common Stock as part of the Domestication. Because the Domestication will occur immediately prior to the redemption of holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Domestication.

A. U.S. Holders Who Own 10 Percent or More of the Voting Power or Value of CSLM

A U.S. Holder that on the day of the Domestication beneficially owns (directly, indirectly or constructively) (i) ten percent (10%) or more of the total combined voting power of all classes of CSLM stock entitled to vote or (ii) ten percent (10%) or more of the total value of shares of all classes of CSLM stock (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Public Shares it directly owns, within the meaning of Treasury

Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of CSLM securities entitled to vote or 10% or more of the total value of shares of all classes of CSLM securities for U.S. federal income tax purposes, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s earnings and profits amount with respect to its Public Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the Public Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such Public Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Public Shares as a result of the Domestication. Any such U.S. Shareholder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non- Electing Shareholder (as defined below) under the proposed Treasury regulations under Section 1291(f) of the Code.

B. U.S. Holders Who Own Less Than 10 Percent of the Voting Power and Value of CSLM

A U.S. Holder that on the day of the Domestication beneficially owns (directly, indirectly or constructively) Public Shares with a fair market value of $50,000 or more but less than (i) ten percent (10%) of the total combined voting power of all classes of CSLM stock entitled to vote and (ii) ten percent (10%) of the total value of shares of all classes of CSLM stock must either recognize gain with respect to the Domestication or, in the alternative, elect to recognize the “all earnings and profits” amount, in each case as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to Pubco Common Stock received in exchange for its Public

Shares pursuant to the Domestication. Any such gain would be equal to the excess of the fair market value of such Pubco Common Stock received over the U.S. Holder’s adjusted tax basis in the Public Shares surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the Public Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the earnings and profits amount attributable to its Public Shares under Section 367(b). There are, however, strict conditions for making this election, as enumerated in the Treasury regulations.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder (as defined below) under the proposed Treasury regulations under Section 1291(f) of the Code.

A U.S. Holder (who is not a U.S. Shareholder) that beneficially owns (directly, indirectly or constructively) Public Shares with a fair market value of less than $50,000 would not be required to recognize any gain or loss or include any part of the earnings and profits amount in income under Section 367(b) of the Code in connection with the Domestication, for federal income tax purposes.

If the Domestication Does Not Qualify as a Reorganization

If the Domestication fails to qualify as a Reorganization, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its CSLM securities for Pubco securities in the Domestication will recognize gain or loss equal to the difference between (i) fair market value of the Pubco securities received and (ii) the U.S. Holder’s adjusted tax basis in the CSLM securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the Pubco securities received will be the fair market value of the Pubco securities on the date of the Domestication. The U.S. Holder’s holding period for the Pubco securities received pursuant to the Domestication will begin on the day after the date of the Domestication.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the CSLM securities exceeds one year at the time of the Domestication. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of CSLM securities for Pubco securities pursuant to the Domestication, the qualification of the Domestication as a Reorganization, and the application of Section 367(b) to the Domestication.

Passive Foreign Investment Company Status

Even if the Domestication qualifies as a Reorganization, the Domestication may be a taxable event to U.S. Holders of CSLM securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies. Because CSLM is a blank check company with no current active operating business, based upon the composition of its income and assets, and upon a tentative review of its financial statements, CSLM believes that it likely was a PFIC for its most recent taxable year ended on December 31, 2023, and will likely be considered a PFIC for its current taxable year which ends as a result of the Domestication.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the fair market value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for these purposes its pro rata share of the gross income and assets of any corporation (and, if certain proposed Treasury Regulations are applied, partnerships) in which it is considered to own at least 25% of the interest, by value). The determination of whether a foreign corporation is a PFIC is made annually.

If CSLM is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of CSLM securities and, in the case of Public Shares, the U.S. Holder did not make either (a) a timely qualified electing fund (“QEF”) election under Section 1295 of the Code for CSLM’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of CSLM securities; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Public Shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the CSLM securities;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of CSLM’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if CSLM is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Public Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of CSLM’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which CSLM’s taxable year ends.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of CSLM securities will depend on whether the U.S. Holder has made a timely and effective election to treat CSLM as a QEF, for CSLM’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect “ CSLM is contingent upon, among other things, the provision by CSLM of certain information that would enable the U.S. Holder to make and maintain a QEF election. CSLM will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. A U.S. Holder of a PFIC that made a timely and effective QEF election for CSLM’s first taxable year as a PFIC in which the U.S.

Holder held (or was deemed to hold) Public Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make a timely and effective QEF election for CSLM’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of Public Shares has not made a timely and effective QEF election with respect to CSLM’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Public Shares for their fair market value on the “qualification date.” The qualification date is the first day of CSLM’s tax year in which CSLM qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Public Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Public Shares by the amount of the gain recognized and will also have a new holding period in the Public Shares for purposes of the PFIC rules.

A U.S. Holder may not make a QEF election with respect to its Public Warrants. As a result, if a U.S. Holder of Public Warrants sells or otherwise disposes of such rights (including for this purpose exchanging the Public Warrants for Pubco Warrants in the Domestication), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if CSLM were a PFIC at any time during the period the U.S. Holder held the Public Warrants.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may instead elect to annually mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the SEC or certain foreign exchanges or markets of which the IRS has approved (a “mark-to-market election”). The Nasdaq Stock Market currently is considered to be an exchange that would allow a U.S. Holder to make a mark-to-market election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to their Public Shares under their particular circumstances.

Effect of PFIC Rules on the Domestication

Even if the Domestication qualifies as a Reorganization, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including rights to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury regulations under Section 1291(f), (the “Proposed Regulations”) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, the Proposed Regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of CSLM securities for Pubco securities in the Domestication if CSLM were classified as a PFIC at any time during such U.S. Holder’s holding period in CSLM securities. Any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed above under “— Definition and General Taxation of a PFIC.” In addition, the Proposed Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See “— U.S. Federal Income Tax Consequences of the

Domestication to U.S. Holders of CSLM Securities — Effect of Section 367 of the Code to U.S. Holders of Public Shares.” The Proposed Regulations should not apply to an Electing Shareholder with respect to its Public Shares for which a timely QEF election, a QEF election along with a purging election, or mark-to-market election is made.

An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “— U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of CSLM Securities — Effect of Section 367 of the Code to U.S. Holders of Public Shares.” In addition, as discussed above, since a QEF election cannot be made with respect to Public Warrants, the Proposed Regulations may apply to cause gain recognition under the PFIC rules on the exchange of Public Warrants for Pubco Warrants pursuant to the Domestication. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of CSLM securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its Public Shares (which will be exchanged for shares of Pubco Common Stock in the Domestication) for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Pubco Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Pubco Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Pubco Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Pubco Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Pubco Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of Pubco Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from CSLM’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Pubco Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Pubco Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Pubco Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of Pubco Common Stock treated as held by the U.S. Holder (including any Pubco Common Stock constructively owned by the U.S. Holder as a result of owning Pubco Warrants) relative to all of the Pubco Common Stock outstanding both before and after the redemption. The redemption of Public Shares generally will be treated as a sale or exchange of the Pubco Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in CSLM or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only Pubco Common Stock actually owned by the U.S. Holder, but also Pubco Common Stock that is constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Pubco Common Stock which could be acquired pursuant to the exercise of the Pubco Warrants. In order to meet the substantially disproportionate test, the percentage of CSLM’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the Pubco Common Stock must be less than 80% of the percentage of CSLM’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Pubco Common Stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of CSLM entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the Pubco Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the Pubco Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Pubco Common Stock. The redemption of the Pubco Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in CSLM. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in CSLM will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution.

After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Pubco Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Pubco Warrants or possibly in other Pubco Common Stock constructively owned by it. Shareholders who hold different blocks of Pubco Common Stock (generally, shares of CSLM purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Domestication will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights, will be deemed to have exchanged their Public Shares for shares of Pubco Common Stock and be subject to the potential tax consequences of Section 367(b) of the Code and the tax rules relating to PFICs as a result of the Domestication (as discussed further above).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Pubco Common Stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Fusemachines Securities

The following discussion, “— U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Fusemachines Securities,” constitutes the opinion of Dentons US LLP, counsel to Fusemachines, as to the material U.S. federal income tax consequences of the Merger to U.S. Holders of Fusemachines securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

Neither Fusemachines, CSLM, nor Merger Sub has requested or intends to request a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. A tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the IRS. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position that the Merger do not constitute a “reorganization.” Accordingly, each U.S. Holder is urged to consult its tax advisor with respect to the particular tax consequence of the Merger to such holder.

Subject to the qualifications and limitations set forth herein, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and U.S. Holders of Fusemachines securities should generally not recognize any gain or loss as a result of the Merger. Pursuant to the Merger, U.S. Holders of Fusemachines Common Stock and Fusemachines Preferred Stock will receive Pubco Common Stock in exchange for their Fusemachines Common Stock or Fusemachines Preferred Stock, and U.S. Holders of Company Options will have their Company Options converted into options to acquire Pubco Common Stock. Each U.S. Holder’s tax basis in the Pubco Common Stock received in the Merger will be the same as his, her or its tax basis in Fusemachines securities surrendered in the Merger in exchange therefor, and each U.S. Holder’s tax basis in the Converted Stock Options received in the Merger will be the same as his, her or its tax basis in Fusemachines Options surrendered in the Merger in exchange therefor. The holding period of the Pubco Common Stock received in the Merger by the U.S. Holder will include the holding period of Fusemachines Common Stock or Fusemachines Preferred Stock surrendered in the Merger in exchange therefor, and the holding period of the Converted Stock Options received in the Merger by the U.S. Holder will include the holding period of Fusemachines Options surrendered in the Merger in exchange therefor.

If the Merger fails to qualify as a “reorganization” under Section 368(a) of the Code, a U.S. Holder of Fusemachines securities would recognize gain or loss in an amount equal to the difference (i) the fair market value of the Pubco securities received in exchange for such surrendered Fusemachines securities upon completion of the Merger and (ii) the holder’s basis in Fusemachines securities surrendered. Gain or loss will be calculated separately for Fusemachines Common Stock surrendered, Fusemachines Preferred Stock surrendered, and Company Options surrendered. Further, gain or loss on each block of Fusemachines securities (generally shares acquired at the same cost in a single transaction) will be calculated separately. Gain or loss on surrendered Fusemachines securities generally will be capital gain or loss, and will be long-term capital gain or loss if such Fusemachines securities have been held for more than one year at the time of the Merger. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in the Pubco securities received in the Merger would be equal to the fair market value thereof as of the Effective Time, and the U.S. Holder’s holding period in such Pubco securities would begin on the day following the Merger.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of the Merger under such holder’s particular circumstances.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Pubco Common Stock

Taxation of Distributions

In general, distributions of cash or other property to U.S. Holders of Pubco Common Stock (other than certain distributions of Pubco stock or rights to acquire Pubco stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Pubco’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Pubco Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Pubco Common Stock and will be treated as described below under the section entitled “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Pubco securities”.

Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Pubco securities

Upon a sale or other taxable disposition of Pubco securities (which, in general, would include a redemption of Pubco Warrants that is treated as a sale of such warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Pubco securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Pubco securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Pubco securities so disposed of. See the section entitled “Tax Effects of the Domestication to U.S. Holders” above for discussion of a U.S. Holder’s adjusted tax basis in its Pubco securities following the Domestication. See the section entitled “— Exercise, Lapse or Redemption of Pubco Warrants” below for a discussion regarding a U.S. Holder’s tax basis in Pubco Common Stock acquired pursuant to the exercise of a Pubco Warrant.

Exercise, Lapse or Redemption of Pubco Warrants

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of Pubco Common Stock upon exercise of Pubco Warrants for cash. The U.S. Holder’s tax basis in the Pubco Common Stock received upon exercise of the Pubco Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Pubco Warrants and the exercise price. It is unclear whether the U.S. Holder’s holding period for the Pubco Common Stock received upon exercise of the Pubco Warrants will begin on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Pubco Warrants. If any Pubco Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed Pubco Warrants.

The tax consequences of a cashless exercise of Pubco Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Pubco Common Stock received would equal the U.S. Holder’s basis in the Pubco Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Pubco Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Pubco Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Pubco Common Stock would include the holding period of the Pubco Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Pubco Warrants equal to the number of shares of Pubco Common Stock having a value equal to the exercise price for the total number of Pubco Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the Pubco Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Pubco Common Stock that would have been received in a regular exercise of the Pubco Warrants deemed surrendered and the U.S. Holder’s tax basis in the Pubco Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Pubco Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Pubco Warrants deemed exercised and the aggregate exercise price of such Pubco Warrants. It is unclear whether a U.S. Holder’s holding period for the Pubco Common Stock would commence on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Pubco Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Pubco Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If Pubco redeems Pubco Warrants for cash or if it purchases Pubco Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Pubco securities”.

Possible Constructive Distributions

The terms of each Pubco Warrant provide for an adjustment to the number of shares of Pubco Common Stock for which the Pubco Warrant may be exercised or to the exercise price of the Pubco Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the Pubco Warrants would, however, be treated as receiving a constructive distribution from Pubco if, for example, the adjustment increases the U.S. Holder’s proportionate interest in Pubco’s assets or earnings and profits (for example, through an increase in the number of shares of Pubco Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Pubco Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of Pubco securities, or as a result of the issuance of a stock dividend to holders of Pubco Common Stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described above under the section entitled “— Taxation of Distributions” in the same manner as if the U.S. Holders of the Pubco Warrants received a cash distribution from Pubco equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of distributions on and the proceeds from a sale or other disposition of Pubco securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders of Fusemachines Securities

If the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, Non-U.S. Holders of Fusemachines securities should generally not recognize any gain or loss as a result of the Merger. Pursuant to the Merger, Non-U.S. Holders of Fusemachines Common Stock and Fusemachines Preferred Stock will receive Pubco Common Stock in exchange for their shares of Fusemachines Common Stock or Fusemachines Preferred Stock, and Non-U.S. Holders of Company Options will have their Company Options converted into options to acquire Pubco Common Stock. Each Non-U.S. Holder’s tax basis in the Pubco Common Stock received in the Merger will be the same as his, her or its tax basis in Fusemachines Common Stock surrendered in the Merger in exchange therefor, and each Non-U.S. Holder’s tax basis in the Converted Stock Options received in the Merger will be the same as his, her or its tax basis in Fusemachines Options surrendered in the Merger in exchange therefor. The holding period of the Pubco Common Stock received in the Merger by the Non-U.S. Holder will include the holding period of Fusemachines Common Stock surrendered in the Merger in exchange therefor, and the holding period of the Converted Stock Options received in the Merger by the Non-U.S. Holder will include the holding period of Fusemachines Options surrendered in the Merger in exchange therefor.

If the Merger fails to qualify as a “reorganization” under Section 368(a) of the Code, a Non-U.S. Holder of Fusemachines securities would be subject to the rules described in the section entitled “—Sale, Exchange or Other Taxable Disposition of Pubco securities” below for Non-U.S Holders of Pubco securities.

Tax Consequences for Non-U.S. Holders of Owning and Disposing of Pubco Common Stock

Taxation of Distributions

In general, any distributions (including constructive distributions, but not including certain distributions of Pubco stock or rights to acquire Pubco stock) made to a Non-U.S. Holder of shares of Pubco Common Stock, to the extent paid out of Pubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Pubco will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Pubco Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Pubco Common Stock, which will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Pubco securities” below.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale, Exchange or Other Taxable Disposition of Pubco securities

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Pubco Common Stock or Pubco

Warrants (including an expiration or redemption of the Pubco Warrants as described under “— Exercise, Lapse or Redemption of a Pubco Warrant”, or a redemption of Pubco Common Stock that is treated as a sale or exchange as described under “— Effects to Non-U.S. Holders of Exercising Redemption Rights”), unless:

(i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii) such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

(iii) Pubco is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable Pubco security being disposed of, except, in the case where shares of Pubco Common Stock are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), (x) the Non-U.S. Holder is disposing of Pubco Common Stock and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of Pubco Common Stock at all times within the shorter of the five-year period preceding such disposition of Pubco Common Stock or such Non-U.S. Holder’s holding period for such Pubco Common Stock or (y) the Non-U.S. Holder is disposing of Pubco Warrants and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of the total fair market value of Pubco Warrants (provided the Pubco Warrants are considered to be “regularly traded”) at all times within the shorter of the five-year period preceding such disposition of Pubco Warrants or such Non-U.S. Holder’s holding period for such Pubco Warrants. There can be no assurance that Pubco Common Stock or Pubco Warrants are or have been treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to Pubco Common Stock or Pubco Warrants, including how a Non-U.S. Holder’s ownership of Pubco Warrants impacts the five percent (5%) threshold determination with respect to Pubco Common Stock and whether the five percent (5%) threshold determination with respect to Pubco Warrants must be made with or without reference to the Private Placement Warrants. In addition, special rules may apply in the case of a disposition of Pubco Warrants if Pubco Common Stock is considered to be “regularly traded”, but Pubco Warrants are not considered to be “regularly traded”. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, Pubco may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition or redemption. Based on the nature of the business and activities of Fusemachines, it generally is not expected that Pubco would be a United States real property holding corporation after the Domestication or immediately after the Business Combination is completed. However, neither Fusemachines nor CSLM has undertaken a formal analysis of Pubco’s possible status as a United States real property holding corporation. In addition, such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether Pubco would be treated as a United States real property holding corporation in any taxable year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Pubco securities.

Exercise, Lapse or Redemption of Pubco Warrants

A Non-U.S. Holder generally will not recognize taxable gain or loss on the acquisition of Pubco Common Stock upon exercise of Pubco Warrants for cash. The Non-U.S. Holder’s tax basis in the share of Pubco Common Stock received upon exercise of Airship Pubco Warrants generally will be an amount equal to the sum of the Non-U.S. Holder’s tax basis in such Pubco Warrants and the exercise price. It is unclear whether the Non-U.S. Holder’s holding period for the Pubco Common Stock received upon exercise of the Pubco Warrants will begin on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period will not include the period during which the Non-U.S. Holder held the Pubco Warrants. If any Airship Pubco Warrants are allowed to lapse unexercised, a Non-U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in such lapsed Pubco Warrants and generally will be taxed as described above under “— Sale, Exchange or Other Taxable Disposition of Pubco securities”.

Pubco Warrants may be exercised on a cashless basis in certain circumstances. The U.S. federal income tax characterization of a cashless exercise of Pubco Warrants is not clear under current tax law. A cashless exercise may not be a taxable exchange, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a Non-U.S. Holder’s tax basis in the Pubco Common Stock received would equal the Non-U.S. Holder’s tax basis in the Pubco Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a Non-U.S. Holder’s holding period in the Pubco Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the Pubco Warrants exercised therefor.

If the cashless exercise were treated as a recapitalization, the holding period of the Pubco Common Stock would include the holding period of the Pubco Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a Non-U.S. Holder could be deemed to have surrendered a number of Pubco Warrants equal to the number of shares of Pubco Common Stock having a value equal to the exercise price for the total number of Pubco Warrants to be exercised. In such case, the Non-U.S. Holder would recognize capital gain or loss with respect to the Pubco Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Pubco Common Stock that would have been received in a regular exercise of the Pubco Warrants deemed surrendered and the Non-U.S. Holder’s tax basis in the Pubco Warrants deemed surrendered. Any gain or loss recognized by a Non-U.S. Holder generally will be taxed as described above in “— Sale, Exchange or Other Taxable Disposition of Pubco securities”. It is unclear whether a Non-U.S. Holder’s holding period for the Pubco Common Stock would commence on the date following the date of exercise or on the date of exercise of the Pubco Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the Pubco Warrants exercised therefor.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a Non-U.S. Holder’s holding period would commence with respect to the Pubco Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If Pubco redeems Pubco Warrants for cash or if Pubco purchases Pubco Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “— Sale, Exchange or Other Taxable Disposition of Pubco securities”.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of Pubco Warrants.

Possible Constructive Distributions

The terms of each Pubco Warrant provide for an adjustment to the number of shares of Pubco Common Stock for which the Pubco Warrant may be exercised or to the exercise price of the Pubco Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A Non-U.S. Holder of the Pubco Warrants would, however, be treated as receiving a constructive distribution from Pubco if, for example, the adjustment increases the Non-U.S. Holder’s proportionate interest in Pubco’s assets or earnings and profits (for example, through an increase in the number of shares of Pubco Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Pubco Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Pubco stock, or as a result of the issuance of a stock dividend to holders of shares of Pubco stock, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a corporate distribution from Pubco equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “— Tax Consequences of Ownership and Disposition of Pubco securities — Taxation of Distributions”.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Pubco Securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Pubco securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Pubco securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination, the financing transactions (described in the “Financing Transactions” section below), the “Financing Transactions,” and adjustments for other material events. These other material events are referred to herein as “Other Material Events” and the pro forma adjustments for the Other Material Events are referred to herein as “Adjustments for Other Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

•

On January 22, 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

•

At least one business day prior to the Closing Date, CSLM will undergo the Domestication which involves CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM will cease to exist and the newly formed Delaware corporation, Pubco, will be the surviving entity.

•

Immediately prior to the effective time of the Domestication, every issued and outstanding CSLM Unit shall separate into each unit’s individual components of one Pubco Class A Ordinary Share, one-half of one Domesticated Pubco Warrant and one Domesticated Pubco Right, and all CSLM Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. In connection with the Domestication: (i) each then issued and outstanding CSLM Class A Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Pubco, each a Pubco Common Share; (ii) each then issued and outstanding CSLM Class B Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Pubco, each a Pubco Common Share; (iii) each then issued and outstanding CSLM Warrant shall convert automatically into one warrant to acquire one share of common stock, par value $0.0001 per share, of Pubco, pursuant to the CSLM warrant agreement, each a Domesticated Pubco Warrant; and (iv) each then issued and outstanding CSLM Right shall convert automatically into one right to acquire one-tenth (1/10) of one share of common stock, par value $0.0001 per share, of Pubco upon the Closing Date, pursuant to the terms of the CSLM rights agreement, each a Domesticated Pubco Right.

•	Following the Domestication, pursuant to the terms of the Merger Agreement, upon the consummation of the Business Combination on the Closing Date:

•

Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease to exist and Fusemachines will be the surviving company and a wholly owned subsidiary of Pubco. The stockholders of Fusemachines will become stockholders of Pubco and Pubco will change its name to “Fusemachines Inc.” (such transaction, the “Business Combination,” and the post-Business Combination entity being referred to herein as “Fusemachines Pubco,” and the shares of Fusemachines Pubco Common stock being referred to herein as “Fusemachines Pubco Common Stock”).

•

Each issued and outstanding Pubco Common Share immediately prior to the Closing will be converted into and become one newly issued common share of Fusemachines Pubco Common Stock. Each issued and outstanding Domesticated Pubco Right will be converted into and become one right to acquire one-tenth (1/10) of one share of Fusemachines Pubco Common Stock (for purposes of this unaudited pro forma condensed combined financial information it is assumed that all such rights to acquire one-tenth (1/10) of one share of Fusemachines Pubco Common Stock will be exercised) and each issued and outstanding Domesticated Pubco Warrant will be converted into and become exercisable for one share of Fusemachines Pubco Common Stock.

•

Each Fusemachines convertible note that is issued and outstanding immediately prior to the Closing shall be converted into Fusemachines Common Stock in accordance with the applicable convertible note agreement and immediately following such conversion such Fusemachines Common Stock will be converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

•

Each share of Fusemachines Preferred Stock that is issued and outstanding immediately prior to the Closing shall be converted into Fusemachines Common Stock in accordance with the Fusemachines certificate of incorporation and immediately following such conversion such Fusemachines Common Stock will be converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

•

Each share of Fusemachines Common Stock that is issued and outstanding immediately prior to the Closing shall be converted into the right to receive a number of shares of Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

•

Each Fusemachines Option (whether vested or unvested) and warrant to purchase Fusemachines Common Stock that is outstanding as of immediately prior to the Closing will be converted into an option or warrant to acquire the number of shares of Fusemachines Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Fusemachines Common Stock subject to such Fusemachines Option or warrant to purchase Fusemachines Common Stock as of immediately prior to the Closing by the Conversion Ratio.

•

The Merger Agreement also provides, among other things, that CSLM, the Chief Executive Officer of Fusemachines, and Fusemachines are entering into and delivering an agreement, pursuant to which the Chief Executive Officer of Fusemachines will be entitled to a transaction completion bonus on the Closing Date upon the terms set forth in the agreement.

•

On February 4, 2025, CSLM entered into the Second Amendment to the Merger Agreement to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the fees incurred in connection with delivery of Fusemachines’ financial statements.

•

In connection with the Business Combination, CSLM entered into a Subscription Agreement in August 2024 to sell shares of Fusemachines Pubco Common Stock to the Sponsor at a price of $10.00 per share. Further, in August 2024, CSLM entered into an additional Subscription Agreement with the Sponsor. Pursuant to the terms of the agreement, the Sponsor has committed to investing up to an additional $3,000,000, subject to reduction to zero as follows: (a) a dollar- for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000, and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000, if any, in exchange for the issuance of shares of Fusemachines Pubco Common Stock at a price of $10.00 per share. On February 4, 2025, in connection with the Second Amendment to Merger, the Subscription Agreement Amendment revised the non-contingent amount of the PIPE Investment to $8,840,000. As a result of the Subscription Agreement Amendment, $8.8 million in cash is expected to be received on the Closing Date for the issuance of 884,000 shares of Fusemachines Pubco Common Stock.

•

On February 4, 2025, the Second Amended and Restated Promissory Note between CSLM and the Sponsor was amended. The 3rd A&R Note bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid at the payee’s discretion, (i) in cash, or (ii) $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination. On May 23, 2025, the 3rd A&R Note was amended to increase the amount the Company may borrow to $4,000,000. The remaining outstanding principal and its accrued and unpaid interest will be repaid in cash on the Closing Date.

•

On May 23, 2025, the Third Amended and Restated Promissory Note between CSLM and the Sponsor was amended. Under the terms of the Fourth Amended and Restated Promissory Note, the maximum amount that can be borrowed was increased to $4 million.

•

In connection with the execution of the Merger Agreement, CSLM entered into the Sponsor Support Agreement, pursuant to which the Sponsor has agreed to forfeit and surrender to CSLM, 3,971,250 Private Placement Warrants on the Closing Date. The Private Placement Warrants will be immediately canceled upon their forfeiture to CSLM on the Closing Date.

•

Immediately prior to, and conditioned upon, the Closing of the Business Combination, Fusemachines will issue 45,000 shares of Fusemachines Common Stock to a third-party service provider as settlement of amounts owed, which will be converted into shares of Fusemachines Pubco Common Stock upon Closing. Pursuant to the First Amendment to the Merger Agreement, the calculation of the Aggregate Fully Diluted Company Common Stock will not include these 45,000 shares of Fusemachines Common Stock.

•

On November 28, 2023, CSLM, BTIG, and the Sponsor entered into the deferred underwriting fee waiver (the “Deferred Underwriting Fee Waiver”) pursuant to which, upon the condition that the Sponsor agrees to transfer 426,000 CSLM Class A Ordinary Shares to BTIG upon the Closing, BTIG agrees to permanently waive the deferred underwriting fee and any deferred underwriting commissions payable. Concurrently, on November 28, 2023, the Sponsor and BTIG entered into the share transfer agreement (the “Share Transfer Agreement”) pursuant to which the Sponsor agreed to transfer 426,000 CSLM Class A Ordinary Shares to BTIG upon the Closing.

The tables below present the exchanges of Fusemachines Common Stock for Fusemachines Pubco Common Stock that are expected to occur upon the consummation of the Business Combination.

The number of shares comprising the Fusemachines Aggregate Fully Diluted Company Common Stock outstanding immediately prior to the Closing, which serves as the denominator of the Conversion Ratio, will vary between the No Additional Redemption Scenario and the Maximum Redemption Scenario. This variation is attributable to the differing quantities of Fusemachines Common Stock into which a specified convertible note will be converted into under each respective scenario. The variation in the number of shares comprising the Fusemachines Aggregate Fully Diluted Company Common Stock outstanding immediately prior to the Closing causes the assumed Conversion Ratio to vary between the No Additional Redemption Scenario and the Maximum Redemption Scenario.

	Assuming No Additional Redemptions Into Cash
	Fusemachines shares outstanding as of March 31, 2025 (Historical)	Conversion of Fusemachines preferred stock into Fusemachines Common Stock	Conversion of convertible notes into Fusemachines Common Stock	Shares issued to Fusemachines vendor for settlement of outstanding vendor invoices	Fusemachines Common Stock assumed outstanding prior to Closing
Series Seed-1, par value $0.00001 per share	2,013,724	(2,013,724)	—	—	—
Series Seed-2, par value $0.00001 per share	1,402,606	(1,402,606)	—	—	—
Series Seed-3, par value $0.00001 per share	2,681,851	(2,681,851)	—	—	—
Series Seed-4, par value $0.00001 per share	2,945,053	(2,945,053)	—	—	—
Common Stock, par value $0.00001 per share	11,049,680	9,043,234	7,423,522	45,000	27,561,436

Total	20,092,914	—	7,423,522	45,000	27,561,436

Fusemachines Common Stock assumed outstanding immediately prior to Closing					27,561,436
Assumed Conversion Ratio					0.6621

Estimated shares of Fusemachines Pubco Common Stock issued to Fusemachines stockholders upon Closing					18,247,899

	Assuming Maximum Redemptions Into Cash
	Fusemachines shares outstanding as of March 31, 2025 (Historical)	Conversion of Fusemachines preferred stock into Fusemachines Common Stock	Conversion of convertible notes into Fusemachines Common Stock	Shares issued to Fusemachines vendor for settlement of outstanding vendor invoices	Fusemachines Common Stock assumed outstanding prior to Closing
Series Seed-1, par value $0.00001 per share	2,013,724	(2,013,724)	—	—	—
Series Seed-2, par value $0.00001 per share	1,402,606	(1,402,606)	—	—	—
Series Seed-3, par value $0.00001 per share	2,681,851	(2,681,851)	—	—	—
Series Seed-4, par value $0.00001 per share	2,945,053	(2,945,053)	—	—	—
Common Stock, par value $0.00001 per share	11,049,680	9,043,234	7,862,454	45,000	28,000,368

Total	20,092,914	—	7,862,454	45,000	28,000,368

Fusemachines Common Stock assumed outstanding immediately prior to Closing					28,000,368
Assumed Conversion Ratio					0.6526

Estimated shares of Fusemachines Pubco Common Stock issued to Fusemachines stockholders upon Closing					18,272,993

The following transactions have been included as Financing Transactions and Other Material Events in accordance with Regulation S-X 210.11-01(a)(8):

Financing Transactions

•

In connection with the Business Combination, CSLM entered into a Subscription Agreement in August 2024 to sell shares of Fusemachines Pubco Common Stock to the Sponsor at a price of $10.00 per share. Further, in August 2024, CSLM entered into an additional Subscription Agreement with the Sponsor. Pursuant to the terms of the agreement, the Sponsor has committed to investing up to an additional $3,000,000, subject to reduction to zero as follows: (a) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000, and (b) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000, if any, in exchange for the issuance of shares of Fusemachines Pubco Common Stock at a price of $10.00 per share. On February 4, 2025, in connection with the Second Amendment to Merger, the Subscription Agreement Amendment revised the non- contingent amount of the PIPE Investment to $8,840,000. As a result of the Subscription Agreement Amendment, $8.8 million in cash is expected to be received on the Closing Date for the issuance o 884,000 shares of Fusemachines Pubco Common Stock.

•

On May 23, 2025, the Third Amended and Restated Promissory Note between CSLM and the Sponsor was amended. Under the Fourth Amended and Restated Promissory Note terms, the maximum amount of principal that CSLM can borrow on the note increased to a total of $4.0 million. The Third and Forth Amended and Restated Promissory Notes bear an interest rate of 4.75% per annum. Subsequent to March 31, 2025, CSLM borrowed an additional $0.4 million of principal on the promissory note and expects to borrow an additional $0.2 million of principal prior to the estimated Closing Date. CSLM estimates it will incur interest expense on the promissory note in the amount of approximately $38 thousand through the estimated Closing Date.

•

Subsequent to March 31, 2025, Fusemachines estimates it will incur interest expense on certain convertible notes held at amortized cost issued in April 2024, June 2024, September 2024, and February 2025 in the amount of approximately $7 thousand through the estimated Closing Date.

•

Subsequent to March 31, 2025, Fusemachines estimates it will incur interest expense on certain promissory notes held at amortized cost issued to its Chief Executive Officer in 2024 in the amount of approximately $8 thousand through the estimated Closing Date. The promissory notes principal and accrued and unpaid interest will be repaid in cash upon the Close.

•

Subsequent to March 31, 2025, Fusemachines issued a convertible note to an affiliate of the Sponsor in the principal amount of $2.2 million. The convertible note accrues interest at the one-year treasury bill rate. Fusemachines estimates it will incur interest expense in the amount of $10 thousand through the estimated Closing Date. On the Closing Date, conditioned upon the closing of the Business Combination, the note will convert into a number of shares of Fusemachines Common Stock pursuant to the conversion terms of the convertible note agreement.

Other Material Events and Background Relevant to Other Material Events

•

Pursuant to to the amended Trust Agreement, CSLM is required to deposit $30 thousand per month into the Trust Account. Total actual and expected deposits subsequent to March 31, 2025 through the estimated Closing Date aggregated to $0.1 million.

•	Total actual and expected dividends on marketable securities held in the Trust Account subsequent to March 31, 2025 through the estimated Closing Date aggregated to $0.2 million.

The unaudited pro forma condensed combined financial information has been prepared based on the CSLM and Fusemachines historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2025, gives pro forma effect to the Business Combination as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical audited financial statements of CSLM as of and for the year ended December 31, 2024, and the related notes included elsewhere in this proxy statement/prospectus;

•	the historical unaudited financial statements of CSLM as of and for the three months ended March 31, 2025, and the related notes included elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Fusemachines as of and for the year ended December 31, 2024, and the related notes included elsewhere in this proxy statement/prospectus;

•	the historical unaudited financial statements of Fusemachines as of and for the three months ended March 31,2025 and the related notes included elsewhere in this proxy statement/prospectus;

•

other information relating to Fusemachines and CSLM contained in this proxy statement/prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CSLM”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines”, and other financial information relating to each of CSLM and Fusemachines included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:

•

Assuming No Additional Redemption Into Cash Scenario: This scenario, which we refer to as the “No Additional Redemption Scenario” assumes that no additional CSLM Public Shareholders exercise their right to have their CSLM Class A Ordinary Shares subject to possible redemption redeemed for their pro rata share of the Trust Account.

•

Assuming Maximum Redemption Into Cash Scenario: This scenario, which we refer to as the “Maximum Redemption Scenario” assumes that all remaining 1,372,687 CSLM Class A Ordinary Shares subject to possible redemption are redeemed, resulting in an aggregate cash payment of approximately $16.6 million out of the Trust Account based on an assumed redemption price of $12.07 per share.

The unaudited pro forma condensed combined financial information are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the Financing Transactions and the Other Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Fusemachines Pubco. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

			Scenario 1 Assuming No Additional Redemptions into Cash							Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments							Transaction Accounting Adjustments
(In thousands, except for share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Financing Transactions	Notes		Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$3	$429	$8,840	3(aaa)	$(90)	3(aa)	$(2,089)	3(a)	$14,785	$3,000	3	(ddd)	$(16,569)	3(v)	$3,854
	—	—	640	3(ccc)	—		16,570	3(b)	—	—			1,638	3(y)	—
	—	—	2,160	3(fff)	—		1	3(e)	—	—			1,000	3(z)	—
	—	—	—		—		(1,654)	3(i)	—	—			—		—
	—	—	—		—		(1,938)	3(k)	—	—			—		—
	—	—	—		—		(250)	3(l)	—	—			—		—
	—	—	—		—		(1,000)	3(m)	—	—			—		—
	—	—	—		—		(6,102)	3(o)	—	—			—		—
	—	—	—		—		—	3(p)	—	—			—		—
	—	—	—		—		(735)	3(r)	—	—			—		—
Accounts receivable, current, net	—	1,334	—		—		—		1,334	—			—		1,334
Unbilled revenue	—	133	—		—		—		133	—			—		133
Deferred transaction costs	—	1,572	—		—		(1,572)	3(o)	—	—			—		—
Prepaid expenses and other current assets	—	167	—		—		1,400	3(l)	1,567	—			—		1,567
Due from related party	32	—	—		—		—		32	—			—		32
Marketable securities held in Trust Account	16,312	—	—		90	3(aa)	(16,570)	3(b)	—	—			—		—
	—	—	—		168	3(bb)	—		—	—			—		—

Total current assets	16,347	3,635	11,640		168		(13,939)		17,851	3,000			(13,931)		6,920

Property and equipment, net	—	324	—		—		—		324	—			—		324
Intangible assets, net	—	191	—		—		—		191	—			—		191
Deferred tax asset	—	10	—		—		—		10	—			—		10
Operating lease right-of-use assets	—	849	—		—		—		849	—			—		849
Other assets	—	15	—		—		—		15	—			—		15

Total assets	$16,347	$5,024	$11,640		$168		$(13,939)		$19,240	$3,000			$(13,931)		$8,309

			Scenario 1 Assuming No Additional Redemptions into Cash							Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments							Transaction Accounting Adjustments
(In thousands, except for share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Liabilities, convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$388	$7,331	$—		$—		$(219)	3(i)	$1,941	$—		$—		$1,941
	—	—	—		—		(200)	3(n)	—	—		—		—
	—	—	—		—		(5,359)	3(o)	—	—		—		—
Accrued expenses and other current liabilities	1,312	3,546	8	3(bbb)			(201)	3(a)	4,539	—		—		4,539
	—	—	38	3(ccc)	—		(84)	3(i)	—	—		—		—
	—	—	7	3(eee)	—		(28)	3(o)	—	—		—		—
	—	—	10	3(ggg)	—		(35)	3(r)	—	—		—		—
	—	—	—		—		(34)	3(s)	—	—		—		—
Deferred revenue	—	13	—		—		—		13	—		—		13
Related party convertible notes payable, at fair value, current	—	5,976	—		—		(6,939)	3(k)	—	—		1,295	3(x)	—
	—	—	—		—		963	3(t)	—	—		(1,295)	3(y)	—
Convertible notes payable, at fair value, current	—	7,992	—		—		2,316	3(g)	—	—		—		—
	—	—	—		—		(10,308)	3(k)	—	—		—		—
Convertible notes payable, current	—	130	2,160	3(fff)	—		(2,290)	3(s)	—	—		—		—
Related party convertible notes payable, current	2,860	—	640	3(ccc)	—		(3,500)	3(a)	—	—		—		—
Related party loan payable, current	—	700	—		—		(700)	3(r)	—	—		—		—
Notes payable, current	—	—	—		—		1,150	3(l)	1,150	—		—		1,150
Deferred underwriting commissions	6,641	—	—		—		(6,641)	3(h)	—	—		—		—
Operating lease liability, current	—	78	—		—		—		78	—		—		78

Total current liabilities	11,201	25,766	2,863		—		(32,109)		7,721	—		—		7,721

Convertible notes payable	—	505			—		(505)	3(s)	—	—		—		—
Warrant liability	—	971	—		—		—		971	—		—		971
Cumulative mandatorily redeemable common and preferred stock liability	—	1,023	—		—		—		1,023	—		—		1,023
Operating lease liability	—	858	—		—		—		858	—		—		858

Total liabilities	11,201	29,123	2,863		—		(32,614)		10,573	—		—		10,573

			Scenario 1 Assuming No Additional Redemptions into Cash							Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments							Transaction Accounting Adjustments
(In thousands, except for share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
CSLM Class A Ordinary Shares, ($0.0001 par value; 500,000,000 shares authorized, 1,372,687 shares subject to redemption as of March 31, 2025)	16,312	—	—		—		(16,312)	3(c)	—	—		—		—
Stockholders’ (deficit) equity:
CSLM preference shares, ($0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2025)	—	—	—		—		—		—	—		—		—
CSLM Class A Ordinary Shares, ($0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding as of March 31, 2025)	—	—	—		—		—	3(d)	—	—		—		—
CSLM Class B Ordinary Shares, ($0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of March 31, 2025)	—	—	—		—		—	3(d)	—	—		—		—
Fusemachines Inc. convertible preferred stock ($0.00001 par value, 9,076,724 shares authorized; 9,043,234 issued and outstanding as of March 31, 2025)	—	7,865	—		—		(7,865)	3(j)	—	—		—		—
Fusemachines Inc. common stock ($0.00001 par value, 24,200,000 shares authorized; 11,049,680 shares issued and outstanding as of March 31, 2025)	—	2	—				—	3(j)	—	—		—	3(w)	—
	—	—	—				—	3(k)	—	—		—	3(y)	—
	—	—	—		—		—	3(n)	—	—		—		—
	—	—	—		—		(2)	3(q)	—	—		—		—
	—	—	—		—		—	3(s)	—	—		—		—
Treasury stock, at cost (667,000 as of March 31, 2025)	—	(2,903)	—		—		2,903	3(q)	—	—		—	3(w)	—

			Scenario 1 Assuming No Additional Redemptions into Cash							Scenario 2 Assuming Maximum Redemptions into Cash
			Transaction Accounting Adjustments							Transaction Accounting Adjustments
(In thousands, except for share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Fusemachines Pubco Common Stock, par value $0.0001	—	—	—	3(aaa)	—		—	3(a)	2	—	3(ddd)	—	3(v)	2
	—	—	—		—		—	3(c)	—	—		—	3(w)	—
	—	—	—		—		—	3(d)	—	—		—		—
	—	—	—		—		—	3(f)	—	—		—		—
	—	—	—		—		2	3(q)	—	—		—		—
Additional paid in capital	1,673	5,162	8,840	3(aaa)			1,612	3(a)	47,540	3,000	3(ddd)	(16,569)	3(v)	36,904
	—	—	—				16,312	3(c)	—	—		—	3(w)	—
	—	—	—		—		1,962	3(e)	—	—		2,933	3(y)	—
	—	—	—		—		—	3(f)	—	—				—
	—	—	—		—		6,641	3(h)	—	—		—		—
	—	—	—		—		7,865	3(j)	—	—		—		—
	—	—	—		—		15,309	3(k)	—	—		—		—
	—	—	—		—		200	3(n)	—	—		—		—
	—	—	—		—		(2,092)	3(o)	—	—		—		—
	—	—	—		—		151	3(p)	—	—		—		—
	—	—	—		—		(18,924)	3(q)	—	—		—		—
	—	—	—		—		2,829	3(s)	—	—		—		—
	—	—	—		—		—	3(u)	—	—		—		—
Accumulated deficit	(12,839)	(34,475)	(38)	3(ccc)	168	3(bb)	(1,961)	3(e)	(39,125)			1,000	3(z)	(39,420)
	—	—	(8)	3(bbb)	—		(2,316)	3(g)	—	—		—	3(w)	—
	—	—	(7)	3(eee)	—		(1,351)	3(i)	—			(1,295)	3(x)	—
	—	—			—		(1,000)	3(m)	—	—		—		—
	—	—			—		(195)	3(o)	—	—		—		—
	—	—			—		(151)	3(p)	—	—		—		—
	—	—	(10)	3(ggg)	—		16,021	3(q)	—	—		—		—
	—	—			—		(963)	3(t)	—	—		—		—
Accumulated other comprehensive income	—	250	—		—		—		250	—		—		250

Total stockholders’ (deficit) equity	(11,166)	(24,099)	8,777		168		34,987		8,667	3,000		(13,931)		(2,264)

Total liabilities, Class A Ordinary Shares subject to possible redemption, and stockholders’ (deficit) equity	$16,347	$5,024	$11,640		$168		$(13,939)		$19,240	$3,000		$(13,931)		$8,309

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

			Scenario 1 Assuming No Additional Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
	Three Month Ended March 31, 2025	Three Month Ended March 31, 2025
(In thousands, except per share and weighted- average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Other Transaction Accounting Adjustments	Notes		Pro Forma Statement of Operations	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Revenue	$—	$1,954	$—			$1,954		$—		$1,954
Cost of revenue	—	(864)	—			(864)		—		(864)

Gross profit	—	1,090	—			1,090		—		1,090
Operating expenses:
Selling and marketing	—	308	—			308		—		308
Research and development	—	165	—			165		—		165
General and administrative	375	1,938	298	4	(f)	2,611				2,611

Total operating expenses	375	2,411	298			3,084		—		3,084

Operating loss	(375)	(1,321)	(298)			(1,994)		—		(1,994)
Other income (expense), net:
Loss on extinguishment of debt	(1,823)	(391)	—			(2,214)		—		(2,214)
Dividends on marketable securities held in Trust Account	169	—	(169)	4	(b)	—		—		—
Interest expense	(33)	(66)	33	4	(a)	(65)		—		(65)
	—	—	(13)	4	(f)	—		—		—
	—	—	8	4	(l)	—		—		—
	—	—	6	4	(n)	—		—		—
Loss on change in fair value of convertible notes and warranty liability	—	1,516	(1,542)	4	(c)	(26)		—		(26)
Other income	—	4	—			4		—		4

Total other (expense) income, net	(1,687)	1,063	(1,677)			(2,301)		—		(2,301)

Loss before income taxes and equity in earnings of investee	(2,062)	(258)	(1,975)			(4,295)		—		(4,295)
Provision for income tax	—	—	—			—		—		—
Equity in earnings of investee, net of income tax provision of $0	—	—	—			—		—		—

Net loss	$(2,062)	$(258)	$(1,975)			$(4,295)		$—		$(4,295)

			Scenario 1 Assuming No Additional Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
	Three Month Ended March 31, 2025	Three Month Ended March 31, 2025
(In thousands, except per share and weighted- average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes		Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
CSLM weighted-average Class A Ordinary Shares subject to possible redemption outstanding - basic and diluted	1,372,687	—	—		—			—		—
Basic and diluted net loss per share, CSLM Class A Ordinary Shares subject to redemption	$(0.19)	$—	$—		$—			$—		$—
CSLM weighted-average non-redeemable Class A Ordinary Shares outstanding - basic and diluted	4,743,749	—	—		—			—		—
Basic and diluted net loss per share, non-redeemable CSLM Class A Ordinary Shares	$(0.38)	$—	$—		$—			$—		$—
CSLM weighted-average non-redeemable Class B Ordinary Shares outstanding - basic and diluted	1	—	—		—			—		—
Basic and diluted net loss per share, non-redeemable CSLM Class B Ordinary Shares	$(0.38)	$—	$—		$—			$—		$—
Fusemachines Inc. weighted-average common shares outstanding - basic and diluted	—	11,049,455	—		—			—		—
Basic and diluted net loss per share, Fusemachines Inc. common stock	$—	$(0.02)	$—		$—			$—		$—
Fusemachines Pubco weighted-average common shares outstanding - basic and diluted	—	—	—		27,548,641	4	(o)	—		26,501,049	4	(o)
Basic and diluted net loss per share, Fusemachines Pubco Common Stock	$—	$—	$—		$(0.16)	4	(o)	$—		$(0.16)	4	(o)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Scenario 1 Assuming No Additional Redemptions into Cash						Scenario 2 Assuming Maximum Redemptions into Cash
	Year Ended December 31, 2024	Year Ended December 31, 2024	Transaction Accounting Adjustments
(In thousands, except per share and weighted-average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes		Pro Forma Statement of Operations	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Revenue	$—	$8,811	$—		$—			$8,811	$—		$8,811
Cost of revenue	—	(3,976)	—		—			(3,976)	—		(3,976)

Gross profit	—	4,835	—		—			4,835	—		4,835
Operating expenses:
Selling and marketing	—	1,966	—		—			1,966	—		1,966
Research and development	—	732	—		—			732	—		732
General and administrative	1,760	10,333	—		1,961	4	(e)	17,944	(1,000)	4(k)	16,944
	—	—	—		1,192	4	(f)	—	—		—
	—	—	—		1,000	4	(h)	—	—		—
	—	—	—		151	4	(i)	—	—		—
	—	—	—		1,352	4	(d)	—	—		—
	—	—	—		195	4	(g)	—	—		—

Total operating expenses	1,760	13,031	—		5,851			20,642	(1,000)		19,642

Operating loss	(1,760)	(8,196)	—		(5,851)			(15,807)	1,000		(14,807)
Other income (expense), net:
Dividends on marketable securities held in Trust Account	2,033	—	—		(2,033)	4	(b)	—	—		—
Covenant fees	505	—	—		(505)	4	(m)	—	—		—
Provision for credit losses	(505)	—	—		505	4	(m)	—	—		—
Interest expense	(101)	(234)	—	4(aaa)	101	4	(a)	(253)	—		(253)
	—	—	—		(48)	4	(f)	—	—		—
	—	—	—		19	4	(l)	—	—		—
	—	—	—		10	4	(n)	—	—		—
Loss on extinguishment of debt	—	(601)	—		—			(601)	—		(601)
Loss on extinguishment of payable	—	(70)	—		—			(70)	—		(70)
Loss on change in fair value of convertible notes and warranty liability	—	(6,104)	—		5,589	4	(c)	(515)	—		(515)
	—	—	—		—	4	(j)	—	—		—
Other expense	—	(148)	—		—			(148)	—		(148)

Total other income (expense), net	1,932	(7,157)	—		3,638			(1,587)	—		(1,587)

			Scenario 1 Assuming No Additional Redemptions into Cash						Scenario 2 Assuming Maximum Redemptions into Cash
	Year Ended December 31, 2024	Year Ended December 31, 2024	Transaction Accounting Adjustments
(In thousands, except per share and weighted-average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations		Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Income (loss) before income taxes and equity in earnings of investee	172	(15,353)	—		(2,213)		(17,394)		1,000		(16,394)
Provision for income tax	—	(31)	—		—		(31)		—		(31)
Equity in earnings of investee, net of income tax provision of $0	—	(1)	—		—		(1)		—		(1)

Net income (loss)	$172	$(15,385)	$—		$(2,213)		$(17,426)		$1,000		$(16,426)

CSLM weighted-average Class A Ordinary Shares subject to possible redemption outstanding -basic and diluted	3,527,561	—	—		—		—		—		—
Basic and diluted earnings per share, CSLM Class A Ordinary Shares subject to redemption	$0.47	$—	$—		$—		$—		$—		$—
CSLM weighted-average non-redeemable Class A Ordinary Shares outstanding -basic and diluted	4,743,749	—	—		—		—		—		—
Basic and diluted net loss per share, non-edeemable CSLM Class A Ordinary Shares	$(0.31)	$—	$—		$—		$—		$—		$—
CSLM weighted-average non-redeemable Class B Ordinary Shares outstanding -basic and diluted	1	—	—		—		—		—		—
Basic and diluted net loss per share, non-redeemable CSLM Class B Ordinary Shares	$(0.31)	$—	$—		$—		$—		$—		$—
Fusemachines Inc. weighted-average common shares outstanding -basic and diluted	—	10,574,934	—		—		—		—		—
Basic and diluted net loss per share, Fusemachines Inc. common stock	$—	$(1.45)	$—		$—		$—		$—		$—
Fusemachines Pubco weighted-average common shares outstanding -basic and diluted	—	—	—		—		27,548,641	4(o)	—		26,501,049	4(o)
Basic and diluted net loss per share, Fusemachines Pubco Common Stock	$—	$—	$—		$—		$(0.63)	4(o)	$—		$(0.62)	4(o)

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination, the Financing Transactions, and the Adjustments for Other Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. CSLM and Fusemachines had a historical relationship prior to the Business Combination. Accordingly, pro forma adjustments were required to eliminate activities between CSLM and Fusemachines.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025, was derived from the unaudited historical balance sheet of CSLM as of March 31, 2025, and the unaudited historical balance sheet of Fusemachines as of March 31, 2025, and gives effect to the Business Combination as if it had occurred on March 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the audited historical statement of operations of CSLM for the year ended December 31, 2024, and the audited historical statement of operations of Fusemachines for the year ended December 31, 2024, and reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025, combines the unaudited historical statement of operations of CSLM for the three months ended March 31, 2025, and the unaudited historical statement of operations of Fusemachines for the three months ended March 31, 2025, and reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments reflecting the consummation of the Business Combination, the Financing Transactions, and the Other Material Events are based on certain currently available information and certain assumptions and methodologies that both CSLM and Fusemachines believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both CSLM and Fusemachines believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination, the Financing Transactions, and the Other Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presents two redemption scenarios, the No Additional Redemption Scenario and the Maximum Redemption Scenario. The No Additional Redemption Scenario assumes that no additional CSLM Public Stockholders exercise their right to have their CSLM Class A ordinary shares subject to possible redemption (the “CSLM Public Shares”) converted into their pro rata share of the Trust Account. The Maximum Redemption Scenario assumes that the remaining 1,372,687 CSLM Public Shares are redeemed, resulting in an aggregate cash payment of approximately $16.6 million out of the Trust Account based on an assumed redemption price of $12.07 per share.

The foregoing scenarios are for illustrative purposes as CSLM does not have, as of the date of this proxy statement/prospectus, a meaningful way of providing any certainty regarding the number of redemptions by CSLM Public Stockholders that may occur.

Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic and diluted loss per share) as presented in the unaudited pro forma condensed combined financial information are the shares of Fusemachines Pubco Common Stock to be issued to legacy Fusemachines stockholders under the No Additional Redemption Scenario and the Maximum Redemption Scenario on the estimated Closing Date of the Business Combination and the CSLM shares that will remain outstanding and that will represent shares of Fusemachines Pubco Common Stock (as adjusted, where applicable, for the Maximum Redemption Scenario), which includes the CSLM Public Shares, shares of the Sponsor and related parties of Sponsor, the shares to be issued in connection with the PIPE Investment, and the shares to be issued to CSLM stockholders upon the automatic exercise of the outstanding CSLM Rights upon consummation of the Business Combination.

The tables directly below present shares expected to be outstanding on the estimated Closing Date as depicted in the unaudited pro forma condensed combined financial information.

	Assuming No Additional Redemptions Into Cash			Assuming Maximum Redemptions Into Cash
	Shares		% Ownership	Shares		% Ownership
Shares held by Fusemachines Stockholders	13,967,074		51%	14,053,480		53%
Shares held by CSLM public stockholders, Sponsor, and related parties of Sponsor	12,750,567	(1)	46%	11,616,569	(2)	44%
Shares held by unrelated third parties	831,000		3%	831,000		3%

	27,548,641		100%	26,501,049		100%

(1)

Represents (a) 1,021,683 shares to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (b) 3,259,142 shares to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (c) 402,805 shares to be held an affiliate of the Sponsor resulting from the partial conversion of the 3rd Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date, (d) 1,372,687 CSLM Class A Ordinary Shares subject to possible redemption sold in CSLM’s Initial Public Offering that have not been redeemed for cash, (e) 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to 18,975,000 units issued in CSLM’s Initial Public Offering, (f) 884,000 shares issued upon Closing as a result of the PIPE Financing, (g) 3,762,750 shares held by Sponsor, and (h) 150,000 shares held by directors of CSLM.

(2)

Represents a) 1,007,050 shares to be held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (b) 3,212,464 shares to be held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock is subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (c) 402,805 shares to be held an affiliate of the Sponsor resulting from the partial conversion of the 3rd Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date, (d) 1,897,500 shares expected to be issued upon Closing as a result of the automatic exercise of the rights related to 18,975,000 units issued in CSLM’s Initial Public Offering, (e) 884,000 shares issued upon Closing as a result of the PIPE Financing, (f) 300,000 shares issued as a result of the Contingent PIPE Investment Amount, (g) 3,762,750 shares held by Sponsor, and (h) 150,000 shares held by directors of CSLM.

2.	Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Fusemachines issuing shares for the net assets of CSLM, accompanied by a recapitalization. The net assets of Fusemachines will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Fusemachines. Fusemachines has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•

Under the No Additional Redemption Scenario and Maximum Redemption Scenario, legacy Fusemachines stockholders will have a majority of the voting interest in Fusemachines Pubco with approximately 51% and 53% of the voting interest, respectively.

•

Following the consummation of the Business Combination, the equity interests of the Fusemachines Chief Executive Officer are expected to represent the largest single voting interest in Fusemachines Pubco. Fusemachines’ Chief Executive Officer’s equity interests are expected to represent approximately 21% and 22% of the voting interest in Fusemachines Pubco in the scenarios assuming no additional redemptions and maximum redemptions, respectively.

•	Fusemachines will designate four out of the five members of the Board of Directors of Fusemachines Pubco.

•	The officers of Fusemachines will continue as the officers of Fusemachines Pubco.

•	The intended strategy of Fusemachines Pubco will be to continue to focus on Fusemachines’ core product offerings.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)

To reflect, in the No Additional Redemption Scenario, the expected Sponsor PIPE Investment of $8.8 million expected to be received on the Closing Date for 884,000 shares of Fusemachines Pubco Common Stock at $10.00 per share, assuming no shares are redeemed for cash at the Closing of the Business Combination. This expected issuance of shares will result in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares issued at par value was less than $1 thousand.

(bbb)	To reflect estimated interest incurred on related party promissory notes issued by Fusemachines to its Chief Executive Officer from April 1, 2025 through the estimated Closing Date.

(ccc)

To reflect the (i) total interest incurred on the Third Amended and Restated Promissory Note and Fourth Amended and Restated Promissory Note from April 1, 2025 through estimated Closing Date, (ii) additional actual and expected drawdowns by CSLM on the Third Amended and Restated Promissory Note and Fourth Amended and Restated Promissory Note between CSLM and the Sponsor in the amount of $0.6 million from April 1, 2025 through the estimated Closing Date.

(ddd)

To reflect, in the Maximum Redemption Scenario, the expected Sponsor PIPE Investment of $11.8 million expected to be received on the Closing Date for 1,184,000 shares of Fusemachines Pubco Common Stock at $10.00 per share. Under the Maximum Redemption Scenario, pursuant to the terms of the Merger Agreement and contingent Subscription Agreement, CSLM will receive an additional $3.0 million Contingent PIPE Investment from the Sponsor, under the assumption that CSLM Public Stockholders exercise their redemption rights with respect to a maximum of 1,372,687 CSLM Class A Ordinary Shares subject to possible redemption prior to the consummation of the Business Combination for cash. This expected issuance of shares will result in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares issued at par value was less than $1 thousand.

(eee)

To reflect interest incurred from April 1, 2025 through the estimated Closing Date on five convertible notes held at amortized cost of approximately $2 thousand, $2 thousand, $1 thousand, $1 thousand, and $1 thousand, respectively.

(fff)	To reflect the issuance of a convertible note by Fusemachines to an affiliate of the Sponsor in the principal amount of $2.2 million.

(ggg)	To reflect total interest to be incurred from issuance date through the estimated Closing Date on the convertible note to the Sponsor described in Note 3(fff).

Pro Forma Adjustments for Other Material Events:

(aa)

To reflect extension payments subsequent to March 31, 2025 by CSLM into the Trust Account in order to extend the amount of time it has available to complete its initial Business Combination through the estimated Closing Date.

(bb)	To reflect actual and expected dividends on marketable securities held in the Trust Account from April 1, 2025 through the estimated Closing Date.

Pro Forma Other Transaction Accounting Adjustments:

(a)

To reflect the settlement on the estimated Closing Date of the Fourth Amended and Restated Promissory Note. The Fourth Amended and Restated Promissory Note is settled through a partial repayment in cash as well as an issuance of shares of Fusemachines Pubco Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at amortized cost) have an aggregate carrying value of $3.5 million. This adjustment in Note 3(a) reflects the removal of this carrying value of $3.5 million, removal of accrued and unpaid interest in the amount of $0.2 million, the payment of $2.1 million of cash, an increase to Fusemachines Pubco Common Stock of less than $1 thousand, and an increase to Additional paid in capital of $1.6 million. The conversion of the shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was less than $1 thousand.

(b)

To reflect the release of the marketable securities held in the Trust Account to Cash, assuming no CSLM Public Stockholders exercise their right to have their CSLM Class A Ordinary Shares subject to possible redemption redeemed for their pro rata share of the Trust Account.

(c)

To reflect, in the No Additional Redemption Scenario, the conversion of all 1,372,687 issued and outstanding CSLM Class A Ordinary Shares subject to possible redemption immediately prior to the Closing Date into shares of Fusemachines Pubco Common Stock with no cash redemptions. The conversion of the shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was less than $1 thousand.

(d)

To reflect, in the No Additional Redemption Scenario, the conversion of all 4,743,749 and 1 issued and outstanding CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares not subject to possible redemption, respectively, immediately prior to the Closing Date into shares of Fusemachines Pubco

Common Stock. The conversion of the shares resulted in a $0 thousand adjustment within the CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares line items, respectively, due to the effect of rounding as the adjustments to record the removal of the par value of the converted shares from the CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares line items were less than $1 thousand, respectively. Additionally, the conversion resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item as the adjustment to record the conversion into Fusemachines Pubco Common Stock at par value was less than $1 thousand.

(e)

To reflect the Sponsor’s transfers and sales of shares of common stock to third-party vendors providing services to CSLM. Management assessed the substance of the share transfers and sales and determined that they represented share-based payments by the Sponsor, which is a holder of an economic interest in Fusemachines Pubco and CSLM, as compensation for services provided by nonemployees in accordance with ASC 718-10-15-4. Based on this determination, management concluded that for the shares that were sold, the excesses of the estimated fair values of such shares on the measurement dates over the purchase prices (the purchase prices of all sales amounted to approximately $1 thousand) represented compensation expense to be recognized over the respective nonemployee vesting periods, in accordance with ASC 718-10-25-2B. Management also concluded that for the shares that were transferred, the estimated fair values of such shares on the measurement dates represented compensation expense to be recognized over the respective nonemployee vesting periods, in accordance with ASC 718-10-25-2B. For purposes of the unaudited pro forma condensed combined financial information, all of the nonemployee vesting periods were determined to be the point-in-time of the closing of the Merger as this is when the expense would have been recognized if cash had been paid for the nonemployees’ services. Management used the quoted market prices of CSLM for the estimated measurement date fair values of all shares transferred and sold. In accordance with ASC 718, for equity-classified awards, the measurement date for purposes of the fair value determination was determined to be the grant date, the date on which the measurement of the award was fixed. For the shares that were sold, management recorded the entirety of the excesses of the grant date fair values over the purchase prices as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. For the shares that were transferred, management recorded the entire grant date fair values as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. Refer to Note 4(e) for the impact of these share-based payment awards on the unaudited pro forma condensed combined statement of operations.

(f)

To reflect the issuance of 1,897,500 shares of Fusemachines Pubco Common Stock upon the automatic exercise on the Closing Date of the CSLM Rights to acquire one-tenth of one share of Fusemachines Pubco Common Stock. The issuance of the shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 and Additional paid-in capital line items, respectively, due to the effect of rounding as the adjustment to record the shares at par value and associated adjustment to Additional paid-in capital were less than $1 thousand, respectively.

(g)

To reflect the remeasurement to fair value of the Fusemachines convertible notes issued in January 2024 at the estimated Closing Date, as Fusemachines elected the fair value option upon issuance of the notes. The fair value of the convertible notes as of the Closing Date of $10.3 million (historical balance of the notes was $8.0 million plus this remeasurement to fair value of $2.3 million) is based on the number of shares of Fusemachines Common Stock that the convertible notes will convert into. The number of shares of Fusemachines Common Stock that the convertible notes will convert into immediately prior to the Closing of the Business Combination will be the same under both the No Additional Redemption Scenario and the Maximum Redemption Scenario.

The fair value per share of Fusemachines Common Stock used to remeasure the January 2024 notes to fair value on the estimated Closing Date was $6.68. This value has been determined based on an income approach and a market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A. This combination of the income and market approach is consistent with the provisions of the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide which are generally recognized as reliable provisions for a valuation methodology.

(h)	To reflect the BTIG waiver (waiver in connection with Share Transfer Agreement described in Introduction above) of the deferred underwriting fee payable on the Closing Date.

(i)

To reflect the payment of total preliminary estimated transaction costs of CSLM of $1.7 million, which includes the payment of $0.3 million of transaction costs that were incurred prior to March 31, 2025 and that were recorded as accounts payable and accrued expenses and other current liabilities in the historical CSLM financial statements, as well as payment of $1.4 million of transaction costs that are anticipated to be incurred subsequent to March 31, 2025 but prior to the estimated Closing Date.

(j)

To reflect the conversion of 9,043,234 shares of Fusemachines Preferred Stock into an equivalent number of shares of Fusemachines Common Stock immediately prior to the Closing Date pursuant to the terms of the Fusemachines certificate of incorporation. The conversion of the shares resulted in a $0 thousand adjustment within the Fusemachines Inc. Common Stock, par value $0.00001 line item due to the effect of rounding as the adjustment to record the shares at par value was less than $1 thousand.

(k)

To reflect, in the No Additional Redemption Scenario, the settlements on the estimated Closing Date of 1) the Fusemachines convertible notes issued in October 2019 and September 2021 and 2) the Fusemachines convertible notes issued in January 2024.

1)

The October 2019 and September 2021 convertible notes are settled through a partial repayment in cash as well as an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at fair value) have an aggregate carrying value of $6.9 million. This adjustment in Note 3(k) reflects the removal of this carrying value of $6.9 million, the payment of $1.9 million of cash, an increase to Fusemachines common stock of less than $1 thousand, and an increase to Additional paid in capital of $5.0 million.

2)

The January 2024 convertible notes are settled through an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at fair value) have an aggregate carrying value of $10.3 million. This adjustment in Note 3(k) reflects the removal of this carrying value of $10.3 million, an increase to Fusemachines common stock of less than $1 thousand, and an increase to Additional paid in capital of $10.3 million.

For the adjustment reflecting the settlement of the convertible notes referenced in 1) above in the Maximum Redemption Scenario, refer to Notes 3(y).

(l)

To reflect the payment on the Closing Date of the $0.3 million premium for a six-year prepaid directors’ and officers’ tail policy and the recording of $1.2 million to notes payable, current for the deferred charge of the directors’ and officers’ insurance financed over an expected nine-month term.

(m)	To reflect, in the No Additional Redemption Scenario, the payment of the transaction completion bonus to the Chief Executive Officer of Fusemachines on the Closing Date.

(n)

To reflect the settlement of a Fusemachines accounts payable balance through the issuance of 45,000 shares of Fusemachines Common Stock to a Fusemachines vendor immediately prior to the Closing of the Business Combination. Upon the Closing of the Business Combination, the 45,000 newly issued Fusemachines Common Stock will be exchanged at the Conversion Ratio of 0.6621 and 0.6526 under the No Additional Redemption Scenario and Maximum Redemption Scenario, respectively, for shares of Fusemachines Pubco Common Stock. The settlement of the accounts payable balance was treated as the settlement of convertible debt that does not contain a bifurcated embedded conversion feature under ASC 815. As such, pursuant to ASC 470-20-40-4, upon conversion, the net carrying amount of the accounts payable is derecognized with the accounts payable net carrying amount credited to additional paid-in capital to reflect the equity shares issued and no gain or loss is recognized. The issuance of the shares resulted in a $0 thousand adjustment within the Fusemachines Inc. Common Stock, par value $0.00001 line item due to the effect of rounding as the adjustment to record the shares at par value was less than $1 thousand.

(o)

To reflect the payment of total preliminary estimated transaction costs of Fusemachines of $6.1 million, which includes (i) $5.4 million of transaction costs that were incurred prior to March 31, 2025 and that were recorded as accounts payable and accrued expenses and other current liabilities in the historical Fusemachines financial statements; (ii) advisory, legal, and other professional fees of $0.5 million estimated to be incurred subsequent to March 31, 2025 that are specific incremental costs directly attributable to the offering of securities associated with the Closing of the Business Combination; and (iii) transaction costs of $0.2 million that are expected to be incurred in connection with the Business Combination subsequent to March 31, 2025 but that are not directly attributable to the offering of securities. The $0.2 million in estimated costs subsequent to March 31, 2025 that are not directly attributable to the offering of securities is recorded as an addition to accumulated deficit. Fusemachines expects to incur $0.5 million in estimated costs subsequent to March 31, 2025 that are specific incremental costs directly attributable to the offering of securities and is recorded as a reduction to additional paid-in capital. Additionally, this entry reflects the reversal of deferred transaction costs in the historical Fusemachines financial statements in the amount of $1.6 million that were specific incremental costs directly attributable to the offering of securities. The $1.6 million is recorded as a reduction to deferred transaction costs and additional paid-in capital.

(p)

To reflect the Sponsor’s sale of shares of Fusemachines Pubco Common Stock to a third-party vendor providing services to Fusemachines. Management assessed the substance of the share sale and determined that it represented a share-based payment awarded by the Sponsor, which is a holder of an economic interest in Fusemachines Pubco, as compensation for services provided by nonemployees in accordance with ASC 718-10-15-4. Based on this determination, management concluded that for the shares that were sold, the excess of the estimated fair value of such shares on the measurement date over the purchase price (the purchase price was less than $1 thousand) represented compensation expense to be recognized over the nonemployee vesting period, in accordance with ASC 718-10-25-2B. For purposes of the unaudited pro forma condensed combined financial information, the nonemployee vesting period was determined to be the point-in-time of the closing of the Merger as this is when the expense would have been recognized if cash had been paid for the nonemployee services. Management used the quoted market price of CSLM for the estimated measurement date fair value of the shares sold. In accordance with ASC 718, for equity- classified awards, the measurement date for purposes of the fair value determination was determined to be the grant date, the date on which the measurement of the award was fixed. For the shares that were sold, management recorded the entirety of the excess of the grant date fair value over the purchase price as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. Refer to Note 4(i) for the impact of this share-based payment award on the unaudited pro forma condensed combined statement of operations. The sale of shares resulted in a $0 thousand adjustment to cash as presented in the Cash and cash equivalents line item due to the effect of rounding as the adjustment to record the cash received was less than $1 thousand.

(q)

To reflect, in the No Additional Redemption Scenario, the recapitalization of Fusemachines through the contribution of 27,561,436 shares of Fusemachines Common Stock and the issuance of 18,247,899 shares of Fusemachines Pubco Common Stock, reflecting the Conversion Ratio of 0.6621, and to reflect the derecognition of the accumulated deficit of CSLM which is reversed to additional paid-in capital.

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Fusemachines issuing shares for the net assets of CSLM, accompanied by a recapitalization. The net assets of Fusemachines will be stated

at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Fusemachines.

The reverse recapitalization adjustment is determined as follows (in thousands):

Derecognition of Fusemachines Common Stock	$(2)
Derecognition of Fusemachines treasury stock	$2,903
Derecognition of CSLM’s accumulated deficit(1)	$16,021
Issuance of Fusemachines Pubco Common Stock in accordance with the Conversion Ratio under the Maximum Redemption Scenario	$2
Net reduction of additional paid-in capital due to derecognition of CSLM’s accumulated deficit and Fusemachines historical equity and issuance of Fusemachines Pubco Common Stock	$(18,924)

(1)	The derecognition of CSLM’s accumulated deficit of $16.0 million is determined as follows (in thousands):

Historical accumulated deficit of CSLM as of December 31, 2024	$12,839
Interest expense on CSLM related party loan payable, current, see 3(ccc)	38
Dividend income on marketable securities held in Trust Account, see 3(bb)	(168)
Compensation expense from transfers and sales of shares from the Sponsor to third-party vendors of CSLM, see 3(e)	1,961
Estimated transaction costs of CSLM through the estimated Closing Date, see 3(i)	1,351

Total adjustment to derecognize CSLM’s accumulated deficit	$16,021

(r)	To reflect the repayment of the outstanding principal and unpaid interest on the seven Fusemachines related party promissory notes on the estimated Closing Date.

(s)

To reflect the settlement on the estimated Closing Date of the six Fusemachines convertible notes, one issued in April 2024, one issued in June 2024, two issued in September 2024, one issued in February 2025, and one issued in May 2025.

These six convertible notes are settled through an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are held at amortized cost) have a carrying value of $0.1 million, $0.1 million, $0.1 million, $0.1 million, $0.2 million, and $2.2 million, respectively. This adjustment in Note 3(s) reflects the removal of this aggregate carrying value of $2.8 million, an increase to Fusemachines Inc. Common Stock, par value $0.00001, of less than $1 thousand, and an increase to Additional paid in capital of $2.8 million.

(t)

To reflect, in the No Additional Redemption Scenario, the remeasurement of the Fusemachines convertible notes issued in October 2019 and September 2021 from March 31, 2025 to their estimated fair value at the estimated Closing Date immediately prior to their settlement on the Closing Date (refer to Note 3(k) for an adjustment reflecting the settlement of the convertible notes on the estimated Closing Date). The fair value of the convertible notes as of the Closing Date of $6.9 million is based on the number of shares of Fusemachines Common Stock that the convertible notes will convert into after the partial cash repayment in the No Additional Redemption Scenario.

The fair value per share of Fusemachines Common Stock used to remeasure the October 2019 and September 2021 notes to fair value on the estimated Closing Date was $6.68. This value has been determined based on an income approach and a market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A. This combination of the income and market approach is consistent with the provisions of the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide which are generally recognized as reliable provisions for a valuation methodology.

For the adjustments under the Maximum Redemption Scenario related to the Fusemachines convertible notes issued in October 2019 and September 2021, refer to Note 3(x) for the remeasurement from March 31, 2025 to the estimated Closing Date, and refer to Note 3(y) for the adjustment to reflect the settlement of the convertible notes on the estimated Closing Date.

(u)

To reflect the forfeiture of warrants by the Sponsor (with no consideration to Sponsor) pursuant to the terms of the Sponsor Support Agreement. The terms specify that the forfeited warrants will be immediately cancelled upon the Closing Date. The adjustment consists solely of an increase and decrease to additional paid-in capital for the historical carrying amount of the warrants. Additional paid-in capital is decreased as the forfeiture was deemed to be specific and incremental to the offering of securities that will be issued upon the Closing Date as the forfeiture was entered into to remove a source of potential dilution to induce parties to the Merger Agreement to consummate the Business Combination. Additional paid-in capital is increased because the forfeiture represents a termination of equity-classified contracts, the contracts being the warrants, and the offsetting entry for a termination of an equity-classified contract is to additional paid- in capital. The net amount of the adjustment to Additional paid-in capital is $0 thousand.

(v)

To reflect, in the Maximum Redemption Scenario, the assumption that CSLM Public Stockholders exercise their redemption rights with respect to a maximum of 1,372,687 CSLM Class A Ordinary Shares subject to possible redemption prior to the consummation of the Business Combination at a redemption price of $12.07 per share, or $16.6 million in cash. This adjustment resulted in a $0 thousand adjustment, as presented, to the Fusemachines Pubco Common Stock, par value $0.0001 line item, due to the effect of rounding, as the adjustment to reflect the decrease in the par value of Fusemachines Pubco Common Stock resulting from the shares being redeemed for cash in the Maximum Redemption Scenario is less than $1 thousand.

(w)

To reflect, in the Maximum Redemption Scenario, the reversal of the recapitalization adjustment and the issuance of 18,247,899 shares of Fusemachines Pubco Common Stock described in Note 3(q) in the No Additional Redemption Scenario and to reflect the recapitalization of Fusemachines through the contribution of 28,000,368 shares of Fusemachines Common Stock and the issuance of 18,272,993 shares of Fusemachines Pubco Common Stock, reflecting the Conversion Ratio of 0.6526, and to reflect the derecognition of the accumulated deficit of CSLM which is reversed to additional paid-in capital.

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Fusemachines issuing shares for the net assets of CSLM, accompanied by a recapitalization. The net assets of Fusemachines will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Fusemachines.

The net amount of the adjustment to the Fusemachines Inc. Common Stock, $0.00001 par value, Fusemachines Pubco Common Stock, par value $0.0001, Treasury Stock, at Cost, Additional Paid In Capital, and Accumulated Deficit line items, representing the incremental difference in the adjustment amounts under the No Additional Redemption Scenario and Maximum Redemption Scenario, is $0 thousand, as presented, due to the effect of rounding as the amounts are less than $1 thousand.

The reverse recapitalization adjustment is determined as follows (in thousands):

Derecognition of Fusemachines Common Stock	$(2)
Derecognition of Fusemachines treasury stock	$2,903
Derecognition of CSLM’s accumulated deficit(1)	$16,021
Issuance of Fusemachines Pubco Common Stock in accordance with the Conversion Ratio under the Maximum Redemption Scenario	$2
Net reduction of additional paid-in capital due to derecognition of CSLM’s accumulated deficit and Fusemachines historical equity and issuance of Fusemachines Pubco Common Stock	$(18,924)

(1)	The derecognition of CSLM’s accumulated deficit of $16.0 million is determined as follows (in thousands):

Historical accumulated deficit of CSLM as of December 31, 2024	$12,839
Interest expense on CSLM related party loan payable, current, see 3(ccc)	38
Dividend income on marketable securities held in Trust Account, see 3(bb)	(168)
Compensation expense from transfers and sales of shares from the Sponsor to third-party vendors of CSLM, see 3(e)	1,961
Estimated transaction costs of CSLM through the estimated Closing Date, see 3(i)	1,351

Total adjustment to derecognize CSLM’s accumulated deficit	$16,021

(x)

To reflect, in the Maximum Redemption Scenario, the $2.3 million remeasurement of the Fusemachines convertible notes issued in October 2019 and September 2021 from March 31, 2025 to their estimated fair value at the estimated Closing Date immediately prior to their settlement on the Closing Date (refer to Note 3(y) for an adjustment reflecting the settlement of the convertible notes on the estimated Closing Date). The fair value of the convertible notes as of the Closing Date of $8.2 million is based on the number of shares of Fusemachines Common Stock that the convertible notes will convert into after the partial cash repayment in the Maximum Redemption Scenario.

The fair value per share of Fusemachines Common Stock used to remeasure the October 2019 and September 2021 notes to fair value on the estimated Closing Date was $6.68. This value has been determined based on an income approach and a market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A. This combination of the income and market approach is consistent with the provisions of the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide which are generally recognized as reliable provisions for a valuation methodology.

This Note 3(x) also reflects, in the Maximum Redemption Scenario, the reversal of the $1.0 million remeasurement to fair value of the October 2019 and September 2021 Fusemachines convertible notes from March 31, 2025 through the Closing Date under the No Additional Redemption Scenario (see Note 3(t)).

For the adjustments under the No Additional Redemption Scenario related to the Fusemachines convertible notes issued in October 2019 and September 2021, refer to Note 3(t) for the remeasurement from March 31, 2025 to the estimated Closing Date, and refer to Note 3(k) for the adjustment to reflect the settlement of the convertible notes on the estimated Closing Date.

(y)

To reflect, in the Maximum Redemption Scenario, the reversal of the settlement on the estimated Closing Date of the Fusemachines convertible notes issued in October 2019 and September 2021 at a fair value of $6.9 million under the No Additional Redemption Scenario (see Note 3(k)), as well as the reversal of a partial repayment of $1.9 million which was also included as part of the Note 3(k).

The October 2019 and September 2021 convertible notes are settled through a partial repayment in cash as well as an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at fair value) have an aggregate carrying value of $8.2 million under the Maximum Redemption Scenario. In addition to the reversals described within this note above, this Note 3(y) removes the carrying value of $8.2 million and also reflects the $0.3 million partial repayment in cash of the outstanding principal and unpaid interest under the Maximum Redemption Scenario and the conversion of the October 2019 and September 2021 Fusemachines convertible notes.

The net amount of this Note 3(y) to Fusemachines Inc. Common Stock, $0.00001 par value line item, representing the incremental difference in par value between the conversion of the October 2019 and September 2021 Fusemachines convertible notes in the No Additional Redemption Scenario and Maximum Redemption Scenario, respectively, is $0 thousand, as presented, due to the effect of rounding as the amount is less than $1 thousand.

For the adjustment reflecting the settlement of the October 2019 and September 2021 convertible notes above in the No Additional Redemption Scenario, refer to Note 3(k).

(z)

To reflect, in the Maximum Redemption Scenario, the reversal of the transaction completion bonus, described in Note 3(m) in the No Additional Redemption Scenario as the bonus is only payable under the No Additional Redemption Scenario under which no CSLM Stockholders elect to redeem their Class A Ordinary Shares subject to possible redemption for a pro rata portion of cash in the Trust Account.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2025 and for the Year Ended December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)

Notes 3(bbb), 3(ccc), 3(eee), and 3(ggg) on the balance sheet reflect the total interest incurred from April 1, 2025 through the estimated Closing Date on the following convertible notes held at amortized cost: (i) the related party promissory notes by Fusemachines to its Chief Executive Officer, (ii) the Third Amended and Restated Promissory Note and Fourth Amended and Restated Promissory Note, (iii) five Fusemachines convertible notes issued in April 2024, June 2024, two issued in September 2024, and February 2025, and (iv) the convertible note to an affiliate of the Sponsor described in Note 3(fff), respectively. As the related party promissory notes held at amortized cost in (i) are assumed to have been repaid in cash on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to record interest expense has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they were repaid on this date resulting in a $0 thousand adjustment within the interest expense line item. As the convertible notes held at amortized cost in (ii), (iii), and (iv) are assumed to have been converted into stock on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to record interest expense has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they converted into stock on this date resulting in a $0 thousand adjustment within the interest expense line item. This is a non-recurring item.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of historical interest expense on the CSLM promissory note as it will be repaid on the Closing Date.

(b)	To reflect the removal of the previously recognized dividend income from CSLM’s marketable securities held in Trust Account which will be released upon the Closing of the Business Combination.

(c)

To reflect the removal of the previously recognized loss on change in fair value in the historical Fusemachines consolidated statement of operations for the three months ended March 31, 2025 and for the twelve months ended December 31, 2024 of $0.5 million and $3.1 million, respectively, for the Fusemachines convertible promissory notes issued in October 2019 and September 2021. Additionally, to reflect the removal of the previously recognized loss on change in fair value in the historical Fusemachines consolidated statement of operations for the three months ended March 31, 2025 and for the twelve months ended December 31, 2024 of $1.0 million and $2.5 million, respectively, for the Fusemachines convertible promissory notes issued in January 2024. The October 2019 and September 2021 convertible notes will be partially repaid on the Closing Date and the remainder will be converted into Fusemachines Common Stock on the Closing Date. The January 2024 convertible notes will be converted into Fusemachines Common Stock on the Closing Date. This is a non-recurring item.

(d)

To reflect the estimated transaction costs for CSLM for certain accounting, auditing, and other professional fees expected to be incurred in connection with the Business Combination. This is a non-recurring item.

(e)

To reflect compensation costs associated with the Sponsor’s transfers and sales of shares of Fusemachines Pubco Common Stock to third-party vendors providing services to CSLM. This is a non-recurring item. Refer to Note 3(e) for the impact of these share-based payment awards on the unaudited pro forma condensed combined balance sheet.

(f)

To reflect amortization expense and interest expense for the directors’ and officers’ liability insurance policy, interest expense is due to the portion of the policy assumed to be financed, assumed to be entered into upon Closing.

(g)

To reflect estimated transaction costs for Fusemachines for certain accounting, auditing, and other professional fees expected to be incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to this proposed offering of securities. This is a non-recurring item.

(h)

To reflect, in the No Additional Redemption Scenario, the transaction completion bonus payment, assuming no shares are redeemed to cash at the Closing of the Business Combination. This is a non-recurring item.

(i)

To reflect compensation costs for the Sponsor’s sale of shares of Fusemachines Pubco Common Stock to a third-party vendor providing services to Fusemachines. Refer to Note 3(p) for the impact of this share-based payment award on the unaudited pro forma condensed combined balance sheet. This is a non-recurring item.

(j)

Notes 3(k) and 3(y) on the balance sheet reflect the conversion of all convertible notes held at fair value into stock. As these balance sheet adjustments are assumed to have been made on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to remeasure the notes to fair value has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they converted into stock on this date resulting in a $0 thousand adjustment within the Loss on change in fair value of convertibles notes and warrant liability line item.

(k)

To reflect, in the Maximum Redemption Scenario, the reversal of the transaction completion bonus (Note 4(h)), which is not assumed to be paid under the Maximum Redemption Scenario. This is a non-recurring item.

(l)

To reflect the elimination of historical interest expense on certain related party promissory notes issued by Fusemachines to its Chief Executive Officer prior to December 31, 2024. These related party promissory notes are to be repaid on the Closing Date.

(m)

Reflects the removal of CSLM’s covenant fee income and the associated provision for credit losses for the covenant fee. The covenant fee income and associated provision for credit losses were removed because the Second Amendment to Merger Agreement removed the terms which required Fusemachines to pay CSLM monthly for the delayed delivery of its audited financial statements to CSLM. Pursuant to ASC 610-20 and

Section 210.5-03 of Regulation S-X, CSLM initially recorded the income from these fees as Covenant fees within the Other income section of its historical statement of operations for the year ended December 31, 2024 as these fees were a contractual stipulation as part of the Merger Agreement rather than revenue from delivering or producing goods, rendering services, or other activities that constitute an entity’s ongoing major or central operations.

(n)

To reflect the elimination of historical interest expense on five Fusemachines convertible notes held at amortized cost issued prior to March 31, 2025 of approximately $1 thousand, $2 thousand, $1 thousand, $1 thousand, and $1 thousand, respectively, for the three months ended March 31, 2025, and to reflect the elimination of historical interest expense on four Fusemachines convertible notes held at amortized cost issued prior to December 31, 2024, of approximately $4 thousand, $4 thousand, $1 thousand, and $1 thousand, respectively, for the year ended December 31, 2024. These convertible notes will be converted into Fusemachines Common Stock on the Closing Date.

(o)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 , respectively, are based upon the number of Fusemachines Pubco shares outstanding at the Closing of the Business Combination, assuming the Business Combination occurred on January 1, 2024.

Pro forma basic and diluted net loss per share is calculated as follows for the three months ended March 31, 2025:

	Three Months Ended March 31, 2025
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Numerator:
Pro forma net loss	$(4,295,000)	$(4,295,000)

Denominator:
Assume conversion of CSLM Class A Ordinary Shares subject to possible redemption into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,372,687	—
Assume conversion of non-redeemable CSLM Class A Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	4,743,749	4,743,749
Assume conversion of non-redeemable CSLM Class B Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1	1
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock in connection with the PIPE Investment	884,000	1,184,000
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to an affiliate of the Sponsor due to partial conversion of the 3rd Amended and Restated Promissory Note as a result of assuming closing of the Business Combination on January 1, 2024	402,805	402,805
Assume conversion of 18,975,000 Parent Rights into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,897,500	1,897,500

	Three Months Ended March 31, 2025
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to Fusemachines stockholders as a result of assuming closing of the Business Combination on January 1, 2024	13,332,927	13,141,969
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to holders of Fusemachines convertible notes as a result of assuming closing of the Business Combination on January 1, 2024	4,914,972	5,131,025

Pro forma weighted-average shares outstanding - basic and diluted	27,548,641	26,501,049

Pro forma net loss per share - basic and diluted	$(0.16)	$(0.16)

The following securities were excluded from the computation of pro forma diluted net loss per share for the three months ended March 31, 2025 because including them would have had an anti-dilutive effect:

	Three Months Ended March 31, 2025
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Fusemachines Pubco Private Placement Warrants(1)	4,094,029	4,092,701
CSLM Public Warrants(2)	9,487,500	9,487,500
Fusemachines Pubco Common Stock stock options(3)	1,689,115	1,664,923

Total anti-dilutive Fusemachines Pubco Common Stock	15,270,644	15,245,124

(1)

Represents 3,971,250 warrants held by CSLM Sponsor in the No Additional Redemption and Maximum Redemption Scenarios, along with 122,779 and 121,451 warrants held by former debt holders of Fusemachines in the No Additional Redemption and Maximum Redemption Scenarios, respectively.

(2)	Represents warrants held by CSLM Public Stockholders.
(3)	Represents options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan.

Pro forma basic and diluted net loss per share is calculated as follows for the year ended December 31, 2024:

	Year Ended December 31, 2024
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Numerator:
Pro forma net loss	$(17,426,000)	$(16,426,000)

Denominator:
Assume conversion of CSLM Class A Ordinary Shares subject to possible redemption into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,372,687	—

	Year Ended December 31, 2024
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Assume conversion of non-redeemable CSLM Class A Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	4,743,749	4,743,749
Assume conversion of non-redeemable CSLM Class B Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1	1
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock in connection with the PIPE Investment	884,000	1,184,000
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to an affiliate of the Sponsor due to partial conversion of the 3rd Amended and Restated Promissory Note as a result of assuming closing of the Business Combination on January 1, 2024	402,805	402,805
Assume conversion of 18,975,000 Parent Rights into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,897,500	1,897,500
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to Fusemachines stockholders as a result of assuming closing of the Business Combination on January 1, 2024	13,332,927	13,141,969
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to holders of Fusemachines convertible notes as a result of assuming closing of the Business Combination on January 1, 2024	4,914,972	5,131,025

Pro forma weighted-average shares outstanding - basic and diluted	27,548,641	26,501,049

Pro forma net loss per share - basic and diluted	$(0.63)	$(0.62)

The following securities were excluded from the computation of pro forma diluted net loss per share for the year ended December 31, 2024 because including them would have had an anti-dilutive effect:

	Year Ended December 31, 2024
	Assuming No Additional Redemptions Into Cash	Assuming Maximum Redemptions Into Cash
Fusemachines Pubco Private Placement Warrants(1)	4,094,029	4,092,701
CSLM Public Warrants(2)	9,487,500	9,487,500
Fusemachines Pubco Common Stock stock options(3)	1,689,115	1,664,923

Total anti-dilutive Fusemachines Pubco Common Stock	15,270,644	15,245,124

(1)

Represents 3,971,250 warrants held by CSLM Sponsor in the No Additional Redemption and Maximum Redemption Scenarios, along with 122,779 and 121,451 warrants held by former debt holders of Fusemachines in the No Additional Redemption and Maximum Redemption Scenarios, respectively.

(2)	Represents warrants held by CSLM Public Stockholders.

(3)	Represents options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan.

5.	Conforming Accounting Policies and Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Fusemachines performed a preliminary analysis of CSLM’s financial information to identify differences in financial statement presentation as compared to the presentation of Fusemachines. Certain reclassification adjustments have been made to conform CSLM’s historical financial statement presentation to Fusemachines’ historical financial statement presentation. Following the completion of the Business Combination, or as more information becomes available, Fusemachines will finalize the review of financial statement presentation, which could differ from the presentation set forth in the unaudited pro forma condensed combined financial information presented herein.

The following items represent certain reclassification adjustments to conform CSLM’s historical balance sheet presentation as of March 31, 2025 to Fusemachines’ historical balance sheet presentation as of March 31, 2025 and to conform CSLM’s historical statement of operations presentation for the three months ended March 31, 2025 and for the year ended December 31, 2024 to Fusemachines’ historical statement of operations presentation for the three months ended March 31, 2025 and for the year ended December 31, 2024, which have no impact on net loss for the three months ended March 31, 2025 and for the year ended December 31, 2024 and are summarized below:

March 31, 2025
Fusemachines Inc. Historical Balance Sheet Line Items	CSLM Historical Consolidated Balance Sheet Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes	CSLM Acquisition Corp. Reclassified
Assets	Assets
Current assets:	Current assets:
Cash and cash equivalents	Cash	$3	$—		$3
Accounts receivable, current, net		—	—		—
Unbilled revenue		—	—		—
Deferred transaction costs		—	—		—
Prepaid expenses and other current assets	Prepaid expenses	—	—		—
	Due from related party	32	—		32
	Marketable securities held in Trust Account	16,312	—		16,312

Total current assets		16,347	—		16,347

Property and equipment, net		—	—		—
Intangible assets, net		—	—		—
Deferred Tax Asset		—	—		—
Operating lease right-of-use assets		—	—		—
Other assets		—	—		—

Total assets	Total assets	$16,347	$—		$16,347

		March 31, 2025
Fusemachines Inc. Historical Balance Sheet Line Items	CSLM Historical Consolidated Balance Sheet Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes		CSLM Acquisition Corp. Reclassified
Liabilities and stockholders’ deficit	Liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit
Current liabilities:	Current liabilities:
Accounts payable	Accounts payable	$388	$—			$388
Accrued expenses and other current liabilities	Accrued expenses	1,150	162	5	(d)	1,312
Deferred revenue		—	—			—
Convertible notes payable, at fair value, current		—	—			—
Related party convertible notes payable, at fair value, current		—	—			—
Related party convertible notes payable, current		—	2,860	5	(e)	2,860
Convertible notes payable, current		—	—			—
Related party loan payable, current		—	—			—
	Promissory note - related party	2,860	(2,860)	5	(e)	—
	Accrued Interest - related party	162	(162)	5	(d)	—
	Deferred underwriting commissions	6,641	—			6,641
Operating lease liability, current		—	—			—

Total current liabilities		11,201	—			11,201

Convertible notes payable		—	—			—
Cumulative mandatorily redeemable common and preferred stock liability		—	—			—
Warrant liability		—	—			—
Operating lease liability		—	—			—

Total liabilities	Total liabilities	11,201	—			11,201

	CSLM Class A Ordinary Shares, ($0.0001 par value; 500,000,000 shares authorized, 1,372,687 shares issued and outstanding subject to possible redemption as of March 31, 2025)	16,312	—			16,312

March 31, 2025
Fusemachines Inc. Historical Balance Sheet Line Items	CSLM Historical Consolidated Balance Sheet Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes	CSLM Acquisition Corp. Reclassified
Stockholders’ deficit:	Shareholders’ deficit
Convertible preferred stock ($0.00001 par value, 9,076,724 shares authorized as of March 31, 2025; 9,043,234 shares issued and outstanding as of March 31, 2025)		—	—		—
Common stock ($0.00001 par value, 24,200,000 shares authorized as of March 31, 2025; 11,049,680 issued and outstanding as of March 31, 2025)		—	—		—
	CSLM preference shares, ($0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2025)	—	—		—
	CSLM Class A ordinary shares, ($0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding as of March 31, 2025)	—	—		—
	CSLM Class B ordinary shares, ($0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of March 31, 2025)	—	—		—
Treasury stock, at cost (667,000 shares as of March 31, 2025)		—	—		—
Additional paid in capital	Additional paid in capital	1,673	—		1,673
Accumulated deficit	Accumulated deficit	(12,839)	—		(12,839)
Accumulated other comprehensive income		—	—		—

Total stockholders’ deficit	Total shareholders’ deficit	(11,166)	—		(11,166)

Total liabilities and stockholders’ deficit	Total liabilities, Class A ordinary shares subject to possible redemption, and stockholders’ deficit	$16,347	$—		$16,347

		Three Month Ended March 31, 2025
Fusemachines Inc. Historical Statement of Operations Line Items	CSLM Acquisition Corp. Historical Statement of Income Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes		CSLM Acquisition Corp. Reclassified
Revenue		$—	$—			$—
Cost of revenue		—	—			—

Gross profit	Gross profit	—	—			—
Operating expenses:	Expenses:
Selling and marketing		—	—			—
Research and development		—	—			—
General and administrative		—	265	5	(b)	375
		—	110	5	(c)	—
	Insurance expense	46	(46)	5	(b)	—
	Legal and accounting expenses	286	(176)	5	(b)	—
		—	(110)	5	(c)	—
	Administrative expenses - related party	30	(30)	5	(b)	—
	Dues and subscriptions	13	(13)	5	(b)	—
	Interest, general and administrative expenses	33	(33)	5	(a)	—

Operating expenses	Operating expenses	408	(33)			375

Operating (loss) income	Net operating loss	(408)	33			(375)
Other income (expense), net:	Other income (expense):
	Loss on extinguishment of debt	(1,823)	—			(1,823)
	Dividends on marketable securities held in trust account	169	—			169
Interest expense		—	(33)	5	(a)	(33)
Loss on extinguishment of debt		—	—			—
Loss on extinguishment of payable		—	—			—
Loss on change in fair value of convertible notes and warranty liability		—	—			—
Other expense		—	—			—

Total other expense, net	Total other expense	(1,654)	(33)			(1,687)

Loss before income taxes and equity in earnings of investee	Net loss	(2,062)	—			(2,062)
Provision for income tax		—	—			—
Equity in earnings of investee, net of income tax provision of $0 and $0, respectively		—	—			—

Net loss	Net loss	$(2,062)	$—			$(2,062)

		Year Ended December 31, 2024
Fusemachines Inc. Historical Statement of Operations Line Items	CSLM Acquisition Corp. Historical Statement of Income Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes		CSLM Acquisition Corp. Reclassified
Revenue		$—	$—			$—
Cost of revenue		—	—			—

Gross profit	Gross profit	—	—			—
Operating expenses:	Expenses:
Selling and marketing		—	—			—
Research and development		—	—			—
General and administrative		—	814	5	(b)	1,760
		—	946	5	(c)	—
	Insurance expense	214	(214)	5	(b)	—
	Legal and accounting expenses	1,255	(351)	5	(b)	—
		—	(904)	5	(c)	—
	Administrative expenses - related party	120	(120)	5	(b)	—
	Dues and subscriptions	171	(129)	5	(b)	—
		—	(42)	5	(c)	—
	Interest expense - related party	101	(101)	5	(a)	—

Operating expenses	Operating expenses	1,861	(101)			1,760

Operating (loss) income	Net operating loss	(1,861)	101			(1,760)
Other income (expense), net:	Other income (expense):
	Dividends on marketable securities held in trust account	2,033	—			2,033
	Covenant fees	505	—			505
	Provision for credit losses	(505)	—			(505)
Interest expense		—	(101)	5	(a)	(101)
Loss on extinguishment of debt		—	—			—
Loss on extinguishment of payable		—	—			—
Loss on change in fair value of convertible notes and warranty liability		—	—			—
Other expense		—	—			—

Total other income (expense), net	Total other income (expense)	2,033	(101)			1,932

Income before income taxes and equity in earnings of investee	Net income	172	—			172
Provision for income tax		—	—			—
Equity in earnings of investee, net of income tax provision of $0 and $0, respectively		—	—			—

Net income	Net income	$172	$—			$172

(a)	To reclassify the CSLM historical interest expense out of the Interest Expense line item within operating expenses and into the Interest Expense line item within other income (expense), net.
(b)

To reclassify the CSLM historical general and administrative expenses within Insurance Expense, Dues and Subscriptions, Administrative Expenses – Related Party, and Legal and Accounting Expenses into the General and Administrative line item.

(c)

To reclassify the CSLM historical transaction related costs within Legal and Accounting Expenses, Dues and Subscriptions, and Formation, General and Administrative Expenses into the General and Administrative line item.

(d)	To reclassify CSLM historical Accrued Interest – Related Party balance into the Accrued Expenses and Other Current Liabilities line item.
(e)	To reclassify CSLM historical Promissory Note – Related Party balance into the Related Party Convertible Notes Payable, Current line item.

INFORMATION ABOUT CSLM

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to CSLM prior to the consummation of the Business Combination.

General

CSLM Acquisition Corp. is a blank check company incorporated on April 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CSLM has neither engaged in any operations nor generated any revenue to date. Based on CSLM’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

Significant Activities Since Inception

Our registration statement for our initial public offering was declared effective on January 12, 2022. On January 18, 2022, we consummated our IPO of 18,975,000 CSLM Units, at $10.00 per CSLM Unit, after the full exercise of the over-allotment option, generating gross proceeds of $191,647,500.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Consilium Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

The net proceeds of the sale of the CSLM Units in the IPO and certain of proceeds of the Private Placement were placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee. The Trust Account was initially invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

CSLM initially had until October 18, 2023 to consummate an initial business combination. On July 13, 2023, CSLM held the Extension Meeting whereby the shareholders approved amendments to the Current Charter to extend the date by which CSLM must complete an initial business combination from July 18, 2023 to October 18, 2024, and to provide for the right of a holder of CSLM Class B Ordinary Shares to convert into CSLM Class A Ordinary Shares on a one-for-one basis prior to the closing of an initial business combination. In connection with the Extension, shareholders holding an aggregate of 14,202,813 Public Shares exercised their right to redeem their shares. On August 18, 2024, CSLM held an annual general meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders approved amendments to the Current Charter to extend the date by which CSLM must complete an initial business combination from August 18, 2024 to July 18, 2025 (the “Extension”) on a monthly basis, by depositing the sum of $30,000 into the trust account for each one-month extension. In connection with the Annual Meeting, shareholders holding an aggregate of 3,399,500 CSLM Class A Ordinary Shares exercised their right to redeem their shares. To date, the Company has deposited

$1,150,000 in the Trust Account and has until July 18, 2025 to consummate the Business Combination, if the extension payments are made. As of the Record Date, funds in the Trust Account totaled $16,026,412 and were held in an interest-bearing bank deposit account. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (a) the completion of a business combination (including the Closing), (b) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend the Current Charter to modify the substance or timing of CSLM’s obligation to redeem 100% of the Public Shares if it does not complete a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension and (c) the Redemption of all of the Public Shares if CSLM is unable to complete a business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension (or if such date is further extended at a duly called extraordinary general meeting, such later date), subject to applicable law.

On July 13, 2023, the Company issued an aggregate of 4,743,749 shares of its Class A Shares to the Sponsor and the holder of the Company’s Class B Shares, upon the conversion of an equal number of Class B Shares (the “Conversion”). The 4,743,749 Class A Shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for our initial public offering.

On January 22, 2024, CSLM entered into the Merger Agreement with Fusemachines and Merger Sub.

On January 15, 2025, CSLM received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that CSLM did not comply with Nasdaq Interpretive Material IM-5101-2, because the Business Combination was not consummated by January 12, 2025, 36 months after the effective date of its IPO, and that its securities were subject to delisting. CSLM’s securities were suspended from trading on Nasdaq at the opening of business on January 22, 2025, and began trading on the OTC Markets Group, Inc. — Pink Open Market (“OTC”).

The CSLM Units, CSLM Class A Ordinary Shares, Public Warrants and Public Rights are currently listed on OTC under the symbols “CSLUF,” “CSLMF,” “CSLWF,” and “CSLRE” respectively.

Effecting CSLM’s Initial Business Combination

General

CSLM is not presently engaged in and CSLM will not engage in, any substantive commercial business until it completes the Business Combination with Fusemachines or another target business.

Fair Market Value of Target Business

The rules of Nasdaq require that CSLM must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in trust) at the time of CSLM’s signing a definitive agreement in connection with its initial business combination. The CSLM Board determined that this test was met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

CSLM is seeking shareholder approval of the Business Combination at the extraordinary general meeting, at which shareholders may elect to redeem their Public Shares, regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold such Public Shares on the Record Date, into their pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us (net of taxes payable). Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor and the officers and directors of CSLM have agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby, in the case of the Sponsor, subject also to the terms and conditions contemplated by the Sponsor Support Agreement, and waive its Redemption Rights in connection with the consummation of the Business Combination with respect to any ordinary shares held by them.

The Sponsor, which includes among its members each of the directors and officers of CSLM, owns 4,743,750 Founder Shares, and the sole outstanding CSLM Class B Ordinary Share. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 78% of the issued and outstanding CSLM Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Business Combination Proposal, the Domestication Merger Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Equity Incentive Plan Proposal, and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Liquidation if No Business Combination

If CSLM has not completed the Business Combination with Pubco by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension and has not completed another business combination by such date, in each case, as such date may be extended pursuant to the Current Charter, CSLM will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the 1,372,687 outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to CSLM to pay income taxes (less up to $100,000 of interest to pay dissolution expenses and which interest will be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of CSLM’s remaining shareholders and the CSLM Board, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has entered into a letter agreement with CSLM, pursuant to which it waived its rights to liquidating distributions from the Trust Account with respect to CSLM Class B Ordinary Shares if CSLM fails to complete its business combination within the required time period. However, if the Sponsor owns any Public Shares, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if CSLM fails to complete its business combination within the allotted time period.

The Sponsor and CSLM’s directors and officers have agreed, pursuant to a written agreement with CSLM, that they will not propose any amendment to the Current Charter (A) to modify the substance or timing of CSLM’s obligation to allow for redemption in connection with CSLM’s initial business combination or to redeem 100% of its Public Shares if it does not complete its business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless CSLM provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest will be net of taxes payable), divided by the number of then outstanding Public Shares.

CSLM expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the Trust Account, although it cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing CSLM’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, CSLM may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

The proceeds deposited in the Trust Account could, however, become subject to the claims of CSLM’s creditors which would have higher priority than the claims of CSLM’s Public Shareholders. CSLM cannot assure you that the actual per-share redemption amount received by Public Shareholders will not be substantially less than $10.00. See “Risk Factors — Risks Related to the Business Combination and CSLM — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price in CSLM’s IPO)” and other risk factors contained herein. While CSLM intends to pay such amounts, if any, CSLM cannot assure you that CSLM will have funds sufficient to pay or provide for all creditors’ claims.

Although CSLM will seek to have all vendors, service providers (other than CSLM’s independent auditors), prospective target businesses and other entities with which CSLM does business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of CSLM’s Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against CSLM’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, CSLM’s management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where CSLM may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where CSLM is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of CSLM’s Public Shares, if CSLM has not completed CSLM’s initial business combination within the required time period, or upon the exercise of a Redemption Right in connection with CSLM’s initial business combination, CSLM will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than CSLM’s independent auditors) for services rendered or products sold to us, or a prospective target business with which CSLM has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under CSLM’s indemnity of the underwriters of CSLM’s IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. CSLM has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and CSLM believes that the Sponsor’s only assets are securities of CSLM and, therefore, the Sponsor may not be able to satisfy those obligations. None of CSLM’s other directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, CSLM’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While CSLM currently expects that CSLM’s independent directors would take legal action on CSLM’s behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that CSLM’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, CSLM cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share. See “Risk Factors — Risks Related to the Business Combination and CSLM — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share (which was the offering price in CSLM’s IPO)” and other risk factors contained herein.

CSLM will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than CSLM’s independent auditors), prospective target businesses and other entities with which CSLM does business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under CSLM’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

If CSLM files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable insolvency or bankruptcy law, and may be included in CSLM’s insolvency estate and subject to the claims of third parties with priority over the claims of CSLM’s shareholders. To the extent any insolvency claims deplete the Trust Account, CSLM cannot assure you CSLM will be able to return $10.00 per share to CSLM’s Public Shareholders. Additionally, if CSLM files a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency or bankruptcy laws as a voidable performance. As a result, an insolvency or bankruptcy court could seek to recover some or all amounts received by CSLM’s shareholders. Furthermore, the CSLM Board may be viewed as having breached its fiduciary duty to CSLM’s creditors or may have acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. CSLM cannot assure you that claims will not be brought against us for these reasons.

CSLM’s Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (1) CSLM’s completion of an initial business combination, and then only in connection with those Public Shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Current Charter (A) to modify the substance or timing of CSLM’s obligation to allow redemption in connection with CSLM’s initial business combination or to redeem 100% of the Public Shares if CSLM does not complete CSLM’s initial business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Public Shares if CSLM has not completed an initial business combination by July 18, 2025, by depositing $30,000 in the Trust account on a monthly basis for each one-month extension, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. Holders of CSLM Warrants and CSLM Rights will not have any right to the proceeds held in the Trust Account with respect to the CSLM Warrants and CSLM Rights.

Facilities

CSLM currently utilizes office space 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308 as its executive offices. CSLM considers its current office space, adequate for CSLM’s current operations.

Employees

CSLM currently has one officer. Members of CSLM’s management team are not obligated to devote any specific number of hours to CSLM’s matters but they intend to devote as much of their time as they deem necessary to CSLM’s affairs until CSLM has completed CSLM’s initial business combination. The amount of time that any members of CSLM’s management team will devote in any time period will vary based on whether a target business has been selected for CSLM’s business combination and the current stage of the Business Combination process.

Competition

If CSLM succeeds in effecting the Business Combination, there will be, in all likelihood, significant competition from Fusemachines’ competitors. CSLM cannot assure you that, subsequent to the Business Combination, Pubco will have the resources or ability to compete effectively. Information regarding Pubco’s competition is set forth in the sections entitled “Information about Fusemachines — Competition.”

Legal Proceedings

There are no legal proceedings pending against CSLM.

DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF CSLM PRIOR TO THE BUSINESS COMBINATION

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Charles Cassel	61	Director, Chief Executive Officer and Chief Financial Officer
Jonathan Binder	61	Director and Chairman
Irakli Gilauri	48	Director
Peter Tropper	72	Director
Salman Alam	42	Director

Charles Cassel has been our Director since April 13, 2021 and Chief Executive Officer and Chief Financial Officer since July 20, 2021. Mr. Cassel is the co-Founder and Chief Executive Officer of CIM. Mr. Cassel is responsible for the risk management for CIM’s investment strategies, the day-to-day operations of CIM, the Sponsor Manager, and all non-equity portfolio management initiatives, and also serves as the Chief Compliance Officer. Before co-founding Consilium in 2004, Mr. Cassel had held the position as Head of Emerging Markets Portfolio Management at Standard Asset Management since 1999. Prior to that, between 1997 and 1999, Mr. Cassel was at Americas Trust Bank as an Emerging Market debt portfolio manager and was earlier the Chief Financial Officer for the US subsidiary of Banco Cafetero de Colombia between 1992 and 1997, where, among other responsibilities, he ran the bank’s international treasury book. Earlier, he was a Portfolio Manager of mortgage-backed securities at Bank Atlantic, a federally chartered savings bank. From 2014 to 2017, Mr. Cassel served as a director of Panache Beverages, Inc. Mr. Cassel holds a B.A. in Economics from Washington & Lee University and a M.Acc. in Accounting from Nova Southeastern University. Additionally, he is a CFA charter holder and a member of the CFA Institute. We believe Mr. Cassel’s qualifications to serve on our board of directors include his extensive investment experience as well as his experience developing operating and financing strategies alongside management.

Jonathan Binder has been our Director since April 13, 2021 and Chairman since July 20, 2021. Mr. Binder is the co-Founder of CIM and has served as Chief Investment Officer for CIM’s Frontier Equity since 2009, and Portfolio Manager for CIM’s Extended Opportunities Fund Strategies since 2018. Prior to co-founding

Consilium, Mr. Binder spent four years at Standard Asset Management, a division of the Standard Bank Group of South Africa, as Chief Investment Officer. Mr. Binder had previously spent two years at Americas Trust Bank where he was an Emerging Market equity hedge fund portfolio manager. Prior to this, Mr. Binder was Managing Director of Latin American Equity Capital Markets at Deutsche Morgan Grenfell and before that, launched James Capel’s equity sales trading and research business in Latin America. He graduated from the University of Bristol, England, with a B.Sc. (Econ) joint honors degree in Economics and Politics. Mr. Binder is an alumnus of Eton College. We believe Mr. Binder’s qualifications to serve on our board of directors include his extensive investment experience as well as his experience in emerging markets.

Irakli Gilauri serves as a director. Mr. Gilauri is the Chief Executive Officer and Chairman of Georgia Capital. Irakli Gilauri formerly served as the Chief Executive Officer of BGEO Group from 2011 to May 2018. He joined as CFO of Bank of Georgia in 2004 and was appointed as Chairman of the Bank in September 2015, having previously served as Chief Executive Officer of the Bank since May 2006. Prior to that time, he was an EBRD (European Bank for Reconstruction and Development) banker. Mr. Gilauri has up to 20 years of experience in banking, investment and finance. He served as Director of Georgia Healthcare Group PLC (now Georgia Healthcare Group Limited) from August 2015. Mr. Gilauri also sits on the Supervisory Board of JSC Georgia Capital. Mr. Gilauri received his undergraduate degree in Business Studies, Economics and Finance from the University of Limerick, Ireland, in 1998. He was later awarded the Chevening Scholarship, granted by the British Council, to study at the Cass Business School of City University, London, where he obtained his MSc in Banking and International Finance. We believe Mr. Gilauri’s qualifications to serve on our board of directors include his extensive knowledge and experience in the finance industry and experience serving as an executive and director.

Peter Tropper serves as a director. Mr. Tropper has been the Managing Member of Peter Tropper LLC since February 2014. He was a Senior Advisor to the Global Private Capital Association (previously known as the Emerging Markets Private Equity Association) and chair of the Frontier Markets Council. He has been appointed to numerous private equity fund advisor committees, and is a lecturer at the Wharton School, University of Pennsylvania. Previously, he was the Chief Investment Officer in IFC’s Private Equity Group. In this role, Mr. Tropper ran IFC’s program for funds that invest in small and medium enterprises and frontier markets. Prior to 2001, he was the HQ “anchor” for the supervision work of IFC’s South Asia Department. Until September 1999, Mr. Tropper served in IFC’s Latin America and Caribbean Department, where he was responsible for identifying and structuring IFC’s investments in the financial sector in the Caribbean and Chile, and for recommending investment strategies that contribute to the development of the region’s capital markets. Mr. Tropper also served as the first head of IFC’s Emerging Markets Data Base unit, which has since been sold to Standard & Poor’s. Mr. Tropper joined IFC in 1984, after several years as Deputy Director of the Northeast- Midwest Institute in Washington, D.C. Mr. Tropper has a B.A. from Yale University, an MBA from the University of Maryland, and a Master’s in International Affairs from the Johns Hopkins University School of Advanced International Studies (SAIS). We believe Mr. Tropper’s qualifications to serve on our board of directors include his extensive experience in emerging markets and his investment experience.

Salman Alam serves as a director. Mr. Alam is Vice President, Legal, at Western Digital Corporation, a leading provider of data storage technologies, where he has been responsible for worldwide product development and go-to-market technology legal issues since 2016. With over 15 years of legal experience in the corporate legal sector, he also serves as a principal counsel for the flash technology and consumer products business unit, dealing with emerging product regulatory issues within the data ecosystem in markets across the world, including in artificial intelligence, licensing, and data privacy. He has also served as Board Director for CSLM since 2022. Mr. Alam also previously served in roles of increasing responsibility at Western Digital, including Sr. Director, Assistant General, Director, Associate General Counsel, Director, Senior Legal Counsel, and Senior Counsel. Prior to Western Digital, Mr. Alam has served as a legal executive to technology startups focused on mobile and web business models, as well as a corporate transactional attorney at Newmeyer & Dillion, LLP, where he represented emerging and established companies in corporate transactions, M&A, capital markets, and corporate governance matters. Mr. Alam received a B.A. from the University of California, Berkeley, with two majors in Economics and South & Southeast Asian Studies (high honors), and minors in Business Administration (Haas

School of Business) and Philosophy, respectively. He also received a law degree from the University of California, Hastings. He has additionally completed coursework in the executive education program at Columbia Business School. We believe Mr. Alam’s qualifications to serve on our board of directors include his extensive experience in legal and governance matters, particularly with technology companies as part of the broader artificial intelligence ecosystem.

Nasdaq Requirements

Although our securities are not currently traded on the Nasdaq, we have elected to comply with all Nasdaq corporate governance requirements, as if our securities were listed for trading on Nasdaq.

Number, Terms of Office and Appointment of Directors and Officers

The CSLM Board consists of five members. Each of our directors has a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares (or, prior to our initial business combination, holders of our founder shares).

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the CSLM Board and serve at the discretion of the CSLM Board, rather than for specific terms of office. The CSLM Board is authorized to appoint officers as it deems appropriate pursuant to the Current Charter.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that each of Irakli Gilauri, Peter Tropper and Salman Alam is an independent director under applicable SEC rules and the Nasdaq listing standards.

Executive Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor a total of $10,000 per month for office space, administrative and support services. Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their affiliates. In August 2021, our sponsor transferred 50,000 founder shares to each of Irakli Gilauri, Peter Tropper and Salman Alam, our independent director nominees, at their original per-share purchase price.

After the completion of our initial business combination, directors or members of our team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the CSLM Board

The CSLM Board currently has two standing committees: an audit committee and a compensation committee. Each committee operates under a charter that has been approved by the CSLM Board and has the composition and responsibilities described below. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. The members of our audit committee are Irakli Gilauri, Peter Tropper and Salman Alam. Irakli Gilauri serves as chair of the audit committee. All members of our audit committee are independent directors under Nasdaq corporate governance rules and Rule 10A-3 of the Exchange Act.

Each member of the audit committee is financially literate and the CSLM Board has determined that Irakli Gilauri qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•

reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. The members of our compensation committee will be Peter Tropper and Salman Alam. Peter Tropper serves as chair of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations Process

The members of our nominating and corporate governance committee are Peter Tropper and Salman Alam. Salman Alam serves as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees (“Code of Ethics”). A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

How to Obtain the Code of Ethics and Committee Charters

CSLM has filed copies of its code of ethics, audit committee charter and compensation committee charter as exhibits to its registration statement filed in connection with its IPO. You may review these documents by accessing its public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request. See “Where You Can Find More Information”.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe fiduciary duties to the company including the following:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise authority for the purpose for which it is conferred;

•	duty to not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different classes of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care and skill, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

Certain members of our team have fiduciary and contractual duties to Consilium and to certain companies in which Consilium has invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. None of the members of our team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Cayman Islands law. Our sponsor and members of our team, who have not had any prior experience with special purpose acquisition companies, are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination, and certain of them expect to do so in the future. Any such involvement may result in conflicts of interests as described above.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Risks Related to our Team and Their Respective Affiliates and to the Post-Business Combination Company — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

In addition, our sponsor, its members, our officers or our directors or their respective affiliates may be investors, or have other direct or indirect interests, in a business with which we may enter into a business combination agreement and/or in certain funds or other persons that may purchase shares in this offering or that may otherwise purchase our Class A ordinary shares in the public market.

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:

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None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors, Director Nominees and Officers.”

•

Pursuant to a letter agreement entered into with us, our initial shareholders, directors and officers have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 18 months (or up to 24 months if our sponsor exercises its extension options) after the closing of this offering. However, if our initial shareholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, pursuant to such letter agreement, our initial shareholders, directors and officers have agreed not to transfer, assign or sell and of their founder shares until the earlier of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or saleable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and our team may directly or indirectly own ordinary shares, rights and warrants following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors, officers and director nominees have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors, officers and director nominees currently have fiduciary duties or contractual obligations:

Below is a table summarizing the entities to which the executive officers and directors of CSLM currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Charles Cassel	Consilium Investment Management, LLC(1)	Investment management company	Co-Founder

Jonathan Binder	Consilium Investment Management, LLC(1)	Investment management company	Co-Founder

Irakli Gilauri	Georgia Capital PLC(1)	Holding company	Chairman and CEO

Peter Tropper	Peter Tropper LLC	Private Equity Fund Formation and Governance Advisor	Managing Member

Salman Alam	Western Digital Corporation	Data storage	Vice President, Legal

(1)

Our Sponsor is owned 70% by Consilium Extended Opportunities Fund, L.P. (“CEO Fund”) and 30% by Consilium Investment Capital, Inc., the manager of the Sponsor (“CIM” the “Sponsor Manager”). The Sponsor Manager is equally managed and controlled by Charles Cassel, our Chief Executive Officer, and Jonathan Binder, Chairman of the CSLM Board, each holding a 50% interest. The CEO Fund is 100% owned by Consilium GP, LLC, which is 100% owned by Consilium Investment Management, LLC, which is 100% owned by the Sponsor Manager, all managed by Mr. Cassel and Mr. Binder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CSLM

References to “our,” “us” or “we” refer to CSLM Acquisition Corp. The following discussion and analysis of CSLM’s financial condition and results of operations should be read in conjunction with the CSLM financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Special Note Regarding Forward-Looking Statements

This section of the proxy statement/prospectus includes “forward-looking statements” that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Quarterly Report including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its Initial Public Offering filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

CSLM Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands as an exempted company on April 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt.

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2025, the Company had not commenced any operations. All activity from April 13, 2021 (inception) through March 31, 2025 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and pursuit of a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On July 13, 2023, the Company submitted a certificate of incorporation of name change to the Cayman Islands Registry of Companies to change our name from “Consilium Acquisition Corp I, LTD.” to “CSLM Acquisition Corp.”. The name change of the Company to CSLM Acquisition Corp. was effected on Nasdaq at the open of trading on July 18, 2023 and continued trading under the same ticker symbol “CSLM”. The name change does not affect the rights of the Company’s securities holders.

On January 18, 2022, the Company consummated its Initial Public Offering of 18,975,000 units (the “Units”), including the issuance of 2,475,000 Units as a result of the underwriter’s exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one right to acquire one-tenth of an Ordinary Share, and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $189,750,000.

Substantially concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Consilium Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the Initial Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

A total of $2,250,000 was deposited to the Company’s operating account and a total of $191,647,500, comprised of a portion of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (1) the Company’s completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination by October 18, 2024 after depositing $70,000 into the Trust Account for each one-month Extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed its initial business combination by October 18, 2024, subject to applicable law.

On July 13, 2023 as approved by its shareholders at an extraordinary general meeting held on July 13, 2023 (the “Special Meeting”), The Company, and its trustee, Continental Stock Transfer & Trust Company amended (the “Amendment”) the Investment Management Trust Agreement, dated as of January 12, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”) and the Company, in order to allow the Company to extend the time to complete a business combination by fifteen (15) additional one (1) month periods until, October 18, 2024 (the “Termination Date” or the “Combination Period”). The Company is required to deposit $70,000 into the Trust Account for each one-month Extension.

In connection with the shareholders’ vote at the Special Meeting, 14,202,813 Class A shares were tendered for redemption. Shareholders validly redeemed their shares for $149,486,187, or approximately $10.53 per class A share. The trustee processed the redemptions on July 11, 2023 and distributed amounts from the Trust Account to the redeeming shareholders on July 26, 2023.

Immediately after the Special Meeting, the Company extended the time to complete the business combination by one (1) month to August 18, 2023, and deposited the sum of $70,000 into the Trust Account in accordance with the terms of the Trust Agreement. As of March 31, 2025, the Company has exercised thirteen (13) of the fifteen (15) additional one (1) month extension periods, depositing an aggregate of $910,000 into the Trust Account, to extend the time to complete the business combination to August 18, 2024.

On August 18, 2024, as approved by its shareholders at the annual general meeting held on August 18, 2024 (the “Annual Meeting”), the Company and its trustee, Continental Stock Transfer & Trust Company, amended the Investment Management Trust Agreement dated January 12, 2022, as amended on July 13, 2023, in order to allow the Company to extend the time to complete a business combination on a month-to-month basis, until July 18, 2025 (the “Extended Termination Date” or the “Extended Combination Period”) by placing $30,000 into the Company’s Trust Account. As of March 31, 2025, the Company has made eight (8) deposits of $30,000 to extend the time with which the Company has to complete a business combination to April 18, 2025. On April 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to May 18, 2025. On May 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to June 18, 2025.

Merger Agreement

On January 22, 2024, the Company entered into a Merger Agreement, by and among the Company, CSLM Merger Sub Inc. (“Merger Sub”), and Fusemachines Inc., a Delaware corporation (“Fusemachines”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Fusemachines, after which Fusemachines will be the surviving corporation and a wholly owned subsidiary of the Company.

On August 27, 2024, the Company entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) whereby the Company will continue out of the Cayman Islands and into the State of Delaware so that as to re-domicile and become a Delaware corporation of means of a merger of the Company with and into a newly formed Delaware corporation pursuant to the Cayman Islands Companies law and the applicable provisions of the Delaware General Corporation Law with such newly formed Delaware corporation becoming the surviving corporation in the merger. In addition the Merger Agreement Amendment includes a provision that increases the amount the Company may borrow from the Sponsor from $2,000,000 to $2,750,000.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the second amendment to the Merger Agreement (the “2nd Amendment”) which amends the Merger Agreement dated January 22, 2024 and the Merger Agreement Amendment dated August 27, 2024 (together, the “Original Merger Agreement”). The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, an affiliate (the “Sponsor Affiliate”) of the Sponsor, provided financing to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”) and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”).

On May 23, 2025, the Company amended the 3rd A&R WC Promissory Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000. All other provisions of the 3rd A&R WC Promissory Note remain the same.

Results of Operations

Our entire activity from inception through March 31, 2025 relates to our formation, the Initial Public Offering and, since the closing of the Initial Public Offering, a search for a Business Combination candidate. We will not be generating any operating revenues until the closing and completion of our Business Combination at the earliest.

For the three months ended March 31, 2025, we had a net loss of $2,061,897, which consisted of $168,558 dividends on marketable securities held in the Trust Account, offset by a $1,822,844 loss on extinguishment of debt, $285,954 of legal and accounting expenses, $45,866 of insurance expense, $12,922 of dues and subscriptions expense, $30,000 of administrative expense – related party, and $32,869 of interest expense.

For the three months ended March 31, 2024, we had a net income of $148,092, which consisted of $679,342 dividends on marketable securities held in the Trust Account and $35,000 of covenant fees, offset by $415,328 of legal and accounting expenses, $63,454 of insurance expense, $38,881 of dues and subscriptions expense, $30,000 of administrative expense – related party, and $18,587 of interest, general and administrative expenses.

For the year ended December 31, 2024, we had net income of $172,315, which consisted of dividend income on marketable securities held in the Trust Account of $2,032,507, offset by $214,185 of insurance expense amortization, $1,253,545 of legal and accounting expenses, $120,000 of administrative expenses due to related party, $170,745 dues and subscriptions expenses, $101,343 of interest expense on the promissory note with related party, and $374 of formation costs. Additionally, the Company earned $505,000 of covenant fees which was fully offset by a $505,000 reserve for credit losses.

For the year ended December 31, 2023, we had net income of $4,626,782, which consisted of realized gains on marketable securities held in the Trust Account of $2,538,270 and dividend income on marketable securities held in the Trust Account of $3,736,950, offset by $477,750 of insurance expense amortization, $644,515 of legal and accounting expenses, $240,000 of administrative expenses due to related party, $256,333 dues and subscriptions expenses, $28,288 of interest expense on the promissory note with related party, and $1,552 of bank fees, general and administrative expenses.

Liquidity and Capital Resources

As of March 31, 2025 and December 31, 2024, the Company had $3,213 and $83,227 in cash, respectively, and a working capital deficit of $4,524,290 and $4,056,679, respectively, excluding Marketing Securities held in the Trust Account and the Deferred Underwriter Fee liability.

As of December 31, 2024 and December 31, 2023, the Company had $83,227 and $138,283 in cash, respectively, and a working capital deficit of $4,056,679 and $1,676,487, respectively, excluding Marketable Securities held in the Trust Account and the Deferred Underwriter Commissions liability.

For the three months ended March 31, 2025, net cash provided by operating activities was $70,664. Net loss of $2,061,897 was decreased by a $1,822,844 loss on extinguishment of debt, accrued dividends on marketable securities held in trust of $2,120, the Sponsor waiver of administrative services fees of $30,000, and an increase of $277,597 to operating assets and liabilities.

For the three months ended March 31, 2024, net cash provided by operating activities was $9,799. Net income of $148,092 was decreased by accrued dividends on marketable securities held in trust of $232,399 and covenant fees of $35,000, offset by the Sponsor waiver of administrative services fees of $30,000 and an increase of $99,106 to operating assets and liabilities.

For the year ended December 31, 2024, net cash provided by operating activities was $1,267,939. Net income of $172,315 was increased by accrued dividends on marketable securities held in trust of $170,488, the Sponsor waiver of administrative services fees of $120,000, and an increase of $805,137 to operating assets and liabilities.

For the year ended December 31, 2023, net cash provided by operating activities was $2,610,229. Net income of $4,626,782 was increased by and increase of $512,246 to operating assets and liabilities and the Sponsor waiver of administrative services fees of $240,000, and reduced by realized gains on marketable securities held in Trust Account of $2,538,270 and accrued dividends on marketable securities held in Trust Account of $230,530.

The Company’s liquidity needs through March 31, 2025 had been satisfied through a payment from the Sponsor of $25,000 for Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and shares thereof, “founder shares”), the Initial Public Offering and the sale of the private placement warrants. Additionally, the Company drew on an unsecured promissory note to pay certain offering costs and an unsecured promissory note bearing interest at 4.75% per annum to pay for working capital needs.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the financial statements are issued. Management plans to address this uncertainty through related party loans from the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates (“Working Capital Loans”) and effecting a Business Combination. However, there is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Extended Combination Period. In addition, management is currently evaluating the impact of various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern one year from the date these financial statements are issued. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities as of March 31, 2025.

The underwriter of the IPO is entitled to a deferred discount of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

On November 28, 2023, the Company and the underwriter entered into an agreement under which (i) the Sponsor will transfer 426,000 Class A ordinary shares held by the Sponsor to the underwriter upon the closing of the Company’s initial business combination and (ii) the underwriter will waive the deferred underwriter fee payable and any deferred underwriting commissions payable pursuant to the underwriter agreement dated April 22, 2021. For avoidance of doubt, the agreement applies only if the initial Business Combination is consummated, and the transfer of shares is effective and completed. Except as specifically amended in the agreement, all terms of the underwriting agreement dated April 22, 2021 shall remain in full force and effect.

Commitments and Contingencies

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 2,475,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the over-allotment option in full on January 18, 2022, the date of the Initial Public Offering. The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $3,795,000 in the aggregate, which was paid upon the closing of the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred fee is payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On November 28, 2023, the Company and BTIG entered into an agreement under which BTIG waived its entitlement to the payment of the deferred compensation and instead receive 426,000 Class A ordinary shares from shares held by the Sponsor only in the event of the closing of a Business Combination. Accordingly, BTIG will not receive any portion of the $6,641,250 deferred underwriting fee in the event of the closing of a Business Combination. Pursuant to the Waiver, BTIG resigned from every capacity, role or involvement in which BTIG may otherwise be described in any registration statement as acting or agreeing to act in the future with respect to any business combination of CSLM and/or its Sponsor. The Company has agreed to register the BTIG Shares upon the closing of its initial Business Combination. In the event that such BTIG Shares are not registered, the underwriter’s deferred fee shall be reinstated. In addition, FUSE has agreed to waive the lock-up provisions of the Letter Agreement with respect to the BTIG Shares and certain other Class A shares held by advisors that were received from the Sponsor.

Financial Services Agreement

The Sponsor entered into a financial services agreement (the “Financial Services Agreement”) with a service provider (the “Broker-Dealer”) for a period of twelve (12) months commencing October 13, 2022, to provide broker-dealer services. In accordance with the Financial Services Agreement, the Broker-Dealer will be paid a fee in the form of 125,000 shares of common stock in the surviving entity of the proposed business combination with Fusemachines. Compensation due to the Broker-Dealer is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $533,750 as of March 31, 2025 and 2024 and as of December 31, 2024 and 2023.

Consulting Agreements

The Sponsor entered into consulting services agreements (the “Consulting Services Agreements”) with a service provider (the “Consultant”) on April 10, 2023 and September 5, 2023 to provide consulting, advisory and related services to the Sponsor and to the Company on behalf of the Sponsor. In accordance with the Consulting Services Agreements, the Consultant will purchase and the Sponsor will sell 75,000 shares of its Class B ordinary shares of the Company at a price of $0.006 per share in return for such services. The Consulting Services Agreements are contingent upon the consummation of the initial business combination. Compensation due to the Consultant is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $819,950 as of March 31, 2025 and 2024 and as of December 31, 2024 and 2023.

Capital Markets Advisory Agreement

The Company entered into a capital markets advisory agreement (the “Advisory Agreement”) with a service provider (the “Advisor”) on June 21, 2024 to provide capital markets advisory services to the Company. In accordance with the Advisory Agreement, the Advisor will be paid an advisory fee comprised of $100,000 in cash and 75,000 common shares of the post initial business combination entity (the “Advisory Fee”). The Advisory agreement is contingent upon consummation of the initial business combination. The cash compensation due to the Advisor is in scope of ASC 450 Contingencies (“ASC 450”) and the share based compensation due to the Advisor is in scope of ASC 718. The consummation of the initial business combination is considered a loss contingency under ASC 450 and is considered a performance condition under ASC 718 and the Advisory Fee should not be recognized until considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Advisory Fee until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Advisory Agreement was $607,500 as of March 31, 2025 and 2024 and as of December 31, 2024 and 2023.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

Recent Accounting Pronouncements

Refer to Note 2 - Summary of Significant Accounting Policies in the Notes to Condensed Consolidated Financial Statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2025. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15 (e) and15d-15 (e) under the Exchange Act) were effective.

Changes in Internal Control Over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT FUSEMACHINES

Unless the context otherwise requires, references in this “Information About Fusemachines” to “we”, “our” and “the Company” refer to the business and operations of Fusemachines and its consolidated subsidiaries prior to the Business Combination and to Pubco and its consolidated subsidiaries following the consummation of the Business Combination.

Overview

Fusemachines is a leading provider of AI solutions, offering innovative AI products and services to businesses across various sectors. With over a decade of experience, we help enterprises seamlessly integrate AI into their operations, enhancing efficiency, reducing costs, and driving innovation. Our products and services are uniquely supported by a global talent pool, primarily sourced from underserved communities, allowing us to deliver high- quality AI solutions at scale while fulfilling our mission of democratizing AI.

Our diverse client base spans industries such as consumer brands, healthcare, media, technology, government and more. These clients have successfully utilized our AI solutions to solve critical business challenges such as improving sales forecasting accuracy, eliminating manual data entry errors, and detecting fraud in real-time, etc. Our commitment to delivering measurable business value has enabled us to build enduring partnerships with these organizations, positioning Fusemachines as a trusted partner in their AI-driven transformation journeys.

In addition to our AI solutions, we are deeply invested in education and talent development. Our AI training programs, particularly our flagship AI Fellowship Program, are designed to upskill students and professionals, providing them with hands-on experience in real-world AI applications. To date, we have certified hundreds of AI Fellows across the United States, Nepal, and the Dominican Republic. These programs not only empower individuals but also contribute to the global AI talent pool, which is critical given the current shortage of AI professionals.

AI Solutions

At Fusemachines, we focus on developing vertical-specific and problem-specific AI solutions. Our solution is a combination of product and services, providing a comprehensive approach to solving complex business problems. The core software platform, AI Studio, enables experimentation, model training, deployment, and tracking. On top of this, AI Engines provide specialized software for specific tasks such as fraud detection in food and beverage transactions or information extraction from loan documents. The services component can include everything from customizing and training models to building bespoke solutions. Clients have the flexibility to choose software, services, or a combination of both when they work with us.

Products

Our product suite consists of AI Studio and AI Engines.

AI Studio

Our AI Studio is the cornerstone of our software offerings. It serves as a powerful platform that enables experimentation, model training, deployment, and model tracking. AI Studio is designed to integrate seamlessly with the software and tools that our clients use daily, accelerating the deployment and scalability of AI within their organizations. With built-in MLOps capabilities, AI Studio allows businesses to efficiently manage and optimize their AI models, ensuring that they deliver consistent and reliable results.

AI Engines

AI Engines are specialized AI software that operate on top of AI Studio, designed to address specific challenges within particular industries. We classify these engines into two main categories: Gen AI Engines and Predictive AI Engines.

Gen AI Engines

Fusemachines’ Gen AI Engines currently include the Xtract AI Engine and the Answer Gen Engine, with plans to introduce more in the future.

Xtract AI Engine

The Xtract AI Engine extracts data from documents and automates workflows by integrating Large Language Models (LLMs) with advanced computer vision models. This combination enables powerful information extraction and document understanding capabilities. Xtract can automatically interpret complex layouts and identify regions of interest within both structured and unstructured documents. Initially developed for finance and legal sectors, Xtract is customizable to fit the specific needs of any industry. It is particularly adept at understanding and extracting complex information from financial statements, contracts, invoices, and handwritten documents.

Answer Gen Engine

Answer Gen is our answer generation engine designed to help customers find answers, context, and information within large structured and unstructured datasets. Using advanced LLMs and techniques like Retrieval Augmented Generation (RAG), Answer Gen generates accurate, context-rich answers and summaries from natural language queries. It can comprehend complex documents and produce relevant responses. The platform is highly adaptable, allowing for retraining and fine-tuning to meet the specific needs of different industries, contexts, and domains. Additionally, Answer Gen employs hallucination reduction techniques to ensure that responses are free from inaccuracies or misleading information, maintaining high quality and accuracy. The platform operates within the customer’s existing infrastructure, with access controls in place to ensure data security.

Predictive AI Engine

Fraud Detection

Our Fraud Detection AI Engine enhances customers’ ability to detect emerging fraud patterns and investigate them using AI. The machine learning algorithms within the engine identify suspicious activities and transactions, categorize them, and provide explanations through summaries that clarify why a transaction was flagged by the models. The Fraud Detection AI Engine also offers additional insights to speed up investigations. Customers can leverage our pre-built and pre-trained algorithms and libraries to create custom models tailored to their specific needs. The platform also includes simplified workflows for ease of use.

Services

Our services include professional support to help customers develop AI solutions tailored to their business challenges, especially when they require more hands-on guidance. These services range from fine-tuning and deploying our AI Engines via AI Studio to creating bespoke solutions that address all aspects of AI, data, and software development.

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Customization, Model Tuning, and Deployment: We assist clients in customizing our AI Engines to meet their particular needs. This includes fine-tuning models and deploying them via AI Studio, ensuring a seamless integration aligned with the client’s goals.

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Bespoke AI Solutions: For clients with unique requirements where our existing AI Engines may not be sufficient, we develop custom AI solutions. This can involve creating new models and integrating them with existing workflows to address their specific challenges.

To manage these engagements at scale, we developed Squadery, an application that supports various teams within Fusemachines. Squadery centralizes data from multiple sources, including our CRM and HR tools, enabling more effective client delivery management, resource planning, and recruitment coordination. This platform is a key component in ensuring that our service delivery is efficient, scalable, and aligned with our clients’ expectations.

Education and Talent Development

At Fusemachines, we recognize that AI-driven transformation depends on both advanced technology and a skilled workforce. To tackle the AI talent shortage, we have created a robust education and training program that not only nurtures AI expertise within underserved communities but also develops talent for our organization.

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Fusemachines AI Fellowship: Our flagship AI Fellowship Program is a dynamic six-month course designed to provide participants with hands-on experience in real-world AI applications. This program, which is updated annually to reflect the latest advancements in AI, is taught by university faculty and industry experts. It is offered to individuals in underserved communities, helping to bridge the gap in AI talent globally. Graduates of the program, known as Fusemachines AI Fellows, have gone on to secure positions at leading technology companies worldwide expanding our AI Fellow network.

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Fuse Classroom: To support our educational initiatives, we developed Fuse Classroom, an AI-enabled education platform that enhances the learning experience within enterprises. Fuse Classroom offers a range of smart features, including automated proctoring, plagiarism detection, and performance monitoring, all designed to provide a comprehensive and efficient learning environment. This platform is integral to scaling our training programs and ensuring that they are accessible to a global audience.

Though we intend to expand these offerings in the future, to date, these programs have generated an immaterial and insignificant amount of revenue.

Our Customers

As a pure-play AI company, our approach is centered on solving the specific business challenges our customers face. We deliver vertical-specific, problem-specific AI solutions with a strong emphasis on return on investment (ROI). We tailor our solutions to meet the precise needs of our clients, rather than simply pushing software.

This strategic approach has allowed us to establish enduring partnerships with key clients, primarily in the United States. These customers provide strong endorsements of our capabilities, highlighting the value and operational efficiencies of our platforms and services. Their success with our solutions serves as compelling evidence for other potential clients in similar and related industries.

After establishing an initial contract, our customers often expand their use of our AI solutions by incorporating additional AI engines or extending into AI, Data, and Application Engineering solutions. As they experience the efficiency and value we deliver, this frequently results in rapid adoption across other teams within the organization, promoting the secure and efficient sharing of data across previously siloed functional areas.

We see significant opportunities to build on the work we’ve done with our existing customers. As operational needs evolve, we continue to identify new ways our technology can address these challenges, further strengthening our partnerships and expanding our impact.

Customer Success and Use Cases

Customer success is at the heart of everything we do at Fusemachines. We are committed to delivering AI solutions that drive tangible business outcomes for our clients. Our approach to customer success includes regular executive check-ins, system updates, ongoing support, and a commitment to continuous improvement. We maintain a robust customer satisfaction program that includes bi-weekly performance checks between our management and delivery teams, as well as quarterly executive-level reviews. We also conduct customer satisfaction surveys every quarter. If a client’s satisfaction score falls below 8 out of 10, it is flagged in our internal monitoring system and escalated for immediate resolution. Our success is best demonstrated through the results we have achieved for our clients across various industries. We list a few success stories and use cases below:

A Few Use Cases:

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Financial Institution: We partnered with a financial institution to transform their commercial loan approval process using our Xtract AI Engine. Our solution achieved 99%+ accuracy in extracting and standardizing financial data, accelerating loan approvals significantly while reducing manual effort and errors. Advanced models for image correction, layout understanding, OCR, and table recognition further enhanced data extraction efficiency.

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Fashion Holding Company: A multinational luxury fashion holding company engaged us to develop a model for forecasting future sales and minimizing stockout risks. We built bespoke AI solutions using advanced Deep Neural Network systems, which significantly improved precision in sales forecasting and stockout prediction, helping the client maintain optimal inventory levels.

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Global Media Enterprise: A global media enterprise with millions of audience members engaged us to leverage AI for delivering personalized content. We developed a combined content-based and user- based recommendation algorithm, leading to a substantial increase in click rates and winning the 2023 International News Media Global Media Awards.

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Retail Operator: An award-winning US retail operator sought to enhance fraud detection due to inefficient human methods and a slow manual review process causing delays in refunds. We implemented our Fraud Detection Engine, capable of processing millions of data points to identify fraudulent transactions in real time. The system adapts to new patterns, significantly improving fraud detection accuracy.

These case studies demonstrate the diverse ways our AI solutions have empowered clients to achieve their business objectives, reinforcing our role as a trusted partner in their digital transformation journeys.

Growth Strategy

Fusemachines is committed to driving growth through continuous innovation, deeper customer engagement, and strategic expansion into new markets and verticals. Our growth strategy is built on several key pillars:

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Product Expansion: We are constantly enhancing the capabilities of our AI Studio and AI Engines to meet the evolving needs of our clients. Our product roadmap, guided by our leadership team, focuses on developing AI-driven digital assets that can be applied across various industries. This long-term investment in product development ensures that we maintain our competitive edge and continue to deliver value to our clients.

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Customer Expansion: We see significant opportunities to deepen our relationships with existing clients. Our solution-oriented sales strategy targets business units within client organizations, allowing us to demonstrate the effectiveness of our AI tools and uncover additional use cases. As clients realize the power of our AI solutions, they are likely to expand their use across the enterprise, leading to increased adoption and higher customer lifetime value.

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New Markets and Geographies: Building on our success in key verticals such as retail, media, healthcare, and technology, we are exploring opportunities to expand into new industries, including banking, insurance, real estate, and government. We are also looking to extend our geographic reach, particularly in regions where digital transformation is accelerating.

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Acquisitions: To complement our organic growth, we may pursue opportunistic acquisitions that align with our strategic goals. These acquisitions allow us to enter new markets, acquire established customer bases, and enhance our product offerings. Our status as a public company provides us with the financial flexibility to pursue these opportunities effectively.

Competition

The AI and digital transformation landscape is highly competitive, with a wide range of players offering various solutions. Fusemachines faces competition from several sources, including:

•	Corporate IT organizations that develop internal AI solutions.

•	Commercial enterprise and point solution software providers that offer specialized AI tools.

•	Open-source software platforms with data management, machine learning, and analytics capabilities.

•	Public cloud providers offering discrete tools and microsolutions for AI and analytics.

•	System integrators that provide custom software solutions tailored to specific business needs.

Despite a competitive landscape, Fusemachines stands out through its distinctive approach to AI-driven transformation. Key aspects that set us apart from competitors include:

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Vertical and Problem-Specific Solutions: Our focus on developing solutions tailored to specific industries and problems allows us to offer products and services with higher accuracy for particular use cases.

•	Comprehensive AI Transformation Support: We guide clients through the entire AI transformation journey, providing a high ROI by combining products and services that align with their specific needs.

•	Transparent Pricing Structure: Our straightforward pricing model enables clients to easily forecast costs, even with extensive API usage, simplifying budget planning.

•	Data Access and Security: We offer the option to deploy AI Studio and AI Engines on-premise within the client’s security infrastructure, enhancing their confidence in data access and security.

Market Opportunity

The global AI market is set for substantial growth, with worldwide spending on digital transformation projected to hit $3.4 trillion by 2026, according to IDC. The AI market itself is expected to reach nearly $1.4 trillion by 2029, and the AI software segment is anticipated to generate around $791.5 billion in revenue by 2025. However, this expansion is challenged by a global shortage of AI talent, with 63% of businesses citing AI and machine learning as their biggest skills gap.

Fusemachines is well-positioned to capitalize on this market opportunity. With over a decade of experience in developing AI solutions, we have gained valuable insights into addressing customer challenges. Our solutions, including AI Studio and AI Engines, along with our comprehensive AI services, allow us to provide highly specialized and problem-specific solutions that deliver substantial ROI. Moreover, our AI talent development programs, such as the AI Fellowship program, support our ability to cultivate skilled talent as needed, fueling our growth and helping us capture a significant share of the market in the years ahead.

Sales and Marketing

Our sales and marketing strategy is designed to drive growth by expanding our client base and deepening relationships with existing customers. We target companies operating across media, retail, healthcare, and technology companies. While our principal customer base is located in North America, we also have a growing presence in Asia and Latin America.

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Sales Strategy: Our sales strategy consists of two main components: our direct sales team and our channel partners. Our direct sales team is responsible for acquiring new clients in established verticals, while our channel partners help generate leads and expand our reach. Our sales team is supported by engineers with deep technical expertise who provide pre-sales technical support, solutions engineering, and training for our channel partners.

•	Marketing Programs: We generate customer leads, accelerate sales opportunities, and build brand awareness through a variety of marketing programs, including podcasts, campaigns, roadshows,

sponsored exhibitions, and events. We also engage in cooperative marketing efforts with our channel partners and leverage our website as a key tool for lead generation.

Our marketing efforts are focused on demonstrating the impact of our AI solutions on business outcomes, helping to drive adoption and expand our presence within client organizations.

Intellectual Property

Intellectual property (IP) is a critical asset for Fusemachines, and we take significant measures to protect our innovations. Our IP portfolio includes patents, trademarks, copyrights, and trade secrets, all of which are designed to safeguard our technology and maintain our competitive edge.

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Patent Portfolio: As of March 31, 2025, Fusemachines holds seven patents and patent applications. These patents cover a range of technologies that are central to our AI solutions, and we continue to pursue additional IP protection as we develop new products and solutions.

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IP Strategy: We rely on a combination of IP protection strategies, including license agreements, intellectual property assignment agreements, confidentiality agreements, and non-disclosure agreements. These measures help us secure our intellectual property rights and ensure that they are respected globally.

While we are committed to protecting our intellectual property, we recognize that the laws of various countries may not always provide the same level of protection as those in the United States. Nevertheless, we remain vigilant in defending our IP rights wherever our products are distributed.

Company Culture

At Fusemachines, our success is driven by our passionate and diverse team. As of March 31, 2025, we had 364 total employees globally of which 317+ were full-time employees, with a significant portion of this workforce based in Nepal. We are committed to fostering a culture of education, innovation, and inclusivity, which is reflected in our approach to AI education and talent development.

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Global Workforce: While our U.S. headquarters is located in New York City, we operate with a flexible combination of remote and onsite work for our U.S. team. This approach enables us to attract top talent from across the country while offering flexibility to our employees. Additionally, our global presence extends to teams in Latin America, Europe, and Asia, allowing us to access a diverse talent pool and deliver AI solutions that meet the needs of clients worldwide.

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AI Education: We are dedicated to bringing AI education to underserved communities, particularly in Asia, Africa, South America and rural America. Our goal is to provide individuals in these communities with the skills they need to succeed in the global AI industry. Through our AI Fellowship Program and other educational initiatives, we are helping to close the AI talent gap and create opportunities for individuals from diverse backgrounds fulfilling our mission of democratizing AI.

Legal Proceedings

While we may become involved in legal proceedings from time to time, such as intellectual property disputes or employment-related matters, we are not currently a party to any actions that would have a major adverse effect on our business, financial condition, or results of operations. We remain vigilant in protecting our business interests and are prepared to address any legal challenges that may arise.

Other Information

Fusemachines was incorporated on November 16, 2012, and has since grown into a global provider of AI solutions. Our principal offices are located at 229 W 36th St, Floor 4, New York, NY 10001. We also maintain a website at www.fusemachines.com, where additional information about our company and solutions can be found.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FUSEMACHINES

The following discussion and analysis provides information that Fusemachines’ management believes is relevant to an assessment and understanding of Fusemachines’ consolidated results of operations and financial condition. The discussion should be read together with Fusemachines’ unaudited condensed consolidated financial statements as of and for the quarter ended March 31, 2025, and March 31, 2024, and historical audited annual consolidated financial statements as of and for the years ended December 31, 2024, and December 31, 2023, and the respective notes thereto, included elsewhere in this proxy statement/prospectus. Capitalized and defined terms used in this section shall have the meanings ascribed to them herein. Capitalized terms not defined in this section shall have the meanings ascribed to them elsewhere in this proxy statement/prospectus.

The discussion and analysis should also be read together with Pubco’s unaudited pro forma condensed combined financial information as of and for the quarter ended March 31, 2025, and March 31,2024 as well as of and for the years ended December 31, 2024, and 2023. See “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Fusemachines’ actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement/prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines” to “we”, “our” and “the Company” refer to the business and operations of Fusemachines Inc. and its consolidated subsidiaries prior to the Business Combination and to Fusemachines Inc. and its consolidated subsidiaries following the consummation of the Business Combination.

Company Overview

We are a provider of cutting-edge artificial intelligence (“AI”) solutions across a number of industries and verticals and have been doing so for over 10 years. We help enterprises integrate AI into their business with our AI solutions (products and services) supported by our global talent from underserved communities.

To date, customers that have benefited from our AI solutions include consumer brands, online consignment/ resale platforms, healthcare technology providers, medical equipment providers, global media enterprises, SAAS technology companies, and cybersecurity companies. These customers, and others, have successfully leveraged our solutions to accurately and efficiently authenticate and value products, forecast future sales revenues, improve efficiency by eliminating manual entry to reduce human error, reduce development costs through strategic sourcing and partnerships, deliver relevant and personalized content to end-users, extract key-values from critical documents, and detect malicious sessions in-network in real-time. See “Our Customers – Case Studies” for more information.

In addition to our AI Products and Services we offer a multitude of AI Education Services to students, professionals and organizations. Our flagship learning program is our AI Fellowship Program, a dynamic 6-month course, held online, designed by leading global AI and tech experts. The course is created to upskill AI professionals, provide hands-on experiences and real-world AI applications. We have over 700 certified Fusemachines AI Fellows in the United States, Nepal and Dominican Republic. Our fellows have leveraged their certifications with Fusemachines for positions at leading technology employers, and other global companies, proving their competencies and expanding our global alumni network.

Recent Developments

Covenant Fees

On February 4, 2025, the company, CSLM Acquisition Corp. and CSLM merger sub inc. entered into a second amendment to the original merger agreement dated January 22, 2024. The amendment specifically deleted

Section 7.3 of the original agreement, which had stipulated a delay fee in the event the Company failed to deliver the audited 2023 financial statements to the CSLM by the PCAOB audit deadline.

Under the terms of the original agreement, the Company was required to provide the audited financial statements no later than February 29, 2024, or incur delay fees as mentioned in the agreement.

The Company had covenanted to provide the audited financial statements no later than February 29, 2024, however, provided the audited financial statements to CSLM in September 2024. As a result, the Company has recorded $505.0 thousand of deferred transaction costs on the consolidated financial statement as of December 31, 2024.

Pursuant to the second amendment the delay fee provision is eliminated and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. Accordingly, the company recorded waiver in the three months ended March 31, 2025 which doesn’t no impact in the unaudited condensed consolidated interim Statements of Operations and Comprehensive Loss as the amount of provision got eliminated from the deferred transaction cost and from the Accounts Payable, Accrued expense and other current liabilities in the unaudited condensed consolidated interim balance sheets.

Amendment of the maturity date and conversion option

Related party convertible notes payable at fair value

On January 31, 2025, the Company entered into an amendment agreement of the convertible note payable to Dolma. Pursuant to the amendment agreement, the maturity date was revised to February 28, 2026. Further, it was agreed that if the Company enters into a SPAC Business Combination Agreement at any time while the Notes are outstanding, any portion of the Aggregate Notes Amount that is not redeemed or repaid in connection or prior to the closing of the SPAC Transaction will convert, without any required action by the Holder, into shares of Common Stock immediately prior to the consummation of the SPAC Transaction contemplated by the SPAC Business Combination Agreement at a conversion rate that is derived from a Company valuation of $85,000,000, on a fully-diluted basis (provided that the Notes will be deemed have converted simultaneously with all other convertible notes being converted in connection the SPAC Transaction).

The Company evaluated the above amendment agreement entered on January 31, 2025, under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined that the terms of the amendment were not substantially different than the terms of the convertible notes prior to amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

2024 Convertible Notes at fair value

On February 4, 2025, the maturity date of January 2024 convertible note was extended to July 12, 2025 pursuant to the second amendment

The Company evaluated the above amendment agreement entered on February 4, 2025, under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined that the terms of the amendment were not substantially different than the terms of the convertible notes prior to amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

Related Party loan payable

On February 12, 2025, an amendment to the seven promissory notes was entered into between the Company and the CEO, Mr. Sameer Maskey. As per the original agreement, the maturity date was earlier of (1) the occurrence of an Event of Default and (2) December 31, 2024. Pursuant to the amendment agreement, the maturity date was extended to earlier of (1) the occurrence of an Event of Default and (2) December 31, 2025.

Others- February 2025 Convertible Notes

In connection with the second amendment to the Merger Agreement, an entity provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Pursuant to the terms of the Note and related Escrow Agreement, the proceeds are required to be deposited into an escrow account and will be released to the Company only upon the consummation of the Business Combination. As of March 31, 2025, no funds had been deposited into escrow and the closing conditions had not been met. If the Merger Agreement is terminated, the proceeds will be returned to the holder and deemed a repayment of the note.

Amendment of the conversion price

April 2024 Convertible Note

On February 5, 2025, the conversion price of the April 2024 Convertible Promissory Notes with principal amount of $125,000 was amended to $3.15 from the original conversion price of $4.94.

The April 2024 Convertible Notes were once again amended in April 2025 and basis the amendment the maturity date was revised from April 5, 2025, to April 5, 2026 pursuant to the second amendment

The Company evaluated the conversion feature of April 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815 Derivatives and Hedging, and the substantial premium model in accordance with ASC 470 Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $113.0 thousand will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the three months ended March 31, 2025.

June 2024 Convertible Note

On February 5, 2025, the conversion price of the June 2024 Convertible Promissory Note with principal amount of $130,000 was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of June 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $114.0 thousand will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the three months ended March 31, 2025.

September 2024 Convertible Note

On February 5, 2025, the conversion price of the two September 2024 Convertible Promissory Notes with principal amount of $ 100,000 each was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of September 2024 Convertible Notes offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of these notes offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $164.0 thousand will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the three months ended March 31, 2025.

Issuance of convertible promissory notes

February 2025 Convertible Note

On February 24, 2025, the company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

The February 2025 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the February 2025 Convertible Note will be used for working capital purposes.

Others- February 2025 Convertible Notes

In connection with the second amendment to the Merger Agreement, Consilium Frontier Equity Fund, LP provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Pursuant to the terms of the Note and related Escrow Agreement, the proceeds are required to be deposited into an escrow account and will be released to the Company only upon the consummation of the Business Combination. As of March 31, 2025, no funds had been deposited into escrow and the closing conditions had not been met. If the Merger Agreement is terminated, the proceeds will be returned to the holder.

Further, per Section 4.2 of the Escrow Agreement “Upon the Closing, the Company, Investor and Fusemachines shall jointly deliver a Joint Release Notice to the Escrow Agent directing the Escrow Agent to disburse to the Pubco all of the Funds in the Escrow Account.” Accordingly, the escrowed funds are not freely available to the Pubco prior to joint instruction by the Investor, Fusemachines, and the Company.

As the funds had not been received in escrow as of March 31, 2025 and the release of proceeds is contingent upon the occurrence of the Business Combination, an event not wholly within the control of the Company, the same has not been recognized in the financial statements as of March 31, 2025.

On May 22, 2025, the proceeds from Consilium Frontier Equity Fund, LP have been received into an escrow account.

Litigation

Fusemachines Inc. received a legal notice dated March 27, 2025, requiring payment of $76.3 thousand to a vendor under a Work Labor & Services agreement due to alleged non-fulfilment of payment obligations. Based on its assessment of the services received and contractual terms, management believes that the amount payable is $41.3 thousand, which has been recognized in its unaudited condensed consolidated interim balance sheet as of March 31, 2025, and intends to contest the remaining portion of the claim. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its result of operations, financial condition, or cash flows.

Financial Performance

For the quarter ended March 31, 2025, and March 31, 2024, we generated revenues of $1.95 million and $1.92 million and reported a net loss of $0.25 million and $3.29 million, respectively. For the year ended December 31, 2024 and 2023, we generated revenues of $8.8 million and $7.4 million and reported a net loss of $15.4 million and $6.8 million, respectively. Net cash used in operating activities was $0.23 million for the quarter ended March 31, 2025, and $1.46 million for the quarter ended March 31, 2024. Net cash used in operating activities was $2.2 million for the year ended December 31, 2024, and $2.5 million for the year ended December 31, 2023. As noted in our condensed consolidated interim financial statements, we had an accumulated deficit of $34.5 million as of March 31, 2025. As noted in our consolidated financial statements, we had an accumulated deficit of $34.2 million as of December 31, 2024 and 18.8 million as of December 31, 2023.

Business Combination and Public Company Costs

On January 22, 2024, Fusemachines entered into a plan of merger agreement (the “Merger Agreement”) with CSLM in which Fusemachines Inc. will be the surviving corporation and a wholly owned subsidiary of CSLM. The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer. Under the Merger Agreement, the Fusemachines equity holders that hold shares of company common stock, shares of Convertible Preferred Stock, company stock options, or Convertible Notes will receive an aggregate of number of common stock equal to the quotient obtained by dividing (a) $200,000 thousand, by (b) $10.00 in exchange for all of Fusemachines’ fully diluted company common stock. The Merger Agreement will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon certain conditions as specified in the articles of the merger. Fusemachines Inc.’s total transaction costs from January 1, 2024 through the anticipated Closing Date are estimated to be $6.63 million.

As a result of the Business Combination, Fusemachines will become the successor to an SEC-registered and Nasdaq-listed company, which will require Fusemachines to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Fusemachines expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit, and other professional service fees.

Key Factors and Trends Affecting Results of Operations

We believe the following factors and trends may cause previously reported financial information not to be necessarily indicative of future operating results or future financial conditions:

•

Market Competition: The AI industry is highly competitive and is changing rapidly with numerous players vying for market share. We attempt to mitigate this risk by continuously innovating and differentiating our offerings, as we have been delivering AI solutions for well over a decade and have deep institutional capabilities to stand apart in terms of our ability to provide value to our customers and scale. Nevertheless, increasing competition could result in loss of business or pressure on margins for Fusemachines.

•

Technological Changes: Rapid technological advancements in AI can impact our offering, dilute our value proposition and require us to pivot in different directions. However, given our broad spectrum of AI solutions, coupled with our ability to produce AI talent, our deep investment in research and development, and a culture of continuous learning, we have been able to navigate these changes effectively.

•	Adequate Capital Raise: We have limited financial resources. There can be no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. Unless we achieve substantial profitability, we anticipate that we will likely need to raise additional capital to fund our operations while we implement and execute our business plan. Other than the proposed private investment in public equity (“PIPE”) offering described in CSLM’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2024, we currently do not have any contracts or commitments for additional financing.

•

Ability to manage costs and expenses while achieving revenue growth: Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our platforms and services. As part of our sales efforts, we also provide our platforms to potential customers at no or low cost initially to them for evaluation purposes through short-term pilot deployments of our platforms, and there is no guarantee that we will be able to convert customers from these short-term pilot deployments to full revenue generating contracts.

•

Finance costs: We have entered into several convertible debt that gets automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing as defined in “Note 9. Long-Term Debt” in the Condensed consolidated interim financial statements. Provided that the amounts due have not been repaid by the Company by the Maturity Date, the convertible notes would automatically convert to equity based upon on the occurrence of a specified equity round of funding or corporate transaction, as defined in certain agreements. If we enter into a SPAC business combination agreement at any time while the convertible debt are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of our common stock.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a Company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Until the Company is considered to be an emerging growth company, the Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Segment Reporting

We operate as one operating segment with a focus on data engineering, artificial intelligence consulting, and technical services. Our Chief Executive Officer (“CEO”), as our chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables our CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with our long-term company-wide strategic goals.

Results of Operations

The period-to-period comparisons of our results of operations have been prepared using the historical periods included in our condensed consolidated interim financial statements. The following discussion should be read in conjunction with the condensed consolidated interim financial statements and related notes included elsewhere in this proxy statement/prospectus. We have derived this data from our annual condensed consolidated financial statements included elsewhere in this proxy statement/prospectus.

Quarter ended March 31, 2025, compared to quarter ended March 31, 2024

	Quarter ended March 31,
(In thousands)	2025	2024	$ Variance	% Variance
	(Unaudited)
Revenue	$1,954	$1,918	$36	2%
Cost of revenue (1)	(864)	(907)	43	(5)%

Gross profit	1,090	1,011	79	8%

Operating expenses:
Selling and marketing (1)	308	648	(340)	(52)%
General and administrative (1)	1,933	1,970	(37)	(2)%
Research and development (1)	165	221	(56)	(25)%

Total operating expenses	2,406	2,839	(433)	(15)%

Loss from operations	(1,316)	(1,828)	512	(28)%

Other (expense) income:
Interest expense	(66)	(44)	(22)	50%
Loss on extinguishment of debt	(391)	(601)	210	(35)%
Gain/(Loss) on change in fair value of convertible notes and warrant liability	1,516	(800)	2,316	(290)%
Other (expense) income	4	(24)	28	(117)%

Total other (expense)/income, net	1,063	(1,469)	(2,532)	172%

Loss before income taxes	(253)	(3,297)	(3,044)	(92)%
Provision for income tax	—	—	—	0%
Equity in earnings of investee, net of income tax position of $0 and $0, respectively	—	0	—	0%

Net loss	$(253)	$(3,297)	(3,044)	(92)%

Other comprehensive income (loss):
Change in foreign currency translation adjustment	$0	$2	$(2)	(100)%

Total comprehensive loss	$(253)	$(3,295)	$(3,042)	(92)%

Net loss per share - basic and diluted	$(0.02)	$(0.32)	$(0.30)	94%

Weighted-average common shares outstanding - basic and diluted	11,049,681	10,153,495	896,186	9%

(1)	Includes stock-based compensation expense as follows:

	Quarter Ended March 31,
	2025	2024
General and administrative	$38	$318
Cost of revenue	6	24
Selling and marketing	9	117
Research and development	12	90

Total stock-based compensation expense	65	549

Revenue – We derive the majority of our revenue by helping clients build AI solutions. We help clients build AI Solutions by providing our suite of products and services that solve their business problems. Clients may buy our products, services or combination of both products and services. Clients may buy AI Studio and AI Engines and may ask us to help them tune the model which will be part of the services. Clients may just buy AI Studio and not ask for any of our services. Clients may just also buy the services to set up a team and build a bespoke AI solution. The Company’s contracts for AI Solutions have different terms based on the scope and complexity of engagements; mix of products and services. Pricing for the majority of contracts are invoiced monthly on a time-and-materials basis, while some contracts have a fixed-fee or a milestone-based fee. Some contracts which are solely for AI Studio or AI Engines have a licensing fee-based invoices. The value derived from the services correspond to the labor hours expended, thus we measure the progress and recognizes revenue using an effort- based input method. We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. We generate substantially all of our revenue by providing services to clients and the nature of services provided were homogenous in nature.

We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of our revenues, based on the customer’s location (in thousands).

	Quarter ended March 31,
	2025	2024
Customer locations
United States	$1,881	$1,872
Rest of the world	73	46

Total revenue	$1,954	$1,918

The table below presents the breakdown of our revenues, based on the type of services (in thousands).

	Quarter ended March 31,
	2025	2024
Service type
AI Solutions (Product and Services)	$1,954	$1,918

Total revenue	$1,954	$1,918

(1)	The revenue from the AI Solutions - Products is insignificant during the quarter ended March 31, 2025 and 2024.

Revenue for the quarter ended March 31, 2025, increased by $ 0.03 million to $1.95 million as compared to $1.92 million for the quarter ended March 31, 2024, due to AI Solutions (Products and Services). During the quarter ended March 31, 2025 and March 31, 2024, the product revenues were insignificant. The period-on-period increase is due to revenue growth primarily driven by new contracts with both new and existing customers. $0.38 million of the increase was attributable to new customers, and $0.02 million was attributable to existing customers which was fully offset by $0.37 million of customers churned. We entered into 9 new customer contracts during the quarter ended March 31, 2025. Revenue increased $ 0.01 million in the United States from March 31, 2024 to March 31, 2025 and $ 0.02 million in the rest of the world from March 31, 2024 to March 31, 2025. We expanded our market in the United States, in states such as New York, Texas and California.

Cost of revenue – Cost of revenue primarily consists of consulting and payroll expenses that are assigned to building AI solutions.

Cost of revenue decreased by $0.04 million to $0.86 million for the quarter ended March 31, 2025, compared to $0.91 million for the quarter ended March 31, 2024. There was also a decrease of $0.02 million in Cost of Revenue related to stock-based compensation due to the completion of vesting for previously granted awards. And $ 0.02 million on account of payroll expense due to decrease in head count.

Gross profit – Gross profit is calculated as revenue less total cost of revenue. Our gross profit in future periods will depend on a variety of factors, including market conditions that may impact our pricing, sales mix changes among our service agreements, and product mix changes between established services and new services.

Gross profit increased by $0.08 million to $1.10 million for the quarter ended March 31, 2025, compared to $1.01 million for the quarter ended March 31, 2024, as a result of higher sales.

Selling and marketing expenses – Selling and marketing expenses represent spending associated with promoting and selling of our services. These expenses comprise of personnel costs, travel and accommodation expenses, as well as advertising and consulting costs related to such activities.

Selling and marketing expenses for the quarter ended March 31, 2025, decreased by $0.34 million to $0.31 million as compared to $0.65 million for the quarter ended March 31, 2024. The decrease was due to decrease in payroll expenses for selling and marketing team of $0.15 million due to decrease in head count. There was also a decrease of $0.18 million in selling and marketing expense related to stock-based compensation due to the completion of vesting for previously granted awards.

General and administrative expenses – General and administrative expenses consist of expenses associated with general and administrative functions of the business such as the costs of salaries, IT infrastructure, bad debt, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

General and administrative expenses for the quarter ended March 31, 2025, decreased $0.04 million to $1.93 million as compared to $1.97 million for the quarter ended March 31, 2024. This decrease was primarily due to a decrease in stock-based compensation of $0.28 million primarily due to the completion of vesting for previously granted awards. Additionally, the cost incurred for consulting and commission has been decreased by $0.07 million and $0.02 million respectively as compared to March 31, 2024. Rent or lease expenses also decreased by $0.04 million. These reductions were partially offset by increases in payroll expenses of $0.19 million and bad debt expenses of $0.17 million.

Research and development expenses – Research and development expenses include costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and development expenses for the quarter ended March 31, 2025, decreased $0.06 million to $0.17 million as compared to $0.22 million for the quarter ended March 31, 2024. The decrease was primarily due to stock-based compensation of $0.08 million due to the completion of vesting for previously granted awards. These reductions were partially offset by increases in payroll expenses of $0.03 million.

Interest expense – Interest expense represents interest payable on our borrowings reflected in the unaudited condensed balance sheet as at March 31, 2025.

Interest expense increased by $0.02 million to $0.07 million for the quarter ended March 31, 2025, from $0.05 million for the quarter ended March 31, 2024. The increase was primarily due to a higher outstanding balance of promissory notes reflecting the issuance of new promissory notes between the periods and accrued interest for Cumulative Mandatorily Redeemable common and preferred stock liability.

Loss on extinguishment of debt – Loss on extinguishment of debt represents $ 0.1 million related to April 2024 Convertible Note, $ 0.1 million related to June 2024 Convertible Note and $ 0.2 million related to September 2024 Convertible Notes. Loss on extinguishment of debt are related to modification of the aforementioned loan on account of change in conversion price from $4.94 to $3.15 will be accounted for under the substantial premium model in accordance with ASC 470 Debt where the excess above the fair value of these notes will be recorded as loss on extinguishment of debt.

Loss on extinguishment of debt for quarter ended March 31, 2024, represents the repayment of the 2023 Notes Agreement. In August 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us the loans in an aggregate principal amount of up to $4.0 million in three separate tranches. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable along with an additional payment for interest, prepayment fees, and lender fees. These payments resulted in a loss, recorded in loss on extinguishment of debt.

Loss on extinguishment of debt for the quarter ended March 31, 2025, was $0.4 million as compared to $0.6 million for the quarter ended March 31, 2024. The $0.6 million is the loss on extinguishment of aforementioned 2023 Notes Payable.

Loss on change in fair value – Loss on change in value represents the changes in fair value related to our convertible notes and warrant liability.

Gain/(Loss) on change in fair value for the quarter ended March 31, 2025 was $1.52 million as compared to ($0.8) million for the quarter ended March 31, 2024, resulting in gain of $2.32 million. We qualified for and elected to account for the convertible notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. As a result, the convertible notes were recorded at fair value upon issuance and recorded as gain and loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the three month ended March 31, 2025, and March 31, 2024, respectively. This variance primarily reflects updated valuations as of March 31, 2025, compared to those as of December 31, 2024, due to a decrease in the company’s estimated marketable stock price under the deSPAC scenario from $7.48 as of December 31, 2024 to $6.38 as of March 31, 2025, which reduced the fair value of the related instruments. The Company’s management performed a quantitative assessment of Gain/(Loss) on change in fair value for this period, and in doing so, considered an independent fair valuation report obtained by management.

Other (expense) income – Other (expense) income consists of our proportional share of earnings and losses related to our equity method investment as well as impairment loss, penalties and settlements, and other miscellaneous expenses.

Other income for the quarter ending March 31, 2025, was $0.01 million, compared to other expenses of $0.02 million for the quarter ended March 31, 2024, representing an increase of $0.03 million. The increase was primarily due to the reversal of other expenses by $0.01 million and one time preference dividend booked for quarter ended March 2024 amounting to $0.02 million.

Provision for income tax – Provision for income tax is accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for all future benefits including, but not limited to, net operating losses, research and development credit carryforwards, and basis differences with certain assets and liabilities.

Provision for income tax is Nil for the for the quarter ended March 31, 2025 and quarter ended March 31, 2024.

Net loss – Net loss for the quarter ended March 31, 2025, was $0.25 million, compared to a net loss of $3.3 million for March 31, 2024. The change was the result of increase in profit on change in fair value of convertible notes and warrant liability, decrease in Selling and Marketing expense due to decrease in stock-based compensation due to the completion of vesting for previously granted awards, payroll expenses and a decrease in Loss on extinguishment of debt.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

(In USD, In thousands)	2024	2023	$Variance	% Variance
Revenue	8,811	7,438	1,373	18%
Cost of revenue (1)	(3,976)	(3,199)	(777)	24%

Gross profit	4,835	4,239	596	14%

Operating expenses:
Selling and marketing (1)	1,964	1,895	69	4%
General and administrative (1)	10,333	7,025	3,308	47%
Research and development (1)	732	604	128	21%

Total operating expenses	13,029	9,524	3,505	37%

Loss from operations	(8,194)	(5,285)	(2,909)	55%

Interest expense	(234)	(451)	217	(48)%
Loss on extinguishment of debt	(601)	(143)	(458)	320%
Loss on extinguishment of payable	(70)	—	(70)	100%
Loss on change in fair value of convertible notes and warrant liability	(6,104)	(611)	(5,493)	899%
Other (expense) income	(148)	(261)	113	(43)%

Total other expense, net	(7,157)	(1,466)	(5,691)	388%

Loss before income taxes	(15,351)	(6,751)	(8,600)	127%
Provision for income tax	(31)	(11)	(20)	182%
of $0 and $0, respectively .	(1)	—	(1)	100%

Net loss	$(15,383)	$(6,762)	(8,621)	127%

Change in foreign currency translation adjustment	$57	$(6)	$63	1050%

Total comprehensive loss	$(15,326)	$(6,768)	$(8,558)	126%

Net loss per share - basic and diluted	$(1.45)	$(0.73)	$(0.72)	98%

Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534	1,354,400	15%

(1)	Includes stock-based compensation expense as follows:

	Year ended December 31,
	2024	2023
General and administrative	$723	$1,972
Cost of revenue	44	86
Selling and marketing	170	69
Research and development	130	27

Total stock-based compensation expense	$1,067	$2,154

Revenue – We derive the majority of our revenue by helping clients build AI solutions. We help clients build AI Solutions by providing our suite of products and services that solve their business problems. Clients may buy our products, services or combination of both products and services. Clients may buy AI Studio and AI Engines and may ask us to help them tune the model which will be part of the services. Clients may just buy AI Studio and not ask for any of our services. Clients may just also buy the services to set up a team and build a bespoke AI solution. The Company’s contracts for AI Solutions have different terms based on the scope and complexity of engagements; mix of products and services. Pricing for the majority of contracts are invoiced monthly on a time-and-materials basis, while some contracts have a fixed-fee or a milestone-based fee. Some contracts which are solely for AI Studio or AI Engines have a licensing fee-based invoices. The value derived from the services correspond to the labor hours expended, thus we measure the progress and recognizes revenue using an effort- based input method. We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. We generate substantially all of our revenue by providing services to clients and the nature of services provided were homogenous in nature.

We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of our revenues, based on the customer’s location (in thousands)

	Year ended December 31,
	2024	2023
Customer locations
United States	$8,544	$7,165
Rest of the world	267	273

Total revenue	$8,811	$7,438

The table below presents the breakdown of our revenues, based on the type of services (in thousands).

	Year ended December 31,
	2024	2023
Service type
AI Solutions (Products and Services)	$8,811	$7,438

Total revenue	$8,811	$7,438

The revenue from the AI Solutions - Products is insignificant during the year ended December 31, 2024 and 2023.

Revenue for the year ended December 31, 2024 increased by $1.4 million to $8.8 million as compared to 7.4 million for the year ended December 31, 2023, due to AI Solutions (Products and Services). During the years ended December 31, 2024 and December 31, 2023, the product revenues were insignificant. The period-on-period increase is due to revenue growth primarily driven by new contracts with both new and existing customers. $1.4 million of the increase was attributable to new customers, and $1.1 million was attributable to existing customers which was fully offset by $1.1 million of customers churned. We entered into 11 new customer contracts during the year ended December 31, 2024. Revenue increased $1.4 million in the United States from December 31, 2023 to December 31, 2024 with marginal change in the rest of the world. We expanded our market in the United States, in states such as New York, Texas and California

Cost of revenue – Cost of revenue primarily consists of consulting and payroll expenses that are assigned to building AI solutions.

Cost of revenue increased by $0.8 million to $4.0 million for the year ended December 31, 2024, compared to $3.2 million for the year ended December 31, 2023. The increase was due to an increase in consulting cost due to new customer contracts as well as increased payroll costs attributable to headcount increase across all of our subsidiaries.

Gross profit – Gross profit is calculated as revenue less total cost of revenue. Our gross profit in future periods will depend on a variety of factors, including market conditions that may impact our pricing, sales mix changes among our service agreements, and product mix changes between established services and new services.

Gross profit increased by $0.6 million to $4.8 million for the year ended December 31, 2024, compared to $4.2 million for the year ended December 31, 2023, as a result of higher sales.

Selling and marketing expenses – Selling and marketing expenses represent spending associated with promoting and selling of our services. These expenses comprise of personnel costs, travel and accommodation expenses, as well as advertising and consulting costs related to such activities.

Selling and marketing expenses for the year ended December 31, 2024 increased by $0.07 million to $1.96 million as compared to $1.89 million for the year ended December 31, 2023. The increase was due to an increase in advertising and commissions for the growth of our sales department. There was also an increase of $0.10 million in selling and marketing expense related to stock-based compensation. We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales support infrastructure and invest in our brand and product awareness to further penetrate the United States and the international markets.

General and administrative expenses – General and administrative expenses consist of expenses associated with general and administrative functions of the business such as the costs of salaries, IT infrastructure, bad debt, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

General and administrative expenses for the year ended December 31, 2024 increased $3.3 million to $10.3 million as compared to $7.0 million for the year ended December 31 2023. This increase was primarily due to costs incurred for advisory, legal and accounting services in the amount of $3.9 million as a result of the proposed merger and were included in general and administrative expenses in the consolidated statement operations and comprehensive loss as of December 31, 2024, Additionally, bad debt expense also increased by $0.4 million. This was partially offset by a decrease in overall employee entertainment spend due to cost cutting measures. There was also a decrease in stock-based compensation by $1.3 million. We expect to continue to incur additional general and administrative expenses as a result of preparing for the business combination and operating as a public company in the future, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq Stock Market, additional insurance costs, investor relations activities and other administrative and professional services. Thus, we expect general and administrative expenses to increase in absolute dollars in future periods.

Research and development expenses – Research and development expenses include costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and development expenses for the year ended December 31, 2024 increased $0.1 million to $0.7 million as compared to $0.6 million for the year ended December 31, 2024. The increase was due to additional personnel cost for product development, principally due to stock-based compensation. We expect our research and development expense to increase in absolute dollars as we continue to develop new products and enhance existing services and technologies.

Interest expense – Interest expense represents interest payable on our borrowings including the debt discount that is being amortized, as well as debt financing and equity issuance costs that are amortized to interest expense.

Interest expense decreased to $0.2 million for the year ended December 31, 2024, from $0.5 million in 2023. The decrease was primarily due to the termination of the contract of Founder path accounted as secured borrowings in the year 2023 for which the amortization of the debt discount was completed in the year 2023. Hence, no interest expense was accounted in the current year leading to a decrease in the interest expense.

Loss on extinguishment of debt – Loss on extinguishment of debt represents the repayment of the 2023 Notes Agreement and the cancellation of the Founderpath agreement. In August 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us the loans in an aggregate principal amount of up to $4.0 million in three separate tranches. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable along with an additional payment for interest, prepayment fees, and lender fees. These payments resulted in a loss, recorded in loss on extinguishment of debt. In August 2023, we agreed to pay Founderpath full payment and satisfaction of the remaining amount owed by us to Founderpath as of that date. Upon payment of this amount, all liens and security interests of Founderpath in any and all of the assets and properties were automatically released and terminated. Founderpath agreed to cancel the agreement with us.

Loss on extinguishment of debt for the year ended December 31, 2024 was $0.6 million as compared to $0.14 million for the year ended December 31, 2023. The $0.6 million is the loss on extinguishment of aforementioned 2023 Notes Payable.

Loss on extinguishment of payable – In August 2024, we entered into a second agreement (the “Second Agreement”) with a vendor whereby we and the vendor acknowledged an outstanding accounts payable balance of $0.4 million owed to the vendor for services rendered. As we determined that the Second Amendment should be accounted for as an extinguishment, we calculated a loss on extinguishment equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations, which was determined to be $0.4 million, and the net carrying amount of the initial obligation was $0.4 million, which resulted in a loss on extinguishment of $0.07 million, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024.

Loss on extinguishment of payable for the year ended December 31, 2024, was $0.07 million represents the aforementioned Second Agreement transaction.

Loss on change in fair value – Loss on change in value represents the changes in fair value related to our convertible notes and warrant liability.

Loss on change in fair value for the year ended December 31, 2024 was $6.1 million as compared to $0.6 million for the year ended December 31, 2023, for an increase of $5.5 million. We qualified for and elected to account for the convertible notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. As a result, the convertible notes were recorded at fair value upon issuance and recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the year ended December 31, 2024 and 2023, respectively. The increase in the loss on change in fair value was on account of new convertible notes issued during the year which were elected to be accounted at fair value. Also, the loss on change in fair value was mainly due to the change in fair value of January 2024 Convertible note and 2019 Convertible note

Other (expense) income – Other (expense) income consists of our proportional share of earnings and losses related to our equity method investment as well as impairment loss, penalties and settlements, and other miscellaneous expenses.

Other expense for the year ended December 31, 2024, was $0.2 million, compared to $0.3 million for the year ended December 31, 2023, representing a decrease of $0.1 million. The decrease was primarily due to the absence of significant miscellaneous expenses recorded in the previous year and lower tax-related charges. This was partially offset by foreign exchange gains other income and impairment loss recorded during the year December 31, 2024.

Provision for income tax – Provision for income tax is accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for all future benefits including, but not limited to, net operating losses, research and development credit carryforwards, and basis differences with certain assets and liabilities.

Provision for income tax for the year ended December 31, 2024 has increased by $0.02 million compared to the year ended December 31, 2023.

Net loss – Net loss for the year ended December 31, 2024 was $15.4 million, compared to a net loss of $6.75 million for 2023. The change was the result of higher operating expenses due mostly to professional and legal services as well as an increase in loss on change in fair value of convertible notes and warrant liability.

Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We report certain key financial measures that are not required by, or presented in accordance with GAAP, and these non-GAAP financial measures should not be considered as an alternative to the information prepared in accordance with GAAP. In addition, the Company’s management reviews performance by focusing on several key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP financial measures provide a useful measure of our operating results, a meaningful comparison with historical results and with the results of other companies, and insight into our ongoing operating performance. Further, we utilize these measures, in addition to GAAP measures, when evaluating and comparing our operating performance against internal financial forecasts and budgets.

However, there are several limitations related to the use of non-GAAP financial measures because it excludes significant expenses or credits that are required by GAAP to be included in our financial statements. In addition, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance. Therefore, non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

The Company defines adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) as net loss before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation, fair value changes, loss on extinguishment of debt and payable, and aborted IPO costs that consisted of direct and incremental costs, such as accounting, consulting, and legal fees, incurred in connection with the aborted IPO.

Non-GAAP Reconciliations

We use the non-GAAP measures EBITDA and adjusted EBITDA to help us evaluate our business, identify trends affecting our business, formulate business plans and financial projections, and make strategic decisions. Also, we exclude depreciation and amortization, stock-based compensation and fair value changes, which are non-cash expenses, from these non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations and comprehensive loss. Thus, our non-GAAP EBITDA and adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing reconciliations of these non-GAAP measures to the most comparable GAAP measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

The reconciliation of our net loss to EBITDA and Adjusted EBITDA for the quarter ended March 31, 2025, and 31, 2024, is as follows:

	Quarter ended March 31,
(In thousands)	2025	2024
Net loss	$(253)	$(3,297)
Interest expense	66	44
Provision for tax	—	—
Depreciation and amortization	45	40

EBITDA	$(142)	$(3,213)

Stock-based compensation	65	549
Fair value adjustments (1)	(1,516)	800
Extinguishment of payable	—	—
Extinguishment of debt	391	601

Adjusted EBITDA	$(1,202)	$(1,263)

(1)	Represents change in fair value of convertible notes and warrant liability.

The reconciliation of our net loss to EBITDA and Adjusted EBITDA for the year ended December 31, 2024, and December 31, 2023, is as follows:

	Year Ended December 31,
(In thousands)	2024	2023
Net loss	$(15,383)	$(6,762)
Interest expense	234	451
Provision for tax	31	11
Depreciation and amortization	179	109

EBITDA	$(14,939)	$(6,191)

Stock-based compensation	1,067	2,154
Fair value adjustments (1)	6,104	611
Extinguishment of payable	70	—
Extinguishment of debt	601	143
Aborted IPO cost (2)	—	306

Adjusted EBITDA	$(7,097)	$(2,977)

1.	Represents change in fair value of convertible notes and warrant liability.
2.	Represents professional service fees related to the proposed SPAC transaction in 2023.

Liquidity and Capital Resources as of March 31, 2025

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures. We formally evaluated our liquidity and cash position most recently in 2025 when preparing our 2025 interim financial statements. During this process we concluded that the continuation of the Company as a going concern is dependent upon the continued financial support from our stockholders and debt holders. Specifically, continuation is contingent on our ability to obtain necessary equity or debt financing to continue operations, and ultimately our ability to generate profit from sales and positive operating cash flows, which is not assured. Our plans include obtaining future debt and equity financings associated with the close of the Merger. If we are not successful in completing these planned transactions, it may be required to reduce our spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that we will be successful in doing so. Accordingly, we may be required to raise additional cash through debt or equity transactions. We may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, our plans cannot be considered probable and thus do not alleviate substantial doubt about our ability to continue as a going concern. The accompanying unaudited condensed consolidated interim financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

As of March 31, 2025, we had cash of approximately $0.43 million and a net working capital deficit of approximately $22.13 million. As of March 31, 2025, we had an accumulated deficit of approximately $34.47 million and a net loss of $0.25 million. As of December 31, 2024, we had cash of approximately $0.5 million and a net working capital deficit of approximately $16.19 million. As of December 31, 2024, we had an accumulated deficit of $34.22 million and a net loss of $15.38 million for the year ended December 31, 2024.

In January 2024, we repurchased an aggregate of 667,000 shares of common stock held by our Chief Executive Officer at a price of $4.352 per share, which was below the fair market value of the Company’s common stock price of $4.46 per share in January 2024 (the “Repurchase Consideration”), and as such did not result in stock- based compensation for the Company. Mr. Maskey applied $902.7 thousand of the Repurchase Consideration toward repayment of his 2023 Promissory Note to the Company. Upon repayment, the 2023 Promissory Note, along with any accrued interest, was settled, and the vested shares pledged under the 2023 Promissory Notes are now considered exercised. The repurchase was consummated to incentivize our CEO to enter into the January Related Party Pledge Agreement. See the sections herein entitled “Recent Developments – Repayment and Forgiveness of the Promissory Notes,” “Recent Developments – January 2024 Related Party Pledge Agreement,” and “Liquidity and Capital Resources as of December 31, 2024 – Financing Activities” for more information.

The Company expects that it will need to raise additional capital in order to fund its continuing operations for the next 12 months and beyond. The Company does not currently have any plans to raise capital, but the Company expects to explore equity financing opportunities following the closing of the business combination. Although the Company does not currently foresee what instrument or instruments will be utilized to raise this capital, the Company currently seeks to raise capital through a private placement of common or preferred equity from institutional investors. The Company expects that the net proceeds of such capital raise or capital raises will fund its operations for at least twelve months. Currently, the Company expects to rely on one or more equity financings to fund its operations beyond twelve months.

Cash flows

Interim Period Cash Flows

The following table summarizes our cash flows for the periods presented

	Quarter ended March 31,
(In thousands)	2025	2024
Net cash provided by (used in):
Operating activities	$(229)	$(1,463)
Investing activities	(24)	(55)
Financing activities	180	1,458
Effect of exchange rate changes on cash	2	—

Net increase (decrease) in cash	$(71)	$(60)

Operating Activities

Net cash used in operating activities during the quarter ended March 31, 2025, decreased by $1.23 million, to $0.23 million from $1.46 million in the same period 2024. The decrease in operating cashflow is largely on account of decrease in net loss to $0.25 million for the quarter ended March 31, 2025 from $3.3 million for the quarter ended March 31, 2024, due to the change in fair value of convertible notes, decrease in selling and marketing expense on account of stock-based compensation due to the completion of vesting for previously granted awards and increase in working capital changes to $0.92 million from $ (0.05) million. The $0.23 million net cash used in operating activities in 2025 was primarily related to (i) a net loss of $0.25 million, offset by; (ii) depreciation and amortization of $0.05 million; (iii) provision for credit losses of $0.08 million; (iv) stock-based compensation of $0.07 million; (v) amortization of right-of-use assets of $0.02 million; (vi) loss on extinguishment of debt of $0.4 million; (vii) changes in fair value of Convertible Notes at Fair Value of $1.54 million; (viii) change in fair value of common stock warrant liability of $0.03 million. Accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.02 million; (ix) Working capital changes of $0.92 million.

Net cash used in operating activities for the quarter ended March 31, 2024, was $1.46 million. This amount was primarily related to (i) a net loss of $3.3 million; offset by (ii) depreciation and amortization of $0.04 million; (iii) provision for credit losses of $0.09 million; (iv) stock-based compensation of $0.55 million; (v) equity method investment obtained in exchange for services of $0.07 million; (vi) change in fair value of common stock warrant liability of $0.45 million (vii) changes in fair value of Convertible Notes at Fair Value of $0.36 million; (viii) amortization of right-of-use assets of $0.04 million; (ix) loss on extinguishment of debt of $0.60 million (x) accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.02 million and (xi) working capital changes of $0.05 million.

Investing Activities

Net cash used in investing activities during the quarter ended March 31, 2025, was $0.02 million compared to $0.06 million during the quarter ended March 31, 2024. The $0.02 million net cash used in investing activities in 2025 consisted of $0.02 million in costs capitalized for internally developed software and $0.001 million in purchases of property and equipment.

Net cash used in investing activities for the quarter ended March 31, 2024, was $0.06 million and consisted of purchases of property and equipment of $0.009 million, disposal of property and equipment of $0.003 million, costs capitalized for internally developed software of $0.03 million and Payment made to Capital Creditors $0.02 million.

Financing Activities

Net cash provided by financing activities was $0.18 million in the quarter ended March 31, 2025, compared to

$1.46 million in March 2024, representing a decrease of $1.28 million over the respective periods. The decrease in cash flow from financing activities was primarily due to the absence of financing events in the current quarter that were present in the prior quarter (refer below for breakup of cash flow from financing activities in prior quarter). The $0.18 million net cash provided by financing activities for the quarter ended March 31, 2025 consisted of proceeds from convertible notes payable of $0.18 million.

Net cash provided by financing activities for the quarter ended March 31, 2024, was $1.46 million and consisted of proceeds from i) proceeds from notes payable of $6.5 million; (ii) payments of notes payable of $3 million; (iv) debt Extinguishment cost paid of $0.05 million; (iv) common stock repurchase of $2 million and (v) exercise of stock options of $0.01 million.

Year End Period Cash Flows

The following table summarizes our cash flows for the periods presented

	Year Ended December 31,
(In thousands)	2024	2023
Net cash provided by (used in):
Operating activities	$(2,201)	$(2,474)
Investing activities	(176)	(294)
Financing activities	2,612	2,138
Effect of exchange rate changes on cash	(1)	(7)

Net increase (decrease) in cash	$234	$(637)

Operating Activities

Net cash used in operating activities during the year ended December 31, 2024, decreased by $0.3 million, to $2.2 million from $2.5 million in the same period 2023. The decrease in operating cashflow is largely on account of the increase in net loss to $15.4 million in 2024 from $6.8 million in 2023 was primarily attributable to the change in fair value of convertible notes and increased payroll and consulting costs due to headcount growth to grow our customer base and support our business operations. The $2.2 million net cash used in operating activities in 2024 was primarily related to (i) a net loss of $15.4 million, offset by; (ii) depreciation and amortization of $0.2 million; (iii) provision for credit losses of $0.5 million; (iv) stock-based compensation of $1.1 million; (v) amortization of right-of-use assets of $0.1 million; (vi) changes in fair value of convertible notes and common stock warrant liability totaling $6.1 million ($5.6 million and $0.5 million, respectively); (vii) Accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.1 million; (viii) Loss on extinguishment of debt and payable of $0.7 million ($0.6 million and $0.1 million, respectively) and (ix) Working capital changes of $4.4 million.

Net cash used in operating activities for the year ended December 31, 2023 was $2.5 million. This amount was primarily related to (i) a net loss of $6.8 million; offset by (ii) depreciation and amortization of $0.1 million; (iii) provision for credit losses of $0.1 million; (iv) amortization of right-of-use assets of $0.2 million; (v) loss on extinguishment of debt of $0.1 million; (vi) stock-based compensation of $2.2 million; (vii) changes in fair value of convertible notes of $0.6 million; (viii) accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.1 million; and (ix) working capital changes of $0.9 million.

Investing Activities

Net cash used in investing activities during the year ended December 31, 2024 was $0.2 million compared to $0.3 million in 2023. The $0.1 million net cash used in investing activities in 2024 consisted of $0.1 million in costs capitalized for internally developed software and $0.02 million in purchases of property and equipment.

Net cash used in investing activities for the year ended December 31, 2023 was $0.3 million and consisted of purchases of property and equipment of $0.16 million, costs capitalized for internally developed software of $0.1 million, and advances paid for capital expenditure of $0.04 million.

Financing Activities

Net cash provided by financing activities was $2.6 million in the year ended December 31, 2024 compared to $2.1 million in 2023, representing an increase of $0.5 million over the respective periods. This increase was primarily due to additional financing arrangements entered into during 2024. The $2.6 million net cash provided by financing activities in 2024 consisted of (i) proceeds from convertible notes at fair value of $6.5 million; (ii) proceeds from convertible notes payable of $0.5 million; (iii) proceeds from related party loan payable of $0.7 million, offset by (iv) payments on notes payable of $3.0 million; (v) common stock repurchase of $2.0 million; and partially offset by (vi) exercise of stock options and payment of deferred transaction costs.

Net cash provided by financing activities for the year ended December 31, 2023 was $2.1 million and consisted of proceeds from i) proceeds from loan payable of $2.9 million; (ii) proceeds from secured borrowing of $0.5 million; (iii) payments of secured borrowings of $1.0 million; (iv) net payments on related party of $0.2 million; and (v) payments of debt issuance costs to third parties of $0.1 million.

Contractual Obligations and Commitments

Our contractual cash obligations as of March 31, 2025, are summarized in the table below:

(in thousands)	2025	2026	2027	2028	2029	Thereafter	Total
Related party loan payable	$700	$—	$—	$—	$—	$—	$700
Interest	83	83	5		—	—	171
Mandatorily redeemable preferred and ordinary stock	—	—	1,433	—	—	—	1,433
Common Stock Contingent Obligation	409	—	—	—	—	—	409
Operating lease	120	167	175	184	194	453	1,293

Total	$1,312	$250	$1,613	$184	$194	$453	$4,006

As further discussed in “Note 9, Long-Term Debt” to the notes to the consolidated financial statements contained elsewhere in this prospectus, the Company has an aggregate balance of $14.6 million in convertible notes with various maturity dates (“Maturity Date”). Provided that the amounts due have not been repaid by the Company by the Maturity Date, the convertible notes would automatically convert to equity based upon the occurrence of a specified equity round of funding or corporate transaction, as defined in certain agreements. As of the date of this prospectus, the Company has not repaid any of the convertible notes. See “Note 9. Long- Term Debt” for further discussion of our convertible notes and other long-term- Debt.

Debt Financing Arrangements

On October 15, 2019, we entered into a convertible promissory note agreement with a lender and issued a convertible promissory note for a principal amount of $2.0 million (the “2019 Convertible Note Agreement”). On September 7, 2021 a second convertible promissory note was issued to the same lender for a principal amount of $0.5 million (the “2021 Convertible Note Agreement”), collectively with the 2019 Convertible Note Agreement referred to as the “Convertible Notes Agreements”. On December 22, 2022, the Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date to December 23, 2023, increase the interest rate to 15% for the period from December 22, 2022 to December 22, 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7.5 million (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $0.4 million due no later than March 22, 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $0.4 million. On December 20, 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of both notes to January 22, 2024. In January 2024, these convertible notes were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case we complete the business combination mentioned above. The 2021, 2022, and 2023 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment is accounted for as an extinguishment of debt.

On August 24, 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us loans in an aggregate principal amount of up to $4.0 million in three separate tranches. On that day, we withdrew $3.0 million (the “First Tranche”). We additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $0.5 million on or before March 31, 2024 (the “Second Tranche”) and a third tranche of $0.5 million on or before June 30, 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity.

The 2023 Notes are secured by substantially all of our assets. The 2023 Notes mature on August 24, 2027. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3.0 million along with an additional payment of $0.1 million for interest, prepayment fees, and lender fees. These payments resulted in a 0.6 million loss, recorded in loss on extinguishment of debt, in the consolidated statements of operations and comprehensive loss.

In connection with the 2023 Notes Agreement, we issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. As of December 31, 2023, the fair value and carrying amount of the Common Stock Warrant Liability was $0.4 million.

During the year ended December 31, 2023, we entered into a line of credit with JPMorgan Chase Bank, N.A. for a principal amount of $0.2 million. The terms of the agreement were five years with an annual interest rate of 2%. During August 2023, the line of credit including principal and interest expense of $2.0 thousand was repaid through the 2023 Notes Payable.

During the year ended December 31, 2023, we entered into a short-term loan agreement of $0.3 million. The terms of the loan was 3 months with an annual interest rate of 13.25%. During August 2023, the short-term loan was repaid through the 2023 Notes Payable.

In January 2024, we entered into two convertible promissory note agreements (the “January 2024 Convertible Notes Agreements”) with a lender for the principal amounts of $2.0 million (“January 2024 Convertible Note A”) and $4.5 million (“January 2024 Convertible Note B”), respectively, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

In April 2024, we entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $0.1 million and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025. On April 4, 2025, the maturity date of April 2024 convertible note was extended to April 5, 2026 from the maturity date of April 5, 2025 pursuant to the original agreement. Upon the conversion of the April 2024 Convertible Note to common stock, we shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

In June 2024, we entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $0.1 million and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025. Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, we shall issue the holder a warrant to purchase 7,500 shares of common stock with a per share exercise price of $11.50.

In September 2024, we entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $0.1 thousand (the “September 2024 Convertible Notes”). The 2024 September Convertible Notes mature in September 2026. Upon the conversion of the September 2024 Convertible Notes to common stock, we shall issue the holders each a warrant to purchase 7,500 shares of common stock with a per share exercise price of $11.50.

During 2024, we have entered into seven separate promissory notes with the CEO for aggregate principal amount of $0.7 million.

On February 24, 2025, the Company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

There are also modifications to the terms of existing promissory notes. Refer to the section entitled ‘Recent Developments’ for details.

Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back, or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related Party Transactions

Refer to Note 18, “Related Parties” of the condensed consolidated financial statements contained elsewhere in this prospectus, for disclosure of our related party transactions.

Critical Accounting Policies and Estimates

Our condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Actual results could differ materially from those estimates due to risks and uncertainties, including uncertainty in the current economic environment. To the extent that there are material differences between these estimates and our actual results, our future condensed consolidated financial statements will be affected.

The critical accounting estimates, assumptions, and judgments that have the most significant impact on our condensed consolidated financial statements are described below. For further information on significant accounting policies, see “Note 2, Summary of Significant Accounting Policies” of our audited condensed consolidated financial statements included herein.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents the professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. Standard contractual arrangements are governed by Master Services Agreements (“MSAs”), which set out general terms including payment, termination rights, and intellectual property ownership. Detailed scope, pricing, and performance obligations are defined in Statements of Work (“SOWs”), which are executed for each engagement or project phase. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. For professional services that are distinct and billed on a time-and- materials basis, revenue is generally recognized as the services are provided, which is reflective of the transfer of the services to the customer. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized over time.

In addition to time-and-materials arrangements, the Company also enters into milestone-based or fixed-fee contracts. For these contracts, revenue is recognized over time using an input method (e.g., labor hours incurred relative to total expected hours) that faithfully depicts performance. If a contract does not meet the criteria for over-time recognition, revenue is recognized at the point in time when control transfers to the customer. During the quarter ended March 31, 2025, and March 31, 2024, the revenues from milestone based or fixed fee contracts were insignificant.

Company’s AI Solutions includes product revenues primarily comprising software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. Implementation, customization, or model tuning services if applicable, when included, are evaluated as separate performance obligations when they are distinct from the software and not highly interdependent. These services are generally satisfied over time as the work progresses. During the quarter ended March 31, 2025, and March 31, 2024, the product revenues were insignificant.

For most contracts, the Company uses a Master Services Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the condensed consolidated financial statements carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of changes.

The realizability of deferred tax assets is primarily dependent on future earnings. The Company evaluates the realizability of deferred tax assets and recognizes a valuation allowance when it is more likely than not that all, or a portion of, deferred tax assets will not be realized. A reduction in estimated forecasted results may require that we record valuation allowances against deferred tax assets. Once a valuation allowance has been established, it will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized. A pattern of sustained profitability will generally be considered as sufficient positive evidence to reverse a valuation allowance. If the allowance is reversed in a future period, the income tax provision will be correspondingly reduced. Accordingly, the increase and decrease of valuation allowances could have a significant negative or positive impact on future earnings.

The United States subjects corporations to taxes on Global Intangible Low-Taxed Income (“GILTI”) earned by certain foreign subsidiaries. The Company elected to provide for the tax expense related to GILTI in the year the tax is incurred.

Stock-Based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). This standard requires all equity-based payments to employees and non-employees, including grants of employee stock options and restricted stock awards, to be recognized in the consolidated statements of operations and comprehensive loss based on the grant date fair value of the award. The stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the award, which is generally the period from the accounting grant date to the end of the vesting period. The Company elected to account for forfeitures of awards as they occur.

Since the adoption of ASU 2018-07, Improvements to Nonemployee Stock-Based Payment Accounting, the measurement date for non-employee awards is the date of grant, and stock-based compensation costs are recognized in the same period and in the same manner as if the entity had paid cash for the goods or services. Stock-based compensation expense is classified as general & administrative, cost of services, selling & marketing and research & development expenses in the consolidated statements of operations and comprehensive loss.

The Company estimates the fair value of stock option awards granted using the Black Scholes Merton option pricing formula (the “Black-Scholes Model”). This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. The Company estimates volatility based upon the observed historical volatilities of comparable companies over a lookback period commensurate with the estimated holding period, adjusted for relative leverage using the Black-Scholes-Merton formula. Dividend yields are based on the Company’s history and expected future actions. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

Because the Company is privately held and there is no public market for its stock, the fair value of the Company’s equity is approved by the Company’s board of directors thereof as of the date stock-based awards are granted. In estimating the fair value of its stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, any indications of value from offers to acquire the Company, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

Recent Accounting Pronouncements

For further information on recent accounting pronouncements, see “Note 2, Summary of Significant Accounting Policies” of our audited condensed consolidated financial statements included herein.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION

Board of Directors and Executive Officers

The following sets forth certain information, as of June 30, 2025, concerning the persons who are expected to serve as Pubco’s directors and executive officers following the Business Combination. Fusemachines is actively recruiting an individual to act as Chief Financial Officer following the Business Combination, and will appoint a qualified candidate prior to the consummation of the Business Combination.

Name	Age	Position
Sameer Maskey	45	Founder and Chief Executive Officer, Class III Director
Parag Shrestha	44	Head of Strategy
Rob Traghetto	44	Vice President of AI Services
Anish Joshi	34	Head of Technology
Bharat Krish	49	Class I Director
Tim Gocher	51	Class I Director
Sanjay Shrestha	51	Class II Director
Salman Alam	42	Class I Director

Background and Business Experience

Sameer Maskey is Fusemachines’ Founder and Chief Executive Officer, and has served as a member of the Board of Directors since January 2013. He will be the company’s Chief Executive Officer and Chairman of the Board following the Business Combination. Dr. Maskey has over 18 years of experience in artificial intelligence, natural language processing, machine learning, and data science. Since 2019, Dr. Maskey has been an Adjunct Associate Professor at Columbia University, where he teaches several courses in machine learning, programming and natural language processing. In 2008, Dr. Maskey completed his PhD in Computer Science from Columbia University. Prior to obtaining his PhD, Dr. Maskey served as part of the research team at IBM Watson Research Center where he invented various statistical algorithms to improve speech-to-speech translation and question answering systems. Dr. Maskey is an inventor of 15 granted or pending United States patents and has authored over 20 publications. He holds a B.S. in Math and Physics from Bates College. Dr. Maskey is qualified to serve on our Board of Directors due to the perspective and experience he brings as Chief Executive Officer and from his extensive technology experience.

Parag Shrestha has served as Fusemachines’ Head of Strategy since January 2021, where he leads the company’s distributed team across South Asia. From September 2019 to January 2021, he held roles of increasing seniority with Fusemachines including Business Development Executive & Product Executive, and Enterprise Executive. Prior to joining Fusemachines, Mr. Shrestha held senior engineering and consulting roles with organizations including 360insights, Salesforce, Fidelity National Information Service. Initiate Systems, and Aon Hewitt. Mr. Shrestha holds a B.S. in Computer Science from the University of Windsor.

Robert Traghetto has served as Fusemachines’ Vice President of AI Services since March 2021, where he leads AI Service strategy, talent acquisition, employee development, and service delivery. Mr. Traghetto has over 20 years of experience in software and product engineering. From August April 2018 to March 2021, he held roles of increasing seniority with Fusemachines including Director of Technology, and Senior Architect. Mr. Traghetto was the co-founder of Rake, a talent acquisition and candidate engagement platform, which was acquired by Fusemachines in April 2018. Prior to Fusemachines and Rake, Mr. Traghetto held senior engineering and technology roles with organizations including Yingo Yango, The Institute for Integrative Nutrition, and TMP Worldwide. Mr. Traghetto holds a Bachelor of Technology in Computer Systems from the New York City College of Technology and an M.S. in Computer Science from the City College of New York.

Anish Joshi has served as Fusemachines’ Head of Technology since January 2020, where he managements the company’s engineering team, technology planning and product development. Mr. Joshi has over 16 years of technology and product development experience. He is also responsible for leading the company’s AI Support Services team and motivating them to build innovative solutions. Mr. Joshi joined Fusemachines in January 2013 and held roles of increasing seniority between that time and January 2020, including VP of Technology, Director of Technology, and Sr. Technology Manager. Mr. Joshi holds a Bachelor of Information Management from Prime College.

Bharat Krish has agreed to serve as a member of the Pubco Board and will be appointed prior to the Effective Time of the Merger. Mr. Krish is a customer focused business leader, entrepreneur and innovator with over 20 years of experience in product leadership and innovation with top media and retail companies, and in building streaming and AI enterprise SaaS startups from the ground up. Products he has helped build are used by millions of users. Mr. Krish has acted as Chief Product Officer of Newsweek since December 2023, has held leadership positions with Techstars since March 2023, and has been a board advisor of Gaia Ventures, an early stage venture capital firm since January 2023. From May 2020 to December 2022, he held roles with TIME, including President of Digital and Chief Technology Officer. Prior to TIME, he held C-suite positions at various media and retail companies. Mr. Krish received a masters in Technology Management from Columbia University, a masters in Computer Engineering from Syracuse University, and a bachelors in Computer Science and Engineering from Coimbatore Institute of Technology. We believe Mr. Krish’s qualifications to serve on our board of directors include his extensive leadership and advisory experience working with innovative technology companies.

Tim Gocher has served as a member of Fusemachines’ Board of Directors since 2018. Mr. Gocher founded Dolma Impact Fund, an active private equity fund focused on technology, healthcare, and renewable energy, and has acted as CEO since the fund’s founding in May 2012. Since June 2003, Mr. Gocher has also served as Chairman of Dolma Foundation, a non-profit organization focused on alleviating poverty by investing in sustainable businesses, education, and healthcare. Previously, he served in senior roles with global organizations across Europe and Asia including Living Planit SA, Nettleton Global Asia, Interregnum-Parkmead Group, and E.ON UK. Mr. Gocher holds an MBA from London Business School and an honorary Doctor of Laws from the University of Nottingham. Mr. Gocher is qualified to serve as a member of our Board of Directors based on his executive leadership experience in the technology industry and his senior leadership experience.

Sanjay Shrestha has served as a member of Fusemachines’ Board of Directors since 2014. Mr. Shrestha has been General Manager of Energy Solutions & Chief Strategy Officer with Plug Power (NASDAQ:PLUG), an American company engaged in the development of hydrogen fuel cell systems, since April 2019. Prior to joining Plug Power, Mr. Shrestha held various executive investing and investment banking roles, including CIO of a solar IPP, President of Sky Capital Americas, head of renewables investment banking effort at FBR Capital Markets, global head of renewables research coverage at Lazard Capital Markets, and head of renewables and industrial research at First Albany Capital. Mr. Shrestha holds a Bachelors of Sciences, and an honorary doctorate from Saint Rose College. Mr. Shrestha is qualified to serve as a member of our Board of Directors based on his significant technology, investment banking, and public company experience.

Salman Alam has served as a director of CSLM since 2022 and will serve as a member of the Pubco Board. Mr. Alam is Vice President, Legal, at Western Digital Corporation, a leading provider of data storage technologies, where he has been responsible for worldwide product development and go-to-market technology legal issues since 2016. With over 15 years of legal experience in the corporate legal sector, he also serves as a principal counsel for the flash technology and consumer products business unit, dealing with emerging product regulatory issues within the data ecosystem in markets across the world, including in artificial intelligence, licensing, and data privacy. He has also served as Board Director for CSLM since 2022. Mr. Alam also previously served in roles of increasing responsibility at Western Digital, including Sr. Director, Assistant General, Director, Associate General Counsel, Director, Senior Legal Counsel, and Senior Counsel. Prior to Western Digital, Mr. Alam has served as a legal executive to technology startups focused on mobile and web business models, as well as a corporate transactional attorney at Newmeyer & Dillion, LLP, where he represented emerging and established companies in corporate transactions, M&A, capital markets, and corporate governance matters. Mr. Alam received a B.A. from the University of California, Berkeley, with two majors in Economics and South &

Southeast Asian Studies (high honors), and minors in Business Administration (Haas School of Business) and Philosophy, respectively. He also received a law degree from the University of California, Hastings. He has additionally completed coursework in the executive education program at Columbia Business School. We believe Mr. Alam’s qualifications to serve on our board of directors include his extensive experience in legal and governance matters, particularly with technology companies as part of the broader artificial intelligence ecosystem.

Board Composition

Pubco’s business and affairs will be managed under the direction of the Pubco Board. Following the Business Combination, the Pubco Board will remain declassified and the directors will be elected annually. Under the Merger Agreement, the parties thereto agreed that the Pubco Board will consist of five (5) directors, with the Sponsor having the right to designate one independent director reasonably acceptable to Fusemachines.

Role of the Board in Risk Oversight

The Pubco Board will have extensive involvement in the oversight of risk management related to Pubco and its business and will accomplish this oversight through the regular reporting to the Pubco Board by the audit committee. The audit committee will represent the Pubco Board by periodically reviewing Pubco’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of Pubco business and summarize for the Pubco Board all areas of risk and the appropriate mitigating factors. In addition, the Pubco Board will receive periodic detailed operating performance reviews from management.

Nasdaq Requirements

Although CSLM’s securities are not currently traded on the Nasdaq, Fuse has elected to comply with all Nasdaq corporate governance requirements, as if the company’s securities will be listed for trading on Nasdaq.

Board Committees

After the completion of the Business Combination, the standing committees of the Pubco Board will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The Pubco Board may from time to time establish other committees.

Pubco’s chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of Pubco’s activities and to assist in proper risk management and the ongoing evaluation of management controls. Pubco believes that the leadership structure of the Pubco Board will provide appropriate risk oversight of Pubco’s activities.

Audit Committee

Upon the completion of the Business Combination, Pubco is expected to have an audit committee, with the members of the audit committee to be determined prior to the effectiveness of this proxy statement/prospectus. Each proposed member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Following the Business Combination, the Pubco Board will determine which member of its audit committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq.

The purpose of the audit committee will be to prepare the audit committee report required by the SEC to be included in Pubco’s proxy statement and to assist the Pubco Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) Pubco’s independent registered public accounting firm’s qualifications and independence, (4) the performance of Pubco’s internal audit function and (5) the performance of Pubco’s independent registered public accounting firm.

The Pubco Board will adopt a written charter for the audit committee which will be available on Pubco’s website upon the completion of the Business Combination.

Compensation Committee

Upon the completion of the Business Combination, Pubco is expected to have a compensation committee, with the members of the compensation committee to be determined prior to the effectiveness of this proxy statement/prospectus.

The purpose of the compensation committee is to assist the Pubco Board in discharging its responsibilities relating to (1) setting Pubco’s compensation program and compensation of its executive officers and directors, (2) monitoring Pubco’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in Pubco’s proxy statement under the rules and regulations of the SEC.

The Pubco Board will adopt a written charter for the compensation committee which will be available on Pubco’s website upon the completion of the Business Combination.

Nominating and Corporate Governance Committee

Upon the completion of the Business Combination, Pubco will have a nominating and corporate governance committee, with the members of the compensation committee to be determined prior to the effectiveness of this proxy statement/prospectus.

The purpose of the nominating and corporate governance committee will be to assist the Pubco Board in discharging its responsibilities relating to (1) identifying individuals qualified to become Pubco Board members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Pubco Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Pubco Board members qualified to fill vacancies on any Pubco Board committee and recommending that the Pubco Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Pubco Board corporate governance principles applicable to Pubco, (5) overseeing the evaluation of the Pubco Board and management and (6) handling such other matters that are specifically delegated to the committee by the Pubco Board from time to time.

The Pubco Board will adopt a written charter for the nominating and corporate governance committee which will be available on Pubco’s website upon completion of the Business Combination.

Code of Business Conduct

Pubco will adopt a new code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which will be available on Pubco’s website upon the completion of the Business Combination. Pubco’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that Pubco’s Internet website address is provided as an inactive textual reference only. Pubco will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website.

Compensation Committee Interlocks and Insider Participation

Upon the Closing, none of the members of PubCo’s compensation committee was at any time one of the PubCo’s officers or employees. Upon the Closing, none of Pubco’s executive officers would serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity, one of whose executive officers served as a member of PubCo’s board of directors or compensation committee.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, Fusemachines has determined that Bharat Krish, Tim Gocher, Sanjay Shrestha, and Salman Alam, representing three (at any given time) of Pubco’s five proposed directors, will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

EXECUTIVE COMPENSATION OF FUSEMACHINES

Unless the context requires otherwise, references to “Fusemachines,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Fusemachines prior to the Business Combination and the business and operations of Pubco as directly or indirectly affected by Fusemachines by virtue of Pubco’s ownership of the business of Fusemachines following the Business Combination.

This section discusses the material components of the executive compensation program for (i) the individual who served as our principal executive officer during fiscal year 2024; and (ii) our next two most highly compensated executive officers who earned more than $100,000 during fiscal year 2024 and were serving as executive officers as of December 31, 2024. We refer to these individuals as our “named executive officers.”

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the Business Combination may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Total ($)
Sameer Maskey Chief Executive Officer	2024	400,000	—	597,779	997,779
Anish Joshi Head of Technology	2024	223,750	30,188	292,021	545,959
Parag Shrestha Head of Strategy, MD South Asia	2024	116,526	—	249,533	366,059
Robert Traghetto Head of AI Services	2024	185,833	28,999	113,917	328,749

(1)	The amounts in this column reflect the base salary and the remuneration paid and accrued, to the named executive officers for the financial years ended December 31, 2024.
(2)	The amounts in this column represent the amount of discretionary bonus payments earned by each named executive officers in respect of the financial year ended December 31, 2024.
(3)

The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer. These amounts do not include partial recourse promissory notes provided to the named executive officers to exercise these awards.

Outstanding Equity Awards as of the Year Ended December 31, 2024

The following table summarizes the number of shares of Fusemachines Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024. The number of shares subject to Fusemachines Options that are outstanding at the effective time of the Merger, and the exercise price of such Fusemachines Options will be adjusted to reflect the Business Combination.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Sameer Maskey Chief Executive Officer					7,917	5.84
Anish Joshi Head of Technology					1,125	5.84
Parag Shrestha Head of Strategy, MD South Asia					792	5.84
Robert Traghetto Head of AI Services					458	5.84

Executive Compensation Arrangements

Pursuant to the Founder Transaction Bonus Agreement, Mr. Maskey will be entitled to a transaction completion bonus of up to $1,000,000 upon the Closing. The transaction bonus to be paid to Dr. Maskey is equal to 20% of the sum of (i) the amount of cash remaining in the Trust Account after Redemptions and (ii) the amount of proceeds of any equity investments or debt financing facilities that are or will be actually received by CSLM prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount on, provided that such transaction bonus shall not exceed $1,000,000.

Other than the Founder Transaction Bonus Agreement, and the annual compensation, bonus and equity incentive awards described above, Fusemachines has no other executive compensation, change in control or similar agreements or arrangements.

Amended and Restated 2023 Equity Incentive Plan

Upon consummation of the Business Combination, each outstanding option under the Amended and Restated 2023 Equity Incentive Plan that is outstanding as of immediately prior to the Effective Time will be converted into an option (each, a “Converted Stock Option”), on substantially the same terms and conditions as are in effect with respect to such award immediately prior to the Effective Time, to purchase the number of shares of Pubco Common Stock, determined by multiplying the number of shares of common stock subject to such award as of immediately prior to the Effective Time by the Conversion Ratio, at an exercise price per share of Pubco Common Stock equal to (A) the exercise price per share of common stock of such award divided by (B) the Conversion Ratio, in accordance with, and subject to, the contingencies set forth in the Merger Agreement. At the Effective Time, Pubco will assume all obligations of Fusemachines with respect to each Converted Stock Option.

Equity Incentive Plan

Prior to the Closing Date, Pubco intends to adopt the Equity Incentive Plan, subject to shareholder approval at the extraordinary general meeting. This section summarizes certain principal features of the Equity Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Equity Incentive Plan.

The Equity Incentive Plan is a comprehensive incentive compensation plan under which Pubco can grant equity- based and other incentive awards to its officers, employees, directors, consultants and advisers. The purpose of the Equity Incentive Plan is to help Pubco attract, motivate and retain such persons with awards under the Equity Incentive Plan and thereby enhance shareholder value.

Equity Compensation Policy

Upon completion of the Business Combination, Pubco is expected to adopt a formal written policy in place with regard to the timing of certain equity awards in relation to the disclosure of material nonpublic information. The Pubco Board and the compensation committee will not seek to time equity grants to take advantage of information, either positive or negative, about Pubco that has not been publicly disclosed.

During the fiscal year ended December 31, 2024, Fusemachines was not a public company, and so awarded no equity awards to named executive officers in the period beginning four business days before the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information, and ending one business day after the filing or furnishing of such report.

Director Compensation

We primarily use monthly fees and stock option grants to attract and retain qualified candidates to serve on the Board. This compensation reflected the financial condition of Fusemachines. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to Fusemachines as well as the skill-level required by our members of the Board.

During the year ended December 31, 2024, Sameer Maskey did not receive any compensation for his services as a director. During the year ended December 31, 2024, Sanjay Shrestha, Tim Gocher, and David Lerner (a former member of Fusemachines’ board of directors) received stock option compensation for their services as directors. The compensation disclosed in the “Summary Compensation Table” above represents the total compensation received by our officers, and the table below represents the compensation received by our non-employee directors.

Our independent non-employee directors may be compensated in cash and stock option grants. There is no formal stock compensation plan for independent non-employee directors. Our non-employee directors received the following compensation during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash $	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Sanjay Shrestha	—	—	—	—
Tim Gocher	—	—	—	—
David Lerner (director till November 22, 2024)	—	—	—	—

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the beneficial ownership of CSLM Ordinary Shares as of May 15, 2025, which is prior to the consummation of the Business Combination and (ii) the expected beneficial ownership of shares of Pubco Common Stock immediately following consummation of the Business Combination (assuming a “no additional redemptions” scenario and assuming a “maximum redemptions” scenario as described below) by:

•

each person who is known to be the beneficial owner of more than 5% of CSLM Ordinary Shares and is expected to be the beneficial owner of more than 5% of shares of Pubco Common Stock post-Business Combination;

•	each of CSLM’s current executive officers and directors;

•	each person who will become an executive officer or director of Pubco post-Business Combination; and

•	all executive officers and directors of CSLM as a group pre-Business Combination, and all executive officers and directors of Pubco as a group post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, SARs or warrants held by such person or entity were deemed outstanding prior to the Business Combination if such securities are currently exercisable, or exercisable within 60 days of May 15, 2025 and were deemed outstanding post-Business Combination if such securities are exercisable within 60 days of the closing of the Business Combination. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of CSLM Ordinary Shares pre-Business Combination is based on 6,116,437 CSLM Ordinary Shares issued and outstanding as of May 15, 2025, which includes 6,116,436 CSLM Class A Ordinary Shares and 1 CSLM Class B Ordinary Share.

The expected beneficial ownership of shares of Pubco Common Stock post-Business Combination assumes two scenarios:

•

a “no additional redemptions” scenario where (i) no further CSLM Class A Ordinary Shares are redeemed in connection with the Business Combination and (ii) based on Fusemachines’ balance of capital stock as of May 15, 2025, Pubco issues 18,247,899 shares of Pubco Common Stock to Fusemachines Securityholders in the Merger; and

•

a “maximum redemptions” scenario where (i) 1,372,687 Public Shares, or approximately 22% of the outstanding Public Shares and 100% of all Public Shares that are not subject to non-redemption Agreements, are redeemed in connection with the Business Combination for an aggregate payment of approximately $16.6 million from the Trust Account at a redemption price of approximately $12.07 per share and (ii) based on Fusemachines’ balance of capital stock as of May 15, 2025, Pubco issues 18,272,993 shares of Pubco Common Stock to Fusemachines Securityholders in the Merger.

Based on the foregoing assumptions and Fusemachines’ balance of capital stock as of May 15, 2025, we estimate that there would be 27,548,641 shares of Pubco Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “no additional redemptions” scenario, and 26,501,049 shares of Pubco Common Stock issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemptions” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated, CSLM believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Pre-Business Combination(1)		Post-Business Combination
			Assuming No Additional Redemptions Into Cash(2)			Assuming Maximum Redemptions Into Cash(3)
Name and Address of Beneficial Owner	Number of CSLM Ordinary Shares	% of CSLM Ordinary Shares	Number of Shares of Fusemachines Pubco Common Stock		%	Number of Shares of Fusemachines Pubco Common Stock		%
Directors and Executive Officers Pre-Business Combination
Consilium Acquisition Sponsor I, LLC (Sponsor)(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Charles Cassel(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Jonathan Binder(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Irakli Gilauri	50,000	* %	50,000		* %	50,000		* %
Peter Tropper	50,000	* %	50,000		* %	50,000		* %
Salman Alam	50,000	* %	50,000		* %	50,000		* %
All CSLM directors and executive officers as a group (five individuals)	4,743,750	78%	3,912,750		14%	3,912,750		15%
5% Holders of CSLM
Consilium Acquisition Sponsor I, LLC (Sponsor)(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Meteora Capital, LLC(5)	541,917	9%	716,917		* *%	175,000		* %
Directors and Executive Officers of Fusemachines Pubco
Sameer Maskey	—	—	5,808,327	(6)	21%	5,725,137	(7)	22%
Anish Joshi	—	—	233,892	(8)	1%	230,542	(9)	1%
Parag Shrestha	—	—	157,353	(10)	* %	155,100	(11)	* %
Robert Traghetto	—	—	81,480		* %	80,313		* %
Bharat Krish	—	—	—		—	—		—
Tim Gocher	—	—	2,397,692	(12)	9%	2,649,797	(13)	10%
Sanjay Shrestha	—	—	277,159	(14)	1%	273,190	(15)	1%
Salman Alam	50,000	* %	50,000		* %	50,000		* %
All Fusemachines Pubco directors and executive officers as a group (eight individuals)	50,000	* %	9,005,903		33%	9,164,079		35%
5% Holders of Fusemachines Pubco
Consilium Acquisition Sponsor I, LLC (Sponsor)(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Charles Cassel(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Jonathan Binder(4)	4,593,750	75%	3,762,750		14%	3,762,750		14%
Sameer Maskey	—	—	5,808,327	(6)	21%	5,725,137	(7)	22%
Tim Gocher	—	—	2,397,692	(12)	9%	2,649,797	(13)	10%
Dolma Impact Fund	—	—	2,377,830		9%	2,630,220		10%
IME Global Holdings Sdn Bhd	—	—	1,775,602		6%	1,750,171		7%

*	Less than 1%.
**	Less than 5% ownership in Post-Business Combination entity.
(1)	The Pre-Business Combination percentage of beneficial ownership is calculated based on 6,116,437 issued and outstanding CSLM Ordinary Shares.
(2)

The Post-Business Combination percentage of beneficial ownership is calculated based on 27,548,641 shares of Fusemachines Pubco Common Stock issued and outstanding. Such amount assumes that no additional Public Shareholders have redeemed their Public Shares.

(3)

The Post-Business Combination percentage of beneficial ownership is calculated based on 26,501,049 shares of Fusemachines Pubco Common Stock issued and outstanding. Such amount assumes that 100% of Public Shareholders have redeemed their Public Shares.

(4)

Consilium Acquisition Sponsor I LLC (Sponsor) is the record holder of the CSLM Ordinary Shares reported herein. Sponsor is controlled by its managing member, Consilium Investment Capital, Inc., which is owned and controlled by Charles Cassel and Jonathan Binder, each of whom owns a 50% equity interest in Consilium Investment Capital, Inc. Consilium Investment Capital, Inc. owns a 30% equity interest in Sponsor, but by virtue of their shared control over the Consilium Investment Capital, Inc, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Sponsor.

(5)

Based solely on a Schedule 13G filed with the SEC on February 14, 2025 by Meteora Capital LLC, a Delaware limited liability company (“Meteora Capital”) with respect to the Class A Ordinary Shares held by certain funds and managed accounts to which Meteora Capital serves as investment manager (collectively, the “Meteora Funds”); and Vik Mittal, who serves as the Managing Member of Meteora Capital, with respect to the Class A Ordinary Shares held by the Meteora Funds. The address of the principal business office of Meteora Capital is 1200 N Federal Hwy, #200, Boca Raton FL 33432.

(6)

The Pubco Common Stock shares reported in the No Redemption Scenario represent 4,153,125 shares directly held by Sameer Maskey and (i) 331,040 shares held by Sameer Maskey’s spouse and (ii) 662,081 and 662,081 shares are held of record by Maskey Everest Trust and Maskey Annapurna Trust, respectively. Sameer Maskey exercises voting or dispositive control over any of the securities held by Maskey Everest Trust and Maskey Annapurna Trust. As such, Mr. Maskey may be deemed to be the beneficial owner of all shares held by Maskey Everest Trust and Maskey Annapurna Trust. Mr. Maskey disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.

(7)

The Pubco Common Stock shares reported in the Maximum Redemption Scenario represent 4,093,642 shares directly held by Sameer Maskey and (i) 326,299 shares held by Sameer Maskey’s spouse and (ii) 652,598 and 652,598 shares are held of record by Maskey Everest Trust and Maskey Annapurna Trust, respectively. Sameer Maskey exercises voting or dispositive control over any of the securities held by Maskey Everest Trust and Maskey Annapurna Trust. As such, Mr. Maskey may be deemed to be the beneficial owner of all shares held by Maskey Everest Trust and Maskey Annapurna Trust. Mr. Maskey disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.

(8)

Includes (i) 178,762 shares of Fusemachines Pubco Common Stock owned by Mr. Joshi directly, as well as (ii) vested stock incentive options exercisable for 55,130 shares of Fusemachines Pubco Common Stock that Mr. Joshi has the right to acquire within 60 days of May 15, 2025. Mr. Joshi disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(9)

Includes (i) 176,202 shares of Fusemachines Pubco Common Stock owned by Mr. Joshi directly, as well as (ii) vested stock incentive options exercisable for 54,340 shares of Fusemachines Pubco Common Stock that Mr. Joshi has the right to acquire within 60 days of May 15, 2025. Mr. Joshi disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(10)

Includes (i) 125,795 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 31,558 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of May 15, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(11)

Includes (i) 123,994 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 31,106 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of May 15, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(12)

Includes 1,882,158 shares of Fusemachines Pubco Common Stock held directly by Dolma Impact Fund (“Dolma”), and 495,672 shares of Fusemachines Pubco Common Stock issuable to Dolma upon the conversion of outstanding convertible notes. Mr. Gocher is the founder and Chief Executive Officer of Dolma, and so may be deemed to have voting and dispositive power over the securities held by Dolma. Also includes vested stock incentive options exercisable for 19,862 shares of Fusemachines Pubco Common Stock that Mr. Gocher has the right to acquire within 60 days of May 15, 2025. Mr. Gocher disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(13)

Includes 1,855,201 shares of Fusemachines Pubco Common Stock held directly by Dolma, and 775,019 shares of Fusemachines Pubco Common Stock issuable to Dolma upon the conversion of outstanding convertible notes. Mr. Gocher is the founder and Chief Executive Officer of Dolma, and may be deemed to have voting and dispositive power over the securities held by Dolma. Also includes vested stock incentive options exercisable for 19,577 shares of Fusemachines Pubco Common Stock that Mr. Gocher has the right to acquire within 60 days of May 15, 2025. Mr. Gocher disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(14)

Includes (i) 237,435 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 39,724 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of May 15, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(15)

Includes (i) 234,035 shares of Fusemachines Pubco Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 39,155 shares of Fusemachines Pubco Common Stock that Mr. Shrestha has the right to acquire within 60 days of May 15, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CSLM Acquisition Corp.

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of CSLM’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of CSLM’s issued and outstanding shares after the Initial Public Offering. In August 2021, the Sponsor transferred 50,000 founder shares to each of CSLM’s independent director nominees. Effective as of July 13, 2023, pursuant to the terms of the Current Charter, the Sponsor elected to convert 4,743,749 outstanding Class B ordinary share held by it on a one-for-one basis into Class A ordinary shares of CSLM, with immediate effect. See “The Domestication Merger Proposal.”

At the time of the IPO, the Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after a Business Combination, or (y) the date on which CSLM completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of CSLM’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

In connection with the Business Combination, the Sponsor has entered into the Sponsor Support Agreement, a copy of which is attached to this proxy statement/prospectus as Annex F. The Sponsor Support Agreement provides that, after the Domestication and immediately prior to the Closing, the Sponsor will forfeit 3,971,250 Private Placement Warrants held by it.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of CSLM’s officers and directors may, but are not obligated to, loan CSLM any funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into private placement-equivalent units at a price of $10.00 per unit. Such units would be identical to the CSLM Private Placement Units. In the event that a Business Combination does not close, CSLM may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of the date of this proxy statement/prospectus, CSLM had no borrowings under the Working Capital Loans.

On February 28, 2023, the Sponsor issued an unsecured promissory note to CSLM (the “Working Capital Note”), pursuant to which CSLM may borrow up to an aggregate principal amount of $1,500,000. The Working Capital Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which CSLM has to complete a business combination or the effective date of a business combination. CSLM drew an aggregate of $2,750,000 and $1,230,000 and has accrued $129,630 and $28,288 of interest on principal amounts outstanding as of December 31, 2024 and 2023, respectively. On January 18, 2024 the Working Capital Note was increased to $2,000,000. On August 18, 2024, the Working Capital Note was amended and restated to increase the amount to $2,750,000. These advances will be repaid to the Sponsor at the time of Closing.

On February 4, 2025, CSLM issued the 3rd A&R Note to increase the amount the Company may borrow from $2,750,000 to $3,000,000. The 3rd A&R Note bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid as follows: $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall be payable in cash at the closing of the Business Combination. On May 23, 2025, CSLM amended the 3rd A&R Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000.

Administrative Services Agreement

CSLM entered into an agreement that provides that, commencing on effective date of the Initial Public Offering, CSLM agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, CSLM will cease paying these monthly fees. During the twelve months ended December 31, 2024 and 2023, CSLM recorded $120,000 and $240,000, respectively, of such fees.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and the Class A Ordinary Shares underlying such Private Placement Warrants and any Private Placement Warrants that may be issued upon conversion of Working Capital Loans have registration rights to require Pubco to register a sale of any of Pubco’s securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that Pubco register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to CSLM’s completion of its initial business combination. Pubco will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the registration rights agreement will be amended and restated. For additional information, see “Business Combination Proposal — Related Agreements — Amended and Restated Registration Rights Agreement.”

Fusemachines Inc.

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with Gyanu Maskey, an immediate family member of Sameer Maskey (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe for 433,728 ordinary shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376,400 to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, Fusemachines could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021 the Company opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. During 2023 and 2022, there were $178,300 and $160,500 payments made, respectively. In February 2023, the January 2021 Related Party Investment Agreement concluded in accordance with its terms, and neither party has any further rights or obligations under the agreement.

In October 2015, Fusemachines issued a convertible promissory note to Sanjay Shrestha, a member of Fusemachines’ board of directors, with a principal amount of $25,000, that was convertible to 38,037 shares of Series Seed-2 Convertible Preferred Stock at a conversion rate of $0.6704 per share (the “October 2015 Convertible Note”). On February 7, 2023, Fusemachines’ board of directors formally approved the conversion of the October 2015 Convertible Note and issued the shares to Mr. Shrestha.

On February 8, 2023, Fusemachines and Sameer Maskey entered into a Partial Recourse Promissory Note which provided for the loan of $874,000 from Fusemachines to Mr. Maskey (the “February Note 1”), to allow Mr. Maskey to exercise options to purchase shares of Fusemachines common stock. The February Note 1 accrued interest at 3.82% per annum compounded annually. On January 19, 2024, Mr. Maskey repaid the February Note 1 in full (see below). Neither party has any further rights or obligations under the February Note 1.

On February 8, 2023, Fusemachines and Anish Joshi entered into a Partial Recourse Promissory Note which provided for the loan of $124,000 from Fusemachines to Mr. Joshi (the “February Note 2”), to allow Mr. Joshi to exercise options to purchase shares of Fusemachines common stock. The February Note 2 accrued interest at

3.82% per annum compounded annually. On August 6, 2024, the Fusemachines board of directors unanimously approved the forgiveness of any repayment due under the February Note 2.

On February 8, 2024, Fusemachines and Parag Shrestha entered into a Partial Recourse Promissory Note which provided for the loan of $87,400 from Fusemachines to Mr. Shrestha (the “February Note 3”), to allow Mr. Shrestha to exercise options to purchase shares of Fusemachines common stock. The February Note 3 accrued interest at 3.82% per annum compounded annually. On August 6, 2024, the Fusemachines board of directors unanimously approved the forgiveness of any repayment due under the February Note 3.

On February 8, 2024, Fusemachines and Robert Traghetto entered into a Partial Recourse Promissory Note which provided for the loan of $50,600 from Fusemachines to Mr. Traghetto (the “February Note 4”), to allow Mr. Traghetto to exercise options to purchase shares of Fusemachines common stock. The February Note 4 accrued interest at 3.82% per annum compounded annually. On August 6 2024, the Fusemachines board of directors unanimously approved the forgiveness of any repayment due under the February Note 4.

On January 19, 2024, Fusemachines bought back 667,000 shares of Fusemachines common stock from Sameer Maskey for aggregate purchase price of $2,902,722 out of which $2,000,000 was paid out in cash and $902,722 was used to repay Fusemachines, the balance due under February Note 1.

During 2024, Fusemachines entered into seven unsecured promissory notes (the ‘2024 Related Party Promissory Notes’) with the CEO of the Company for aggregate principal amount of $700,000 which accrues interest at a rate of 4.71% per annum. The company intends to repay the principal plus interest accrued either prior to the business combination or at the closing of business combination.

Fusemachines and Dolma are parties to (i) that certain Note Purchase Agreement, dated October 15, 2019, as amended on December 22, 2022 and as further amended on January 15, 2024 (the “Dolma 2019 Purchase Agreement”), and (ii) that certain Note Purchase Agreement, dated September 7, 2021, as amended on December 22, 2022 and as further amended on January 15, 2024 (the “Dolma 2021 Purchase Agreement”). Fusemachines issued (i) a Convertible Promissory Note to the Holder pursuant to the terms of the Dolma 2019 Purchase Agreement on October 15, 2019, as amended on December 22, 2022 and as further amended on January 15, 2024 (the “Dolma 2019 Note”), and (ii) a Convertible Promissory Note to the Holder pursuant to the terms of the 2021 Purchase Agreement on September 7, 2021, as amended on December 22, 2022 and as further amended on January 15, 2024 (the “Dolma 2021 Note” and, together with the 2019 Purchase Agreement, the 2021 Purchase Agreement and the 2019 Note, the “Dolma Note Documents”). On January 31, 2025, Fusemachines and Dolma entered into an Omnibus Amendment to Note Documents, amending the Dolma Note Documents to (a) change the term “Maturity Date” in the Dolma Note Documents to February 28, 2026, and (b) revise the conversion price of the Dolma 2019 Purchase Agreement and Dolma 2021 Purchase Agreement such that the conversion rate of each note is based on a valuation of $85,000,000 on a fully-diluted basis.

On February 12, 2025, Fusemachines and Mr. Maskey entered into amendments to each of the “2024 Related Party Promissory Notes”, extending the Maturity Date (as defined in the “2024 Related Party Promissory Notes”), to the earlier of (a) an Event of Default (as defined in the “2024 Related Party Promissory Notes”) or (b) December 31, 2025.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

CSLM is an exempted company incorporated under the Companies Act. The Companies Act and the Current Charter govern the rights of its shareholders. The Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the Current Charter will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a stockholder of Pubco, your rights will differ in some regards as compared to when you were a shareholder of CSLM.

Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of CSLM and Pubco according to applicable law or the organizational documents of CSLM and Pubco.

This summary is qualified by reference to the complete text of the Current Charter of CSLM, attached to this proxy statement/prospectus as Annex G, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B-1, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex B-2. You should review each of the Proposed Organizational Documents, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Act, to understand how these laws apply to Pubco and CSLM, respectively.

Provision	Delaware	Cayman Islands
Applicable Legislation	General Corporation Law of the State of Delaware	The Companies Act (As Revised) of the Cayman Islands

Stockholder/Shareholder Approval of Business Combinations

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval - there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 75% in value of shareholders or each class of shareholder in attendance and voting at a shareholders’ meeting.

Provision	Delaware	Cayman Islands
Stockholder/Shareholder Votes for Routine Matters

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Under the Companies Act and CSLM’s amended and restated memorandum and articles of association, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders as being entitled to do so).

General Vote Required for Combinations with Interested Stockholders/Shareholders

Generally, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the statutory provision.

No similar provision

Requirement for Quorum	Quorum is a majority of shares entitled to vote at the meeting unless otherwise set in the constitutional documents, but cannot be less than one-third of shares entitled to vote at the meeting.	Quorum is set in the company’s memorandum and articles of association.

Stockholder/Shareholder Consent to Action Without Meeting	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent.

Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolutions.

Appraisal Rights

Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Stockholders of a publicly traded corporation do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a merger agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed

Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Provision	Delaware	Cayman Islands

on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Advisory Organizational Documents Proposal 5B).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Number of Directors

The number of directors is fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The bylaws may provide that the board may increase the size of the board and fill any vacancies.

Subject to the memorandum and articles of association, the board may increase the size of the board and fill any vacancies.

Removal of Directors

Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may effect such removal only for cause; or (2) in the case of a corporation

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances. A company’s memorandum and articles of association may provide that a director may be removed for any

Provision	Delaware	Cayman Islands

having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.

or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

Classified or Staggered Boards	Classified boards are permitted.	Classified boards are permitted.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors of CSLM owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers

A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors

Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

Liability of directors may be unlimited, except with regard to their own fraud or willful default.

DESCRIPTION OF PUBCO SECURITIES

The following summary sets forth the material terms of Pubco’s securities following the completion of the Proposed Transaction. The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Proposed Charter, a form of which is attached as Annex B-1 to this proxy statement/prospectus, and the Proposed Bylaws, a form of which is attached as Annex B-2 to this proxy statement/prospectus. Pubco urges you to read the Proposed Charter and Proposed Bylaws in their entirety for a complete description of the rights and preferences of Pubco’s securities following the Business Combination.

Authorized and Outstanding Stock

The Proposed Charter will authorize the issuance of 205,000,000 shares, consisting of:

•	200,000,000 shares of Pubco Common Stock; and

•	5,000,000 shares of preferred stock, par value $0.0001 per share (“Pubco Preferred Stock”).

Common Stock

Upon completion of the Business Combination, Pubco expects that there will be 26,501,049 shares of Pubco Common Stock outstanding, assuming that all CSLM Class A Ordinary Shares are redeemed in connection with the Business Combination, and not including shares reserved for issuance upon the exercise of Fusemachines Options, Fusemachines SARs and Fusemachines Warrants being assumed by Pubco in the Proposed Transaction. All shares of Pubco Common Stock are fully paid and non-assessable. In connection with the Business Combination, the sole CSLM Class B Ordinary Share held by the Sponsor will be surrendered to CSLM and cancelled for no consideration.

Voting rights. Each holder of Pubco Common Stock is entitled to one vote for each share of Pubco Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Pubco Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights. Subject to preferences that may be applicable to any outstanding Pubco Preferred Stock, the holders of shares of Pubco Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Pubco Board out of funds legally available for such purposes.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Pubco’s affairs, the holders of Pubco Common Stock are entitled to share ratably in all assets remaining after payment of Pubco’s debts and other liabilities, subject to prior distribution rights of Pubco Preferred Stock or any class or series of stock having a preference over the Pubco Common Stock, then outstanding, if any.

Other rights. The holders of Pubco Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Pubco Common Stock. The rights, preferences and privileges of holders of the Pubco Common Stock will be subject to those of the holders of any shares of the Pubco Preferred Stock that Pubco may issue in the future.

Preferred Stock

No shares of Pubco Preferred Stock will be issued or outstanding immediately after the completion of the Proposed Transaction. The Proposed Charter will authorize the Pubco Board to establish one or more series of

Pubco Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Pubco Preferred Stock will be available for issuance without further action by the holders of Pubco Common Stock. The Pubco Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Pubco Preferred Stock. The issuance of Pubco Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Pubco without further action by the stockholders. Additionally, the issuance of Pubco Preferred Stock may adversely affect the holders of Pubco Common Stock by restricting dividends on the Pubco Common Stock, diluting the voting power of the Pubco Common Stock or subordinating the liquidation rights of the Pubco Common Stock. As a result of these or other factors, the issuance of Pubco Preferred Stock could have an adverse impact on the market price of the Pubco Common Stock, restricting dividends on Pubco’s capital stock, diluting the voting power of Pubco Common Stock, impairing the liquidation rights of Pubco’s capital stock, or delaying or preventing a change in control of Pubco. At present, there are no plans to issue any Pubco Preferred Stock.

Warrants

Public Warrants

Each whole Pubco Warrant will entitle the registered holder to purchase one share of Pubco Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that Pubco has an effective registration statement under the Securities Act covering the shares of Pubco Common Stock issuable upon exercise of the Pubco Warrants and a current prospectus relating to them is available (or Pubco permits holders to exercise their Pubco Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares of Pubco Common Stock are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Pubco Warrants only for a whole number of shares of Pubco Common Stock. This means only a whole Pubco Warrants may be exercised at a given time by a warrant holder. The Pubco Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Pubco will not be obligated to deliver any shares of Pubco Common Stock pursuant to the exercise of an Pubco Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Pubco Common Stock underlying the Pubco Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Pubco Warrants will be exercisable and Pubco will not be obligated to issue a share of Pubco Common Stock upon exercise of an Pubco Warrant unless the Pubco Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Pubco Warrant, the holder of such Pubco Warrant will not be entitled to exercise such Pubco Warrant and such Pubco Warrant may have no value and expire worthless. In no event will Pubco be required to net cash settle any Pubco Warrant.

Pubco is registering the Pubco Common Stock issuable upon exercise of the Pubco Warrants in the registration statement of which this proxy statement/prospectus forms a part because the Pubco Warrants will become exercisable 30 days after the Closing. However, because the Pubco Warrants will be exercisable until their expiration date of up to five years after the Closing, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the Closing, under the terms of the Warrant Agreement, Pubco has agreed that, as soon as practicable, but in no event later than 15 business days, after the Closing, Pubco will use its best efforts to file with the SEC a post-effective amendment to the registration statement of which the proxy statement/prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Pubco Common Stock issuable upon exercise of the Pubco Warrants and thereafter Pubco will use its best efforts to cause the same to become effective and to maintain the effectiveness of such post-effective amendment or registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Pubco Warrants in accordance with the provisions of the Warrant Agreement. If such post-effective amendment or registration statement covering the Pubco Common Stock issuable upon exercise of the Pubco Warrants is not effective by the sixtieth (60th) business day after the Closing, warrant holders may, until such time as there is an effective post-effective amendment or registration statement and during any period when Pubco will have failed to maintain an effective registration statement, exercise Pubco Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Pubco Common Stock is at the time of any exercise of an Pubco Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pubco may, at its option, require holders of Pubco Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Pubco so elects, Pubco will not be required to file or maintain in effect a registration statement, and in the event Pubco does not so elect, Pubco will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Pubco Warrants for that number of shares of Pubco Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Pubco Common Stock underlying the Pubco Warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the Pubco Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the average reported closing price of the Pubco Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $18.00.

Once the Pubco Warrants become exercisable, Pubco may redeem the outstanding Pubco Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the shares of Pubco Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of an Pubco Warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

Pubco will not redeem the Pubco Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Pubco Common Stock issuable upon exercise of the Pubco Warrants is then effective and a current prospectus relating to those shares of Pubco Common Stock is available throughout the 30-day redemption period. If and when the Pubco Warrants become redeemable, Pubco may exercise its redemption right even if Pubco is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Pubco Warrants, each warrant holder will be entitled to exercise his, her or its Pubco Warrant prior to the scheduled redemption date. However, the price of the Pubco Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of an Pubco Warrant described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $10.00

Once the Pubco Warrants become exercisable, Pubco may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.10 per warrant;

•

upon not less than 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Pubco Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Pubco Common Stock except as otherwise described below;

•

if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise) or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”; and

•

if the Reference Value is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Pubco Warrants are redeemed or exercised, holders may elect to exercise their Pubco Warrants on a cashless basis. The numbers in the table below represent the number of shares of Pubco Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of Pubco Common Stock on the corresponding redemption date (assuming holders elect to exercise their Pubco Warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of the Pubco Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Pubco will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of an Pubco Warrant or the exercise price of an Pubco Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of Pubco Warrants is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of an Pubco Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of an Pubco Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of an Pubco Warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Pubco Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361

Redemption Date (period to expiration of warrants)	Fair Market Value of Pubco Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Pubco Common Stock to be issued for each Pubco Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Pubco Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Pubco Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Pubco Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Pubco Common Stock for each whole warrant. In no event will the Pubco Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Pubco Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the Pubco Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Pubco Common Stock.

This redemption feature is structured to allow for all of the outstanding Pubco Warrants to be redeemed when the Pubco Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of the Pubco Common Stock is below the exercise price of the Pubco Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Pubco Warrants without the Pubco Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Pubco Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Pubco Warrants if we determine it is in our best interest to do so. As such, we would redeem the Pubco Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the applicable redemption price to the warrant holders.

As stated above, we can redeem the Pubco Warrants when the Pubco Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Pubco Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Pubco Warrants when the Pubco Common Stock is trading at a price below the exercise price of the Pubco Warrants, this could result in the warrant holders receiving fewer shares than they would have received if they had chosen to wait to exercise their warrants for shares of Pubco Common Stock if and when the Pubco Common Stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Pubco Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares to be issued to the holder. If, at the time of redemption, the Pubco Warrants are exercisable for a security other than shares of Pubco Common Stock pursuant to the Warrant Agreement, the Pubco Warrants may be exercised for such security. At such time as the Pubco Warrants become exercisable for a security other than Pubco Common Stock, Pubco (or the surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the warrants.

Redemption Procedures

In the event that Pubco determines to redeem the Public Warrants when the closing price of the shares of Pubco Common Stock equals or exceeds $18.00 per share or $10.00 per share, pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement, respectively, Pubco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Pubco not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Beneficial Ownership Limitations

A holder of an Pubco Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Pubco Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Pubco Common Stock is increased by a share capitalization payable in shares of Pubco Common Stock, or by a sub-division of shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Pubco Common Stock issuable on exercise of each Pubco Warrant will be increased in proportion to such increase in the outstanding shares. A rights offering made to all or substantially all holders of securities entitling holders to purchase shares of Pubco Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares equal to the product of (i) the number of shares of Pubco Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco Common Stock) and (ii) the quotient of (x) the price per share of Pubco Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Pubco Common Stock, in determining the price payable for Pubco Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Pubco Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Pubco Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Pubco, at any time while the Pubco Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Pubco Common Stock on account of such Pubco Common Stock (or other securities into which the Pubco Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Pubco Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Pubco Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Pubco Common Stock in respect of such event.

If the number of outstanding shares of Pubco Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Pubco Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Pubco Common Stock issuable on exercise of each Pubco Warrant will be decreased in proportion to such decrease in outstanding shares of Pubco Common Stock.

Whenever the number of shares of Pubco Common Stock purchasable upon the exercise of the Pubco Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Pubco Common Stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Pubco Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Pubco Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pubco Warrants and in lieu of the Pubco Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Pubco Warrants would have received if such holder had exercised their Pubco Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Pubco Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Pubco Common Stock, the holder of an Pubco Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Pubco Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Pubco Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of Pubco Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Pubco Warrants when an extraordinary transaction occurs during the exercise period of the Pubco Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Pubco Warrants.

The Pubco Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and CSLM. The Warrant Agreement provides that the terms of the Pubco Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Pubco Warrants and the Warrant Agreement, (ii) adjusting the provisions relating to cash dividends on shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Pubco Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the then outstanding Private Placement Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the Pubco Warrants.

The Pubco Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Pubco Common Stock and any voting rights until they exercise their warrants and receive shares of Pubco Common Stock. After the issuance of shares of Pubco Common Stock upon exercise of the Pubco Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Pubco Warrants. If, upon exercise of the Pubco Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Pubco Common Stock to be issued to the warrant holder.

Exclusive Forum

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Private Placement Warrants

The Private Placement Warrants (including shares of Pubco Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to CSLM’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Pubco so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees (except as set forth under “— Warrants — Public Warrants — Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $10.00”). The Sponsor or its permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the Units in CSLM’s IPO. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by Pubco and exercisable by the holders on the same basis as the warrants included in the Units sold in CSLM’s IPO.

Except as described above under “— Public Warrants — Redemption of Pubco Warrants when the price per share of Pubco Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Pubco Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Pubco Warrants, multiplied by the excess of the “fair market value” of the Pubco Common Stock (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Pubco Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of CSLM’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with Pubco, its ability to sell Pubco securities in the open market will be significantly limited. We expect Pubco to have policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Pubco securities, an insider cannot trade in Pubco securities if he or she is in possession of material non-public information. Accordingly, unlike Public Shareholders who could exercise their Pubco Warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the Insiders could be significantly restricted from selling such securities.

Dividends

Pubco does not intend to pay cash dividends after the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Pubco Board at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Pubco Common Stock and warrant agent for the Pubco Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the Trust Account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the Trust Account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the Trust Account and not against the any monies in the Trust Account or interest earned thereon.

Certain Anti-Takeover Provisions of the Proposed Charter, the Proposed Bylaws and Certain Provisions of Delaware Law

The Proposed Charter, the Proposed Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Pubco Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of Pubco. These provisions are intended to avoid costly takeover battles, reduce Pubco’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Pubco Board to maximize stockholder value in connection with any unsolicited offer to acquire Pubco. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of Pubco by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Pubco Common Stock. The Proposed Charter will provide that any action required or permitted to be taken by Pubco’s stockholders must be effected at a duly called annual or extraordinary general meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of Pubco Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of Pubco Preferred Stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to Pubco in accordance with the applicable provisions of the DGCL. See also “Risk Factors — Risks Related to the Consummation of the Domestication — Delaware law and Pubco’s Proposed Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable”.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Pubco Common Stock remains listed on

Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Pubco Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Pubco capital stock may be to enable the Pubco Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Pubco by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Pubco Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Proposed Charter will provide that the Pubco Board will determine the number of directors who will serve on the board. Subject to the Merger Agreement, the exact number of directors will be fixed from time to time by a majority of the Pubco Board. Upon adoption of the Proposed Charter, the Pubco Board will be declassified and will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of Pubco stockholders. There will be no limit on the number of terms a director may serve on the Pubco Board.

In addition, the Proposed Charter will provide that any vacancy on the Pubco Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to any rights of the holders of Pubco Preferred Stock.

Quorum

The Proposed Bylaws will provide that at any meeting of the Pubco Board, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Proposed Charter does not authorize cumulative voting.

Special Meetings of Stockholders

The Proposed Charter will provide that special meetings of stockholders may be called only by or at the direction of the Pubco Board, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Proposed Bylaws.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Proposed Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Pubco Board or a committee of the Pubco Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Pubco with certain information. Generally, to be timely, a stockholder’s notice must be received at Pubco’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of Pubco following the adoption of the Proposed Bylaws, the date of the preceding annual meeting will be deemed to be in 2026). The Proposed Bylaws allow the Pubco Board to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Pubco.

Supermajority Provisions

The Proposed Charter and the Proposed Bylaws will provide that the Pubco Board is expressly authorized to adopt, amend or repeal, in whole or in part, the Proposed Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Proposed Charter. The stockholders of Pubco also will have the power to adopt, amend or repeal the Proposed Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock of Pubco entitled to vote generally in an election of directors, voting together as a single class, subject to any vote of the holders of any class or series of stock of Pubco required by applicable law or by the Proposed Charter (including any certificate of designation in respect of any series of Pubco Preferred Stock) or the Proposed Bylaws.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Proposed Charter will provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power all the then outstanding shares of Pubco’s stock entitled to vote thereon, voting together as a single class:

•

the provision regarding the Pubco Board being authorized to establish one or more series of Pubco Preferred Stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as the Pubco Board may determine;

•	the provisions regarding removal of directors;

•	the provisions regarding filling vacancies on the Pubco Board and newly created directorships;

•	the provision regarding the Pubco Board being authorized to amend the Proposed Bylaws without a stockholder vote;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders;

•	the provisions regarding limitation on liability and indemnification of Pubco’s directors and officers;

•	the provisions regarding Pubco electing not to be governed by Section 203 of the DGCL;

•

the provisions adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act;

•	the provisions regarding Pubco renouncing its interest or expectancy in any corporate opportunity offered to any of its non-employee directors or principal stockholders and their affiliates; and

•	the amendment provision requiring that the above provisions be amended only with a 66 and 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of Pubco or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Pubco Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of Pubco. These provisions are designed to reduce Pubco’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Pubco Common Stock and, as a consequence, may inhibit fluctuations in the market price of Pubco Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Proposed Charter will provide that, unless Pubco consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of Pubco, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Pubco to Pubco or Pubco’s stockholders, (iii) any action, suit or proceeding against Pubco or any current or former director, officer or other employee of Pubco arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against Pubco or any current or former director, officer or other employee of Pubco governed by the internal affairs doctrine or otherwise related to Pubco’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of Pubco will be deemed to have notice of and consented to the forum provisions in the Proposed Charter. The Proposed Charter further will provide that unless Pubco consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the Proposed Charter will not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find Pubco’s forum selection provisions to be inapplicable or unenforceable. Although CSLM believes this provision will benefit Pubco by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Pubco’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Proposed Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that Pubco has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of the Pubco Board who is not an employee of Pubco or its subsidiaries, or the principal stockholders of Pubco and their affiliates. The Proposed Charter does not renounce Pubco’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of Pubco.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions.

The Proposed Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Pubco and its stockholders, through stockholders’ derivative suits on Pubco’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if the director or officer has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director or officer.

The limitation of liability provision in the Proposed Charter and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Pubco and its stockholders. In addition, your investment may be adversely affected to the extent Pubco pays the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into. CSLM believes that this provision, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Pubco’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, CSLM has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the CSLM’s or Fusemachines’ respective directors, officers or employees for which indemnification is sought.

Listing of Securities

Pubco has applied to list the Pubco Common Stock and Pubco Warrants on Nasdaq under the proposed symbols “FUSE” and “FUSEW”, respectively, upon the Closing.

Pursuant to the terms of the Merger Agreement, as a closing condition, CSLM is required to cause the Pubco Common Stock to be issued in connection with the Business Combination to be approved for listing on Nasdaq or another national securities exchange, but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Merger Agreement. It is important for you to know that, at the time of the extraordinary general meeting, CSLM may not have received from Nasdaq either confirmation of the listing of the Pubco Common Stock or that approval will be obtained prior to the consummation of the Business Combination. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the Pubco Common Stock would not be listed on any nationally recognized securities exchange.

SECURITIES ACT RESTRICTIONS ON RESALE OF PUBCO SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Pubco Common Stock or Pubco Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Pubco at the time of, or at any time during the three months preceding, a sale and (ii) Pubco is subject to the Exchange Act periodic reporting requirements for at least three months before the sale, has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Pubco was required to file reports) preceding the sale, and has submitted electronically every interactive data file required to be submitted pursuant to Rule 405 of the Securities Act during the 12 months (or such shorter period as Pubco was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Pubco Common Stock or Pubco Warrants for at least six months but who are affiliates of Pubco at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Pubco Common Stock then outstanding; or

•	the average weekly reported trading volume of Pubco Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Pubco under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Pubco.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration once Rule 144 becomes available for resale of Pubco, subject to the provisions of the Sponsor Support Agreement.

CSLM anticipates that following the consummation of the Business Combination, Pubco will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

The Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (a) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the Pubco Board, (b) otherwise properly brought before such meeting by or at the direction of the Pubco Board or the Chairperson of the Pubco Board, or (c) otherwise properly brought before such meeting by a stockholder present in person who (A) (1) was a record owner of shares of Pubco both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in the Proposed Bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for the Pubco’s annual meeting of stockholders, a stockholder’s notice must be delivered to Pubco’s secretary at Pubco’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year or Pubco holds its annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be delivered not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Notice of a nomination or proposal must be delivered to Pubco no later than the 10th day following the earlier of the day on which such notice of the date of such meeting was mailed and the day the public disclosure of the date of the 2024 annual meeting is made. Nominations and proposals also must satisfy other requirements set forth in the Proposed Bylaws.

Under Rule 14a-8 of the Exchange Act, a stockholder proposal (other than nominations) to be included in the proxy statement and proxy card for the 2024 annual general meeting pursuant to Rule 14a-8 must be received at Pubco’s principal office at a reasonable time before Pubco begins to print and send its proxy materials and must comply with Rule 14a-8.

A stockholder will update and supplement its notice to Pubco’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above will be true and correct as of the record date for notice of the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement will be delivered to, or mailed and received by, Pubco’s secretary not later than five business days after the record date for stockholders entitled to vote at the meeting `(in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

Stockholder Director Nominees

The Proposed Bylaws permit stockholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of stockholders, subject to the provisions of the Proposed Charter. To nominate a director, the stockholder must provide the information required by the Proposed Bylaws. In addition, the stockholder must give timely notice to Pubco’s secretary in accordance with the Proposed Bylaws, which, in general, require that the notice be received by Pubco’s secretary within the time periods described above under the section “— Stockholder Proposals”.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the CSLM Board, any committee chairperson or the non-management directors as a group by writing to the CSLM Board or committee chairperson in care of CSLM Acquisition Corp., 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308. Following the Closing, such communications should be sent to Fusemachines Inc., Sameer Maskey — smaskey@fusemachines.com. Each communication will be forwarded, depending on the subject matter, to the Pubco Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Loeb & Loeb LLP will pass upon the validity of the securities of Pubco to be issued in connection with the Business Combination.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the CSLM Board does not know of any matters that will be presented for consideration at the extraordinary general meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the extraordinary general meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

EXPERTS

The consolidated financial statements of CSLM Acquisition Corp. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 included in this Prospectus and in the Registration Statement have been so included in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Fusemachines Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included in this proxy statement/prospectus, have been included in reliance on the report of KNAV CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, CSLM and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of CSLM’s annual report to shareholders and CSLM’s proxy statement. Upon written or oral request, CSLM will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that CSLM deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that CSLM deliver single copies of such documents in the future. Shareholders may notify CSLM of their requests by calling or writing CSLM at its principal executive offices.

ENFORCEABILITY OF CIVIL LIABILITY

CSLM is a Cayman Islands exempted company. If CSLM does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Domestication, you may have difficulty serving legal process within the United States upon CSLM. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against CSLM in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, CSLM may be served with process in the United States with respect to actions against CSLM arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of CSLM’s securities by serving CSLM’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

CSLM has filed a registration statement on Form S-4 to register the issuance and resale of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

All information contained in this proxy statement/prospectus relating to CSLM has been supplied by CSLM, and all such information relating to Fusemachines has been supplied by Fusemachines, respectively. Information provided by one another does not constitute any representation, estimate or projection of the other.

This document is a (i) prospectus of Pubco with respect to the Pubco Common Stock and Pubco Warrants to be issued to CSLM shareholders and warrantholders and Fusemachines equityholders if the Business Combination described herein is consummated, (ii) prospectus of Pubco with respect to the sale by the selling stockholders identified herein of Pubco Common Stock and Pubco Warrants received by them in the Business Combination, and (iii) proxy statement of CSLM for the extraordinary general meeting. CSLM and Fusemachines have not authorized anyone to give any information or make any representation about the Business Combination, CSLM or Fusemachines that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the business combination, you should contact via phone or in writing:

CSLM Acquisition Corp.

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Charles Cassel, Chief Executive Officer

E-mail: ccassel@consimllc.com

You may also obtain these documents by requesting them in writing or by telephone from CSLM’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy Inc.

PO Box 10904, Yakima, WA 98909

Toll-Free 877-870-8565, or collect at 206-870-8565

Email: KSmith@advantageproxy.com

If you are a shareholder of CSLM and would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting. If you request any documents from CSLM, CSLM will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other documents that are not included with this proxy statement/prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
CSLM Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm (BDO USA, P.C., New York, New York, PCAOB ID#243)	F-2
Financial Statements:
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7

CSLM Acquisition Corp. Unaudited Financial Statements
Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2025 (unaudited) and December 31, 2024	F-25
Condensed Consolidated Statements of Operations for the three months ended March 31, 2025 and 2024 (unaudited)	F-26
Condensed Consolidated Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit for the three months ended March 31, 2025 and 2024 (unaudited)	F-27
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2025 and 2024 (unaudited)	F-28
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

CSLM Acquisition Corp.

Ft. Lauderdale, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of CSLM Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in class A ordinary shares subject to possible redemption and shareholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainties

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations, and does not have sufficient cash to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2021.

New York, New York

April 11, 2025

CSLM ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
Assets:
Current assets:
Cash	$83,227	$138,283
Prepaid expenses	6,670	15,848
Due from related party	31,849	31,849
Other receivable, net of reserve for credit losses of $505,000	—	—
Marketable securities held in Trust Account	16,053,202	51,976,918

Total current assets	16,174,948	52,162,898

Total Assets	$16,174,948	$52,162,898

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$330,180	$132,349
Accrued expenses	968,615	471,830
Promissory note – related party	2,750,000	1,230,000
Accrued interest – related party	129,630	28,288
Deferred underwriting commissions	6,641,250	6,641,250

Total current liabilities	10,819,675	8,503,717

Total Liabilities	10,819,675	8,503,717

Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 1,372,687 and 4,772,187 and shares subject to redemption as of December 31, 2024 and 2023, respectively	16,053,202	51,976,918
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding, excluding 1,372,687 and 4,772,187 shares subject to possible redemption at December 31, 2024 and 2023, respectively	474	474
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of December 31, 2024 and 2023	0	0
Additional paid-in capital	—	—
Accumulated deficit	(10,698,403)	(8,318,211)

Total Shareholders’ Deficit	(10,697,929)	(8,317,737)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$16,174,948	$52,162,898

The accompanying notes are an integral part of these consolidated financial statements

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Insurance expense	$214,185	$477,750
Legal and accounting expenses	1,253,545	644,515
Dues and subscriptions	170,745	256,333
Administrative expenses – related party	120,000	240,000
Interest expense – related party	101,343	28,288
Formation, general and administrative expenses	374	1,552

Operating expenses	1,860,192	1,648,438

Loss from operations	(1,860,192)	(1,648,438)

Other income (expense):
Realized gain on marketable securities held in Trust Account	—	2,538,270
Dividends on marketable securities held in Trust Account	2,032,507	3,736,950
Covenant fees	505,000	—
Provision for credit losses	(505,000)	—

Total other income, net	2,032,507	6,275,220

Net income	$172,315	$4,626,782

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	3,527,561	12,826,933
Basic and diluted net income per share, Class A ordinary shares stock subject to redemption	$0.47	$0.42
Basic and diluted weighted average shares outstanding, non-redeemable Class A ordinary shares	4,743,749	2,222,414
Basic and diluted net loss per share, non-redeemable Class A ordinary shares	$(0.31)	$(0.28)
Basic and diluted weighted average shares outstanding, non-redeemable Class B ordinary shares	1	2,521,336
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(0.31)	$(0.06)

The accompanying notes are an integral part of these consolidated financial statements

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024

	Class A		Class A		Class B		Additional Paid-in Capital		Total Shareholders’ Deficit
	Temporary Shares		Ordinary Shares		Ordinary Shares			Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2024	4,772,187	$51,976,918	4,743,749	$474	1	$0	$—	$(8,318,211)	$(8,317,737)
Redemption of Class A ordinary shares	(3,399,500)	(38,596,223)	—	—	—	—	—	—	—
Sponsor waiver of administrative services fees	—	—	—	—	—	—	120,000	—	120,000
Remeasurement of Class A ordinary shares subject to redemption	—	2,672,507	—	—	—	—	(120,000)	(2,552,507)	(2,672,507)
Net income	—	—	—	—	—	—	—	172,315	172,315

Balance – December 31, 2024	1,372,687	$16,053,202	4,743,749	$474	1	$0	$—	$(10,698,403)	$(10,697,929)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Class A		Class A		Class B		Additional Paid-in Capital		Total Shareholders’ Deficit
	Temporary Shares		Ordinary Shares		Ordinary Shares			Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2023	18,975,000	$194,767,885	—	$—	4,743,750	$474	$—	$(6,489,773)	$(6,489,299)
Redemption of Class A ordinary shares	(14,202,813)	(149,486,187)	—	—	—	—	—	—	—
Conversion of Sponsor Class B ordinary shares to Class A ordinary shares	—	—	4,743,749	474	(4,743,749)	(474)	—	—	—
Sponsor waiver of administrative services fees	—	—	—	—	—	—	240,000	—	240,000
Remeasurement of Class A ordinary shares subject to redemption	—	6,695,220	—	—	—	—	(240,000)	(6,455,220)	(6,695,220)
Net income	—	—	—	—	—	—	—	4,626,782	4,626,782

Balance – December 31, 2023	4,772,187	$51,976,918	4,743,749	$474	1	$0	$—	$(8,318,211)	$(8,317,737)

The accompanying notes are an integral part of these consolidated financial statements

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$172,315	$4,626,782
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gains on marketable securities held in Trust Account	—	(2,538,270)
Accrued dividends on marketable securities held in Trust Account	170,488	(230,530)
Sponsor waiver of administrative services fees	120,000	240,000
Changes in current assets and current liabilities:
Prepaid expenses	9,178	478,996
Accounts payable	197,831	124,164
Accrued expenses	496,785	163,864
Accrued offering costs	—	(279,678)
Accrued interest – related party	101,342	28,288
Due from related party	—	(3,387)

Net cash provided by operating activities	1,267,939	2,610,229
Cash Flows from Investing Activities:
Purchase of treasury and other marketable securities	(2,842,995)	(396,313,420)
Proceeds from redemption of treasury securities	38,596,223	541,873,187

Net cash provided by investing activities	35,753,228	145,559,767
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	1,520,000	1,230,000
Payment of redemptions to Class A ordinary shareholders	(38,596,223)	(149,486,187)

Net cash used in financing activities	(37,076,223)	(148,256,187)
Net Change in Cash	(55,056)	(86,191)
Cash – Beginning	138,283	224,474

Cash-Ending	$83,227	$138,283

Supplemental Disclosure of Non-cash Financing Activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$2,672,507	$6,695,220
Reserve for credit losses	$505,000	$—
Sponsor capital contribution for waiver of administrative services fees	$120,000	$240,000

The accompanying notes are an integral part of these consolidated financial statements

CSLM ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Organization and General

CSLM ACQUISITION CORP. (the “Company” or “CSLM”) company incorporated in the Cayman Islands as an exempted company on April 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. The Company’s financial statements include CSLM Merger Sub, Inc. and CSLM Holdings, Inc., both wholly-owned subsidiaries of CSLM Acquisition Corp. and are presented on a consolidated basis (the “Financial Statements”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity from April 13, 2021 (inception) through December 31, 2024 relates to the Company’s formation, the initial public offering (“Initial Public Offering” or “IPO”), which is described below, and pursuit of a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On July 13, 2023, the Company submitted a certificate of incorporation of name change to the Cayman Islands Registry of Companies to change our name from “Consilium Acquisition Corp I, LTD.” to “CSLM Acquisition Corp.”. The name change of the Company to CSLM Acquisition Corp. was effected on Nasdaq at the open of trading on July 18, 2023 and continued trading under the same ticker symbol “CSLM”. The name change does not affect the rights of the Company’s securities holders.

Financing

On January 18, 2022, the Company consummated its Initial Public Offering of 18,975,000 units (the “Units”), including the issuance of 2,475,000 Units as a result of the underwriter’s exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one right to acquire one-tenth of an Ordinary Share, and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $189,750,000.

Substantially concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, CSLM Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the Initial Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

A total of $2,250,000 was deposited to the Company’s operating account and a total of $191,647,500, comprised of a portion of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the Company’s completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination by October 13, 2024 after depositing $70,000 into the Trust Account for each one month Extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed its initial business combination by October 18, 2024 from the closing of the IPO, subject to applicable law.

On July 13, 2023 as approved by its shareholders at the Special Meeting, the Company and its trustee, Continental Stock Transfer & Trust Company amended (the “Amendment”) the Investment Management Trust Agreement, dated as of January 12, 2022 (the “Trust Agreement”) in order to allow the Company to extend the time to complete a business combination by fifteen (15) additional one (1) month periods until, October 18, 2024 (the “Termination Date”) by depositing into the Trust Account $70,000 for each one-month extension. At the Special Meeting, the shareholders of the Company approved a special resolution to the Articles of Association to extend the time to consummate a business combination until October 18, 2024 and the Amendment in accordance with the Company’s Amended and Restated Memorandum of Association and Articles of Association (the “Articles of Association”).

In connection with the shareholders’ vote at the Special Meeting, 14,202,813 Class A shares were tendered for redemption. Shareholders validly redeemed their shares for $149,486,187, or approximately $10.53 per class A share. The trustee processed the redemptions on July 11, 2023 and distributed amounts from the Trust Account to the redeeming shareholders on July 26, 2023.

Immediately after the Special Meeting, the Company extended the time to complete the business combination by one (1) month to August 18, 2023, and deposited the sum of $70,000 into the Trust Account in accordance with the terms of the Trust Agreement. As of December 31, 2024, the Company has exercised thirteen (13) of the fifteen (15) additional one-month extension periods, depositing an aggregate of $910,000 into the Trust Account to extend the time to complete the business combination to August 18, 2024.

On August 18, 2024, as approved by its shareholders at the annual general meeting held on August 18, 2024 (the “Annual Meeting”), the Company and its trustee, Continental Stock Transfer & Trust Company, amended the Investment Management Trust Agreement dated January 12, 2022, as amended on July 13, 2023, in order to allow the Company to extend the time to complete a business combination on a month-to-month basis, until July 18, 2025 (the “Extended Termination Date” or the “Extended Combination Period”) by placing $30,000 into the Company’s Trust Account. As of December 31, 2024, the Company has exercised five (5) additional one-month extension periods, depositing an aggregate of $150,000 into the Trust Account to extend the time to complete the business combination to January 18, 2025. On January 16, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to February 18, 2025. 2025 (see Note 10). On February 18, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to March 18, 2025 (see Note 10). On March 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to April 18, 2025 (see Note 10).

Merger Agreement

On January 22, 2024, the Company entered into a Merger Agreement, by and among the Company, CSLM Merger Sub Inc. (“Merger Sub”), and Fusemachines Inc., a Delaware corporation (“Fusemachines”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Fusemachines, after which Fusemachines will be the surviving corporation and a wholly owned subsidiary of the Company.

On August 27, 2024, the Company entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) whereby the Company will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a newly formed Delaware corporation by means of a merger with the Company, pursuant to the Cayman Islands Companies law and the applicable provisions of the Delaware General Corporation Law, with such newly formed Delaware corporation becoming the surviving corporation in the merger. In addition the Merger Agreement Amendment includes a provision that increases the amount the Company may borrow from the Sponsor from $2,000,000 to $2,750,000.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination (see Note 10). On May 23, 2025, CSLM amended the 3rd A&R Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the second amendment to the Merger Agreement (the “2nd Amendment”) which amends the Merger Agreement dated January 22, 2024 and the Merger Agreement Amendment dated August 27, 2024 (together, the “Original Merger Agreement”). The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements (see Note 10).

In connection with the 2nd Amendment, an affiliate (the “Sponsor Affiliate”) of the Sponsor, provided financing to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”) and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025 (see Note 10).

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”) (see Note 10).

Risks and Uncertainties

Results of operations and the Company’s ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine and the middle east.

Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our ordinary shares to be adversely affected. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

As of December 31, 2024 and 2023, the Company had $83,227 and $138,283 in cash, respectively, and working capital deficit of $4,056,679 and $1,676,487, respectively, excluding Marketing Securities held in the Trust Account and the Deferred Underwriter Fee liability. The Company has incurred losses from operations and has an accumulated deficit of $10,698,403 as of December 31, 2024.

The Company’s liquidity needs through December 31, 2024 had been satisfied through a payment from the Sponsor of $25,000 for Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and shares thereof, “founder shares”), the Initial Public Offering and the sale of the private placement warrants (see Note 3 and Note 4). Additionally, the Company drew on an unsecured promissory note to pay certain offering costs and an unsecured promissory note bearing interest at 4.75% per annum for working capital needs.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the consolidated financial statements are issued. Management plans to address this uncertainty through related party loans from the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates (“Working Capital Loans”) (see Note 5) and effecting a Business Combination. However, there is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period.

The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

Following the closing of the Initial Public Offering on January 18, 2022, an amount of $191,647,500 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants were placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 12 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 12 months from the closing of the Initial Public Offering, the return of the funds held in the Trust Account to the public shareholders as part of redemption of the public shares.

Net Income (Loss) Per Ordinary Share

The consolidated statements of operations include a presentation of income (loss) per Class A redeemable ordinary shares and income (loss) per non-redeemable Class A and Class B ordinary shares following the two-class method of income per common stock. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and non-redeemable Class A and Class B ordinary shares, the Company first considered the total income (loss) allocable to both sets of stock. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using the total number of shares outstanding for each share class at each respective period, before and after redemptions and conversions, for the years ended December 31, 2024 and 2023, reflective of the respective participation rights.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the year ended December 31, 2024 (in dollars, except per share amounts):

For the Year Ended
December 31, 2024
Net income	$172,315
Less: Remeasurement of Class A redeemable shares to redemption value	(2,672,507)

Net loss including remeasurement of temporary equity to redemption value	$(2,500,192)

	For the Year Ended
	December 31, 2024
	Class A Redeemable	Class A Non-Redeemable	Class B Non-Redeemable
Total number of shares	1,372,687	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(1,010,596)	$(1,489,596)	$(0)
Deemed dividend for remeasurement of temporary equity to redemption value	2,672,507	—	—

Total net income (loss) allocated by class	$1,661,911	$(1,489,596)	$(0)

Denominator:
Weighted average shares outstanding	3,527,561	4,743,749	1
Basic and diluted net income (loss) per share	$0.47	$(0.31)	(0.31)

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the year ended December 31, 2023 (in dollars, except per share amounts):

For the Year Ended
December 31, 2023
Net income	$4,626,782
Less: Remeasurement of Class A redeemable shares to redemption value	(6,695,220)

Net loss including remeasurement of temporary equity to redemption value	$(2,068,438)

	For the Year Ended
	December 31, 2023
	Class A Redeemable	Class A Non-Redeemable	Class B Non-Redeemable
Total number of shares	4,772,187	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(1,293,986)	$(617,240)	$(157,212)
Deemed dividend for remeasurement of temporary equity to redemption value	6,695,220	—	—

Total net income (loss) allocated by class	$5,401,234	$(617,240)	$(157,212)

Denominator:
Weighted average shares outstanding	12,826,933	2,222,414	2,521,336
Basic and diluted net income (loss) per share	$0.42	$(0.28)	(0.06)

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

In many cases, if a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above, the lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the consolidated balance sheets, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants and Rights

The Company accounts for the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to the Company’s evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under “ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants, private placement warrants and rights are indexed to the Company’s own stock and meet the criteria to be classified in shareholders’ deficit.

Ordinary Shares Subject to Possible Redemption

Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. In connection with the shareholders’ vote at the Annual Meeting of the shareholders held by the Company on August 18, 2024, 3,399,500 Class A ordinary shares were tenderd for redemption at an aggregate value of $38,596,223 and distributed from the Trust Account on August 21, 2024. Accordingly, at December 31, 2024, 1,372,687 shares of Class A ordinary shares subject to possible redemption is presented, at redemption value equal to the amount held in the Trust Account, as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

The proceeds of the offering were allocated to the Class A ordinary shares and the Public Warrants and Rights based on their relative fair values. The Company recognizes changes in redemption value of Class A ordinary shares subject to possible redemption immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. For the year ended December 31, 2024 and 2023, the Company has recorded remeasurements of $2,672,507 and $6,695,220, respectively.

Income Taxes

The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability, method as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of December 31, 2024 and 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Covenant Fees

Pursuant to the Merger Agreement, Fusemachines is covenanted to deliver to the Company its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Fusemachines Audited Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by the Company in connection with the Business Combination (the “Registration Statement”), and that such Fusemachines Audited Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines had covenanted to provide the Fusemachines Audited Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month). Fusemachines provided the Fusemachines Audited Financial Statements to the Company in September 2024. As such, the Company recorded $505,000 of convenant fees as other income in the consolidated statements of operations for the year ended December 31, 2024, and as an other receivable on the condensed consolidated balance sheets as of December 31, 2024. Collection of the covenant fees is not probable as of December 31, 2024. As such, the Company established a reserve for credit losses against the other receivable. The Company recorded $505,000 to credit losses as other expense on the condensed consolidated statements of operations for the year ended December 31, 2024.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. As of December 31, 2024 and 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standard Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through additional disclosures about significant segment expenses. The standard was effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. We adopted this ASU for the annual period ended December 31, 2024 and applied the provisions retrospectively to each period presented in the financial statements. Adoption of the new standard did not have a material impact on our financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 18,975,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary shares, one right and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

An aggregate of $10.10 per Unit sold in the Initial Public Offering was held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

NOTE 4 — PRIVATE PLACEMENT

The Company entered into an agreement with the Sponsor pursuant to which the Sponsor purchased an aggregate of 7,942,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating proceeds of $7,942,500 in the aggregate in a private placement that occurred substantially concurrently with the closing of the Initial Public Offering. Each Private Placement Warrant is exercisable to purchase one share of ordinary shares at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter’s overallotment option was exercised in full at the date of the Initial Public Offering. In August 2021, the Sponsor transferred 50,000 founder shares to each of the Company’s independent director nominees. The Company will account for the transfer of founder shares under ASC 718-10-15-4 and record a compensation expense upon completion of a Business Combination.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into a support services agreement, commencing on the effective date of the initial public offering, pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services. The Sponsor has waived all payments under the support services agreement. The Company has recorded the waived payments since the Initial Public Offering as capital contributions from the Sponsor, and has recorded $120,000 and $240,000 to the consolidated statements of operations for the year ended December 31, 2024 and 2023, respectively.

Promissory Note — Related Party

In July 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. On January 18, 2022, the Company repaid $206,313 for amounts outstanding under the Promissory Note balance, resulting in an overpayment of $25,000. The Company also made payments related to Sponsor invoices. These items are recorded within due from related party on the consolidated balance sheets as of December 31, 2024 and 2023.

In February 2023, the Sponsor issued an unsecured promissory note to the Company (the “WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000. The WC Promissory Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which the

Company has to complete a business combination or the effective date of a business combination. On January 18, 2024, the Company issued an amended and restated promissory note (the “A&R WC Promissory Note”) to the Sponsor to increase the total borrowing base from $1,500,000 to $2,000,000. The A&R WC Promissory Note does not amend any other existing terms. On August 19, 2024, the Company issued a second amended and restated promissory note (the “2nd A&R WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $2,750,000. The 2nd A&R Promissory Note does not amend any other existing terms. As of December 31, 2024 and 2023, the Company drew an aggregate of $2,750,000 and $1,230,000, respectively, and has accrued $129,630 and $28,288 of interest on principal amounts outstanding, respectively.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination (see Note 10).

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024 and 2023, no Working Capital Loans were outstanding.

NOTE 6 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 shares of preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2024 and 2023, there were no shares of preference shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. The non-redeemable Class A ordinary shares are the same as the Class B ordinary shares in that they do not have redemption rights and are not entitled to proceeds from liquidation from the Trust Account if the Company does not consummate a business combination. However, unlike the Class B ordinary shares, the non-redeemable Class A ordinary shares do not have voting rights to appoint or remove directors of the Company. In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on August 18, 2024, 3,399,500 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $38,596,223 and distributed rom the Trust Account on August 21, 2024. Accordingly, at December 31, 2024 and 2023, there were 4,743,749 non-redeemable Class A ordinary shares issued and outstanding, excluding 1,372,687 and 4,772,187 redeemable Class A ordinary shares issued and outstanding subject to possible redemption, at redemption value, respectively.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. At December 31, 2024 and 2023, there was one (1) share of Class B ordinary shares issued and outstanding, respectively.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the share of Class A ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the public warrants expire or are redeemed, as specified in the public warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $18.00. Once the public warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 2,475,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the over-allotment option in full on January 18, 2022, the date of the Initial Public Offering. The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $3,795,000 in the aggregate, which was paid upon the closing of the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred fee is payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 28, 2023, the Company and the underwriter entered into an agreement under which (i) the Sponsor will transfer 426,000 Class A ordinary shares held by the Sponsor to the underwriter upon the closing of the Company’s initial business combination and (ii) the underwriter will waive the deferred underwriter fee payable and any deferred underwriting commissions payable pursuant to the underwriter agreement dated April 22, 2021. For avoidance of doubt, the agreement applies only if the initial Business Combination is consummated, and the transfer of shares is effective and completed. Except as specifically amended in the agreement, all terms of the underwriting agreement dated April 22, 2021 shall remain in full force and effect.

Founder Transaction Bonus Agreement

The founder and Chief Executive Officer of Fusemachines (the “Executive”) is eligible to receive a transaction bonus in cash equal to the lesser of (i) 20% of each dollar of Parent closing cash in excess of $1,000,000, and (ii) $1,000,000 at the time of the closing of the business combination (the “Closing”). The Founder Transaction Bonus Agreement is subject to (i) the Executive actively supporting and working towards the completion of all of the requirements necessary to consummate the transactions contemplated by the Merger Agreement, as reasonably determined by the Company and Parent, prior to the Closing, (ii) the Executive continuing to be employed in good standing by the Company from the date hereof through the Closing, and (iii) the Closing of the Merger. If all of the foregoing conditions are satisfied, the Founder Transaction Bonus Agreement amount shall be paid to the Executive concurrently with the Closing.

Financial Services Agreement

The Sponsor entered into a financial services agreement (the “Financial Services Agreement”) with a service provider (the “Broker-Dealer”) for a period of twelve (12) months commencing October 13, 2022, to provide broker-dealer services. In accordance with the Financial Services Agreement, the Broker-Dealer will be paid a fee in the form of 125,000 shares of common stock in the surviving entity of the proposed business combination with Fusemachines. Compensation due to the Broker-Dealer is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $533,750 as of December 31, 2024 and 2023.

Consulting Agreements

The Sponsor entered into consulting services agreements (the “Consulting Services Agreements”) with a service provider (the “Consultant”) on April 10, 2023 and September 5, 2023 to provide consulting, advisory and related services to the Sponsor and to the Company on behalf of the Sponsor. In accordance with the Consulting Services Agreements, the Consultant will purchase and the Sponsor will sell 75,000 and 100,000 shares (175,000 in the aggregate) of its Class B ordinary shares of the Company at a price of $0.006 per share in return for such services. The Consulting Services Agreements are contingent upon the consummation of the initial business combination. Compensation due to the Consultant is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $819,950 as of December 31, 2024 and 2023.

Capital Markets Advisory Agreement

The Company entered into a capital markets advisory agreement (the “Advisory Agreement”) with a service provider (the “Advisor”) on June 21, 2024 to provide capital markets advisory services to the Company. In accordance with the Advisory Agreement, the Advisor will be paid an advisory fee comprised of $100,000 in cash and 75,000 common shares of the post initial business combination entity (the “Advisory Fee”). The Advisory agreement is contingent upon consummation of the initial business combination. The cash compensation due to the Advisor is in scope of ASC 450 Contingencies (“ASC 450”) and the share based compensation due to the Advisor is in scope of ASC 718. The consummation of the initial business combination is considered a loss contingency under ASC 450 and is considered a performance condition under ASC 718 and the Advisory Fee should not be recognized until considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Advisory Fee until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Advisory Agreement was $607,500 and $0 as of December 31, 2024 and 2023, respectively.

NOTE 8 — FAIR VALUE MEASUREMENTS

At December 31, 2024 and 2023, the Company’s marketable securities held in the Trust Account were valued at $16,053,202 and $51,976,918, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re- measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

The following table presents the fair value information, as of December 31, 2024 and 2023, of the Company’s financial assets that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on dividend and interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:

	(Level 1)	(Level 2)	(Level 3)
As of December 31, 2024
Assets:
Treasury Trust Funds held in Trust Account	$16,053,202	$—	$—

As of December 31, 2023
Assets:
Treasury Trust Funds held in Trust Account	$51,976,918	$—	$—

NOTE 9 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The CODM uses net income or loss to manage the business and forecasts to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews significant expenses, which are consistent with those reported on the statements of operations, to manage, maintain, and enforce contractual agreements to ensure costs are aligned with agreements and the budget. The measure of segment assets is reported on the balance sheets as total assets. All segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

NOTE 10 — SUBSEQUENT EVENTS

On January 16, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to February 18, 2025.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted in to the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination. On May 23, 2025, CSLM amended the 3rd A&R Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the 2nd Amendment which amends the Original Merger Agreement. The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, the Sponsor Affiliate, provided financing to Fusemachines in the amount of $2,160,000, in exchange for the Escrow Note. The funds from the Escrow Note shall be put in an escrow account held at CST pursuant to the Escrow Agreement and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to the Subscription Agreement, entered into an the Subscription Agreement Amendment.

On February 18, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to March 18, 2025.

On March 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to April 18, 2025 (see Note 9).

PART I — FINANCIAL INFORMATION

Item 1. Interim Financial Statements

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (unaudited)	December 31, 2024
Assets:
Current assets:
Cash	$3,213	$83,227
Prepaid expenses	—	6,670
Due from related party	31,849	31,849
Other receivable, net of reserve for credit losses of $0 and $505,000 as of March 31, 2025 and December 31, 2024, respectively	—	—
Marketable securities held in Trust Account	16,311,760	16,053,202

Total Assets	$16,346,822	$16,174,948

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$387,846	$330,180
Accrued expenses	1,149,007	968,615
Promissory note – related party	2,860,000	2,750,000
Accrued interest - related party	162,499	129,630
Deferred underwriting commissions	6,641,250	6,641,250

Total Liabilities	11,200,602	10,819,675
Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 1,372,687 shares subject to redemption as of March 31, 2025 and December 31, 2024	16,311,760	16,053,202
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,743,749 issued and outstanding, excluding 1,372,687 subject to possible redemption as of March 31, 2025 and December 31, 2024	474	474
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of March 31, 2025 and December 31, 2024	0	0
Additional paid-in capital	1,672,564	—
Accumulated deficit	(12,838,578)	(10,698,403)

Total Shareholders’ Deficit	(11,165,540)	(10,697,929)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$16,346,822	$16,174,948

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Insurance expense	$45,866	$63,454
Dues and subscriptions	12,922	38,881
Administrative expenses – related party	30,000	30,000
Legal and accounting expenses	285,954	415,328
Interest, general and administrative expenses	32,869	18,587

Operating expenses	407,611	566,250

Loss from operations	(407,611)	(566,250)

Other (loss) income:
Loss on extinguishment of debt	(1,822,844)	—
Dividends on marketable securities held in Trust Account	168,558	679,342
Covenant Fees	—	35,000

Total other (loss) income, net	(1,654,286)	714,342

Net (loss) income	$(2,061,897)	$148,092

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	1,372,687	4,772,187
Basic and diluted net (loss) income per share, Class A ordinary shares stock subject to redemption	$(0.19)	$0.11
Basic and diluted weighted average shares outstanding, non-redeemable Class A ordinary shares	4,743,749	4,743,749
Basic and diluted net loss per share, non-redeemable Class A ordinary shares	$(0.38)	$(0.08)
Basic and diluted weighted average shares outstanding, non-redeemable Class B ordinary shares	1	1
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(0.38)	$(0.08)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES

SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2025

	Class A Temporary Shares		Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2025	1,372,687	$16,053,202	4,743,749	$474	1	$0	$—	$(10,698,403)	$(10,697,929)
Substantial premium on promissory note issuance	—	—	—	—	—	—	1,822,844	—	1,822,844
Sponsor waiver of administrative services fees	—	—	—	—	—	—	30,000	—	30,000
Remeasurement of Class A ordinary shares subject to redemption	—	258,558	—	—	—	—	(180,280)	(78,278)	(258,558)
Net loss	—	—	—	—	—	—	—	(2,061,897)	(2,061,897)

Balance –March 31, 2025 (unaudited)	1,372,687	$16,311,760	4,743,749	$474	1	$0	$1,672,564	$(12,838,578)	$(11,165,540)

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Class A Temporary Shares		Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2024	4,772,187	$51,976,918	4,743,749	$474	1	$0	$—	$(8,318,211)	$(8,317,737)
Sponsor waiver of administrative services fees	—	—	—	—	—	—	30,000	—	30,000
Remeasurement of Class A ordinary shares subject to redemption	—	889,342	—	—	—	—	(30,000)	(859,342)	(889,342)
Net income	—	—	—	—	—	—	—	148,092	148,092

Balance –March 31, 2024 (unaudited)	4,772,187	$52,866,260	4,743,749	$474	1	$0	$—	$(9,029,461)	$(9,028,987)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended
	March 31,
	2025	2024
Cash Flows from Operating Activities:
Net (loss) income	$(2,061,897)	$148,092
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss on extinguishment of debt	1,822,844	—
Accrued dividends on marketable securities held in Trust Account	2,120	(232,399)
Sponsor waiver of administrative services fees	30,000	30,000
Covenant Fees	—	(35,000)
Changes in current assets and current liabilities:
Prepaid expense	6,670	(57,109)
Accounts payable	57,666	(84,436)
Accrued expenses	180,392	222,064
Accrued interest - related party	32,869	18,587

Net cash provided by operating activities	70,664	9,799

Cash Flows from Investing Activities:
Purchase of treasury and other marketable securities	(260,678)	(656,943)

Net cash used in investing activities	(260,678)	(656,943)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	110,000	600,000

Net cash provided by financing activities	110,000	600,000

Net Change in Cash	(80,014)	(47,144)
Cash – Beginning of the period	83,227	138,283

Cash – End of the period	$3,213	$91,139

Supplemental Disclosure of Non-cash Financing Activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$258,588	$889,342
Substantial premium on promissory note issuance	$1,822,844	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CSLM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Organization and General

CSLM ACQUISITION CORP. (the “Company”) is a blank check company incorporated in the Cayman Islands as an exempted company on April 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. The Company’s unaudited condensed financial statements include CSLM Merger Sub, Inc. and CSLM Holdings, Inc., both wholly-owned subsidiaries of CSLM Acquisition Corp. and are presented on a consolidated basis (the “Financial Statements”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2025, the Company had not commenced any operations. All activity from April 13, 2021 (inception) through March 31, 2025 relates to the Company’s formation, the initial public offering (“Initial Public Offering” or “IPO”), which is described below, and pursuit of a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On July 13, 2023, the Company submitted a certificate of incorporation of name change to the Cayman Islands Registry of Companies to change our name from “Consilium Acquisition Corp I, LTD.” to “CSLM Acquisition Corp.”. The name change of the Company to CSLM Acquisition Corp. was effected on Nasdaq at the open of trading on July 18, 2023 and continued trading under the same ticker symbol “CSLM”. The name change does not affect the rights of the Company’s securities holders.

Financing

On January 18, 2022, the Company consummated its Initial Public Offering of 18,975,000 units (the “Units”), including the issuance of 2,475,000 Units as a result of the underwriter’s exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one right to acquire one-tenth of an Ordinary Share, and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $189,750,000.

Substantially concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Consilium Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the Initial Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

A total of $2,250,000 was deposited to the Company’s operating account and a total of $191,647,500, comprised of a portion of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (1) the Company’s completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination by October 18, 2024 after depositing $70,000 into the Trust Account for each one month Extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed its initial business combination by October 18, 2024, subject to applicable law.

On July 13, 2023 as approved by its shareholders at an extraordinary general meeting held on July 13, 2023 (the “Special Meeting”), The Company, and its trustee, Continental Stock Transfer & Trust Company amended (the “Amendment”) the Investment Management Trust Agreement, dated as of January 12, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”) and the Company, in order to allow the Company to extend the time to complete a business combination by fifteen (15) additional one (1) month periods until, October 18, 2024 (the “Termination Date”) by depositing into the Trust Account $70,000 for each one-month extension. At the Special Meeting, the shareholders of the Company approved a special resolution to the Articles of Association to extend the time to consummate a business combination until October 18, 2024 and the Amendment in accordance with the Company’s Amended and Restated Memorandum of Association and Articles of Association (the “Articles of Association”).

In connection with the shareholders’ vote at the Special Meeting, 14,202,813 Class A shares were tendered for redemption. Shareholders validly redeemed their shares for $149,486,187, or approximately $10.53 per class A share. The trustee processed the redemptions on July 11, 2023 and distributed amounts from the Trust Account to the redeeming shareholders on July 26, 2023.

Immediately after the Special Meeting, the Company extended the time to complete the business combination by one (1) month to August 18, 2023, and deposited the sum of $70,000 into the Trust Account in accordance with the terms of the Trust Agreement. As of March 31, 2025, the Company has exercised thirteen (13) of the fifteen (15) additional one (1) month extension periods, depositing an aggregate of $630,000 into the Trust Account, to extend the time to complete the business combination to April 18, 2024.

On August 18, 2024, as approved by its shareholders at the annual general meeting held on August 18, 2024 (the “Annual Meeting”), the Company and its trustee, Continental Stock Transfer & Trust Company, amended the Investment Management Trust Agreement dated January 12, 2022, as amended on July 13, 2023, in order to allow the Company to extend the time to complete a business combination on a month-to-month basis, until July 18, 2025 (the “Extended Termination Date” or the “Extended Combination Period”) by placing $30,000 into the Company’s Trust Account. As of March 31, 2025, the Company has exercised eight (8) additional one-month extension periods, depositing an aggregate of $240,000 into the Trust Account to extend the time to complete the business combination to April 18, 2025. On April 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to May 18, 2025 (see Note 10). On May 14, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to June 18, 2025 (see Note 10).

Merger Agreement

On January 22, 2024, the Company entered into a Merger Agreement, by and among the Company, CSLM Merger Sub Inc. (“Merger Sub”), and Fusemachines Inc., a Delaware corporation (“Fusemachines”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Fusemachines, after which Fusemachines will be the surviving corporation and a wholly owned subsidiary of the Company.

On August 27, 2024, the Company entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) whereby the Company will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a newly formed Delaware corporation by means of a merger with the Company, pursuant to the Cayman Islands Companies law and the applicable provisions of the Delaware General Corporation Law, with such newly formed Delaware corporation becoming the surviving corporation in the merger. In addition the Merger Agreement Amendment includes a provision that increases the amount the Company may borrow from the Sponsor from $2,000,000 to $2,750,000.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the second amendment to the Merger Agreement (the “2nd Amendment”) which amends the Merger Agreement dated January 22, 2024 and the Merger Agreement Amendment dated August 27, 2024 (together, the “Original Merger Agreement”). The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, an affiliate (the “Sponsor Affiliate”) of the Sponsor, provided financing to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”) and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”).

Risks and Uncertainties

Results of operations and the Company’s ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine and the middle east.

Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our ordinary shares to be adversely affected. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

As of March 31, 2025 and December 31, 2024, the Company had $3,213 and $83,227 in cash, respectively, and a working capital deficit of $4,524,290 and $4,056,679, respectively, excluding Marketing Securities held in the Trust Account and the Deferred Underwriter Fee liability.

The Company’s liquidity needs through March 31, 2025 had been satisfied through a payment from the Sponsor of $25,000 for Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and shares thereof, “founder shares”), the Initial Public Offering and the sale of the private placement warrants (see Note 3 and Note 4). Additionally, the Company drew on an unsecured promissory note to pay certain offering costs and an unsecured promissory note bearing interest at 4.75% per annum for working capital needs.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the Financial Statements are issued. Management plans to address this uncertainty through related party loans from the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates (“Working Capital Loans”) (see Note 5) and effecting a Business Combination. However, there is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period.

The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying Financial Statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented.

The accompanying Financial Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on April 11, 2025, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2024 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

Following the closing of the Initial Public Offering on January 18, 2022, an amount of $191,647,500 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants were placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 12 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 12 months from the closing of the Initial Public Offering, the return of the funds held in the Trust Account to the public shareholders as part of redemption of the public shares.

Net Income (Loss) Per Ordinary Share

The statements of operations include a presentation of income (loss) per Class A redeemable ordinary shares and income (loss) per non-redeemable Class A and Class B ordinary shares following the two-class method of income per common stock. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and non-redeemable Class A and Class B ordinary shares, the Company first considered the total income (loss) allocable to both sets of stock. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using the total number of shares outstanding for each share class at each respective period, before and after redemptions and conversions, for the three months ended March 31, 2025 and 2024, reflective of the respective participation rights. The Company has not considered the effect of the 9,487,500 public warrants or 7,942,500 private placement warrants in the calculation of diluted net income (loss) per share since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. In addition, the Company has not included the impact of Class A ordinary shares to be issued upon conversion of the 3rd A&R WC Promissory Note (see Note 5), as the issuance of such Class A ordinary shares is contingent upon the business combination.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the three months ended March 31, 2025 (in dollars, except per share amounts):

For the Three Months Ended March 31, 2025
Net loss	$(2,061,897)
Remeasurement of Class A redeemable shares to redemption value	(258,558)

Net loss including remeasurement of temporary equity to redemption value	$(2,320,455)

	For the Three Months Ended March 31, 2025
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	1,372,687	4,743,749	1
Basic and diluted net loss per share Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	(520,770)	(1,799,685)	0
Deemed dividend for remeasurement of temporary equity to redemption value	258,558	—	0

Total net income (loss) allocated by class	$(262,212)	$(1,799,685)	$0

Denominator:
Weighted-average shares outstanding	1,372,687	4,743,749	1
Basic and diluted net loss per share	$(0.19)	$(0.38)	$(0.38)

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the three months ended March 31, 2024 (in dollars, except per share amounts):

For the Three Months Ended March 31, 2024
Net income	$148,092
Remeasurement of Class A redeemable shares to redemption value	(889,342)

Net loss including remeasurement of temporary equity to redemption value	$(741,250)

	For the Three Months Ended March 31, 2024
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	4,772,187	4,743,749	1
Basic and diluted net loss per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	(371,733)	(369,517)	0
Deemed dividend for remeasurement of temporary equity to redemption value	889,342	—	0

Total net income (loss) allocated by class	$517,609	$(369,517)	$0

Denominator:
Weighted average shares outstanding	4,772,187	4,743,749	1
Basic and diluted net loss per shares	$0.11	$(0.08)	$(0.08)

Fair value of Financial Instruments

ASC Topic 820, Fair Value Measurement, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

In many cases, if a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above, the lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants and Rights

The Company accounts for the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to the Company’s evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under “ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants, private placement warrants and rights are indexed to the Company’s own stock and meet the criteria to be classified in shareholders’ deficit.

Ordinary Shares Subject to Possible Redemption

Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. In connection with the shareholders’ vote at the Annual Meeting of the shareholders held by the Company on August 18, 2024, 3,399,500 Class A ordinary shares were tendered for redemption at an aggregate value of $38,596,223 and distributed from the Trust Account on August 21, 2024. Accordingly, at March 31, 2025 and December 31, 2024, 1,372,687 shares of Class A ordinary shares subject to possible redemption is presented, at redemption value equal to the amount held in the Trust Account, as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.

The proceeds of the offering were allocated to the Class A ordinary shares and the Public Warrants and Rights based on their relative fair values. The Company recognizes changes in redemption value of Class A ordinary shares subject to possible redemption immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. The Company has recorded remeasurements of $258,558 and $889,342 for the three months ended March 31, 2025 and 2024.

Income taxes

The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability, method as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of March 31, 2025 or December 31, 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2025 or December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Covenant Fees

Pursuant to the Merger Agreement, Fusemachines is covenanted to deliver to the Company its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Fusemachines Audited Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by the Company in connection with the Business Combination (the “Registration Statement”), and that such Fusemachines Audited Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines has covenanted to provide the Fusemachines Audited Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month). As of March 31, 2025, Fusemachines had provided the Fusemachines Audited Financial Statements to the Company. As such, the Company has recorded $0 and $35,000 of covenant fees as other income on the condensed consolidated statements of operations for the three months ended March 31, 2025 and 2024, respectively. In connection with the 2nd Amendment, the delay fees clause related to delayed delivery of Fusemachine’s Audited Financial Statements were removed and such delay fees incurred were forgiven. As such, the Company recorded a write off of the receivable and a corresponding reduction to the reserve for credit losses. $505,000 of other receivable and $505,000 reserve for credit losses from the condensed consolidated balance sheets during the three months ended March 31, 2025.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. At March 31, 2025 and December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

The Company has considered all new accounting pronouncements and has concluded that there are no additional new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 18,975,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary shares, one right and one-half of one warrant (“Public Warrant”). Each whole Public Warrant is anticipated to entitle the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

An aggregate of $10.10 per Unit sold in the Initial Public Offering was held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

NOTE 4 — PRIVATE PLACEMENT

The Company entered into an agreement with the Sponsor pursuant to which the Sponsor purchased an aggregate of 7,942,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating proceeds of $7,942,500 in the aggregate in a private placement that occurred substantially concurrently with the closing of the Initial Public Offering. Each Private Placement Warrant is exercisable to purchase one share of ordinary shares at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In August 2021, the Sponsor transferred 50,000 founder shares to each of the Company’s independent director nominees. The Company will account for the transfer of founder shares under ASC 718-10-15-4 and record a compensation expense upon completion of a Business Combination.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into a support services agreement, commencing on the effective date of the initial public offering, pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services. The Sponsor has waived all payments under the support services agreement. The Company has recorded the waived payments as capital contributions from the Sponsor and has recorded $30,000 and $30,000 to the consolidated statements of operations for the three months ended March 31, 2025 and 2024.

Promissory Note — Related Party

In July 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. On January 18, 2022, the Company repaid $206,313 for amounts outstanding under the Promissory Note balance, resulting in an overpayment of $25,000. The Company also made payments related to Sponsor invoices. These items are recorded within due from related party on the condensed balance sheet as of March 31, 2025 and December 31, 2024.

In February 2023, the Sponsor issued an unsecured promissory note to the Company (the “WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000. The WC Promissory Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which the Company has to complete a business combination or the effective date of a business combination. On January 18, 2024, the Company issued an amended and restated promissory note (the “A&R WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $2,000,000. The A&R Promissory Note does not amend any other existing terms. The Company drew an aggregate of $2,860,000 and has accrued $162,499 of interest on principal amounts outstanding as of March 31, 2025 and drew an aggregate of $2,750,000 and has accrued $129,630 of interest on principal amounts outstanding as of December 31, 2024.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

The Company determined that the third amendment to the WC Promissory note is not considered a troubled debt restructuring and that the inclusion of a conversion feature is a substantive modification. As a result, the issuance of the 3rd A&R WC Promissory Note on February 4, 2025 is accounted for as a debt extinguishment in accordance with ASC 470-50, “Modification and Extinguishments”. During the three months ended March 31, 2025, the Company recognized a loss on extinguishment of debt of $1,822,844 in the condensed consolidated statement of operations. Additionally, the Company determined that the 3rd A&R WC Promissory Note was issued at a substantial premium due to the inclusion of the conversion feature in accordance with ASC 470-20, “Debt with Conversion and Other Options”. During the three months ended March 31, 2025, the Company recognized the substantial premium in excess of the principal and accrued interest of $1,822,844 in additional paid-in capital on the condensed consolidated balance sheets.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of March 31, 2025 and December 31, 2024, no Working Capital Loans were outstanding.

NOTE 6 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 shares of preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2025 and December 31, 2024, there were no shares of preference shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. The non-redeemable Class A ordinary shares are the same as the Class B ordinary shares in that they do not have redemption rights and are not entitled to proceeds from liquidation from the Trust Account if the Company does not consummate a business combination. However, unlike the Class B ordinary shares, the non-redeemable Class A ordinary shares do not have voting rights to appoint or remove directors of the Company. In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on August 18, 2024, 3,399,500 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $38,596,223 and distributed rom the Trust Account on August 21, 2024. At March 31, 2025 and December 31, 2024, there were 1,372,687 non-redeemable Class A ordinary shares issued or outstanding, excluding 4,772,187 redeemable Class A ordinary shares issued and outstanding subject to possible redemption, at redemption value.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. At March 31, 2025 and December 31, 2024, there was one (1) shares of Class B ordinary shares issued and outstanding.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the share of Class A ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the public warrants expire or are redeemed, as specified in the public warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $18.00. Once the public warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 2,475,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the over-allotment option in full on January 18, 2022, the date of the Initial Public Offering. The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $3,795,000 in the aggregate, which was paid upon the closing of the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred fee is payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 28, 2023, the Company and the underwriter entered into an agreement under which (i) the Sponsor will transfer 426,000 Class A ordinary shares held by the Sponsor to the underwriter upon the closing of the Company’s initial business combination and (ii) the underwriter will waive the deferred underwriter fee payable and any deferred underwriting commissions payable pursuant to the underwriter agreement dated April 22, 2021. For avoidance of doubt, the agreement applies only if the initial Business Combination is consummated, and the transfer of shares is effective and completed. Except as specifically amended in the agreement, all terms of the underwriting agreement dated April 22, 2021 shall remain in full force and effect.

Financial Services Agreement

The Sponsor entered into a financial services agreement (the “Financial Services Agreement”) with a service provider (the “Broker-Dealer”) for a period of twelve (12) months commencing October 13, 2022, to provide broker-dealer services. In accordance with the Financial Services Agreement, the Broker-Dealer will be paid a fee in the form of 125,000 shares of common stock in the surviving entity of the proposed business combination with Fusemachines. Compensation due to the Broker-Dealer is in scope of ASC 718 Compensation — Stock

Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $533,750 as of March 31, 2025 and December 31, 2024.

Consulting Agreements

The Sponsor entered into consulting services agreements (the “Consulting Services Agreements”) with a service provider (the “Consultant”) on April 10, 2023 and September 5, 2023 to provide consulting, advisory and related services to the Sponsor and to the Company on behalf of the Sponsor. In accordance with the Consulting Services Agreements, the Consultant will purchase and the Sponsor will sell 75,000 and 100,000 shares (175,000 in the aggregate) of its Class B ordinary shares of the Company at a price of $0.006 per share in return for such services. The Consulting Services Agreements are contingent upon the consummation of the initial business combination. Compensation due to the Consultant is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $819,950 as of March 31, 2025 and December 31, 2024.

Capital Markets Advisory Agreement

The Company entered into a capital markets advisory agreement (the “Advisory Agreement”) with a service provider (the “Advisor”) on June 21, 2024 to provide capital markets advisory services to the Company. In accordance with the Advisory Agreement, the Advisor will be paid an advisory fee comprised of $100,000 in cash and 75,000 common shares of the post initial business combination entity (the “Advisory Fee”). The Advisory agreement is contingent upon consummation of the initial business combination. The cash compensation due to the Advisor is in scope of ASC 450 Contingencies (“ASC 450”) and the share based compensation due to the Advisor is in scope of ASC 718. The consummation of the initial business combination is considered a loss contingency under ASC 450 and is considered a performance condition under ASC 718 and the Advisory Fee should not be recognized until considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Advisory Fee until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Advisory Agreement was $607,500 as of March 31, 2025 and December 31, 2024.

NOTE 8 — FAIR VALUE MEASUREMENTS

Recurring Fair Value Measurements

At March 31, 2025 and December 31, 2024, the Company’s marketable securities held in the Trust Account were valued at $16,311,760 and $16,053,202, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re- measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

On February 4, 2025, the Company entered into a third amendment on it’s WC Promissory Note which resulted in the Company accounting for the 3rd A&R WC Promissory note as a debt extinguishment (see Note 5). As a result, the Company measured the 3rd A&R WC Promissory Note at its reacquisition price, which is the fair value of the amended debt instrument on February 4, 2025, or $4,715,000. The 3rd A&R WC Promissory Note was issued at a substantial premium (see Note 5), which resulted in recording the substantial premium in excess of principal and accrued interest through additional paid-in capital. As such, on February 4, 2025, $2,750,000 of principal and $142,156 of accrued interest were re-established as liabilities, and $1,822,844 of substantial premium was recognized in additional paid-in capital on the condensed consolidated balance sheets.

The following table presents the fair value information, as of March 31, 2025 and December 31, 2024, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on dividend and interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:

	(Level 1)	(Level 2)	(Level 3)
As of March 31, 2025
Assets:
Treasury Trust Funds held in Trust Account	$16,311,760	$—	$—
Liabilities:
As of December 31, 2024
Assets:
Treasury Trust Funds held in Trust Account	16,053,202	$—	$—

Non-recurring Fair Value Measurements

On February 4, 2025, the Company entered into a third amendment on it’s WC Promissory Note which resulted in the Company accounting for the 3rd A&R WC Promissory Note as a debt extinguishment (see Note 5). As a result, the Company measured the 3rd A&R WC Promissory Note at its reacquisition price, which is the fair value of the amended debt instrument on February 4, 2025, or $4,715,000. The 3rd A&R WC Promissory Note was issued at a substantial premium (see Note 5), which resulted in recording the substantial premium in excess of principal and accrued interest through additional paid-in capital. As such, on February 4, 2025, $2,750,000 of principal and $142,156 of accrued interest were re-established as liabilities, and $1,822,844 of substantial premium was recognized in additional paid-in capital on the condensed consolidated balance sheets. The 3rd A&R WC Promissory Note reacquisition price is deemed a Level 3 fair value measurement.

The following table sets forth a level 3 rollforward for the three months ended March 31, 2025:

Three months ended March 31, 2025
Balance – December 31, 2024	$—
Issuance of 3rd A&R WC Promissory Note	4,715,000

Balance – March 31, 2025	$4,715,000

NOTE 9 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The CODM uses net income or loss to manage the business and forecasts to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews significant expenses, which are consistent with those reported on the statements of operations, to manage, maintain, and enforce contractual agreements to ensure costs are aligned with agreements and the budget. The measure of segment assets is reported on the balance sheets as total assets. All segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

NOTE 10 — SUBSEQUENT EVENTS

On May 14, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to June 18, 2025.

The Company drew down an additional $203,000 in April 2025 and $200,000 in May 2025 under the 3rd A&R WC Promissory Note.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Fusemachines Inc. and its subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Fusemachines Inc. and its subsidiaries (the Company) as of December 31, 2024 and December 31, 2023 and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of years in the two-year period ended December 31, 2024 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses, has an accumulated deficit and stockholders’ deficit. The Company expects to continue to incur significant costs in pursuit of its operating plans. These costs exceed the Company’s existing cash balance and net working capital. The ability of the Company to continue as a going concern is dependent upon management’s plan on the Company’s ability to obtain necessary equity or debt financing from related parties and/or external sources to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2023.

Atlanta, Georgia

April 23, 2025

PCAOB ID - 2983

Fusemachines Inc. and Subsidiaries

Consolidated Balance Sheets

(all amounts in USD, in thousands, except number of shares and per share data)

	As of December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	500	266
Accounts receivable, current, net	1,420	1,088
Unbilled revenue	113	80
Deferred transaction costs	1,865	181
Prepaid expenses and other current assets	219	176

Total current assets	4,117	1,791
Property and equipment, net	348	416
Intangible assets, net	187	113
Accounts receivable, net	4	22
Deferred Tax Asset	10	—
Operating lease right-of-use assets	870	1,005
Other assets	5	2

Total assets	5,541	3,349

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	6,537	1,166
Accrued expenses and other current liabilities	3,693	1,969
Deferred revenue	54	21
Convertible notes payable, at fair value, current	8,986	—
Convertible notes payable, current	255	—
Related party loan payable, current	700	—
Notes payable, current	—	191
Operating lease liability, current	74	87

Total current liabilities	20,299	3,434
Notes payable	—	2,261
Related party convertible notes payable, at fair value	6,524	3,764
Convertible notes payable	200	—
Warrant liability	945	430
Cumulative mandatorily redeemable common and preferred stock liability	1,000	948
Operating lease liability	878	979

Total liabilities	29,846	11,816

Commitments and contingencies (Note 19)
Stockholders’ deficit:
Convertible preferred stock ($0.00001 par value, 9,076,724 shares authorized as of December 31, 2024 and December 31, 2023; 9,043,234 shares issued and outstanding as of December 31, 2024 and December 31, 2023	7,865	7,865
Common stock ($0.00001 par value, 24,200,000 shares authorized as of December 31, 2024 and December 31, 2023; 11,716,680 and 9,220,534 shares issued, and 11,039,388 and 9,220,534 shares outstanding as of December 31, 2024 and December 31, 2023, respectively)	2	2
Treasury stock, at cost (667,000 and 0 as of December 31, 2024 and December 31, 2023, respectively)	(2,903)	—
Additional paid in capital	4,698	2,307
Accumulated deficit	(34,217)	(18,834)
Accumulated other comprehensive income	250	193

Total stockholders’ deficit	(24,305)	(8,467)

Total liabilities and stockholders’ deficit	5,541	3,349

The accompanying notes are an integral part of these consolidated financial statements.

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(all amounts in USD, in thousands, except number of shares and per share data)

	Year ended December 31,
	2024	2023
Revenue	8,811	7,438
Cost of revenue	(3,976)	(3,199)

Gross profit	4,835	4,239

Operating expenses:
Selling and marketing	1,964	1,895
General and administrative	10,333	7,025
Research and development	732	604

Total operating expenses	13,029	9,524

Loss from operations	(8,194)	(5,285)

Other (expense) income:
Interest expense	(234)	(451)
Loss on extinguishment of Notes payable / Secured Borrowings	(601)	(143)
Loss on extinguishment of payable	(70)	—
Loss on change in fair value of convertible notes and warrant liability	(6,104)	(611)
Other (expense) income	(148)	(261)

Total other expense, net	(7,157)	(1,466)

Loss before income taxes and equity in earnings of investee	(15,351)	(6,751)
Provision for income tax	(31)	(11)
Equity in earnings of investee, net of income tax provision of $0 and $0, respectively	(1)	—

Net loss	(15,383)	(6,762)

Other comprehensive income (loss)
Change in foreign currency translation adjustment	57	(6)

Total comprehensive loss	(15,326)	(6,768)

Net loss per share - basic and diluted	(1.45)	(0.73)

Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534

The accompanying notes are an integral part of these consolidated financial statements.

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Deficit

(all amounts in USD, in thousands, except number of shares and per share data)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total Stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2022	9,005,197	$7,840	9,220,534	$2	—	—	$153	$(12,072)	$199	$(3,878)
Issuance of convertible preferred stock	38,037	25	—	—	—	—	—	—	—	25
Stock-based compensation	—	—	—	—	—	—	2,154	—	—	2,154
Net loss	—	—	—	—	—	—	—	(6,762)	—	(6,762)
Foreign currency translation	—	—	—	—	—	—	—	—	(6)	(6)

Balance at December 31, 2023	9,043,234	$7,865	9,220,534	$2	—	—	$2,307	$(18,834)	$193	$(8,467)
Stock-based compensation	—	—	—	—	—	—	1,067	—	—	1,067
Net loss	—	—	—	—	—	—	—	(15,383)	—	(15,383)
Common stock repurchase	—	—	(667,000)	—	667,000	(2,903)	—	—	—	(2,903)
Exercise of stock options	—	—	26,146	—	—	—	12	—	—	12
Gain on extinguishment recorded as a capital transaction	—	—	—	—	—	—	343	—	—	343
Issuance of shares upon repayment and forgiveness of 2023 Promissory Notes	—	—	2,459,708	—	—	—	899	—	—	899
Premium from extinguishment of payable	—	—	—	—	—	—	70	—	—	70
Foreign currency translation	—	—	—	—	—	—	—	—	57	57

Balance as at December 31, 2024	9,043,234	$7,865	11,039,388	$2	667,000	$(2,903)	4,698	(34,217)	250	(24,305)

The accompanying notes are an integral part of these consolidated financial statements.

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(all amounts in USD, in thousands)

	Year ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	(15,383)	(6,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	109	97
Amortization of intangible asset	70	11
Provision for credit losses	540	103
Stock-based compensation	1,067	2,154
Amortization of right-of-use assets	110	145
Amortization of debt discount	—	57
Changes in fair value of Convertible Notes at Fair Value	5,589	581
Change in fair value of common stock warrant liability	515	30
Accretion of cumulative mandatorily redeemable common and preferred stock liability	80	59
Equity method investment obtained in exchange for services	(122)	—
Equity in earnings of investee	2	—
Impairment of equity investments	120	—
Loss on extinguishment of Notes Payable / Secured Borrowings	601	143
Loss on extinguishment of payable	70	—
Foreign exchange (gain)/loss	49	—
Deferred income taxes	(11)	—
Changes in operating assets and liabilities:
Accounts receivable, current, net	(904)	(328)
Unbilled revenue	(39)	10
Prepaid expenses and other current assets	(85)	(68)
Accounts receivable, net	18	(22)
Other assets	(2)	2
Accounts payable	3,715	560
Operating lease liabilities	(87)	(83)
Accrued expenses and other current liabilities	1,744	1009
Deferred revenue	33	(172)

Net cash used in operating activities	(2,201)	(2,474)

Cash flows from investing activities
Costs capitalized for internally developed software	(144)	(96)
Purchases of property and equipment	(15)	(160)
Disposal of property and equipment	3	—
Payment made to capital creditors	(20)	—
Advances paid for capital expenditure	—	(38)

Net cash used in investing activities	(176)	(294)
Cash flows from financing activities
Proceeds from convertible notes payable	455	—
Proceeds from convertible notes payable, at fair value	6,500	—
Proceeds from related party loan payable	700	—
Proceeds from notes payable, net of debt issuance costs to lender	—	2,905

	Year ended December 31,
	2024	2023
Proceeds from individual loan	—	300
Proceeds from secured borrowing	—	500
Proceeds from line of credit	—	150
Payments on notes payable, including penalty and lender fees	(3,000)	—
Debt Extinguishment cost paid	(53)	—
Payments on related party loans	—	(161)
Repayment of individual loan	—	(300)
Payments on secured borrowing	—	(995)
Payments on line of credit	—	(150)
Payment of debt issuance costs to third parties	—	(111)
Payment of deferred transaction cost	(2)	—
Common stock repurchase	(2,000)	—
Exercise of stock options	12	—

Net cash provided by financing activities	2,612	2,138
Effect of exchange rate changes on cash and cash equivalents	(1)	(7)
Net change in cash and cash equivalents	234	(637)
Cash and cash equivalents at beginning of the period	266	903

Cash and cash equivalents at end of the period	500	266

Supplemental disclosures of cash flow information
Cash paid for interest	26	248
Cash paid for income taxes	10	14
Non-cash investing and financing activities:
Unpaid capital expenditure as of the end of the period	—	81
Unpaid deferred transaction costs as of the end of the period	1,684	181
Purchase of property and equipment through capital advances	38	—
Issuance of shares vested upon repayment and forgiveness of 2023 Promissory Notes	899
Settlement of non-recourse 2023 promissory note in exchange for common stock repurchase consideration	903	—
Issuance of common stock warrant liability	—	400
Conversion of related party convertible note to convertible preferred stock	—	25
Investment in Equity securities	122	—
Extinguishment of debt (Refer Note no. 12 – Long Term Debt and Note no.19 – Commitments and Contingencies)	4,091	—
Recognition of debt at fair value (Refer Note no. 12 – Long Term Debt and Note no.19 – Commitments and Contingencies)	3,818	—
Right-of-use assets obtained in exchange for operating lease liabilities	—	81

The accompanying notes are an integral part of these consolidated financial statements.

Fusemachines Inc. and Subsidiaries Notes to the Consolidated Financial Statements

Note 1. Organization

Fusemachines Inc. and its subsidiaries (“Fusemachines” or the “Company” or the “Parent”), listed under the Parent company below, is a Delaware corporation headquartered in the United States. Founded in 2013 and headquartered in New York with operations across North America, Latin America and Asia. Fusemachines, a privately-held company, is a provider of enterprise artificial intelligence (“AI”) Solutions (Products and Services). The Company accelerates its customers’ data to AI journey by offering a suite of AI services that addresses the strategic goals and vision of their enterprise. The Company operates under five legal entities and one branch (as noted below):

•	Fusemachines Inc. (Parent)

•	Fusemachines Nepal Inc. (Wholly Owned Holding Company)

•	Fusemachines Nepal Private Ltd. (Majority Owned Subsidiary)

•	Fusemachines Canada Inc (Wholly Owned Subsidiary)

•	Fusemachines India Inc. (Dormant Holding Company)

•	Fusemachine Inc. Dominican Republic (Wholly Owned Branch)

Business Oxygen Private Limited (“BO2”), a Company domiciled in Nepal holds certain redeemable common and preferred stock of Fusemachines Nepal Private Ltd. (Refer to “Note 10 – Cumulative Mandatorily Redeemable Financial Instruments”).

Merger Agreement

In January 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

•

At least one business day prior to the Closing Date, CSLM will undergo the Domestication which involves CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM will cease to exist and the newly formed Delaware corporation, Pubco, will be the surviving entity.

•

Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease to exist and Fusemachines will be the surviving company and a wholly owned subsidiary of Pubco.

The business combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”) and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer. Under the Merger Agreement, the Fusemachines equity holders that hold shares of company common stock, shares of convertible preferred stock, company stock options, or convertible notes will receive an aggregate of number of common stock equal to the quotient obtained by dividing (a) $200,000 thousand, by (b) $10.00 in exchange for all Fusemachines’ fully diluted company common stock. The Merger Agreement will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon certain conditions as specified in the articles of the merger.

In February 2025, CSLM entered into a second amendment to the Merger Agreement (the “2nd Amendment”) to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ audited financial statements.

Covenant Fees

Pursuant to the Merger Agreement, the Company was covenanted to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Merger, and that such audited financial statements had been prepared in conformity with GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company had covenanted to provide the audited financial statements no later than February 29, 2024, or incur delay fees in the amount equal to $35.0 thousand for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50.0 thousand for the second one-month delay to April 30, 2024, and thereafter $70.0 thousand for each subsequent one-month delay (pro-rated for any partial month). The Company provided the audited financial statements to CSLM in September 2024. As such, the Company has recorded $505.0 thousand of deferred transaction costs on the consolidated balance sheet as of December 31, 2024.

On February 4, 2025, the company entered into a second amendment of the original agreement wherein the above-mentioned delay fee provision is deleted and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. (Refer to Note 23 – Subsequent events)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding financial reporting. The consolidated financial statements include the financial statements of Fusemachines Inc. and its subsidiaries. Investments in entities where we hold at least a 20% ownership interest and have the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting. All intercompany balances and transactions have been eliminated. These consolidated financial statements are presented in United States Dollars (“USD”or $), which is the functional currency of the Parent Company.

Prior Period Reclassifications

Certain amounts in prior periods have been reclassified to conform with current period presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions, including those related to the valuation of operating lease right-of-use assets, convertible notes, cumulative mandatorily redeemable common and preferred stock liability, common stock warrants, common and convertible preferred stock, current expected credit losses (“CECL”), stock-based compensation, useful lives of property and equipment and intangible assets, impairment of long-lived assets, capitalization of software development costs, equity method investments and income taxes.

The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Changes in facts and circumstances may cause the Company to revise its estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Accounts Receivable and Related Allowance for Expected Credit Losses

The Company classifies its right to consideration in exchange for deliverables as an accounts receivable. A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. Accounts receivable represents amounts due from the Company’s customers for AI solutions (products and services). The Company receives payments from customers based upon agreed-upon contractual terms. The timing of revenue recognition may differ from the timing of invoicing to customers.

Accounts receivable are stated net of allowance for expected credit losses. Outstanding receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. The allowance for expected credit loss is based on the probability of future collection determined by applying a loss-rate method using the Company’s historical loss experience. The Company also considers reasonable and supportable current and future conditions in determining its estimated loss rates, such as external forecasts, macroeconomic trends or other factors including customer specific credit risk characteristics. The adequacy of the allowance is evaluated on a regular basis. Account balances are written off after all means of collection are exhausted and the balance is deemed uncollectible, which occurs when balances reach 365 days past due. Subsequent recoveries are credited to the allowance. Changes in the allowance are recorded as adjustments to bad debt expense in the period incurred.

Bad debt expense is included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Property and Equipment, net

Property and equipment acquired in the ordinary course of the Company’s operations are stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement. Maintenance and repairs are expensed as incurred.

Depreciation expense is included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Depreciable lives by major classification generally are as follows:

Useful lives
Computers and other hardware	5-8 years
Vehicles and other fixed assets (excluding computers)	2-10 years
Office, furniture, and equipment	2-10 years
Leasehold improvements - shorter of lease term of estimated useful life	2-10 years

Intangible assets, net

Intangible assets consists of internally developed capitalized software, which will help in the management of the AI solutions business and will be sold on a license basis.

Internal use software

The Company capitalizes certain costs related to internal use software acquired, modified, or developed related to the Company’s services in accordance with ASC 350, Internal use software. These capitalized costs are primarily related to salaries and other personnel costs. Costs incurred in the preliminary stages of development and the post implementation phase are expensed as incurred. The company adopts agile method of software development which is generally characterized as an iterative and more dynamic process where the planning, design and coding are less distinct and performed in short sprints. The Company, analyses the nature of the development and implementation activities – i.e. whether Subtopic 350-40 characterizes them as capitalizable application development stage activities – when deciding whether the costs of those activities should be capitalized or expensed as incurred. Maintenance and training costs are expensed as incurred. The amortization expense is recorded in “General and administration” on the consolidated statements of operations and comprehensive loss.

Software costs that are expensed are recorded in “Research and Development” on the consolidated statements of operations and comprehensive loss.

Software developed for sale

The costs incurred for the development of computer software to be sold, leased or otherwise marketed are capitalized in accordance with ASC 985, Costs of Software to be sold, leased or marketed, when technological feasibility has been established. Technological feasibility generally occurs when all planning, designing, coding and testing activities are completed that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements. These capitalized costs are primarily related to salaries and other personnel costs.

Useful Lives
Internally developed software	3 years

Segment reporting

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the CODM to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

Fusemachines operates as one operating segment with a focus on data engineering, AI consulting, and technical services. The Company’s Chief Executive Officer (“CEO”), as the Company’s chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

The CODM considers the Company’s net income/(loss), expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these financial statements.

As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying Consolidated Balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Consolidated Statements of Operations and Comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses the straight-line method of depreciation and amortization. When the carrying value of an asset is more than the sum of the undiscounted expected future cash flows, an impairment is recognized. An impairment loss is measured as the excess of the asset’s carrying amount over its fair value. Intangible assets that have finite useful lives are amortized over their estimated useful lives on a straight-line basis. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others.

The Company holds Long-lived assets in several countries worldwide, with the majority of those assets being held in Nepal. The table below presents the breakdown of the Company’s Long-lived assets, based on geographic region (in thousands).

	Long lived assets As of December 31,
	2024	2023
Nepal	$286	$343
United States	249	186
Total Long-lived assets	$535	$529

Fair Value Option (“FVO”) Election

The Company entered into related party convertible notes payable, at fair value in October 2019, September 2021, and Convertible Notes payable at fair value in January 2024, (the “Convertible Notes at Fair Value”). (Refer to “Note 12 – Long-Term Debt”). As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the FVO to account for the Convertible Notes at Fair Value. In accordance with ASC 825, the Company recorded them at fair value. The FVO may be applied instrument by instrument, but it is irrevocable. Subsequent changes in fair value would be recorded as a separate line in the consolidated statements of operations and comprehensive loss. As a result of applying the FVO, direct costs and fees related to the Convertible Notes at Fair Value were expensed as incurred. The Company concluded it was appropriate to apply the FVO to Convertible Notes at Fair Value because they are liabilities that are not, in whole or in part, classified as a component of stockholders’ equity. In addition, the Convertible Notes at Fair Value met other applicable criteria for electing the FVO under ASC 825.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income consists of changes in the cumulative foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s)

in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized over time.

Company’s AI Solutions includes product revenues primarily comprising of software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. During the years ended December 31, 2024 and December 31, 2023, the product revenues were insignificant.

For most contracts, the Company uses a Master Service Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Contract Balances

Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies these assets as unbilled revenue; the liabilities are classified as deferred revenue.

Deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of service or upon meeting the performance obligation. The Company’s deferred revenue represents contract liabilities. Generally, when billing occurs subsequent to revenue recognition, the Company reports unbilled revenue on the consolidated balance sheets.

Cost of Revenue

Consists principally of consulting and payroll expenses as well as stock-based compensation expense that are assigned to customer projects.

Selling and Marketing Expenses

Selling and marketing expenses represent costs incurred to promote the Company’s services offered, including salaries, benefits and related costs of our sales and marketing personnel, and represent costs of advertising and other selling and marketing expenses. All sales and marketing costs are expensed as incurred.

General and Administrative Expenses

Consists of expenses associated with general and administrative functions of the business such as the costs of salaries, stock-based compensation expense, Information Technology (“IT”) infrastructure, allowance for expected credit losses, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

Defined Contribution Plan

Contributions to defined contribution plans are expensed in the period in which services are rendered by the covered employees. The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable.

Stock-Based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). This standard requires all equity-based payments to employees and non-employees, including grants of employee stock options and restricted stock awards, to be recognized in the consolidated statements of operations and comprehensive loss based on the grant date fair value of the award. The stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the award, which is generally the period from the accounting grant date to the end of the vesting period. The Company elected to account for forfeitures of awards as they occur.

Since the adoption of ASU 2018-07, Improvements to Nonemployee Stock-Based Payment Accounting, the measurement date for non-employee awards is the date of grant, and stock-based compensation costs are recognized in the same period and in the same manner as if the entity had paid cash for the goods or services. Stock-based compensation expense is classified as general and administrative, cost of revenue, selling and marketing and research and development expenses in the consolidated statements of operations and comprehensive loss.

The Company estimates the fair value of stock option awards granted using the Black Scholes Merton option pricing formula (the “Black-Scholes Model”). This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. The Company estimates volatility based upon the observed historical volatilities of comparable companies over a lookback period commensurate with the estimated holding period, adjusted for relative leverage using the Black-Scholes-Merton formula. Dividend yields are based on the Company’s history and expected future actions. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

Because the Company is privately held and there is no public market for its stock, the fair value of the Company’s equity is approved by the Company’s board of directors thereof as of the date stock-based awards are granted. In estimating the fair value of its stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, any indications of value from offers to acquire the Company, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

Notes Receivable from Stockholders

From time to time the Company has entered into promissory note agreements with certain employees for the purpose of financing the early exercise of the Company’s stock options. Although the shares of common stock purchased by the employees in exchange for the promissory notes are considered legally issued, the Company does not consider them outstanding for accounting purposes. Instead, the Company treats them as restricted until the options are fully vested and the outstanding principal and accrued interest on the notes are repaid in full. Unvested shares for which the promissory notes are fully satisfied are recorded as a share repurchase liability and as shares vest are recognized to additional paid-in capital in the consolidated balance sheets.

Advertising Cost

Advertising costs are expensed as incurred. Advertising costs were $126.2 thousand and $20.4 thousand for the years ended December 31, 2024, and 2023, respectively, which are included in selling and marketing costs on the consolidated statements of operations and comprehensive loss.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the consolidated financial statements carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of changes.

The realizability of deferred tax assets is primarily dependent on future earnings. The Company evaluates the realizability of deferred tax assets and recognizes a valuation allowance when it is more likely than not that all, or a portion of, deferred tax assets will not be realized. A reduction in estimated forecasted results may require that we record valuation allowances against deferred tax assets. Once a valuation allowance has been established, it will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized. A pattern of sustained profitability will generally be considered as sufficient positive evidence to reverse a valuation allowance. If the allowance is reversed in a future period, the income tax provision will be correspondingly reduced.

Accordingly, the increase and decrease of valuation allowances could have a significant negative or positive impact on future earnings.

The United States subjects corporations to taxes on Global Intangible Low-Taxed Income (“GILTI”) earned by certain foreign subsidiaries. The Company elected to provide for the tax expense related to GILTI in the year the tax is incurred.

Debt Issuance Costs

Costs to issue debt are capitalized and deferred when incurred and subsequently amortized to interest expense over the term of the related debt using the effective interest rate method. Deferred debt issuance costs are presented in the Company’s consolidated balance sheets as a direct deduction from the carrying amount of the associated debt liability. Deferred debt issuance costs were zero and $110.8 thousand for the years ended December 31, 2024 and 2023, respectively. (Refer to Note12 - Long-Term Debt).

Debt issuance costs are expensed as incurred if they relate to debt for which a fair value option election has been made.

Debt Discounts

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the consolidated statements of operations and comprehensive loss. As of December 31, 2024 there was zero debt discount recorded in the consolidated balance sheets. As of December 31, 2023 there was 42.7 thousand of debt discount recorded in notes payable, current and $506.0 thousand recorded in notes payable in the consolidated balance sheets.

For the certain notes measured at fair value, any changes in the fair value of the debt (including the debt discount) are recognized in the income statement.

Deferred Transaction Costs

The Company records deferred transaction costs, which consist of legal, accounting, and other fees related to the preparation of the Merger. (Refer to “Note 1 – Organization”). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. As of December 31, 2024 and December 31, 2023, $1,865 thousand and $181.0 thousand of deferred transaction costs, respectively, were capitalized and recorded in deferred transaction costs on the consolidated balance sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within general and administrative expense in the consolidated statements of operations and comprehensive loss.

Convertible Preferred Stock

The Company applies the guidance enumerated in ASC Subtopic 480-10, Distinguishing Liabilities from Equity-Overall (“ASC 480-10”), when determining the classification and measurement of convertible preferred stock. Convertible preferred stock subject to mandatory redemption are classified as liability instruments and are initially measured at fair value in accordance with ASC 480-10, and accreted to their redemption value under the effective interest method. All other issuances of convertible preferred stock are subject to the classification and measurement principles of ASC 480-10. Accordingly, the Company classifies conditionally redeemable preferred stock (if any), which includes preferred stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its convertible preferred stock in stockholders’ deficit.

Research and Development Costs

The Company accounts for research and development costs in accordance with the ASC 730, Research and Development. Under ASC 730, all research and development costs are expensed as incurred, with the exception of certain software development costs discussed above. Our research and development costs consist primarily of payroll costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and Development costs were $732 thousand and $604 thousand for the years ended December 31, 2024, and 2023, respectively, which are included in the consolidated statements of operations and comprehensive loss

Net Loss per Share

The Company applies the two-class method to compute basic and diluted net loss per share attributable to common shareholders, when shares meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. The Company reported a net loss attributable to common shareholders for the years ended December 31, 2024 and 2023.

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted average number of shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the potential exercise of warrants or options, and the potential conversion of preferred stock or convertible notes, into common stock, under the if-converted method. Due to the net losses for the years ended December 31, 2024 and 2023, basic and dilutive net loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive.

Common Stock Warrants

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

When issued in connection with debt, the allocated value related to the warrants is generally recorded as additional interest cost on the related debt. The Company values warrants using an option pricing model.

Commitments and Contingencies

The Company may at times be involved in litigation in the ordinary course of business. The Company will, from time to time, when appropriate in management’s estimation, record adequate reserves in the Company’s consolidated financial statements for pending litigation. Currently there are no pending or threatened litigation matters that management believes require accrual or disclosure.

Foreign Currency Translation and Remeasurement

Assets and liabilities of consolidated foreign subsidiaries whose functional currency is not the U.S. dollar are translated into U.S. dollars at period-end exchange rates and revenues and expenses are translated into U.S. dollars using average exchange rates during the year. Equity transactions are translated using historical exchange rates. The adjustment resulting from translating the consolidated financial statements of such foreign subsidiaries into U.S. dollars is reflected as a cumulative translation adjustment and reported as a component of Accumulated other comprehensive loss.

Risks and Uncertainties

As a result of its global operations, the Company may be subject to certain inherent risks.

Concentration of Credit - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with financial institutions. The Company believes its credit policies reflect normal industry terms and business risk and there is no expectation of non-performance by the counterparties. Accounts receivables are generally dispersed across many customers operating in different industries; therefore, concentration of credit risk is limited. If any of the Company’s customers enter bankruptcy protection or otherwise take steps to alleviate their financial distress, the Company’s credit losses and write-offs of receivables could increase, which would negatively impact its results of operations.

Significant Customers and Suppliers—The concentration of credit risk with respect to accounts receivable is primarily limited to certain customers to which the Company makes substantial sales. To minimize credit risk related to accounts receivable, the Company maintains allowances for potential credit losses based on historical loss patterns as well as future expectations. As of December 31, 2024 and December 31, 2023, the Company had four and three customers whose accounts receivable balance accounted for at least 10% of the Company’s consolidated accounts receivables, respectively. These customers accounted for approximately 61.6% and 46.2% of the Company’s receivables at the end of the respective periods. For the year ended December 31, 2024 and

2023, the Company had two customers whose revenue accounted for at least 10% of the Company’s consolidated revenue, respectively. These customers accounted for approximately 23.18% and 23 % of the Company’s total revenue of the respective periods.

The Company pays its suppliers on normal commercial terms and does not believe that there is any significant supply risk from its suppliers. For the year ended December 31, 2024 and 2023, the Company had three and one suppliers whose account payable accounted for at least 10% of the Company’s consolidated account payables, respectively. These suppliers accounted for approximately 61.43% and 33.24% of the Company’s total payables for the respective periods.

Foreign currency risk - The Company’s global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, the Company incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-party and intercompany) and translation of earnings and cash flows into U.S. dollars.

Interest rate risk - The Company is exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from variable rates related to cash, short-term investments, and the Company’s borrowings. The Company does not believe it is exposed to material direct risks associated with changes in interest rates related to these deposits, investments and borrowings.

Leases

The Company’s lease portfolio includes two real estate leases under operating lease agreements. At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on whether: (i) the contract involves the use of a distinct identified asset, (ii) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (iii) the Company has the right to direct the use of the asset.

Upon the adoption of ASC 842, the Company elected the package of practical expedients to not (i) reassess whether any expired or existing contracts are or contain a lease, (ii) reassess historical lease classifications for existing leases, and (iii) reassess initial direct costs for existing leases. The Company also elected the practical expedient to account for lease and non-lease components as a single lease component. Accordingly, the Company shall include non-lease components with lease payments for the purpose of calculating lease assets and liabilities to the extent that they are fixed. Non-lease components that are not fixed are expensed as incurred as variable lease payments.

The Company exempts leases with an initial term of 12 months or less from balance sheet recognition and, for all classes of assets, combines non-lease components with lease components. Lease assets are tested for impairment in the same manner as long-lived assets used in operations.

The Company evaluates the classification of its leases as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (i) the lease transfers ownership of the asset by the end of the lease term, (ii) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (iii) the lease term is for a major part of the remaining useful life of the asset, (iv) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, or (v) the leased asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if it does not meet any of these criteria.

The Company recognizes right-of-use assets and lease liabilities based on the present value of lease payments over the lease term at the commencement date of the lease (or January 1, 2022 for existing leases upon the adoption of Topic 842). The discount rate implicit within the Company’s leases is generally not determinable; therefore, the Company determines the discount rate using its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The Company records rent expense for short-term leases and operating leases, some of which have escalating rent payments, on a straight-line basis over the lease term.

For additional information regarding the Company’s lease arrangements, refer to “Note 20 - Leases”.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related party also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party control or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2024, the Company had cash of approximately $499.8 thousand. For the year ended December 31, 2024, the Company used approximately $2,201.0 thousand in cash for operating activities. Historically, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of December 31, 2024, the Company had an accumulated deficit of approximately $34,217.0 thousand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include obtaining future debt and equity financings associated with the close of the Business Combination (also see “Note 1 – Organization”). If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

As of the date on which these consolidated financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Investment in Equity Securities

The Company’s equity investment comprises of investments in equity securities of private companies. These equity investments are accounted for under the equity method, and initially recorded at estimated fair value, less any impairment, with equity method investment gains and losses included in equity in earnings of investee, net of income tax provision on the consolidated statements of operations and comprehensive loss. Equity investments are reviewed regularly to determine whether there is a decline in estimated fair value below the carrying amount. If there is a decline that is other-than-temporary, the investment is written down to estimated fair value. When evaluating the equity investment for impairment, the Company performs a qualitative and quantitative assessment to evaluate whether a decline in estimated fair value below the carrying amount is other-than- temporary. The qualitative assessment includes a review of macroeconomic conditions, industry and market considerations, the investee’s recent operating results and trends, recent acquisitions and sales of the investee securities, and other publicly available data, among other factors. If the Company determines that the decline is other-than-temporary, the Company records an impairment loss to write the equity investment to the estimated fair value.

Treasury Stock

The Company records treasury stock activities under the cost method whereby the cost of the acquired stock is recorded as treasury stock. The Company’s accounting policy upon the formal retirement of treasury stock is to deduct the par value from the Company’s common stock and to reflect any excess cost over par value as a reduction to additional paid-in capital (to the extent created by previous issuances of the shares) and then retained earnings.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB, The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates.

The Company is in the process of merging with a publicly traded Special Purpose Acquisition Company (a “SPAC”), which will be accounted for as a reverse recapitalization (the “Transaction”) in accordance with GAAP. (Refer to “Note 1 – Organization”) for more information regarding the Transaction. If the Transaction were to be consummated, the surviving company will remain an emerging growth company until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering, (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700,000.0 thousand as of the prior June 30th or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Recently Adopted Accounting Pronouncements

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. In November 2023, the FASB issued this ASU to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. Since the company has only one reporting segment, there was no material impact to the disclosure requirements in the Company’s Consolidated Financial Statement.

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. In December 2023, the FASB issued this ASU to update income tax disclosure requirements, primarily related to the income tax rate reconciliation and income taxes paid information. This update is effective on a prospective basis for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The guidance does not affect recognition or measurement in our consolidated financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments. This guidance is required to be adopted by us in 2027. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its consolidated financial statements.

Note 3. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities, and observable inputs other than quoted prices such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting management’s view about the assumptions that market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Financial Instruments Not Recorded at Fair Value

The carrying values of the Company’s accounts receivable, unbilled revenue, prepaid expenses and other current assets, other assets, accounts payable, deferred transaction costs, accrued expenses and other current liabilities and cumulative mandatorily redeemable common and preferred stock liability approximate their fair values based on the instruments’ relative short-term nature.

As of December 31, 2024 and December 31, 2023, the estimated fair values of our convertible notes payable, current and related party loan payable, current approximated their carrying values due to their relatively short maturities.

Financial Instruments Recorded at Fair Value

The following tables present the Company’s fair value hierarchy for its financial liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value (in thousands):

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:

Related party convertible notes payable, at fair value			6,524	6,524
Convertible Notes payable at Fair Value	—	—	8,986	8,986
Warrant liability	—	—	945	945

	—	—	16,455	16,455

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	—	—	3,764	3,764
Convertible Notes payable at Fair Value	—	—	—	—
Warrant liability	—	—	430	430

	—	—	4,194	4,194

The following table shows the change in the fair value of the warrant liability (in thousands):

Amount
Balance as of December 31, 2022	—
Issuance of common stock warrants	400
Change in fair value of warrant liabilities	30

Balance as of December 31, 2023	430

Change in fair value of warrant liabilities	515

Balance as of December 31, 2024	945

The following table shows the change in the fair value of the Convertible Notes at Fair Value (in thousands):

	2019 Convertible Note	2021 Convertible Note	January 2024 Convertible Notes	Total Convertible Notes at Fair Value
Balance as of December 31, 2022	2,687	496	—	3,183
Change in fair value of Related Party note payable at Fair Value	492	89	—	581

Balance as of December 31, 2023	3,179	585		3,764

Issuance of Convertible Notes at Fair Value	—	—	6,500	6,500
Gain on extinguishment of debt recorded as a Capital transaction	(291)	(52)	—	(343)
Change in fair value of Related party note and Convertible Notes at Fair Value	2,641	462	2,486	5,589

Balance as of December 31, 2024	5,529	995	8,986	15,510

Common Stock Warrant Liability

The Company estimates the fair value of the common stock warrant liability (refer to “Note 12 – Long-term Debt”) using an option pricing model and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for fair value of the underlying common stock expected volatility, expected life, dividends, and risk-free interest rate.

The warrant liability is classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar. The warrant liabilities are measured using a Black-Scholes Model. The fair value of the warrant liability as of December 31, 2024 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.5%, a stock price of $7.48, a term of 8.65 years, and annualized volatility of 65.0%.The fair value of the warrant liability as of December 31, 2023 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 3.9%, a stock price of $1.28, a per-share buyout price of $5.35, a term of 9.65 years, and annualized volatility of 63.0%.

Related Party Note payable at Fair Value and Convertible Notes at Fair Value

The Company accounts for certain long-term debt (also refer to “Note – 12 – Long-term Debt”) under the fair value option. At the issuance date of the Convertible Notes at Fair Value, the Company determined that the fair value approximated the principal amount. Subsequent measurement of fair value of the Convertible Notes at Fair Value as of December 31, 2024, and December 31, 2023 was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a scenario-based analysis to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the Convertible Notes at Fair Value. The most significant estimates and assumptions used as inputs are those concerning timing, probability of possible scenarios for conversion or settlement of the Convertible Notes at Fair Value. The Convertible Notes at Fair Value are classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar.

The following tables set forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2024:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	54%
Maturity	2/28/2026	10%	54%
Default Feature	N/A	15%	54%

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	45%
Maturity	7/12/2025	10%	45%
Default Feature	7/12/2025	15%	45%

The following table sets forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2023:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
Maturity	1/22/2024	89%	29%
Equity Financing	8/31/2024	0%	29%
Corporate Transaction	12/31/2024	10%	29%
Default Feature	1/22/2024	1%	29%

As of December 31, 2024 and December 31, 2023, there were no transfers between Level 1, Level 2 and Level 3.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when an impairment is recognized. These assets include property and equipment and amortizable intangible assets.

Note 4. Accounts Receivable, net

Accounts receivable, net consisted of the following (in thousands):

	As of December 31,
	2024	2023
Accounts receivable, current	2,008	1,456
Accounts receivable	4	22

Total accounts receivable	2,012	1,478
Less: Allowance for credit losses	(588)	(368)

Total accounts receivable, net	1,424	1,110

In some contracts with customers, the Company agreed to installment payments exceeding 12 months. The present value of these contracts is recorded as a receivable as the revenue is recognized in accordance with GAAP, and profit is recognized to the extent the present value is in excess of cost. The present value of long-term receivables is $4.0 thousand, and the face value is $5.0 thousand as of December 31, 2024. The present value of long-term receivables was $21.7 thousand, and the face value was $32.0 thousand as of December 31, 2023.

The following table sets forth the activity in the Company’s allowance for credit losses (in thousands):

	As of December 31,
	2024	2023
Beginning balance	368	359
Provision for credit losses	540	103
Write-offs	(320)	(94)

Ending balance	588	368

Unbilled revenue for the year ended December 31, 2024 were $113 thousand and $80 thousand for the year ended December 31, 2023.

Note 5. Secured Borrowings

In 2022, the Company entered into an agreement with Founderpath, Inc. (“Founderpath”), a financial services firm, which permits the Company to transfer the rights and interests in agreed upon trade receivables of the Company, with recourse, to Founderpath. This agreement does not have a stated maturity date and does not state a maximum amount that can be transferred and outstanding at any point in time. Upon an agreed upon transfer, Founderpath will advance a percentage of the face amount of the trade receivable to the Company and the Company will agree to a repayment schedule with Founderpath. Amounts advanced by Founderpath do not include restrictions of use to the Company. The Company accounts for these transfers as secured borrowings pursuant to ASC Topic 860, Transfers and Servicing, and, as such, transferred receivables remain in accounts receivable upon initial transfer and amounts advanced from Founderpath are included in secured borrowings on the accompanying consolidated balance sheets. At the time of initial transfer, the Company recognizes a debt discount within the accompanying consolidated balance sheets for the difference between the face amount of the obligation to Founderpath and the discounted amount remitted by Founderpath. Upon full payment of a transferred receivable by a customer, the Company will derecognize the accounts receivable and subsequently reduce the liability due to Founderpath upon payment to Founderpath. The debt discount will be amortized over the term of agreed upon repayment schedule and included within interest expense on the accompanying consolidated statements of operations and comprehensive loss. Founderpath can exercise recourse and obligate the Company to replace a transferred receivable if the receivable is non-performing in the payment of the customer to the Company.

In July 2022, Fusemachines transferred a population of accounts receivable with a face amount of $528.0 thousand in exchange for $427.7 thousand in consideration paid to Fusemachines, resulting in a discount of $100.3 thousand. The $528.0 thousand obligation is required to be repaid to Founderpath in 24 monthly installments of $22.0 thousand, ending in July 2024. In February 2023, a second population of accounts receivable with a face amount of $674.2 thousand was transferred to Founderpath in exchange for $500.0 thousand in consideration paid to Fusemachines, resulting in a discount of $174.2 thousand. The $674.2 thousand obligation is required to be repaid to Founderpath in 31 monthly installments of $21.8 thousand, ending in August 2025.

In August 2023, Fusemachines agreed to pay Founderpath $785.7 thousand in full payment and satisfaction of the remaining amount owed by the Company to Founderpath as of that date. Upon payment of this amount, all liens and security interests of Founderpath in any and all of the assets and properties of the Company were automatically released and terminated. Founderpath agreed to cancel the agreement with the Company. The Company recognized a loss on extinguishment of this debt in the amount of $142.7 thousand during the year ended December 31, 2023. Interest expense recognized representing the amortization of debt discounts amounted to $96.8 thousand for the year ended December 31, 2023.

There was no interest expense of debt representing the amortization of debt discounts recognized for the year ended December 31, 2024.

Note 6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	As of December 31,
	2024	2023
Value added tax receivable	96	86
Prepaid expenses	88	45
Prepaid income taxes	—	24
Advance to vendors	13	—
Contract asset, current	23	21

Total prepaid expenses and other current assets	219	176

Note 7. Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	As of December 31,
	2024	2023
Computers and other hardware	504	502
Office, furniture, and equipment	167	157
Leasehold improvements	94	75
Vehicles and other fixed assets (excluding computers)	35	35

	800	769
Less: accumulated depreciation	(452)	(353)

Total property and equipment, net	348	416

The Company recognized depreciation expense related to property and equipment in the consolidated statements of operations and comprehensive loss of $108.6 thousand and $97.8 thousand during the years ended December 31, 2024 and 2023, respectively.

Note 8. Intangible Assets, net

Intangible assets subject to amortization consisted of the following (in thousands):

	December 31,	December 31,
	2024	2023
Internally developed capitalized software	274	130
Less: accumulated amortization	(87)	(17)

Total intangible assets, net	187	113

The Company recognized amortization expense related to capitalized software in the consolidated statements of operations and comprehensive loss of $69.9 thousand and $11.2 thousand during the year ended December 31, 2024, and 2023, respectively.

As of December 31, 2024, the future estimated amortization expense is as follows:

For the Years Ending December 31,	Amortization Expense
2025	71
2026	68

For the Years Ending December 31,	Amortization Expense
2027	19
2028	—
2029	—
Thereafter	—

158

Note 9. Investment in Equity Securities

In January 2024, the Company reached an agreement with one of its customers, Campaign Brain, Inc. (“Campaign Brain”), to provide AI Solutions. The total amount owed to the Company is to be satisfied through the issuance of 1,000,000 shares of Campaign Brain’s restricted stock to the Company with a determinable estimated fair value of $0.122 per share as of the issuance date. Of the 1,000,000 shares issuable, 450,000 shares of Campaign Brain’s restricted stock were vested on January 17, 2024, and 50,000 shares of Campaign Brain’s restricted stock are to be vested each month from February 15, 2024 to December 15, 2024. The Company had approximately 10% and 20% ownership in Campaign Brain, respectively, on January 17, 2024 and December 31, 2024. The Company recognized revenue when Campaign Brain obtained control of promised services over the service period. At the time of the issuance, the estimated fair value of the shares was determined to be representative of the standalone selling price of the services rendered in exchange for the non-cash consideration in the form of restricted stock of Campaign Brain, or $122.0 thousand. The acquisition of Campaign Brain’s restricted stock did not have a major impact on the Company’s operations as the asset test, investment test and income test under the significance tests of the Securities Exchange Commission Regulation S-X Rule 1-02 (w) does not exceed 20%.

The transaction represents an equity investment in a private company for which the Company has the ability to exercise significant influence. Since the equity investment is accounted for under the equity method and does not qualify for the net asset value practical expedient, the Company measured the estimated fair value of the equity instrument received at contract inception, minus impairment, if any, with equity method investment gains and losses included in other (expense) income, net on the consolidated statements of operations and comprehensive loss. For the year ended December 31, 2024, the financial figures related to Campaign Brain including revenue, operating expenses and income tax provision were insignificant. The Company’s equity method investment losses derived from the vested portion of the investment were $1.9 thousand, recorded in equity in earnings of investee, net of income tax provision in the consolidated statement of comprehensive loss during the year ended December 31, 2024. As the equity investment is subject to vesting criteria, the Company records the vested portion of the investment at the estimated fair value received at contract inception on each reporting date.

In the current year ended December 31, 2024, the Company recognized an impairment loss of $ 120.13 thousand on its investment in Campaign Brain Inc., which is an equity security classified under “Investments in Equity Securities.” The impairment was triggered due to the inability of Campaign Brain Inc. to generate earnings with expected future losses and deteriorating financial performance.

As of December 31, 2024, the fair value of the investment in Campaign Brain Inc. has been assessed to be nil. This assessment is based on the deteriorating financial performance of the entity, including minimal revenue during the year, negative networth, low bank balance as of December 31, 2024, negative cashflows and lack of future projections. Additionally, the entity has no current or foreseeable plans to generate future revenue, which further supports the conclusion that the fair value is nil. Consequently, no value has been assigned to this investment in the financial statements.

As of the balance sheet date, the carrying value of the investment is $120.13 thousand and the management has decided to record an impairment loss equal to the carrying value of the investment. As the decline in value was considered other-than-temporary, an impairment loss of $120.13 thousand was recorded in the income statement under “Other income (expense). The Company does not expect to recover the carrying amount of the investment in the near term, and therefore no reversal of the impairment loss will be recognized in the future, in accordance with ASC 323 Investments—Equity Method and Joint Ventures.

The investments in common stock of Campaign Brain is not material in relation to the financial position or results of operations of the Company. Hence the Company has not made any additional disclosures such as summarized information as to assets, liabilities, and results of operations of Campaign Brain.

Note 10. Cumulative Mandatorily Redeemable Financial Instruments

In July 2021, Fusemachines Nepal Private Ltd entered into a Share Purchase Agreement between Fusemachines Nepal Inc., and BO2 (the “BO2 Purchase Agreement”) in which BO2 agreed to invest $964.2 thousand in Fusemachines Nepal Private Ltd. Fusemachines Nepal Private Ltd issued 39,750 Ordinary Shares with a par value of 100 Nepalese rupees and also issued 1,110,250 cumulative and compulsory redeemable Preference Shares with a par value of 100 Nepalese rupees. The Preference Shares contain an annual coupon rate of 10% with the option to convert the Preference Shares into Ordinary Shares. The Preference Shares and Ordinary Shares are mandatorily redeemable five years from the date of issuance at a redemption price equal to 200% of the purchase price. Any dividends paid on these shares will reduce the ultimate redemption price. Management determined that these shares represent mandatorily redeemable financial instruments under ASC 480 and thus are liability-classified. These liabilities are recorded in cumulative mandatorily redeemable common and preferred stock liability within the consolidated balance sheets, and accretions to the redemption value are recorded within interest expense in the consolidated statements of operations and comprehensive loss. The effective interest rate is 13.7%, the accrued dividend was $238.3 thousand and $162.0 thousand at December 31, 2024 and December 31, 2023, respectively, and is recorded in accrued expenses and other current liabilities in the consolidated balance sheets, and the issuance cost incurred was $13.7 thousand.

The outstanding balance of the Cumulative Mandatorily Redeemable Financial instruments were $1,000 thousand and $948 thousand for the year ended December 31, 2024 and December 31, 2023 respectively.

The following summarizes the key terms and provisions of the Preference Shares and Ordinary Shares:

Preference Shares

Rights and privileges – Preference Shares will be paid dividends before the Ordinary Shares. Preference shareholders will receive a 10% percent annual dividend on Preference Shares. Apart from this, Preference Shares will not receive any kind of dividend or profit. If the Company fails to make a profit in any year or if the Company decides not to distribute dividends, then the dividends to be received by the Preference Shares will be cumulated and those amounts must be returned to the preference shareholders in a lump sum in the year when the dividends are distributed or when the Company withdraws the Preference Shares. Preference Shares will be given priority when the amount of shares is returned in case of liquidation of the Company. Preference Shares will not have voting rights in the general meeting of the Company. The preference share amount is redeemable after a certain period.

Redemption – In terms of return, no Preference Share can be redeemed until the price of the issued Preference Share is fully paid. The amount of Preference Shares cannot be returned from any amount other than the amount of profit that can be distributed as dividends or the amount received from the new shares issued by the Company for the purpose of returning the shares. The rate per share for redeeming Preference Shares shall be as per share purchase and sale agreement or shareholder agreement and shall be redeemed at the same rate. In case any Preference Shares issued for return are to be returned along with the premium, a separate fund of appropriate amount shall be arranged from the Company’s profit or the Company’s share premium account for that purpose.

In this way, except in the case where the amount of the Preference Shares is returned from the amount received by issuing new shares, in accordance with the law, when the amount of the Preference Shares is returned, an amount equal to the face value of the returned shares from the amount that can be received to distribute dividends from the Company’s profits shall be deposited in a separate account. Any preference share returned in accordance with this regulation shall be deemed to have been automatically forfeited after the completion of the return process. If the Company redeems or proposes to redeem any Preference Shares, it may issue new shares equal to the face value of the shares so redeemed or to be redeemed.

Ordinary Shares

Rights and privileges – The shareholders of this category will have voting rights and other rights according to the prevailing law.

Redemption – The Ordinary Shares will be redeemed if the Company fails to withdraw the Preference Shares issued by the Company to be redeemed. If the Preference Shares have to be converted into ordinary shares, it shall be done according to the decision of the general meeting of the Company. Additional provisions related to Preference Shares shall be in accordance with the shareholders’ agreement between them.

Note 11. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of December 31,
	2024	2023
Wages and consultant costs payable	2,525	1,324
Covenant fees	435	—
Dividends payable (Note 10)	238	162
Legal expenses	141	222
Deposit liability for early exercised options	3	—
Accrued expenses	351	261

Total accrued expenses and other current liabilities	3,693	1,969

Note 12. Long-Term Debt

Long-term debt consists of the following (in thousands):

	December 31, 2024			December 31, 2023
	Current	Noncurrent	Total	Current	Noncurrent	Total
2023 Notes Payable (1)	—	—	—	191	2,261	2,452
2024 Convertible Notes	255	200	455	—	—	—
2024 Convertible Notes at fair value	8,986	—	8,986	—	—	—
Related party convertible notes payable at fair value	—	6,524	6,524	—	3,764	3,764
Related party loan payable	700	—	700	—	—	—

Total	9,941	6,724	16,665	191	6,025	6,216

(1)	Net of discount of $548.6 thousand as of December 31, 2023.

Convertible Notes at Fair Value

Related party convertible notes payable at fair value

In October 2019, the Company entered into a convertible promissory note agreement (the “2019 Convertible Note Agreement”) with a lender and issued a convertible promissory note for the principal amount of $2,000.0 thousand (the “2019 Convertible Note”). The 2019 Convertible Note bears interest at a rate of 10% per annum, compounded quarterly. The 2019 Convertible Note matured in September 2022.

In September 2021, the Company entered into a second convertible promissory note agreement (the “2021 Convertible Note Agreement”) (the 2019 Convertible Note Agreement and the 2021 Convertible Note Agreement collectively referred to as the “2019 and 2021 Convertible Notes Agreements”) with the same lender and issued a convertible promissory note for the principal amount of $450.0 thousand (the “2021 Convertible Note”) (the 2019 Convertible Note and the 2021 Convertible Note collectively, the “2019 and 2021 Convertible Notes”). The 2021 Convertible Note was issued with the same terms as the 2019 Convertible Note, except with a maturity date of October 2022.

Effective December 2022, the 2019 and 2021 Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date for the 2019 and 2021 Convertible Notes to December 2023, increase the interest rate to 15% for the period from December 2022 through December 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7,500.0 thousand (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $386.4 thousand due no later than March 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $386.4 thousand.

In December 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of the 2019 and 2021 Convertible Notes to January 2024.

In January 2024, the 2023 Amended Convertible Notes Agreements were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case the Company completes the merger (see “SPAC PIPE financing” below) (also see “Note 1 – Organization”), an additional table depicting principal and interest on the 2019 and 2021 Convertible Notes to be redeemed in connection with the merger, and additional definitions related to the merger.

The 2021, 2022 and 2023 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment was deemed as capital transaction as per ASC 470-50-40-2 and is accounted for as an extinguishment of debt, with a gain on extinguishment of debt of $343.0 thousand recorded in additional paid in capital in the consolidated balance sheet as of the year ended December 31, 2024, with any change in subsequent fair value incorporated into future valuations and any amendment fees or third-party costs to be expensed at the time of the amendment, and the amended terms to be incorporated into the valuations at each subsequent balance sheet date.

The 2019 and 2021 Convertible Notes, contain the following conversion features:

Conversion upon next equity financing – The conversion balance will be automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing. The number of Convertible Preferred Stock to be issued upon the conversion will be equal to the quotient of the outstanding principal and, if so elected by the Company, any accrued and unpaid interest on the date of the conversion, divided by the conversion price calculated as the product of (a) 100% minus the discount rate, times (b) the price paid per share for equity securities by the investor in the Next Equity Financing. The aggregate liquidation preference of the Convertible Preferred Stock issued upon conversion shall be equal to the aggregate conversion balance.

Maturity – If the Next Equity Financing or a corporate transaction (as defined below) has not occurred on or before the Maturity Date, and if the outstanding balance is not repaid by the Company in full on the Maturity Date, then the conversion balance shall automatically be converted into (i) the conversion balance on the Maturity Date, divided by (ii) $2.235 price per share.

Corporate transaction – In the event of a (i) closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold at least a majority of the outstanding voting stock of the Company (or the surviving or acquiring entity) (the “Corporate Transaction”), or (iv) a liquidation, dissolution or winding up of the Company prior to full payment of either of the Convertible Notes or prior to the time when either of the Convertible Notes are converted as provided in a Next Equity Financing or a Maturity Conversion, then the conversion balance shall automatically be converted into that number of conversion shares immediately prior to the closing of such Corporate Transaction obtained by dividing the conversion balance by 75% of the price per share of the corporate transaction.

SPAC PIPE Financing – Aggregate redemption amount of the 2019 and 2021 Convertible Notes will be redeemed in connection with the consummation of a SPAC transaction to be issued by the SPAC (a “SPAC PIPE Financing”). The aggregate redemption amount ranges from $300.0 thousand to $4,000.0 thousand and the corresponding SPAC PIPE Financing amount ranges from $15,000.0 thousand to $40,000.0 thousand.

If the Company enters into a SPAC business combination agreement at any time while the 2019 and 2021 Convertible Notes are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of the Company’s common stock at a conversion valuation of $115,000.0 thousand, on a fully-diluted basis.

The Company qualified for and elected to account for the 2019 and 2021 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the 2019 and 2021 Convertible Notes. As a result, the 2019 and 2021 Convertible Notes were recorded at fair value upon issuance. The Company recorded a charge of $3,103.0 thousand and $581.0 thousand related to changes in fair value for both the 2019 Convertible Note and 2021 Convertible Note, which is recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the years ended December 31, 2024 and 2023, respectively

As of December 31, 2024, and December 31, 2023, the lender of the 2019 and 2021 Convertible Notes was considered a principal owner of the Company, because it held greater than 10% of voting common stock of the Company (also see “Note 21 - Related Parties).

The 2019 and 2021 Convertible Notes were once again amended in January 2025 and the amended terms are disclosed as a part of Note on Subsequent Events (Refer Note no. 23 Subsequent Events).

2024 Convertible Notes at fair value

In January 2024, the Company entered into two convertible promissory note agreements (the “January 2024Convertible Notes Agreements”) with a lender for the principal amounts of $2,000.0 thousand (“January

2024 Convertible Note A”) and $4,500.0 thousand (“January 2024 Convertible Note B”), respectively, that each bear interest at a rate of 4.863% per annum, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

The January 2024 Convertible Notes contain the following conversion features:

Optional conversion upon a qualifying financing – Before the maturity date in January 2025, if the company plans to go through a significant funding round of the issuance of preferred stock resulting in gross proceeds of at least $5,000.0 thousand (the “January 2024 Notes Qualifying Financing”), it will let the holder know at least 10 days before this funding round is set to happen. The holder then has the option to turn any outstanding obligations from the January 2024 Convertible Notes into shares of preferred stock when the funding round closes, based on all of the outstanding obligations under the January 2024 Convertible Notes (the “Conversion Amount”), divided by a specific price calculated as the lower of two figures: (i) either the maximum share price (the share price cap as discussed below) or (ii) 80% of the price at which other investors are buying the preferred stock in the funding round (the “Conversion Price”). However, if this funding round also counts as a company sell-off or shutdown the holder can choose the optional conversion upon a liquidation event (as described in the “optional conversion upon a liquidation event” section below).

Automatic conversion into common stock - If the company completes the plan of merger as per the Merger Agreement (as defined in “Note 1 - Organization) before the January 2024 Convertible Notes maturity date in January 2025, the Company must notify the lender at least 5 days before the merger is finalized. Immediately preceding the merger, any outstanding amounts the Company owes under the January 2024 Convertible Notes will automatically turn into shares of the Company’s common stock. The number of shares converted is based on the Conversion Amount, divided by the Conversion Price, which will be capped at a maximum value (the share price cap as discussed below).

Optional conversion into preferred stock or common stock – After the maturity date of this note in January 2025, the holder can choose to turn the Conversion Amount into shares. There are two scenarios: (i) if converted in conjunction with the January 2024 Convertible Notes Qualifying Financing after the maturity date of January 2025, the conversion will be to preferred stock. The number of shares will be the Conversion Amount divided by the Conversion Price, or (ii) if converted at any other time that is not tied to a Qualifying Financing after the maturity date of January 2025, the conversion will be to common stock. The number of shares will be based on the Conversion Amount, divided by the maximum share price (the share price cap as discussed below).

Optional conversion upon a liquidation event – Before the maturity date in January 2025, or before the January 2024 Convertible Notes convert into shares according to the optional conversion upon a qualifying financing, automatic conversion into common stock, or optional conversion into preferred or common stock as discussed above, if the Company plans to sell off its assets or dissolve (when not part of a merger, a “Liquidation Event”), the holder can: (i) choose to convert any Conversion Amount into common stock immediately prior to the Liquidation Event. The number of shares to be calculated as the Conversion Amount, divided by a set price per share (the share price cap as discussed below), or (ii) alternatively, choose to be paid in cash, which would be the Conversion Amount, payable prior to the Liquidation Event. The Company must notify the holder at least 10 days before the Liquidation Event is expected to occur.

Liquidation Preference Upon Conversion – If the January 2024 Convertible Notes convert in the January 2024 Notes Qualifying Financing, they will be converted into preferred stock such that the liquidation preference shall equal the Conversion Price.

January 2024 Convertible Note A specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding to be paid immediately. The proceeds received under the January 2024 Convertible Note A are to be used to repurchase 666,667 shares of common stock held by Sameer Maskey, CEO of the Company. The share price cap is $3.00 per share.

January 2024 Convertible Note B specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding be paid immediately, including a termination fee of $1,000.0 thousand as defined in the January 2024 Notes Agreement). The proceeds received under the January 2024 Convertible Note B are to be used to repay third-party debt of the Company and for working capital purposes. The share price cap is $5.798.

The January 2024 Convertible Notes will default if the Merger Agreement (as defined in “Note 1 – Organization”) is terminated, and also has other customary events of default. The January 2024 Convertible Notes are fully secured by 3,600,000 shares of common stock held by Sameer Maskey, the CEO of the Company (refer to “Note 21 – Related Parties”).

The Company qualified for and elected to account for the January 2024 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the January 2024 Convertible Notes. As a result, the January 2024 Convertible Notes were recorded at fair value upon issuance. The Company recorded a charge of $2,486.0 thousand related to changes in fair value for the January 2024 Convertible Notes, which is recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the year ended December 31, 2024.

The January 2024 Convertible Notes under fair value option were amended in February 2025 and the amended terms are disclosed as a part of Note on Subsequent Events (Refer Note no. 23 Subsequent Events).

2023 Notes Payable

In August 2023, the Company entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to the Company loans in an aggregate principal amount of up to $4,000.0 thousand in three separate tranches. In that month, the Company withdrew $3,000.0 thousand (the “First Tranche”). The Company additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $500.0 thousand in or before March 2024 (the “Second Tranche”) and a third tranche of $500.0 thousand in or before June 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity. The debt issuance cost and debt discount were $110.8 thousand and $494.5 thousand at December 31, 2023, respectively. The effective interest rate was 23%. The 2023 Notes were secured by substantially all of the Company’s assets.

In January 2024, the Company repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3,000.0 thousand along with an additional payment of $78.5 thousand for interest, prepayment fees, and lender fees. The Company recorded a loss of $601.1 thousand on extinguishment of debt, in the consolidated statements of operations and comprehensive loss.

Common Stock Warrants—In connection with the 2023 Notes Agreement, the Company issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. The Company determined that the Common Stock Warrants are freestanding financial instruments and were determined to be within the scope of ASC 480-10, and accordingly, are liability classified. As of December 31, 2024 and December 31, 2023, the fair value and carrying amount of the Common Stock Warrant Liability was $945.0 thousand and $430.0 thousand, respectively (refer to “Note 3 - Fair Value Measurements”).

Revolving Line of Credit

During 2023, the Company entered into a line of credit with JPMorgan Chase Bank, N.A. for a principal amount of $150.0 thousand. The terms of the agreement were five years with an annual interest rate of 2%. During August 2023, the line of credit including principal and interest expense of $2.0 thousand was repaid through the 2023 Notes Payable.

Loan from Bimal Tamrakar

During 2023, the Company entered into a short-term loan agreement of $300.0 thousand. The terms of the loan were 3 months with an annual interest rate of 13.25%. During August 2023, the short-term loan was repaid through the 2023 Notes Payable.

April 2024 Convertible Note

In April 2024, the Company entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $125.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025. Subsequent to year end, there has been a revision in the maturity date, refer Note No 23 – Subsequent Events.

Automatic conversion into common stock – If on or before the maturity date in April 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the April 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the April 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the April 2024 Convertible Note to common stock, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the April 2024 Convertible Note Agreement and discussed below), the April 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The April 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the April 2024 Convertible Note will be used for working capital purposes.

June 2024 Convertible Note

In June 2024, the Company entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $130.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025.

Automatic conversion into common stock – If on or before the maturity date in June 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the June 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the June 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the June 2024 Convertible Note Agreement and discussed below), the June 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The June 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the June 2024 Convertible Note will be used for working capital purposes.

September 2024 Convertible Notes

In September 2024, the Company entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $100.0 thousand (the “September 2024 Convertible Notes”). The September 2024 Convertible Notes bear interest at a rate of 4.71% per annum. The 2024 September Convertible Notes mature in September 2026.

Automatic conversion into common stock – If on or before the maturity date in September 2026, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the September 2024 Convertible Notes five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the September 2024 Convertible Notes to common stock, the Company shall issue the holders each a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the September 2024 Convertible Notes Agreements and discussed below), the September 2024 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The September 2024 Convertible Notes have customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the September 2024 Convertible Notes will be used for working capital purposes.

Related Party loan payable

During the year ended December 31, 2024, the Company entered into seven separate promissory notes with Mr. Maskey for an aggregate principal amount of $700.0 thousand (the “2024 Related Party Promissory Notes”). The 2024 Related Party Promissory Notes bear interest at a rate of 4.71% per annum and mature in December 2025. Upon an event of default, the 2024 Related Party Promissory Notes shall become junior and subordinate to the January 2024 Convertible Notes (also see “Note 21 - Related Parties”), and any amounts owed will bear interest at 10% per annum until the obligations are satisfied in full. The 2024 Related Party Promissory Notes have customary events of default. As of December 31, 2024, the balance of the 2024 Related Party Promissory notes of $700.0 thousand, is included in related party loan payable - current in the consolidated balance sheets and is being accounted for at amortized cost.

Note 13 - Convertible Preferred Stock

Effective February 2023, the Company amended the Third Amended and Restated Certificate of Incorporation of Fusemachines Inc. (the “Restated Certificate”) to increase the number of shares of series seed preferred stock (“Convertible Preferred Stock”) that the Company is authorized to issue from 9,038,725 to 9,076,724 (including 5,441 authorized shares of preferred stock not assigned to a particular series) and increase the authorized shares of series seed-2 preferred stock (“Series Seed-2 Convertible Preferred Stock”).

The authorized, issued and outstanding shares of the Convertible Preferred Stock, liquidation preferences and carrying values as of December 31, 2024 and December 31, 2023 were as follows (in thousands, except share numbers):

	As of December 31, 2024 and December 31, 2023
Series	Authorized Shares	Issued and Outstanding Shares	Liquidation Preferences	Carrying Value
Seed-1	2,018,725	2,013,724	$1,350	$1,323
Seed-2	1,402,568	1,402,606	$940	940
Seed-3	2,700,000	2,681,851	$2,515	2,515
Seed-4	2,950,000	2,945,053	$3,100	3,087

Total	9,071,293	9,043,234		$7,865

Rights, preferences and privileges of the Convertible Preferred Stock

The rights, preferences and privileges of the Convertible Preferred Stock were as follows:

Dividends. The Company may not pay dividends on other classes or series of stock (excluding dividends in common stock) before unless the holders of the Company’s Convertible Preferred Stock receive, at the same time or before, a dividend on each of their shares. Upon the declaration of a dividend for another class or series of stock (excluding common stock), the holders of the Convertible Preferred Stock are entitled to receive dividends based on the equivalent amount if the other stocks were converted into common stock, times the number of common stock shares that each Convertible Preferred Stock share could be converted into (as adjusted for stock splits, combinations and reorganizations). No dividends have been declared to date.

Conversion. The series seed preferred stock is convertible, at the option of the holder, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the series seed original issue price by the series seed conversion price in effect at the time of conversion.

Voting rights. The holders of Convertible Preferred Stock are entitled to that number of votes on all matters presented to stockholders equal to the number of shares of common stock then issuable upon conversion of such preferred stock. The holders of Convertible Preferred Stock are entitled to elect one director of the Company.

Liquidation. In the event of any sale of substantially all of the assets, a merger, or liquidation, dissolution or winding up of the Company, the holders of series seed-4 Convertible Preferred Stock then outstanding will be entitled to receive, in preference to the holders of all other series of Convertible Preferred Stock and common stock, an amount equal to or greater than (a) $1.0553 per share (as adjusted for stock splits, combinations, and reorganizations) plus declared and unpaid dividends, if any, or (b) such amount per share as would have been payable had all shares of series seed-4 Convertible Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event. Given that deemed liquidation event is within the control of the common stockholders, the Convertible Preferred Stock is recognized as permanent equity within the consolidated statements of stockholders’ deficit.

After the payment of all preferential amounts required to the paid to the holders of shares of series seed-4 Convertible Preferred Stock, the holders of series seed 3, 2, and 1 Convertible Preferred Stock will be entitled to receive, on a pari passu basis and in preference to the holders of common stock, $0.9379, $0.6704, and $0.6704, respectively, per share plus declared and unpaid dividends, if any. After the payment of all preferential amounts required to be paid to the holders of series seed-4 Convertible Preferred Stock, then the holders of series seed 3, 2 and 1 Convertible Preferred Stock, shall be entitled to be paid out of the assets of the Company. After distributing to all preferred stockholders, the remaining assets of the Company will be distributed ratably to the holders of the common stock on a pro rata basis.

Note 14. Stockholders’ Deficit

Common Stock

In connection with the Restated Certificate, the number of shares of common stock that the Company is authorized to issue is 24,200,000 as of December 31, 2024 and December 31, 2023.

The Company’s reserved shares of common stock for future issuance related to potential conversion of the Convertible Preferred Stock, exercise of Common Stock Warrants and exercise of stock options are as follows:

	As of December 31,
	2024		2023
Convertible preferred stock (as converted to common stock)	9,043,234		9,043,234
Common stock warrants	140,133		140,133
Common Stock Contingent Obligation	45,000		—
Stock options	2,583,577	(1)	4,795,223	(2)

	11,811,944		13,978,590

(1)

Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes (Refer to “The Promissory Notes Transactions” in “Note 16 – Stock-based Compensation”).

(2)	Includes 2,470,000 stock options as of December 31, 2023 that were early exercised in exchange for non-recourse promissory notes (Refer to “Note 16 – Stock-based Compensation”).

Convertible Preferred Stock

In connection with the Restated Certificate, the number of shares of Convertible Preferred Stock that the Company is authorized to issue is 9,076,724. (Refer to “Note 13 – Convertible Preferred Stock”).

Warrants

As of December 31, 2024 and December 31, 2023 the Company had Common Stock Warrants outstanding to purchase up to 140,133 shares of the Company’s common stock at an exercise price of $0.46 per share and have a contractual term of 10 years. The Common Stock Warrants were issued in August 2023. (Refer to “Note 3 - Fair Value Measurements” and “Note 12 - Long-term Debt”).

Common Stock Contingent Obligation

As of December 31, 2024, the Company had a contingent obligation to issue 45,000 shares of common stock upon closing of the Merger to a certain vendor (also see “Note 19 – Commitments and Contingencies”).

Note 15. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the majority of the Company’s revenues are recognized over time as services are performed. The Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer.

The Company provides services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of the Company’s revenues, based on the customer’s location (in thousands).

	Year ended December 31,
	2024	2023
Customer locations
United States	$8,544	$7,165
Rest of the world	267	273

Total revenue	$8,811	$7,438

The table below presents the breakdown of the Company’s revenues, based on the customer’s service type (in thousands):

	Year ended December 31,
	2024		2023
Service type
AI Solutions (Products and Services)	$8,811	(1)	$7,438	(1)

Total revenue	$8,811		$7,438

(1)	The revenue from the AI Solutions - Products is insignificant during the year ended December 31, 2024 and 2023.

Service Type

During the year ended December 31, 2024 and 2023, the Company had one significant service type, AI Solutions (products and services). For the year ended December 31, 2024 and 2023, there were $8,811 thousand and $7,438 thousand of AI Solutions (products and services) revenue during the year ended December 31, 2024 and 2023, respectively. The revenue recognised for AI education services were Nil during the year ended December 31, 2024 and 2023.

Deferred Revenue

During the year ended December 31, 2024, the Company recognized revenue of $20.6 thousand from the deferred revenue balance as of December 31, 2023. During the year ended December 31, 2023, the Company recognized revenue of $192.3 thousand from the deferred revenue balance as of December 31, 2022.

Contract Costs

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. Management expects that commission fees paid to sales representatives as a result of obtaining service contracts and contract renewals, are recoverable and therefore the Company’s consolidated balance sheets included capitalized balances in the amount of $21.9 thousand and $20.6 thousand as of December 31, 2024 and December 31, 2023 which represents the current portion and is included within prepaid expenses and other current assets, respectively and $5 thousand and $1.6 thousand, as of December 31, 2024 and December 31, 2023, respectively, which are included within other assets. Capitalized commission fees are amortized on a straight-line basis over the average period of service contracts of approximately two years and are included in selling and marketing in the accompanying consolidated statements of operations and comprehensive loss. Amortization recognized during the year ended December 31, 2024, and 2023 was $36.2 and $46.2 thousand, respectively.

Transaction price allocated to remaining performance obligations

The Company elected to apply the practical expedient for the right to invoice and does not disclose performance obligations that have original expected durations of one year or less.

The opening and closing balances of contract assets, deferred revenue and unbilled revenue are as follows (in thousands):

	Contract asset	Deferred revenue	Unbilled Revenue
Ending balance as of December 31, 2022	36	192	90
Increase/(decrease), net	(14)	(171)	(10)

Ending balance as of December 31, 2023	22	21	80
Increase/(decrease), net	5	33	33
Ending balance as of December 31, 2024	27	54	113

Note 16. Stock-based Compensation

Effective June 2014, the Company adopted an equity-based compensation plan, the 2014 Equity Incentive Plan (the “2014 Plan”), which allows for the grant of stock options, stock issuances and other equity interests in the Company to the Company’s officers, directors, employees and consultants. The 2014 Plan is administrated by the Company’s Board of Directors, or a committee appointed by the Board. In February 2023, the Company’s board of directors and stockholders adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which provides for the grant of incentive stock options, restricted stock awards and restricted stock units (“RSUs”) to eligible employees, directors and consultants of the Company. With the introduction of the 2023 Plan, shares are no longer available for future grants under the 2014 Plan. Awards outstanding under the 2014 Plan will be governed by the 2023 Plan.

4,951,530 shares of Common Stock were authorized for issuance under the 2023 Plan to officers, directors, employees and consultants of the Company. The 2023 Plan was amended and approved by the stockholders of the Company in December 2023 to increase the number of shares of the Company’s Common Stock reserved for issuance under the Fusemachines Inc. 2023 Amended and Restated Equity Plan (the “2023 Equity Incentive Plan”) by 595,000 to 5,546,530 shares of common stock.

As of December 31, 2024, 1,112,751 shares of Common Stock were available for future grant under the 2023 Plan. Shares that are expired, terminated, surrendered, or cancelled without having been fully exercised or issued will be available for future awards. The Company may use either authorized and unissued shares or treasury shares, when available, to meet share requirements resulting from the exercise of stock options.

The stock-based compensation expense during the year ended December 31, 2024, and 2023 are reported in the following consolidated financial statement line items (in thousands):

	Year ended December 31,
	2024	2023
General and administrative	$723	$1,972
Cost of revenue	44	86
Selling and marketing	170	69
Research and development	130	27

Total stock-based compensation expense	$1,067	$2,154

Stock Options

The Company’s stock options outstanding consist primarily of time-based options to purchase common stock, the majority of which vest over a two-to-four-year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

The following table summarizes the stock option activity for options with service-based vesting conditions during the year ended December 31, 2024:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In thousands)
Outstanding balance as of December 31, 2023 (1)	4,795,223	0.54	6.18	3,568
Granted	460,000	4.46
Exercised (2)	(2,485,854)	0.46
Forfeited	(129,959)	1.73
Expired	(55,833)	1.13

Outstanding balance as of December 31,2024	2,583,577	1.24	6.50	11,885

Options vested and exercisable as of December 31, 2024	2,165,748	0.95	6.04	10,590

(1)	The number of options outstanding includes 2,470,000 stock options that were legally exercised in exchange for nonrecourse promissory notes. Refer to “The Promissory Notes Transactions”.
(2

The number of options exercised excludes 10,292 stock options that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes. Refer to “The Promissory Notes Transactions

During the year ended December 31, 2024 and 2023, the Company recorded stock-based compensation expense of $828.3 thousand and $1,331.9 thousand, respectively. As of December 31, 2024, total stock-based compensation expense not yet recognized related to unvested stock options was $715.5 thousand, which is expected to be recognized over a weighted-average period of 2.72 years.

The total intrinsic value of options exercised was $10,647.5 thousand and zero during the year ended December 31, 2024 and 2023 respectively.

The weighted average grant-date fair value per share of stock options granted during the year ended December 31, 2024 and 2023 was $2.80 and $0.41, respectively. The Company estimated the fair value of stock options using the Black-Scholes Model on the date of grant. The assumptions used in the Black-Scholes Model were as follows:

	December 31,
	2024	2023
Weighted average expected term (years)	5.79	4.02
Weighted average expected volatility	66.90%	73.28%
Risk-free interest rate	4.08% - 4.10%	3.99%
Dividend yield	0%	0%

The Promissory Notes Transaction

Early Exercise of Stock Options

The Company permits certain employees and directors to exercise stock options granted under the 2023 Plan prior to vesting. In February 2023, the Company’s Chief Executive Officer, Mr. Maskey and other three executives early exercised a total of 2,470,000 stock options prior to vesting (The February Options Awards); however, in lieu of the cash consideration required to exercise the stock options, these individuals each provided a 3.82% interest bearing non-recourse note (the “2023 Promissory Notes”), for an aggregate principle of $1,136.2 thousand. The notes are scheduled to mature in February 2030.

The nonrecourse nature of the loan secured by the shares pledged as collateral essentially provides the employee with rights like that of an option and thus no receivable for amounts due under the 2023 Promissory Notes was recorded on the Company’s consolidated balance sheets. While the shares of common stock purchased by the employees in exchange for the 2023 Promissory Notes are considered legally issued, the shares are not deemed, for accounting purposes, outstanding and are considered restricted until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The issuance of the 2023 Promissory Notes resulted in an additional stock-based compensation expense of $11.7 thousand and $822.3 thousand for the year ended December 31, 2024 and 2023, respectively, based on the grant-date fair value of the Promissory Notes, which was determined using the Black-Scholes Model.

The assumptions used in deriving the grant-date fair value of the 2023 Promissory Notes via the Black-Scholes Model were as follows: (i) a stock price of $0.58 per share, (ii) an exercise price of $0.46 per share, (iii) an estimated risk-free interest rate of 4.02%, (iv) an expected term of 3.50 years, (v) volatility of 75%, and (vi) a dividend yield of 0%. These assumptions resulted in a grant-date fair value of approximately $0.35 per option.

The Company continues to recognize expenses for the original option award of 2,470,000 shares granted in February 2023 (the “February Option Awards”), which were early exercised in exchange for Promissory Notes. The early exercise is not considered substantive for accounting purposes until the vesting requirements are met through continued employment and service to the Company. As of December 31, 2024 and 2023, the Company recognized $41.4 thousand and $776.5 thousand, respectively, in stock-based compensation expense related to the February Option Awards. The unrecognized stock-based compensation expense related to the February Option Awards was Nil. The weighted-average grant-date fair value per share of the February Option Awards was $0.33.

Repayment of the Promissory Notes

In January 2024, the Company repurchased 667,000 shares of common stock from Sameer Maskey, the CEO, at a price of $4.352 per share, totalling $2,902.7 thousand (the “Repurchase Consideration”). Mr. Maskey applied $902.7 thousand of the Repurchase Consideration toward repayment of his 2023 Promissory Note to the Company. Upon repayment, the 2023 Promissory Note, along with any accrued interest, was settled, and the vested shares pledged under the 2023 Promissory Notes are now considered exercised. As of the date, the 2023 Promissory Note was repaid and 7,917 shares remain subject to vesting. Pursuant to the settlement, $3.64 thousand was recorded as a deposit liability in the consolidated balance sheets in accrued expenses and other current liabilities, until the stock vests. As the shares vest, the amounts are reclassified to additional paid-in capital in the consolidated balance sheets.

Forgiveness of Promissory Notes

In August 2024, the Company’s board of directors approved the forgiveness of the 2023 Promissory Notes totaling $262.2 thousand (excluding interest) for three of its executives. The forgiveness of these 2023 Promissory Notes effectively modified the strike price to zero, allowing the executives to retain shares at no cost.

In accordance with ASC 718, the incremental value of the modification was calculated as the difference between the fair value of the modified award and the fair value of the original award immediately before the modification. As of December 31, 2024, the Company recognized $227.2 thousand in stock-based compensation expense related to this modification.

Note 17. Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands except for share and per share amounts):

	Year Ended December 31,
	2024	2023
Numerator:
Net loss	(15,383)	(6,762)
Denominator:
Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534

Net loss per share attributable to Fusemachines Inc. common stockholders - basic and diluted	(1.45)	(0.73)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	December 31,		December 31,
	2024		2023
Convertible Preferred Stock (as converted to common stock)	9,043,234		9,043,234
Common Stock Warrants	140,133		140,133
Stock options	2,583,577	(1)	4,795,223	(2)

	11,766,944		13,978,590

(1)

Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes. (Refer to “The Promissory Notes Transactions” in “Note 16 – Stock-based Compensation”).

(2)	Includes 2,470,000 stock options as of December 31, 2023 that were early exercised in exchange for non-recourse promissory notes. (Refer to “Note 16 – Stock-based Compensation”).

The convertible notes were also outstanding as of December 31, 2024 and December 31, 2023, which could obligate the Company to issue common and preferred stock upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of the convertible notes have not been satisfied as of December 31, 2024 and December 31, 2023, the Company has excluded the convertible notes from the table above and the calculation of diluted net loss per share. (Refer to “Note 12 – Long-term Debt”)

The Company has also entered into a contingent obligation to issue 45,000 shares of its common stock to a certain vendor in connection with an outstanding accounts payable balance as part of a settlement agreement (refer to “Note 19 – Commitments and Contingencies”). The issuance of common stock is contingent upon the completion the Merger (refer to “Note 1 – Organization”). As the Merger had not taken place as of December 31, 2024, and December 31, 2023, the conditions for the issuance of common stock have not been satisfied. Accordingly, the Company has excluded the common stock shares arising from this contingent obligation from the table above and the calculation of diluted net loss per share.

Note 18. Income Taxes

The provision for income taxes consists of the following (in thousand):

	Year ended December 31,
	2024	2023
Current provision:
Federal	—
State	—	$9
Foreign	$42	$2
Total current provision	$42	$11
Deferred:
Federal	—	—
State	—	—
Foreign	$(11)	—
Total deferred provision	$(11)	—
Total provision for income taxes	$31	$11

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (in thousands):

	2024	2023
Deferred tax assets:
U.S. federal and state net operating loss carryforwards	3,608	2,698
Allowance for credit losses	232	108
Research and development	1,305	596
Amortization	—	5
Accrued expenses and other current liabilities	740	301
Stock-based compensation	273	590
Operating lease liability	119	7
Total deferred tax assets	6,277	4,305
Deferred tax liabilities
Amortization	(54)	—
Property and equipment, net (21) (15)	(13)	(21)
Operating lease right-of-use assets	(109)	(7)
Total deferred tax liabilities	(176)	(28)
Valuation allowance	(6,091)	(4,277)
Net deferred tax assets after valuation allowance	10	—

Income tax expense differs from the amount of income tax determined by applying the U.S. federal statutory income tax rate of 21% to pretax loss as a result of the following differences (in thousands):

	2024		2023
	Amount	Percentage	Amount	Percentage
Loss before income taxes	(15,352)		(6,751)
Federal tax at statutory rate	(3,224)	21%	(1,418)	21%
Foreign rate differential	20	-0.13%	38	-0.56%
State taxes, net of federal benefit	(357)	2.33%	(519)	7.69%
Permanent differences	132	-0.86%	11	-0.17%

	2024		2023
	Amount	Percentage	Amount	Percentage
Change in Fairvalue	1,282	-8.35%	122	-1.81%
Stock Based Compensation	450	-2.93%	36	-0.53%
Tax Credits	(62)	0.40%	—	—
Other	(43)	0.28%	(88)	1.30%
Change in valuation allowance	1,834	-11.94%	1,829	-27.09%
Provision for income tax	31	(0.20)	11	(0.16)

Under Internal Revenue Code Section 382 (“Section 382”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its prechange net operating loss (“NOL”) carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Generally, an ownership change occurs when certain shareholders increase their aggregated ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since becoming a “loss corporation” as defined in Section 382. Future changes in stock ownership, which may be outside the Company’s control, may trigger an ownership change. In addition, future equity offerings or acquisitions that have an equity component of the purchase price could result in an ownership change. If an ownership change has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited.

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. Management has considered all positive and negative evidence in connection with the realization of the deferred tax assets based on projected future taxable income and tax planning strategies. Based upon the level of projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will not realize the benefits of these deductible differences. Therefore, the Company continues to record a 100% valuation allowance against all deferred tax assets as of December 31, 2024 and 2023.

The valuation allowance for the year ending December 31, 2024 increased by $1,834.0 thousand.

As of December 31, 2024, the Company had federal net operating loss carryforward of approximately $11,377 thousand of which approximately $1,163 thousand will begin to expire in 2037 for federal tax purposes, and approximately $10,215 thousand in federal net operating loss carryforward can be carried forward indefinitely. While these federal NOLs do not expire, the Tax Cuts & Jobs Act of 2017 limits the amount of federal net operating loss utilized each year after December 31, 2017 to 80% of taxable income. As at December 31, 2024, the Company has state net operating loss carryforward of approximately $18,336 thousand that start expiring in 2026. In addition, the Company has foreign net operating loss carryforward of $1,596 thousand that start expiring in 2042.

The Company has identified unrecognized tax benefits and approximately $22.0 thousand and $22.0 thousand were recorded in the financial statements for the years ended December 31, 2024 and 2023. These amounts include interest and penalties and are recorded as a component of other (expense) income in the consolidated statements of operations and comprehensive loss.

Income tax returns are filed in the United States and various state jurisdictions. The Company is not currently under examination by income tax authorities in federal or state jurisdictions. Due to net operating loss carryforward, the Company’s returns remain open for all prior years.

Note 19. Commitments and Contingencies

Consulting Agreement

In December 2020, the Company entered into a consulting agreement with a certain vendor, whereby they agreed to help develop and implement sales strategies for the Company for $10.0 thousand per month as well as a commission fee as defined in the agreement.

In August 2024, the Company entered into a second agreement (the “Second Agreement”) with the same vendor mentioned above whereby the Company and vendor acknowledged an outstanding accounts payable balance of $408.9 thousand owed to the vendor for services provided. The Second Agreement stipulates that in full and final satisfaction of this balance, the Company will: (i) issue 45,000 shares of its common stock to the vendor immediately prior to and contingent upon the consummation of the Merger (see “Note 1 – Organization”), and (ii) pay $208.9 thousand in cash to the vendor within ten days after the closing of the Merger. If the Merger does not close the $408.9 thousand will be payable to the vendor in cash.

The Company evaluated the feature in the Second Agreement whereby the closing of the Merger triggers the obligation to issue 45,000 shares of the Company’s common stock (the “Conversion Feature”) to determine whether the feature should be considered a freestanding financial instrument (as defined in ASC 480-10-20) or whether it should be considered embedded. The Company determined that the Conversion Feature should be considered embedded because it did not meet the definition of a freestanding financial instrument because it was neither i) entered into separately and apart from any of the entity’s other financial instruments, nor was it ii) separately exercisable.

After determining that the Conversion Feature should be considered embedded, the Company determined that it did not require bifurcation as an embedded derivative under ASC 815-15 because it did not meet the net settlement criterion to be considered a derivative.

Subsequent to determining that derivative bifurcation for the Conversion Feature was not required, the Company evaluated its obligations to the vendor under the Second Agreement to determine whether the Second Agreement should be accounted for as an extinguishment (in accordance with ASC 470-50) of the Company’s initial obligations (those obligations prior to the Second Agreement under the initial consulting agreement) and an immediate recognition of the new obligations specified in the Second Agreement. The Company determined that the Second Agreement should be accounted for as an extinguishment because the Conversion Feature represented the addition of a substantive conversion option, as that term is used in ASC 470-50-50-10 (and as it is defined in ASC 470-20-40-7). As the Company determined that the Second Agreement should be accounted for as an extinguishment, it calculated a loss on extinguishment (in accordance with ASC 470-50-40-4) equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations on the effective date of the Second Agreement, which was determined to be $478.6 thousand, and the net carrying amount of the initial obligation was $408.9 thousand, which resulted in a loss on extinguishment of $69.7 thousand, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024. In accordance with ASC 470-20-25-13, the offset to the loss on extinguishment of $69.7 thousand was recorded as an increase to additional paid-in capital as the premium associated with the new obligations issued under the Second Agreement was determined to be substantial. The $408.9 thousand obligation incurred under the initial consulting agreement, which is described in the Second Agreement, is recorded in accounts payable in the consolidated balance sheet as of December 31, 2024. The same will be subsequently accounted for under amortized cost.

The fair value of the new obligations used to determine the loss on extinguishment was determined using a probability-weighted expected return method/scenario-based method. The significant inputs to the valuation method were an estimate of the probability of the Merger closing, an estimate of the date the Merger will close, an estimate of the fair value of the Fusemachines shares (estimate based on an income approach and market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A) to be issued upon the closing of the Merger, and an estimated discount rate. As the method for estimating the fair value of the new obligations used significant unobservable inputs, it was determined to represent a Level 3 fair value measurement.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or has been required to defend any action related to its indemnification obligations. As of December 31, 2024 and December 31, 2023, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

Litigation

The Company is not party to any material legal proceedings at this time. From time to time, the Company may become involved in various legal proceedings that arise in the ordinary course of its business.

Lease obligations

Refer to “Note 20 – Leases” for a description of the Company’s lease obligations as of December 31, 2024 and December 31, 2023.

Note 20. Leases

The Company has operating leases for office space. These leases have expected remaining lease terms ranging from less than one year to 9 years. The Company currently has five leases with an initial term of 12 months or less that are accounted for as short-term leases. The Company does not separate lease and fixed non-lease components of lease contracts. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease term only when it is reasonably certain that the Company will elect the option.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space.

In September 2023, the Company entered into a termination of its existing Hattisar lease agreement in Nepal, for which the original lease term was till November 2024. On account of the termination of the agreement, the company recognized a gain on termination of lease in Consolidated Statement of Operations and Comprehensive Loss in the year ended December 31, 2023.

There was no sublease rental income for the year ended December 31, 2024 and 2023, and the Company is not the lessor in any lease arrangement. There were no related party lease arrangements during the year ended December 31, 2024, and 2023.

The table below presents certain information related to the Company’s lease costs for the period ended (in thousands):

	For the Year Ended December 31,
	2024	2023
Operating lease expense	204	248
Short-term lease cost	122	68
Variable lease cost	17	18

Total lease cost	343	334

Lease Position

Operating lease right-of-use assets and operating lease liabilities were recorded in the consolidated balance sheets as follows (in thousands):

	As of December 31,
	2024	2023
Assets
Operating lease right-of-use assets	870	1,005
Liabilities
Current liabilities:
Operating lease liability, current	74	87
Noncurrent liabilities:
Operating lease liability	878	979

Total operating lease liability	952	1,066

The table below presents certain information related to the weighted-average remaining lease term and the weighted-average discount rate for the Company’s operating leases:

	As of December 31,
	2024	2023
Weighted average remaining lease term (in years) - operating leases	7.17	7.96
Weighted average discount rate - operating leases	9.25%	9.29%

Cash Flows

The table below presents certain information related to the cash flows for the Company’s operating leases for the period ended (in thousands):

	For the Year Ended December 31,
	2024	2023
Amortization of right-of-use assets	111	145
Change in operating lease liability	(87)	(83)
Supplemental non-cash amounts of lease liabilities arising from obtaining right-of-use assets	—	81

Future minimum lease payments required under operating leases are as follows (in thousands):

Year Ended December 31,	Future Minimum Rents
2025	159
2026	167
2027	175
2028	184
2029	193
2030 and thereafter	453

Total minimum lease payments	1,331

Less: effects of discounting	(379)

Present value of future minimum lease payments	952

Note 21. Related Parties

2015 Convertible Promissory Note

In October 2015, the Company issued a convertible promissory note to Sanjay Shrestha, a member of the Company’s board of directors, with a principal amount of $25.0 thousand, that was convertible to 38,037 shares of Series Seed-2 Convertible Preferred Stock at a conversion rate of $0.6704 per share (the “Related Party Convertible Note”). In February 2023, the Company’s board of directors formally approved the conversion of the Related Party Convertible Note and issued the shares to Sanjay Shrestha.

Related Party Convertible Notes

In October 2019 and September 2021, the Company entered into two convertible promissory note agreements (the “Related Party Convertible Notes Payable”) with a lender. As of December 31, 2024 and December 31, 2023, the lender was considered a principal owner of the Company because it held greater than 10% of voting common stock of the Company. The related party convertible notes payable were $6,524.0 thousand and $3,764.0 thousand, as of December 31, 2024 and December 31, 2023, respectively, recorded in “Related party convertible notes payable, at fair value” in the consolidated balance sheet. Refer to “Note 12 – Long-Term Debt” “Convertible Notes at Fair Value” section.

2021 Investment Agreement

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with a related party, Gyanu Maskey (“Mrs. Maskey”), an immediate family member of Sameer Maskey (“Mr. Maskey”) the Company’s CEO (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe to 433,728 shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376.4 thousand to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, the Company could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021 the Company opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. The January 2021 Related Party Investment Agreement was completed in February 2023.

BO2 Purchase Agreement

In July 2021, Fusemachines Nepal Private Limited entered into the BO2 Purchase Agreement with a related party, BO2, and Mr. Maskey. According to the terms of the BO2 Purchase Agreement, BO2 agreed to invest up to $964.2 thousand in Fusemachines Nepal Private Limited to support the development and growth of the business. (Refer to “Note 10 – Cumulative Mandatorily Redeemable Financial Instruments”). In addition, the BO2 Purchase Agreement also included terms and conditions of regulating the management and operation of Fusemachines Nepal Private Limited, their relationship with each other, certain aspects of the business and affairs of, and their dealings with, Fusemachines Nepal Private Limited and BO2’s exit from Fusemachines Nepal Private Limited. The BO2 Agreement required Fusemachines Nepal Private Limited to pay BO2 a one-time arrangement fee of 1.5% exclusive of value added tax (“VAT”) of the BO2’s total investment, and an annual monitoring fee. Fusemachines Nepal Private Limited incurred an initial arrangement fee of $13.7 thousand which was recorded as a reduction to cumulative mandatorily redeemable common and preferred stock liability in the consolidated balance sheet for the periods ended December 31, 2024, and December 31, 2023.Additionally, Fusemachines Nepal Private Limited incurred $5.2 thousand as an annual monitoring fee for the years ended December 31, 2024 and 2023.

Repurchase and Repayment of 2023 Promissory Notes

In January 2024, the Company repurchased 667,000 shares of its common stock from Mr. Maskey, at a price of $4.352 per share for a total of $2,902.7 thousand. Out of this amount, $902.7 thousand was applied towards repayment of Mr. Maskey’s 2023 Promissory Note including accrued interest and balance of the Repurchase Consideration amounting to $2,000.0 thousand that was paid in cash to Mr. Maskey (see “Note 16 – Stock-Based Compensation”).

January 2024 Related Party Pledge Agreement

In January 2024, Mr. Maskey entered into a pledge agreement (the “January 2024 Related Party Pledge Agreement”) with Consilium Extended Opportunities Fund, LP (“Consilium”). As per the terms of the January 2024 Related Party Pledge Agreement, Mr. Maskey agreed to assign a security interest to Consilium of 3,600,000 shares of common stock held by Mr. Maskey to fully secure the Company’s obligations under the January 2024 Convertible Notes (also see “Note 12 – Long-Term Debt”).

2024 Related Party Promissory Notes

During 2024, the Company entered into seven separate promissory notes with Sameer Maskey, the CEO of the Company for aggregate principal amount of $700.0 thousand (refer to “Note 12 – Long-Term Debt”).

Note 22. Employee Benefit Plans

The Company maintains a 401(k)-retirement savings plan for its U.S. employees including its named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company also maintains a government-mandated contribution plan under the social security act, 2075 (2018) act number 19 of the year 2075 (the “Social Security Act”) for certain employees in Nepal. The Company did not make any matching contributions for the years ended December 31, 2024 and 2023 for either of these plans.

Note 23. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements, and determined that there have been no events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the below items:

Amendment of the maturity date and conversion option

On January 31, 2025, the company entered into an amendment agreement of the convertible note payable to Dolma. Pursuant to the amendment agreement, the maturity date was revised to February 28, 2026.

Pursuant to the amendment agreement, it was agreed that if the Company enters into a SPAC Business Combination Agreement at any time while the Notes are outstanding, any portion of the Aggregate Notes Amount that is not redeemed or repaid in connection or prior to the closing of the SPAC Transaction will convert, without any required action by the Holder, into shares of Common Stock immediately prior to the consummation of the SPAC Transaction contemplated by the SPAC Business Combination Agreement at a conversion rate that is derived from a Company valuation of $85,000,000, on a fully-diluted basis (provided that the Notes will be deemed have converted simultaneously with all other convertible notes being converted in connection the SPAC Transaction)

Revision of PIPE investment amount

On February 4, 2025, CSLM entered into a second amendment to the original merger agreement dated January 22, 2024 to amend the definition of the “PIPE Investment amount” to mean the sum of (i) $8,840,000 and (ii) the contingent PIPE Investment amount, if any.

Waiver of covenant fees

On February 4, 2025, the company, CSLM Acquisition Corp. and CSLM merger sub inc. entered into a second amendment to the original merger agreement dated January 22, 2024. The amendment specifically deleted Section 7.3 of the original agreement, which had stipulated a delay fee in the event the Company failed to deliver the audited 2023 financial statements to the CSLM by the PCAOB audit deadline.

Under the terms of the original agreement, the Company was required to provide the audited financial statements no later than February 29, 2024, or incur delay fees as mentioned in the agreement.

The Company had covenanted to provide the audited financial statements no later than February 29, 2024, however, provided the audited financial statements to CSLM in September 2024. As a result, the Company has recorded $505.0 thousand of deferred transaction costs on the consolidated financial statement as of December 31, 2024.

Pursuant to the second amendment the delay fee provision is eliminated and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. Subsequent to the year ended December 31, 2024, the company shall record waiver which will have no impact in the subsequent consolidated statement of profit and loss as the amount of provision will be eliminated from the deferred transaction cost and from the Accounts Payable, Accrued expense and other current liabilities in the Consolidated Balance Sheets.

February 2025 Convertible note

In connection with the second amendment to the Merger Agreement, an entity provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Amendment of the maturity date

On February 4, 2025, the maturity date of January 2024 convertible note was extended to July 12, 2025 pursuant to the second amendment.

On February 12, 2025, an amendment to the seven promissory notes was entered into between the company and the CEO, Mr. Sameer Maskey. As per the original agreement, the maturity date was earlier of (1) the occurrence of an Event of Default and (2) December 31, 2024. Pursuant to the amendment agreement, the maturity date was extended to earlier of (1) the occurrence of an Event of Default and (2) December 31, 2025.

On April 4, 2025, the maturity date of April 2024 convertible note was extended to April 5, 2026 from the maturity date of April 5, 2025 pursuant to the original agreement.

Amendment of the conversion price

On February 5, 2025, the conversion price of the April 2024 Convertible Promissory Notes with principal amount of $125,000, the June 2024 Convertible Promissory Note with principal amount of $130,000 and two September 2024 Convertible Promissory Notes with principal amount of $ 100,000 each was amended to $3.15 from the original conversion price of $4.94.

Issuance of convertible promissory note

On February 24, 2025, the company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Balance Sheets

(all amounts in USD, in thousands, except number of shares and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	429	500
Accounts receivable, current, net	1,334	1,420
Unbilled revenue	133	113
Deferred transaction costs	1,572	1,865
Prepaid expenses and other current assets	167	219

Total current assets	3,635	4,117
Property and equipment, net	324	348
Intangible assets, net	191	187
Accounts receivable, net	—	4
Deferred tax asset	10	10
Operating lease right-of-use assets	849	870
Other assets	15	5

Total assets	5,024	5,541

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	7,331	6,537
Accrued expenses and other current liabilities	3,546	3,693
Deferred revenue	13	54
Convertible notes payable, at fair value, current	7,992	8,986
Convertible notes payable, current	130	255
Related party convertible notes payable, at fair value, current	5,976	—
Related party loan payable, current	700	700
Operating lease liability, current	78	74

Total current liabilities	25,766	20,299
Related party convertible notes payable, at fair value	—	6,524
Convertible notes payable	505	200
Warrant liability	971	945
Cumulative mandatorily redeemable common and preferred stock liability	1,023	1,000
Operating lease liability	858	878

Total liabilities	29,123	29,846

Commitments and contingencies (Note 16)
Stockholders’ deficit:
Convertible preferred stock ($0.00001 par value, 9,076,734 shares authorized as of March 31,2025 and December 31, 2024; 9,043,234 shares issued and outstanding as of March 31,2025 and December 31, 2024	7,865	7,865
Common stock ($0.00001 par value, 24,200,000 shares authorized as of March 31,2025 and December 31, 2024; 11,716,680 shares issued, and 11,049,680 shares and 11,039,388 outstanding as of March 31,2025 and December 31, 2024, respectively)	2	2
Treasury stock, at cost (667,000 and 667,000 as of March 31,2025 and December 31, 2024, respectively)	(2,903)	(2,903)
Additional paid in capital	5,157	4,698
Accumulated deficit	(34,470)	(34,217)
Accumulated other comprehensive income	250	250

Total stockholders’ deficit	(24,099)	(24,305)

Total liabilities and stockholders’ deficit	5,024	5,541

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss

(all amounts in USD, in thousands, except number of shares and per share data)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenue	1,954	1,918
Cost of revenue	(864)	(907)

Gross profit	1,090	1,011

Operating expenses:
Selling and marketing	308	648
General and administrative	1,933	1,970
Research and development	165	221

Total operating expenses	2,406	2,839

Loss from operations	(1,316)	(1,828)

Other (expense) income:
Interest expense	(66)	(44)
Loss on extinguishment of convertible notes payable / notes payable	(391)	(601)
Gain/(Loss) on change in fair value of convertible notes and warrant liability	1,516	(800)
Other (expense) income	4	(24)

Total other (expense)/income, net	1,063	(1,469)

Loss before income taxes	(253)	(3,297)
Provision for income tax	—	—

Net loss	(253)	(3,297)

Other comprehensive income (loss)
Change in foreign currency translation adjustment	0	2

Total comprehensive loss	(253)	(3,295)

Net loss per share - basic and diluted	(0.02)	(0.32)

Weighted-average common shares outstanding - basic and diluted	11,049,681	10,153,495

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Stockholders’ Deficit

(all amounts in USD, in thousands, except number of shares and per share data)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total Stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2024	9,043,234	$7,865	11,039,388	$2	667,000	(2,903)	$4,698	$(34,217)	$250	$(24,305)
Stock-based compensation	—	—	—	—	—	—	65	—	—	65
Net loss	—	—	—	—	—	—	—	(253)	—	(253)
Issuance of shares upon repayment and forgiveness of 2023 Promissory Notes	—	—	10,292	0	—	—	3	—	—	3
Loss from extinguishment of convertible notes payable	—	—	—	—	—	—	391	—	—	391
Foreign currency translation	—	—	—	—	—	—	—	—	0	0

Balance at March 31, 2025 (unaudited)	9,043,234	$7,865	11,049,680	$2	667,000	$(2,903)	$5,157	$(34,470)	$250	$(24,099)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2023	9,043,234	$7,865	9,220,534	$2	—	—	$2,307	$(18,834)	$193	$(8,467)
Stock-based compensation	—	—	—	—	—	—	549	—	—	549
Net loss	—	—	—	—	—	—	—	(3,297)	—	(3,297)
Common stock repurchase	—	—	(667,000)	—	667,000	(2,903)	—	—	—	(2,903)
Exercise of stock options	—	—	23,021	0	—	—	11	—	—	11
Gain on extinguishment recorded as a capital transaction	—	—	—	—	—	—	343	—	—	343
Issuance of shares upon repayment of 2023 Promissory Notes	—	—	1,820,783	0	—	—	866	—	—	866
Foreign currency translation	—	—	—	—	—	—	—	—	2	2

Balance at March 31, 2024 (unaudited)	9,043,234	$7,865	10,397,388	$2	667,000	$(2,903)	$4,076	$(22,131)	$195	$(12,896)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Cash Flows

(all amounts in USD, in thousands)

	Three months ended March 31,
	2025	2024
	(Unaudited)
Cash flows from operating activities
Net loss	(253)	(3,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	25	28
Amortization of intangible asset	20	12
Provision/(Reversal) for credit losses	79	(94)
Stock-based compensation	65	549
Amortization of right-of-use assets	21	42
Changes in fair value of Convertible Notes at Fair Value	(1,542)	355
Change in fair value of common stock warrant liability	26	445
Accretion of cumulative mandatorily redeemable common and preferred stock liability	23	15
Equity method investment obtained in exchange for services	—	(67)
Loss on extinguishment of Notes Payable		601
Loss on extinguishment of convertible notes payable	391
Unrealized Foreign exchange gain/(loss)	—	—
Changes in operating assets and liabilities:
Accounts receivable, current, net	7	(226)
Unbilled revenue	(20)	(37)
Prepaid expenses and other current assets	52	(99)
Accounts receivable, net	4	12
Other assets	(10)	—
Accounts payable	1,086	70
Operating lease liabilities	(16)	(35)
Accrued expenses and other current liabilities	(146)	264
Deferred revenue	(41)	(3)

Net cash used in operating activities	(229)	(1,463)

Cash flows from investing activities
Costs capitalized for internally developed software	(23)	(29)
Payment made to Capital Creditors	—	(20)
Purchases of property and equipment	(1)	(9)
Disposal of property and equipment	—	3

Net cash used in investing activities	(24)	(55)

Cash flows from financing activities
Proceeds from convertible notes payable	180	—
Proceeds from convertible notes payable, at fair value	—	6,500
Payments on notes payable, net of penalty and lender fees	—	(3,000)
Debt extinguishment cost paid	—	(53)
Common stock repurchase	—	(2,000)
Exercise of stock options	—	11

Net cash provided by financing activities	180	1,458

	Three months ended March 31,
	2025	2024
	(Unaudited)
Effect of exchange rate changes on cash and cash equivalents	2	0
Net change in cash and cash equivalents	(71)	(60)
Cash and cash equivalents at beginning of the period	500	265

Cash and cash equivalents at end of the period	429	205

Supplemental disclosures of cash flow information
Cash paid for interest	—	26
Cash paid for income taxes	10	5
Non-cash investing and financing activities:
Waiver of deferred transaction costs as of the end of the period	505	—
Unpaid deferred transaction costs as of the end of the period	213	183
Purchase of property and equipment through capital advances	—	38
Issuance of shares vested upon repayment and forgiveness of 2023 Promissory Notes	3	866
Settlement of non-recourse 2023 promissory note in exchange for common stock repurchase consideration	—	903
(Loss) / Gain on extinguishment of debt (Refer Note no. 9 - Long Term Debt)	(391)	343
Investment in Equity securities	—	67

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Fusemachines Inc. and Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements

Note 1. Organization

Fusemachines Inc. and its subsidiaries (“Fusemachines” or the “Company” or the “Parent”), listed under the Parent company below, is a Delaware corporation headquartered in the United States. Founded in 2013 and headquartered in New York with operations across North America, Latin America and Asia. Fusemachines, a privately-held company, is a provider of enterprise artificial intelligence (“AI”) Solutions (Products and Services). The Company accelerates its customers’ data to AI journey by offering a suite of AI services that addresses the strategic goals and vision of their enterprise. The Company operates under five legal entities and one branch (as noted below):

•	Fusemachines Inc. (Parent)

•	Fusemachines Nepal Inc. (Wholly Owned Holding Company)

•	Fusemachines Nepal Private Ltd. (Majority Owned Subsidiary)

•	Fusemachines Canada Inc (Wholly Owned Subsidiary)

•	Fusemachines India Inc. (Dormant Holding Company)

•	Fusemachines Inc. Dominican Republic (Wholly Owned Branch)

Business Oxygen Private Limited (“BO2”), a Company domiciled in Nepal holds certain redeemable common and preferred stock of Fusemachines Nepal Private Ltd. (Refer to “Note 7 – Cumulative Mandatorily Redeemable Financial Instruments”).

Merger Agreement

In January 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

•

At least one business day prior to the Closing Date, CSLM will undergo the Domestication which involves CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM will cease to exist and the newly formed Delaware corporation, Pubco, will be the surviving entity.

•

Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease to exist and Fusemachines will be the surviving company and a wholly owned subsidiary of Pubco.

The business combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”) and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer. Under the Merger Agreement, the Fusemachines equity holders that hold shares of company common stock, shares of convertible preferred stock, company stock options, or convertible notes will receive an aggregate of number of common stock equal to the quotient obtained by dividing (a) $200,000 thousand, by (b) $10.00 in exchange for all Fusemachines’ fully diluted company common stock. The Merger Agreement will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon certain conditions as specified in the articles of the merger.

In February 2025, CSLM entered into a second amendment to the Merger Agreement (the “2nd Amendment”) to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ audited financial statements.

Covenant Fees

Pursuant to the Merger Agreement, the Company was covenanted to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Merger, and that such audited financial statements had been prepared in conformity with GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company had covenanted to provide the audited financial statements no later than February 29, 2024, or incur delay fees in the amount equal to $35.0 thousand for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50.0 thousand for the second one-month delay to April 30, 2024, and thereafter $70.0 thousand for each subsequent one-month delay (pro-rated for any partial month). The Company provided the audited financial statements to CSLM in September 2024. As such, the Company has recorded $505 thousand of deferred transaction costs on the audited consolidated balance sheets as of December 31, 2024. On February 4, 2025, the company entered into a second amendment of the original agreement wherein the above-mentioned delay fee provision is deleted and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. Accordingly, the company recorded waiver in the three months ended March 31, 2025 which will have no impact in the unaudited condensed consolidated interim Statements of Operations and Comprehensive Loss as the amount of provision will be eliminated from the deferred transaction cost and from the Accounts Payable, Accrued expense and other current liabilities in the unaudited condensed consolidated interim balance sheets.

Note 2. Summary of Significant Accounting Policies

There have been no significant changes to the accounting policies during the three months period ended March 31, 2025, as compared to the significant accounting policies described in Note 2 of the Notes to Consolidated Financial Statements in the Company’s audited consolidated financial statements included in the registration statement Form S-4/A filed on April 23, 2025.

Basis of Presentation and Principles of Consolidation

The Company prepares its unaudited condensed consolidated interim financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding financial reporting. The unaudited condensed consolidated interim financial statements include the financial statements of Fusemachines Inc. and its subsidiaries. Investments in entities where we hold at least a 20% ownership interest and have the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting. All intercompany balances and transactions have been eliminated. These unaudited condensed consolidated interim financial statements are presented in United States Dollars (“USD”or $), which is the functional currency of the Parent Company.

Unaudited Interim Financial Information

In the opinion of the Company, the accompanying unaudited condensed consolidated interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in stockholders’ deficit and cash flows. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The consolidated balance sheet at

December 31, 2024, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The accompanying unaudited condensed consolidated interim financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2024, which provides a more complete discussion of the Company’s accounting policies and certain other information. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or for any future periods.

Prior Period Reclassifications

Certain amounts in prior periods have been reclassified to conform with current period presentation.

Use of Estimates

The preparation of unaudited condensed consolidated interim financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated interim financial statements, as well as revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions, including those related to the valuation of operating lease right-of-use assets, convertible notes, cumulative mandatorily redeemable common and preferred stock liability, common stock warrants, common and convertible preferred stock, current expected credit losses (“CECL”), stock-based compensation, useful lives of property and equipment and intangible assets, impairment of long-lived assets, capitalization of software development costs, equity method investments and income taxes.

The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Actual results could differ from those estimates, and such differences may be material to the unaudited condensed consolidated interim financial statements. Changes in facts and circumstances may cause the Company to revise its estimates.

Accounts Receivable and Related Allowance for Expected Credit Losses

The Company classifies its right to consideration in exchange for deliverables as an accounts receivable. A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. Accounts receivable represents amounts due from the Company’s customers for AI solutions (products and services). The Company receives payments from customers based upon agreed-upon contractual terms. The timing of revenue recognition may differ from the timing of invoicing to customers.

Account receivables are stated net of allowance for expected credit losses. Outstanding receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. The allowance for expected credit loss is based on the probability of future collection determined by applying a loss-rate method using the Company’s historical loss experience. The Company also considers reasonable and supportable current and future conditions in determining its estimated loss rates, such as external forecasts, macroeconomic trends or other factors including customer specific credit risk characteristics. The adequacy of the allowance is evaluated on a regular basis. Account balances are written off after all means of collection are exhausted and the balance is deemed uncollectible, which occurs when balances reach 365 days past due. Subsequent recoveries are credited to the allowance. Changes in the allowance are recorded as adjustments to bad debt expense in the period incurred.

Bad debt expense is included in general and administrative expenses in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Segment reporting

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the CODM to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

Fusemachines operates as one operating segment with a focus on data engineering, AI consulting, and technical services. The Company’s Chief Executive Officer (“CEO”), as the Company’s chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

The CODM considers the Company’s net income/(loss), expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these financial statements.

As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying unaudited condensed consolidated interim balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses the straight-line method of depreciation and amortization. When the carrying value of an asset is more than the sum of the undiscounted expected future cash flows, an impairment is recognized. An impairment loss is measured as the excess of the asset’s carrying amount over its fair value. Intangible assets that have finite useful lives are amortized over their estimated useful lives on a straight-line basis. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others.

The Company holds long-lived assets in two countries worldwide. The table below presents the breakdown of the Company’s long-lived assets, based on geographic region (in thousands).

	Long lived assets as of
	March 31, 2025	December 31, 2024
Nepal	$267	$286
United States	248	249
Total long-lived assets	$515	$535

Fair Value Option (“FVO”) Election

The Company entered into related party convertible notes payable, at fair value in October 2019, September 2021, and Convertible Notes payable at fair value in January 2024, (the “Convertible Notes at Fair Value”). (Refer to “Note 9 – Long-Term Debt”). As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the FVO to account for the Convertible Notes at Fair Value. In accordance with ASC 825, the Company recorded them at fair value. The FVO may be applied instrument by instrument, but it is irrevocable. Subsequent changes in fair value would be recorded as a separate line in the unaudited condensed consolidated interim statements of operations and comprehensive loss. As a result of applying the FVO, direct costs and fees related to the Convertible Notes at Fair Value were expensed as incurred. The Company concluded it was appropriate to apply the FVO to Convertible Notes at Fair Value because they are liabilities that are not, in whole or in part, classified as a component of stockholders’ equity. In addition, the Convertible Notes at Fair Value met other applicable criteria for electing the FVO under ASC 825.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. Standard contractual arrangements are governed by Master Services Agreements (“MSAs”), which set out general terms including payment, termination rights, and intellectual property ownership. Detailed scope, pricing, and performance obligations are defined in Statements of Work (“SOWs”), which are executed for each engagement or project phase. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. For professional services that are distinct and billed on a time-and-materials basis, revenue is generally recognized as the services are provided, which is reflective of the transfer of the services to the customer. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized over time.

In addition to time-and-materials arrangements, the Company also enters into milestone-based or fixed-fee contracts. For these contracts, revenue is recognized over time using input method (e.g., labor hours incurred relative to total expected hours) that faithfully depicts performance. If a contract does not meet the criteria for over-time recognition, revenue is recognized at the point in time when control transfers to the customer. During the three months ended March 31, 2025 and March 31, 2024, the revenues from milestone based or fixed fee contracts were insignificant.

Company’s AI Solutions includes product revenues primarily comprising of software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. Implementation, customization, or model tuning services if applicable, when included, are evaluated as separate performance obligations when they are distinct from the software and not highly interdependent. These services are generally satisfied over time as the work progresses. During the three month ended March 31, 2025 and March 31, 2024, the product revenues were insignificant.

For most contracts, the Company uses a Master Service Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Contract Balances

Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies these assets as unbilled revenue; the liabilities are classified as deferred revenue.

Deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of service or upon meeting the performance obligation. The Company’s deferred revenue represents contract liabilities. Generally, when billing occurs subsequent to revenue recognition, the Company reports unbilled revenue on the unaudited condensed consolidated interim balance sheets.

Stock-Based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). This standard requires all equity-based payments to employees and non-employees, including grants of employee stock options and restricted stock awards, to be recognized in the unaudited condensed consolidated interim statements of operations and comprehensive loss based on the grant date fair value of the award. The stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the award, which is generally the period from the accounting grant date to the end of the vesting period. The Company elected to account for forfeitures of awards as they occur.

Since the adoption of ASU 2018-07, Improvements to Nonemployee Stock-Based Payment Accounting, the measurement date for non-employee awards is the date of grant, and stock-based compensation costs are recognized in the same period and in the same manner as if the entity had paid cash for the goods or services. Stock-based compensation expense is classified as general and administrative, cost of revenue, selling and marketing and research and development expenses in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

The Company estimates the fair value of stock option awards granted using the Black Scholes Merton option pricing formula (the “Black-Scholes Model”). This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. The Company estimates volatility based upon the observed historical volatilities of comparable companies over a lookback period commensurate with the estimated holding period, adjusted for relative leverage using the Black-Scholes-Merton formula. Dividend yields are based on the Company’s history and expected future actions. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

Because the Company is privately held and there is no public market for its Stock, the fair value of the Company’s equity is approved by the Company’s board of directors thereof as of the date stock-based awards are granted. In estimating the fair value of its stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, any indications of value from offers to acquire the Company, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

Notes Receivable from Stockholders

From time to time the Company has entered into promissory note agreements with certain employees for the purpose of financing the early exercise of the Company’s stock options. Although the shares of common stock purchased by the employees in exchange for the promissory notes are considered legally issued, the Company does not consider them outstanding for accounting purposes. Instead, the Company treats them as restricted until the options are fully vested and the outstanding principal and accrued interest on the notes are repaid in full. Unvested shares for which the promissory notes are fully satisfied are recorded as a share repurchase liability and as shares vest are recognized to additional paid-in capital in the unaudited condensed consolidated interim balance sheets.

Advertising Cost

Advertising costs are expensed as incurred. Advertising costs were $9.29 thousand and $11.16 thousand for the three months ended March 31, 2025, and 2024, respectively, which are included in selling and marketing costs on the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Deferred Transaction Costs

The Company records deferred transaction costs, which consist of legal, accounting, and other fees related to the preparation of the Merger. (Refer to “Note 1 – Organization”). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. As of March 31, 2025 and December 31, 2024, $1,572 thousand and $1,865 thousand of deferred transaction costs, respectively, were capitalized and recorded in deferred transaction costs on the unaudited condensed consolidated interim balance sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within general and administrative expense in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Research and Development Costs

The Company accounts for research and development costs in accordance with the ASC 730, Research and Development. Under ASC 730, all research and development costs are expensed as incurred, with the exception of certain software development costs discussed above. Our research and development costs consist primarily of payroll costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and Development costs were $165 thousand and $221 thousand for the period ended March 31, 2025, and 2024, respectively, which are included in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

General and Administrative Expenses

Consists of expenses associated with general and administrative functions of the business such as the costs of salaries, stock-based compensation expense, Information Technology (“IT”) infrastructure, allowance for expected credit losses, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

Commitments and Contingencies

The Company may at times be involved in litigation in the ordinary course of business. The Company will, from time to time, when appropriate in management’s estimation, record adequate reserves in the Company’s unaudited condensed consolidated interim financial statements for pending litigation. Currently there are no pending or threatened litigation matters that management believes require accrual or disclosure.

Risks and Uncertainties

As a result of its global operations, the Company may be subject to certain inherent risks.

Concentration of Credit - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with financial institutions. The Company believes its credit policies reflect normal industry terms and business risk and there is no expectation of non-performance by the counterparties. Accounts receivables are generally dispersed across many customers operating in different industries; therefore, concentration of credit risk is limited. If any of the Company’s customers enter bankruptcy protection or otherwise take steps to alleviate their financial distress, the Company’s credit losses and write-offs of receivables could increase, which would negatively impact its results of operations.

Significant Customers and Suppliers — The concentration of credit risk with respect to accounts receivable is primarily limited to certain customers to which the Company makes substantial sales. To minimize credit risk related to accounts receivable, the Company maintains allowances for potential credit losses based on historical loss patterns as well as future expectations. As of March 31, 2025 and December 31, 2024, the Company had four customers whose accounts receivable balance accounted for at least 10% of the Company’s consolidated accounts receivables, respectively. These customers accounted for approximately 62.0% and 61.6% of the Company’s receivables at the end of the respective periods. For the three month ended March 31, 2025 and 2024, the Company had four and one customers whose revenue accounted for at least 10% of the Company’s consolidated revenue, respectively. These customers accounted for approximately 53.3% and 11.1 % of the Company’s total revenue at the end of the respective periods.

The Company pays its suppliers on normal commercial terms and does not believe that there is any significant supply risk from its suppliers. As of March 31, 2025 and December 31, 2024, the Company had three suppliers whose account payable accounted for at least 10% of the Company’s consolidated account payables, respectively. These suppliers accounted for approximately 61.2% and 61.43% of the Company’s total payables at the end of the respective periods.

Foreign currency risk - The Company’s global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, the Company incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-party and intercompany) and translation of earnings and cash flows into U.S. dollars.

Interest rate risk - The Company is exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from variable rates related to cash, short-term investments, and the Company’s borrowings. The Company does not believe it is exposed to material direct risks associated with changes in interest rates related to these deposits, investments and borrowings.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related party also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party control or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Going Concern

The Company’s unaudited condensed consolidated interim financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2025, the Company had cash of approximately $429.3 thousand. For the three month ended March 31, 2025, the Company used approximately $229.0 thousand in cash for operating activities. Historically, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of March 31, 2025, the Company had an accumulated deficit of approximately $34,470.3 thousand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these unaudited condensed consolidated interim financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include obtaining future debt and equity financings associated with the close of the Business Combination (also see “Note 1 – Organization”). If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favourable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

As of the date on which these unaudited condensed consolidated interim financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Investment in Equity Securities

The Company’s equity investment comprises of investments in equity securities of private companies. These equity investments are accounted for under the equity method, and initially recorded at estimated fair value, less any impairment. The Company’s share of gains and losses if any from these equity method investments are included in the unaudited condensed consolidated interim statements of operations and comprehensive loss, net of income tax provision. Equity investments are reviewed regularly to determine whether there is a decline in estimated fair value below the carrying amount. If there is a decline that is other-than-temporary, the investment is written down to estimated fair value. When evaluating the equity investment for impairment, the Company performs a qualitative and quantitative assessment to evaluate whether a decline in estimated fair value below the carrying amount is other-than- temporary. The qualitative assessment includes a review of macroeconomic conditions, industry and market considerations, the investee’s recent operating results and trends, recent acquisitions and sales of the investee securities, and other publicly available data, among other factors. If the Company determines that the decline is other-than-temporary, the Company records an impairment loss to write the equity investment to the estimated fair value.

Treasury Stock

The Company records treasury stock activities under the cost method whereby the cost of the acquired stock is recorded as treasury stock. The Company’s accounting policy upon the formal retirement of treasury stock is to deduct the par value from the Company’s common stock and to reflect any excess cost over par value as a reduction to additional paid-in capital (to the extent created by previous issuances of the shares) and then retained earnings.

Net Loss per Share

The Company applies the two-class method to compute basic and diluted net loss per share attributable to common shareholders, when shares meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. The Company reported a net loss attributable to common shareholders for the three month ended March 31, 2025 and 2024.

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted average number of shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the potential exercise of warrants or options, and the potential conversion of preferred stock or convertible notes, into common stock, under the if-converted method. Due to the net losses for the period ended three month ended March 31, 2025 and 2024, basic and dilutive net loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive

Emerging Growth Company (EGC)

The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s unaudited condensed consolidated interim financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates.

The Company is in the process of merging with a publicly traded Special Purpose Acquisition Company (a “SPAC”), which will be accounted for as a reverse recapitalization (the “Transaction”) in accordance with GAAP. (Refer to “Note 1 – Organization”) for more information regarding the Transaction. If the Transaction were to be consummated, the surviving company will remain an emerging growth company until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering, (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700,000.0 thousand as of the prior June 30th or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Recent Accounting Pronouncements

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. In December 2023, the FASB issued this ASU to update income tax disclosure requirements, primarily related to the income tax rate reconciliation and income taxes paid information. This update is effective on a prospective basis for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its unaudited condensed consolidated interim financial statements.

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The guidance does not affect recognition or measurement in our unaudited condensed consolidated interim financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments. This guidance is required to be adopted by us in 2027. We are currently evaluating the impact this guidance will have on our unaudited condensed consolidated interim financial statements.

The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its unaudited condensed consolidated interim financial statements.

Note 3. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities, and observable inputs other than quoted prices such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting management’s view about the assumptions that market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Financial Instruments Not Recorded at Fair Value

The carrying values of the Company’s accounts receivable, unbilled revenue, prepaid expenses and other current assets, other assets, accounts payable, deferred transaction costs, accrued expenses and other current liabilities and cumulative mandatorily redeemable common and preferred stock liability approximate their fair values based on the instruments’ relative short-term nature.

As of March 31, 2025 and December 31, 2024, the estimated fair values of our convertible notes payable, current and related party loan payable, current approximated their carrying values due to their relatively short maturities.

Financial Instruments Recorded at Fair Value

The following tables present the Company’s fair value hierarchy for its financial liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value (in thousands):

	Fair Value Measurements at March 31, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	$—	$—	$5,976	$5,976
Convertible Notes payable at Fair Value	—	—	7,992	7,992
Warrant liability	—	—	971	971

	$—	$—	$14,939	$14,939

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	$—	$—	$6,524	$6,524
Convertible Notes payable at Fair Value	—	—	8,986	8,986
Warrant liability	—	—	945	945

	$—	$—	$16,455	$16,455

The following table shows the change in the fair value of the warrant liability (in thousands):

Amount
Balance as of December 31, 2023	$430
Issuance of common stock warrants	—
Change in fair value of warrant liabilities	445

Balance as of March 31, 2024	$875

Amount
Balance as of December 31, 2024	$945
Change in fair value of warrant liabilities	$26

Balance as of March 31, 2025	$971

The following table shows the change in the fair value of the Convertible Notes at Fair Value (in thousands):

	2019 Convertible Note	2021 Convertible Note	January 2024 Convertible Notes	Total Convertible Notes at Fair Value
Balance as of December 31, 2023	$3,179	$585	$—	$3,764
Issuance of Convertible Notes at Fair Value	—	—	$6500	$6500
Gain on extinguishment of debt recorded as a capital transaction	(291)	(52)	—	$(343)
Change in fair value of Related Party note and Convertible Notes at Fair Value	154	28	173	$355

Balance as of March 31, 2024	$3,042	$561	$6,673	$10,276

	2019 Convertible Note	2021 Convertible Note	January 2024 Convertible Notes	Total Convertible Notes at Fair Value
Balance as of December 31, 2024	$5,529	$995	$8,986	$15,510
Issuance of Convertible Notes at Fair Value	—	—	—	—
Change in fair value of Related party note and Convertible Notes at Fair Value	(480)	(68)	(994)	(1,542)

Balance as of March 31, 2025	$5,049	$927	$7,992	$13,968

Common Stock Warrant Liability

The Company estimates the fair value of the common stock warrant liability (refer to “Note 9 – Long-term Debt”) using an option pricing model and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for fair value of the underlying common stock expected volatility, expected life, dividends, and risk-free interest rate.

The warrant liability is classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar. The warrant liabilities are measured using a Black-Scholes Model. The fair value of the warrant liability as of March 31, 2025 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.1%, a stock price of $7.62, a term of 8.40 years, and annualized volatility of 62.5%.The fair value of the warrant liability as of December 31, 2024 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.5%, a stock price of $7.48, a term of 8.65 years, and annualized volatility of 65.0%.

Related Party Note payable at Fair Value and Convertible Notes at Fair Value

The Company accounts for certain long-term debt (also refer to “Note – 9 – Long-term Debt”) under the fair value option. At the issuance date of the Convertible Notes at Fair Value, the Company determined that the fair value approximated the principal amount. Subsequent measurement of fair value of the Convertible Notes at Fair Value as of March 31, 2025, and December 31, 2024 was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a scenario-based analysis to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the Convertible Notes at Fair Value. The most significant estimates and assumptions used as inputs are those concerning timing, probability of possible scenarios for conversion or settlement of the Convertible Notes at Fair Value. The Convertible Notes at Fair Value are classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar.

The following tables set forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of March 31, 2025:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	5/31/2025	75%	56%
Maturity	2/28/2026	10%	56%
Default Feature	N/A	15%	56%

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	5/31/2025	75%	48%
Maturity	7/12/2025	10%	48%
Default Feature	7/12/2025	15%	48%

The following table sets forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2024:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	54%
Maturity	2/28/2026	10%	54%
Default Feature	N/A	15%	54%

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	45%
Maturity	7/12/2025	10%	45%
Default Feature	7/12/2025	15%	45%

As of March 31, 2025 and December 31, 2024, there were no transfers between Level 1, Level 2 and Level 3.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when an impairment is recognized. These assets include property and equipment and amortizable intangible assets.

Note 4. Accounts Receivable, net

Accounts receivable, net consisted of the following (in thousands):

	March 31, 2025	December 31 2024
Accounts receivable, current	$1,754	$2,008
Accounts receivable	—	4

Total accounts receivable	$1,754	$2,012
Less: Allowance for credit losses	$(420)	$(588)

Total accounts receivable, net	$1,334	$1,424

In some contracts with customers, the Company agreed to instalment payments exceeding 12 months. The present value of these contracts is recorded as a receivable as the revenue is recognized in accordance with GAAP, and profit is recognized to the extent the present value is in excess of cost. The present value of long-term receivables is Nil, and the face value is Nil as of March 31, 2025. The present value of long-term receivables was $4 thousand, and the face value was $5 thousand as of December 31, 2024.

The following table sets forth the activity in the Company’s allowance for credit losses (in thousands):

	March 31, 2025	December 31 2024
Beginning balance	$588	$368
Provision for credit losses	79	540
Write-offs	(247)	(320)

Ending balance	$420	$588

Unbilled revenue for the period ended March 31, 2025 were $133.0 thousand and $113.0 thousand for the year ended December 31, 2024.

Note 5. Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	March 31, 2025	December 31, 2024
Computers and other hardware	$505	$504
Office, furniture, and equipment	$167	$167
Leasehold improvements	$94	$94
Vehicles and other fixed assets (excluding computers)	$35	$35

	$801	$800
Less: accumulated depreciation	$(477)	$(452)

Total property and equipment, net	$324	$348

The Company recognized depreciation expense related to property and equipment in the unaudited condensed consolidated interim statements of operations and comprehensive loss of $25.0 thousand and $28.0 thousand during the period ended March 31, 2025 and 2024, respectively.

Note 6. Intangible Assets, net

Intangible assets subject to amortization consisted of the following (in thousands):

	March 31, 2024	December 31, 2024
Internally developed capitalized software	$298	$274
Less: accumulated amortization	(107)	(87)

Total intangible assets, net	$191	$187

The Company recognized amortization expense related to capitalized software in the unaudited condensed consolidated interim statements of operations and comprehensive loss of $20.1 thousand and $12.0 thousand during the three month ended March 31, 2025, and 2024, respectively.

Note 7. Cumulative Mandatorily Redeemable Financial Instruments

In July 2021, Fusemachines Nepal Private Ltd entered into a Share Purchase Agreement between Fusemachines Nepal Inc., and BO2 (the “BO2 Purchase Agreement”) in which BO2 agreed to invest $964.2 thousand in Fusemachines Nepal Private Ltd. Fusemachines Nepal Private Ltd issued 39,750 Ordinary Shares with a par value of 100 Nepalese rupees and also issued 1,110,250 cumulative and compulsory redeemable Preference Shares with a par value of 100 Nepalese rupees. The Preference Shares contain an annual coupon rate of 10% with the option to convert the Preference Shares into Ordinary Shares. The Preference Shares and Ordinary Shares are mandatorily redeemable five years from the date of issuance at a redemption price equal to 200% of the purchase price. Any dividends paid on these shares will reduce the ultimate redemption price. Management determined that these shares represent mandatorily redeemable financial instruments under ASC 480 and thus are liability-classified. These liabilities are recorded in cumulative mandatorily redeemable common and preferred stock liability within the unaudited condensed consolidated Interim balance sheets, and accretions to the redemption value are recorded within interest expense in the unaudited condensed consolidated statements of operations and comprehensive loss. The effective interest rate is 13.7%, the accrued dividend was $258.6 thousand and $238.3 thousand at March 31, 2025 and December 31, 2024, respectively, and is recorded in accrued expenses and other current liabilities in the unaudited condensed consolidated interim balance sheets, and the issuance cost incurred was $13.7 thousand.

The outstanding balance of the Cumulative Mandatorily Redeemable Financial instruments were $1,023 thousand and $1,000 thousand for the period ended March 31, 2025 and December 31, 2024 respectively.

The following summarizes the key terms and provisions of the Preference Shares and Ordinary Shares:

Preference Shares

Rights and privileges – Preference Shares will be paid dividends before the Ordinary Shares. Preference shareholders will receive a 10% percent annual dividend on Preference Shares. Apart from this, Preference Shares will not receive any kind of dividend or profit. If the Company fails to make a profit in any year or if the Company decides not to distribute dividends, then the dividends to be received by the Preference Shares will be cumulated and those amounts must be returned to the preference shareholders in a lump sum in the year when the dividends are distributed or when the Company withdraws the Preference Shares. Preference Shares will be given priority when the amount of shares is returned in case of liquidation of the Company. Preference Shares will not have voting rights in the general meeting of the Company. The preference share amount is redeemable after a certain period.

Redemption – In terms of return, no Preference Share can be redeemed until the price of the issued Preference Share is fully paid. The amount of Preference Shares cannot be returned from any amount other than the amount of profit that can be distributed as dividends or the amount received from the new shares issued by the Company for the purpose of returning the shares. The rate per share for redeeming Preference Shares shall be as per share purchase and sale agreement or shareholder agreement and shall be redeemed at the same rate. In case any Preference Shares issued for return are to be returned along with the premium, a separate fund of appropriate amount shall be arranged from the Company’s profit or the Company’s share premium account for that purpose. In this way, except in the case where the amount of the Preference Shares is returned from the amount received by issuing new shares, in accordance with the law, when the amount of the Preference Shares is returned, an amount equal to the face value of the returned shares from the amount that can be received to distribute dividends from the Company’s profits shall be deposited in a separate account. Any preference share returned in accordance with this regulation shall be deemed to have been automatically forfeited after the completion of the return process. If the Company redeems or proposes to redeem any Preference Shares, it may issue new shares equal to the face value of the shares so redeemed or to be redeemed.

Ordinary Shares

Rights and privileges – The shareholders of this category will have voting rights and other rights according to the prevailing law.

Redemption – The Ordinary Shares will be redeemed if the Company fails to withdraw the Preference Shares issued by the Company to be redeemed. If the Preference Shares have to be converted into ordinary shares, it shall be done according to the decision of the general meeting of the Company. Additional provisions related to Preference Shares shall be in accordance with the shareholders’ agreement between them.

Note 8. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of March 31, 2025	December 2024
Wages and consultant costs payable	$2,826	$2,525
Covenant fees	—	435
Dividends payable (Note 7)	259	238
Legal expenses	—	141
Deposit liability for early exercised options	—	3
Accrued expenses	461	351

Total accrued expenses and other current liabilities	$3,546	$3,693

Note 9. Long-Term Debt

Long-term debt consists of the following (in thousands):

	March 31, 2025			December 31, 2024
	Current	Noncurrent	Total	Current	Noncurrent	Total
2024 Convertible Notes	$130	$325	$455	$255	$200	455
2024 Convertible Notes at fair value	7,992	—	7,992	8,986	—	8,986
Related party convertible notes payable at fair value	5,976	—	5,976	—	6,524	6,524
Related party loan payable	700	—	700	700	—	700
February 2025 Convertible Notes	—	180	180	—	—	—

Total	$14,798	$505	$15,303	$9,941	$6,724	$16,665

Convertible Notes at Fair Value

Related party convertible notes payable at fair value

In October 2019, the Company entered into a convertible promissory note agreement (the “2019 Convertible Note Agreement”) with a lender and issued a convertible promissory note for the principal amount of $2,000.0 thousand (the “2019 Convertible Note”). The 2019 Convertible Note bears interest at a rate of 10% per annum, compounded quarterly. The 2019 Convertible Note matured in September 2022.

In September 2021, the Company entered into a second convertible promissory note agreement (the “2021 Convertible Note Agreement”) (the 2019 Convertible Note Agreement and the 2021 Convertible Note Agreement collectively referred to as the “2019 and 2021 Convertible Notes Agreements”) with the same lender and issued a convertible promissory note for the principal amount of $450.0 thousand (the “2021 Convertible

Note”) (the 2019 Convertible Note and the 2021 Convertible Note collectively, the “2019 and 2021 Convertible Notes”). The 2021 Convertible Note was issued with the same terms as the 2019 Convertible Note, except with a maturity date of October 2022.

Effective December 2022, the 2019 and 2021 Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date for the 2019 and 2021 Convertible Notes to December 2023, increase the interest rate to 15% for the period from December 2022 through December 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7,500.0 thousand (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $386.4 thousand due no later than March 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $386.4 thousand.

In December 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of the 2019 and 2021 Convertible Notes to January 2024.

In January 2024, the 2023 Amended Convertible Notes Agreements were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case the Company completes the merger (see “SPAC PIPE financing” below) (also see “Note 1 – Organization”), an additional table depicting principal and interest on the 2019 and 2021 Convertible Notes to be redeemed in connection with the merger, and additional definitions related to the merger.

The 2021, 2022 and 2023 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment was deemed as capital transaction as per ASC 470-50-40-2 and is accounted for as an extinguishment of debt, with a gain on extinguishment of debt of $343.0 thousand recorded in additional paid in capital in the unaudited condensed consolidated interim balance sheet as of the three month ended March 31, 2024, with any change in subsequent fair value incorporated into future valuations and any amendment fees or third-party costs to be expensed at the time of the amendment, and the amended terms to be incorporated into the valuations at each subsequent balance sheet date.

On January 31, 2025, the company entered into an amendment agreement of the convertible note payable to Dolma. Pursuant to the amendment agreement, the maturity date was revised to February 28, 2026. Further, it was agreed that if the Company enters into a SPAC Business Combination Agreement at any time while the Notes are outstanding, any portion of the Aggregate Notes Amount that is not redeemed or repaid in connection or prior to the closing of the SPAC Transaction will convert, without any required action by the Holder, into shares of Common Stock immediately prior to the consummation of the SPAC Transaction contemplated by the SPAC Business Combination Agreement at a conversion rate that is derived from a Company valuation of $85,000,000, on a fully-diluted basis (provided that the Notes will be deemed have converted simultaneously with all other convertible notes being converted in connection the SPAC Transaction).

The Company evaluated the above amendment agreement entered on January 31, 2025, under the guidance in ASC 470-50 Debt—Modifications and Extinguishments, and it was determined terms of the amendment were not substantially different than the terms of the convertible notes prior to the Amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

The 2019 and 2021 Convertible Notes, contain the following conversion features:

Conversion upon next equity financing – The conversion balance will be automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing. The number of

Convertible Preferred Stock to be issued upon the conversion will be equal to the quotient of the outstanding principal and, if so elected by the Company, any accrued and unpaid interest on the date of the conversion, divided by the conversion price calculated as the product of (a) 100% minus the discount rate, times (b) the price paid per share for equity securities by the investor in the Next Equity Financing. The aggregate liquidation preference of the Convertible Preferred Stock issued upon conversion shall be equal to the aggregate conversion balance.

Maturity – If the Next Equity Financing or a corporate transaction (as defined below) has not occurred on or before the Maturity Date, and if the outstanding balance is not repaid by the Company in full on the Maturity Date, then the conversion balance shall automatically be converted into (i) the conversion balance on the Maturity Date, divided by (ii) $2.235 price per share.

Corporate transaction – In the event of a (i) closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold at least a majority of the outstanding voting stock of the Company (or the surviving or acquiring entity) (the “Corporate Transaction”), or (iv) a liquidation, dissolution or winding up of the Company prior to full payment of either of the Convertible Notes or prior to the time when either of the Convertible Notes are converted as provided in a Next Equity Financing or a Maturity Conversion, then the conversion balance shall automatically be converted into that number of conversion shares immediately prior to the closing of such Corporate Transaction obtained by dividing the conversion balance by 75% of the price per share of the corporate transaction.

SPAC PIPE Financing – Aggregate redemption amount of the 2019 and 2021 Convertible Notes will be redeemed in connection with the consummation of a SPAC transaction to be issued by the SPAC (a “SPAC PIPE Financing”). The aggregate redemption amount ranges from $300.0 thousand to $4,000.0 thousand and the corresponding SPAC PIPE Financing amount ranges from $15,000.0 thousand to $40,000.0 thousand.

If the Company enters into a SPAC business combination agreement at any time while the 2019 and 2021 Convertible Notes are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of the Company’s common stock at a conversion valuation of $115,000.0 thousand, on a fully-diluted basis.

The Company qualified for and elected to account for the 2019 and 2021 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the 2019 and 2021 Convertible Notes. As a result, the 2019 and 2021 Convertible Notes were recorded at fair value upon issuance.

The Company recorded a gain of $548.0 thousand and a charge $182.0 thousand related to changes in fair value for both the 2019 Convertible Note and 2021 Convertible Note, which is recorded as Gain/(loss) on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the three month ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, and December 31, 2023, the lender of the 2024 Convertible Notes was considered a principal owner of the Company, because it held greater than 10% of voting common stock of the Company (also see “Note 18 – Related Parties).

2024 Convertible Notes at fair value

In January 2024, the Company entered into two convertible promissory note agreements (the “January 2024 Convertible Notes Agreements”) with a lender for the principal amounts of $2,000.0 thousand (“January 2024 Convertible Note A”) and $4,500.0 thousand (“January 2024 Convertible Note B”), respectively, that each bear interest at a rate of 4.863% per annum, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

The January 2024 Convertible Notes contain the following conversion features:

Optional conversion upon a qualifying financing – Before the maturity date in January 2025, if the company plans to go through a significant funding round of the issuance of preferred stock resulting in gross proceeds of at least $5,000.0 thousand (the “January 2024 Notes Qualifying Financing”), it will let the holder know at least 10 days before this funding round is set to happen. The holder then has the option to turn any outstanding obligations from the January 2024 Convertible Notes into shares of preferred stock when the funding round closes, based on all of the outstanding obligations under the January 2024 Convertible Notes (the “Conversion Amount”), divided by a specific price calculated as the lower of two figures: (i) either the maximum share price (the share price cap as discussed below) or (ii) 80% of the price at which other investors are buying the preferred stock in the funding round (the “Conversion Price”). However, if this funding round also counts as a company sell-off or shutdown the holder can choose the optional conversion upon a liquidation event (as described in the “optional conversion upon a liquidation event” section below).

Automatic conversion into common stock – If the company completes the plan of merger as per the Merger Agreement (as defined in “Note 1 – Organization) before the January 2024 Convertible Notes maturity date in January 2025, the Company must notify the lender at least 5 days before the merger is finalized. Immediately preceding the merger, any outstanding amounts the Company owes under the January 2024 Convertible Notes will automatically turn into shares of the Company’s common stock. The number of shares converted is based on the Conversion Amount, divided by the Conversion Price, which will be capped at a maximum value (the share price cap as discussed below).

Optional conversion into preferred stock or common stock – After the maturity date of this note in January 2025, the holder can choose to turn the Conversion Amount into shares. There are two scenarios: (i) if converted in conjunction with the January 2024 Convertible Notes Qualifying Financing after the maturity date of January 2025, the conversion will be to preferred stock. The number of shares will be the Conversion Amount divided by the Conversion Price, or (ii) if converted at any other time that is not tied to a Qualifying Financing after the maturity date of January 2025, the conversion will be to common stock. The number of shares will be based on the Conversion Amount, divided by the maximum share price (the share price cap as discussed below).

Optional conversion upon a liquidation event – Before the maturity date in January 2025, or before the January 2024 Convertible Notes convert into shares according to the optional conversion upon a qualifying financing, automatic conversion into common stock, or optional conversion into preferred or common stock as discussed above, if the Company plans to sell off its assets or dissolve (when not part of a merger, a “Liquidation Event”), the holder can: (i) choose to convert any Conversion Amount into common stock immediately prior to the Liquidation Event. The number of shares to be calculated as the Conversion Amount, divided by a set price per share (the share price cap as discussed below), or (ii) alternatively, choose to be paid in cash, which would be the Conversion Amount, payable prior to the Liquidation Event. The Company must notify the holder at least 10 days before the Liquidation Event is expected to occur.

Liquidation Preference Upon Conversion – If the January 2024 Convertible Notes convert in the January 2024 Notes Qualifying Financing, they will be converted into preferred stock such that the liquidation preference shall equal the Conversion Price.

January 2024 Convertible Note A specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding to be paid immediately. The proceeds received under the January 2024 Convertible Note A are to be used to repurchase 667,000 shares of common stock held by Sameer Maskey, CEO of the Company. The share price cap is $3.00 per share.

January 2024 Convertible Note B specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding be paid immediately, including a termination fee of $1,000.0 thousand as defined in the January 2024 Notes Agreement). The proceeds received under the January 2024 Convertible Note B are to be used to repay third-party debt of the Company and for working capital purposes. The share price cap is $5.798.

The January 2024 Convertible Notes will default if the Merger Agreement (as defined in “Note 1 – Organization”) is terminated and also has other customary events of default. The January 2024 Convertible Notes are fully secured by 3,600,000 shares of common stock held by Sameer Maskey, the CEO of the Company (refer to “Note 18 – Related Parties”).

The Company qualified for and elected to account for the January 2024 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the January 2024 Convertible Notes. As a result, the January 2024 Convertible Notes were recorded at fair value upon issuance.

On February 4, 2025, the maturity date of January 2024 convertible note was extended to July 12, 2025 pursuant to the second amendment.

The Company evaluated the above amendment agreement entered on February 4, 2025, under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined terms of the amendment were not substantially different than the terms of the convertible notes prior to the Amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

The Company recorded a gain of $994.0 thousand and a charge of $173.0 thousand related to changes in fair value for the January 2024 Convertible Notes, which is recorded as Gain/(loss) on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the three months ended March 31, 2025 and March 31, 2024 respectively.

2023 Notes Payable

In August 2023, the Company entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to the Company loans in an aggregate principal amount of up to $4,000.0 thousand in three separate tranches. In that month, the Company withdrew $3,000.0 thousand (the “First Tranche”). The Company additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $500.0 thousand in or before March 2024 (the “Second Tranche”) and a third tranche of $500.0 thousand in or before June 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity. The effective interest rate was 23%. The 2023 Notes were secured by substantially all of the Company’s assets.

In January 2024, the Company repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3,000.0 thousand along with an additional payment of $78.5 thousand for interest, prepayment fees, and lender fees. The Company recorded a loss of $601.1 thousand on extinguishment of debt, in the unaudited condensed consolidated interim statements of operations and comprehensive loss for the three months ended March 31, 2024.

Common Stock Warrants—In connection with the 2023 Notes Agreement, the Company issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. The Company determined that the Common Stock Warrants are freestanding financial instruments and were determined to be within the scope of ASC 480-10, and accordingly, are liability classified. As of three month ended March 31, 2025 and December 31, 2024, the fair value and carrying amount of the Common Stock Warrant Liability was $971.0 thousand and $945.0 thousand, respectively (refer to “Note 3 - Fair Value Measurements”).

The Company recorded a charge of $26.0 thousand and $445.0 thousand related to changes in fair value, which is recorded as loss on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the three month ended March 31, 2025 and 2024, respectively.

April 2024 Convertible Note

In April 2024, the Company entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $125.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025.

On April 4, 2025, the maturity date of April 2024 convertible note was extended to April 5, 2026 from the maturity date of April 5, 2025 pursuant to the original agreement.

Automatic conversion into common stock – If on or before the maturity date in April 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the April 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the April 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the April 2024 Convertible Note to common stock, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the April 2024 Convertible Note Agreement and discussed below), the April 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The April 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the April 2024 Convertible Note will be used for working capital purposes.

On February 5, 2025, the conversion price of the April 2024 Convertible Promissory Notes with principal amount of $125,000 was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of April 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $113.0 thousand this note will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the three months ended March 31, 2025.

The April 2024 Convertible Notes were once again amended in April 2025 and basis the amendment the maturity date was revised from April 5, 2025, to April 5, 2026 pursuant to the second amendment. Accordingly, April 2024 Convertible Notes have been reclassified non-current liability in unaudited condensed consolidated interim balance sheet as at March 31,2025. The amended terms are disclosed as a part of Note on Subsequent Events (Refer Note no. 19 Subsequent Events).

June 2024 Convertible Note

In June 2024, the Company entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $130.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025.

Automatic conversion into common stock – If on or before the maturity date in June 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the June 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the June 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the June 2024 Convertible Note Agreement and discussed below), the June 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The June 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the June 2024 Convertible Note will be used for working capital purposes.

On February 5, 2025, the conversion price of the June 2024 Convertible Promissory Note with principal amount of $130,000 was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of June 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $114.0 thousand this note will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the three months ended March 31, 2025.

September 2024 Convertible Notes

In September 2024, the Company entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $100.0 thousand (the “September 2024 Convertible Notes”). The September 2024 Convertible Notes bear interest at a rate of 4.71% per annum. The 2024 September Convertible Notes mature in September 2026.

Automatic conversion into common stock – If on or before the maturity date in September 2026, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the September 2024 Convertible Notes five days prior to the merger.

Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the September 2024 Convertible Notes to common stock, the Company shall issue the holders each a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the September 2024 Convertible Notes Agreements and discussed below), the September 2024 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The September 2024 Convertible Notes have customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the September 2024 Convertible Notes will be used for working capital purposes.

On February 5, 2025, the conversion price of the two September 2024 Convertible Promissory Notes with principal amount of $ 100,000 each was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of September 2024 Convertible Notes offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of these notes offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $164.0 thousand these notes will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of Operations and Comprehensive Loss for the three months ended March 31, 2025.

February 2025 Convertible Notes

On February 24, 2025, the company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

Automatic conversion into common stock – If on or before the maturity date in February 2028, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the February 2025 Convertible Notes five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the amount outstanding divided by $3.15.

Subordination – Upon the occurrence of any event of default (as described in the February 2025 Convertible Notes Agreements and discussed below), the February 2025 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The February 2025 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the April 2024 Convertible Note will be used for working capital purposes.

Related Party loan payable

During the previous year ended December 31, 2024, the Company entered into seven separate promissory notes with Mr. Maskey for an aggregate principal amount of $700.0 thousand (the “2024 Related Party Promissory Notes”). The 2024 Related Party Promissory Notes bear interest at a rate of 4.71% per annum and mature in December 2025. Upon an event of default, the 2024 Related Party Promissory Notes shall become junior and subordinate to the January 2024 Convertible Notes (also see “Note 19 - Related Parties”), and any amounts owed will bear interest at 10% per annum until the obligations are satisfied in full. The 2024 Related Party Promissory Notes have customary events of default. As of March 31, 2025, the balance of the 2024 Related Party Promissory notes of $700.0 thousand, is included in related party loan payable - current in the unaudited condensed consolidated interim balance sheets and is being accounted for at amortized cost.

On February 12, 2025, an amendment to the seven promissory notes was entered into between the company and the CEO, Mr. Sameer Maskey. As per the original agreement, the maturity date was earlier of (1) the occurrence of an Event of Default and (2) December 31, 2024. Pursuant to the amendment agreement, the maturity date was extended to earlier of (1) the occurrence of an Event of Default and (2) December 31, 2025.

The Company evaluated the amendment in maturity date under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined that there was no gain/loss to be recorded in the unaudited condensed consolidated statements of operations and comprehensive loss, for the three months ended March 31, 2025.

Others- February 2025 Convertible Notes

In connection with the second amendment to the Merger Agreement, Consilium Frontier Equity Fund, LP provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Pursuant to the terms of the Note and related Escrow Agreement, the proceeds are required to be deposited into an escrow account and will be released to the Company only upon the consummation of the Business Combination. As of March 31, 2025, no funds had been deposited into escrow and the closing conditions had not been met. If the Merger Agreement is terminated, the proceeds will be returned to the holder. Subsequent to year end, funds have been deposited into escrow, refer Note 19 - Subsequent Events.

Further, per Section 4.2 of the Escrow Agreement “Upon the Closing, the Company, Investor and Fusemachines shall jointly deliver a Joint Release Notice to the Escrow Agent directing the Escrow Agent to disburse to the Pubco all of the Funds in the Escrow Account.” Accordingly, the escrowed funds are not freely available to the Pubco prior to joint instruction by the Investor, Fusemachines, and the Company.

As the funds had not been received in escrow as of March 31, 2025 and the release of proceeds is contingent upon the occurrence of the Business Combination, an event not wholly within the control of the Company, the same has not been recognized in the financial statements as of March 31, 2025.

Note 10 - Convertible Preferred Stock

Effective February 2023, the Company amended the Third Amended and Restated Certificate of Incorporation of Fusemachines Inc. (the “Restated Certificate”) to increase the number of shares of series seed preferred stock (“Convertible Preferred Stock”) that the Company is authorized to issue from 9,038,725 to 9,076,734 (including 5,441 authorized shares of preferred stock not assigned to a particular series) and increase the authorized shares of series seed-2 preferred stock (“Series Seed-2 Convertible Preferred Stock”).

The authorized, issued and outstanding shares of the Convertible Preferred Stock, liquidation preferences and carrying values as of March 31, 2025 and December 31, 2024 were as follows (in thousands, except share numbers):

	As of March 31, 2025 and December 31, 2024
Series	Authorized Shares	Issued and Outstanding Shares	Liquidation Preferences	Carrying Value
Seed-1	2,018,725	2,013,724	$1,350	$1,323
Seed-2	1,402,568	1,402,606	$940	940
Seed-3	2,700,000	2,681,851	$2,515	2,515
Seed-4	2,950,000	2,945,053	$3,100	3,087

Total	9,071,293	9,043,234		$7,865

Rights, preferences and privileges of the Convertible Preferred Stock

The rights, preferences and privileges of the Convertible Preferred Stock were as follows:

Dividends. The Company may not pay dividends on other classes or series of stock (excluding dividends in common stock) before unless the holders of the Company’s Convertible Preferred Stock receive, at the same time or before, a dividend on each of their shares. Upon the declaration of a dividend for another class or series of stock (excluding common stock), the holders of the Convertible Preferred Stock are entitled to receive dividends based on the equivalent amount if the other stocks were converted into common stock, times the number of common stock shares that each Convertible Preferred Stock share could be converted into (as adjusted for stock splits, combinations and reorganizations). No dividends have been declared to date.

Conversion. The series seed preferred stock is convertible, at the option of the holder, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the series seed original issue price by the series seed conversion price in effect at the time of conversion.

Voting rights. The holders of Convertible Preferred Stock are entitled to that number of votes on all matters presented to stockholders equal to the number of shares of common stock then issuable upon conversion of such preferred stock. The holders of Convertible Preferred Stock are entitled to elect one director of the Company.

Liquidation. In the event of any sale of substantially all of the assets, a merger, or liquidation, dissolution or winding up of the Company, the holders of series seed-4 Convertible Preferred Stock then outstanding will be entitled to receive, in preference to the holders of all other series of Convertible Preferred Stock and common stock, an amount equal to or greater than (a) $1.0553 per share (as adjusted for stock splits, combinations, and reorganizations) plus declared and unpaid dividends, if any, or (b) such amount per share as would have been payable had all shares of series seed-4 Convertible Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event. Given that deemed liquidation event is within the control of the common stockholders, the Convertible Preferred Stock is recognized as permanent equity within the unaudited condensed consolidated interim statements of stockholders’ deficit.

After the payment of all preferential amounts required to the paid to the holders of shares of series seed-4 Convertible Preferred Stock, the holders of series seed 3, 2, and 1 Convertible Preferred Stock will be entitled to receive, on a pari passu basis and in preference to the holders of common stock, $0.9379, $0.6704, and $0.6704, respectively, per share plus declared and unpaid dividends, if any. After the payment of all preferential amounts required to be paid to the holders of series seed-4 Convertible Preferred Stock, then the holders of series seed 3, 2 and 1 Convertible Preferred Stock, shall be entitled to be paid out of the assets of the Company. After distributing to all preferred stockholders, the remaining assets of the Company will be distributed ratably to the holders of the common stock on a pro rata basis.

Note 11. Stockholders’ Deficit

Common Stock

In connection with the Restated Certificate, the number of shares of common stock that the Company is authorized to issue is 24,200,000 as of March 31, 2025 and December 31, 2024.

The Company’s reserved shares of common stock for future issuance related to potential conversion of the Convertible Preferred Stock, exercise of Common Stock Warrants and exercise of stock options are as follows:

	As of March 31, 2025	December 2024
Convertible preferred stock (as converted to common stock)	9,043,234	9,043,234
Common stock warrants	140,133	140,133
Common Stock Contingent Obligation	45,000	45,000
Stock options	2,559,044	2,583,577	(1)

	11,787,411	11,811,944

(1)

Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes (Refer to “The Promissory Notes Transactions” in “Note 13 – Stock-based Compensation”).

Convertible Preferred Stock

In connection with the Restated Certificate, the number of shares of Convertible Preferred Stock that the Company is authorized to issue is 9,076,724. (Refer to “Note 10 – Convertible Preferred Stock”).

Warrants

As of March 31, 2025 and December 31, 2024 the Company had Common Stock Warrants outstanding to purchase up to 140,133 shares of the Company’s common stock at an exercise price of $0.46 per share and have a contractual term of 10 years. The Common Stock Warrants were issued in August 2023. (Refer to “Note 3 - Fair Value Measurements” and “Note 9 - Long-term Debt”).

Common Stock Contingent Obligation

As of March 31, 2025, the Company had a contingent obligation to issue 45,000 shares of common stock upon closing of the Merger to a certain vendor (also see “Note 16 – Commitments and Contingencies”).

Note 12. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the majority of the Company’s revenues are recognized over time as services are performed. The Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer.

The Company provides services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of the Company’s revenues, based on the customer’s location (in thousands).

	Three Months Ended March 31,
	2025	2024
Customer locations
United States	$1,881	$1,872
Rest of the world	73	46

Total revenue	$1,954	$1,918

The table below presents the breakdown of the Company’s revenues, based on the customer’s service type (in thousands):

	Three month ended March 31,
	2025	2024
Service type
AI Solutions (Products and Services)	$1,954	$1,918

Total revenue	$1,954	$1,918

Service Type

During the three months ended March 31, 2025, and 2024, the Company had one significant service type, AI Solutions (products and services). For the three months ended March 31, 2025, and 2024, there were $1,954 thousand and $1,918 thousand of AI Solutions (products and services) revenue during the three months ended March 31, 2025 and 2024, respectively. The company had insignificant revenue from AI Solutions – Products for the three months ended March 31, 2025, and 2024, respectively. The revenue recognised for AI education services were Nil during the three months ended March 31, 2025, and 2024.

Deferred Revenue

During the three months ended March 31, 2025, the Company recognized revenue of $53.7 thousand from the deferred revenue balance as of December 31, 2024. During the three months ended March 31, 2024, the Company recognized revenue of $20.6 thousand from the deferred revenue balance as of December 31, 2023.

Contract Costs

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. Management expects that commission fees paid to sales representatives as a result of obtaining service contracts and contract renewals, are recoverable and therefore the Company’s unaudited condensed consolidated interim balance sheets included capitalized balances in the amount of $22.4 thousand and $21.9 thousand as of March 31, 2025 and December 31, 2024 which represents the current portion and is included within prepaid expenses and other current assets, respectively and $2.4 thousand and $5 thousand, as of March 31, 2025 and December 31, 2024, respectively, which are included within other assets. Capitalized commission fees are amortized on a straight-line basis over the average period of service contracts of approximately two years and are included in selling and marketing in the accompanying unaudited condensed consolidated interim statements of operations and comprehensive loss. Amortization recognized during the three months ended March 31, 2025, and 2024 was $9.2 and $8.4 thousand, respectively.

Transaction price allocated to remaining performance obligations

The Company elected to apply the practical expedient for the right to invoice and does not disclose performance obligations that have original expected durations of one year or less.

The opening and closing balances of contract assets, deferred revenue and unbilled revenue are as follows (in thousands):

	Contract asset	Deferred revenue	Unbilled Revenue
Ending balance as of December 31, 2023	$22	$21	$80
Increase/(decrease), net	5	33	33

Ending balance as of December 31, 2024	27	54	113
Increase/(decrease), net	(2)	(41)	20

Ending balance as of March 31, 2025	$25	$13	$133

Note 13. Stock-based Compensation

Effective June 2014, the Company adopted an equity-based compensation plan, the 2014 Equity Incentive Plan (the “2014 Plan”), which allows for the grant of stock options, stock issuances and other equity interests in the Company to the Company’s officers, directors, employees and consultants. The 2014 Plan is administrated by the Company’s Board of Directors, or a committee appointed by the Board. In February 2023, the Company’s board of directors and stockholders adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which provides for the grant of incentive stock options, restricted stock awards and restricted stock units (“RSUs”) to eligible employees, directors and consultants of the Company. With the introduction of the 2023 Plan, shares are no longer available for future grants under the 2014 Plan. Awards outstanding under the 2014 Plan will be governed by the 2023 Plan. 4,951,530 shares of Common Stock were authorized for issuance under the 2023 Plan to officers, directors, employees and consultants of the Company.

The 2023 Plan was amended and approved by the stockholders of the Company in December 2023 to increase the number of shares of the Company’s Common Stock reserved for issuance under the Fusemachines Inc. 2023 Amended and Restated Equity Plan (the “2023 Equity Incentive Plan”) by 595,000 to 5,546,530 shares of common stock.

As of March 31 2025, 1,126,992 shares of Common Stock were available for future grant under the 2023 Plan. Shares that are expired, terminated, surrendered, or cancelled without having been fully exercised or issued will be available for future awards. The Company may use either authorized and unissued shares or treasury shares, when available, to meet share requirements resulting from the exercise of stock options.

The stock-based compensation expense during the three month ended March 31, 2025, and 2024 are reported in the following unaudited condensed consolidated interim financial statement line items (in thousands):

	Three month ended March 31,
	2025	2024
General and administrative	$38	$318
Cost of revenue	6	24
Selling and marketing	9	117
Research and development	12	90

Total stock-based compensation expense	$65	$549

Stock Options

The Company’s stock options outstanding consist primarily of time-based options to purchase common stock, the majority of which vest over a two-to-four- year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

The following table summarizes the stock option activity for options with service-based vesting conditions during the three month ended March 31, 2025:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In thousands)
Outstanding balance as of December 31, 2024	2,583,577	$1.24	6.50	$11,885
Granted	—	—	—	—
Exercised	(10,292)	$0.46	—	—
Forfeited	(4,241)	$1.68	—	—
Expired	(10,000)	$0.67	—	—

Outstanding balance as of March 31, 2025	2,559,044	$1.24	6.28	$9,764

Options vested and exercisable as of March 31, 2025	2,197,195	$0.98	5.88	8,961

During the three month ended March 31, 2025 and 2024, the Company recorded stock-based compensation expense of $65.0 thousand and $549.0 thousand, respectively. As of March 31, 2025, total stock-based compensation expense not yet recognized related to unvested stock options was $645.4 thousand, which is expected to be recognized over a weighted-average period of 2.60 years.

The total intrinsic value of options exercised was $ 47.3 thousand and $10,674.5 thousand during the three month ended March 31, 2025 and year ended December 31, 2024, respectively.

The weighted average grant-date fair value per share of stock options granted during the year ended March 31, 2025 and 2024 was Nil and $2.80, respectively. The Company estimated the fair value of stock options using the Black-Scholes Model on the date of grant. The assumptions used in the Black-Scholes Model were as follows:

	March 31,
	2025(1)	2024
Weighted average expected term (years)	—	5.79
Weighted average expected volatility	—	66.90%
Risk-free interest rate	—	4.08% - 4.1%
Dividend yield	—	0%

(1)	There were no stock options granted during the three months ended March 31, 2025.

The Promissory Notes Transaction

Early Exercise of Stock Options

The Company permits certain employees and directors to exercise stock options granted under the 2023 Plan prior to vesting. In February 2023, the Company’s Chief Executive Officer, Mr. Maskey and other three executives early exercised a total of 2,470,000 stock options prior to vesting (The February Options Awards); however, in lieu of the cash consideration required to exercise the stock options, these individuals each provided a 3.82% interest bearing non-recourse note (the “2023 Promissory Notes”), for an aggregate principle of $1,136.2 thousand. The notes are scheduled to mature in February 2030.

The nonrecourse nature of the loan secured by the shares pledged as collateral essentially provides the employee with rights like that of an option and thus no receivable for amounts due under the 2023 Promissory Notes was recorded on the Company’s unaudited condensed consolidated interim balance sheets. While the shares of common stock purchased by the employees in exchange for the 2023 Promissory Notes are considered legally issued, the shares are not deemed, for accounting purposes, outstanding and are considered restricted until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The issuance of the 2023 Promissory Notes resulted in an additional stock-based compensation expense of Nil and $4.1 thousand for the three month ended March 31, 2025 and 2024, respectively, based on the grant-date fair value of the Promissory Notes, which was determined using the Black-Scholes Model.

The assumptions used in deriving the grant-date fair value of the 2023 Promissory Notes via the Black-Scholes Model were as follows: (i) a stock price of $0.58 per share, (ii) an exercise price of $0.46 per share, (iii) an estimated risk-free interest rate of 4.02%, (iv) an expected term of 3.50 years, (v) volatility of 75%, and (vi) a dividend yield of 0%. These assumptions resulted in a grant-date fair value of approximately $0.35 per option.

The Company continues to recognize expenses for the original option award of 2,470,000 shares granted in February 2023 (the “February Option Awards”), which were early exercised in exchange for Promissory Notes. The early exercise is not considered substantive for accounting purposes until the vesting requirements are met through continued employment and service to the Company. As of March 31, 2025 and 2024, the Company recognized Nil and $10.2 thousand, respectively, in stock-based compensation expense related to the February Option Awards. The unrecognized stock-based compensation expense related to the February Option Awards was Nil. The weighted-average grant-date fair value per share of the February Option Awards was $0.33.

Repayment of the Promissory Notes

In January 2024, the Company repurchased 667,000 shares of common stock from Sameer Maskey, the CEO, at a price of $4.352 per share, totalling $2,902.7 thousand (the “Repurchase Consideration”). Mr. Maskey applied $902.7 thousand of the Repurchase Consideration toward repayment of his 2023 Promissory Note to the Company. Upon repayment, the 2023 Promissory Note, along with any accrued interest, was settled, and the vested shares pledged under the 2023 Promissory Notes are now considered exercised. As of the March 31, 2025, there were no shares which were subject to vesting.

Note 14. Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands except for share and per share amounts):

	Three Months Ended March 31,
	2025	2024
Numerator:
Net loss	$(253)	$(3,297)
Denominator:
Weighted-average common shares outstanding - basic and diluted	11,049,681	10,153,495

Net loss per share attributable to Fusemachines Inc. common stockholders - basic and diluted	$(0.02)	$(0.32)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	March 31, 2025 (I)	December 31, 2024
Convertible Preferred Stock (as converted to common stock)	9,043,234	9,043,234
Common Stock Warrants	140,133	140,133
Stock options	2,559,044	2,583,577	(1)

	11,742,411	11,766,944

(1)	Includes 10,292 stock options as of December 31, 2024 that were early exercised in exchange for non-recourse promissory notes. (Refer to “Note 13 – Stock-based Compensation”).

The Convertible Notes were also outstanding as of March 31, 2025 and December 31, 2024, which could obligate the Company to issue preferred shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of the Convertible Notes have not been satisfied as of March 31, 2025 and December 31, 2024, the Company has excluded the Convertible Notes from the table above and the calculation of diluted net loss per share. (Refer to “Note 9 – Long-term Debt”)

The Company has also entered into a contingent obligation to issue 45,000 shares of its common stock to a certain vendor in connection with an outstanding accounts payable balance as part of a settlement agreement (refer to “Note 16 - Commitments and Contingencies”). The issuance of common stock is contingent upon the completion the Merger (refer to “Note 1 - Organization”). As the Merger had not taken place as of March 31, 2025, and December 31, 2024, the conditions for the issuance of common stock have not been satisfied. Accordingly, the Company has excluded the common stock shares arising from this contingent obligation from the table above and the calculation of diluted net loss per share.

Note 15. Income Taxes

For the three months ended March 31, 2025, and March 31, 2024, the Company recorded no income tax expense (benefit), respectively, due to the generation of net operating losses, the benefits of which have been fully reserved.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which primarily consist of capitalized R&D expenses and net operating loss carry forwards. The Company has considered its history of cumulative net losses, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, as of December 31, 2024 and March 31, 2025, the Company has maintained a full valuation allowance against its net deferred tax assets.

Note 16. Commitments and Contingencies

Consulting Agreement

In December 2020, the Company entered into a consulting agreement with a certain vendor, whereby they agreed to help develop and implement sales strategies for the Company for $10.0 thousand per month as well as a commission fee as defined in the agreement.

In August 2024, the Company entered into a second agreement (the “Second Agreement”) with the same vendor mentioned above whereby the Company and vendor acknowledged an outstanding accounts payable balance of

$408.9 thousand owed to the vendor for services provided. The Second Agreement stipulates that in full and final satisfaction of this balance, the Company will: (i) issue 45,000 shares of its common stock to the vendor immediately prior to and contingent upon the consummation of the Merger (see “Note 1 – Organization”), and (ii) pay $208.9 thousand in cash to the vendor within ten days after the closing of the Merger. If the Merger does not close the $408.9 thousand will be payable to the vendor in cash.

The Company evaluated the feature in the Second Agreement whereby the closing of the Merger triggers the obligation to issue 45,000 shares of the Company’s common stock (the “Conversion Feature”) to determine whether the feature should be considered a freestanding financial instrument (as defined in ASC 480-10-20) or whether it should be considered embedded. The Company determined that the Conversion Feature should be considered embedded because it did not meet the definition of a freestanding financial instrument because it was neither i) entered into separately and apart from any of the entity’s other financial instruments, nor was it ii) separately exercisable.

After determining that the Conversion Feature should be considered embedded, the Company determined that it did not require bifurcation as an embedded derivative under ASC 815-15 because it did not meet the net settlement criterion to be considered a derivative.

Subsequent to determining that derivative bifurcation for the Conversion Feature was not required, the Company evaluated its obligations to the vendor under the Second Agreement to determine whether the Second Agreement should be accounted for as an extinguishment (in accordance with ASC 470-50) of the Company’s initial obligations (those obligations prior to the Second Agreement under the initial consulting agreement) and an immediate recognition of the new obligations specified in the Second Agreement. The Company determined that the Second Agreement should be accounted for as an extinguishment because the Conversion Feature represented the addition of a substantive conversion option, as that term is used in ASC 470-50-50-10 (and as it is defined in ASC 470-20-40-7). As the Company determined that the Second Agreement should be accounted for as an extinguishment, it calculated a loss on extinguishment (in accordance with ASC 470-50-40-4) equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations on the effective date of the Second Agreement, which was determined to be $478.6 thousand, and the net carrying amount of the initial obligation was $408.9 thousand, which resulted in a loss on extinguishment of $69.7 thousand, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024. In accordance with ASC 470-20-25-13, the offset to the loss on extinguishment of $69.7 thousand was recorded as an increase to additional paid-in capital as the premium associated with the new obligations issued under the Second Agreement was determined to be substantial. The $408.9 thousand obligation incurred under the initial consulting agreement, which is described in the Second Agreement, is recorded in accounts payable in the unaudited condensed consolidated interim balance sheet as of March 31, 2025 and December 31, 2024.

The fair value of the new obligations used to determine the loss on extinguishment was determined using a probability-weighted expected return method/scenario-based method. The significant inputs to the valuation method were an estimate of the probability of the Merger closing, an estimate of the date the Merger will close, an estimate of the fair value of the Fusemachines shares (estimate based on an income approach and market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A) to be issued upon the closing of the Merger, and an estimated discount rate. As the method for estimating the fair value of the new obligations used significant unobservable inputs, it was determined to represent a Level 3 fair value measurement.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or has been required to defend any action related to its indemnification obligations. As of March 31, 2025 and December 31, 2024, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

Litigation

Fusemachines Inc. received a legal notice dated March 27, 2025, requiring payment of $76.3 thousand to a vendor under a Work Labor & Services agreement due to alleged non-fulfilment of payment obligations. Based on its assessment of the services received and contractual terms, management believes that the amount payable is $41.3 thousand, which has been recognized in its unaudited condensed consolidated interim balance sheet as of March 31, 2025, and intends to contest the remaining portion of the claim. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition, or cash flows.

Lease obligations

Refer to “Note 17 – Leases” for a description of the Company’s lease obligations as of March 31, 2025 and December 31, 2024.

Note 17. Leases

The Company has operating leases for office space. These leases have expected remaining lease terms ranging from less than one year to 7 years. The Company currently has two leases with an initial term of 12 months or less that are accounted for as short-term leases. The Company does not separate lease and fixed non-lease components of lease contracts. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease term only when it is reasonably certain that the Company will elect the option.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space.

There was no sublease rental income for the three month ended March 31, 2025 and 2024, and the Company is not the lessor in any lease arrangement. There were no related party lease arrangements during the three month ended March 31, 2025, and 2024.

The table below presents certain information related to the Company’s lease costs for the period ended (in thousands):

	For the Three Months Ended March 31,
	2025	2024
Operating lease expense	43	103
Short-term lease cost	29	17
Variable lease cost	4	4

Total lease cost	76	124

Lease Position

Operating lease right-of-use assets and operating lease liabilities were recorded in the unaudited condensed consolidated interim balance sheets as follows (in thousands):

	March 31, 2025	December 2024
Assets
Operating lease right-of-use assets	$849	$870
Liabilities
Current liabilities:
Operating lease liability, current	78	74
Noncurrent liabilities:
Operating lease liability	858	878

Total operating lease liability	$936	$952

The table below presents certain information related to the weighted-average remaining lease term and the weighted-average discount rate for the Company’s operating leases:

	March 31, 2025	December 31, 2024
Weighted average remaining lease term (in years) - operating leases	6.90	7.17
Weighted average discount rate - operating leases	9.25%	9.25%

Cash Flows

The table below presents certain information related to the cash flows for the Company’s operating leases for the period ended (in thousands):

	For the Three Months Ended March 31,
	2025	2024
Amortization of right-of-use assets	21	42
Change in operating lease liability	(16)	(35)
Supplemental non-cash amounts of lease liabilities arising from obtaining right-of-use assets	—	—

Future minimum lease payments required under operating leases are as follows (in thousands):

Year Ended December 31,	Future Minimum Rents
2025 (remaining)	120
2026	167
2027	175
2028	184
2029	194
2030 and thereafter	453

Total minimum lease payments	1,293

Less: effects of discounting	(357)

Present value of future minimum lease payments	936

Note 18. Related Parties

2015 Convertible Promissory Note

In October 2015, the Company issued a convertible promissory note to Sanjay Shrestha, a member of the Company’s board of directors, with a principal amount of $25.0 thousand, that was convertible to 38,037 shares of Series Seed-2 Convertible Preferred Stock at a conversion rate of $0.6704 per share (the “Related Party Convertible Note”). In February 2023, the Company’s board of directors formally approved the conversion of the Related Party Convertible Note and issued the shares to Sanjay Shrestha.

Related Party Convertible Notes

In October 2019 and September 2021, the Company entered into two convertible promissory note agreements (the “Related Party Convertible Notes Payable”) with a lender. As of March 31, 2025 and December 31, 2024, the lender was considered a principal owner of the Company because it held greater than 10% of voting common stock of the Company. The related party convertible notes payable were $5,976.0 thousand and $6,524.0 thousand, as of March 31, 2025 and December 31, 2024, respectively, recorded in “Related party convertible notes payable, at fair value” in the unaudited condensed consolidated interim balance sheet. Refer to “Note 9 – Long-Term Debt” “Convertible Notes at Fair Value” section.

2021 Investment Agreement

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with a related party, Gyanu Maskey (“Mrs. Maskey”), an immediate family member of Sameer Maskey (“Mr. Maskey”) the Company’s CEO (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe to 433,728 shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376.4 thousand to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, the Company could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021 the Company opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. The January 2021 Related Party Investment Agreement was completed in February 2023.

BO2 Purchase Agreement

In July 2021, Fusemachines Nepal Private Limited entered into the BO2 Purchase Agreement with a related party, BO2, and Mr. Maskey. According to the terms of the BO2 Purchase Agreement, BO2 agreed to invest up to $964.2 thousand in Fusemachines Nepal Private Limited to support the development and growth of the business. (Refer to “Note 7 – Cumulative Mandatorily Redeemable Financial Instruments”). In addition, the BO2 Purchase Agreement also included terms and conditions of regulating the management and operation of Fusemachines Nepal Private Limited, their relationship with each other, certain aspects of the business and affairs of, and their dealings with, Fusemachines Nepal Private Limited and BO2’s exit from Fusemachines Nepal Private Limited. The BO2 Agreement required Fusemachines Nepal Private Limited to pay BO2 a one-time arrangement fee of 1.5% exclusive of value added tax (“VAT”) of the BO2’s total investment, and an annual monitoring fee. Fusemachines Nepal Private Limited incurred an initial arrangement fee of $ 13.7 thousand which was recorded as a reduction to cumulative mandatorily redeemable common and preferred stock liability in the unaudited condensed consolidated interim balance sheet for the periods ended March 31, 2025, and December 31, 2024. Additionally, Fusemachines Nepal Private Limited incurred Nil as an annual monitoring fee for the three month ended March 31, 2025 and 2024.

Repurchase and Repayment of 2023 Promissory Notes

In January 2024, the Company repurchased 667,000 shares of its common stock from Mr. Maskey, at a price of $4.352 per share for a total of $2,902.7 thousand. Out of this amount, $902.7 thousand was applied towards repayment of Mr. Maskey’s 2023 Promissory Note including accrued interest and balance of the Repurchase Consideration amounting to $2,000.0 thousand that was paid in cash to Mr. Maskey (see “Note 13 – Stock-Based Compensation”).

January 2024 Related Party Pledge Agreement

In January 2024, Mr. Maskey entered into a pledge agreement (the “January 2024 Related Party Pledge Agreement”) with Consilium Extended Opportunities Fund, LP (“Consilium”). As per the terms of the January 2024 Related Party Pledge Agreement, Mr. Maskey agreed to assign a security interest to Consilium of 3,600,000 shares of common stock held by Mr. Maskey to fully secure the Company’s obligations under the January 2024 Convertible Notes (also see “Note 9 – Long-Term Debt”).

2024 Related Party Promissory Notes

During 2024, the Company entered into seven separate promissory notes with Sameer Maskey, the CEO of the Company for aggregate principal amount of $700.0 thousand (refer to “Note 9 – Long-Term Debt”).

Note 19. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of these unaudited condensed consolidated interim financial statements and determined that there have been no events that have occurred that would require adjustments to disclosures in the unaudited condensed consolidated interim financial statements except for the below items:

Amendment of the maturity date

On April 4, 2025, the maturity date of April 2024 Convertible Note was extended from April 5, 2025 to April 5, 2026 pursuant to the second amendment.

Others- February 2025 Convertible Notes

On May 22, 2025, the proceeds from Consilium Frontier Equity Fund, LP have been received into an escrow account.

Annex A

EXECUTION VERSION

MERGER AGREEMENT

dated

January 22, 2024

by and among

Fusemachines Inc.,

CSLM Acquisition Corp.

and

CSLM Merger Sub, Inc.

Exhibit A	–	Form of Parent Certificate of Incorporation
Exhibit B	–	Form of Parent Bylaws
Exhibit C	–	Form of Company Support Agreement
Exhibit D	–	Form of Sponsor Support Agreement
Exhibit E	–	Form of Amended and Restated Registration Rights Agreement
Exhibit F	–	Form of Parent Equity Incentive Plan
Exhibit G	–	Form of Founder Transaction Bonus Agreement

MERGER AGREEMENT

MERGER AGREEMENT dated as of January 22, 2024 (this “Agreement”), by and among Fusemachines Inc., a Delaware corporation (the “Company”), CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing (as defined below)) (“Parent”), and CSLM Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

W I T N E S E T H:

A. The Company is a global provider of enterprise AI products and solutions on a mission to democratize AI by providing high quality AI education in underserved communities and helping organizations achieve their full potential with AI (the “Business”);

B. Parent is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent and was formed for the sole purpose of the Merger (as defined below);

C. At least one Business Day prior to the Closing Date (as defined below) and on the terms and subject to the conditions of this Agreement, Parent shall de-register as a Cayman Islands exempted company from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) (the “Domestication”);

D. Concurrently with the Domestication, Parent shall file a certificate of incorporation with the Secretary of State of the State of Delaware and adopt bylaws (in substantially the forms attached as Exhibit A and Exhibit B hereto, respectively, with such changes as may be agreed in writing by Parent and the Company);

E. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, (i) Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent; and (ii) Parent will change its name to “Fusemachines Inc.”;

F. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, certain Company Stockholders are entering into and delivering the Company Support Agreement, substantially in the form attached hereto as Exhibit C (the “Company Support Agreement”), pursuant to which each such Company Stockholder has agreed to vote in favor of this Agreement and the Merger and the other transactions contemplated hereby;

G. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Sponsor and certain other shareholders of Parent are entering into and delivering the Sponsor Support Agreement, substantially in the form attached hereto as Exhibit D (the “Sponsor Support Agreement”), pursuant to which the Sponsor and each such Parent shareholder have agreed (i) not to transfer or redeem any Parent Common Shares held by such Parent shareholder, (ii) to vote in favor of this Agreement and the Merger and the other transactions contemplated hereby at the Parent Shareholder Meeting, and (iii) to subject certain of its founder equity securities of Parent to surrender and forfeiture, subject to the terms and conditions set forth therein;

H. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Sameer Maskey, the founder and Chief Executive Officer of the Company, is entering into and delivering a Founder Transaction Bonus Agreement, substantially in the form attached hereto as Exhibit G (the “Founder Transaction Bonus Agreement”), pursuant to which Mr. Maskey will be entitled to a transaction completion bonus upon the Closing upon the terms set forth in the Founder Transaction Bonus Agreement;

I. Within five (5) Business Days following the date of this Agreement, an Affiliate of Sponsor will provide to the Company loans in an aggregate principal amount of $6.5 million in the form of secured convertible promissory notes (collectively, the “Sponsor Convertible Notes”), of which $4.5 million shall be used by the Company for general corporate purposes, including debt repayment, and $2.0 million shall be used by the Company to repurchase certain shares of Company Common Stock from Mr. Maskey and contemporaneously therewith, Mr. Maskey shall enter into a pledge agreement with the Sponsor and the Company (the “Pledge Agreement”), pursuant to which Mr. Maskey shall pledge certain shares of Company Common Stock held by him to secure the Company’s obligations under the Sponsor Convertible Notes;

J. In connection with the transactions contemplated by this Agreement, Parent will enter into subscription agreements, in the form and substance as reasonably agreed upon by Parent and the Company (the “Subscription Agreements”), with certain investors providing for aggregate investments in Parent Common Shares in a private placement on or prior to the Closing of an amount equal to the PIPE Investment Amount (as defined below), at $10.00 per Parent Common Share (the “PIPE Investment”);

K. Parent intends that, for United States federal and applicable state income tax purposes, the Domestication will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (the “Domestication Intended Tax Treatment”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code (a “Plan of Reorganization”) with respect to the Domestication;

L. Each of the parties hereto intends that, for United States federal and applicable state income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, to which each of Parent and the Company are to be parties under Section 368(b) of the Code (the “Merger Intended Tax Treatment”), and this Agreement is intended to constitute a “Plan of Reorganization” with respect to the Merger; and

M. The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Ancillary Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, them and their respective shareholders, (iii) resolved to recommend that their respective shareholders approve the Merger and such other transactions contemplated hereby and adopt this Agreement and the Ancillary Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder and (iv) resolved, in the case of Parent, to recommend that its shareholders approve each of the Parent Proposals.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation by or before any Authority.

“Additional Parent SEC Documents” has the meaning set forth in Section 5.13(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Aggregate Fully Diluted Company Common Stock” means the sum, without duplication, of (a) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon full exercise of all Company Options (whether vested or unvested); plus (d) the aggregate number of shares of Company Common Stock issuable upon full conversion of all Company Convertible Notes that are outstanding immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock issuable upon full conversion, exercise or exchange of any other securities of the Company outstanding immediately prior to the Effective Time directly or indirectly convertible into or exchangeable or exercisable for shares of Company Common Stock.

“Aggregate Merger Consideration” means a number of Parent Common Shares equal to the quotient obtained by dividing (a) the Base Purchase Price, by (b) US$10.00.

“Agreement” has the meaning set forth in the preamble.

“Alternate Exchange” means The Nasdaq Capital Market, The Nasdaq Global Select Market, NYSE, NYSE American, or any successor thereto.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Ancillary Agreements” means the Company Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Founder Transaction Bonus Agreement, the Sponsor Convertible Notes and the Pledge Agreement.

“Annual Financial Statements” has the meaning set forth in Section 4.9(a).

“Antitrust Laws” means any applicable domestic or foreign, supranational, national, federal, state, municipality or local Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act.

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the unaudited consolidated balance sheet of the Company as of September 30, 2023.

“Balance Sheet Date” has the meaning set forth in Section 4.9(a).

“Base Purchase Price” means $200,000,000.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Cayman Islands are authorized or required by Law to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Cayman Companies Act” has the meaning set forth in the recitals to this Agreement.

“Cayman Registrar” has the meaning specified in Section 2.1(a).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Closing” has the meaning set forth in Section 2.7.

“Closing Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Closing Date” has the meaning set forth in Section 2.7.

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code or other similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Bylaws” means the Bylaws of the Company, as amended and as in effect on the date of this Agreement.

“Company Capital Stock” means Company Common Stock and Company Preferred Stock.

“Company Charter” means the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 26, 2018, and as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on February 7, 2023.

“Company Common Stock” means the common stock of the Company, $0.00001 par value per share.

“Company Consent” has the meaning set forth in Section 4.8.

“Company Convertible Notes” means, collectively, the promissory notes of the Company set forth on Schedule 1.1(a) hereto and the Sponsor Convertible Notes.

“Company Exclusively Licensed IP” means all Company Licensed IP that is exclusively licensed to or purported to be exclusively licensed to the Company.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 4.1 (Corporate Existence and Power), Section 4.2 (Authorization), Section 4.5(a) (other than the last sentence of Section 4.5(a)) and Section 4.5(b) (Capitalization) and Section 4.24 (Finders’ Fees).

“Company Group” has the meaning set forth in Section 4.1.

“Company Information Systems” has the meaning set forth in Section 4.17(p).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to or purported to be licensed to the Company or that the Company otherwise has a right to use or purports to have a right to use.

“Company Material Representations” means the representations and warranties of the Company set forth in Section 4.9 (Financial Statements), Section 4.16 (Compliance with Laws), Section 4.17 (Intellectual Property) and Section 4.22 (Tax Matters).

“Company Option” means each option (whether vested or unvested) to purchase Company Capital Stock granted, and that remains outstanding, under the Equity Incentive Plan.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by the Company, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Preferred Stock” means the Series Seed-1 Preferred Stock, the Series Seed-2 Preferred Stock, the Series Seed-3 Preferred Stock and the Series Seed-4 Preferred Stock of the Company.

“Company Securityholder” means each Person who holds Company Capital Stock and/or Company Options.

“Company Stockholders” means, at any given time, the holders of Company Capital Stock.

“Company Stockholder Approval” has the meaning set forth in Section 4.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 7.2(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.2(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Transaction Expenses” means the aggregate amount of fees, costs, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, the Company or any of its Subsidiaries in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the performance and compliance with this Agreement and the Ancillary Agreements and conditions contained herein or therein to be performed or complied with by the Company at or before Closing, and the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, (b) the cost of any directors’ and officers’ “tail” insurance policy obtained by the Company, (c) any and all filing fees payable by the Company or any of its Subsidiaries to any Authority in connection with the transactions contemplated hereby and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Agreement.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, or any suppliers, customers or agents of the Company that is not already generally available to the public, including any Intellectual Property.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of February 9, 2023, by and between the Company and Parent.

“Contingent PIPE Investment Amount” means, $3,000,000, subject to reduction up to zero as follows: (i) a dollar-for-dollar reduction for Parent Closing Excess Cash of up to $1,000,000, and (ii) a 20% reduction for every dollar of Parent Closing Excess Cash in excess of $1,000,000.

“Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Conversion Ratio” means the quotient obtained by dividing (a) the number of Parent Common Shares constituting the Aggregate Merger Consideration, by (b) the number of shares constituting the Aggregate Fully Diluted Company Common Stock.

“Converted Stock Option” has the meaning set forth in Section 3.2(a).

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions thereof.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, governmental Order, Action, directive, guidelines or recommendations promulgated by any Authority that has jurisdiction over the Company, Parent or their Subsidiaries, as applicable, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act and the Families First Coronavirus Response Act.

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction governing the Processing, privacy, security, or protection of Personal Information, and all regulations or guidance issued thereunder.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Dissenting Shares” has the meaning set forth in Section 3.3.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Domestication” has the meaning specified in the recitals to this Agreement.

“Domestication Intended Tax Treatment” has the meaning specified in the recitals to this Agreement.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plan” means the Company’s Amended and Restated 2023 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action or omission taken by the Company with the written consent or at the request of Parent or any action or omission taken by Parent or Merger Sub with the written consent or at the request of the Company; (f) any changes in applicable Laws (including any COVID-19 Measures) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement; (h) any natural or man-made disaster, acts of God or epidemic, pandemic or other disease outbreak (including COVID-19 and any COVID-19 Measures) or the worsening thereof; or (i) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided, however, that the exclusions provided in the foregoing clauses (a) through (d), clause (f) and clause (h) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company Group, as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules or regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person of the Indebtedness of another Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (i) any agreement to incur any of the same.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (“collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Interim Financial Statements” has the meaning set forth in Section 4.9(a).

“IP Contracts” means, collectively, any and all Contracts to which the Company is a party or by which any of its properties or assets are bound, in any case under which the Company (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms, (C) Contracts with the Company’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to the Prospectus.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means the individuals listed on Schedule 1.1(b).

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of the individuals listed on Schedule 1.1(c).

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge, after reasonable inquiry, of Charles T. Cassel.

“Law” means any domestic or foreign, supranational, national, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leases” means, collectively, the leases described on Schedule 1.1(d).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effect, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, on the one hand, or on Parent and Merger Sub, on the other hand, taken as a whole; or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company Securityholders and the Company, on the one hand, or on Parent and Merger Sub, on the other hand to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 4.14(a). “Material Contracts” shall not include any Contracts that are also Plans.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Intended Tax Treatment” has the meaning specified in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.8(b).

“Nasdaq” means The Nasdaq Global Market.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Parent Articles” means the Amended and Restated Memorandum and Articles of Association of Parent, as amended and as in effect on the date of this Agreement.

“Parent Certificate of Incorporation” has the meaning set forth in Section 2.1(a).

“Parent Class A Ordinary Shares” means prior to the Domestication, the Class A ordinary shares, with a nominal or par value of US$0.0001, of Parent.

“Parent Class B Ordinary Shares” means prior to the Domestication, the Class B ordinary shares, with a nominal or par value of US$0.0001, of Parent.

“Parent Board Recommendation” has the meaning set forth in Section 5.12(a).

“Parent Common Share” means (a) prior to the Domestication, a Parent Class A Ordinary Share and/or a Parent Class B Ordinary Share, as applicable, and (b) from and following the Domestication, a share of common stock, par value $0.0001 per share, of Parent.

“Parent Equity Incentive Plan” has the meaning set forth in Section 8.7.

“Parent Closing Excess Cash” means (i) the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount plus (ii) the proceeds of any equity investments (including any private investments in public equity) or debt financing facilities that are or will be actually received by Parent prior to or substantially concurrently with the Closing, but excluding the PIPE Investment Amount.

“Parent Financial Statements” means all of the financial statements of Parent included in the Parent SEC Documents and any amendments to such financial statements.

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Section 5.1 (Corporate Existence and Power), Section 5.3 (Corporate Authorization), Section 5.6 (Finders’ Fees), Section 5.7 (Issuance of Shares), and Section 5.8 (Capitalization).

“Parent Parties” has the meaning set forth in ARTICLE V.

“Parent Private Warrant” means a warrant to purchase one (1) Parent Class A Ordinary Share at an exercise price of $11.50 per share that was sold to the Sponsor in a private placement at the time of the consummation of the IPO.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means a warrant to purchase one (1) Parent Class A Ordinary Share at an exercise price of $11.50 per share that was included in the Parent Units sold in the IPO.

“Parent Redemption Amount” has the meaning set forth in Section 6.6.

“Parent Right” means a right to receive one-tenth (1/10) of one Parent Class A Ordinary Share upon the consummation of Parent’s initial business combination that was included in the Parent Units sold in the IPO.

“Parent Rights Agreement” means the Rights Agreement, dated as of January 12, 2022, between Parent and Continental Stock Transfer & Trust Company, as rights agent.

“Parent SEC Documents” has the meaning set forth in Section 5.13(a).

“Parent Shareholder Approval” means the approval in accordance with Parent’s organizational documents of those Parent Proposals identified in Section 6.5(e) at the Parent Shareholder Meeting duly called by the Board of Directors of Parent and held for such purpose.

“Parent Shareholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Transaction Expenses” means all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the performance and compliance with this Agreement and the Ancillary Agreements and conditions contained herein to be performed or complied with by Parent at or before the Closing, and the consummation of the transactions contemplated hereby, including any and all (i) filing fees payable by Parent or any of its Subsidiaries to any Authority in connection with the transactions contemplated hereby, (ii) deferred underwriting discounts or fees and (iii) fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Parent, provided, that Parent Transaction Expenses shall expressly not include deferred IPO fees.

“Parent Unit” means each unit of Parent consisting of one Parent Class A Ordinary Share, one-half of one Parent Warrant and one Parent Right, which units were sold in the IPO.

“Parent Warrant” shall mean each Parent Private Warrant and Parent Public Warrant.

“Parent Warrant Agreement” means the Warrant Agreement, dated as of January 12, 2022, between Parent and Continental Stock Transfer & Trust Company, as warrant agent.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“PEO Sponsored Plan” means any Plan sponsored by a professional employer organization.

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and

(iii) not resulting from a breach, default or violation by the Company of any Contract or Law; (c) liens for Taxes (i) not yet due and delinquent or (ii) which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP); and (d) the Liens set forth on Schedule 1.1(e).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law.

“Per Preferred Share Merger Consideration” has the meaning set forth in Section 3.1(b).

“PIPE Investment” has the meaning set forth in the recitals to this Agreement.

“PIPE Investment Amount” means, as of immediately prior to the Effective Time, the sum of (i) $8,240,000, (ii) the outstanding balance under the Amended and Restated Promissory Note of up to $2 Million, dated as of January 18, 2024, issued by Parent in favor of Sponsor to fund Parent’s working capital requirements, as it may be from time to time amended or supplemented, and (iii) the Contingent PIPE Investment Amount, if any.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company to make any severance, termination, change of control, or similar payment), consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company, or under which the Company has any current or potential liability, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Authority.

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Prospectus” means the final prospectus of Parent, dated January 12, 2022.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (A) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Source License (SISL) and (G) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered IP” means collectively, all Registered Owned IP and Registered Exclusively Licensed IP.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of the Company, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registration Rights Agreement” means the amended and restated registration rights agreement, in substantially the form attached hereto as Exhibit E.

“Registration Statement” has the meaning set forth in Section 6.5(a).

“Representatives” means a party’s officers, directors, Affiliates, members, partners, managers, attorneys, accountants, consultants, employees, representatives and agents.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Registration Statement, including the Proxy Statement/Prospectus, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company.

“Sponsor Convertible Notes” has the meaning set forth in the recitals to this Agreement.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Subsidiary” means, with respect to any Person, each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company and other tangible property.

“Tax Return” means any return, information return, declaration, claim for refund of Taxes, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any U.S. federal, state or local or non-U.S. taxes imposed by any Taxing Authority including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, and other taxes (including any governmental charge, fee, levy, or custom duty imposed by an Authority that is the nature of a tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the IRS and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Trading Day” means (a) for so long as the Parent Common Shares are listed or admitted for trading on Nasdaq or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Common Shares are quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Common Shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or similar system, days on which the Parent Common Shares are traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Parent Common Shares are available.

“Transaction Litigation” has the meaning set forth in Section 8.1(c).

“Transfer Taxes” means any and all transfer, documentary, sales, use, real property, stamp, excise, recording, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“Trust Account” has the meaning set forth in Section 5.10.

“Trust Agreement” has the meaning set forth in Section 5.10.

“Trust Fund” has the meaning set forth in Section 5.10.

“Trustee” has the meaning set forth in Section 5.10.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. Nothing in the disclosure schedules constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules do not purport to be complete and are qualified in their entirety by the written document itself. The disclosures schedules and the information and disclosures contained therein are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives, if such Contract, document, certificate or instrument shall have been posted not later than two (2) days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of the Parent and its Representatives and the Parent and its Representatives have been given access to the electronic folders containing such information.

ARTICLE II

THE DOMESTICATION AND THE MERGER

2.1 Domestication.

(a) Subject to receipt of the Parent Shareholder Approval, at least one Business Day prior to the Closing Date, Parent shall cause the Domestication to become effective, including by (a) filing with the Secretary of State of the State of Delaware a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Parent and the Company, together with the Certificate of Incorporation of Parent, in substantially the form attached as Exhibit A to this Agreement (with such changes as may be agreed in writing by Parent and the Company, the “Parent Certificate of Incorporation”), in each case, in accordance with the provisions thereof and Section 388 of the DGCL, (b) completing and making and procuring all those filings required to be made with the Registrar of Companies in the Cayman Islands under the Cayman Companies Act (the “Cayman Registrar”) in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Registrar.

(b) In accordance with applicable Law, the Certificate of Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Parent Shareholder: (i) each then issued and outstanding Parent Class A Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Parent; (ii) each then issued and outstanding Parent Class B Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Parent; (iii) each then issued and outstanding Parent Warrant shall convert automatically into one warrant to acquire one share of common stock, par value $0.0001 per share, of Parent (“Domesticated Parent Warrant”), pursuant to the Parent Warrant Agreement; (iv) each then issued and outstanding Parent Right shall convert automatically into one right to acquire one-tenth (1/10) of one share of common stock, par value $0.0001 per share, of Parent upon the consummation of Parent’s initial business combination, pursuant to the terms of the Parent Rights Agreement (“Domesticated Parent Right”); and (v) each then issued and outstanding Parent Unit shall separate and convert automatically into one share of common stock, par value $0.0001 per share, of Parent, one-half of one Domesticated Parent Warrant and one Domesticated Parent Right.

2.2 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent, and Parent shall change its name to “Fusemachines Inc.”.

2.3 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger, in form and substance reasonably acceptable to the Company and Parent, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 U.S. Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax Law that follows the US. federal income tax treatment of the Merger), each of the parties intends that (a) the Domestication qualifies for the Domestication Intended Tax Treatment, and (b) the Merger

qualifies for the Merger Intended Tax Treatment. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (ii) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization and not otherwise to take any position or action inconsistent with such characterization. None of the parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to impede the Domestication Intended Tax Treatment or the Merger Intended Tax Treatment. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Domestication does not qualify for the Domestication Intended Tax Treatment or the Merger does not qualify for the Merger Intended Tax Treatment.

2.6 Company Charter; Company Bylaws.

(a) The Company Charter as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated in its entirety as set forth in the exhibit to the Certificate of Merger, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

(b) The Company Bylaws as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be “Fusemachines USA Inc.” until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and applicable Law.

2.7 Closing. Unless this Agreement is earlier terminated in accordance with ARTICLE X, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time, date and location as Parent and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.8 Directors and Officers of Surviving Corporation.

(a) At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on Parent’s Board of Directors in accordance with Section 2.9, and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

(b) At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.9 Directors and Officers of Parent. At the Effective Time, Parent’s Board of Directors will consist of five (5) directors. Sponsor shall have the right to designate one (1) director, and the remaining directors shall be designated by the Company. At least a majority of the Board of Directors shall qualify as independent directors under the Securities Act and Nasdaq or Alternate Exchange rules, as applicable. Pursuant to the Parent Certificate of Incorporation, Parent’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of Parent stockholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of Parent stockholders occurring after the Closing, such term effective from the

Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of Parent stockholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). The director designated by Parent shall be a Class III Director. In accordance with the Parent Certificate of Incorporation, no director on Parent’s Board of Directors may be removed without cause. At or prior to the Closing, Parent will provide each member of Parent’s post-Closing Board of Directors with a customary director indemnification agreement, in form and substance reasonable acceptable to the directors, to be effective upon the Closing (or if later, such director’s appointment). The individuals identified on Schedule 2.9 shall be the officers of Parent as of immediately after the Effective Time, with such individuals holding the titles set forth opposite their names until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.11 No Further Ownership Rights in Company Capital Stock. All consideration paid or payable in respect of shares of Company Capital Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.3, shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Company Capital Stock and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in ARTICLE III.

ARTICLE III

EFFECT OF THE MERGER

3.1 Effect of the Merger on Company Capital Stock and Merger Sub Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a) Cancellation of Certain Shares of Company Capital Stock. Each share of Company Capital Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (including, for the avoidance of doubt, Company Capital Stock held by the Company as treasury stock immediately prior to the Effective Time), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Shares of Company Preferred Stock. Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall, in accordance with the Company Charter, be converted into the right to receive a number of Parent Common Shares equal to: (i) the Conversion Ratio multiplied by (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock as of immediately prior to the Effective Time (the “Per Preferred Share Merger Consideration”).

(c) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall, in accordance with the Company Charter, be converted into the right to receive a number of Parent Common Shares equal to the Conversion Ratio.

(d) Effect on Company Capital Stock. All shares of Company Capital Stock converted pursuant to Section 3.1(b) or Section 3.1(c) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Company Capital Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive a portion of the Aggregate Merger Consideration.

(e) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2 Treatment of Company Options and Convertible Notes.

(a) Treatment of Options. Prior to the Closing, the Company’s Board of Directors (or, if appropriate, any committee thereof administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Company Options (whether vested or unvested) as necessary to provide that, at the Effective Time, each Company Option shall be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option (including expiration date, vesting conditions, and exercise provisions), the number of Parent Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Capital Stock subject to such Company Option as of immediately prior to the Effective Time by the Conversion Ratio, at an exercise price per Parent Common Share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Capital Stock of such Company Option divided by (B) the Conversion Ratio (a “Converted Stock Option”); provided, however, that the exercise price and the number of Parent Common Shares covered by each Converted Stock Option shall be determined in a manner consistent with the requirements of Section 409A and 424(a) of the Code and the applicable regulations promulgated thereunder.

At the Effective Time, Parent shall assume all obligations of the Company under the Equity Incentive Plan, each outstanding Converted Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 3.2(a) after giving effect to the Merger)

(b) Treatment of Company Convertible Notes. Contingent on and effective immediately prior to the Effective Time, the Company Convertible Notes shall be (i) treated in accordance with the terms of the relevant agreements governing such Company Convertible Notes, and (ii) converted into Company Preferred Stock or Company Common Stock, as applicable (which shares of Company Preferred Stock or Company Common Stock shall be treated in accordance with Section 3.1(b) or Section 3.1(c)).

3.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock cancelled in accordance with Section 3.1(a)) held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised and perfected appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by

Section 262 of the DGCL, such shares of Company Capital Stock shall be treated as if they had been converted as of the Effective Time into the right to receive a portion of the Aggregate Merger Consideration in accordance with Section 3.1(b), without interest thereon, upon transfer of such shares. The Company shall promptly provide Parent written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.4 Surrender and Payment.

(a) Exchange Fund. At least two (2) Business Days prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this ARTICLE III, the number of Parent Common Shares sufficient to deliver the Aggregate Merger Consideration payable pursuant to this Agreement (such Parent Common Shares, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Aggregate Merger Consideration out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Capital Stock for such Company Stockholder’s applicable portion of the Aggregate Merger Consideration from the Exchange Fund, and which shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Aggregate Merger Consideration to such Company Stockholder.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Aggregate Merger Consideration that remains undistributed to the Company Stockholders for two (2) years after the Effective Time shall be delivered to Parent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.4 shall thereafter look only to Parent for their portion of the Aggregate Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.5 Consideration Spreadsheet.

(a) At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Closing Consideration Spreadsheet”), prepared by the Company in good faith and detailing the following, in each case, as of immediately prior to the Effective Time:

(i) the name and address of record of each Company Stockholder and the number and class, type or series of shares of Company Capital Stock held by each, and in the case of shares of each series of Company Preferred Stock, the number of shares of Company Common Stock into which such shares of Company Preferred Stock are convertible;

(ii) the names of record of each holder of Company Options, and the exercise price, number of shares of Company Capital Stock subject to each Company Options held by such holder (including, in the case of unvested Company Options, the vesting schedule, vesting commencement date, date fully vested);

(iii) the names of record of each holder of a Company Convertible Note, the loan amount (principal and interest) and the number of shares of Company Common Stock or Company Preferred Stock (on an as converted to Company Common Stock basis) issuable upon conversion of such Company Convertible Note;

(iv) the number of Aggregate Fully Diluted Company Common Stock;

(v) the number of shares of Company Common Stock issuable upon conversion of each series of Company Preferred Stock;

(vi) the aggregate number of shares subject to Company Options; and

(vii) detailed calculations of each of the following (in each case, determined without regard to withholding):

(A) the Aggregate Merger Consideration;

(B) the Conversion Ratio;

(C) the Per Preferred Share Merger Consideration for each series of Company Preferred Stock; and

(D) for each Converted Stock Option, the exercise price therefor and the number of Parent Common Shares subject to such Converted Stock Option.

(b) The contents of the Closing Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, but the Company shall, in all events, remain solely responsible for the contents of the Closing Consideration Spreadsheet. The parties agree that Parent shall be entitled to rely on the Closing Consideration Spreadsheet in making payments under ARTICLE III.

3.6 Adjustment. The shares comprising the Aggregate Merger Consideration and Conversion Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Shares occurring prior to the date the shares comprising the Aggregate Merger Consideration are issued.

3.7 No Fractional Shares. No fractional Parent Common Shares, or certificates or scrip representing fractional Parent Common Shares, will be issued upon the conversion of the Company Capital Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Any holder of a share of Company Capital Stock who would otherwise be entitled to receive a fraction of a Parent Common Share (after aggregating all fractional Parent Common Shares issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $10.00.

3.8 Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate, shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Aggregate Merger Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Company Stock Certificate as contemplated under this ARTICLE III.

3.9 Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law (as reasonably determined by Parent and the Surviving Corporation, respectively). To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Taxing Authorities in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to Parent that:

4.1 Corporate Existence and Power. Each of the Company and its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the laws of the jurisdiction of its incorporation or organization, as applicable (the Company and its Subsidiaries, collectively, the “Company Group”). Each member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as presently conducted and as proposed to be conducted. Each member of the Company Group is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Company Group. The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the organizational documents of the Company Group, in each case as amended to the date hereof. Neither the Company nor any Subsidiary has taken any action in violation or derogation of its organizational documents.

4.2 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Ancillary Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Ancillary Agreements. This Agreement and the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Ancillary Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved the execution, delivery and performance by the Company of this Agreement, the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Ancillary Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and fair to and in the best interests of the Company and the Company Stockholders; (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative vote or written consent of (A) Persons holding more than fifty percent (50%) (on an as-converted basis) of the voting power of the Company Stockholders; and (b) Persons holding more than fifty percent (50%) of the outstanding shares of Company Preferred Stock, voting as a separate class, who deliver written consents or are present in person or by proxy at such meeting and voting thereon are required to, and shall be sufficient to, approve this Agreement and the transactions contemplated hereby (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote or consent of any of the holders of Company Capital Stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

4.3 Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Ancillary Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, except for SEC or Nasdaq approval required to consummate the transactions contemplated hereunder.

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Ancillary Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Group’s organizational documents, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group or to any of its respective properties, rights or assets, except as set forth in Section 4.4 of this Agreement, (c) except for the Contracts listed on Schedule 4.8 requiring Company Consents (but only as to the need to obtain such Company Consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or any of its respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational documents of the Company Group, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing, except in the case of clauses (c) – (e) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 24,200,000 shares of Company Common Stock, $0.00001 par value per share, and 9,076,724 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”), of which 2,018,725 shares of Preferred Stock are designated “Series Seed-1 Preferred Stock”, 1,402,568 shares of Preferred Stock are designated “Series Seed-2 Preferred Stock”, 2,700,000 shares of Preferred Stock are designated “Series Seed-3 Preferred Stock”, and 2,950,000 shares of Preferred Stock are designated “Series Seed-4 Preferred Stock” (together with the Series Seed-1 Preferred Stock, the Series Seed-2 Preferred Stock, the Series Seed-3 Preferred Stock, and Series Seed-4 Preferred Stock, the “Series Seed Preferred Stock”). There are 11,023,534 shares of Company Common Stock, 2,013,724 shares of Series Seed-1 Preferred Stock, 1,402,606 shares of Series Seed-2 Preferred Stock, 2,681,851 shares of Series Seed-3 Preferred Stock, and

2,945,053 shares of Series Seed-4 Preferred Stock are issued and outstanding as of the date of this Agreement. There are 9,043,234 shares of Company Common Stock that may be issued upon the conversion or exchange of outstanding Series Seed Preferred Stock and 775,483 shares of Company Common Stock that may be issued upon the conversion or exchange of outstanding Company Convertible Notes (assuming conversion of all of the outstanding Company Convertible Notes as of date of this Agreement). There are 5,546,530 shares of Company Common Stock reserved for issuance under the Equity Incentive Plan, of which (1) 2,470,000 shares have been issued pursuant to the exercise of outstanding options and (2) 3,076,530 shares of Company Common Stock are reserved for issuance pursuant to outstanding unexercised Company Options. No other shares of capital stock or other voting securities of the Company are authorized, issued, reserved for issuance or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Charter and the Company Bylaws. No shares of Company Common Stock or Company Preferred Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL, the Company Charter or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date of this Agreement, all outstanding shares of Company Capital Stock are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. Schedule 4.5(a) contains a true, correct and complete list of each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b) Except for the Company Preferred Stock, the Company Convertible Notes and the Company Options, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company Group is or may become obligated to issue or sell any of its shares of Company Capital Stock or other securities, (ii) outstanding obligations of the Company Group to repurchase, redeem or otherwise acquire outstanding capital stock of the Company Group or any securities convertible into or exchangeable for any shares of capital stock of the Company Group, (iii) treasury shares of capital stock of the Company Group, (iv) bonds, debentures, notes or other Indebtedness of the Company Group having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company Group may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company Group (including pursuant to any provision of Law, the Company Group’s organizational documents or any Contract to which the Company Group is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company Group (whether outstanding or issuable). There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company Group.

(c) Each Company Option (i) was granted in compliance in all material respects with (A) all applicable Laws and (B) all of the terms and conditions of the Equity Incentive Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option.

4.6 Subsidiaries. Schedule 4.6 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered, fully paid and non-assessable (if applicable), were offered, sold and delivered in compliance with all applicable securities Laws and such Subsidiary’s organizational documents in force at the relevant time, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s organizational documents).

4.7 Corporate Records. All proceedings occurring since January 1, 2020 of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby that are required by Law, the Company Charter or the Company Bylaws, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete.

4.8 Consents. The Contracts listed on Schedule 4.8 are the only Contracts requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.9 Financial Statements.

(a) The Company has delivered to Parent (a) the unaudited consolidated balance sheets of the Company as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2022 and December 31, 2021, including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2023 and September 30, 2022, and the related statements of operations, changes in stockholders’ equity and cash flows for the nine-month periods ended September 30, 2023 and September 30, 2022 (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with U.S. GAAP (except for the absence of footnotes) applied on a consistent basis throughout the periods involved subject to normal year-end adjustments for the Interim Financial Statements. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements were prepared from the Books and Records of the Company in all material respects. Since September 30, 2023 (the “Balance Sheet Date”), except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date that are not material; (iii) for liabilities that are executory obligations arising under Contracts to which the Company is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 4.9(a), the Company does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise.

(c) Except as set forth on Schedule 4.9(c), the Company Group does not have any Indebtedness.

4.10 Internal Accounting Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company’s historical practices and to maintain asset accountability; and (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11 Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, (a) the Company has conducted its businesses in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect in respect of the Company; and (c) the Company has not taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 6.1 and for which Parent has not given such consent.

4.12 Properties; Title to the Company Group’s Assets.

(a) All items of Tangible Personal Property are in good operating condition and repair in all material respects and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained in all material respects and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the material Tangible Personal Property is located at the offices of the Company Group.

(b) The Company Group has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 4.12, no such tangible asset is subject to any Lien other than Permitted Liens. The Company Group’s assets constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Company Group to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.13 Litigation.

(a) There is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company Group, any of the officers or directors of the Company Group, the Business, any of the Company Group’s rights, properties or assets or any Contract before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Ancillary Agreement. There are no outstanding judgments against the Company Group or any of its rights, properties or assets. The Company Group or any of its rights, properties or assets is not, nor has been since January 1, 2020, subject to any Action by any Authority.

(b) There is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company Group, any of the officers or directors of the Company Group which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Ancillary Agreement.

4.14 Contracts.

(a) Schedule 4.14(a) sets forth a true, complete and accurate list, as of the date of this Agreement, of all of the following Contracts as amended to date which are currently in effect (collectively, “Material Contracts”):

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $200,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(ii) all sales, advertising, agency, sales promotion, market research, marketing or similar Contracts;

(iii) each Contract with any current employee of the Company Group (A) which has continuing obligations for payment of an annual compensation of at least $200,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation;

(B) providing for severance or post-termination payments or benefits to such employee (other than COBRA obligations); or (C) providing for a payment or benefit upon the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which a member of the Company Group is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vi) all IP Contracts, separately identifying all such IP Contracts under which the Company is obligated to pay royalties thereunder and all such IP Contracts under which the Company is entitled to receive royalties thereunder;

(vii) all Contracts limiting the freedom of the Company Group to compete in any line of business or industry, with any Person or in any geographic area;

(viii) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(ix) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party, other than any Contracts relating to such Affiliate’s status as a Company Securityholder;

(x) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $200,000 per year;

(xi) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness) in the aggregate that are valued at $250,000 or greater;

(xii) all Contracts relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational or constitutive documents of the Company Group);

(xiii) all Contracts not cancellable by the Company Group with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $200,000 per the terms of such contract;

(xiv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement;

(xv) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Ancillary Agreement; and

(xvi) all collective bargaining agreements or other agreement with a labor union, labor organization or works council.

(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company Group and, to the Company’s Knowledge, each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company Group nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company Group has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

(c) The Company Group is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness.

4.15 Licenses and Permits. Schedule 4.15 sets forth a true, complete and correct list of each material license, franchise, permit, order or approval or other similar material authorization required under applicable Law to carry out or conduct the Business, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Ancillary Agreement. The Company Group has all Permits necessary to operate the Business, and each of the Permits is in full force and effect. The Company Group is not in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. The Company Group has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company’s Knowledge, threatened Action, investigation or disciplinary proceeding by or from any Authority against the Company Group involving any material Permit.

4.16 Compliance with Laws.

(a) Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, is in violation in any material respect of, and, since January 1, 2020, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since January 1, 2020, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by the Company Group of, or failure on the part of the Company Group to comply with, or any liability suffered or incurred by the Company Group in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by the Company Group. Since January 1, 2020, the Company Group has not been threatened in writing or, to the Company’s Knowledge, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Authority.

(b) Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.17 Intellectual Property.

(a) The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). The Company or any of its Subsidiary is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens (except for Permitted Liens). The Company Group has a valid right to use the Company Licensed IP.

(b) Schedule 4.17(b) sets forth a true, correct and complete list of all (i) Registered IP; (ii) Domain Names constituting Company Owned IP; and (iii) all social media handles constituting Company Owned IP; accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; (C) the jurisdictions by or in which such Registered Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed; and (D) any liens or security interests that apply.

(c) To the Knowledge of the Company, all Registered Owned IP that constitute issued Patents are valid and enforceable. All Registered Exclusively Licensed IP that constitute issued Patents are subsisting and, to the Knowledge of the Company, valid and enforceable. No Registered Owned IP, and to the Knowledge of the Company no Registered Exclusively Licensed IP, is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. In the past three (3) years, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company Group contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered IP. All registration, maintenance and renewal fees currently due in connection with any Registered Owned IP, and to the Knowledge of the Company all Registered Exclusively Licensed IP, have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d) In the past three (3) years, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company Group alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, in the past three (3) years no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

(e) In the past three (3) years the Company Group has not filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involving a claim against a third Person the Company alleging infringement or misappropriation of Company IP. The Company Group is not subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company Group.

(f) Except as disclosed on Schedule 4.17(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any Registered IP on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the Company (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the Company Group’s confidential information both during and after the term of such Person’s employment or engagement.

(g) No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Registered IP or to the Knowledge of the Company any item of Company Exclusively Licensed IP.

(h) None of the execution, delivery or performance by the Company of this Agreement or any of the Ancillary Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i) Except with respect to the agreements listed on Schedule 4.14(a)(vi), the Company Group is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j) The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the secrecy, confidentiality and value of all Trade Secrets and all other material Confidential Information, in each instance that are at least consistent with efforts undertaken by third Persons in the industry within which the Business is a part. No Company IP is subject to any technology or source code escrow arrangement or obligation. No person other than the Company Group and its employees and contractors (i) has a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company Group is in actual possession and control of the source code of any Software constituting Company Owned IP and all related documentation and materials.

(k) Schedule 4.17(k) is list of material software and data bases relating to the operation of any asset of the Company or its subsidiaries showing the nature of rights enjoyed, whether such software is owned by the Company and its Subsidiaries or licensed from third parties and, if owned by the Company and its Subsidiaries, whether developed in house or by third parties and whether source code and system documentation are possessed.

(l) Schedule 4.17(l) contains a list of all of the Company’s and its Subsidiaries’ inbound and outbound (i) material IP, software and technology agreements (including in each case, licenses, covenants not to sue, co-branding agreements, co-existence agreements, releases, options, rights of first offer, rights of first refusal and settlements) and (ii) research and development agreements and other agreements pursuant to which IP or software was or is intended to be developed by or for the Company or any of its Subsidiaries. Please also provide any source code escrow arrangements that the Company or any of its Subsidiaries has with any third parties.

(m) The Company Group has a privacy policy regarding the collection, use or disclosure of data in connection with the operation of the business as currently conducted (the “Privacy Policy”) that is made available to all visitors to the Sites. For purposes of this subsection (m), “Sites” shall mean, any websites or applications made available to the general public provided by or on behalf of the Company Group. To the Knowledge of the Company, the Privacy Policy accurately describes the Company Group’s collection, disclosure and use of Personal Information and materially complies with all applicable Data Protection Laws. To the Knowledge of the Company, none of the marketing materials and/or advertisements made, or provided by, or on behalf of the Company Group have been inaccurate in a material way, misleading in a material way, or unfair or deceptive in material violation of applicable Data Protection Laws.

(n) In connection with its Processing of any Personal Information, the Company Group is in material compliance with all applicable Data Protection Laws. The Company Group has complied in all material respects with such privacy policies, rules, and procedures in connection with any Processing by the Company Group of any Personal Information of any Person. To the Knowledge of the Company, there are no written complaints or audits, proceedings, investigations or claims pending against the Company Group by any Authority, or by any Person, in respect of Processing of Personal Information by or on behalf of the Company Group. The Company Group (i) has implemented commercially reasonable physical, technical, organizational and administrative security measures and policies designed to protect all Personal Information Processed or maintained by the Company Group from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third party providers and other persons who Process Personal Information on the Company Group’s behalf, to implement commercially reasonable security programs and policies consistent with applicable Data Protection Laws. Without limiting the generality of the foregoing, to the Knowledge of the Company, since January 1, 2020, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor or vendor of the Company Group) for which the Company Group would be required to make a report to a governmental authority, a data subject, or any other Person.

(o) To the Knowledge of the Company, the Software that constitutes Company Owned IP and all Software that is used by the Company Group is free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services other than as set forth on Schedule 4.17(m) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. No member of the Company Group has received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(p) The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain) in material compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company Group in connection with the operation of the Business (the “Company Information Systems”). To the Company’s Knowledge, there has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group.

4.18 Employees; Employment Matters.

(a) The Company has made available to Parent or its counsel a true, correct and complete list of the employees of the Company as of the date hereof, setting forth the employee ID, location, title, current base salary or hourly rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2022 and 2021, if applicable, hire date, exempt or non-exempt status under applicable laws, accrued paid time off or vacation, and leave status.

(b) The Company has made available to Parent or its counsel a true, correct and complete list of each of the independent contractors or consultants of the Company as of the date hereof, setting forth the name, principal location, engagement or start date, compensation structure, average monthly hours worked (if known), and nature of services provided.

(c) The Company Group is not a party to any collective bargaining agreement or similar labor agreement with respect to any employees of the Company, and, since January 1, 2020, to the Knowledge of the Company, there has been no proceeding by a labor union seeking to organize or represent any employees of the Company Group. There is no labor strike, slowdown or work stoppage or lockout pending or, to the Knowledge of the Company, threatened in writing against the Company Group, and, since January 1, 2020, the Company Group has not experienced any strike, slowdown, work stoppage or lockout by or with respect to its employees. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened, before any applicable Authority relating to employees of the Company.

(d) There are no pending or, to the Knowledge of the Company, threatened in writing material Actions against the Company Group under any worker’s compensation policy or long-term disability policy.

(e) Since January 1, 2020, the Company Group has been in compliance with notice and other requirements under the Workers’ Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation relating to plant closings and layoffs (collectively, the “WARN Act”). Since January 1, 2020, the Company has not implemented any “mass layoff” or “plant closing” or engaged in any other layoffs or employee reductions that resulted in obligations under the WARN Act. There is no ongoing or contemplated location closing, employee layoff, or relocation activities that would trigger notice or any other requirements under the WARN Act.

(f) The Company Group is, and for the past four (4) years has been, in compliance in all material respects with all applicable Laws relating to employment or the engagement of labor, including but not limited to all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, discrimination, harassment (including, but not limited to sexual harassment), retaliation, immigration, verification of identity and employment authorization of individuals employed in the United States, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, COVID-19, workers’ compensation, pay equity, restrictive covenants, whistleblower rights, child labor, classification of employees and independent contractors, meal and rest breaks, reimbursement of business expenses, and the collection and payment of withholding or social security Taxes. Each individual currently engaged by the Company as an independent contractor or consultant is, and for the past three (3) years has been, correctly classified by the Company as an independent contractor, and the Company has not received any notice from any Authority or Person disputing such classification. Each of the employees of the Company classified by the Company as “exempt” is, and for the past three (3) years has been, correctly classified by the Company as “exempt” under applicable Law.

(g) For the past five (5) years, the Company has complied, in all material respects, with all laws relating to the verification of identity and employment authorization of individuals employed in the United States. No audit by any Authority is currently being conducted, is pending or is threatened to be conducted, in respect to any workers employed by any member of the Company Group. Schedule 4.18(g) discloses each individual who is employed by the Company pursuant to a visa and the expiration date of such visa.

(h) To the Knowledge of the Company, no Key Employee is a party to or bound by any enforceable confidentiality agreement, non-competition agreement or other restrictive covenant (with any Person) that materially interferes with: (i) the performance by such Key Employee of his or her duties or responsibilities as an officer or employee of the Company Group or (ii) the Company Group’s business or operations. No Key Employee has given written notice of his or her intent to terminate his or her employment with the Company Group, nor has the Company Group provided notice of its present intention to terminate the employment of any of the foregoing.

(i) Since January 1, 2020, the Company Group has not received notice of any claim or litigation relating to an allegation of discrimination, retaliation, harassment (including sexual harassment), or sexual misconduct; nor is there any outstanding obligation for the Company Group under any settlement relating to such matters and to the Knowledge of the Company, no such claim or litigation has been threatened. Since January 1, 2020, the Company has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence claims or complaints reported to the Company relating to current and/or former employees of the Company or third-parties who interacted with current and/or former employees of the Company. With respect to each such claim or complaint found to have merit, the Company has taken corrective action. Further, to the Knowledge of the Company, since January 1, 2020, no allegations of sexual harassment have been made against any individual in his or her capacity as director or an employee of the Company.

(j) As of the date hereof and since January 1, 2020, there have been no material audits of the Company Group by any Authority, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company Group, nor have there been any related charges, fines, or penalties, and the Company Group has been in compliance in all material respects with OSHA.

4.19 Withholding. Except as disclosed on Schedule 4.19, all reasonably anticipated obligations of the Company Group with respect to employees of the Company Group (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, or by contract, for salaries, bonuses and vacation pay/paid time off to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company or accrued on the Company Financial Statements prior to the Closing Date.

4.20 Employee Benefits.

(a) Schedule 4.20(a) sets forth a correct and complete list of all Plans and indicates which Plans are PEO Sponsored Plans. With respect to each Plan that is not a PEO Sponsored Plan, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three (3) most recent annual reports on Form 5500 and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the three (3) most recent written results of all required compliance testing.

(b) No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and none of the Company, or any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any of its Subsidiaries.

(c) With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, and with respect to each PEO Sponsored Plan, to the Knowledge of the Company, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption.

(d) There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan, and with respect to each PEO Sponsored Plan, to the Knowledge of the Company, is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e) Each Plan, and with respect to each PEO Sponsored Plan, to the Knowledge of the Company has been established, administered and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. There is not now, nor, to the Knowledge of the Company, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company under ERISA or the Code. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f) None of the Plans, and with respect to each PEO Sponsored Plan, with respect to Employees, provide retiree health or life insurance benefits, except as may be required by COBRA. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in COBRA with respect to any Plan, and with respect to each PEO Sponsored Plan, to the Knowledge of the Company, to which such continuation coverage requirements apply.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in all material respects in documentary compliance with, and has been administered in all material respects in compliance with, Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder.

(i) Each Plan, and with respect to each PEO Sponsored Plan, to the Knowledge of the Company, that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been established, maintained and administered in compliance with the requirements of the Affordable Care Act and no circumstances of noncompliance exist that could result in the imposition of any tax, penalty or fine thereunder.

(j) All Plans subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

4.21 Real Property.

(a) Except as set forth on Schedule 4.21, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company Group leases any real property or right in any Real Property. The Company Group has provided to Parent and Merger Sub accurate and complete copies of all Leases. The Company Group has good, valid and subsisting title to its respective leasehold estates in the research, manufacturing, and office facilities described on Schedule 4.21, free and clear of all Liens. The Company Group has not materially breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b) With respect to each Lease: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company Group has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company Group’s obligations thereunder has been granted by the lessor; (v) the Company Group has performed all material obligations imposed on it under such Lease and there exist no default or event of default thereunder by the Company Group or, to the Company’s Knowledge, by any other party thereto; (vi) there exists, to the Company’s Knowledge, no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the Company Group thereunder; (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder and (viii) the Company Group has not exercised early termination options, if any, under such Lease. The Company Group holds the leasehold estate established under the Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located or other Permitted Liens. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. Each Lease leases all useable square footage of the premises located at each leased Real Property. To the Knowledge of the Company, the Company Group does not owe any brokerage commission with respect to any Real Property.

4.22 Tax Matters. Except as set forth on Schedule 4.22,

(a) (i) Each member of the Company Group has duly filed all income and other material Tax Returns which are required to be filed by it, and has paid all material Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of any member of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of any member of the Company Group for which a Lien may be imposed on any of member of the Company Group’s assets has been waived or extended (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) each member the Company Group has duly withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected by the member in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) each member the Company Group has collected and remitted to the applicable Taxing Authority all material sales Taxes required to be collected by the member; (vii) no member of the Company Group has requested any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of any member of the Company Group; (ix) no member of the Company Group has received any written request from a Taxing Authority in a jurisdiction where member of the Company Group has not paid any Tax or filed Tax Returns asserting that the member of the Company Group is or may be subject to Tax in such jurisdiction, and no member of the Company Group has a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (x) No member of the Company Group is nor has it ever been a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (xi) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xii) no member of the Company Group has liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xiii) no member of the Company Group is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiv) no member of the Company Group has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) No member of the Company Group will be required to include any material item of income or exclude any material item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or foreign Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date; (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (vi) an entity in the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing; (vii) “global intangible low-taxed income” of the Company Group within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing; or (viii) an election made pursuant to Section 965(h) of the Code.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Interim Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) The Company is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Domestication from qualifying for the Domestication Intended Tax Treatment or the Merger from qualifying for the Merger Intended Tax Treatment.

(f) No Member of the Company Group has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.23 Environmental Laws. The Company Group has complied and is in compliance with all Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company, threatened against the Company Group alleging any failure to so comply. The Company Group has not (a) received any written notice of any alleged claim, violation of or liability under any Environmental Law nor any claim of potential liability with regard to any Hazardous Material, which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company Group that could give rise to any liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

4.24 Finders’ Fees. Except as set forth on Schedule 4.24, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of its respective Affiliates who might be entitled to any fee or commission from the Company Group, Merger Sub, Parent or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

4.25 Directors and Officers. Schedule 4.25 sets forth a true, correct and complete list of all directors and officers of the Company as of the date hereof.

4.26 Anti-Money Laundering Laws.

(a) The Company Group currently is and, since January 1, 2020, has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) The Company Group has not received written notice of, nor, to the Knowledge of the Company, any of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.27 Insurance. All forms of insurance owned or held by and currently insuring the Company Group are set forth on Schedule 4.27, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination and there is no claim by the Company Group or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Ancillary Agreements. The insurance policies to which the Company Group is a party are of at least like character and amount as are carried by like businesses similarly situated and sufficient for compliance with all requirements of all Material Contracts to which the Company Group is a party or by which the Company Group is bound. Since January 1, 2020, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements. No fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

4.28 Related Party Transactions. Except as set forth on Schedule 4.28, as contemplated by this Agreement or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group, (b) owns any asset, property or right, tangible or intangible, which is used by the Company Group, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to the Company Group since January 1, 2020.

4.29 No Trading or Short Position. None of the Company Group or any of its managers and officers, members and employees has engaged in any short sale of Parent’s voting stock or any other type of hedging transaction involving Parent’s securities (including, without limitation, depositing shares of Parent’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling Parent’s securities).

4.30 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.31 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Ancillary Agreements, if applicable, will, at the time of the Parent Shareholder Meeting or at the effective date of the Registration Statement, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed with or furnished to the SEC and publicly available in unredacted form no later than the second day prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is reasonably apparent from the content of such Parent SEC Documents, but excluding any risk factor disclosures or other similar cautionary or predictive statements therein), it being acknowledged that nothing disclosed in such Parent SEC Documents shall be deemed to modify or qualify the representations and warranties set forth in Sections 5.1, 5.3, 5.8 or 5.12, Parent and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that:

5.1 Corporate Existence and Power. Parent is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger. Each of the Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

5.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto. Either Parent or a wholly owned (direct or indirect) Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.

5.3 Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Domestication and the Merger, subject to receipt of the Parent Shareholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or the Ancillary Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than the Parent Shareholder Approval) or the Ancillary Agreements. This Agreement and the Ancillary Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Ancillary Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions.

5.4 Governmental Authorization. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) any SEC or Nasdaq filings and approval required to consummate the transactions contemplated hereunder, (b) filing with the Secretary of State of the State of Delaware a Certificate of Domestication with respect to the Domestication, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and any filing required pursuant to the HSR Act.

5.5 Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of a Parent Party or to a loss of any material benefit to which a Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon a Parent Party or any of its respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any Parent Party’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational documents of any Parent Party, except for such consent, approval or waiver which shall be obtained (and a copy provided to the Company) prior to the Closing, except in the case of clauses (c) – (e) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.6 Finders’ Fees. Except for the Persons identified on Schedule 5.6, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

5.7 Issuance of Shares. The Aggregate Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, and each such share comprising the Aggregate Merger Consideration shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the organizational or constitutive documents of Parent. The Aggregate Merger Consideration shall be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

5.8 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of Parent is US$55,500 divided into 500,000,000 Parent Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 preference shares with a nominal or par value of US$0.0001, of which 9,515,936 Parent Class A Ordinary Shares (inclusive of Parent Class A Ordinary Shares included in any outstanding Parent Units), 1 Parent Class B Ordinary Share and no preference shares are issued and outstanding. As of the date of this Agreement, 9,487,500 Parent Public Warrants (inclusive of Parent Public Warrants included in any outstanding Parent Units) and 7,942,500 Parent Private Warrants are issued and outstanding. In addition, as of the date of this Agreement, 18,975,000 Parent Rights are issued and outstanding. No other shares in the capital stock of Parent or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Common Shares and Parent Rights are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. All outstanding Parent Warrants have been duly authorized and validly issued and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject to the Enforceability Exceptions and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All outstanding Parent Units, Parent Common Shares, Parent Warrants and Parent Rights have been issued in compliance with all applicable securities and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the organizational or constitute documents of Parent.

(b) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.9 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Ancillary Agreements, if applicable, will, at the date of filing or mailing, at the time of the

Parent Shareholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.10 Trust Fund. As of the date of this Agreement, Parent has at least $51.1 million in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of January 12, 2022 and amended on July 13, 2023, between Parent and the Trustee (as amended, the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than public shareholders of Parent holding Parent Class A Ordinary Shares sold in Parent’s IPO who shall have elected to redeem their Class A Ordinary Shares pursuant to the Parent Articles) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Parent Articles. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since July 26, 2023, Parent has not released any money from the Trust Account (other than as permitted by the Trust Agreement). As of the Effective Time and subject to the approval by Parent and the holders of Parent Common Shares of the Parent Certificate of Incorporation, (i) the obligations of Parent to dissolve or liquidate pursuant to the Parent Articles shall terminate, and (ii) Parent shall have no obligation whatsoever pursuant to the Parent Articles to dissolve and liquidate the assets of Parent by reason of the consummation of the transactions contemplated by this Agreement. Following the Effective Time, no shareholder of Parent (other than the underwriters of the IPO or Authority for Taxes) shall be entitled to receive any amount from the Trust Account except to the extent a Parent’s public shareholder shall have elected to tender its Parent Class A Ordinary Shares for redemption pursuant to the Parent Articles (or in connection with an extension of Parent’s deadline to consummate a “Business Combination” as such term is defined in the Parent Articles).

5.11 Listing. The Parent Class A Ordinary Shares, Parent Units, Parent Warrants and Parent Rights are listed on Nasdaq, with trading tickers “CSLM,” “CSLMU” and “CSLMW” and “CSLMR”.

5.12 Board Approval.

(a) Parent’s Board of Directors (including any required committee or subgroup of such board) has unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of Parent and its shareholders, (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in the Parent Articles and (iv) recommended to the Parent’s shareholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”). Such resolutions have not been modified or rescinded by Parent’s Board of Directors.

(b) Merger Sub’s Board of Directors has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of its sole shareholder. Such resolutions have not been modified or rescinded by Merger Sub’s Board of Directors.

5.13 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (iii) all proxy statements relating to Parent’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.13) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (v) above, whether or not available through EDGAR, collectively, as they have been amended, revised or superseded by a later filing, the “Parent SEC Documents”).

(b) Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

(c) As used in this Section 5.13, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(d) Except as not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with U.S. GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and principal financial officer by others within Parent.

(e) Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Since its initial public offering, Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Parent Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister Parent Class A Ordinary Shares or prohibit or terminate the listing of Parent Class A Ordinary Shares on Nasdaq or prohibit the transfer of the listing to Nasdaq. Parent has not taken any action that is designed to terminate the registration of Parent Class A Ordinary Shares under the Exchange Act.

(g) The Parent SEC Documents contain true and complete copies of the applicable Parent Financial Statements. Except as disclosed in the Parent SEC Documents, the Parent Financial Statements (i) are complete and accurate and fairly present, in conformity with U.S. GAAP under the standards of the PCAOB applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Parent as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is material) and the absence of footnotes), (ii) were prepared in conformity with U.S. GAAP under the standards of the PCAOB applied on a consistent basis during the periods involved (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is material) and the absence of footnotes), (iii) in the case of the audited Parent Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(h) Except (i) as specifically disclosed, reflected or fully reserved against in the Parent Financial Statements or disclosed in Parent SEC Documents, (ii) for liabilities and obligations incurred in the ordinary course of business since Parent’s formation and (iii) liabilities that would not reasonably be expected to have a Material Adverse Effect in respect of Parent and Merger Sub, there are no liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent.

(i) Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for Parent’s and its Subsidiaries’ assets. Parent maintains and, for all periods covered by the Parent Financial Statements, has maintained books and records of Parent in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Parent in all material respects.

(j) Since its incorporation, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent to Parent’s Knowledge, (ii) a “material weakness” in the internal controls over financial reporting of Parent to Parent’s Knowledge or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

5.14 Certain Business Practices. Neither Parent nor any Representative of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act of 1977 or (d) made any other unlawful payment. Neither Parent nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

5.15 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

5.16 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any director, officer, employee, shareholder, warrant holder or Affiliate of Parent or any of its Subsidiaries, on the other hand.

5.17 Absence of Certain Changes. From the date of the latest balance sheet included in the Parent Financial Statements until the date of this Agreement, (a) the Parent Parties have conducted their respective businesses in the ordinary course and in a manner consistent with past practices; and (b) there has not been any Material Adverse Effect in respect of Parent Parties.

5.18 Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against Parent or any of its Subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its Subsidiaries.

5.19 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses shall be paid by Parent.

5.20 Tax Matters.

(a) (i) Parent has duly filed all income and other material Tax Returns which are required to be filed it, and has paid all material Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) the Company has collected and remitted to the applicable Taxing Authority all material sales Taxes required to be collected by the Company; (vi) Parent duly withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected by Parent in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vii) Parent has not requested any letter ruling from the IRS (or any comparable ruling form any other Taxing Authority); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) Parent has not received any written request from a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns asserting that Parent is or may be subject to Tax in such jurisdiction, and Parent does not have a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (x) Parent is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (xi) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent); (xii) Parent has no liability for the Taxes of any other Person: (1) under

Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xiii) the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiv) the Parent has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) Parent will not be required to include any material item of income or exclude any material item of deduction for any taxable period ending after the Closing Date as a result of: (i) any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-US. Income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date; (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or (vi) an election under Section 108(i) of the Code made on or before the Closing.

(c) The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the financial statements of Parent and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d) Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) Parent is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Domestication from qualifying for the Domestication Intended Tax Treatment or the Merger from qualifying for the Merger Intended Tax Treatment.

(f) Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Parent up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

5.21 Employees; Benefit Plans(a) . Except as set forth on Schedule 5.21, Parent does not have and has never had any employees. Parent has no unsatisfied material liability with respect to any employee. Parent has never and does not currently maintain, sponsor, contribute to or have any direct or indirect liability under any Plan, and neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will: (a) result in or trigger any payment (including severance, unemployment compensation, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such employee benefits. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, either alone or in connection with any other event(s) give rise to any amount that would not be deductible by Parent by reason of Section 280G of the Code with respect to any amount paid or payable under a Plan or any other arrangement entered into by Parent or its Affiliates prior to the Closing Date.

ARTICLE VI

COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) Except as expressly contemplated by this Agreement or the Ancillary Agreements or as set forth on Schedule 6.1(a), from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices and use its commercially reasonable efforts to preserve intact its business and assets. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Ancillary Agreements, or as required by applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company, Parent, nor any of its Subsidiaries, shall permit to:

(i) amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any (A) in the case of the Company, any Material Contract or (B) in the case of Parent, material contract, agreement, lease, license or other right or asset of Parent, as applicable;

(iii) other than in the ordinary course of business consistent with past practice, modify, amend or enter into any contract, agreement, lease, license or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $200,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $200,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company’s or Parent’s, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business consistent with past practice;

(vi) solely in the case of the Company, sell, lease, license or otherwise dispose of any Company Owned IP;

(vii) (A) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any shareholder or other equityholder in its capacity as such; and (C) except as contemplated hereby or by any Ancillary Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(viii) (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness including drawings under the lines of credit, in the case of the Company, in excess of an aggregate principal amount of $250,000 or such lesser amount if the aggregate principal amount of such new Indebtedness together with the aggregate principal amount all other Indebtedness of the Company would exceed $1,000,000 other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(ix) suffer or incur any Lien, except for Permitted Liens, on the Company’s or Parent’s, as applicable, assets;

(x) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company or Parent, as applicable, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business consistent with past practice);

(xi) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xii) terminate or allow to lapse any insurance policy protecting any of the Company’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiii) institute, settle or agree to settle any Action before any Authority, in each case in excess of $200,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xiv) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xv) change its principal place of business or jurisdiction of organization;

(xvi) except in connection with the exercise of rights under the terms of any of the Company Preferred Stock, Company Convertible Notes or Company Options, issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than any redemption by Parent of Parent Class A Ordinary Shares and Parent Units held by its public shareholders pursuant to the Parent Articles or as otherwise contemplated herein or in any Ancillary Agreement;

(xvii) (A) make, change or revoke any material Tax election; (B) change any material method of accounting; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (E) surrender or forfeit any right to claim a material Tax refund, or (F) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Domestication Intended Tax Treatment or the Merger Intended Tax Treatment;

(xviii) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xix) solely in the case of the Company, other than as required by Law, by a Plan, or in the ordinary course of business (A) increase the compensation or benefits of any employee of the Company at the level of manager or above, except for annual compensation increases in the ordinary course of business consistent with past practices, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider of the Company, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) make any loan to any present or former employee or other individual service provider of the Company, other than advancement of expenses in the ordinary course of business consistent with past practices, (E) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization; or (F) adopt any severance or retention plan;

(xx) solely in the case of Parent, hire or offer to hire any additional employees, or engage or offer to engage any consultant, independent contractor, or service provider (except for such employees, independent contractors, or service providers who will exclusively perform services for the Parent before and after the Closing);

(xxi) fail to duly observe and conform to any applicable Laws and Orders; or

(xxii) agree or commit to do any of the foregoing.

(b) Neither party shall (i) take or agree to take any action that would be reasonably likely to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(c) Notwithstanding the foregoing, the Company and Parent, and its Subsidiaries, shall be permitted to take any and all actions required to comply in all material respects with any applicable COVID-19 Measures or any changes thereto.

(d) Nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Outside Closing Date, and nothing in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Outside Closing Date. Prior to the Outside Closing Date, each of the Company, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.2 Exclusivity.

(a) During the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other party (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction or take any such action that could reasonably be expected to lead to an Alternative Proposal, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or that could reasonably be expected to lead to an Alternative Proposal, (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that the act of informing Persons of the provisions of this Section 6.2, or of the existence of this Agreement, will not be deemed to “encourage,” “solicit,” “initiate,” “engage” or “participate” for purposes of, or otherwise constitute a violation of this Section 6.2(a). Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent, or Parent’s Subsidiaries, (other than the transactions contemplated by this Agreement or the Ancillary Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction, (B) with respect to the Company, any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of the Company or its Subsidiaries (other than sales of inventory in the ordinary course of business) or any capital stock or other equity interests of the Company or its Subsidiaries in a single transaction or series of transactions or (C) with respect to Parent, any other Business Combination.

(b) In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective

Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the person initiating such communication of the existence of this Agreement.

6.3 Access to Information. During the Interim Period, the Company and Parent shall each, use its commercially reasonable efforts to, (a) continue to give the other party, its legal counsel and its other Representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other Representatives such information relating to the business of the Company or Parent as such Persons may reasonably request and (c) cause its employees, legal counsel, accountants and other Representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided, that no investigation pursuant to this Section 6.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent; and provided, further, that any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary expressed or implied in this Agreement, neither party shall be required to provide the access described above or disclose any information to the other party if doing so is, in such party’s reasonable judgement, reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any Contract to which it is a party or to which it is subject or applicable Law.

6.4 Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other party of:

(a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or create any Lien on any of the Company’s or Parent’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their shareholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(d) any written notice from Nasdaq with respect to the listing of the Parent Securities;

(e) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Effect; and

(f) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE IX not to be satisfied.

6.5 Registration Statement/Proxy Statement; Other Filings.

(a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare and Parent shall file with the SEC, and with all other applicable regulatory bodies, mutually acceptable proxy materials for the purpose of soliciting proxies from holders of Parent Common Shares sufficient to obtain Parent Shareholder Approval at an extraordinary general meeting of holders of Parent Common Shares to be called and held for such purpose (the “Parent Shareholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto (the “Registration Statement”), filed by Parent with the SEC, which shall also include a prospectus (such prospectus, together with the Proxy Statement and any amendments or supplements thereto, the “Proxy Statement/Prospectus”) pursuant to which the Parent Common Shares issuable in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Registration Statement. Parent also agrees to use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action. Each of Parent and the Company agrees, as promptly as reasonably practicable, to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the preparation of the Proxy Statement/Prospectus, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or their respective Subsidiaries to any regulatory authority (including Nasdaq) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”).

(b) Parent (i) shall permit the Company and its counsel to review and comment on the Registration Statement and Proxy Statement/Prospectus and any exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Registration Statement and Proxy Statement/Prospectus or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Registration Statement and Proxy Statement/Prospectus, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company. Parent will use its reasonable best efforts to permit the Company’s counsel to participate in any calls, meetings or other communications with the SEC or its staff. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement and Proxy Statement/Prospectus or any amendment or supplement thereto has been filed with the SEC and the time when the Registration Statement declared effective or any stop order relating to the Registration Statement is issued.

(c) As soon as practicable following the date on which the Registration Statement is declared effective by the SEC, Parent shall distribute the Proxy Statement/Prospectus to the holders of Parent Common Shares and, pursuant thereto, shall call the Parent Shareholder Meeting in accordance with its organizational documents, the applicable Nasdaq rules and the applicable Laws of the Cayman Islands and the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other proposals presented to the holders of Parent Common Shares for approval or adoption at the Parent Shareholder Meeting.

(d) Parent shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act, the applicable Nasdaq rules and all applicable Laws of the Cayman Islands and the State of Delaware, in the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement/Prospectus and the calling and holding of the Parent Shareholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Registration Statement, as of the effective date of the Registration Statement, and the Proxy Statement/Prospectus, as of the date on which it is first distributed to the holders of Parent Common Shares, and as of the date of the Parent Shareholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement/Prospectus). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus, as applicable, will not as of the effective date of the Registration Statement and the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to the holders of Parent Common Shares or at the time of the Parent Shareholder Meeting does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to Parent or the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus, which would make the preceding two sentences incorrect, should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of Parent Common Shares (provided that notwithstanding any provision of this Agreement, the Company shall not be responsible for, nor have any obligation to Parent or any other Person with respect to, the accuracy or completeness of anything set forth in the Registration Statement or the Proxy Statement/Prospectus, other than information exclusively relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement/Prospectus). In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In accordance with the Parent Articles and applicable securities laws, rules and regulations, including the Cayman Companies Act and the DGCL and rules and regulations of Nasdaq, in the Proxy Statement/Prospectus, Parent shall seek from the holders of Parent Common Shares the approval the following proposals: (i) the Parent Shareholder Approval; (ii) the Domestication; (iii) adoption and approval of the amendment and restatement of Parent’s organizational documents, in the form attached as Exhibits A and B to this Agreement (with such changes as may be agreed in writing by Parent and the Company) (as may be subsequently amended by mutual written agreement of Parent and the Company at any time before the effectiveness of the Registration Statement) in connection with the Domestication, including the change of Parent’s name to “Fusemachines Inc.” and any separate or unbundled proposals as are required to implement the foregoing; (iv) approval of the members of the Board of Directors of Parent immediately after the Closing; (v) approval of the issuance Parent Common Shares in connection with the Domestication and the Merger under applicable exchange listing rules; (vi) approval of the Parent Equity Incentive Plan and the Management Performance-Based Incentive Plan (the proposals set forth in the foregoing clauses (i) through (vi), the “Required Parent Proposals”); (vii) all required approvals under Nasdaq rules of the issuance of Parent Common Shares in connection with any financing in connection with the transactions contemplated hereunder; (viii) approval to adjourn the Parent Shareholder Meeting, if necessary; and (ix) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger as reasonably determined by the Company and Parent (the proposals set forth in the forgoing clauses (i) through (ix) collectively, the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to “clear” comments from the SEC and the Registration Statement to become effective as promptly as reasonably practicable thereafter. As soon as practicable after the Proxy Statement is “cleared” by the SEC, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Shares (but in any event within twenty (20) Business Days of the later of (i) the receipt and resolution of SEC comments with respect to the Proxy Statement/Prospectus and (ii) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act). The Offer Documents shall provide the public shareholders of Parent with the opportunity to redeem all or a portion of their Parent Class A Ordinary Shares, at a price per share equal to the pro rata share of the funds in the Trust Account, all in accordance with and as required by the Parent Articles, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. In accordance with the Parent Articles, the proceeds held in the Trust Account will first be used for the redemption of the Parent Class A Ordinary Shares held by Parent’s public shareholders who have elected to redeem such shares.

(g) Parent shall call and hold the Parent Shareholder Meeting as promptly as practicable after the effective date of the Registration Statement for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals. Parent’s Board of Directors shall recommend that the holders of Parent Common Shares vote in favor of the Parent Proposals.

(h) The Company acknowledges that a substantial portion of the Proxy Statement/ Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be reasonably requested by Parent for inclusion in or attachment to the Proxy Statement/ Prospectus, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/ Prospectus or responses to comments from the SEC or its staff in connection therewith. In connection with the preparation and filing of the Registration Statement and any amendments thereto, the Company shall reasonably cooperate with the Parent and shall make their directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(i) Except as otherwise required by applicable Law, Parent covenants that none of Parent, Parent’s Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly or by formal action of Parent, Parent’s Board of Directors or any committee thereof to withdraw or modify, in any manner adverse to the Company, the Parent Board Recommendation.

(j) Notwithstanding anything else to the contrary in this Agreement or any Ancillary Agreements, Parent may make any public filing with respect to the Merger to the extent required by applicable Law, provided that prior to making any filing that includes information regarding the Company, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company.

6.6 Trust Account. Upon satisfaction or waiver of the conditions set forth in ARTICLE IX and provision of notice thereof to the Trustee (which notice Parent shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, Parent (a) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to public holders of Parent Class A Ordinary Shares (the “Parent Redemption Amount”), (2) at the Closing, pay any unpaid Company Transaction Expenses and

Parent Transaction Expenses to the applicable Persons entitled thereto and (3) pay all remaining amounts then available in the Trust Account to Parent or the Surviving Corporation for immediate use, subject to this Agreement and the Trust Agreement, and (ii) thereafter, the Trust Account shall terminate, except as provided therein. To the extent the amounts available in the Trust Account are not sufficient to pay any of the amounts described in subparagraphs (1) through (3) of this Section 6.6, Parent will pay such amounts with such funds as it shall have obtained through financing arrangements obtained as contemplated by this Agreement.

6.7 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.8 Cooperation with Regulatory Approvals. Parent and the Company each will, and Parent and the Company will cause each of their respective Affiliates to, use reasonable best efforts to comply as promptly as practicable with all legal requirements which may be imposed on it under any applicable Antitrust Laws in connection with the transactions contemplated by this Agreement. Each party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other applicable Antitrust Laws and will use reasonable best efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. Parent and the Company agree not to, and Parent and the Company agree to cause each of its Affiliates not to, extend any waiting period under the HSR Act and other applicable Antitrust Laws or enter into any agreement with any Governmental Authority to delay, or otherwise not to consummate as soon as practicable, any of the Transactions contemplated by this Agreement except with the prior written consent of the non-requesting party, which consent may be withheld in the sole discretion of the non-requesting party. Neither Parent nor the Company shall, and each shall use its reasonable best efforts to cause their respective Affiliates not to, directly or indirectly take any action, including, directly or indirectly, acquiring or investing in any Person or acquiring, leasing or licensing any assets, or agreement to do any of the foregoing, if doing so would reasonably be expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any required approval under the HSR Act and any applicable Antitrust Laws. Without limiting the foregoing, Parent and the Company shall: (i) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Authority with respect to Antitrust Laws regarding the transactions contemplated by this Agreement; (ii) permit each other to review reasonably in advance any proposed substantive written communication to any such Authority and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Action with respect to such transactions under Antitrust Laws; (iv) not agree to participate in any substantive meeting or discussion with any such Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement with respect to Antitrust Laws unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Authority, gives the other party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Action; and (vi) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications (and memoranda setting forth the substance of all substantive oral communications) between such party and, and in the case of Parent, its Subsidiaries (if applicable) and their respective Representatives and advisors, on one hand, and any such Authority, on the other hand, in each case, with respect to this Agreement and the transactions contemplated by this Agreement with respect to Antitrust Laws; provided that materials required to be supplied pursuant to this section may be redacted (1) to remove references concerning the valuation of the Company, (2) as necessary to comply with contractual arrangements, (3) as necessary to comply with applicable Law, and (4) as necessary to address reasonable privilege or confidentiality concerns; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 6.8 as “Outside Counsel Only”.

ARTICLE VII

COVENANTS OF THE COMPANY

7.1 Reporting; Compliance with Laws; No Insider Trading. During the Interim Period,

(a) The Company shall duly observe and conform in all material respects to all applicable Law, including the Exchange Act, and Orders.

(b) The Company shall, on behalf of the Company Group, duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period.

(c) The Company shall not, and it shall direct its Representatives to not, directly or indirectly, (i) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Shares, Parent Units, Parent Warrants or Parent Rights, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (ii) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (iii) disclose to any third party any non-public information about the Company, Parent, the Merger or the other transactions contemplated hereby or by any Ancillary Agreement.

7.2 Company’s Stockholder Approval.

(a) As promptly as reasonably practicable after the effective date of the Registration Statement, and in any event within five (5) Business Days following such date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of this Agreement, the Ancillary Agreements to which the Company is or will be a party, the transactions contemplated hereby and thereby and other related matters, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

7.3 Additional Financial Information. By no later than February 29, 2024 (the “PCAOB Audit Deadline”), the Company shall deliver to Parent the Company’s audited financial statements for the twelve month periods ended December 31, 2023 and 2022, consisting of the audited consolidated balance sheets as of such dates and the audited consolidated statements of operations, changes in stockholders’ equity and cash flows for the twelve month periods ended on such dates, including the notes thereto (the “2023 Financial Statements”). Subsequent to the delivery of the 2023 Financial Statements, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered to Parent no later than forty (40) calendar days following the end of each quarterly period and consolidated interim monthly information for each month thereafter shall be delivered to Purchaser no later than 20 days following the end of each month (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the standards of the PCAOB for public companies. The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Registration Statement, the Proxy Statement/Prospectus and any other filings to be made by Parent with the SEC. In the event the Company fails to deliver the 2023 Financial Statements to Parent by the PCAOB Audit Deadline, the Company shall pay a delay fee in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month) (which fee shall be payable within two (2) Business Days after such one-month period (or partial month period)). All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

8.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Action (including derivative claims) relating to this Agreement, any of the Ancillary Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against the Company (collectively, the “Transaction Litigation”). Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against Parent, Merger Sub or members of the boards of directors of Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Company or the members of its board of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (B) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and related parties (if Parent is controlling the Transaction Litigation) or (C) contains an admission of wrongdoing or Liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and related parties (if Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

8.2 Compliance with SPAC Agreements. Parent shall (a) comply with the Trust Agreement, the Parent Warrant Agreement, the Parent Rights Agreement, and the Underwriting Agreement, dated as of January 12, 2022, by and between Parent and BTIG, LLC, as representative of the underwriters thereto, and (b) enforce the terms of the letter agreement, dated as of January 12, 2022, by and among Parent, the Sponsor and each of the officers and directors of Parent named therein.

8.3 Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

8.4 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, Parent shall cause the organizational documents of Parent, its Subsidiaries, and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation, the Company, as applicable, to the extent permitted by applicable Law.

(b) Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq or an Alternate Exchange, as applicable, which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c) The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

8.5 Parent Public Filings; Nasdaq. During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Class A Ordinary Shares, the Parent Units and the Parent Warrants on Nasdaq. During the Interim Period, Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with Nasdaq or an Alternate Exchange, to be agreed mutually by Parent and the Company, in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of Nasdaq or an Alternate Exchange, as applicable, to be satisfied; and (c) the Parent Common Shares, including the shares comprising the Aggregate Merger Consideration, and the Parent Warrants to be approved for listing on Nasdaq or an Alternate Exchange, as applicable, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time. The Company shall provide information reasonably requested by Parent with respect to such Nasdaq or Alternate Exchange application and otherwise cooperate with Parent to obtain and maintain such listing.

8.6 Certain Tax Matters.

(a) Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Domestication to qualify for the Domestication Intended Tax Treatment and the Merger to qualify for the Merger Intended Tax Treatment, and none of Parent, Merger Sub or the Company has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Domestication from qualifying for the Domestication Intended Tax Treatment or the Merger from qualifying for the Merger Intended Tax Treatment.

(b) Each of Parent, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Domestication Intended Tax Treatment and Merger Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with the its Tax Return for the taxable year of the Merger), and shall take no position inconsistent with the Domestication Intended Tax Treatment or the Merger Intended Tax Treatment (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Parent and the Company shall promptly notify the other party in writing if, before the Closing Date, either such party knows or has reason to believe that the Domestication may not qualify for the

Domestication Intended Tax Treatment or that the Merger may not qualify for the Merger Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate such qualification, which amendments shall be made if the Company reasonably determines on the advice of its counsel that such amendments would be reasonably expected to result in the Domestication Intended Tax Treatment or the Merger Intended Tax Treatment and would not be commercially impracticable).

(d) Notwithstanding anything to the contrary contained herein, all Transfer Taxes shall be paid by Parent. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(e) If, in connection with the preparation and filing of the Form S-4, the SEC requests or requires a tax opinion be prepared and submitted regarding the Domestication Intended Tax Treatment, Parent will use its commercially reasonable efforts to cause Loeb & Loeb LLP to deliver such tax opinion to Parent, or (ii) the Merger Intended Tax Treatment, the Company shall use its commercially reasonable efforts to cause Dentons US LLP to deliver such tax opinion to the Company. Each party shall use reasonable best efforts to execute and deliver customary tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Dentons US LLP shall not be required to provide any opinion to any party regarding the Domestication Intended Tax Treatment and Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger Intended Tax Treatment.

8.7 Incentive Plans.

(a) Prior to the effective date of the Registration Statement, Parent shall adopt a new equity incentive plan in substantially the form attached hereto as Exhibit F, with such changes or modifications thereto as the Company and Parent may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed) (the “Parent Equity Incentive Plan”). The Parent Equity Incentive Plan shall have such number of shares available for issuance equal to between seven and one-half percent (7.5%) to ten percent (10%) of the Parent Common Shares to be issued and outstanding immediately after the Closing.

(b) Prior to the effective date of the Registration Statement, Parent shall adopt a management performance-based incentive plan mutually agreeable to the Company and Parent (the “Management Performance-Based Incentive Plan”) that will provide for the issuance of Parent Common Shares to management based on the achievement of mutually agreed upon revenue growth and EBITDA targets.

8.8 PIPE Investment.

(a) Parent shall take all actions required to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including to (x) comply with its obligations under the Subscription Agreements, and (y) in the event that all conditions in the Subscription Agreements have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to Closing. Parent shall not permit, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements.

(b) The Company agrees, and shall cause the appropriate officers and employees thereof, to use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing equityholders of Parent (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by Parent, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding the Company as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to the Company, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in Parent’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.

8.9 Section 16 Matters. Prior to the Effective Time, each of the Company and Parent and their respective Boards of Directors (or any duly formed committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act)) shall take all such steps as may be required or as may be reasonably necessary or advisable (to the extent permitted under applicable Law) to cause any dispositions of shares of the Company Common Shares or acquisitions of Parent Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to Rule 16b-3 promulgated under the Exchange Act.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a) No provisions of any applicable Law and no Order shall restrain or prohibit or impose any condition on the consummation of the transactions contemplated hereby, including the Merger.

(b) (i) All applicable waiting periods, if any, under the HSR Act with respect to the Merger shall have expired or been terminated, and (ii) each consent, approval or authorization of any Authority required of Parent, its Subsidiaries, or the Company to consummate the Merger set forth on Schedule 9.1(b) shall have been obtained and shall be in full force and effect.

(c) No Authority shall have issued an Order or enacted a Law, having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable.

(d) The Company Stockholder Approval shall have been obtained;

(e) Each of the Required Parent Proposals shall have been approved at the Parent Shareholder Meeting;

(f) Parent’s initial listing application with Nasdaq or an Alternate Exchange, as applicable, in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq or an Alternate Exchange, as applicable, and Parent shall not have received any notice of non-compliance therewith, and the shares comprising the Aggregate Merger Consideration shall have been approved for listing on Nasdaq or an Alternate Exchange, as applicable.

(g) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations and the Company Material Representations, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date) except, in each case, for any failure of such representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) to be so true and correct that would not in the aggregate have or reasonably be expected to have a Material Adverse Effect in respect of the Company.

(c) The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) The Company Material Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(e) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect in respect of the Company that is continuing.

(f) Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company certifying the accuracy of the provisions of the foregoing clauses (a), (b), (c), (d) and (e) of this Section 9.2.

(g) Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (i) the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) the Company Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(h) Each of the Company and the Company Securityholders, as applicable, shall have executed and delivered to Parent a copy of each Ancillary Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(i) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i), and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulation Section 1.897-2(h)(2) together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Closing, each dated no more than thirty (30) days prior to the Closing Date and in form and substance as reasonably agreed upon by Parent and the Company.

(j) The Company shall have obtained each Company Consent set forth on Schedule 9.2(j).

(k) The Company shall have delivered to Parent a resignation from the Company of each director of the Company listed in Schedule 9.2(k), effective as of the Closing Date, provided, that the failure to deliver the resignation for any such director shall not result in the failure of this condition to be satisfied if immediately following the Effective Time Parent shall have the right to remove such director with immediate effect.

(l) Each of the employees of the Company listed in Schedule 9.2(l) shall have entered into employment agreements, effective as of the Closing Date, in form and substance as reasonably agreed upon by Parent and the Company.

(m) There shall not have occurred an Event of Default under a Sponsor Convertible Note (as such term is defined in the applicable Sponsor Convertible Note).

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), except, in each case, for any failure of such representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) to be so true and correct would not in the aggregate have or be reasonably expected to have a Material Adverse Effect in respect of Parent or Merger Sub and their ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

(c) The Parent Fundamental Representations shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect in respect of Parent that is continuing.

(e) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 9.3.

(f) The Domestication shall have been consummated on the day that is at least one Business Day prior to the Closing Date.

(g) The Parent Certificate of Incorporation, in the form attached hereto as Exhibit A, shall have been filed with, and declared effective by, the Secretary of State of the State of Delaware.

(h) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Ancillary Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals.

(i) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) copies of resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Ancillary Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Delaware.

(j) Each of Parent, Sponsor or other shareholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Ancillary Agreement to which Parent, Sponsor or such other shareholder of Parent, as applicable, is a party.

(k) The size and composition of the post-Closing Parent Board of Directors shall have been appointed as set forth in Section 2.9.

(l) The PIPE Investment shall have been consummated as of immediately prior to the Closing with gross proceeds in an amount not less than the PIPE Investment Amount.

(m) There shall not have occurred an Event of Default under a Sponsor Convertible Note.

ARTICLE X

TERMINATION

10.1 Termination Without Default.

(a) In the event that (i) the Closing of the transactions contemplated hereunder has not occurred on or before the latest of (A) October 18, 2024 and (B) if Parent’s board of directors has extended the timeline to consummate an initial business combination to a date following October 18, 2024, in accordance with the Parent Articles, the last date for Parent to consummate a Business Combination pursuant to such extensions (the “Outside Closing Date”); and (ii) the material breach or violation of any representation, warranty, covenant or obligation under this Agreement by the party (i.e., Parent or Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b) In the event an Authority shall have issued an Order or enacted a Law, having the effect of prohibiting the Merger or making the Merger illegal, which Order or Law is final and non-appealable, Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c) In the event that the Parent Shareholder Meeting has been held (including any adjournment thereof) and has concluded, and the holders of Parent Common Shares have duly voted, and the Parent Shareholder Approval was not obtained, Parent or the Company shall have the right, at its sole option, to terminate this Agreement within five (5) Business Days thereafter.

(d) In the event an Event of Default (as defined in the applicable Sponsor Convertible Note) has occurred under a Sponsor Convertible Note, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party at any time; provided, however, that such termination by Company for an Event of Default pursuant to Section 3(g) of such Sponsor Convertible Note shall be deemed a Parent Termination for Cause and shall be subject to Section 10.4(a). Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time prior to the Outside Closing Date.

(e) This Agreement may be terminated at any time by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

10.2 Termination Upon Default.

(a) Parent may terminate this Agreement by giving written notice to the Company, without prejudice to any rights or obligations Parent or Merger Sub may have: (i) at any time prior to the Closing Date if (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a) or 9.2(b) impossible; (y) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach, provided, however, that Parent is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not previously received the Company Stockholder Approval (provided, that upon the Company receiving the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (ii)). For the avoidance of doubt, Parent shall also have the right to terminate this Agreement pursuant to this Section 10.2(a) if (A) the conditions set forth in Sections 9.1 and 9.3 have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) Parent and Merger Sub are willing, ready and able to effect the Closing, and (C) the Company fails to effect the Closing within two (2) Business Days following the written request of Parent to proceed with the Closing.

(b) The Company may terminate this Agreement by giving written notice to Parent, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or reasonably would render the satisfaction of any of the conditions set forth in Section 9.3(a) or 9.3(b) impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach, provided, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. For the avoidance of doubt, the Company shall also have the right to terminate this Agreement pursuant to this Section 10.2(b) if (A) the conditions set forth in Sections 9.1 and 9.2 have been satisfied on or prior to the date of such termination (other than those conditions that, by their nature, cannot be satisfied until the Closing Date, but, which conditions would be satisfied if the Closing Date were the date of such termination), (B) the Company is willing, ready and able to effect the Closing, and (C) Parent and Merger Sub fail to effect the Closing within two (2) Business Days following the written request of the Company to proceed with the Closing.

10.3 Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE X, then, except as provided in Section 10.4, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto. The provisions of Section 8.3, this Section 10.3, Section 10.4 and ARTICLE XI, and the Confidentiality Agreement, shall survive any termination hereof pursuant to this ARTICLE X.

10.4 Termination Fees.

(a) In the event that this Agreement is validly terminated by Parent pursuant to Section 10.2(a) and at the time of any such termination, the Company is not permitted to terminate this Agreement pursuant to Section 10.2(b) (such termination, a “Parent Termination for Cause”), then the Company shall pay to Parent a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination) (the “Company Termination Fee”).

(b) In the event that this Agreement is validly terminated by the Company pursuant to Section 10.2(b) and at the time of any such termination, Parent is not permitted to terminate this Agreement pursuant to Section 10.2(a) (such termination, a “Company Termination for Cause”), then Parent shall pay the Company a termination fee in the amount equal to $1,000,000 (which fee shall be payable within two (2) Business Days after such termination) (the “Parent Termination Fee”).

(c) The Company and Parent acknowledge and agree that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the Company or Parent would enter into this Agreement; accordingly if either the Company, on the one hand, or Parent, on the other hand, fails promptly to pay any amount due pursuant to this Section 10.4, and, in order to obtain such payment, the Company or Parent, as applicable, commences a suit that results in a judgment against the Company, on the one hand, or Parent, on the other hand, as applicable, for the applicable termination fee, as the case may be, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 10.4 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. All payments under this Section 10.4 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or Company.

(d) Sole and Exclusive Remedy.

(i) Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 10.4(a) (and any payments owed pursuant to Section 10.4(c)) will be the only monetary damages that Parent and Merger Sub and each of their respective Affiliates may recover from (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub or their Affiliates relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, the Confidentiality Agreement, Section 10.4(a) and Section 10.4(c), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this

Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, the Confidentiality Agreement, Section 10.4(a) and Section 10.4(c), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement exceed the Company Termination Fee in the aggregate for all such breaches (plus any payments owed pursuant to Section 10.4(c)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub or their Affiliates be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(ii) The Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 10.4(b) (and any payments owed pursuant to Section 10.4(c)) will be the only monetary damages that the Company and its Affiliates may recover from (A) Sponsor, Parent, Merger Sub and their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Sponsor, Parent, Merger Sub and their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Parent Related Parties will have any further liability or obligation to the Company or its Affiliates relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement, Section 10.4(b) and Section 10.4(c), as applicable); and (2) neither the Company nor any other Person will be entitled to bring or maintain any claim, action or proceeding against the Sponsor, Parent, Merger Sub or any Parent Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement, Section 10.4(b) and Section 10.4(c), as applicable). Under no circumstances will the collective monetary damages payable by Sponsor or Parent for breaches under this Agreement exceed the Parent Termination Fee in the aggregate for all such breaches (plus any payments owed pursuant to Section 10.4(c)) (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against any of the Parent Related Parties, and in no event will the Company or its Affiliates be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(iii) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 10.4(d), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 11.19, except that, although a Party, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 11.19, under no circumstances will a Party be permitted or entitled to receive both specific performance of the type contemplated by Section  11.19 and any monetary damages.

ARTICLE XI

MISCELLANEOUS

11.1 Non-Survival. Other than as otherwise provided in the last sentence of this Section 11.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party or its Representatives. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Agreement that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Agreement that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Agreement.

11.2 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail, or nationally recognized overnight courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM on the first Business Day, addressee’s day and time, after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Fusemachines Inc.

500 Seventh Avenue, 7th Floor

New York, NY 10018

Attention: Sameer Raj Maskey, Chief Executive Officer

E-mail: smaskey@fusemachines.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Ilan Katz

E-mail: ilan.katz@dentons.com

if to Parent or Merger Sub (prior to the Closing):

CSLM Acquisition Corp.

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Charles T. Cassel, III, Chief Executive Officer

E-mail: ccassel@consimllc.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum

E-mail: mnussbaum@loeb.com

11.3 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.5 Publicity. Except as required by Law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by Law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

11.6 Expenses. The accrued but unpaid Parent Transaction Expenses and Company Transaction Expenses shall be paid by Parent after the Closing. The anticipated Parent Transaction Expenses and Company Transaction Expenses are set forth on Schedule 11.6. If the Closing does not take place, each party shall be responsible for its own expenses.

11.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

11.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.9 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.10 Entire Agreement. This Agreement, together with the Ancillary Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Ancillary Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Ancillary Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

11.11 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.13 Third Party Beneficiaries. Except as provided in Section 8.4 and Section 11.20, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.14 Waiver. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

11.15 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Ancillary Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in ARTICLE IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective Representatives or made available to Parent and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE IV and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

(b) NONE OF PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES

EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, neither Parent, Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Parent and Merger Sub made available to the Company and the Company Securityholders and their Representatives, including due diligence materials, or in any presentation of the business of Parent by management of Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Securityholders in executing, delivering and performing this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Parent, Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Securityholders in executing, delivering and performing this Agreement, the Ancillary Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made by Parent and Merger Sub in ARTICLE V, in each case as modified by the Schedules and the Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) neither Parent, Merger Sub nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of Parent or Merger Sub, the nature or extent of any liabilities of Parent or Merger Sub, the effectiveness or the success of any operations of Parent or Merger Sub or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding Parent or Merger Sub furnished to the Company, the Company Securityholders or their respective Representatives or made available to the Company, the Company Securityholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of Parent or Merger Sub has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent and Merger Sub have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of Parent, Merger Sub nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Parent or the future business, operations or affairs of Parent.

11.16 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE

PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16.

11.17 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Ancillary Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Ancillary Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.17 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 11.2 shall be effective service of process for any such Action.

11.18 Attorneys’ Fees. In the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

11.19 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.20 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.20) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

CSLM ACQUISITION CORP.

By:	/s/ Charles Cassel III
Name:	Charles Cassel III
Title:	Chief Executive Officer

Merger Sub:

CSLM MERGER SUB, INC.

By:	/s/ Charles Cassel III
Name:	Charles Cassel III
Title:	Chief Executive Officer

Company:

FUSEMACHINES INC.

By:	/s/ Sameer Maskey
Name:	Sameer Maskey
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

FUSEMACHINES INC.

ARTICLE I

The name of the corporation is Fusemachines Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is [●]. The name of its registered agent at such address is [●].

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is [●]. The total number of shares of Common Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share.

ARTICLE V

The powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK.

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting.

a. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter properly submitted to a vote of stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of

Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

b. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends and other distributions on the Common Stock when, as and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock on an equal priority, pro rata in accordance with the number of shares of Common Stock held by each such holder.

B. PREFERRED STOCK.

1. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

3. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, or Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

ARTICLE VI

The name and mailing address of the Sole Incorporator is as follows:

Name:	Address:
[●]	[●]

ARTICLE VII

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board of Directors. At the effective time of this Certificate of Incorporation, the Board of Directors shall consist of five (5) directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Incorporation, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Incorporation and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Incorporation. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Incorporation, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. If the number of directors that constitutes the Board of Directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board of Directors already in office to the aforesaid classes at the time this Certificate of Incorporation (and therefore such classification) becomes effective in accordance with the DGCL.

B. Each director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

C. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the bylaws of the Corporation (as such bylaws may be amended from time to time, the “Bylaws”).

D. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, solely with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

E. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death resignation, retirement, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled exclusively by the affirmative vote of a majority of the directors then in office,, even though less than a quorum, or by a sole remaining director (other than any directors elected by a separate vote of any outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until such director’s successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

F. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VII, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph A of this Article VII, the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly, and such additional directors shall not be included in any of the classes created pursuant to this Article VII unless expressly provided by such terms. Except as otherwise provided in the Certificate of Designation(s) in respect of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, retirement, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

G. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of any series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

H. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VIII

A. For so long as the Corporation qualifies as a Controlled Company (as defined in Section 5615(c)(1) of the Nasdaq Stock Market LLC Rules or Section 303A.00 of the New York Stock Exchange Listed Company

Manual, as applicable), any action required or permitted to be taken by the stockholders of the Corporation may be effected at an annual or special meeting of the stockholders of the Corporation, or may, except as otherwise required by applicable law or this Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL. From and after the date the Corporation ceases to qualify as a Controlled Company, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting). Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE IX

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection or increase the liability of any director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE X

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and instead the provisions of Article X(B)-(D) below shall apply, for so long as the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”).

B. The Corporation shall not engage in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of sixty-six and two thirds percent (66 2/3%) of all of the then outstanding shares of stock of the Corporation which is not owned by the interested stockholder.

C. The restrictions contained in the foregoing Article X(B) shall not apply if:

(1) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time, within the three-year period immediately prior to the business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

(2) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article X(C)(2), (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article X(C)(2).

D. For purposes of this Article X, references to:

(1) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Article X is not applicable to the surviving entity;

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 25% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (D) of Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) any Principal Stockholder or any of its affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a. beneficially owns such stock, directly or indirectly;

b. has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8) “Principal Stockholder” means [●].

(9) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(10) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled.

ARTICLE XI

A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article XI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article XI. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XI to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article XI shall only be prospective and shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

B. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

ARTICLE XII

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

C. Notwithstanding the foregoing, the provisions of this Article XII shall not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

D. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

ARTICLE XIII

A. In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of the Principal Stockholders and their Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) the Principal Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation or a majority owned subsidiary thereof (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XIII are set forth to regulate and define the conduct of certain affairs of the

Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

B. None of (i) the Principal Stockholders or any of their Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section C of this Article XIII. Subject to Section C of this Article XIII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Corporation or any Affiliate of the Corporation.

C. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section B of this Article XIII shall not apply to any such corporate opportunity.

D. In addition to and notwithstanding the foregoing provisions of this Article XIII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

E. Solely for purposes of this Article XIII, “Affiliate” shall mean (a) in respect of any Principal Stockholder, any Person that, directly or indirectly, is controlled by such Principal Stockholder, controls such Principal Stockholder or is under common control with such Principal Stockholder and shall include (i) any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation) and (ii) any funds or vehicles advised by Affiliates of such Principal Stockholder, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

F. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

ARTICLE XIV

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote required by applicable law or by this Certificate of Incorporation, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of sixty-six and two thirds percent (66 2/3%) of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and this Article XIV.

B. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other circumstances shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of page intentionally left blank.]

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of     , 2023.

[●]
Sole Incorporator

EXHIBIT B

BYLAWS

OF

FUSEMACHINES INC.

Article I—Corporate Offices

1.1 Registered Office. The address of the registered office of Fusemachines Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II—Meetings of Stockholders

2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting. The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting. Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Notice of Business to be Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting (which date shall be [●], for purposes of the Corporation’s annual meeting of stockholders in the year of the closing of the business combination contemplated by that certain Merger Agreement, dated as of [●] (the “Merger Agreement”), by and among the Corporation (formerly known as CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares, prior to its domestication as a Delaware corporation), Fusemachines USA Inc. (formerly known as Fusemachines Inc., a Delaware corporation (“Fusemachines”)) and CSLM Merger Sub, Inc., a Delaware corporation (“Merger Sub”); provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the

Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vi) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

2.5 Notice of Nominations for Election to the Board of Directors.

(i) Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(a) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(b) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(ii)(b), or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item

404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(iv) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(v) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if any Nominating Person giving notice provided by this Section 2.5 provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominee. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to

Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election and (E) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

(ii) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting. Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election. Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III—Directors

3.1 Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors. Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors. Election of directors need not be by written ballot. Unless otherwise provided by the Certificate of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. Except as provided in Section 3.4 of these Bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings. Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum. At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV—Committees

4.1 Committees of Directors. The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

4.2 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.13 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined as set forth in the charter of the applicable committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.3 Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V—Officers

5.1 Officers. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations. The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI—Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII—General Matters

7.1 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates. The shares of the Corporation may be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends. The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or an electronic reproduction thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock. Subject to the restrictions set forth in Section 7.14, shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12 Registered Stockholders. The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

7.14 Lock-Up.

(a) During the applicable Lock-up Period (as defined below), the Lock-up Holders (as defined below) may not offer, sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position with respect to, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make or to enter into any transaction specified above, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the applicable Lock-up Period, the Corporation will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Corporation’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Section 7.14 and direct the Corporation’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Section 7.14. In addition to any other applicable legends, each certificate or book entry position representing the Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE ISSUER’S BYLAWS. A COPY OF SUCH BYLAWS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) Notwithstanding the foregoing, and subject to the conditions below, the Lock-up Holders may transfer Lock-up Shares in connection with (each, a “Permitted Transfer”) (i) transfers or distributions to the Lock-up Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (ii) transfers by bona fide gift or gifts to a member of the Lock-up Holder’s immediate family, to any estate planning vehicle or to a trust, the beneficiary of which is the Lock-up Holder or a member of the Lock-up Holder’s immediate family for estate planning purposes, or to a charitable organization; (iii) by virtue of a will, testamentary document or the laws of descent and distribution upon death of the Lock-up Holder; (iv) pursuant to a qualified domestic relations order or as required by a divorce settlement; (v) transfers to the Corporation’s officers, directors or their affiliates; (vi) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Lock-up Holder; provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers; (vii) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of the Corporation or which results in all of the holders of Corporation Common Stock having the right to exchange their Corporation Common Stock for cash, securities or other property subsequent to the consummation of such transaction; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares shall remain subject to the restrictions set forth in this Section 7.14; (viii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the applicable Lock-up Period; (ix) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase Corporation Common Stock or the vesting of stock-based awards, provided that any Corporation Common Stock issued upon such exercise or vesting shall become Lock-up Shares subject to this Section 7.14; (x) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Corporation Common Stock, to the extent the instruments representing such options permit exercises on a cashless basis and provided that any Corporation Common Stock issued upon such exercise shall become Lock-up Shares subject to this Section 7.14; and (xi) to the extent required by any legal or regulatory order.

(d) Notwithstanding the other provisions set forth in this Section 7.14 or any other provision contained herein, the Board may, in its sole discretion, determine to waive, amend, or repeal the lock-up obligations set forth in this Section 7.14, whether in whole or in part; provided, that, during the Lock-up Period, any such waiver, amendment or repeal of any lock-up obligations set forth in Section 7.14, and any waiver, amendment or repeal of this Section 7.14(d), shall require the approval of the Board; provided, further, that the lock-up obligations set forth in this Section 7.14 shall not apply to the Lock-up Shares of any Lock-up Holder that have been released from the lock-up obligations set forth herein in writing by the Corporation prior to the Closing Date.

(e) Certain Definitions.

“Corporation Common Stock” means the shares of common stock, par value $0.0001 per share, of the Corporation.

“Lock-up Holders” means the holders of Corporation Common Stock issued as consideration pursuant to the merger of Merger Sub with and into Fusemachines in accordance with the Merger Agreement (such transaction, the “Fusemachines Transaction”) outstanding as of immediately following the consummation of the Fusemachines Transaction (the “Closing” and the date of the Closing, the “Closing Date”). The term “Lock-up Holders” includes the Permitted Transferees of any such holders.

“Lock-up Period” means the shorter period of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of Corporation Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Corporation completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Corporation’s stockholders having the right to exchange their Corporation Common Stock for cash, securities or other property.

“Lock-up Shares” means the Corporation Common Stock and any other equity securities convertible into or exercisable or exchangeable for or representing the rights to receive Corporation Common Stock, if any, held by the Lock-up Holders immediately following the Closing; provided, however, that such Lock-up Shares shall not include Corporation Common Stock acquired by such Lock-up Holder in open market transactions during the Lock-up Period.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

Article VIII—Notice

8.1 Delivery of Notice; Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(ii) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX—Indemnification

9.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, or trustee or in any other capacity while serving as a director, officer, employee, agent, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

9.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 9.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees and expenses) incurred in defending or participating as a witness in any proceeding to such indemnitee in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article (which shall be governed by Section 9.3) (any such payment, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall, subject to applicable provisions of the DGCL, be made solely upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 9.1 and 9.2 or otherwise.

9.3 Right of Indemnitee to Bring Suit. If an indemnitee’s claim under Section 9.1 or 9.2 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a written claim for advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (x) any suit brought by the indemnitee to enforce a right to indemnification under this Article (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (y) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware law or these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under this Article or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, as the case may be, under this Article or otherwise shall be on the Corporation.

9.4 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee, or agent of the Corporation and as to action in any other capacity.

9.5 Nature of Rights. The rights conferred upon indemnitees in this Article shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article that adversely affects any right of any indemnitee or any of its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Article X—Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI—Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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EXHIBIT C

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is dated as of January 22, 2024, by and among the Persons set forth on Schedule I hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), CSLM Acquisition Corp., a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and Fusemachines Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Company Capital Stock as are indicated opposite each such Company Stockholder’s name on Schedule I attached hereto (all such shares, or any successor or additional voting or non-voting equity securities of the Company of which ownership is hereafter acquired by any such Company Stockholder prior to the termination of this Agreement are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, the Company and CSLM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Merger Agreement, dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, on the day that is at least one Business Day prior to the Effective Time and subject to the conditions of the Merger Agreement, Parent shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the DGCL and the Cayman Companies Act; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; COVENANTS

1.1 Binding Effect of Merger Agreement. Until the Expiration Time (as defined below), each Company Stockholder shall be bound by and comply with Sections 6.2 (Exclusivity) and 11.4 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 6.2 of the Merger Agreement also referred to each such Company Stockholder.

1.2 Voting Agreement. (a) During the period commencing on the date hereof and ending on the earliest of (x) the Effective Time and (y) such date and time as the Merger Agreement shall be validly terminated in accordance with Article X (Termination) thereof (the earlier of (x) and (y), the “Expiration Time”), each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company distributed by the Board of Directors of the Company or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(i)  to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Company Transaction Proposals”), including without limitation any other consent, waiver or approval required under the Company’s organizational documents or under any agreements between the Company and its stockholders, or otherwise sought by the Company with respect to the Merger Agreement or the transactions contemplated thereby or the Company Transaction Proposals;

(ii)  against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement or the Ancillary Agreements and the Merger and the other transactions contemplated thereby);

(iii)  against any change in the business (to the extent in violation of the Merger Agreement), management or Board of Directors of the Company (other than in connection with the Company Transaction Proposals and the transactions contemplated thereby); and

(iv)  against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Ancillary Agreements or the Merger or any of the transactions contemplated thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or the Company Stockholders under the Merger Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of the Company, including the voting rights of any share capital of the Company.

(b) During the period commencing on the date hereof and ending on the Expiration Time, each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, the obligations of each Company Stockholder specified in this Section 1.2 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company or the Board of Directors of the Company has previously recommended the Merger but changed such recommendation.

(c) In furtherance of the foregoing, each Company Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Charles Cassel, in his capacity as an officer of Parent, and any individual who shall hereafter succeed to such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), with full power of substitution, to vote or execute written consents with respect to the Subject Shares in accordance with this Section 1.2 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which any of the matters described in Section 1.2(a) was to be considered. This proxy is coupled with an interest and shall be irrevocable, and the Company Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Company Stockholder with respect to the Subject Shares. Parent may terminate this proxy with respect to any Company Stockholder at any time at its sole election by written notice provided to such Company Stockholder.

1.3  No Transfer. During the period commencing on the date hereof and ending on the Expiration Time, each Company Stockholder agrees that such Company Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, transfer, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, each with respect to any Subject Shares owned by such Company Stockholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such Company Stockholder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) or (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. “Permitted Transfer” shall mean any Transfer (a) in the case of a Person who is not an individual, to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates; (b) in the case of an individual, to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; or (d) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (a) through (d), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. The Company shall not register any sale, assignment or transfer of the Subject Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.3. During the period commencing on the date hereof and ending on the Expiration Time, each Company Stockholder shall not, without the prior written consent of Parent, engage in any transaction involving the securities of Parent prior to the Closing.

1.4  New Shares. In the event that (a) any Subject Shares or other equity securities of the Company are issued to a Company Stockholder after the date of this Agreement pursuant to any offering, stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event of the Company Capital Stock or other equity securities of the Company of, on or affecting the Subject Shares or other equity securities of the Company owned by such Company Stockholder, (b) the Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other equity securities of the Company after the date of this Agreement and prior to the Closing, or (c) the Company Stockholder acquires the right to vote or share in the voting of any Subject Shares or other equity securities of the Company after the date of this Agreement (such Subject Shares or other equity securities of the Company, the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

1.5  Further Assurances. Each Company Stockholder shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by the Company or Parent under applicable Laws to effect the actions and to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable. Each Company Stockholder agrees that such Company Stockholder will not take any action that would make any representation or warranty of such Company Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Company Stockholder from performing its obligations hereunder.

1.6  No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that such Company Stockholder has not entered into, shall not enter into, (i) any voting agreement or voting trust with respect to any of such Company Stockholder’s Subject Shares that is inconsistent with such Company

Stockholder’s obligations pursuant to this Agreement, or (ii) and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Company Stockholder’s obligations hereunder.

1.7  No Challenges. Each Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors, directors, officers, agents or equity holders (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement or any of the Ancillary Agreements or the consideration and approval thereof by the stockholders of the Company, the Board of Directors of the Company or the governing bodies of any of the Subsidiaries of the Company or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

1.8  Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by Parent or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

1.9  Dissenters’ Rights. Each Company Stockholder hereby irrevocably waives, and agrees not to exercise or attempt to exercise, any right to dissent, right to demand payment or right of appraisal or any similar provision under applicable Law (including pursuant to the DGCL) in connection with the Merger, the Merger Agreement and the other transactions as contemplated by the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1  Company Stockholder Representations. Each Company Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) such Company Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) such Company Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c) (i) if such Company Stockholder is not an individual, such Company Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Company Stockholder and (ii) if such Company Stockholder is an individual, the signature on this Agreement is genuine, and such Company Stockholder has legal competence and capacity to execute the same;

(d) this Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder;

(f) such Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s organizational documents, (iii) the Merger Agreement or (iv) any applicable securities Laws. Such Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Stockholder on the date of this Agreement. Such Company Stockholder has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Company Stockholder’s Subject Shares, and except as provided in this Agreement, none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Except for such Company Stockholder’s Subject Shares, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any other equity securities of the Company or any other equity securities convertible into, or which can be exchanged for, equity securities of the Company;

(g) the execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not constitute or result in, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Stockholder of its obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or its Subsidiary, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement;

(h) there are no Actions pending against such Company Stockholder or, to the knowledge of such Company Stockholder, threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner questions the beneficial or record ownership of the Company Stockholder’s Subject Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of his, her or its obligations under this Agreement; there is no outstanding Order imposed upon such Company Stockholder, or, if applicable, any of such Company Stockholder’s Subsidiaries;

(i) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Company Stockholder;

(j) such Company Stockholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with such Company Stockholder’s tax and legal advisors;

(k) such Company Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Company Stockholder from performing any of Company Stockholder’s obligations hereunder;

(l) such Company Stockholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Company Stockholder contained herein; and

(m) such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Parent or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Parent and the Company have not made and do not make any representation or warranty to such Company Stockholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

ARTICLE III

MISCELLANEOUS

3.1  Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) as to each Company Stockholder, the written agreement of Parent, the Company and such Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2  Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.3  Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.4  Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

3.5  Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the

extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.5.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

3.6  Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.7  Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

3.8  Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by Parent, the Company and each Company Stockholder, and which makes reference to this Agreement.

3.9  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.10  Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to a Company Stockholder, at the address set forth on Schedule I.

3.11  Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12  Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

3.13  Adjustment for Stock Split. If, and as often as, there are any changes in the Company or the Subject Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholders, Parent, the Company, or the Subject Shares, as so changed.

3.14  No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Company Stockholders, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into agreements with the Company or Parent. Each Company Stockholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

3.15  Capacity as Company Stockholder. Each Company Stockholder signs this Agreement solely in such Company Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Company or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by such Company Stockholder or any representative of such Company Stockholder, as applicable, serving as a director, officer or employee of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director, officer or employee of the Company or any Subsidiary of the Company, including with respect to any exercise or discharge of such person’s fiduciary duties under applicable Laws.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

PARENT:

CSLM ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Company Support Agreement]

COMPANY:

FUSEMACHINES INC.

By:
Name:
Title:

[Signature Page to Company Support Agreement]

COMPANY STOCKHOLDERS:

[Signature Page to Company Support Agreement]

Schedule I

Company Stockholders

Stockholder	Shares of Company Common Stock	Shares of Company Preferred Stock

EXHIBIT D

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of January 22, 2024, by and among Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company (the “Sponsor”), CSLM Acquisition Corp., a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and Fusemachines Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Common Shares and Parent Warrants set forth on Schedule I attached hereto (all such securities of Parent (including securities underlying such securities), or any successor or additional securities of Parent of which ownership is hereafter acquired by the Sponsor prior to the termination of this Agreement are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, CSLM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Merger Agreement, dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, on the day that is at least one Business Day prior to the Effective Time and subject to the conditions of the Merger Agreement, Parent shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the DGCL and the Cayman Companies Act; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. The Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Until the Expiration Time (as defined below), the Sponsor shall be bound by and comply with Sections 6.2 (Exclusivity) and 11.5 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) the Sponsor was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Parent” contained in Section 6.2 of the Merger Agreement also referred to the Sponsor.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated in accordance with Article X (Termination) thereof and (c) the liquidation of Parent (the earlier of (a), (b) and (c), the “Expiration Time”), the Sponsor shall not, without the prior written consent of the Company, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by the Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by the Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”); provided, however, that the foregoing restrictions shall not apply to any Permitted Transfer. A “Permitted Transfer” shall mean any Transfer (A) to any of Parent’s officers, directors or consultants, any Affiliate or any family member of any of Parent’s officers, directors or consultants; (B) to any Affiliate of such Person or to any member(s) of such Person or any of their Affiliates or any employees or consultants of such Affiliates; or (C) to any other Person, with the consent of Parent and the Company; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (A) through (C), the transferee in such Permitted Transfer (a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Permitted Transferee shall be bound by all of the applicable terms and provisions of this Agreement. Parent shall not register any sale, assignment or transfer of any Subject Securities on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.2.

Section 1.3 New Shares. In the event that (a) any Parent Common Shares, Parent Warrants or other equity securities of Parent are issued to the Sponsor after the date of this Agreement pursuant to any stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event of Parent Common Shares, Parent Warrants or other equity securities of Parent of, on or affecting the Parent Common Shares, Parent Warrants or other equity securities of Parent owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any Parent Common Shares, Parent Warrants or other equity securities of Parent after the date of this Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Common Shares or other equity securities of Parent after the date of this Agreement (such Parent Common Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the Sponsor as of the date hereof.

Section 1.4 Certain Agreements of the Sponsor.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, the Sponsor hereby unconditionally and irrevocably agrees that it shall (i) appear at each such meeting, in person or by proxy, or otherwise cause all of its Parent Common Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Parent Common Shares:

(i) in favor of each Parent Proposal, including, without limitation, any other consent, waiver, approval is required under Parent’s organizational documents or under any agreements between Parent and its shareholders, or otherwise sought by Parent with respect to the Merger Agreement or the transactions contemplated thereby or the Parent Proposals;

(ii) against any Alternative Proposal or any proposal relating to a business combination transaction (other than the Parent Proposals and the transactions contemplated thereby);

(iii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the

Merger Agreement or the Ancillary Agreements and the Merger and the other transactions contemplated thereby);

(iv) against any change in the business, management or Board of Directors of Parent (other than in connection with the Parent Proposals and the transactions contemplated thereby);

(v) against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Ancillary Agreements or the Merger or any of the transactions contemplated thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or the Merger Sub or the Sponsor under the Merger Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent; and

(vi) in favor of any extension of Parent’s deadline to consummate a “Business Combination” as such term is defined in the Parent Amended and Restated Certificate of Incorporation, to the extent permitted under the Parent Amended and Restated Certificate of Incorporation.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of January 12, 2022, by and among Parent, the Sponsor and the other parties thereto (the “Letter Agreement”), including the obligations of the Sponsor pursuant to Section 1 therein to not redeem, sell or tender, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, sell or tender, any Parent Common Shares owned by the Sponsor in connection with the transactions contemplated by the Merger Agreement.

Section 1.5 Post-Closing Lock-Up.

(a) During the period beginning on the Closing Date and ending on the date that is the earlier of (i) one year after the Closing Date and (ii) subsequent to the Closing Date, (x) if the last reported sale price of Parent Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing Date or (y) the date following the Closing Date on which the Parent completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Parent’s stockholders having the right to exchange their Parent Common Shares for cash, securities or other property (the “Lock-up Period”), Sponsor shall not offer, sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any of the Sponsor Shares, establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position with respect to, any of the Sponsor Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Sponsor Shares, whether any of these transactions are to be settled by delivery of any such Sponsor Shares, in cash or otherwise, publicly disclose the intention to make any transaction specified above, or engage in any Short Sales (as defined below) with respect to the Sponsor Shares. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(b) In furtherance of the foregoing, during the Lock-up Period, Parent will (i) place a stop order on all the Sponsor Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on the Sponsor Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Sponsor to resell or transfer any Sponsor Shares, except in compliance with this Agreement. In addition to any other applicable legends, each certificate or book entry position representing the Sponsor Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF [●], 2023, BY AND AMONG THE ISSUER OF SUCH SHARES (THE “ISSUER”) AND THE ISSUER’S SHAREHOLDER NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) Notwithstanding the foregoing, and subject to the conditions below, the Sponsor may transfer Sponsor Shares in connection with (each, a “Permitted Transfer”): (i) transfers or distributions to the Sponsor’s current or former general or limited partners, managers or members, stockholders, other equity holders, consultants or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), including any investment fund, special purpose vehicle or other entity that controls or manages, is under common control or management with, or is controlled or managed by, the undersigned, or to the estates of any of the foregoing; (ii) transfers by bona fide gift or gifts to a member of the Sponsor’s immediate family or to a trust, the beneficiary of which is the Sponsor or a member of the Sponsor’s immediate family for estate planning purposes; (iii) by virtue of a will, testamentary document or the laws of descent and distribution upon death of the Sponsor; (iv) pursuant to a qualified domestic relations order or as required by a divorce settlement; (v) transfers to Parent’s officers, directors or their affiliates; (vi) pledges of Sponsor Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Sponsor; provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers; (vii) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent or which results in all of the holders of Parent Common Shares having the right to exchange their Parent Common Shares for cash, securities or other property subsequent to the consummation of such transaction; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Sponsor Shares subject to this Agreement shall remain subject to this Agreement; (viii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Sponsor Shares during the applicable Lock-up Period; (ix) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase Parent Common Shares or the vesting of stock-based awards, provided that any Parent Common Shares issued upon such exercise or vesting shall become Sponsor Shares subject to this Agreement; (x) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Parent Common Shares, to the extent the instruments representing such options permit exercises on a cashless basis and provided that any Parent Common Shares issued upon such exercise shall become Sponsor Shares subject to this Agreement; and (xi) to the extent required by any legal or regulatory order; provided, however, that, in the case of any transfer pursuant to the foregoing clauses (i) through (v), it shall be a condition to any such transfer that (x) the transferee/donee agrees to be bound by the terms of this Section 1.5 (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (y) each party (donor, donee, transferor or transferee) shall not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period; and (z) if the Sponsor is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Parent Common Shares during the Lock-up Period, the Sponsor shall include a statement in such report providing a description of the Permitted Transfer and that the Parent Common Shares remain subject to the terms of this Section 1.5.

Section 1.6 Further Assurances. The Sponsor shall execute and deliver, or cause to be executed and delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested by the Company or Parent under applicable Laws to effect the actions and to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.7 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of its obligations hereunder.

Section 1.8 Sponsor Convertible Notes. On or prior to January 9, 2024, the Sponsor or its affiliates shall provide to the Company loans in an aggregate principal amount of $4.5 million in the form of the Sponsor Convertible Notes, substantially in the form attached hereto as Exhibit 1, subject to the execution and delivery by Sameer Maskey, the founder and Chief Executive Officer of the Company, of the Pledge Agreement, substantially in the form attached hereto as Exhibit 2.

Section 1.9 Warrants Forfeiture. The Sponsor agrees that, effective as of and conditioned upon the Closing, (i) it shall irrevocably forfeit and surrender to Parent 3,971,250 Parent Private Warrants, together with all Domesticated Parent Warrants issued upon conversion thereof in connection with the Domestication (the “Forfeited Warrants”), (ii) it shall cause all right, title and interest in and to such Forfeited Warrants to be transferred to Parent without consideration, (iii) it shall not have any rights with respect to such Forfeited Warrants, and (iv) such Forfeited Warrants shall thereupon be cancelled by Parent. Parent is authorized to deliver any notices required to be delivered to its warrant agent and take such further actions in order to terminate and cancel any Forfeited Warrants that have been forfeited as provided in this Section 1.9.

Section 1.10 Share Contribution. Parent, the Company and the Sponsor have a common interest in entering into and consummating, in each case, prior to or concurrently with the Closing, (a) the Subscription Agreements and/or (b) a financing in connection with the transactions contemplated by the Merger Agreement, including, without limitation, committed equity investments (including any private investments in public equity), convertible debt, debt financing, non-redemption arrangements and/or backstop arrangements (any such financing transaction, a “Financing Transaction”). In furtherance thereof, the Sponsor agrees to contribute up to [   ] Parent Class A Ordinary Shares, together with all Parent Common Shares issued upon conversion thereof, including any securities paid as dividends or distributions with respect to or into which such shares are exchanged or converted (the “Contribution Shares”) to secure one or more Financing Transactions. Any Contribution Shares not used to secure Financing Transactions shall be retained by the Sponsor.

Section 1.11 No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.12 Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other applicable securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of the Sponsor’s identity and beneficial ownership of Subject Securities, and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. The Sponsor will promptly provide any information reasonably requested by Parent or the Company for any applicable regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to Parent and the Company as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized and validly existing under the Laws of the Cayman Islands, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Sponsor.

(b) Ownership. The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) Parent’s organizational documents, (iii) the Merger Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The Sponsor’s Subject Securities are the only equity securities in Parent owned of record or beneficially by the Sponsor on the date of this Agreement. The Sponsor has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to its Subject Securities, and none of the Sponsor’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement. Other than the Parent Private Warrants held by the Sponsor, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not constitute or result in, (i) conflict with or result in a violation of the organizational documents of the Sponsor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or its Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of Parent’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(d) Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. There is no outstanding Order imposed upon the Sponsor, or, if applicable, any of its Subsidiaries.

(e) Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by the Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, the Sponsor is not party to, nor has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. The Sponsor understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

(h) Adequate Information. The Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Parent or the Company and based on such information as the Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Sponsor acknowledges that Parent and the Company have not made and do not make any representation or warranty to the Sponsor, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Sponsor acknowledges that the agreements contained herein with respect to the Subject Securities held by the Sponsor are irrevocable.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Parent and (c) the written agreement of the Sponsor, Parent and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3 Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.3.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 3.5 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by Parent, the Company and the Sponsor, and which makes reference to this Agreement.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.2 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.2 of the Merger Agreement, and, with respect to the Sponsor, at the address set forth on Schedule I.

Section 3.9 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof.

Section 3.11 Adjustment for Stock Split. If, and as often as, there are any changes in Parent or the Subject Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, Parent, the Company, or the Subject Securities, as so changed.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

CONSILIUM ACQUISITION SPONSOR I, LLC

By:
Name:
Title:

PARENT:

CSLM ACQUISITION CORP.

By:
Name:	Charles Cassel III
Title:	Chief Executive Officer

COMPANY:

FUSEMACHINES INC.

By:
Name:	Sameer Maskey
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Parent Common Shares and Parent Warrants

Sponsor	Parent Common Shares	Parent Warrants
Consilium Acquisition Sponsor I, LLC 2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL 33308	4,743,749 Parent Class A Ordinary Shares and 1 Parent Class B Ordinary Share	7,942,500 Parent Private Warrants

Schedule II

Affiliate Agreements

Letter Agreement, dated January 12, 2022, by and among Parent, Consilium Acquisition Sponsor I, LLC and each of the other parties thereto.

Registration Rights Agreement, dated January 12, 2022, by and among Parent, Consilium Acquisition Sponsor I, LLC and certain other security holders named therein.

Support Services Agreement, dated January 12, 2022, by and between Parent and Consilium Acquisition Sponsor I, LLC.

Private Placement Warrants Purchase Agreement, dated January 12, 2022, by and between Parent and Consilium Acquisition Sponsor I, LLC.

EXHIBIT E

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among Fusemachines Inc., a Delaware corporation (the “Company”) (formerly known as CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares, prior to its domestication as a Delaware corporation), Consilium Acquisition Sponsor I, LLC, a Cayman Islands limited liability company (the “Sponsor”), certain former stockholders of Fusemachines Inc., a Delaware corporation (“Target”), set forth on Schedule 1 hereto (such stockholders, the “Target Holders”) and other persons and entities (collectively with the Sponsor, the Target Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, the Company, the Sponsor and each of the other parties thereto are party to that certain Registration Rights Agreement, dated as of January 12, 2022 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Merger Agreement, dated as of January 22, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Target, pursuant to which, among other things, the Company de-registered from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”) and, following the Domestication, Merger Sub merged with and into the Target (the “Merger”), with the Target surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, on the date of the Domestication, pursuant to the Merger Agreement, (i) each issued and outstanding ordinary share of the Company (other than ordinary shares redeemed pursuant to the Company’s amended and restated memorandum and articles of association) was converted automatically into one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) each issued and outstanding warrant of the Company became exercisable for one share of Common Stock (“Warrant”), on substantially the same terms and conditions as were applicable to such warrant prior to the Domestication; (iii) each issued and outstanding right of the Company converted automatically into one right to acquire one-tenth (1/10) of one share of Common Stock upon the consummation of the Company’s initial business combination (“Right”), on substantially the same terms and conditions as were applicable to such right prior to the Domestication, and (iv) each outstanding unit of the Company separated and converted automatically into one share of Common Stock, one-half of one Warrant and one Right;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, certain Target Holders received shares of Common Stock;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, certain Target Holders received Converted Stock Options, as defined in the Merger Agreement (“Equity Awards”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question and the Sponsor holds a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Common Stock” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Equity Awards” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated January 12, 2022, by and among the Company, the Sponsor and each of the other parties thereto.

“Joinder” shall have the meaning given in Section 5.10.

“Lock-up Period” shall have the meaning ascribed to such term in (i) the Sponsor Support Agreement, dated as of [●], 2023, by and among the Company, Target and the Sponsor, with respect to the Sponsor Shares or (ii) the Company’s Bylaws, with respect to the Lock-up Shares held by the Lock-up Holders (as such terms are defined in the Company’s Bylaws), as applicable.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Permitted Transferees” shall mean any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Private Placement Warrants” shall mean the warrants purchased by the Sponsor in the private placement that occurred concurrently with the closing of the Company’s initial public offering, including any warrants and shares of Common Stock issued or issuable upon conversion, exchange or exercise of such warrants.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Common Stock, Private Placement Warrants and other Warrants, and any shares of Common Stock issued or issuable upon the exercise of Private

Placement Warrants, other Warrants and any other equity security and any shares of Common Stock issued or issuable upon the exercise of any Equity Awards of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement); (b) any outstanding shares of Common Stock, Warrants to purchase shares of Common Stock, Equity Awards and shares of Common Stock issued or issuable upon the exercise of any other equity security of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (c) any Additional Holder Common Stock; and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume limitations or limitations as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Registration, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees, including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering or Other Coordinated Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders, up to $50,000 in the aggregate.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Shares” means [   ] shares of Common Stock held by the Sponsor.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Target” shall have the meaning given in the Preamble hereto.

“Target Holders” shall have the meaning given in the Preamble hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. Within thirty (30) calendar days following the Closing Date (the “Filing Date”), the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) and shall use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the seventy-fifth (75th) calendar day following the Filing Date; provided that the Company shall have the Shelf declared effective within ten (10) business days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Shelf will not be reviewed or will not be subject to further review by the Commission; provided further that if such date falls on a Saturday, Sunday or other day that the Commission is closed for business, such date shall be extended to the next business day on which the Commission is open for business and if the Commission is closed for operations due to a government shutdown then such date shall be extended by the same number of business days that the Commission remains closed. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registration Statement(s). Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor and the Target Holders.

2.1.4 Requests for Underwritten Offerings. Subject to Section 3.4, at any time and from time to time following the expiration of the Lock-up Period, the Sponsor or a Target Holder (any of the Sponsor or a Target Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable

Securities in an Underwritten Offering; provided that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Offerings shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering. Subject to Section 2.4.4, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor and the Target Holders may each demand not more than one (1) Underwritten Offering pursuant to this Section 2.1.4 in any twelve (12) month period, for an aggregate of not more than two (2) Underwritten Offerings pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, (i) first, the Registrable Securities of the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Offering), (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities, (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities, and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other equity securities of persons other than Holders of Registrable Securities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that the Sponsor or a Target Holder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the Sponsor, the Target Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if the Sponsor or a Target Holder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Sponsor or such Target Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Offering pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (vi) for a rights offering, (vii) for an equity line of credit or an at-the-market offering of securities, (viii) a Block Trade or (ix) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering and Underwritten Offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company

(whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Offering under Section 2.1.4 hereof.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder participating in the Underwritten Offering that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Common Stock (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, at any time and from time to time following the expiration of the Lock-up Period, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $25 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Offering pursuant to Section 2.1.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities hereunder, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), which requirement will be deemed satisfied if the Company timely files Forms 10-K, 10-Q, and 8-K as may be required to be filed under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Registration Statement and Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, (a) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Offering and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than three (3) occasions for not more than sixty (60) consecutive calendar days on each occasion or not more than one hundred and twenty (120) total calendar days, in each case, during any twelve (12)-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Restrictive Legend Removal. Subject to receipt from the Holder by the Company and the Company’s transfer agent (the “Transfer Agent”) of such customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been sold or transferred pursuant to an effective Registration, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Registrable Securities. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 3.6 and within three (3) trading days of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Registrable Securities. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made), except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in light of the circumstances in which they were made), but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein;

provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if necessary in the reasonable judgment of the indemnified party) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Fusemachines Inc., 229 W. 36th Street, New York, NY 10018, Attention: Sameer Raj Maskey, Chief Executive Officer, or by e-mail: smaskey@fusemachines.com, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.3 Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that with respect to the Target Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (i) each of the Target Holders shall be permitted to transfer its rights hereunder as the Target Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Target Holder (it being understood that no such transfer shall reduce or multiply any rights of such Target Holder or such transferees) and (ii) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor (including the general and limited partners of the Sponsor), which, for the avoidance of doubt, shall include a transfer of its rights in connection with a distribution of any Registrable Securities held by Sponsor to its members (it being understood that no such transfer shall reduce or multiply any rights of the Sponsor or such transferees).

5.3.1 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.3.2 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.

5.3.3 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE.

5.6 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.7 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Target Holder so long as such Target Holder and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.8 Other Registration Rights. Other than as provided in the (i) Warrant Agreement, dated as of January 12, 2022, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, (ii) Private Placement Warrants Purchase Agreement, dated as of January 12, 2022, between the Company and the Sponsor, and (iii) the Subscription Agreements (as defined in the Merger Agreement), the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any

Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder without (a) the prior written consent of (i) the Sponsor, for so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company, and (ii) a Target Holder, for so long as such Target Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company; or (b) granting economically and legally equivalent rights to the Holders hereunder such that the Holders shall receive the benefit of such more favorable or senior terms and/or conditions. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate on the earlier of (a) the fifth (5th) anniversary of the date of this Agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.10 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.11 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Sponsor (so long as the Sponsor and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company) and each Target Holder (so long as such Target Holder and its respective affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company), the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

5.12 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.13 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY: FUSEMACHINES INC.

By:
Name:
Title:
HOLDERS: CONSILIUM ACQUISITION SPONSOR I, LLC

By:
Name:
Title:

[Entity Target Holders] a [●]

By:
Name:
Title:

[Individual Target Holders]

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule 1

Target Holders

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [•] (as the same may hereafter be amended, the “Registration Rights Agreement”), among Fusemachines Inc., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder
Print Name of Stockholder Its:
Address:

Agreed and Accepted as of ____________, 20__

FUSEMACHINES INC.

By:
Name:
Its:

EXHIBIT F

FUSEMACHINE INC.

2024 OMNIBUS EQUITY INCENTIVE PLAN

(Effective, 2024)

FUSE MACHINE INC.

2024 OMNIBUS EQUITY INCENTIVE PLAN

Article 1.

Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. The Board of Directors of Fusemachine Inc., a Delaware corporation (the “Company”), adopted the 2024 Omnibus Equity Incentive Plan (the “Plan”) effective as of, 2024 (the “Effective Date”), as set forth herein.

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees and consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide Grantees with an incentive for excellence in individual performance, (d) to promote teamwork among employees, consultants and Non-Employee Directors, and (e) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of the tenth anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.2 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.6 “Cause” means, except as otherwise defined in an Award Agreement:

(a) the commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction);

(b) an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (i) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom the Company or an Affiliate does or might do business; or (ii) expose the Company or an Affiliate to a risk of civil or criminal legal damages, liabilities or penalties;

(c) any material misconduct in violation of the Company’s or an Affiliate’s written policies; or

(d) willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Affiliates;

provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Affiliates or participates in any severance plan established by the Company that includes a definition of “cause,” Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

2.7 “CEO” means the Chief Executive Officer of the Company.

2.8 “Change in Control” shall have the meaning set forth in Section 16.4(e).

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” or “Incentive Plan Committee” has the meaning set forth in Section 3.1(a).

2.11 “Compensation Committee” means the compensation committee of the Board.

2.12 “Common Stock” means the common stock, par value, of the Company.

2.13 “Corporate Transaction” shall have the meaning set forth in Section 4.2(b).

2.14 “Deferred Stock” means a right, granted under Article 10, to receive Shares at the end of a specified deferral period.

2.15 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.16 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Eligible Person” means any individual who is an employee (including any officer) of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Affiliate; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation. Notwithstanding the foregoing, an Eligible Person shall also include an individual who is expected to become an employee of, non-employee consultant to, or Non-Employee Director of the Company or any Affiliate within a reasonable period of time after the grant of an Award (other than an Incentive Stock Option); provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any Affiliate within twelve (12) months after the Grant Date. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.20 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.21 “Fair Market Value” of a Share means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or the preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.22 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.23 “Grantee” means a person who has been granted an Award.

2.24 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.25 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.26 “Management Committee” has the meaning set forth in Section 3.1(b).

2.27 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.28 “Option” means an option granted under Article 6 of the Plan.

2.29 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.30 “Parent Corporation” means a corporation other than the Company in an unbroken chain of corporations ending with the Company if, at the time of granting the Option, each of the corporations other than the Company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.31 “Performance Period” means, with respect to an Award of Performance Shares or Performance Units, the period of time during which the performance vesting conditions applicable to such Award must be satisfied.

2.32 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.33 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.34 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.35 “Restricted Shares” means Shares, granted under Article 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.36 “Restricted Stock Units” are rights, granted under Article 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.37 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.38 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.39 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.40 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.41 “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs with respect to those individuals who are performing services for the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller and who continue to perform services for the buyer (or an affiliate thereof) immediately following such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.42 “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.43 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

2.44 “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45 “Surviving Company” means (a) the surviving corporation or other entity in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving corporation or entity), (b) or the direct or indirect parent company of such surviving corporation or entity described in (a) or (c) the direct or indirect parent company of the Company following a sale of substantially all of the outstanding stock of the Company.

2.46 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years

2.47 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer performing services for the Company or any Affiliate in the capacity of an employee of, a non-employee consultant to, or a Non-Employee Director of, the Company or any Affiliate or with respect to an individual who is an employee of, a non-employee consultant to or a Non-Employee Director of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company unless such individual continues to perform services for the Company or another Affiliate without interruption after such entity ceases to be an Affiliate. Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

Article 3.

Administration

3.1 Committee.

(a) Subject to Article 14, and to Section 3.2, the Plan shall be administered by a Committee (the “Incentive Plan Committee” or the “Committee”) of directors of the Company appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. The number of members of the Committee may from time to time be increased or decreased as the Board or Compensation Committee deems appropriate. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as Section 16 Non-Employee Directors.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or Section 16 Persons at the time any such delegated authority is exercised.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Incentive Plan Committee, the Board or the Compensation Committee to the extent Incentive Plan Committee, the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, the “Committee” shall include only the Incentive Plan Committee or the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit or Performance Share, Performance Share, Dividend Equivalent, Other Stock-Based Award or Cash Incentive Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or automatically pursuant to the terms of the Award Agreement;

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to Section 3.1(b), the Committee may delegate to officers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.

Article 4.

Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be [●]1 Shares (including Shares issued upon exercise of Incentive Stock Options granted hereunder).

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6(b)) are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for issuance under the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution or Change in Control.

(a) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any non-cash dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted

[1]	To equal between 7.5 and 10% of the outstanding common stock of the Company as of the closing of the Merger Agreement

Shares, or the Shares underlying any other form of Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

(d) Deferred Compensation. Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a Change in Control or the requirements set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix) are met.

Article 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a

Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as set forth in an Award Agreement or as otherwise determined by the Committee, (a) all Options and SARs that are not vested and exercisable at the time of a Grantee’s Termination of Affiliation, and any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of the Grantee’s Termination of Affiliation shall be forfeited to the Company and (b) all outstanding Options and SARs not previously exercised shall expire three months after the Grantee’s Termination of Affiliation.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or as otherwise approved by the Committee, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations in Section 4.1 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7 Compliance with Rule 16b-3. The provisions of this Section 5.7 will not apply unless the Company has a class of stock that is registered under Section 12 of the Exchange Act.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted

Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards or Cash Incentive Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company, a Parent Corporation or a Subsidiary Corporation;

(b) shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Committee, delivery of Common Stock owned by the Grantee prior to exercise (including by attestation), valued at their Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, valued at their Fair Market Value on the date of exercise; or

(e) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.

Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or, to the extent permitted under the terms of the applicable Award Agreement, at the election of the Grantee.

Article 8.

Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including time-based restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without Cause.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.

Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with vested Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 10.

Deferred Stock and Restricted Stock Units

10.1 Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

10.2 Vesting and Delivery.

(a) Delivery with Respect to Deferred Stock. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

(b) Delivery with Respect to Restricted Stock Units. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

10.3 Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.

Article 11.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested subject to distribution at the same time and subject to the same conditions as the Award to which it relates; provided, however, that any Dividend Equivalents granted in conjunction with any Award that is subject to forfeiture conditions shall remain subject to the same forfeiture conditions applicable to the Award to which such Dividend Equivalents relate and any payments in respect of any Dividend Equivalents granted in conjunction with any Options or SARs may not be conditioned, directly or indirectly, on the Grantee’s exercise of the Options or SARs or paid at the same time that the Options or SARs are exercised. The timing of payment or distribution of Dividend Equivalents must comply with the requirements of Section 409A of the Code.

Article 12.

Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 13.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14.

Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to Shares that have a Fair Market Value (determined as of the date of grant) in excess of in a single calendar year.

Article 15.

Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 16.

Compliance with Code Section 409A

16.1 Awards Subject to Code Section 409A. The provisions of this Article 16 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such performance period.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

16.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a Change in Control must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a scheduled payment to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the scheduled payment would otherwise be made. In the event payments under any 409A Award are scheduled to be made on a fixed schedule or in installments, each scheduled payment or installment shall be treated as a separate payment for purposes of Section 409A of the Code.

16.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) The date the Grantee becomes Disabled (as defined in Section 2.15(b);

(c) The Grantee’s death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable; or

(e) A change in ownership of the Company (or an Affiliate) or a substantial portion of the assets of the Company (or an Affiliate) within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii) or a change in effective control of the Company (or an Affiliate) within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) (a “Change in Control”).

16.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

16.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Grantees Election. If the Grantee has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Grantee’s death or Disability.

16.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

Article 17.

Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.

Additional Provisions

18.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.5 Recoupment..

(a) Awards Subject to Claw-Back Policies. Notwithstanding any provisions herein to the contrary, if the Company has a class of stock that is registered under Section 12 of the Exchange Act, all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”)

or Section 10D-1 of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

(b) Other Recoupment. Notwithstanding any provisions herein to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Grantee’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Grantee’s termination for Cause; serious misconduct; violation of the Company’s or an Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or an Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or an Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Grantee is then an Employee or Non-Employee Director). The determination of whether a Grantee’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Grantee’s outstanding Awards pending any investigation of the matter.

18.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

18.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice or conflicts of law rule or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Grantees are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to or Non-Employee Director of the Company or any Affiliate.

18.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

18.18 Stockholder Approval. All Incentive Stock Options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders. No Shares may be issued pursuant to the grant, exercise or vesting of any Award granted hereunder unless and until the Plan has been approved by its stockholders.

EXHIBIT G

FOUNDER TRANSACTION BONUS AGREEMENT

This FOUNDER TRANSACTION BONUS AGREEMENT (this “Agreement”) is dated as of January 22, 2024, by and among Sameer Raj Maskey, the founder and Chief Executive Officer (the “Executive”) of Fusemachines Inc., a Delaware corporation (the “Company”), CSLM Acquisition Corp., a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and the Company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, the Company and CSLM Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Merger Agreement, dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, on the day that is at least one Business Day prior to the Effective Time and subject to the conditions of the Merger Agreement, Parent shall de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Parent’s organizational documents, Section 388 of the DGCL and the Cayman Companies Act;

WHEREAS, the Executive is currently employed by the Company and the continuing efforts of the Executive are necessary to the successful performance of the ongoing operations of the Company and its subsidiaries and would be necessary to the successful negotiation and execution of a Merger Agreement and consummation of the transactions contemplated thereby; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Transaction Bonus.

(a) The Executive shall be eligible to receive a transaction bonus in cash equal to the lesser of (i) 20% of each dollar of Parent Closing Excess Cash in excess of $1,000,000, and (ii) $1.0 million (the “Transaction Bonus”), on the terms and subject to the conditions set forth below in this Section 1(a). Except as set forth in Section 1(b) below, the Transaction Bonus shall be subject to (i) the Executive actively supporting and working towards the completion of all of the requirements necessary to consummate the transactions contemplated by the Merger Agreement, as reasonably determined by the Company and Parent, prior to the Closing, (ii) the Executive continuing to be employed in good standing by the Company from the date hereof through the Closing, and (iii) the Closing of the Merger. If all of the foregoing conditions are satisfied, the Transaction Bonus shall be paid to the Executive concurrently with the Closing. For the avoidance of doubt, if the Closing does not occur or if the Merger Agreement is terminated pursuant to its terms, this Agreement will be void, ab initio.

(b) If the Executive’s employment terminates for any other reason prior to the Closing, this Agreement shall be null and void and have no further force and effect and the Executive shall have no rights hereunder.

2. Entire Agreement. This Agreement contains the entire agreement between the Executive, the Company and Parent with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

3. Waiver and Amendments. This Agreement may be amended, modified, superseded, or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

4. Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, without regard to any principles of conflict of laws that would require the application of the laws of any other jurisdiction.

5. Assignability by the Company, Parent and the Executive. This Agreement, and the rights and obligations hereunder, may not be assigned by the Company, Parent or the Executive without written consent signed by the other party; provided that the Company or Parent may assign the Agreement to any successor that continues the business of the Company or Parent, as applicable.

6. Counterparts. This Agreement or any amendment hereto may be executed in counterparts, each of which when so executed and delivered will be an original, but all of which will together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission with the same force and effect as if the same were fully executed and delivered original manual counterpart.

7. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party hereto or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8. Section 409A. It is the intent of the parties that this Agreement and the Transaction Bonus payable hereunder be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. This Agreement shall be interpreted, operated, and administered in a manner consistent with this intention. To the extent that any provision in this Agreement is ambiguous as to its exemption from Section 409A, the provision shall be read in such a manner so that all payments hereunder shall comply with, or be exempt from, Section 409A. The Company or Parent may amend this Agreement as may be necessary to fully comply with, or be exempt from, Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder.

9. Tax Withholding. The Company or Parent shall have the right to deduct from any payment due under this Agreement, any applicable withholding taxes or other deductions required by law to be withheld with respect to such payment and to take such action as may be necessary in the opinion of the Company or Parent to satisfy all obligations for the payment of such taxes.

10. Termination of Agreement. Notwithstanding anything to the contrary herein, if either (a) the Closing fails to be consummated, (b) the Merger Agreement is terminated pursuant to its terms or (c) the Executive’s employment terminates for any reason prior to the Closing, then this Agreement shall automatically terminate without any further action by the parties hereto and this Agreement shall be null and void and have no further force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

EXECUTIVE:

Sameer Raj Maskey

COMPANY:

FUSEMACHINES INC.

By:
Name:
Title:

PARENT:

CSLM ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Founder Transaction Bonus Agreement]

Annex A-2

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment to Merger Agreement (this “Amendment”), dated as of August 27, 2024, is entered into by and among Fusemachines Inc., a Delaware corporation (the “Company”), CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication, “Parent”), and CSLM Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Capitalized and other defined terms used in this Amendment and not otherwise defined herein have the respective meanings given to them in the Original Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, Parent and Merger Sub are parties to that certain Merger Agreement dated as of January 22, 2024 (the “Original Merger Agreement”);

WHEREAS, the Company, Parent and Merger Sub desire to amend the Original Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Paragraph C of the Recitals. Paragraph C of the recitals of the Original Merger Agreement is hereby deleted and amended to read in its entirety as follows:

C. At least one Business Day prior to the Closing Date (as defined below) and on the terms and subject to the conditions of this Agreement, Parent shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of Parent with and into a newly formed Delaware corporation pursuant to the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”);

2. Amendment of Paragraph D of the Recitals. Paragraph D of the recitals of the Original Merger Agreement is hereby deleted and amended to read in its entirety as follows:

D. Concurrently with the Domestication (as defined below), Parent shall adopt the newly formed Delaware corporation’s organizational documents (in substantially the forms attached as Exhibit A and Exhibit B hereto, with such changes as may be agreed in writing by Parent and the Company);

3. Definitions.

(a) The term “Parent” in the Original Merger Agreement shall mean (a) CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares prior to the Domestication and (b) the company surviving the merger of Parent and a newly formed Delaware corporation after the Domestication.

(b) The term “Domestication” in the Original Merger Agreement shall have the meaning set forth in Section 2.1(a) of the Original Merger Agreement, as amended by this Amendment.

(c) The term “Aggregate Fully Diluted Company Common Stock” is hereby amended to provide that the calculation of Aggregate Fully Diluted Company Common Stock shall not include up to an aggregate 50,000 shares of Company Common Stock issued to third party service providers of the Company prior to the Closing to reduce the amount of Company Transaction Expenses that would have been payable to such third parties, subject to such issuances being approved by Parent in writing prior to the Closing.

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4. Domestication. Section 2.1 of the Original Merger Agreement is hereby deleted and amended to read in its entirety as follows:

2.1 Domestication.

(a) Subject to receipt of the Parent Shareholder Approval, at least one Business Day prior to the Closing Date, Parent shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of Parent with and into a newly formed Delaware corporation pursuant to the Cayman Islands Companies Law and the applicable provisions of the DGCL, with such newly formed Delaware corporation becoming the surviving corporation in the merger, and subject to the receipt of the approval of the shareholders of Parent to the reincorporation merger terms, Parent shall adopt the newly formed Delaware corporation’s certificate of incorporation in form attached as Exhibit A hereto and the newly formed Delaware corporation’s bylaws in form attached as Exhibit B hereto, with such changes as may be agreed in writing by Parent and the Company (the “Domestication”).

(b) Immediately prior to the effective time of the Domestication, every issued and outstanding Parent Unit shall separate into each’s individual components of one Parent Class A Ordinary Share, one-half of one Parent Warrant and one Parent Right, and all Parent Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. In connection with the Domestication: (i) each then issued and outstanding Parent Class A Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Parent; (ii) each then issued and outstanding Parent Class B Ordinary Share shall convert automatically into one share of common stock, par value $0.0001 per share, of Parent; (iii) each then issued and outstanding Parent Warrant shall convert automatically into one warrant to acquire one share of common stock, par value $0.0001 per share, of Parent (“Domesticated Parent Warrant”), pursuant to the Parent Warrant Agreement; and (iv) each then issued and outstanding Parent Right shall convert automatically into one right to acquire one-tenth (1/10) of one share of common stock, par value $0.0001 per share, of Parent upon the consummation of Parent’s initial business combination, pursuant to the terms of the Parent Rights Agreement (“Domesticated Parent Right”).

5. Governmental Authorization. Section 5.4 of the Original Merger Agreement is hereby deleted amended to read in its entirety as follows:

5.4 Governmental Authorization. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) any SEC or Nasdaq filings and approval required to consummate the transactions contemplated hereunder, (b) filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Domestication, and (c) filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL with respect to the Merger and any filing required pursuant to the HSR Act.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that each of the following representations and warranties are true, correct and complete as of the date of this Amendment and as of the Closing Date:

(a) The Company has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment (other than, in the case of the Merger, the receipt of the

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Company Stockholder Approval). This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) None of the execution, delivery or performance by the Company of this Amendment or the consummation by the Company of the transactions contemplated hereby does or will (a) contravene or conflict with the contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or to any of its respective properties, rights or assets, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or any of its respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational or constitutive documents of the Company Group, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing, except in the case of clauses (c) – (e) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

7. Representations and Warranties of the Parent Parties. Parent and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

(a) Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, in the case of the Domestication and the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Amendment and the consummation by each of the Parent Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment (other than the Parent Stockholder Approval). This Amendment has been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto (other than a Parent Party), this Amendment constitutes a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) None of the execution, delivery and performance by a Parent Party of this Amendment or the consummation by a Parent Party of the transactions contemplated hereby does or will (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of a Parent Party or to a loss of any material benefit to which a Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon a Parent Party or any of its respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any Parent Party’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the organizational documents of any Parent Party, except for such consent, approval or waiver which shall be obtained (and a copy provided to the Company) prior to the Closing, except in the case of clauses (c) – (e) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

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8. No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

9. Miscellaneous.

(a) Entire Agreement. The Original Merger Agreement, as amended by this Amendment, together with the Ancillary Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(b) Ratification. Except as amended hereby, the terms and provisions of the Original Merger Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Original Merger Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c) Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(d) Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the day and year first above written.

Parent:

CSLM ACQUISITION CORP.

By:	/s/ Charles Cassel
Name: Charles Cassel III
Title: Chief Executive Officer

Merger Sub:

CSLM MERGER SUB, INC.

By:	/s/ Charles Cassel
Name: Charles Cassel III
Title: Chief Executive Officer

Company:

FUSEMACHINES INC.

By:	/s/ Sameer Maskey
Name: Sameer Maskey
Title: Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]

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Annex H

December 27, 2023	File Reference: 34-36-63644

Mr. Jonathan M. Binder, Chairman

CSLM Acquisition Corp.

2400 East Commercial Boulevard, Suite 900

Fort Lauderdale, Florida 33316

To the Board of Directors:

Marshall & Stevens Transaction Advisory Services LLC (referred to herein as “Marshall & Stevens” or “we,” “us,” or “our”) has been engaged by CSLM Acquisition Corp., a Cayman Islands exempted company limited by shares (“CSLM” or the “SPAC”) for the benefit of and to advise their board of directors (the “Board”) in connection with the consideration by the Board of a possible business combination involving Fusemachines Inc., a Delaware corporation (“Fuse” or the “Company” and the business of such entity, the “Acquired Business” and, such business combination being referred to herein as the “Transaction”) in accordance with a to-be-executed business combination agreement (the “BCA”) by and among CSLM, Fuse, and [CSLM Merger Sub, Inc.], a Delaware corporation (“Merger Sub”). We are advised that the Transaction will be structured in a manner to achieve the same economic result as though CSLM were the purchaser of the Acquired Business in exchange for the Purchase Price (as defined below). We have therefore performed our analysis described below as though the Purchase Price is being paid by CSLM for the Acquired Business.

We have been engaged to perform (1) an analysis of the reasonable range of value for the Acquired Business immediately prior to the Transaction and, for purposes of NASDAQ Listing Rule 5101-2(b), whether such values represent at least 80% of the value of the cash assets held in CSLM’s trust account, excluding taxes payable on the interest earned on such account and assuming the company has no liabilities (including contingent liabilities that could result in claims against such assets) at the time of such advice (the “80% Threshold Test”) and (2) a fairness analysis and, if requested by the Board, to issue our written opinion (the “Opinion”) as to the fairness to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view, of the consideration to be received by CSLM in consideration of the issuance of CSLM’s common stock to the equity holders of the Acquired Business in the Transaction.

We are advised, and have relied upon such advice with your approval, that the Transaction will be consummated as set forth in the BCA. We are further advised, and have relied upon such advice with your approval, that the Transaction consists of a business combination between the SPAC and the Acquired Business, pursuant to which (1) Merger Sub shall be merged with and into the Company, (2) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation, and (3) the surviving corporation shall become a wholly-owned subsidiary of CSLM, and CSLM shall change its name to “Fusemachines Inc.”. Our analysis only contemplates the Purchase Price, and none of such convertible notes or preferred shares, if any, or the impact thereof has been taken into consideration.

350 Fifth Avenue, Suite 4100, New York, NY 10118 212.425.4300 · 212.344.9731 fax · www.marshall-stevens.com

Chicago	Los Angeles	New York	Tampa

Board of Directors of CSLM Acquisition Corp.

December 27, 2023

Based on the fact that the SPAC (a) is only recently formed, (b) has no operating history, (c) has no significant balance sheet assets other than cash, prepaid expenses and marketable securities and no off-balance sheet or intangible assets other than its rights under the letter of intent dated January 23, 2023 (the “LOI”) and the offering costs incurred to initially list the SPAC on the NasdaqCM public exchange and no contingent liabilities (other than content liabilities that would be triggered by any change of control such as the Transaction (“Transaction Contingent Liabilities”)), and (d) that its securities are thinly traded, we have used, with your permission, an adjusted book value method (“ABV”) of valuation (determined without taking into account any Transaction Contingent Liabilities or any illiquidity or minority interest discounts) to determine the fair value per share of the consideration being paid by the SPAC through the issuance by the SPAC of the Purchase Price to the shareholders of Fuse (the “Consideration Value”). Under this methodology, we have relied upon the SPAC’s balance sheet as of September 30, 2023, and your representation that there have been no material positive changes to that balance sheet since that date. As the holders of the common stock of the SPAC and the holders of the equity securities of Fuse will be receiving equity securities of the SPAC in the Transaction, we have not performed any analysis regarding the fair market value of the currently outstanding common stock of the SPAC. Likewise, as our Opinion speaks as of a date prior to the execution and delivery of the BCA, we express no opinion as to the fair market value of the SPAC equity securities to be issued in the Transaction.

As stated in the BCA, the Base Purchase Price is $196,100,000 (the “Purchase Price”), which is to be issued in the form of 19,610,000 shares of the SPAC. Based upon the ABV method, the Consideration Value of the SPAC shares to be issued in the Transaction is approximately $119,411,000.

We understand that, in connection with the Transaction, certain employees of Fuse may enter into employment agreements with the surviving entity, and that certain equity of the SPAC may be reserved for issuance pursuant to stock bonus or incentive arrangements. Our Opinion does not address the fairness of such agreements or stock bonus or incentive arrangements. We further understand that in connection with the Transaction, the SPAC may make commitments with respect to the future financing or funding of the Acquired Business. Our Opinion assigns no value to such future financing or funding commitments or obligations. We have done no analysis of and express no opinion as to the fairness of any changes in rights, privileges, and preferences and/or in the changes to the composition of the SPAC’s management and board of directors. Our Opinion does not address the fairness of any allocation of costs and expenses with respect to the Transaction, any use of the assets held by the SPAC in its trust account, or the amount of any transaction bonuses.

We have been asked to advise the Board to the fairness, from a financial point of view to the SPAC, of the Purchase Price deemed to be paid by the SPAC in the Transaction based on the issuance of shares of the SPAC to the shareholders of Fuse. We have not been asked to render any opinion with respect to the fairness of the Purchase Price to or for the benefit of any other person or entity besides the Board, and we specifically express no such opinion. We have not been engaged to serve as the financial advisor to the Board; we have not been involved in the negotiation and structuring of the Transaction or the negotiation or structuring of the LOI or the BCA; we have not been involved in the raising of any funding for or with respect to, or associated with the SPAC and/or the Transaction or provided any advices with respect to such funding; and we have not been asked to consider any non-financial elements of the Transaction or any other alternatives that might be available to the Board or the SPAC. We have not been engaged to provide and, accordingly, have not provided, any legal, accounting, brokerage or underwriting services for the Company or the Board or any other person or entity.

Board of Directors of CSLM Acquisition Corp.

December 27, 2023

With your consent, in establishing fair value, we have solely considered the equity value of the Acquired Business as of a valuation date of December 22, 2023 and prior to the Transaction and have not taken into consideration any possible consequences of the Transaction (either positive or negative). We have, with your consent, not considered the dilution effects of the issuance of equity securities by the SPAC on equity holders of the SPAC. Our services in rendering this opinion have been in our capacity as an independent valuation consultant and not as a fiduciary to the Board, the SPAC, the stockholders of the SPAC, the shareholders of Fuse, or any other person or entity. We understand that this Opinion will be attached as an exhibit to the registration statement filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) and have agreed to the inclusion of this Opinion on the basis that the Company is solely responsible for truth, correctness, completeness and adequacy of such Registration Statement.

In connection with this opinion, we have made such reviews, analysis, and inquiry as we, in the exercise of our professional judgment, have deemed necessary and appropriate under the circumstances. We have considered, among other things, the following information:

•

Conducted management interviews with Fuse management. Topics addressed included, but were not limited to, transaction overview, business operations, product and service lines, financial results, projections, economic conditions and industry trends, market competitors, customer composition and various other topics related to business operations;

•	Fuse’s historical financial statements for the years ended December 31, 2019 through December 31, 2022, and for the latest-twelve-month period ending November 30, 2023;

•	Projections for Fuse for the fiscal years ending December 31, 2023 through December 31, 2026;

•	The LOI;

•	The BCA;

•	The SPAC’s Form 10-Q for the quarter and nine months ended September 30, 2023;

•	Investor presentations;

•	Industry research reports;

•	Third-party industry and economic research, including, but not limited to, IBISWorld, Capital IQ, Guide to Cost of Capital published by Kroll; and

•	Other information, studies, and analyses as we deemed appropriate.

With your consent, we have (i) relied upon the accuracy and completeness of the financial and supplemental information (a) provided by or on behalf of the Board, the SPAC and/or Fuse or (b) which we have otherwise obtained from public sources or from private sources and which we believe, in the exercise of our professional judgment to be reasonably dependable, (ii) not assumed responsibility for independent verification of such information, and (iii) not conducted any independent valuation or appraisal of any specific assets of the SPAC or Fuse or any appraisal or estimate of any specific liabilities of the SPAC or Fuse. With respect to the financial and supplemental information relating to Fuse, we have assumed, with your consent, that such projections have been reasonably prepared on the basis of and reflect the best currently available estimates and judgments of the

Board of Directors of CSLM Acquisition Corp.

December 27, 2023

management of the Acquired Business as to the future financial performance of that company and that management of the surviving corporation will be able to execute on the business plan underlying such projections and/or financial forecasts. With your consent, we assume no responsibility for, and express no view as to, such projections and/or financial forecasts or the assumptions on which they are based. Our Opinion assumes that there are no contingent or off-balance sheet assets or liabilities for the SPAC or the Acquired Business, except as specifically addressed herein.

Our Opinion is based upon economic, market and other conditions as they exist and can reasonably be evaluated on the date hereof and does not address the fairness of the Purchase Price as of any other date. In rendering our Opinion, we have assumed that the factual circumstances, agreements, and terms, as they existed at the date of the Opinion, will remain substantially unchanged through the time the Transaction is completed. It is understood that financial markets are subject to volatility, and our opinion does not purport to address potential developments in applicable financial markets.

Our Opinion expressed herein has been prepared for the Board in connection with its consideration of the Transaction and may not be relied upon by any other person or entity or for any other purpose. Our Opinion does not constitute a recommendation to the Board or the stockholders of SPAC, the shareholders of Fuse or any other person or entity as to any action the Board, the stockholders of SPAC, the shareholders of Fuse or any other person or entity should take in connection with the Transaction or any aspect thereof. Our Opinion does not address the merits of the Transaction or the underlying decision by the Board to engage in the Transaction or the relative merits of any alternatives that may be available to the SPAC. This Opinion addresses only the Purchase Price and does not address any other aspect of the Transaction. By way of example, our Opinion does not represent any advice as to the fairness of any matters of management compensation or of any fees paid or expenses incurred, any future funding or fund-raising commitments, or any changes in the rights, privileges and preferences of the holders of the SPAC’s shares or in the composition of the SPAC’s management and board of directors. This opinion is not to be considered advice to any stockholder of the SPAC as to whether or not to exercise such stockholder’s redemption rights. Furthermore, our Opinion is not to be construed or deemed to be a solvency opinion or provide any advice as to legal, accounting or tax matters. This Opinion may not be reproduced, disseminated, quoted, or referred to at any time without our prior written consent.

Therefore, subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction meets or exceeds the 80% Threshold Test. It is further our opinion, as of the date hereof and subject to the foregoing, that the consideration to be received by CSLM in consideration of the issuance of CSLM’s common stock to the equity holders of the Acquired Business in the Transaction is fair to CSLM and, through their holdings of common stock in CSLM, to its non-controlling public common shareholders, from a financial point of view.

Very truly yours,

Marshall & Stevens Transaction Advisory Services, LLC

File No. 34-36-63644

FORM OF PROXY CARD

CSLM ACQUISITION CORP.

PROXY FOR THE GENERAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the General Meeting of Shareholders to be Held on July 28, 2025: The Proxy Statement is available at https://www.cstproxy.com/cimspac/2025

The undersigned hereby appoints Charles Cassel and Jonathan Binder as proxies of the undersigned to attend the extraordinary meeting of Shareholders (the “Meeting”) of CSLM Acquisition Corp. (the “Company”), to be held in person at 2400 E. Commercial Boulevard, Suite 900, Ft. Lauderdale, FL 33308 and via teleconference as described in the Proxy Statement on July 28, 2025 at 11:00 Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of General Meeting, dated July 3, 2025 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.

The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Merger Agreement, dated as of January 22, 2024, as amended on August 27, 2024, and February 4, 2025, (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Fusemachines”), and CSLM Holdings, Inc. (post-Merger, as defined below - “Pubco”) and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Proposed Transaction” or “Business Combination”). Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law, as amended, (“DGCL”), Merger Sub will merge with and into Fusemachines (the “Merger”), with Fusemachines continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of Pubco, as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.”

For ☐     Against ☐     Abstain  ☐

2.

The Domestication Merger Proposal — A proposal to consider and vote to approve by way of special resolution of the holders of the CSLM Ordinary Shares that: (a) CSLM be and is hereby authorized to merge with and into CSLM Holdings, Inc. with CSLM Holdings, Inc. being the surviving company (such surviving company “Pubco”) and all the undertaking, property and liability of CSLM vest in CSLM Holdings, Inc. by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands and the DGCL; (b) the Plan of Merger, the form of which is attached to the proxy statement/consent solicitation statement/prospectus as Exhibit 3.6 (the “Plan of Merger”), be authorized, approved and. confirmed in all respects and CSLM be authorized to enter into the Plan of Merger; and (c) the Plan of Merger be executed by any one director of CSLM (a “Director”) on behalf of CSLM and any Director or, with their authorization, CSLM’s officers on behalf of CSLM, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and with the Secretary of State of the State of Delaware.” Upon the effectiveness of the Domestication, Pubco will become a Delaware corporation and will change its corporate name to “Fusemachines Inc.” and all outstanding securities of CSLM will convert into securities of Pubco, as described in more detail in the accompanying proxy statement/prospectus.

For ☐     Against ☐     Abstain  ☐

3.

Stock Issuance Proposal — by way of ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Pubco Common Stock and securities convertible into shares of Pubco Common Stock to (i) the Fusemachines equityholders pursuant to the Merger Agreement, and (ii) to any other persons pursuant to subscription, purchase, or similar agreements CSLM may enter into prior to Closing.

For ☐     Against ☐     Abstain  ☐

4.	Organizational Documents Proposal — A proposal to approve by way of special resolution the Proposed Charter and the proposed new bylaws (“Proposed Bylaws” and, together with the Proposed Charter.

For ☐     Against ☐     Abstain  ☐

5.	Advisory Organizational Documents Proposal — To consider and vote upon the following six (6) separate proposals:

5A.

Advisory Organizational Documents Proposal 5A (Authorized Shares) — authorize the amendment and redesignation of the authorized share capital of CSLM from (a) 500,000,000 CSLM Class A Ordinary Shares, 50,000,000 CSLM Class B Ordinary Shares and 5,000,000 preference shares, par value $0.0001 per share, of CSLM to (b) 500,000,000 shares of Pubco Common Stock and 5,000,000 shares of preferred stock.

For ☐     Against ☐     Abstain  ☐

5B.

Advisory Organizational Documents Proposal 5B (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended.

For ☐     Against ☐     Abstain  ☐

5C.

Advisory Organizational Documents Proposal 5C (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter.

For ☐     Against ☐     Abstain  ☐

5D.

Advisory Organizational Documents Proposal 5D (Removal of Directors) — to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

For ☐     Against ☐     Abstain  ☐

5E.

Advisory Organizational Documents Proposal 5E (Stockholder Action by Written Consent) — to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

For ☐     Against ☐     Abstain  ☐

5F.

Advisory Organizational Documents Proposal 5F (Additional Changes) — to approve and adopt an amendment to the Current Charter to authorize certain additional changes, including, among other things, (a) making Pubco’s corporate existence perpetual, and (b) removing certain provisions related to CSLM’s status as a blank check company that will no longer be applicable upon Closing, all of which the CSLM Board believes is necessary to adequately address the needs of Pubco after the Business Combination.

For ☐     Against ☐     Abstain  ☐

6.	The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Equity Incentive Plan.

For ☐     Against ☐     Abstain  ☐

7.

The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

For ☐     Against ☐     Abstain  ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

NOTWITHSTANDING THE ORDER IN WHICH PROPOSALS ARE SET OUT HEREIN, THE COMPANY MAY PUT THE PROPOSALS TO THE GENERAL MEETING IN SUCH ORDER AS IT MAY DETERMINE.

Dated:
Signature of Shareholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the General Meeting (Circle one): Yes  No

Number of attendees:

PLEASE NOTE:

SHAREHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE GENERAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.